Exhibit 10.04


                     DATED 30th March, 1990

                         THE GENERATORS
                          named herein

                              -and

                          THE SUPPLIERS
                          named herein

                              -and

-

       ENERGY SETTLEMENTS AND INFORMATION SERVICES LIMITED as Settlement System Administrator

                              -and

                        ENERGY POOL FUNDS
                     ADMINISTRATION LIMITED
                   as Pool Funds Administrator

                              -and

                  THE NATIONAL GRID COMPANY plc
        as Grid Operator and Ancillary Services Provider

                             -and -

                       SCOTTISH POWER plc
                               and
             ELECTRICITE DE FRANCE, SERVICE NATIONAL
                          as Externally
                     Interconnected Parties

                              -and

                        THE OTHER PARTIES
                          named herein

                     POOLING AND SETTLEMENT
                            AGREEMENT
                 for the Electricity Industry in
                        England and Wales
              ( as amended at 1 7th October, 1996 )


               Main Text Schedules 1-8 and 10-22

THIS AGREEMENT is made on 30th March, 1990

BETWEEN: -

    (1)THE PERSONS whose names, registered numbers and registered or principal offices are set out in Part I of Schedule 1;

    (2)THE PERSONS whose names, registered numbers and registered or principal offices are set out in Part II of Schedule 1;

    (3)ENERGY SETTLEMENTS AND INFORMATION SERVICES LIMITED
(registered number 2444282) whose registered office is situate at Fairham House, Green Lane, Clifton, Nottingham NG11 9LN as Settlement System Administrator;

    (4)ENERGY POOL FUNDS ADMINISTRATION LIMITED (registered number 2444187) whose registered office is situate at 185 Park Street, London SE1 9DY as Pool Funds Administrator;

    (5)THE NATIONAL GRID COMPANY pie (registered number 2366977) whose registered office is situate at National Grid House, Kirby Corner Road, Coventry CV4 8JY as Grid Operator and Ancillary Services Provider;

    (6)SCOTTISH POWER plc [registered number 117120) whose principal office is situate at 1 Atlantic Quay, Glasgow G2 8SP, Scotland as an Externally Interconnected Party;

    (7)ELECTRICITE DE FRANCE, SERVICE NATIONAL whose principal office is situate at 3 Rue de Messine, 75008 Paris, France as an Externally Interconnected Party; and

    (8)THE OTHER PARTIES whose names, registered numbers and registered or principal offices are set out in Schedule 2.

WHEREAS :

    (A)it is a Condition of the NGC Transmission Licence that, subject to its removal or resignation as Settlement System Administrator hereunder, NGC shall implement, maintain and operate a settlement system which will provide inter alia for the calculation of any payments which become due to or owing by Authorised Electricity Operators in respect of sales and purchases of electricity under the terms of this Agreement and such Licence further provides that NGC may comply with its said obligations by participation in this Agreement in the manner provided in such Licence;

    (B)it is a Condition of the Generation Licence granted to each of the Founder Generators in England and Wales requiring such a Licence that the licensee shall be a party to and a pool member under, and shall comply with the provisions of, this Agreement insofar as the same shall apply to it in its capacity as a party to this Agreement and/or as a pool member being a generator of electricity as the case may be;

    (C)it is a Condition of the PES Licence granted to each of the Founder Suppliers whose names are set out in Part A of Part II of
Schedule 1 that the licensee shall be a pool member under, and comply with the provisions of, this Agreement;

    (D)it is a Condition of the Second Tier Supply Licence granted to each of the Founder Suppliers whose names are set out in Part B of Part II of Schedule 1 that the licensee shall be a pool member under, and comply with the provisions of, this Agreement insofar as the same shall apply to it in its capacity as a private electricity supplier (as that expression is defined in section 17(1) of the Act);

    (E)this Agreement sets out, inter alla, the rules and procedures for the operation of an electricity trading pool and for the operation of a settlement system (including the calculation of payments due) and in compliance with the conditions of their respective Licences those parties subject to such conditions have agreed to become parties hereto with the intent that this Agreement shall be and shall remain approved by the Director;

    (F)in relation to this Agreement each of the Secretary of State and the Director enjoys the rights, powers and authorities conferred upon him inter alla by the Act and the Licences; and

    (G)without prejudice to the ability of Parties to agree in the future to the terms of an incentive scheme, the Parties acknowledge that the Transmission Services Scheme 2 is part of the long term objective of the Parties that the Grid Operator is provided with an incentive to reduce the cost of certain charges made to Suppliers which arise as a result of the purchase of electricity under the terms of this Agreement. The Transmission Services Scheme 2 is a replacement of the Transmission Services Schemes, which previously applied.

NOW IT IS HEREBY AGREED as set out on the following pages of this Agreement.

                                3

                             PART I

                           PRELIMINARY

1.  DEFINITIONS AND INTERPRETATION

    1.1Definitions: In this Agreement (including the Recitals and the Schedules), except where the context otherwise requires:

"Accession Agreement" means an accession agreement in or substantially in the form set out in Schedule 3 or in such other form (to which the Settlement System Administrator has no reasonable objection) as the Executive Committee may for the time being and from time to time approve;

"Accountable Interest" has the meaning given to that term in
Schedule 20;

"Accounting Date" means, in relation to any Accounting Period, the last day of such Accounting Period;

"Accounting Period" means each successive period of 12 months beginning on 1st April in each year or of such other length and/or beginning on such other date as may be determined in accordance with the terms hereof, provided that the first such period shall begin on and include 31st March, 1990 and shall end on and include 31st March, 1991;

"Act" means the Electricity Act 1989;

"Active Energy means the electrical energy produced, flowing or supplied by an electric circuit during a time interval, and being the integral with respect to time of the instantaneous power, measured in units of watt-hours or standard multiples thereof, that is:

                          1000Wh = lkWh
                         1000kWh = lMWh
                         1000MWh = lGWh
                         1000GWh = lTWh;

"Active Power" means the product of voltage and the in-phase component of alternating current measured in units of watts and standard multiples thereof, that is:

                        1000 Watts = lkW
                          1000kW = lMW
                          1000MW = lGW
                          1000GW = lTW;

"Admission Application" means an application in or substantially in the form set out in Schedule 5 or in such other form as the Executive Committee may for the time being and from time to time approve;

Agreed Procedure" means each of the agreed procedures specified in the Agreed Procedures Index and which is agreed to be treated as an Agreed Procedure for the purposes of this Agreement either:

    (a)by the Executive Committee and the Settlement System
Administrator and (where the agreed procedure imposes obligations on the Grid Operator) the Grid Operator; or

    (b)where such agreed procedure concerns the dudes and responsibilities of the Pool Funds Administrator, by the Executive Committee and the Pool Funds Administrator

as the same

    (i)may be amended or substituted from time to time by the Executive Committee with the prior written consent of the Settlement System Administrator and (where such Agreed Procedure imposes obligations on the Grid Operator) the Grid Operator (in each case, such consent not to be unreasonably withheld or delayed); or

    (ii)shall be amended or substituted from time to time by the Executive Committee at the request of the Settlement System Administrator and with the prior written consent of the Executive Committee and (where such Agreed Procedure imposes obligations on the Grid Operator) the Grid Operator (in each case, such consent not to be unreasonably withheld or delayed),

Provided that the reference to the Grid Operator in this definition shall be construed as if it were a reference to such term prior to the creation of Meter Operator Parties and the associated amendments to this Agreement, but this shall be without limitation to any right to agree any adoption, amendment or substitution under this definition;

"Agreed Procedures Index" means an index of agreed procedures agreed to be treated as Agreed Procedures in accordance with and for the purposes of this Agreement;

Agreement" means this Agreement (including the Schedules), as amended, varied, supplemented, modified or suspended from time to time in accordance with the terms hereof;

"Ancillary Service" means a System Ancillary Service and/or a
Commercial Ancillary Service, as the case may be;

"Ancillary Services Agreement" means an agreement between a User and the Ancillary Services Provider for the payment by the Ancillary Services Provider to that User in respect of the provision by such User of Ancillary Services;

"Ancillary Services Business" means the business relating to Ancillary Services carried on by the Ancillary Services Provider;

"Ancillary Services Provider" means the person who for the time being and from time to time is required by the terms of a Transmission Licence to contract for Ancillary Services;

"Apparatus" means all equipment in which electrical conductors are used or supported or of which they may form a part;

"Approved Recommendation" has the meaning given to that term in Clause 5.8;

"ASP Accounting Procedures means the accounting procedure set out in Schedule 18, as amended, varied or substituted from time to time in accordance with the terms hereof;

"Authorised Electricity Operator" means any person who is authorised under the Act to generate, transmit or supply electricity and shall include any person transferring electricity to or from England and Wales across an interconnector (as such term is used in the NGC Transmission Licence), other than the Grid Operator in its capacity as operator of the NGC Transmission System;

"Banking System" has the meaning given to that term in Section
1.1 of Schedule 11;

"Billing System" has the meaning given to that term in Section
1.1 of Schedule 1 1:

"BPS Goal" has the meaning given to that term in Appendix 2 to
Schedule 9;

"British Grid Systems Agreements means the agreement of that name made or to be made between NGC, Scottish Hydro-Electric PLC and Scottish Power plc inter alla regulating the relationship between their respective grid systems;

Bulk Supply Points means any or (as the context may require) a particular point of supply where Metering Equipment for the purposes of the Bulk Supply Tariff is or would have been located and, in the event of any dispute as to location, as determined in accordance with Clause 83;

"Bulk Supply Tariff' means the basis of payment for Active Energy as levied by the Generating Board prior to the Effective Date;

Central Despatch" means the process of Scheduling and issuing direct instructions by the Grid Operator referred to in paragraph
1 of Condition 7 of the NGC Transmission Licence and Centrally
Despatched" shall be construed accordingly;

Change Management Policies" means the policies, procedures and guidelines for the co-ordination by the Settlement System Administrator of the implementation of changes to the Settlement System entitled respectively Change Management Policy", "Settlement Change Coordinator Operating Proceduresn and Change Management Implementation Guidelines" in the form initialled for the purposes of identification as at 29th November, 1991 by or on behalf of the Executive Committee and the Settlement System Administrator, as the same have been or may be amended from time to time in accordance with the terms of the Initial Settlement Agreement or this Agreement;

Charging Procedure" means the charging procedure set out in the Appendix to Schedule 4, as amended, varied or substituted from time to time in accordance with the terms hereof;

"Chief Executives has the meaning given to that term in Clause
17.1.1;

Chief Executive's Office" means the Chief Executive, the Contract
Manager and the personnel referred to in Clause 17.2.1;

"Code of Practices means each of the codes of practice in relation to any Metering Equipment or any part or class thereof which are specified in the Synopsis of Metering Codes, as the same may be amended or substituted from time to time by the Executive Committee with the agreement or approval of:

    (i)in the case of any Code of Practice in respect of Metering
Equipment in respect of which it is the Operator, the Grid Operator;

    (ii)in the case of any Code of Practice in respect of Metering Equipment relating to Reactive Energy, the Ancillary Services Provider; and

(iii) in the case of any change to any Code of Practice prior to 1st April, 1998 in respect of standards of accuracy of Metering
Equipment required for Second Tier Customers up to (and including) 100kW or Non-Pooled Generators, the Suppliers in separate general meeting,

(provided that, prior to the date on which the transitional arrangements regarding metering of Reactive Power at Grid Supply Points are brought into effect (the "RP Date") in the case of a Code of Practice or part thereof which relates to Reactive Power metering at Grid Entry Points, such Code or part thereof may only be amended or substituted by agreement between the Ancillary Services Provider and all Committee Members), and any other code of practice which is agreed from time to time to be treated as a Code of Practice for the purposes of this Agreement by the Executive Committee (or, where appropriate, prior to the RP Date all Committee Members) and, where appropriate, the Grid Operator and/or the Ancillary Services Provider and/or the Suppliers;

"Commercial Ancillary Services" means Ancillary Services, other than System Ancillary Services, utilised by the Grid Operator in operating the Total System if a User has agreed to provide them under a Supplemental Agreement with payment being dealt with under an Ancillary Services Agreement or, in the case of Externally Interconnected Parties or External Pool Members, under any other agreement;

"Commissioned" means (i) in relation to any Plant or Apparatus connected to the NGC Transmission System or to any External Interconnection or any Distribution System, commissioned for the purposes of the Connection Agreement relating to such Plant or Apparatus; or (ii) in relation to any Metering System or Metering Equipment, commissioned in accordance with the relevant Code of Practice;

"Committee Member" means a member of the Executive Committee;

"Communications Equipment" means, at or relating to any Site, in respect of any Metering Equipment (i) the terminating equipment (which may include a modem) necessary to convert data from such Metering Equipment into a state for transmission to the Settlement System Administrator; and (ii) in the case of Sites which are not 1993/l994 Tariff Qualifying Sites (as defined in the Tariff which is entitled Tariff for 1993/1994 Sites) the exchange link which is dedicated to that terminating equipment, but (iii) it shall not include an Outstation;

"Competent Authority" means the Secretary of State, the Director and any local or national agency, authority, department, inspectorate, minister, ministry, official or public or statutory person (whether autonomous or not) of, or of the government of, the United Kingdom or the European Community;

"Computer Systems means all and any computer systems used by the Settlement System Administrator and required in connection with the operation of the Settlement System;

"Connection Agreements" means the Master Connection and Use of System Agreement, the Supplemental Agreements, the Supplier's Connection Agreements, the Supplier's Use of System Agreements and the Interconnection Agreements, and "Connection Agreement" means any or (as the context may require) a particular one of them;

"Connection Point" means a Grid Supply Point or Grid Entry Point, as the case may be;

"Consumer Metered Demands has the meaning given to that term in
Part I of Appendix 1 to Schedule 9;

"Contract Management Rules" has the meaning given to that term in subsection 1.1 of Schedule 4;

"Contract Manager" has the meaning given to that term in sub-section 1.1 of Schedule 4;

"Contributory Shares means, in relation to any Pool Member, the Contributory Share for the time being and from time to time of such Pool Member calculated in accordance with Schedule 13;

"Control" has the meaning set out in section 840 of the Income and Corporation Taxes Act 1988 and "Controlled" shall be construed accordingly;

"Custodians" has the meaning given to that term in Clause 45.1;

Customer means a person to whom electrical power is provided
(whether or not he is the provider of such electrical power);

"De-energisation means the movement of any isolator, breaker or switch or the removal of any fuse whereby no electricity can flow to or from the relevant User System through the User's Plant or Apparatus connected to such User System and, in relation to any External Pool Member, the termination of such External Pool Member's rights to use any relevant External Interconnection;

"Default Calling Creditor" means any Pool Creditor, the
Settlement System Administrator and the Pool Funds Administrator;

Default Interest Rates has the meaning given to that term in
Section 1.1 of Schedule 11;

"Defaulting Pool Member" has the meaning given to that term in Clause 66.3.1;

"Despatch" means the issue by the Grid Operator of instructions for Generating Plant and/or Generation Trading Blocks to achieve specific Active Power (and, in relation to Generating Plant, Reactive Power or target voltage) levels within their Generation Scheduling and Despatch Parameters or Generation Trading Block Scheduling and Despatch Parameters, as the case may be, and by stated times;

"Development Policies" means the policies, procedures and practices for the development of the Computer Systems in the forms initialled for the purposes of identification as at 29th November, 1991 by or on behalf of the Executive Committee and the Settlement System Administrator, as the same have been or may be amended from time to time in accordance with the terms of this Agreement;

"Directive" includes any present or future directive, requirement, instruction, direction or rule of any Competent Authority (but only, if not having the force of law, if compliance with the Directive is in accordance with the general practice of persons to whom the Directive is addressed) and includes any modification, extension or replacement thereof then in force;

"Director" means the Director General of Electricity Supply appointed for the time being pursuant to section 1 of the Act;

Distribution Code" means the Distribution Code required to be drawn up by each Public Electricity Supplier and approved by the Director, as from time to time revised with the approval of the Director;

"Distribution System" means the system consisting (wholly or mainly) of electric lines owned or operated by a Public Electricity Supplier and used for the distribution of electricity from Grid Supply Points or Generating Units or other entry points to the point of delivery to Customers or other Users and includes any Remote Transmission Assets (as defined in the Grid Code) operated by such Public Electricity Supplier and any Plant and Apparatus and meters owned or operated by such Public Electricity Supplier in connection with the distribution of electricity, but does not include any part of the NGC Transmission System;

"EdF Documents" means any agreement for the time being and from time to time made between NGC and Electricite de France, Service
National relating to the use or operation of the relevant
External Interconnection;

Effective Date means 2400 hours on 30th March, 1990;

"Electricity" means Active Energy and Reactive Energy;

EIectricity Arbitration Association" means the unincorporated members' club of that name formed inter alia to promote the efficient and economic operation of the procedure for the resolution of disputes within the electricity supply industry by means of arbitration or otherwise in accordance with its arbitration rules;

Embedded means having a direct connection to a Distribution System or the System of any other User to which Customers and/or Power Stations are connected, such connection being either a direct connection or a connection via a busbar of another User or of NGC (but with no other connection to the NGC Transmission System);

"Embedded Non-Franchise Site" means:

(i) a Site which is Embedded and which is at the point of connection to a Second Tier Customer; or

(ii) a site which is Embedded where the customer to which that site is at a point of connection is eligible to receive supplies from a Second Tier Supplier in the period between 1st April, 1994 and 31st March, 1998;

"Equipment Owner" means, in relation to a Metering System, the person which is the owner of that Metering System;

"Escrow Agreement" has the meaning given to that term in Clause
45.1;

"ESIS" means Energy Settlement and Information Systems Limited
(registered number 2444282) whose registered office is at Fairham
House, Green Lane, Clifton, Nottingham NG11 9LN;

Event of Default" means any event declared as such pursuant to Clause 66.1.1 or 66.2.1, as the case may be;

Executive Committees means the committee established pursuant to Clause 14;

Export" means, in respect of any Party, a flow of electricity from the Plant or Apparatus of such Party to the Plant or Apparatus of another Party and, in relation to any Party which is an External Pool Member, the External Interconnection in respect of which that Party has the right to deliver or take electricity to or from the NGC Transmission System shall be treated as the Plant or Apparatus of such Party and the verb Export" and its respective tenses shall be construed accordingly;

External Interconnection means Apparatus for the transmission of electricity to or from the NGC Transmission System into or out of an External System;

"Externally Interconnected Party" means a person operating an External System which is connected to the NGC Transmission System by an External Interconnection (which person may or may not also be an External Pool Member);

External Pool Member" means a Party supplying electricity to or taking electricity from the NGC Transmission System through an External Interconnection and which has been or (where appropriate) is to be admitted as a Pool Member in the capacity of a Generator and/or a Supplier;

"External System" means, in relation to an Externally
Interconnected Party, the transmission or distribution system which it owns or operates and any Apparatus or Plant which connects that system to the External Interconnection and which is owned or operated by such Externally Interconnected Party;

"Final Metering Schemes means a national metering scheme to be installed in accordance with the relevant Codes of Practice and to come into effect on the FMS Date;

"First Quarters means, in respect of any year, the months of January, February and March;

FMS Codes of Practice means the Codes of Practice B. C, E, J. K1 and K2 and, to the extent that they relate to Metering Equipment the data derived from which was not used as Settlement Metering Data immediately prior to the FMS Date, F and G. and Codes of Practice 1, 2, 3, 4 and 5;

FMS Date" means 1st April, 1993;

FMS Metering Equipment" means Metering Equipment comprising a
Metering System at or in relation to the commercial boundary in accordance with paragraph 7.1.2 of Schedule 21 in relation to the requirements to be met from the FMS Date;

FMS Trading Date" means 10th January, 1994;

Following Quarter" means, in respect of any Quarter Day or Quarter, the period of three months immediately following such Quarter Day or Quarter;

"Force Majeure means, in relation to any Party, any event or circumstance which is beyond the reasonable control of such Party and which results in or causes the failure of that Party to perform any of its obligations under this Agreement including act of God, strike, lockout or other industrial disturbance, act of the public enemy, war declared or undeclared, threat of war, terrorist act, blockade, revolution, riot, insurrection, civil commotion, public demonstration, sabotage, act of vandalism, lightning, fire, storm, flood, earthquake, accumulation of snow or ice, lack of water arising from weather or environmental problems, explosion, fault or failure of Plant and Apparatus (which could not have been prevented by Good Industry Practice), governmental restraint, Act of Parliament, other legislation, bye-law and Directive (not being any order, regulation or direction under section 32, 33, 34 or 35 of the Act) provided that lack of funds shall not be interpreted as a cause beyond the reasonable control of that Party. For the avoidance of doubt, Force Majeure shall not apply in respect of the Settlement System Administrator where and to the extent that the Settlement System Administrator can perform its obligations under this Agreement by using the back-up arrangements required by Service Line 6 (Off-Site Security) or by acting in accordance with Clause 52 or
Section 31 of Schedule 9;

"Founder Generators" means the parties to this Agreement of the first part at 30th March, 1990;

"Founder Suppliers" means the parties to this Agreement of the second part at 30th March, 1990;

Fourth Quarter" means, in respect of any year, the months of October, November and December;

"Fuel Security Code" means the document of that title designated as such by the Secretary of State, as from time to time amended;

Funds Transfer Agreement" has the meaning given to that term in
Section 1.1 of Schedule 11;

"Funds Transfer Business" has the meaning given to that term in
Section 1.1 of Schedule 11;

Funds Transfer Hardware" has the meaning given to that term in
Section 1.1 of Schedule 15;

"Funds Transfer Software has the meaning given to that term in
Section 1.1 of Schedule 15;

"Funds Transfer System" has the meaning given to that term in
Section 1.1 of Schedule 11;

The Generating Board" has the meaning given to that term in the Act;

Generating Plants means a Power Station subject to Central
Despatch;

"Generating Unit" means any Apparatus which produces electricity and, in respect of an External Pool Member, means a Generation
Trading Block;

"Generation Licence" means a licence granted or to be granted under section 6(1)(a) of the Act;

"Generation Scheduling and Despatch Parameters" means those parameters listed in Appendix A1 to SDC1;

"Generation Trading Block" means a notional Centrally Despatched
Generating Unit of an External Pool Member treated as such for the purposes of the Grid Code;

"Generation Trading Block Scheduling and Despatch Parameters" means those parameters listed in Appendix A1 to SDC1 relating to Generation Trading Blocks:

"Generator" means:

(i) a person who generates electricity under licence or exemption under the Act; or

(ii) a person who is an External Pool Member who delivers electricity or on whose behalf electricity is delivered to the NGC Transmission System; or

(iii) a person who is acting as the agent for any such person who is referred to in paragraph (i) or (ii) above,

and, in any such case, for the time being party to this Agreement, and:

(a) who is a Founder Generator; or

(b) who was admitted as a Party in the capacity of a Generator;
or

(c) who, in accordance with Clause 3.10, has changed capacity(ies) such that it participates as a Party in the capacity of a Generator,

and, where the expression is used in Part III or Part IV, who is also or (where appropriate) is to become a Pool Member;

Generic Dispensation" shall have the meaning ascribed thereto in paragraph 14.1(b) of Schedule 21;

"Genset Metered Generation" has the meaning given to that term in
Part I of Appendix 1 to Schedule 9;

"Gigawatt" means 1000MW;

"GOALPOST" has the meaning given to that term in the Pool Rules;

"Good Industry Practice" means, in relation to any undertaking and any circumstances, the exercise of that degree of skill, diligence, prudence and foresight which would reasonably and ordinarily be expected from a skilled and experienced operator engaged in the same type of undertaking under the same or similar circumstances;

Grid Code" means the Grid Code drawn up pursuant to the Transmission Licence, as from time to time revised in accordance with the Transmission Licence;

"Grid Code Review Panel" has the meaning given to that term in the Grid Code;

Grid Entry Points means the point at which a Power Station which is not Embedded connects to the NGC Transmission System;

"Grid Operator" means the person who for the time being and from time to time is required by the terms of a Licence, inter alla, to implement the Grid Code;

Grid Supply Point" means the point of supply from the NGC
Transmission System to Public Electricity Suppliers or to other
Users with User Systems with Customers connected to them or Non-Embedded Customers;

"GW" means Gigawatt;

GWh means Gigawatt-hour;

"Hardware" means at any time the computer equipment and accessories used by the Settlement System Administrator on or in connection with which the Software functions or is intended to function at such time (other than Second Tier Hardware) and for the avoidance of doubt the Hardware at 1st April, 1996 is specified in version 1.0 of the Contract Management Rules;

"Host PES" means, in respect of a Metering System, either:

    (i)the Public Electricity Supplier to whose Distribution
System such Metering System is connected; or

    (ii)where such Metering System is connected directly to the NGC Transmission System, the Public Electricity Supplier whose
Consumer Metered Demand determined in accordance with the Pool Rules is calculated by the Settlement System Administrator using data from such Metering System;

Import" means, in respect of any Party, a flow of electricity to the Plant or Apparatus of such Party from the Plant or Apparatus of another Party and, in relation to any Party which is an External Pool Member, the External Interconnection in respect of which it has the right to deliver or take electricity to or from the NGC Transmission System shall be treated as the Plant or Apparatus of such Party and the verb "Imports and its respective tenses shall be construed accordingly;

"Independent Generators" means Generators other than:

    (i)the Founder Generators;

    (ii)any Generator which is an External Pool Member; and

    (iii)any Generator which is an affiliate or related undertaking of (a) any person referred to in paragraph (i) or (ii) above, (b) any person referred to in paragraph (i) of the definition of Independent Suppliers, or (c) any Public Electricity Supplier;

"Independent Suppliers" means Suppliers other than:

    (i)Eastern Group plc, East Midlands Electricity plc, London
Electricity plc, Manweb plc, Midlands Electricity plc, Northern Electric plc, NORWEB plc, SEEBOARD plc, Southern Electric plc, South Wales Electricity plc, South Western Electricity plc, Yorkshire Electricity Group plc,
National Power PLC, PowerGen plc, Nuclear Electric plc, British Nuclear
Fuels plc, Electricite de France, Service National, Scottish Power plc and Scottish Hydro-Electric PLC;

(ii) Public Electricity Suppliers;

(iii) any Supplier which is an External Pool Member; and

(iv) any Supplier which is an affiliate or related undertaking of any person referred to in paragraph (i), (ii) or (iii) above;

Information Systems" has the meaning given to that term in
Section 1.1 of Schedule 11;

Initial Settlement Agreement" means the agreement of even date herewith made between the Parties as at such date modifying and suspending the provisions of this Agreement for an initial period and setting out inter alia the rules and procedures for the operation of the electricity trading pool referred to in Recital
(E) and for the operation of a settlement system and the procedures for the development of the phases and pool rules during such initial period, as amended, varied, supplemented, modified or suspended from time to time;

"Interconnection Agreement" means an agreement between NGC and an Externally Interconnected Party and/or an External Pool Member relating to an External Interconnection and/or an agreement under which an External Pool Member can use an External
Interconnection;

kVAr" means kilovoltamperes reactive;

kW means kilowatt;

kWh" means kilowatt-hour;

Licences" means all Generation Licences, PES Licences, Second
Tier Supply Licences and Transmission Licences and Licence" means any or (as the context may require) a particular one of them;

"lost opportunity costs" means, in relation to any Generator, the profit foregone by such Generator in respect of a Generating Unit during a period when it is out of service for the purposes of maintenance, repair, modification, renewal or replacement needed to comply with a proposal made by such Generator to restore :he Generating Unit's Reactive Power capability to that required by the Grid Code or, where relevant, the applicable Supplemental Agreement, whichever capability is lower provided that:

(i) the period when it is taken out of service is:

(a) outside the period identified for the Generating Unit concerned pursuant to Section OC2 of the Grid Code as at the time when the failure to have Reactive Power capability was notified or determined; and

    (b)approved by the Grid Operator; and

(ii) the Generator gives credit for any savings in loss of profit by carrying out other repair work at the same time as that required for the purposes of Reactive Power;

"Main Site" means those sites specified in paragraphs (i), (ii) and (v) of the definition of Site;

"Majority Default Calling Creditors" means:

    (i)in respect of each calendar quarter other than the first, any single or group of Default Calling Creditors to whom, in respect of the aggregate of (a) all Notified Payments payable on the last five Business Days of the immediately preceding calendar quarter and
(b) all sums due to the Settlement System Administrator, the Pool Funds Administrator and the Ancillary Services Provider and outstanding under this Agreement on the last Business Day of such immediately preceding calendar quarter, more than 50 per cent. of the total amount of all such Notified Payments and such other sums were due; and

    (ii)in respect of the first calendar quarter, all Pool
Members other than the Defaulting Pool Member;

Master Connection and Use of System Agreement" means the agreement envisaged in Condition 10B of the NGC Transmission
Licence;

"Meter" means a device for measuring Active Energy and/or
Reactive Energy;

"Meter Operator Party" means each person admitted in the capacity as such and for the time being and from time to time party to
Schedule 21 in accordance with the provisions thereof, and shall include any successor(s) in title to, or permitted assign(s) of, such person;

Meter Operator Party Accession Agreement" means an accession agreement in or substantially in the form set out in Annex 3 to
Schedule 21 or in such other form (to which the Settlement System Administrator has no reasonable objection) as the Executive Committee may for the time being, and from time to time approve;

"Meter Operator Party Admission Application" means an application in or substantially in the form set out in Annex 1 to Schedule 21 or in such other form as the Executive Committee may for the time being and from time to time approve;

Meter Operator Party Resignation Notice" means a resignation notice in or substantially in the form set out in Annex 2 to
Schedule 21 or in such other form as the Executive Committee may for the time being and from time to time approve;

"Metering Equipment" means Meters, measurement transformers (voltage, current or combination units), metering protection equipment including alarms, circuitry, their associated Communications Equipment and Outstations, and wiring which are part of the Active Energy and/or Reactive Energy measuring and transmitting equipment at or relating to a Site;

Metering System" means all or that part of the Commissioned Metering Equipment at or relating to a Site linked to a single Outstation at or relating to that Site and includes, for the avoidance of doubt, such Outstation. Without prejudice to the generality of the foregoing, a set of non-exhaustive diagrammatic representations of Metering Systems is contained in Annex 5 to
Schedule 21;

MVAr" means megavar;

"MVArh" means megavar-hours;

"MOO" means megawatt;

"MWh" means megawatt-hours;

"NGC" means the National Grid Company pie (registered number
2366977) whose registered office is situate at National Grid
House, Kirby Corner Road, Coventry CV4 8JY;

"NGC Site" means a site owned (or occupied pursuant to a lease, licence or other agreement) by NGC at which there is a Connection
Point and, for the avoidance of doubt, a site owned by a User but occupied by NGC as aforesaid is an NGC Site;

"NGC Transmission Licence" means the Transmission Licence granted or to be granted to NGC;

NGC Transmission System" means the system consisting (wholly or mainly) of high voltage electric lines owned or operated by NGC and used for the transmission of electricity from one Power Station to a sub-station or to another Power Station or between sub-stations or to or from any External Interconnection and includes any Plant and Apparatus and meters owned or operated by NGC in connection with the transmission of electricity but does not include any Remote Transmission Assets (as defined in the Grid Code);

"Non-Embedded Customer" means any Customer, other than a PES, receiving electricity direct from the NGC Transmission System irrespective of from whom it is supplied;

"Non-Pooled Generation" means generation from any site which is directly connected to the Distribution System of a Public
Electricity Supplier where (i) the output is accounted for in Settlement and (ii) the Generator owning such site:

"Non-Pooled Generation System" means any Metering System of a Non-Pooled Generator which has been registered with the Settlement System Administrator by a Second Tier Supplier and from which the Settlement System Administrator or any Second Tier Agent is required to collect, aggregate, adjust or transmit data for the purposes of taking a supply of electricity;

"Non-Pooled Generator" means a Generator who produces Non-Pooled
Generation, provided that a Generator shall be a Non-Pooled
Generator only to the extent that it owns sites which produce
Non-Pooled Generation;

(a) is exempted from holding a Generation Licence; or

(b) would be exempted from holding a Generation Licence if such site were the only site owned by that Generator;

"Notified Payment" has the meaning given to that term in Section
1.1 of Schedule 11;

"Operator" means, in relation to any Metering System:

    (i)used to measure the supply to a Second Tier Customer or from a Non-Pooled Generator, the Meter Operator Party who is appointed as such by the Second Tier Customer, the Non-Pooled Generator~or by the Registrant (with the consent of that Second Tier Customer or, as the case may be, Non-Pooled Guarantor) and who agrees to act as Operator in relation to such Metering System; or

    (ii)not within (i) above or (id) to (v) below, the Meter Operator Party who is appointed as such by the Registrant of such Metering System and who agrees to act as Operator in relation to such Metering System; or

    (iii)where new Metering Equipment is to be added to an existing Metering System, the Operator of such existing Metering System; or

    (iv)the Meter Operator Party which continues as the Operator in accordance with the transitional arrangements set out in paragraph 23 of
Schedule 21; or

(v) the Party who is deemed to be the Operator and Meter Operator Party in respect thereof in accordance with the terms of Clause 60.4.4;

"Outstation" means equipment which receives and stores data from a Meter(s) for the purpose, inter aria, of transfer of that metering data to the Settlement System Administrator and which may perform some processing before such transfer. This equipment may be in one or more separate units or may be integral with the Meter;

"Party" means each person for the time being and from time to time party to this Agreement acting in a capacity, or deemed to be acting in a capacity, other than that of Operator or Meter Operator Party, and shall include any successor(s) in title to, or permitted assign(s) of, such person;

"Period Metered Demand" has the meaning given to that term in Part l of Appendix 1 to Schedule 9;

"PES Licence" means a licence granted or to be granted under section o(l)(c) of the Act;

"PEA Accounting Procedure" means the procedure for the recovery of certain moneys set out in Section 20 of Schedule 15;

"Plant" means fixed and moveable items used in the generation and/or supply and/or transmission of electricity, other than Apparatus;

"Pool Auditor" means the firm of accountants appointed for the time being and from time to time pursuant to Clause 47.1;

"Pool Banker" has the meaning given to that term in Section 1.1 of Schedule 11;

Pool Chairman" has the meaning given to that term in Clause 16.1;

"Pool Creditor" has the meaning given to that term in Section 1.1 of Schedule 11;

"Pool Funds Administrator" means the person for the time being and from time to time appointed pursuant to Schedule 15 to act as Pool Funds Administrator;

Pool 'Member" means each of the Founder Generators and Founder Suppliers and any other person who is admitted to pool membership in accordance with Clause 8.2, in each case until it shall have resigned from pool membership or otherwise ceased to be a member in accordance with this Agreement, and "Pool Membership" shall be construed accordingly;

"Pool Membership Application" means an application in or substantially in the form set out in Schedule 6 or in such other form as the Executive Committee may for the time being and from time to time approve;

Pool Rules" means the rules referred to in Clause 7.4 and set out in Schedule 9, as amended, varied or substituted from time to time in accordance with the terms hereof;

"PORTHOLE" means the database which allows the transfer of operational information from the Grid Operator to the Settlement
System Administrator;

Potential Operator" means a Meter Operator Party which is appointed as the operator pursuant to an agreement or arrangement

    (i)in respect of a Metering System or Metering Equipment at a Site or Sites but which is not yet registered as Operator in respect of that Metering System; or

    (ii)in respect of Metering Equipment where such Metering
Equipment has not been registered as comprising a Metering System;

Power Station" means an installation comprising one or more Generating Units (even where sited separately), other than an External Interconnection, owned and/or controlled by the same Generator, which may reasonably be considered as being managed as one Power Station;

"Public Electricity Supplier" or "PES" means a person for the time being party to this Agreement who is a public electricity supplier (as that expression is defined in the Act) and, in relation to Clauses 15.4 and 15.5 and Schedules 14 and 22, means a person for the time being party to this Agreement who is a public electricity supplier in England and Wales;

"Qualifying Site" means an Embedded Non-Franchise Site qualifying in accordance with the terms of the relevant Tariff for payments to be made for the provision of installation and maintenance services;

"Quarter means the period of three calendar months ending on a Quarter Day;

"Quarter Day" means 31st March, 30th June, 30th September and
31st December;

"Reactive Energy" means the integral with respect to time of the Reactive Power;

"Reactive Power" means the product of voltage and current and the sine of the phase angle between them measured in units of voltamperes reactive and standard multiples thereof, that is:

                         1000VAr = lkVAr
                        1000kVAr = lMVAr;

Register" means the register to be maintained by the Settlement
System Administrator pursuant to Clause 60.5;

"Registered Capacity" has the meaning given to that term in the Grid Code;

"Registrant" means, in relation to a Metering System at or in relation to any Site which is:

(i) a Grid Entry Point,

the Pool Member which operates Generating Plant at such Site; or

(ii) a Grid Supply Point or Bulk Supply Point,

the Pool Member whose System is directly connected to the NGC Transmission System at or in relation to such Grid Supply Point or Bunk Supply
Point; or

(iii) the point of connection of a Customer of a Supplier and the NGC Transmission System,

the Supplier which is the supplier to that Customer; or

(iv) the point of connection of a Generator which is Embedded or of a Second Tier Supplier or of a Second Tier Customer to a Distribution System,

the Party which is such Generator which is Embedded or such Second Tier Supplier or the Second Tier Supplier in respect of such Second Tier Customer, as the case may be; or

(v) the point of connection of a Non-Pooled Generator to a Distribution System,

the party which is the Supplier or Second Tier Supplier, as the case may be, in respect of such Metering System of such Non-Pooled Generator; or

(vi) the point of connection of two or more Distribution Systems,

the Authorised Electricity Operator of one of such Distribution
Systems which is nominated in accordance with the provisions of this Agreement; or

(vii) the point of connection of an External Interconnection to the NGC Transmission System or a Distribution System,

the Externally Interconnected Party;

Resignation Notice" means a resignation notice in or substantially in the form set out in Schedule 10;

RP Date" has the meaning given to that term in the definition of Code of Practice;

"Schedule Day" has the meaning given to that term in Part I of Appendix 1 to Schedule 9:

"Scheduling" means the process of compiling and issuing a Generation Schedule (as that expression is defined in the Grid
Code), as set out in SDC;

"Scheduling and Despatch Code" or "SDC" means that portion of the Grid Code which is identified as such in the Grid Code;

"Scheme" means the scheme set out in Clause 53 and, separately, each further scheme implemented pursuant to Clause 56.2;

"Scheme Admission Application" means an application form setting out the Scheme Admission Conditions and requiring such information as the Executive Committee may consider necessary to enable it to consider the application, in such form as the Executive Committee may from time to time determine;

"Scheme Admission Conditions" means the conditions set out in Clause 54;

"Scheme Genset" means a Centrally Despatched Generating Unit which is admitted to a Scheme under Clause 53.3;

"Scheme Planned Availability" or "SPA" has the meaning given to that term in Clause 55;

Scheme Year" means, in respect of each Scheme Genset, each successive period of twelve months, the first such period commencing on 1st April, 1990;

"Second Quarter" means, in respect of any year, the months of April, May and June;

"Second Tier Agent" means an agent appointed pursuant to Clause
60.16.1;

"Second Tier Computer Systems" means all and any computer systems used by any Second Tier Agent in connection with the operation of the Second Tier Data Collection System operated by such Second
Tier Agent;

"Second Tier Customer" means a person who is supplied with or sold electricity by a Second Tier Supplier;

"Second Tier Data Collection System" means those parts of the Settlement System which relate to the obligations of the Settlement System Administrator under this Agreement in relation to collecting, estimating and aggregating data as may be required for the proper functioning of Settlement from Metering Systems at the point of connection between the Distribution System of a Public Electricity Supplier and:

    (i)a Second Tier Customer or Non-Pooled Generator;

    (ii)the System of an Authorised Electricity Operator other than the Public Electricity Supplier;

    (iii)an Embedded Generator not subject to Central Despatch;
and

    (iv)the Distribution System of another Public Electricity
Supplier,

and providing such data to the Settlement System Administrator;

Second Tier Hardware" means at any time the computer equipment and accessories used by any Second Tier Agent on or in connection with which the Second Tier Software functions or is intended to function at such time;

"Second Tier Software" means at any time the computer programs and codes and associated documents and materials which are used by any Second Tier Agent in connection with the operation of the Second Tier Data Collection System operated by such Second Tier Agent;

"Second Tier Supplier" means a person for the time being party to this Agreement who is the holder of a Second Tier Supply Licence;

"Second Tier Suppliers' Non-Pooled Generation System Charge" means the amount determined by the Executive Committee for the purposes of Clause 34A.3;

"Second Tier Suppliers' System Charge" means the amount determined by the Executive Committee for the purposes of Clause
34A.2;

"Second Tier Supply Licence" means a licence granted or to be granted under section 6(2)(a) of the Act;

"Second Tier System" means any Metering System from which the Settlement System Administrator or any Second Tier Agent is required to collect, aggregate, adjust or transmit data for the purposes of a supply pursuant to a Second Tier Supply Licence;

Secretary" means the person for the time being and from time to time holding office as secretary of the Executive Committee;

"Secretary of State" has the meaning given to that term in the Act;

"Security Cover" has the meaning given to that term in Section
1.1 of Schedule 11;

"Security Period" has the meaning given to that term in the Fuel
Security Code;

"Service Line" has the meaning given to that term in Section 1.1 of Schedule 4;

"Settlement" means the operation of the Settlement System under this Agreement;

Settlement Account" has the meaning given to that term in Section
1.1 of
Schedule 11;

"Settlement Day" has the meaning given to that term in Part I of Appendix 1 to Schedule 9;

Settlement GOAL" has the meaning given to that term in Appendix 2 to Schedule 9;

"Settlement Metering Data" shall mean Metered Data as defined in, and used in accordance with Section 3 of Schedule 9 and relevant metered data in accordance with Appendix 6 to Schedule 9 of this Agreement, which is used for the purposes of Settlement;

"Settlement Period" has the meaning given to that term in Part I of Appendix 1 to Schedule 9;

"Settlement System" means those assets, systems and procedures for the calculation in accordance with the Pool Rules of payments which become due thereunder, as modified from time to time;

"Settlement System Administrator" means ESIS in its capacity as Settlement System Administrator or any replacement therefor as Settlement System Administrator from time to time appointed pursuant to this Agreement;

Settlements Business" means the business of the Settlement System
Administrator in operating the Settlement System under this Agreement;

"Site" means:

    (i)a Grid Entry Point;

    (ii)a Grid Supply Point or Bulk Supply Point;

    (iii)the point of connection of a Generator which is Embedded or of a Second Tier Supplier or of a Second Tier Customer to a Distribution System or the NGC Transmission System, or the point of connection of a Non-Pooled Generator to a Distribution System;

(iv) the point of connection of two Distribution Systems; or

(v) the point of connection of an External Interconnection to the NGC Transmission System;

"Small Generator" means any Independent Generator with Generating
Units the aggregate Registered Capacity of which does not exceed
100MW;

"Software" means at any time all the computer programs, codes and associated documents and materials which are at such time used by or on behalf of the Settlement System Administrator and required in the operation of the Settlement System;

"Specification" means at any time the computer specification(s) giving effect to the Pool Rules and such other matters as may be agreed between the Executive Committee and the Settlement System
Administrator at the time;

"SSA Arrangements" means this Agreement, the Service Lines, the
Agreed Procedures and the Codes of Practice;

"SSA System" means all operating systems, compilers and other software necessary to or used for the operation or testing of the Hardware and the Settlement System (excluding, for the avoidance of doubt, Developed Application Software and Licensed Application Software, each as defined in sub-section 10.1 of Schedule 4);

"Supplemental Agreement" means any agreement entered or to be entered into between NGC and any User party to the Master
Connection and Use of System Agreement and expressed to be supplemental thereto;

Supplier" means a person for the time being party to this
Agreement:

(i) who is a Founder Supplier; or

(ii) who was admitted as a Party in the capacity of a Supplier;
or

(iii) who, in accordance with Clause 3.10, has changed capacity(ies) such that it participates as a Party in the capacity of a Supplier,

and, where the expression is used in Part III, Part IV or Part XI or Schedule 14 or 18, who is also or (where appropriate) is to become a Pool Member;

"Supplier's Connection Agreement" means the agreement for connection to any User System envisaged in Condition 8B of a PES
Licence and Condition 3 of a Second Tier Supply Licence;

"Supplier's System Charge" means the amount determined by the Executive Committee in accordance with the provisions of Clause
34A.3;

Supplier's Use of System Agreement" means the agreement for use of system envisaged in Condition 8B of a PES Licence and Condition 3 of a Second Tier Supply Licence;

Synopsis of Metering Codes" means a synopsis maintained and updated as necessary by the Executive Committee listing each Code of Practice approved as such from time to time in accordance with this Agreement;

"System" means any User System or the NGC Transmission System, as the case may be;

System Ancillary Services" means Ancillary Services which are required for System reasons and which must be provided by Users
(but in some cases only if a User has agreed to provide the same under a Supplemental Agreement);

Tariff" for any period of one year in respect of any Site (which whenever used in this definition shall include all Qualifying Sites) means the tariff approved by the Director and published by the Executive Committee on or before that tariff becomes effective and providing for amounts payable to Tariff Operators of certain Sites in a class of which that Site is a member in respect of the provision of installation and maintenance services in respect of Communications Equipment; and the Relevant Tariff" in respect of any Site (or Metering Equipment or Metering System in respect of a Site) shall be the Tariff which is so expressed by its terms to apply to that class of Sites to which such Site so belongs;

Tariff Operator" means a Meter Operator Party which is an Operator or which is appointed as the operator pursuant to an agreement or an arrangement in respect of Metering Equipment at a Qualifying Site;

"Third Quarter" means, in respect of any year, the months of July, August and September;

Total Second Tier System Charges" means, in respect of any Specified Accounting Period (as defined in Clause 34A.1), the aggregate of the costs, expenses and charges incurred by all Second Tier Agents in respect of the relevant Specified Accounting Period and relating to the collection, aggregation, adjustment and transmission of data from Second Tier Systems and Non-Pooled Generation Systems or when the collection, aggregation, adjustment and the transmission of data from Second Tier Systems and NonPooled Generation Systems is performed by the Settlement System Administrator the costs, expenses and charges directly incurred by the Settlement System Administrator ~ the deficit (if any) or (as the case may be) less the surplus (if any) in the amount of Total Second Tier System Charges recovered for the immediately preceding Specified Accounting Period carried forward in accordance with the provisions of Clause 34A.5;

"Total System" means the NGC Transmission System and all User
Systems in England and Wales;

"Total Votes" means, in relation to a Pool Member, the number of votes to which such Pool Member is entitled pursuant to Clause
11.7;

"Trading Site" shall be determined in accordance with Schedule
17;

"Transmission Licence" means a licence granted or to be granted under section 6(1)(b) of the Act, the authorized area of which is England and Wales or any part of either thereof;

TW means terrawatt;

"TWh" means terrawatt-hours;

Undertaking" has the meaning given to that term by section 259 of the Companies Act 1985 as substituted by section 22 of the Companies Act 1989 and, if that latter section is not in force at the date of this Agreement, as if such latter section were in force at such date;

User" means a term utilised in various sections of the Grid Code to refer to a person using the NGC Transmission System and includes an Externally Interconnected Party, all as more particularly identified in each section of the Grid Code concerned;

"User Site" means a site owned (or occupied pursuant to a lease, licence or other agreement) by a User in which there is a Connection Point;

"User System" means:

    (i)other than in relation to an External Pool Member or an Externally Interconnected Party, any system owned or operated by a User comprising Generating Units and/or Distribution Systems (and/or other systems consisting, wholly or mainly, of electric lines which are owned or operated by a person other than a PES) and Plant and/or Apparatus connecting Generating Units, Distribution Systems (and/or other systems consisting, wholly or mainly, of electric lines which are owned or operated by a person other than a PES) or Non-Embedded Customers to the NGC Transmission System or (except in the case of Non
Embedded Customers) to the relevant other User System, as the case may be, including any Remote Transmission Assets (as defined in the Grid Code) operated by such User or other person and any Plant and/or Apparatus and meters owned or operated by the User or other person in connection with the distribution of electricity, but does not include any part of the NGC Transmission System; and

(ii) in relation to an External Pool Member or an Externally
Interconnected Party, the External System connected to the relevant External Interconnection:

"VAr" means voltamperes reactive;

"Votes Calculation Period" means:

    (i)in relation to the First Quarter in any year, the Third
Quarter in the immediately preceding year;

    (ii)in relation to the Second Quarter in any year, the Fourth
Quarter in the immediately preceding year;

    (iii)in relation to the Third Quarter in any year, the First
Quarter of the same year; and

    (iv)in relation to the Fourth Quarter in any year, the Second
Quarter in the same year;

"Weighted Votes" means, in relation to a Pool Member, the number of votes to which such Pool Member is entitled pursuant to Clause
11.2;

"Wh" means watt-hours;

"Working day" has the meaning given to that term in the Act; and

"Works Programme Manager" has the meaning given to that term in Clause 5.13.

    1.2Construction of certain references: In this Agreement, except where the context otherwise requires, any reference to:

1.2.1 an Act of Parliament or any Part or section or other provision of, or Schedule to, an Act of Parliament shall be construed, at the particular time, as including a reference to any modification, extension or reenactment thereof then in force and to all instruments, orders or regulations then in force and made under or deriving validity from the relevant Act of Parliament;

1.2.2 another agreement or any deed or other instrument shall be construed as a reference to that other agreement, deed or other instrument as the same may have been, or may from time to time be, amended, varied, supplemented or novated;

1.2.3 an "affiliate" means, in relation to any person, any holding company or subsidiary of such person or any subsidiary of a holding company of such person, in each case within the meaning of sections 736, 736A and 736B of the Companies Act 1985 as substituted by section 144 of the Companies Act 1989 and, if that latter section is not in force at the date of this Agreement, as if such latter section were in force at such date;

1.2.4a "Business Day" means any week day (other than a Saturday) on which banks are open for domestic business in the City of London;

1.2.5 a A day" means a period of 24 hours (or such other number of hours as may be relevant in the case of changes for daylight saving) ending at 12.00 midnight;

1.2.6a holding company" means, in relation to any person, a holding company of such person within the meaning given to that term in Clause 1.2.3;

1.2.7 a "month" means a calendar month;

1.2.8 a Person" includes any individual, partnership, firm, company, corporation, joint venture, trust, association, organization or other entity, in each case whether or not having separate legal personality;

1.2.9 a "related undertaking" means, in relation to any person, any undertaking in which such person has a participating interest as deemed by section 260(1) of the Companies Act 1985 as substituted by section 22 of the Companies Act 1989 and, if that latter section is not in force at the date of this Agreement, as if such latter section were in force at such date;

1.2.10 a Subsidiary" means, in relation to any person, a subsidiary of such person within the meaning given to that term in Clause 1.2.3; and

1.2.11 a "year" means a calendar year.

For all purposes of this Agreement no Party shall be an associate or a related undertaking of any other Party only by reason of all or any of the share capital of any Party being owned directly or indirectly by the Secretary of State.

    1.3      Interpretation:

1.3.1 In this Agreement:

     (a)references to the masculine shall include the feminine and references in the singular shall include references in the plural and vice versa;

(b) references to the word "include" or "including" are to be construed without limitation;

(c)  references to time are to London time;

(d) except where the context otherwise requires, references to a particular Part, Clause, sub-clause, paragraph, sub-paragraph or Schedule shall be a reference to that Part, Clause, sub-clause, paragraph, sub-paragraph or Schedule in or to this Agreement;

(e) except where the context otherwise requires, references in a Schedule to a particular Section, sub-section, Annex or Appendix shall be a reference to that Section, sub-section, Annex or Appendix in or to that Schedule; and

(f) the table of contents, the headings to each of the Parts, Clauses, sub-clauses, paragraphs, sub-paragraphs, Schedules,
Sections, sub-sections, Annexes and Appendices are inserted for convenience only and shall be ignored in construing this Agreement.

1.3.2 With respect to Part XV of and Schedule 21 to this Agreement (but not elsewhere or otherwise) :

(a) in the event that any person is required to give or is entitled to withhold its consent or approval to terms and conditions of this Agreement or an Agreed Procedure or Code of Practice or to any other act, matter or thing under or referred to in this Agreement or has agreed to revise such terms and conditions or an Agreed Procedure or Code of Practice or any dispensation therefrom, such person shall act in good faith and be reasonable in giving or withholding of such consent or approval or in imposing conditions to such consent or approval or in agreeing revised terms and conditions of Part XV of or Schedule 21 to this Agreement or any Agreed Procedure or Code of Practice; and

(b) where any person is required to perform any act or give any consent or notification or do any other thing, it shall, in the absence of any specified time limit, perform, give or do or (as the case may be) notify its withholding of its consent or approval to the same as soon as is reasonably practicable in all the circumstances.

    1.4Hierarchy: If the provisions of an Agreed Procedure, a Code of Practice, a Service Line or the Development Policies are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall prevail to the extent of such inconsistency. If the provisions of a Service Line are inconsistent with the provisions of an Agreed Procedure or a Code of Practice, the provisions of the Service Line shall prevail to the extent of such inconsistency.

1.5(a)The Parties undertake to review the Agreed Procedures, the Codes of Practice and the Service Lines by no later than the date (the "Review End Date") falling 30 days after the date on which this Clause 1.5 takes effect in accordance with a workplan in form and content agreed by the Executive Committee and the Settlement System Administrator as at the date on which this Clause 1.5 takes effect, such workplan to include the principle that ESIS will provide discussion drafts of the Service Lines to the Executive Committee and that these redrafts will then be the subject of the joint review by ESIS and the Executive Committee.

(b) In reviewing the Agreed Procedures, the Codes of Practice and the Service Lines:

(i) the product of each Service Line shall remain unaltered and if any Agreed Procedure or Code of Practice shall have a product which is part of the current working practice of ESIS but which is not currently in a Service Line, that product shall be incorporated into the relevant Service Line;

(ii)subject to (i) above, each of the Agreed Procedures, the Codes of Practice and the Service Lines shall be brought into line with Parties' working practices current at the date on which this Clause 1.5 takes effect and made consistent inter se.

(c) Each of the Parties undertakes to comply at all times with its obligations under or pursuant to the Service Lines notwithstanding that the same are being reviewed as provided in this Clause 1.5.

(d)
(i) Each of the Parties undertakes to comply at all times with the Agreed Procedures and the Codes of Practice insofar as applicable to such Party provided that:

(A) subject to (B) below, pending completion of the review of the Agreed Procedures and Codes of Practice pursuant to this Clause 1.5, if Parties' working practices current at the date on which this Clause 1.5 takes effect are inconsistent with the terms of any Agreed Procedure or Code of Practice, such working practices shall prevail (but without prejudice and subject to the requirements of Clause 1.5(b)(i)); and

(B) if the review of a Service Line, Agreed Procedure or Code of Practice pursuant to this Clause 1.5 is not completed by the Review End Date then, until it is completed, the Parties shall continue to comply with the Parties' working practices then current.

    (ii)The Executive Committee shall provide copies of the Agreed Procedures and Codes of Practice to a Party upon request.

    (e)Nothing in this Clause 1.5 shall affect Clause 1.4 or any other review of Agreed Procedures, Codes of Practice or Service Lines required or permitted elsewhere pursuant to this Agreement.

    1.6Obligation on Generators with respect to Availability
Declarations: In respect of each of its Centrally Despatched Generating Units a Generator shall submit an Availability Declaration or a re-declared Availability Declaration to ensure that its Genset Offered Availability and Genset Re-Offered Availability do not exceed at any time the maximum Gross/Net generation which it, acting as a prudent operator using Good Industry Practice, would reasonably expect to achieve if such Centrally Despatched Generating Unit were to be despatched at that level.
In this Clause 1.6 capitalised terms not defined in Clause 1.1 shall have the respective meanings given to them in the Pool Rules.

    1.71998: The provisions of Schedule 22 shall have effect.

    1.81998 Framework Agreement: The Parties and the Meter
Operator parties agree that, to accommodate the removal of the franchise limit generally contained in Condition 2 of the Second Tier Supply Licences scheduled for 31st March, 1998 (the "1998 Programme"), changes may be needed to this Agreement. The Parties and Meter Operator Parties therefore authorise the Chief Executive to maintain a document (the "1998 Framework Agreement") which shall contain points of principle and text relating to the implementation of the 1998 Programme which have been approved in principle by either the Executive Committee or Pool Members in general meeting. It is the intention of Pool Members that the 1998 Framework Agreement will be revised as further principles and/or text are agreed by the Executive Committee or Pool Members in general meeting so that, in good time before 31st March, 1998, the 1998 Framework Agreement will contain all text necessary to be included in this Agreement in order to implement the 1998 Programme. Notwithstanding the Agreement of Pool Members or the. Executive Committee to the inclusion of such principles and/or text in the 1998 Framework Agreement, it is agreed by the Parties and Meter Operator Parties that no part of the 1998 Framework Agreement shall have effect or shall alter, amend or replace any part of this Agreement until included in this Agreement by way of a supplemental agreement hereto and the process in this Clause 1.8 shall not bind or commit any Party or Meter Operator Party or otherwise affect in any way the rights and discretions of any Party or Meter Operator Party to withhold or qualify its agreement to any supplemental agreement to this Agreement.

    2.THE EFFECTIVE DATE

Commencement: The rights and obligations of each of the Parties under this Agreement shall commence on the Effective Date.

    3.ADDITIONAL PARTIES

3.1 General: Subject to the following provisions of this Clause
3, the Parties shall admit as an additional party to this Agreement any person (the New Party") (not, for the avoidance of doubt, being a successor Settlement System Administrator, Pool Funds Administrator,
Grid Operator or Ancillary Services Provider, to which the provisions of Clause 3.11, 3.12, 3.13 or, as the case may be, 3.14 apply) who applies to be admitted, in the capacity or, as the case may be, capacities requested by the New Party.

3.2 Admission Application: A New Party wishing to be admitted as an additional party to this Agreement shall complete an Admission Application and shall deliver it to the Executive Committee together with the fee
(which shall be non refundable) and other documents (if any) therein specified.

    3.3Executive Committee response:

3.3.1 Upon receipt of any Admission Application duly completed the Executive Committee shall notify (for information only) all Parties and the Director of such receipt and of the name of the New Party.

3.3.2 Within 60 days after receipt of a duly completed Admission
Application from a New Party the Executive Committee shall notify the New Party and the Director either:

    (a)that the New Party shall be admitted as a Party, in which event the provisions of Clause 3.6 shall apply; or

(b) that the Executive Committee requires the New Party to produce evidence satisfactory to the Executive Committee ("Additional Evidence") demonstrating the New Party's fulfilment of the admission conditions relevant to it set out in its Admission
Application, in which event the provisions of Clause 3.4 shall apply.

if the Executive Committee shall fail so to notify the New Party and the Director, the New Party may within 28 days after the expiry of the said 60 day period refer the matter to the Director pursuant to Clause 3.5, in which event the provisions of that Clause shall apply.

    3.4Additional Evidence: Within 28 days (or such longer period as the Executive Committee in its absolute discretion may allow) after the Executive Committee has given notice pursuant to Clause 3.3.2(b) the New Party shall:

3.4.1 provide the Executive Committee with the Additional
Evidence, in which event the provisions of Clause 3.6 shall apply; or

3.4.2 refer the matter to the Director pursuant to Clause 3.5, in which event the provisions of that Clause shall apply,

failing which the New Party's application for admission shall lapse and be of no effect and the New Party shall not be, and shall not be entitled to be, admitted as a Party consequent upon such application (but without prejudice to any new application for admission it may make thereafter).

    3.5Reference to the Director:

 3.5.1 If:

    (a)any dispute shall arise between the Executive Committee and a New Party over whether the New Party has fulfilled the admission conditions relevant to it; or

    (b)the Executive Committee shall have failed to notify the New Party as provided in Clause 3.3 within the 60 day period therein specified,

the issue of whether the New Party has fulfilled the admission conditions relevant to it may be referred by way of written application of the New Party, copied to the Executive Committee, to the Director for determination. The determination of the Director, which shall be made within 28 days after receipt of the said written application and shall be to the effect set out in paragraph (a) or (b) of Clause 3.5.2, shall be final and binding for all purposes. The Director shall publish reasons supporting his determination.

3.5.2
(a) If the determination is to the effect that the New Party has fulfilled the said admission conditions, the New Party shall be admitted and the provisions of Clause 3.6 shall apply.

(b) If the determination is to the effect that the New Party has not fulfilled the said admission conditions, the New Party's application for admission shall lapse and be of no effect and the New Party shall not be, and shall not be entitled to be, admitted as a Party consequent upon such application (but without prejudice to any new application it may make thereafter).

    3.6Admission: If:

3.6.1 the Executive Committee shall notify the New Party and the Director as provided in Clause 3.3.2(a); or

3.6.2 following a request for Additional Information pursuant to Clause 3.3.2(b), the New Party provides the same within the period specified in Clause 3.4; or

3.6.3 the New Party is to be admitted as a Party pursuant to Clause 3.5,

the Executive Committee shall forthwith prepare or cause to be prepared an Accession Agreement. Subject to the Executive Committee making all notifications and filings (if any) required of it for regulatory purposes and obtaining all regulatory consents and approvals (if any) required to be obtained by it, the Executive Committee shall instruct the Chief Executive or another person authorised by the Executive Committee for the purpose to prepare an Accession Agreement and to sign and deliver the Accession Agreement on behalf of all Parties other than the New Party and the New Party shall also execute and deliver the Accession Agreement and, on and subject to the terms and conditions of the Accession Agreement, the New Party shall become a Party for all purposes of this Agreement with effect from the date specified in such Accession Agreement (and, if no such date is so specified, the date of such Accession Agreement). The New Party shall pay all costs and expenses associated with the preparation, execution and delivery of its Accession Agreement. Each Patty hereby authorizes and instructs the Chief Executive and each person authorized for the purpose by the Executive Committee to sign on its behalf Accession Agreements and undertakes not to withdraw, qualify or revoke such authority and instruction at any dime. The Executive Committee shall promptly notify all Parties and the Director of the execution and delivery of each Accession Agreement.

3.7 Additional Agreements: Upon and as a condition of admission as a Party, a New Party shall execute and deliver such further agreements and documents and shall do all such other acts, matters and things as the Executive Committee may reasonably require.

    3.8Application fees: All fees received by the Executive
Committee in respect of any application by a New Party to become a Party shall be used to defray the costs and expenses of the Executive Committee and shall be paid to such account as the Executive Committee may direct. The application fee shall be pounds 250 or such other amount as the Executive Committee may, with the prior approval of the Director, from time to time prescribe.

    3.9Compliance: Each Party shall procure that her so long as it is a Party it shall at all times satisfy or otherwise comply with the admission conditions set out in its Admission Application applicable to it (and/or such further or other conditions as the Executive Committee may from time to time reasonably specify) and upon request from time to time shall promptly provide the Executive Committee with evidence reasonably satisfactory to the Executive Committee of such satisfaction and compliance.

    3.10Change of capacities:

3.10.1 Any Founder Generator, any Founder Supplier, any
Externally Interconnected Party and any Party admitted as an additional party to this Agreement pursuant to this Clause 3 may, upon application to the Executive Committee and satisfaction of such conditions (if any) as the Executive Committee may reasonably require, change the capacity(ies) in which it participates as a Party.

3.10.2 If upon receipt of any Admission Application the Executive
Committee shall consider that the New Party should either:

(a) not be admitted as a Party in the capacity in which it has applied so to be admitted but should be admitted in another capacity; or

(b) be admitted both in the capacity in which it has applied so to be admitted and in another capacity,

then the Executive Committee shall within the period specified in Clause 3.3.2 notify the New Party and the Director accordingly and shall specify what, if any, additional evidence the Executive Committee requires the New Party to produce to demonstrate its fulfillment of the admission conditions relevant to its admission in such other capacity(ies). The provisions of Clauses 3.4, 3.5 and 3.6 shall apply mutatis mutandis but as if the references therein to Additional Evidence were read and construed as references to the said additional evidence.

3.11 Successor Settlement System Administrator: Any successor Settlement System Administrator requiring to be admitted as a Party in that capacity shall, upon application to the Executive Committee, be so admitted by way of Accession Agreement modified insofar as is necessary to take account of the capacity in which such successor is to be admitted. The provisions of Clause 3.6 shall apply mutatis mutandis to any such admission.

3.12 Successor Pool Funds Administrator: Any successor Pool Funds Administrator appointed in accordance with the provisions of Schedule 15 shall be admitted as a Party in that capacity at such time and on such terms and conditions as the Executive Committee may reasonably require.

3.13 Successor Grid Operator: Any successor Grid Operator requiring to be admitted as a Party in that capacity shall, upon application to the Executive Committee, be so admitted by way of Accession Agreement modified insofar as is necessary to take account of the capacity in which such successor is to be admitted. The provisions of Clause 3.6 shall apply mutatis mutandis to any such admission.

3.14 Successor Ancillary Services Provider: Any successor Ancillary Services Provider requiring to be admitted as a Party in that capacity shall, upon application to the Executive Committee, be so admitted by way of Accession Agreement modified insofar as is necessary to take account of the capacity in which such successor is to be admitted. The provisions of Clause 3.6 shall apply mutatis mutandis to any such admission.

                             PART II

                  OBJECTS, REVIEW AND PRIORITY

    4.OBJECTS AND PURPOSE OF THE AGREEMENT

    4.1Principal objects and purpose: The principal objects and purpose of this Agreement are:

4.1.1 to provide a set of rules which, when implemented, will quantify:

    (a)the financial obligations owed by certain Pool Members to other Pool Members in respect of the former Pool Members' purchases of electricity produced or delivered by such other Pool Members;
and

    (b)the financial obligations owed by certain Pool Members to the Ancillary Services Provider in respect of the purchase of Ancillary Services;

4.1.2 to establish, maintain and operate efficiently computer and other systems (whether or not computer related) which will implement the rules referred to in Clause 4.1.1; and

4.1.3 by following the procedures for amending this Agreement set out or referred to herein, to keep under review and promote the implementation, administration and development of the systems referred to in Clause 4.1.2 in a way which takes into account, and balances, the respective interests of actual and potential generators and suppliers of electricity and of consumers of electricity and providers of Ancillary Services.

4.2 Interpretation: In the construction and interpretation of this Agreement due regard shall be had to the principal objects and purpose set out in Clause 4.1.

4.3 Exercise of rights: In exercising its rights under this Agreement, each Party shall exercise and enforce such rights and perform its obligations in good faith having due regard both to its own legitimate commercial interests and the principal objects and purpose set out in Clause 4.1.

 TRANSITIONAL ARRANGEMENTS AND REVIEWS

    5.1[Not used].

Transitional Arrangements

5.2 Transitional Arrangements: The Parties acknowledge and agree that the arrangements described or referred to in the first column of
Schedule 12

("Transitional Arrangements") have been designed as transitional arrangements only. The Parties undertake with each other to use all reasonable endeavours (including, where appropriate, through their representation on the Executive Committee) to give effect to the principle (the New Principle") set opposite the relevant Transitional Arrangement in the second column of Schedule 12 by the date set opposite such Transitional Arrangement in the third column of that Schedule. Clauses 5.9 to 5.14 (inclusive) shall have effect in relation to all Transitional Arrangements.

Regular Reviews

    5.3Conduct of reviews: Within a period (the "Review Period") of six months beginning on each of the dates referred to in Clause 5.5 (the Review Dates") the Executive Committee shall review in consultation with the Settlement System Administrator and the Pool Auditor the operation in practice of this Agreement and the Settlement System to assess whether the principal objects and purpose set out in Clause 4.1 are being or could be better achieved. In carrying out each such review the Executive Committee shall give due consideration to any matter referred to it by any Party, the Pool Auditor, the Director or the Secretary of State. Clauses 5.5 to 5.15 (inclusive) shall have effect in relation to the reviews described in this Clause 5.3, and such reviews shall be in addition to the reviews associated with the Transitional Arrangements.

    5.4[Not used].

    5.5Review Dates: The Review Dates are:

5.5.1those dates falling 12 and 24 months after the Effective
Date;

5.5.2those dates falling on the last day of each successive period of two years, the first such period beginning on 30th
March, 1992; and

5.5.3such other date(s) as the Pool Members in general meeting may from time to time determine.

5.6 Reports: Promptly (and in any event within one month) after the end of each Review Period the Executive Committee shall prepare or cause to be prepared a written report of its review containing such matters as are referred to in Clause

5.7 and a copy of such report shall be sent to each Party, the Pool Auditor, the Director and the Secretary of State.

5.7 Content of reports: Each report referred to in Clause 5.6 shall set out:

5.7.1 the scope of the review conducted;

5.7.2the matters reviewed and the investigations and enquiries made;

5.7.3     the findings of such review;

5.7.4the recommendations (if any) as to the changes to be made to this Agreement and the Settlement System so as to achieve or better to achieve the principal objects and purpose set out in Clause 4.1;

5.7.5the effect which any such recommendation referred to in Clause 5.7.4 would, if implemented, have on the role of the Pool
Auditor under this Agreement and any comments of the Pool Auditor thereon;

5.7.6the financial effects (if any) which any such recommendation referred to in Clause 5.7.4 would, if implemented, have on Pool
Members; and

5.7.7.such other matters as the Executive Committee shall consider appropriate.

If any Committee Member shall disagree with any of the recommendations made in any such report, such report shall set out the reasons for such disagreement and any alternative proposals of such Committee Member.

5.8 General Meeting approval: Within two months after the end of each Review Period the Executive Committee shall convene an extraordinary general meeting of Pool Members to consider and, if thought ft. approve
(in whole or in part) the recommendations (the "Recommendations") made in the report referred to in Clause 5.6. If any Recommendation is so approved
(an "Approved Recommendation") then, subject to Clause 13.5, the provisions of Clauses 5.9 to 5.14 (inclusive) shall have effect in relation thereto. If any Recommendation is not so approved, no further action shall be taken in respect thereof arising from such report.

Works Programme

5.9 Works Programme: In respect of each Transitional Arrangement and each Approved Recommendation the Executive Committee shall:

5.9.1in the case of a Transitional Arrangement, by the date set opposite such Transitional Arrangement in the fourth column of Schedule 12; and

5.9.2in the case of an Approved Recommendation, by the date stipulated by the Pool Members in general meeting or (if no date is stipulated) within a reasonable time,

prepare (or cause to be prepared) in consultation with the Pool Auditor a programme (the Works Programme", which expression shall include any associated documentation hereinafter referred to in this Clause 5.9) which programme shall (unless otherwise resolved by the Executive Committee after consultation with those Parties not being Pool Members who might reasonably be expected to be affected by the Works Programme) include:

(a) a detailed timetable for the implementation of the New Principle or (as the case may be) the Approved Recommendation, including (where appropriate) a series of milestone and/or target dates for the achievement of specified parts of such programme;

(b) a full explanation of how such New Principle or Approved Recommendation is to be implemented, including a detailed analysis of such New Principle or Approved Recommendation and the objectives which it is intended to achieve, the work involved, the resources required and the amendments likely to be required to this Agreement, the Specification and to any other relevant agreement or document and of any changes required to be made to the Software or the Hardware; and

(c) an estimate of the cost of such implementation supported by a breakdown of such cost and a detailed commentary on each element thereof together with proposals for the recovery of such cost,

and (unless otherwise resolved by the Executive Committee after consultation with those Parties not being Pool Members who might reasonably be expected to be affected by the Works Programme)
shall be supported by:

    (i)any draft legal documentation required to give effect to the amendments referred to in paragraph (b) above; and

    (ii)the outline form of agreement appointing the Works
Programme Manager as project manager for the implementation of the Works Programme (which form shall, where the Settlement System
Administrator is or, in the Executive Committee's opinion, is likely to be the Works Programme Manager or where the Works Programme involves changes to the Specification or the Software, be prepared in consultation with the Settlement System Administrator).

5.10 Review: The Executive Committee shall arrange for a copy of each Works Programme to be sent to each Party, the Pool Auditor and the Director for review under cover of a letter setting a deadline for receipt of comments on such Works Programme (being no earlier than one month and no later than two months after the date of despatch of copies of the Works Programme for comment) and indicating to whom such comments should be addressed. Within such time as is reasonable after the deadline set for receipt of comments but, in any event, within two months thereafter, the Executive Committee shall revise (or cause to be revised) the Works Programme to take into account (so far as it consider desirable) the comments received from the Parties, the Pool Auditor and the Director.

5.11 General Meeting referral: As soon as a Works Programme has been revised as provided in Clause 5.10 (or, if the Executive
Committee considers no such revision desirable, within one month after the deadline set under Clause 5.10 for receipt of comments on such Works Programme), the Executive Committee shall convene an extraordinary general meeting of Pool Members to consider and, if thought fit, approve such Works Programme (with or without amendment).

5.12 Approval of the Works Programme:

5.12.1A Works Programme shall not be given effect to unless and until approved by the Pool Members in general meeting. Additionally, if a Works Programme or any part thereof shall involve a matter requiring the approval of Generators or Suppliers in separate general meeting under Clause 13.2 (a "Class Issue"), then such Works Programme shall not be given effect to unless and until approved by the relevant class of Pool Members. If a Works Programme shall not be duly approved (with or without amendment), then the Executive Committee shall revise (or cause to be revised) the same to take account of the wishes of the Pool Members in general meeting and/or (as the case may be) in separate general meeting and thereafter such revised Works Programme shall be re-submitted to the Pool Members in general meeting and, if such revised Works Programme or any part thereof shall involve a Class Issue, to the relevant Pool Members in separate general meeting, in each case for approval (with or without amendment). This revision and re-submission procedure shall be repeated as often as may be required until such time as the Pool Members in general meeting and, as necessary, in separate general meetings approve the Works Programme.

5.12.2Notwithstanding the provisions of Clause 5.12.1, the Executive Committee and each Party shall be entitled at any time prior to the approval of a Works Programme by the Pool Members in general meeting and (where required under Clause 5.12.1) by the relevant class of Pool Members in separate general meeting to apply to the Director requesting that the implementation of the New Principle or (as the case may be) the Approved Recommendation should not proceed or should not proceed in the manner set out by such Works Programme and, in such event, effect shall not be given to the Works Programme pending the determination of the Director and then (subject as provided in Clause 5.14) only to the extent (if at all) that the Director in his absolute discretion shall approve.

5.13 Implementation: The implementation of all Works Programmes shall be project managed by the Settlement System Administrator or (if the Settlement System Administrator is unable or unwilling so to project manage) such other person as the Executive Committee shall nominate (the "Works Programme Manager") upon and subject to such terms and conditions as are agreed by the Executive Committee with the Works Programme Manager and the cost thereof recovered in accordance with the terms of the relevant Works Programme. Cost overruns, liquidated damages and all other financing costs, incentives and penalties shall be financed, levied and/or paid at the times and in the manner provided for in such Works Programme. Costs incurred by the Settlement System Administrator shall be recovered in accordance with the Charging Procedure. The Executive Committee shall require the Works Programme Manager to prepare and submit to the Executive Committee no less frequently than quarterly a written report giving a detailed commentary on the progress of implementing each Works Programme, including a comparison of actual progress made against the timetable set by such Works Programme and of actual costs incurred against budgeted costs.

5.14 Pool Auditor's approval: At the completion of the work required by each Works Programme but prior to effect being given to the New Principle or (as the case may be) the Approved Recommendation the Executive Committee shall request the Pool Auditor to issue an opinion in form and content satisfactory to the Executive Committee confirming to all Parties and the Director that the Pool Auditor has inspected and tested the arrangements giving effect to the New Principle or (as the case may be) the Approved Recommendation and is satisfied (without qualification or reservation) that such arrangements do give effect to the New Principle or Approved Recommendation in the manner required by the Works Programme. The Executive Committee shall use all reasonable endeavours to make (or procure to be made) such modifications to such arrangements as are necessary to enable the Pool Auditor to give its opinion without qualification or reservation, and the costs of any such modification shall be recovered in accordance with the relevant Works Programme. If the Pool Auditor's opinion can be given only with qualification or reservation, the Executive Committee shall convene an extraordinary general meeting of Pool Members and, where required under Clause 5.12.1, a separate general meeting of Generators and/or (as the case may be) Suppliers to consider and, if thought fit, approve such arrangements in the knowledge that the Pool Auditor's opinion can be given only with qualification or reservation. Subject to the provisions of Clause 6, each of the Parties undertakes with each of the other Parties promptly following the issue of the Pool Auditor's opinion (but, where such opinion has a qualification or reservation, only after approval as aforesaid by the Pool Members in general meeting and, where required under Clause 5.12.1, by the relevant class of Pool Members in separate general meeting) to execute and deliver any amending agreement or other documents and to take such other action as may reasonably be required of it to give effect to such arrangements, in any such case at its own cost and expense.

5.15 Secretary of State's approval: In respect of the Secretary of State's decision as set out in his letter of 11th December, 1991 to the Chief Executive concerning the selling of the output of plant by Generators with on-site demand under this Agreement:
-

5.15.1each of the Parties undertakes with each of the other
Parties forthwith to take all such steps (including as to the execution of any document) as may be required to give full force and effect to the decision of the Secretary of State. Each of the Parties shall take all such steps at its own cost and expense except that the Settlement System Administrator, the Pool Funds Administrator and the Ancillary Services Provider shall be entitled to recover any such costs and expenses in accordance with the terms of this Agreement; and

5.15.2each of the Parties acknowledges and agrees that damages would not be an adequate remedy for any failure by it to give in accordance with Clause 5.15.1 full force and effect to the decision of the Secretary of State pursuant to this Clause 5.15 and that, accordingly, each of the other Parties and the Director shall be entitled to the remedies of injunction, specific performance and other equitable relief for any threatened or actual such failure and that no proof of special damages shall be necessary for enforcement.

5.16 Director's modifications:

5.16.1Where the Monopolies and Mergers Commission has issued a report on a reference under section 12 of the Act which:

    (a)includes conclusions to the effect that any of the matters specified in the reference operate, or may be expected to operate, against the public interest;

    (b)specifies effects adverse to the public interest which those matters have or may be expected to have;

    (c)includes conclusions to the effect that those effects could be remedied or prevented by modifications of the conditions of any Licence and such modifications would require a change to the Pooling and Settlement Agreement; and

    (d)specifies modifications by which those effects could be remedied or prevented,

the Director may, subject to the following provisions of this Clause, require such modifications to this Agreement as are requisite for the purpose of remedying or preventing the adverse effect specified in the report.

5.16.2Before requiring modifications to be made pursuant to this Clause, the Director shall have regard to the modifications specified in the report. Further, the Director shall not, and shall not be entitled to, require a modification to be made to this Agreement which modification could not have been achieved lawfully through a modification of one or more Licences consequent upon the report (but as if, for this purpose, only those Parties who are holders of Licences were parties to this Agreement).

5.16.3Before requiring modifications to be made pursuant to this Clause, the Director shall give notice:

    (a)stating that he proposes to make the modifications and setting out their effect;

    (b)stating the reasons why he proposes to make the modifications; and

    (c)specifying the period (not being less than 28 days from the date of publication of the notice) within which representations or objections with respect to the proposed modifications may be made,

and shall consider any representations or objections from any person which are duly made and not withdrawn.

5.16.4A notice under Clause 5.16.3 shall be given:

    (a)by publishing the notice in such manner as the Director considers appropriate for the purpose of bringing the matters to which the notice relates to the attention of persons likely to be affected by the making of the modifications; and

    (b)by serving a copy of the notice on each Party, the Executive Committee and the Pool Auditor.

5.16.5After considering any representations or objections which are duly made and not withdrawn pursuant to Clause 5.16.3, the Director may by notice published as provided in Clause 5.16.4(a) and served on those referred to in Clause 5.16.4(b) specify the modifications to this Agreement which he requires to be made and the date upon which such modifications are to take effect and each of the Parties undertakes with each other of the Parties promptly to take all such steps as may be necessary to give full force and effect to the modifications so required. Any costs incurred by the Settlement System Administrator in giving effect to such modifications shall be recovered in accordance with the Charging Procedure.

6.  ENTRENCHED PROVISIONS, INCONSISTENCIES AND CONFLICTS

Entrenched Provisions

    6.1Secretary of State's consent: The Parties acknowledge and agree that, notwithstanding any other provision of this Agreement, no amendment to or variation of any of the matters dealt with in any of the following provisions of this Agreement shall take effect without the prior written consent of the Secretary of State:

6.1.1 Clause 5.15, Part XIV and Section 28 of Schedule 9; and

6.1.2 this Clause 6.1.

6.2 Director's consent: The Parties acknowledge and agree that, notwithstanding any other provision of this Agreement, no amendment to or variation of any of the matters dealt with in any of the following provisions of this Agreement shall take effect without the prior written consent of the Director:

    6.2.1(a)Clauses 3.5, 4, 5.12.2, 5.15, 5.16, 6.11, 11, 13, 15.6,
53.6, 67.3, 67.4, 83, 84 and 85 and Section 8 of Schedule 14 and Section 7 of Schedule 20;

(b) sub-section 19.1 of Schedule 14; and

(c) paragraphs 1.4, 2.2.3, 3.3, 3.4, 3.7, 4.4.1, 6.4, 6.5, 17.3 and 22.5 of Schedule 21;

6.2.2without prejudice to Clause 6.2.3, the Pool.Rules or any of them, other than an amendment or variation which:

(a) involves only a change of a technical nature in the systems, rules and procedures contemplated by this Agreement; and

    (b)will not increase the liability or decrease the rights of any Party under this Agreement beyond what may reasonably be regarded as de minimis in relation to such Party,

but in any event including Section 22 thereof;

6.2.3 any provision of this Agreement which requires or permits any matter to be referred to the Director for approval, consent, direction or decision or confers any rights or benefits upon the Director; and

6.2.4 this Clause 6.2.

6.3 Settlement System Administrator's consent: The Parties acknowledge and agree that, notwithstanding any other provision of this Agreement, insofar as directly affects in any material respect the rights, benefits, duties, responsibilities, liabilities and/or obligations of the Settlement System Administrator no amendment to or variation of any of the matters dealt with in any of the following provisions of this Agreement shall take effect:

6.3.1without the prior written consent of the Settlement System
    Administrator: -

(a)  the definitions in Clause 1.1 of "Agreed Procedure",
"Charging Procedure", "Code of Practice", force Majeure", "Good
Industry Practice", "Hardware", "SSA Arrangements" and "SSA
System";

(b) Clauses 6.9, 7.3, 7.6, 9.5, 10.9, 10.10, 19.4, 34.1, 34.2,
35.3, 35.6, 36.2, 37, 66, 68, 69, 74 and 78.2;

(c) Schedule 4;

(d)Sections 1.6 (and its application to any other Section of Schedule 9), 1.7 and 3 of Schedule 9; and

    (e)this Clause 6.3;

6.3.2without the prior written consent of the Settlement System
Administrator (such consent not to be unreasonably withheld or delayed) :

    (a)Clauses 18.1.2, 18.1.4, 19.5, 41, 45, 47.1, 47.3, 48.1,
48.2, 48.9, 60, 70, 71.1, 71.4 and 71.5;

(b) Part XXII (other than Clauses 74 and 78.2);

(c) Section 30 of, and Appendix 4 to, Schedule 9;

(d) Section 2(b) of Part C to Schedule 17; and

(e) paragraphs 4 to 16 (inclusive), 18, 19, 21 and 22 of Schedule
21.

6.4 Pool Funds Administrator's consent: The prior written consent of the Pool Funds Administrator may be needed to certain amendments to or variations of this Agreement, as provided in Schedule 15.

6.5 Grid Operator's consent: The Parties acknowledge and agree that, notwithstanding any other provision of this Agreement, insofar as directly affects in any material respect the rights, benefits, duties, responsibilities, liabilities and/or obligations of the Grid Operator, no amendment to or variation of any of the matters dealt with in any of the following provisions shall take effect:

6.5.1without the prior written consent of the Grid Operator:
(a) Clauses 6.9, 7.3, 7.6, 9.5, 10.9, 10.10, 19.4, 25, 37.3, 47 to 50
(inclusive), 66, 68, 69, 72, 74 and 78.2;

(b) sub-section 3.1 of Appendix 2 to Schedule 9; and

(c) this Clause 6.5; and

6.5.2without the prior written consent of the Grid Operator (such consent not to be unreasonably withheld or delayed), any other provision of this Agreement,

Provided that the references to Parties and to the Grid Operator in this Clause 6.5 shall be construed as if they were references to such terms prior to the creation of Meter Operator Parties and the associated amendments to this Agreement, but this shall be without limitation to any right of the Grid Operator to consent to any amendment or variation to this Agreement under this Clause 6.5.

6.6 Ancillary Services Provider's consent: The Parties acknowledge and agree that, notwithstanding any other provision of this Agreement, insofar as directly affects in any material respect the rights, benefits, duties, responsibilities, liabilities and/or obligations of the Ancillary Services Provider, no amendment to or variation of any of the following provisions shall take effect:

6.6.1 without the prior written consent of the Ancillary Services
Provider:

(a)  Clauses 6.9, 7.3, 7.6, 9.5,10.9, 10.10,19.4, 25, 52.3, 66,
68, 69, 72, 74 and 78.2;

(b) Part XI and the provisions expressly incorporated therein by reference;

(c)  Sections 1.8, 23, 24.8 and 28 of Schedule 9; and

(d)  this Clause 6.6; and

6.6.2without the prior written consent of the Ancillary Services
Provider (such consent not to be unreasonably withheld or delayed), any other provision of this Agreement.

6.7  Amendments generally:

6.7.1The following provisions of this Clause 6.7 are without prejudice to the rights, powers and privileges of the Secretary of State and the Director under the Act or any Licence or otherwise howsoever.

6.7.2In relation to Schedule 4 (including its Appendix), and save as provided in Clause 6.7.3, where that Schedule provides for an amendment to the SSA Arrangements, the Menus of Prices or the Variation Menus (or any or any part thereof) to be agreed between certain designated persons and those persons agree in writing the amendment to be made, then the SSA Arrangements, the Menu of Prices or, as the case may be, the Variation Menus (or the relevant one or part thereof) shall be so amended without the need for any other Party to execute or deliver any amending or confirmatory document and each Party hereby consents to such amendments being made in such a manner and undertakes not to withdraw that consent.

6.7.3In the following cases the amendment procedure set out in Clause 6.7.2 shall itself be modified as hereinafter provided:

     (a)if Schedule 4 refers to "formal documentation" being agreed to give effect to the amendment, an amending agreement executed by all Parties shall be required;

     (b)if the consent of a particular person is required to be obtained under Clauses 6.1 to 6.6 (inclusive), the amendment shall not take effect until that consent has been obtained.

6.7.4 Subject to:

(a) any consent of a particular person required to be obtained under Clauses 6.1 to 6.6 (inclusive) being obtained;

(b)  the requirements of Clauses 6.7.5 and 13.2,

and save as provided otherwise in this Agreement, any amendment to or variation of this Agreement shall be effective if approved by Pool Members in general meeting pursuant to Clause 13.1 or
13.2 and all Parties agree promptly to execute and deliver all agreements and other documentation and to do all such other acts, matters and things as may be necessary to give effect to such amendment or variation.

6.7.5Where any change is proposed to be made to this Agreement which, if made:

    (a)would introduce provisions dealing with matters not then dealt with in or expressly contemplated by this Agreement; and

     (b)would in any material respect directly affect the rights, benefits, duties, responsibilities, liabilities and/or obligations under this Agreement of the Settlement System Administrator, the Grid
Operator, the Ancillary Services Provider and/or any Externally
Interconnected Party,

such change shall not be made without the prior written consent of the relevant one of them (in each case not to be unreasonably withheld or delayed) provided that the reference to the Grid
Operator in this Clause 6.7.5 shall be construed as if it was a reference to such term prior to the creation of Meter Operator Parties and the associated amendments to this Agreement, but this shall be without limitation to any right to consent to any amendment or variation of this Agreement under this Clause 6.7.5.

                  Inconsistencies and Conflicts

6.8 Internal inconsistencies and conflicts: In the event of any inconsistency or conflict:

6.8.1the Pool Rules shall prevail over the other provisions of this Agreement (except Clause 4);

6.8.2the provisions of this Agreement shall prevail over the Specification; and

6.8.3the Specification shall prevail over the Software,

and the Parties shall use all reasonable endeavours promptly to secure the elimination of such inconsistency or conflict.

6.9  External inconsistencies and conflicts:

6.9.1Each of the Parties hereby acknowledges and agrees the desirability of achieving and maintaining consistency and absence of conflict between the provisions of this Agreement and the Grid Code but recognises that, due principally to the different functions and objectives of this Agreement and the Grid Code, the fact that there may be Parties who are not bound by the Grid Code and the different procedures in this Agreement and the Grid Code for review of their respective terms, it will not in all circumstances be possible to avoid inconsistency or conflict.

6.9.2Where at the Effective Date there is an inconsistency or conflict between the provisions of this Agreement and the Grid Code the Executive Committee shall first consider the matter and make recommendations and thereafter the Parties shall negotiate in good faith to eliminate such inconsistency and/or conflict having regard to the different functions and objectives of the Grid Code and this Agreement.

6.9.3Each of the Parties shall use its reasonable endeavours to ensure that where any change to this Agreement is proposed to be made which may reasonably be expected to require a change to the-
Grid Code (or vice versa) such change is brought by the Executive Committee to the attention of the Grid Code Review Panel in good time to enable it to consider what corresponding change, if any, should be made to the Grid Code or (as the case may be) this Agreement. In any such consideration, the Parties acknowledge and agree that it would be desirable in the event of any inconsistency or conflict between the provisions of this Agreement and the Grid Code if regard were had by the Grid Code Review Panel to the principles set out in Clause 6.9.4.

6.9.4The principles referred to in Clause 6.9.3 are that:

    (a)where by reason of any inconsistency or conflict the security, quality of supply and/or safe operation of the NGC Transmission System under both normal and/or abnormal operating conditions would necessarily be compromised and/or the Grid Operator would necessarily be in breach of its obligations under the Act or its Transmission Licence, the provisions of this Agreement should be made to conform (to the extent of such inconsistency or conflict) to those of the Grid Code; and

    (b)in any other case, where by reason of such inconsistency or conflict there is or is Likely to be a material financial effect on any class of Pool Members or on all or a significant number of Pool
Members, the provisions of the Grid Code should be made to conform (to the extent of such inconsistency or conflict) to those of this Agreement.

6.9.5The Parties acknowledge that changes to the Grid Code are required to be approved by the Director.

6.9.6Where there is any conflict or inconsistency between the Grid Code and the Pool Rules, no Party shall be liable hereunder or under the Grid Code as a result of complying with its obligations under this Agreement or under the Grid Code.

6.10 Breaches of the Pool Rules: If at any time any Party believes that there has been a breach of the Pool Rules, such Party shall promptly report the same in writing to the Executive
Committee.

6.11 Director's requests: The Executive Committee shall:

     (i)give due and prompt consideration to any matter referred to it in writing by the Director;

     (ii)advise the Director in writing of any decision or action of the Executive Committee in relation to such matter.

     (iii)provide the Director in writing with an explanation in reasonable detail of the reasons for such decision or action; and

     (iv)if reasonably requested by the Director (having regard, in particular, to the resources available to the Executive Committee), in relation to any proposal by the Director for a change to any provision of this Agreement provide or procure the provision of advice and assistance to the Director as soon as reasonably practicable as to the implications of the change and the actions necessary to implement it (including any relevant feasibility study).


                            PART III

              POOL MEMBERSHIP AND GENERAL MEETINGS

7.  INTRODUCTION

7.1 Obligations contractually binding: Each Pool Member acknowledges and agrees that it is bound to each other Pool
Member as a matter of contract and will comply with its obligations under this Agreement.

7.2 Externally Interconnected Parties: Each Externally Interconnected Party acknowledges and agrees that it is bound to each Pool Member as a matter of contract and undertakes to comply with the Pool Rules so far as they may be applicable to it and each Pool Member acknowledges and agrees that it is bound to each Externally Interconnected Party as a matter of contract and will comply with its obligations under this Agreement.

7.3 Parties not Pool Members: The Settlement System Administrator, the Pool Funds Administrator, the Grid Operator and the Ancillary Services Provider shall not be Pool Members and shall not be bound as against other Pool Members or the Executive Committee except as expressly provided for in this Agreement, the Escrow Agreement and the Funds Transfer Agreement in their respective roles as Settlement System Administrator, Pool Funds Administrator, Grid Operator and Ancillary Services Provider.

7.4 Pool Rules:

7.4.1The Pool Rules as at 1st April, 1996 are set out in Schedule
9. The Settlement System calculations shall be carried out on the basis of the Settlement System and the Pool Rules.

7.4.2The Pool Rules shall be developed under the control of the Executive Committee. Subject to Clause 6, the Executive Committee may at any time and from time to time change all or any of the Pool Rules upon notification to all Parties and Meter Operator Parties, and any such change shall be binding on all Parties and Meter Operator Parties without further action being required on the part of any person.

7.5  Pool Member's obligations:

7.5.1 Save as otherwise expressly provided in this Agreement, the obligations of each Pool Member under this Agreement are several and a Pool Member shall not be responsible for the obligations or liabilities of any other Pool Member. The failure of any Pool Member to carry out all or any of its obligations under this Agreement shall not relieve any other Pool Member of all or any of its obligations hereunder.

7.5.2 In respect of those obligations of a Pool Member (the "Indemnifying Pool Member") under this Agreement which are expressed to be several, the Indemnifying Pool Member shall indemnify and keep indemnified each other Pool Member from and against all losses, costs (including legal costs) and expenses which such other Pool Member may suffer or incur as a result of being held liable by operation of law (or contesting any such liability) for the performance or non-performance of all or any of such obligations of the Indemnifying Pool Member.

7.6 Information: In respect of all data and other information which a Pool Member or an Externally Interconnected Party (not being a Pool Member) is required to notify to the Settlement System Administrator under or pursuant to this Agreement (other than (i) Metered Data (as defined in paragraph 3.1.2 of Schedule
9) and (ii) pursuant to paragraph 2.3.2 of Schedule 9, the relevant Pool Member or (as the case may be) Externally Interconnected Party shall use all reasonable endeavours to ensure that all such data and other information is complete and accurate in all material respects.

8.   POOL MEMBERSHIP

8.1 Initial Pool Members: The initial Pool Members shall be the
Founder Generators and the Founder Suppliers.

8.2 Additional Pool Members:

8.2.1Subject to the following provisions of this Clause 8.2 and Clause 8.13 and to the fulfilment by the Party concerned of the conditions set out or referred to in Clause 8.3 (the "Pool
Membership Conditions"), any Party shall, upon application to the Executive Committee, be admitted as a Pool Member.

8.2.2 For the purposes of this Clause 8, "Party" shall include any person who is applying to be admitted as a Party pursuant to Clause 3 contemporaneously with being admitted as a Pool Member but shall exclude the Settlement System Administrator, the Pool Funds Administrator, the Grid Operator and the Ancillary Services Provider.

8.2.3 Subject to Clause 8.2.4, the admission of a Party as a Pool Member shall take effect on the date (the "Admission Date") specified by the Executive Committee (with the prior agreement of the Settlement System Administrator) in a notice given by the Executive Committee to the relevant Party no later than 28 days after the Satisfaction Date, provided that the Admission Date shall be a date falling no earlier than the Satisfaction Date and (unless otherwise agreed by the Executive Committee, the Settlement System Administrator and such Party) no later than 90 days after the Satisfaction Date. In default of such notification being given by the Executive Committee within the said 28 days, the admission shall take effect on the day falling 35 days after the Satisfaction Date. For the purposes of this Clause, the "Satisfaction D n shall be the day on which the last of the Pool Membership Conditions required to be fulfilled by such Party shall have been fulfilled by it.

8.2.4 No person shall be admitted as a Pool Member unless prior to or contemporaneously with such admission it shall have been or (as the case may be) shall be admitted as a Party.

8.2.5 Prior to a Party's admission as a Pool Member the Executive
Committee shall, where appropriate, determine and notify the relevant Party of the amount of Security Cover (if any) to be provided by such Party.

8.3  Pool Membership Conditions:

8.3.1 Where a person has been admitted as a Party pursuant to Clause 3 otherwise than contemporaneously with being admitted as a Pool Member pursuant to Clause 8, the Pool Membership Conditions applicable to it shall (unless otherwise determined by the Director upon the application of such person or the Executive Committee) be those that would have been applicable to it if it had applied to be admitted as a Pool Member at the date of its admission as a Party and, subject as aforesaid, such person shall not be required to fulfil any further or other Pool Membership Conditions introduced after such date unless the applicant notifies the Executive Committee in writing prior to or contemporaneously with its application for admission as a Pool Member that it wishes such further or other conditions to apply, in which case the Pool Membership Conditions applicable to it shall (subject as aforesaid) be those applicable on the date of its application for admission as a Pool Member.

8.3.2 The Pool Membership Conditions required to be fulfilled by a Party prior to its admission as a Pool Member are:

(a) the due completion by the Party and the delivery to the Executive Committee of a Pool Membership Application;

(b) in respect of any Metering System required to be taken into account for the purposes of Settlement and which relates to the Party, the provision of evidence reasonably satisfactory to the Executive Committee that:

(i)  there is a Registrant and an Operator for such Metering
System;

(ii) such Registrant has provided to the Settlement System
Administrator the information required for standing data purposes as required by this Agreement or the relevant Agreed Procedure;
and

(iii) such Metering System conforms with the requirements of Part
XV, all relevant Agreed Procedures and all Codes of Practice and is compatible with the Settlement System;

(c) the Party has entered into and has in full force and effect all appropriate Connection Agreements or, if the Party is applying to be admitted as an External Pool Member, that all appropriate Connection Agreements with the relevant Externally Interconnected Party in relation to the relevant Interconnection are in full force and effect;

(d) the provision of such information as the Executive Committee may reasonably require to enable the Executive Committee to ascertain whether any of the provisions of Clause 11.4 are applicable to that Party, to determine whether that Party is an Independent Generator, Small Generator and/or Independent Supplier and to calculate the initial Weighted Votes and Points of that Party as a Pool Member under Clause 11.3 and Schedule 13 respectively;

(e) the provision of such information as the Executive Committee may reasonably require:

(i) to enable the Executive Committee to ascertain whether (and, if so, on what basis) that Party is entitled to take the benefit of any exception in Clause 8.5 claimed by it; and

(ii) to assist the Executive Committee in making any determination under Clause 8.5 relevant to that Party;

(f) if the Party is a Generator (other than an External Pool Member), the provision of evidence reasonably satisfactory to the Executive Committee that the Party operates or has under its control one or more Generating Units, which Generating Unit(s) has (have) provided electricity to the Total System or will be capable of so providing electricity within such period as the Executive Committee .nay specify; and

(g) if the Party is an External Pool Member, the provision of evidence reasonably satisfactory to the Executive Committee that the Party has the right to use one or more Generation Trading Blocks and/or the right to take electricity across an External Interconnection under an Interconnection Agreement then in full force and effect.

8.4 Compliance: Each Pool Member shall procure that for so long as it is a Pool Member it shall at all times satisfy or otherwise comply with those Pool Membership Conditions (whether set out in this Agreement or in its Pool Membership Application) applicable to it (and/or such further or other conditions as the Executive Committee may from time to time reasonably specify). Each Pool Member shall upon request from time to time promptly provide the Executive Committee with such information as the Executive Committee may reasonably require (i) to enable the Executive Committee to ascertain whether (and, if so, on what basis) that Pool Member is entitled to take the benefit of any exception in Clause 8.5 claimed by it, and (ii) to assist the Executive Committee in making any determination under Clause 8.5 relevant to that Party, and further with evidence reasonably satisfactory to the Executive Committee of such satisfaction and compliance.

8.5  Restrictions applicable to Pool Members:

8.5.1 At each of its Sites, or where any such Site forms part of a Trading Site, such Trading Site, each Generator shall sell its entire Exports of electricity to Pool Members pursuant to this Agreement except:

(a) for its Exports of electricity from any generating station in respect of which (but for other generating stations owned or operated by it) it would not be required to hold a Generation Licence, being Exports at any Site or, as the case may be, Trading Site for which the Generator is not required to complete a Supplemental Agreement to the Master Connection and Use of System Agreement

Provided that the Generator has given the Executive Committee either on the Effective Date or not less than 10 Business Days before that Site or, as the case may be, Trading Site is withdrawn from the requirements of this provision, written notice that the circumstances described in sub paragraph (a) apply; or

(b)  for the output of electricity from any of its Generating
Units in circumstances which the Executive Committee resolves by a vote passed by 80 per cent. or more of the votes of all Committee Members (after consultation with the Director) are exceptional.

8.5.2 In respect of all its requirements for electricity which a Supplier wishes to purchase from Pool Members, the Supplier shall purchase the same pursuant to this Agreement, provided that nothing in this Agreement shall prevent or restrict the purchase by a Supplier otherwise than pursuant to this Agreement:

(a) in circumstances where the Supplier is acting otherwise than in its capacity as a consumer, of all or part of that output of electricity from any Generating Unit which is not required to be sold to Pool Members pursuant to Clause 8.5.1 or of electricity which has been purchased by an External Pool Member at its associated External Interconnection as an export from the NGC Transmission System pursuant to this Agreement; or

(b) in circumstances where the Supplier is acting in its capacity as a consumer:

(i) of electricity from any Supplier which has purchased that electricity pursuant to this Agreement; or

(ii) of such output of electricity as is referred to in paragraph
(a) above; or

(c) in circumstances where the Supplier is a Supplier holding a PES Licence and is acting in its capacity as a PES, of electricity from any Supplier which is a Supplier holding a PES Licence, which operates a Distribution System directly connected to the Distribution System operated by the Supplier first mentioned in this paragraph (c) and which has purchased that electricity pursuant to this Agreement; or

(d) in circumstances which the Executive Committee resolves by a vote passed by 80 per cent. or more of the votes of all Committee
Members (after consultation with the Director) are exceptional, from any person.

For the purposes of this Clause 8.5.2 a "consumer" means a person who purchases electricity from a Supplier for its own consumption at premises owned or occupied by that person.

8.6 Restrictions applicable to non-Pool Members: Save as otherwise expressly provided, a Party which is not a Pool Member shall not be entitled to any of the rights and benefits accorded to Pool Members under this Agreement.

8.7  Resignation: Subject as provided in Clause 8.8:

8.7.1a Party (other than the Settlement System Administrator, the
Pool Funds Administrator, the Grid Operator, the Ancillary
Services Provider and each Externally Interconnected Party) shall be entitled at any time to resign as a Party by delivering a Resignation Notice to the Secretary; and

8.7.2 such resignation shall take effect 28 days after receipt of the Resignation Notice by the Secretary.

Promptly after receipt of a duly completed Resignation Notice from a Party, the Secretary shall notify (for information only) all of the other Parties, the

Executive Committee and the Director of such receipt and of the name of the Party wishing to resign.

8.8 Restrictions on resignation: A Party may not resign as a Party (and any Resignation Notice delivered pursuant to Clause
8.7.1 shall lapse and be of no effect) unless:

8.8.1 as at the date its resignation would otherwise become effective all sums due from such Party to the Executive Committee or any other Party under (a) this Agreement, (b)the Funds Transfer Agreement or (c) any agreement entered into pursuant to this Agreement (whether by or on behalf of such Party) and notified for the purposes of this Clause 8.8 by the Executive Committee to such Party prior to the date of its resignation, have been paid in full; and

8.8.2 it would not be a breach of any Licence condition applicable to such Party so to resign.

8.9 Release as a Party: Without prejudice to Clause 66.7 and its accrued rights and liabilities and its rights and liabilities which may accrue in relation to the period during which it was a Party under this Agreement, the Funds Transfer Agreement or any agreement referred to in Clause 8.8.1(c), upon a Party's resignation becoming effective in accordance with Clause 8.7:

8.9.1 such Party (if it is a Pool Member) shall cease automatically to be a Pool Member;

8.9.2 such Party shall be automatically released and discharged from all its obligations and liabilities under this Agreement, the Funds Transfer Agreement and any agreement referred to in Clause 8.8.1(c); and

8.9.3 each of the other Parties shall be automatically released and discharged from its obligations and liabilities to such Party under this Agreement, the Funds Transfer Agreement and any agreement referred to in Clause 8.8.1 (c).

Each Party shall promptly at its own cost and expense execute and deliver all agreements and other documentation and do all such other acts, matters and things as may be necessary to confirm such cessation, release and discharge.

8.10 Withdrawal as a Party: If a Party (the "Withdrawing Party") shall apply on three occasions to be admitted as a Pool Member pursuant to this Clause 8 and on each such occasion it is not so admitted by reason of its failure to fulfil the relevant Pool Membership Conditions then with effect from the date the Withdrawing Party is deemed to receive notification from the Executive Committee pursuant to Clause 75 that it has failed for the third time to fulfil such conditions, without prejudice to Clause 66.7 and its accrued rights and liabilities, and its rights and liabilities which may accrue in relation to the period during which it was a Party, under any agreement entered into pursuant to this Agreement (whether by or on behalf of the Withdrawing Party) and notified to it for the purposes of this Clause 8.10 by the Executive Committee prior to the date of its cessation as a Party:

8.10.1 the Withdrawing Party shall automatically cease to be a Party and shall be automatically released and discharged from all its obligations and liabilities under this Agreement and any such agreement;

8.10.2 each of the other Parties shall be automatically released and discharged from its obligations and liabilities to the Withdrawing Party under this Agreement and any such agreement;
and

8.10.3 each Party shall promptly, at the cost and expense of the Withdrawing Party, execute and deliver all agreements and other documentation and do all such other acts, matters and things as may be necessary to confirm such cessation, release and discharge.

8.11 External Pool Members: A person who has been admitted as an External Pool Member shall immediately cease to be a Pool Member
(such cessation to be without prejudice to Clause 66.7) upon either:

8.11.1 all of its rights under an Interconnection Agreement to use the relevant External Interconnection(s) for taking or delivering electricity from or to the NGC Transmission System having permanently ceased; or

8.11.2 the relevant External Interconnection(s) permanently ceasing to be connected to the NGC Transmission System.

8.12 Change of capacities: Any Pool Member may, upon application to the Executive Committee and satisfaction of those of the Pool Membership conditions relevant to its new capacity and such other conditions (if any) as the Executive Committee may reasonably require, change the capacity(ies) in which it participates as a Pool Member and any Pool Member who acquires an additional capacity in which it participates as a Pool Member shall be deemed to have been admitted as a new Pool Member pursuant to Clause 8.2 in that additional capacity.

8.13 Saving: The Executive Committee shall have the right to waive compliance by a Party with all or any of the Pool Membership Conditions either absolutely or on terms if, in the opinion of the Executive Committee, this is necessary to ensure or help ensure that the Settlement process operates efficiently or that the interests of other Pool Members are safeguarded.

9.   GENERAL MEETINGS

9.1 Annual general meeting: Once in, and no later than 31st March of, each year Pool Members shall hold a general meeting as their annual general meeting in addition to any other meetings of Pool Members in that year, and notices calling such general meeting shall specify it as the annual general meeting. At each annual general meeting the Pool Members shall be required to consider and, where appropriate, resolve upon the following, namely:

9.1.1 a report prepared by the Executive Committee on the Settlement System and its operation during the immediately preceding year, which report shall include:

(a) a review of the operation of the Settlement System, the Charging Procedure, the PFA Accounting Procedure and the Funds
Transfer System during the immediately preceding year;

(b) a report on the progress of all Works Programmes then current and of all changes to the operation of the Settlement System, the Charging Procedure, the PFA Accounting Procedure, the Funds Transfer System, all revisions to this Agreement and all enhancements, improvements and modifications of or to the Specification, the Hardware or the Software, in each case which have been undertaken pursuant to this Agreement;

(c) a review of performance over the immediately preceding year against the business plan referred to in Clause 9.1.6; and

(d) such other information or matters as the Executive Committee shall consider appropriate (including any proposed revision to this Agreement);

9.1.2 a report prepared by the Pool Auditor on the Settlement
System and its operation during the immediately preceding year, which report shall include:

(a) a summary of the audits, reviews, tests and/or checks referred to in Part IX carried out by the Pool Auditor during such immediately preceding year;

(b) any recommendation which the Pool Auditor wishes to make regarding the operation of the Settlement System, the Charging
Procedure, the PFA Accounting Procedure, the ASP Accounting
Procedure and the Funds Transfer System; and

(c)  such other information or matters which the Executive
Committee may reasonably require or the Pool Auditor shall consider appropriate;

9.1.3 [Not used].

9.1.4the appointment of Committee Members pursuant to Clause 15
(where appropriate, in separate class meetings of Pool Members);

9.1.5 such matters as any Pool Member present in person may wish to raise at such meeting, notice of which has been given to the Secretary no later than seven days before the date of such meeting, it being acknowledged and agreed that failure by a Pool Member so to notify shall not prejudice the right of any Pool Member to ask questions at such meeting on any matter then before such meeting;

9.1.6 a business plan prepared by the Executive Committee for the then current year and the next following four years (or such shorter period as the Pool Members in general meeting shall from time to time determine) on the Settlement System and the Funds Transfer System and their operation and in relation to all other matters which are the subject of this Agreement;

9.1.7 the election of the Pool Chairman pursuant to Clause 16;
and

9.1.8 such other matters as the Executive Committee sees fit to propose and of which notice has been given in accordance with Clause 9.4.1.

9.2 General meetings: All general meetings of Pool Members other than annual general meetings shall be extraordinary general meetings.

9.3 Calling meetings: All general meetings of Pool Members shall be called by 14 days' notice in writing at the least, provided that a general meeting of Pool Members shall, notwithstanding that it is called by shorter notice, be deemed to have been duly called if it is so agreed by a majority in number of the Pool Members having a right to attend and vote at such meeting, being a majority in number together holding not less than 95 per cent. of the Total Votes.

9.4 Convening meetings:

9.4.1 An annual general meeting shall be convened by the Secretary on the instructions of the Executive Committee and any notice convening such a meeting shall set out or append details of any such matters as are referred to in Clause 9.1.8 and shall be accompanied by a copy of the reports referred to in Clauses
9.1.1 and 9.1.2 and of the business plan referred to in Clause
9.1.6. The Secretary shall use its reasonable endeavours to notify the Pool Chairman and Pool Members in advance of the relevant annual general meeting of any such matters referred to in Clause 9.1.8 of which the Secretary has received notice in accordance with that Clause.

9.4.2 Extraordinary general meetings shall be convened:

(a)  by the Secretary on the instructions of the Executive
Committee or of any one or more Committee Members pursuant to Clause 13 4; or

(b) by the Executive Committee, forthwith upon receipt of a Pool Members' requisition being a requisition of Pool Members holding together at the date of the deposit of the requisition not less than two per cent. of the Total Votes of all Pool Members; or

(c)  by the Secretary on tile instructions of the Pool Chairman.

9.4.3 A Pool Members' requisition shall state the objects of the meeting and must be signed by or on behalf of the requisitionists and deposited at the office of the Secretary, and may consist of several documents in like form each signed by one or more requisitionists. If the Executive Committee does not within 21 days from the date of the deposit of the requisition proceed duly to convene an extraordinary general meeting for a date not later than two months after the said date of deposit, the requisitionists may themselves convene a meeting, but any meeting so convened shall not be held after the expiration of three months from such date. A meeting convened under this Clause 9.4 by requisitionists shall be convened in the same manner, as nearly as possible, as that in which meetings are to be convened by the Executive Committee.

9.5 Notice of general meetings: Any notice convening any general meeting of Pool Members shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the day and the hour of the meeting and the general nature of the business of such meeting and shall be given to all Parties, all Committee Members, the Pool Chairman, the Chief Executive (if any), the Pool Auditor and the Director. The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person enticed to receive notice shall not invalidate the proceedings at that meeting. In every such notice there shall appear with reasonable prominence a statement that a Pool Member entitled to attend and vote is entitled to appoint a proxy to attend, speak and (subject to Clause 12.1) vote in its place and that a proxy need not also be a Pool Member.

9.6 Quarterly meetings:

9.6.1 The Secretary shall, on the instructions of the Executive Committee, convene meetings of Pool Members not less frequently than once in each Quarter to discuss reports prepared by the Executive Committee pursuant to Clause 24.2.14 and any other matter of interest which is the subject of this Agreement. Unless the Executive Committee otherwise determines, no such meeting shall be convened for the Quarter in which any annual general meeting is to take place.

9.6.2The provisions of Clauses 9.3 and 9.5 shall apply, mutatis mutandis, for the purposes of the notice and the calling of quarterly meetings pursuant to Clause 9.6.1 as if such meetings were general meetings of Pool Members and the provisions of Clause 10.9 shall also apply mutatis mutandis. Nothing in this Agreement shall prevent a quarterly meeting being convened also as an extraordinary general meeting.

10. PROCEEDINGS AT GENERAL MEETINGS

10.1 General: Save as provided in Clause 12.8 and Part IV, all business of Pool Members shall be transacted at general meetings of Pool Members, the proceedings for the conduct of which are set out in this Clause 10.

10.2 Quorum: No business shall be transacted at any general meeting of Pool Members unless a quorum of Pool Members is present at the time when the meeting proceeds to business. Save as herein otherwise provided, a quorum shall be Pool Members present in person representing:

10.2.1 50 per cent. or more of the aggregate number of Weighted
Votes to which all Generators are entitled under Clause 11.2.1;
and

10.2.2 50 per cent. or more of the aggregate number of Weighted
Votes to which all Suppliers are entitled under Clause 11.2.2.

10.3 Lack of quorum: If within half an hour from the time appointed for the general meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Executive Committee may determine and, if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Pool Member(s) present shall be a quorum.

10.4 Chairman: The Pool Chairman shall preside as chairman at every general meeting and separate general meeting of Pool Members (other than one convened to consider his removal) or, if there is no Pool Chairman or if he shall not be present within 15 minutes after the time appointed for the holding of the meeting or is unwilling to act or if the relevant meeting has been convened to consider the removal of the Pool Chairman, the Chief Executive (if any) shall preside as chairman or, if the Chief Executive shall not be present or is unwilling to act or if the relevant meeting has been convened to consider the removal of the Chief Executive, the Pool Members present shall choose one of their number to be chairman of the meeting.

10.5 Adjournments: The chairman of the meeting may, with the consent of any general meeting of Pool Members at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

10.6 Demand for a poll: At any general meeting of Pool Members a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:

10.6.1 by the chairman of the meeting; or

10.6.2 by at least two Pool Members present in person or by proxy; or

10.6.3 by any Pool Member present in person or by proxy and holding not less than two per cent. of the Total Votes of all Pool Members.

Unless a poll be so demanded a declaration by the chairman of the meeting that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost and an entry to that effect in the book containing minutes of the proceedings of general meetings shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution. The demand for a poll may be withdrawn.

10.7 Timing of poll: Except as hereinafter provided in this Clause 10.7, if a poll is duly demanded it shall be taken in such manner as the chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. A poll demanded on the election of the chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

10.8 No casting vote: In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

10.9 Representation of non-Pool Members: Each of the Chief Executive (if any) or his duly appointed representative, the Settlement System Administrator, the Pool Funds Administrator, the Grid Operator and the Ancillary Services Provider shall be obliged to attend, and each other Party, each Committee Member, the Pool Auditor and the Director (or its or his duly appointed representative) shall have the right to attend, at each general meeting of Pool Members, and each of them shall have the right to speak (but not to vote) thereat.

10.10 Minutes: The Secretary shall prepare minutes of all general meetings of Pool Members and shall circulate copies thereof to all Parties, each Committee Member, the Pool Chairman, the Chief Executive (if any), the Pool Auditor and the Director as soon as practicable (and in any event within ten working days) after the relevant meeting has been held.

11 1.VOTING

11.1 Membership Votes: Each Pool Member shall be entitled to one vote by reason of its Pool Membership (its "Membership Vote").

11.2 Weighted Votes: Subject as provided in Clauses 11.3 and
11.4, in respect of any Quarter: -

11.2.1 each Pool Member which is a Generator shall be entitled in that capacity to one vote for each GWh of Genset Metered
Generation of all its Allocated Generating Units for all Settlement Periods falling in the Votes Calculation Period relative to such Quarter, as determined from the final run of Settlement (as referred to in paragraph D(3) of the Preamble to Schedule 9) for each such Settlement Period; and

11.2.2 each Pool Member which is a Supplier shall be entitled in that capacity to such number of votes as is equal to the total GWh of Consumer Metered Demand taken by that Pool Member in all Settlement Periods falling in the Votes Calculation Period relative to such Quarter, as determined from the final run of Settlement (as referred to in paragraph D(3) of the Preamble to Schedule 9) for each such Settlement Period, each such vote a "Weighted Voter.

For the purposes of this Clause 11.2:

(A) a Generating Unit shall be an Allocated Generating Unit of a Pool Member (in this Clause, the "Identified Pool Member") if it belongs to the Identified Pool Member as of the date on which the Executive Committee calculates the Weighted Votes of Pool Members for the relevant Quarter pursuant to Clause 11.3.2. If at any time during such Quarter an Allocated Generating Unit shall belong to another Pool Member tin this Clause, the Transferee Pool Member"), the Weighted Votes attributed to the Identified Pool Member for such Quarter by reason of the Allocated Generating Unit belonging to it shall be transferred to the Transferee Pool Member as of the date on which such Allocated Generating Unit first belongs to the Transferee Pool Member (and the Identified Pool Member and the Transferee Pool Member shall jointly notify the Executive Committee in writing of such date in good time before its occurrence);

(B) a Generating Unit shall belong to a Pool Member if it is owned by that Pool Member and not leased to another person or if it is leased by that Pool Member from another person;

(C) a Pool Member shall notify the Executive Committee promptly on request of its Allocated Generating Units and the Executive Committee and each other Party may rely on the information in that notification and in any notification under paragraph (A) above without further enquiry or need to verify that information;

(D) in determining the meaning of "good time" for the purposes of paragraph (A) above one factor to be taken into account is that the Settlement System Administrator must be allowed sufficient time to effect the necessary changes in Settlement associated with the transfer of the relevant Allocated Generating Unit; and

(E) the Executive Committee may, upon application of any Pool Member involved in any transfer of assets between Pool Members during any Quarter, adjust as between the Pool Members involved in such transfer, the number of Points and/or Weighted Votes to which they in their capacities as Suppliers are entitled in respect of the remaining part of that Quarter and/or one or both of the two immediately succeeding Quarters if, in the opinion of the Executive Committee, such adjustment would help accommodate the consequences of such a transfer and not prejudice the interests of any other Pool Member in any material respect.

11.3 Calculation of Weighted Votes: Subject as provided in Clause
11.4:

11.3.1 New Pool Members:

(a) until the third Quarter Day next falling after the date of its admission as a Pool Member, any Party who is admitted as a Pool Member pursuant to Clause 8.2 shall have that number of Weighted Votes as fall to be determined in accordance with the following provisions of this Clause 11.3.1. Thereafter, such Pool Member's Weighted Votes shall be calculated in accordance with Clause 11.2;

(b) until the third Quarter Day next falling after the date of admission of the relevant Pool Member as a Pool Member such Pool Member shall have that number of Weighted Votes as are accorded to it upon its admission as a Pool Member by the Executive Committee (which the Executive Committee shall do prior to the date of such admission) who. shall have regard to the factors listed in paragraph (c), (d) and/or (as the case may be) (e) below or as are determined by the Director in accordance with Clause 11.5;

(c) the factors referred to in paragraph (b) shall in the case of a Generator include:

(i) the Registered Capacity of all Generating Units of such Generator;

(ii) the Executive Committee's assessment of the likely availability of all such Generating Units for the period from the date of admission of such Pool Member as a Pool Member to the third Quarter Day next falling after such date, having regard to the registered Generation Scheduling and Despatch Parameters or (as the case may be) Generation Trading Block Scheduling and Despatch Parameters for such Generating Units;

(iii) the Executive Committee's assessment of the likely output of all such Generating Units during such period having regard to the output of Generating Units which in the Executive Committee's opinion most nearly correspond to such Generating Units;

(iv) the Executive Committee's assessment of the likely daily station load associated with the Power Stations of which such Generating Units form part during such period; and

(v) where a Generating Unit of an existing Pool Member is transferred to, and then belongs to, such Generator at or soon after the time of such Generator's admission as a Pool Member, the Weighted Votes most recently attributed to that existing Pool Member by reason of that Generating Unit shall be attributed to such Generator as if such Generator were a Transferee Pool Member under the provisions of paragraphs (A) and (B) of Clause 11.2;

(d) the factors referred to in paragraph (b) above shall in the case of a Supplier be the total GWh which would be supplied by the relevant Supplier in the period from the date of admission of such Pool Member as a Pool Member to the third Quarter Day next falling after such date on the basis of its Customers' metered demand or, where such metered information is not available, the load profiles of its Customers used for the purposes of estimating the consumption of Second Tier Customers; and

(e) the factors referred to in paragraph (b) above shall in the case of an External Pool Member be whichever one or more of those factors referred to in paragraph (c) above and those referred to in paragraph (d) above as the Executive Committee considers to be most readily applicable to the Generating Units (if any) of such Pool Member and to the level of demand for Active Energy of that Pool Member across the relevant External Interconnection but as if the references to Customers in paragraph (d) were references to that Pool Member's own requirements;

11.3.2 Calculation: On or prior to each Quarter Day the Executive Committee shall, on the basis of information to be supplied by the Settlement System Administrator in accordance with Service Line 10 (Service to CEO and Pool Members), calculate the number of Weighted Votes to which each Pool Member whose Weighted Votes are to be calculated in accordance with Clause 11.2 is entitled in its capacity as a Generator or a Supplier for the Following Quarter, and shall notify each Pool Member and the Director in writing of the number of Weighted Votes of all Pool Members in their respective capacities (whether calculated in accordance with Clause 11.2 or 11.3.1). Subject to Clause 11.5, the determination of the Executive Committee as to the number of Weighted Votes of each Pool Member shall (in the absence of manifest error) be final and binding for all purposes of this Agreement;

11.3.3 Attribution: If a Pool Member shall receive one Weighted Vote or no Weighted Votes by reason of the calculations under Clause 11.2 or the foregoing provisions of this Clause 11.3, such Pool Member shall nevertheless be accorded two Weighted Votes;

11.3.4 Rounding: In calculating Weighted Votes in accordance with the provisions of Clause 11.2 and this Clause 11.3, the total GWh for each Generator or (as the case may be) Supplier shall be rounded up or down (0.5 being rounded upwards) to the nearest whole number; and

11.3.5 Additional capacity: For the purposes of Clause 11 any Pool Member who acquires an additional capacity in which it participates as a Pool Member shall be deemed to have been admitted as a new Pool Member pursuant to Clause 8.2 in that additional capacity and until the third Quarter Day next falling after the date such Pool Member's application to the Executive Committee pursuant to Clause 8.12 is approved, it shall have that number of Weighted Votes in that additional capacity as fall to be determined in accordance with the provisions of Clause 11.3.1. Thereafter, such Pool Member's Weighted Votes shall be calculated in accordance with Clause 11.2.

11.4 Restrictions on Weighted Votes:

11.4.1 Generators: At no time shall the aggregate number of Weighted Votes to which both Central Power Limited and Peterborough Power Limited (together with their respective affiliates and related undertakings) are entitled in their capacity as Generators under the foregoing provisions of this Clause 11 exceed 10 per cent. of the aggregate number of Weighted Votes to which all Generators are entitled under the foregoing provisions of this Clause 11 and the aggregate number of Weighted Votes to which both such companies are entitled in that capacity shall be limited accordingly and the number of Weighted Votes of each such company in its capacity as a Generator shall be limited accordingly and the number of Weighted Votes of each such company in its capacity as a Generator shall, if necessary, be pro rata reduced;

11.4.2 Suppliers: At no time shall the aggregate number of Weighted Votes to which both National Power PLC and PowerGen pie (together with their respective affiliates and related undertakings) are entitled in their capacity as Suppliers under the foregoing provisions of this Clause 11 exceed 10 per cent. of the aggregate number of Weighted Votes to which all Suppliers are entitled under the foregoing provisions of this Clause 11 and the aggregate number of Weighted Votes to which both such companies are entitled in that capacity shall be limited accordingly and the number of Weighted Votes of each such company in its capacity as a Supplier shall, if necessary, be pro rata reduced; and

11.4.3 Cap on Weighted Votes:

(a) At no time shall the aggregate number of Weighted Votes to which a Generator and its affiliates and related undertakings which are also Generators are entitled in their capacity as Generation under the foregoing provisions of this Clause 11 exceed 44 per cent. of the aggregate number of Weighted Votes to which all Generators are entitled under the foregoing provisions of this Clause 11 (after taking account of any limitation required under Clause 11.4.1) and the aggregate number of Weighted Votes to which such Generator and all such affiliates and related undertakings are entitled in that capacity shall be limited accordingly and the number of Weighted Votes of such Generator and all such affiliates and related undertakings in their capacity as Generators shall, if necessary, be pro rata reduced.

(b) At no time shall the aggregate number of Weighted Votes to which a Supplier and its affiliates and related undertakings which are also Suppliers are entitled in their capacity as Suppliers under the foregoing provisions of this Clause 11 exceed 44 per cent. of the aggregate number of Weighted Votes to which all Suppliers are entitled under the foregoing provisions of this Clause 11 (after taking account of any limitation required under Clause 11.4.2) and the aggregate number of Weighted Votes to which such Supplier and all such affiliates and related undertakings are entitled in that capacity shall be limited accordingly and the number of Weighted Votes of each Supplier and all such affiliates and related undertakings in their capacity as Suppliers shall, if necessary, be pro rata reduced.

(c)  If any limitation or reduction pursuant to paragraph (a) or
(b) above would otherwise result in a Generator or (as the case may be) a Supplier being accorded other than a whole number of Weighted Votes, the Weighted Votes actually accorded to such person shall be rounded down to the nearest whole number.

11.4.4 Interim arrangement: The Parties acknowledge that the application of Clauses 11.4.1 and 11.4.2 has been limited to named companies pending resolution of how (if at all) restrictions on Weighted Votes should apply to Generators with second tier supply businesses and to Suppliers with an interest in a generation business. The Parties agree to use all reasonable endeavours to reach an agreed resolution to this issue and to amend this Agreement to give effect thereto no later than 31st March, 1994 (or such later date as the Executive Committee may decide).

11.5 Reference to the Director: If any person as is referred to in Clause 11.3.1(a) shall dispute the calculation of or the number of Weighted Votes accorded to it in accordance with Clause 11.3.1, such person may refer such dispute to the Director for determination, whose determination as to the calculation of or the number of Weighted Votes to which such person shall be entitled shall be final and binding for all purposes of this Agreement.

11.6 Alteration of Weighted Votes: The Director may at any time by notice to the Executive Committee alter the calculation of Weighted Votes set out in Clauses 11.2.1 and 11.2.2 and/or the restrictions on Weighted Votes set out in Clause 11.4 if in his opinion such alteration is required to achieve fair representation for all Pool Members.

11.7 Total Votes: Each Pool Member shall be entitled to that number of votes ("Total Votes") calculated in accordance with the following formulae:

TV = X + Y

where:

X =  AxB
    2 x C

Y =  AxD
    2 x E

and where:

TV = the number of Total Votes (rounded up or down, 0.5 being rounded up) to which such Pool Member shall be entitled

A = the greater of C and E and, where C is equal to E, C

B = the number of Weighted Votes for the time being of such Pool
Member in its capacity as a Generator

C = the number of Weighted Votes for the time being of all Pool
Members which are Generators, in their capacity as such (ignoring those Generators whose voting rights have been suspended pursuant to this Agreement)

D = the number of Weighted Votes for the time being of such Pool
Member in its capacity as a Supplier

E = the number of Weighted Votes for the time being of all Pool
Members which are Suppliers, in their capacity as such (ignoring those Suppliers whose voting rights have been suspended pursuant to this Agreement).

11.8 Calculation of Total Votes: On or prior to:

11.8.1 each Quarter Day;

11.8.2 each date upon which a New Party is admitted as a Pool
Member;

11.8.3 each date upon which a Pool Member's voting rights have been suspended or reinstated pursuant to this Agreement; and

11.8.4 each date upon which a Pool Member ceases to be a Party,

the Executive Committee shall calculate for the Following Quarter or (as the case may be) the remainder of the then current Quarter the number of Total Votes to which each Pool Member is for the time being entitled, and shall notify each Pool Member and the Director in writing of the number of Total Votes of each of the Pool Members. The determination of the Executive Committee as to the number of Total Votes of each Pool Member shall (in the absence of manifest error) be final and binding for all purposes of this Agreement.

11.9 Records: The Executive Committee shall maintain, and retain for a period of not less than eight years, a register recording the Weighted Votes (as a Generator and as a Supplier) and Total Votes of each Pool Member, which register shall be open for inspection by any Party at the office of the Secretary during normal business hours.

11.10 Voting or: a show of hands: On a show of hands every Pool
Member present in person shall have only its Membership Vote.

11.11 Voting on a poll: On a poll every Pool Member shall have only its Total Votes. On a poll votes may be given either personally or by proxy.

11.12 Objections: No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

12.  PROXIES

12.1 Authority: Any Pool Member entitled to attend and vote at any general meeting of Pool Members shall be entitled to appoint another person (whether a Pool Member or not) as its proxy to attend, speak and vote in its place, save that a proxy shall not be entitled to vote except on a poll.

12.2 Authentication of proxy: The instrument appointing a proxy shall be in writing either under seal or under the hand of an officer or attorney duly authorized. proxy need not be a Pool
Member.

12.3 Deposit of proxy: The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a certified copy of that power or authority shall be deposited at the office of the Secretary or at such other place within the United Kingdom as is specified for that purpose in the notice convening the relevant general meeting of Pool Members, not less than 48 hours before the time for holding the meeting or adjourned meeting, at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than 24 hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid.

12.4 Form of prosy (1): An instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit:

"POOLING AND SETTLEMENT AGREEMENT FOR THE ELECTRICITY INDUSTRY IN
ENGLAND AND WALES dated 30th March, 1990

We, , of , being a Pool Member (as defined in the abovementioned Agreement), hereby appoint of or, failing him, of , as our proxy to vote for us on our behalf at the [annual or extraordinary, as the case may be] general meeting of Pool Members, to be held on the day of 19 , and at any adjournment thereof.

Signed this day of   19 ."

12.5 Form of proxy (2): Where it is desired to afford Pool
Members an opportunity of voting for or against a resolution the instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit:

"POOLING AND SETTLEMENT AGREEMENT FOR THE ELECTRICITY INDUSTRY IN
ENGLAND AND WALES dated 30th March, 1990

We, , of , being a Pool Member (as defined in the abovementioned Agreement), hereby appoint - of or, failing him, of , as our proxy to vote for us on our behalf at the [annual or extraordinary, as the case may be] general meeting of Pool Members, to be held on the day of 19 , and at any adjournment thereof.

Signed this    day of 19

This form is to be used in favour of the resolution;
                against

Unless otherwise instructed, the proxy will vote as he thinks fit.

Strike out whichever is not desired."

12.6 Authority to demand a poll: The instrument appointing a prosy shall be deemed to confer authority to demand or join in demanding a poll.

12.7 Proxy valid: A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous revocation of the proxy or of the authority under which the proxy was executed, provided that no intimation in writing of such revocation shall have been received by the Secretary at his office before the commencement of the meeting or adjourned meeting at which the proxy is used.

12.8 Resolution in writing: A resolution in writing signed by all the Pool Members for the time being entitled to receive notice of and to attend and vote at general meetings of Pool Member" (or by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of Pool Members duly convened and held and may consist of several instruments in like form and executed by or on behalf of one or more Pool Members.

12.9 Corporations acting by representatives at meetings: Any company, corporation, partnership, firm, joint venture, trust, association or other organization which is a Pool Member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any general meeting of Pool Members, and references in this Agreement to a Pool Member acting in person (howsoever expressed) shall be deemed to include Pool Members acting by their duly authorised representatives.

13. MATTERS RESERVED TO THE GENERAL MEETING: CLASS RIGHTS

13.1 Matters reserved generally:

13.1.1 As between the Pool Members each of the matters referred to in Clause 13.1.2 shall require the prior approval of Pool Members in general meeting before effect is given to the same, such approval to be (subject as provided in Sections 15, 16 and 17 of Schedule 4) by resolution of Pool Members passed by not less than 65 per cent. of the Membership Votes or (as the case may be) Total Votes of such Pool Members as (being entitled to do
so) vote in person or by proxy at a general meeting of Pool Members of which notice specifying the intention to propose the resolution has been duly given.

13.1.2 The matters referred to in Clause 13.1.1 are:

(a) the removal of the Settlement System Administrator;

(b) the appointment and removal of the Pool Auditor;

(c) any amendment to or variation of this Agreement (other than any amendment or variation referred to in Clause 13.2.1, 13.2.2 or 13.2.3 or any amendment of or variation to Schedule 9
(including any amendment thereto made pursuant to Clause 56.2) or to Schedule 15);

(d) the approval pursuant to Clause 5.8 of any Recommendation and pursuant to Clause 5.11 of any Works Programme and any approval pursuant to Clause 5.14;

(e) the removal of the Pool Chairman; and

(f)  such other matters (not being matters referred to in Clause
9.1.8) which are otherwise designated under this Agreement for reference to the Pool Members in general meeting.

13.2 Matters reserved to particular classes of Pool Members:

13.2.1 As between the Pool Members any amendment to or variation of this Clause 13.2 shall require the prior approval of the Generators in separate general meeting.

13.2.2 As between the Pool Members each of the following matters shall require the prior approval of the Suppliers in separate general meeting:

(a) any change prior to 1st April, 1998 to the standards of accuracy of Metering Equipment required for Second Tier Customers up to (and including) 100kW or required for Non-Pooled
Generators;

(b)  any amendment to or variation of Part Xl and/or Schedule 18;
and

(c) any amendment to or variation of this Clause 13.2.

13.2.3 As between the Pool Members any amendment to or variation of Clause 10.2, 10.6, 13.4, 13.5, 15.2, 15.3, 15.4, 15.5, 15.8,
16.2, 19.2, 22 or 83, Schedule 14 or this Clause 13.2 shall require the approval both of the Generators in separate general meeting and of the Suppliers in separate general meeting.

13.2.4 To every separate general meeting referred to in this Clause 13.2 the provisions of this Part III relating to general meetings of Pool Members (other than Clause 10.9, save in respect of the attendance by the Pool Auditor or the Director or its or his duly appointed representative) shall apply mutatis mutandis but so that:

(a) in the case of the Generators, the necessary quorum shall be two Pool Members of that class;

(b) in the case of the Suppliers, the necessary quorum shall be eight Pool Members of that class;

(c) the reference in Clause 10.6.3 to Total Votes shall be substituted by a reference to Weighted Votes; and

(d) notice of any such separate general meeting need be given only to those entitled to attend the same,

and any resolution put to any such separate general meeting shall, to be passed, require (in the case of the Generators) 75 per cent. and (in the case of the Suppliers) a simple majority of the total Membership Votes or (as the case may be) Weighted Votes of such Pool Members as (being entitled to do so) vote in person or by proxy at such separate general meeting of which notice specifying the intention to propose the resolution has been duly given.

13.2A As between the Pool Members any amendment to or variation of Schedule 22 shall require the approval of the Public
Electricity Suppliers in separate general meeting in accordance with the provisions of that Schedule.

13.3 Provisions cumulative: The provisions of Clauses 13.1 and
13.2 are cumulative and not exclusive one of the other.

13.4 Executive Committee's referral: In the event of receipt by the Secretary from one or more of the Committee Members of a request that any matter resolved upon on a poll by the Executive Committee (or upon which it has been unable or has refused to resolve other than where the taking of a vote has been deferred pursuant to Clause 22.1) be remitted to the Pool Members in general meeting, such request having been received no later than five working days after the date on which the results of such poll were notified to Committee Members (exclusive of the date on which notice was given) (or, as the case may be, the date of its failure or refusal so to resolver, the matter the subject of the relevant resolution shall be remitted to the Pool Members in general meeting and, pending the decision of Pool Members in general meeting, such resolution shall not have effect. The provisions of this Clause 13.4 are subject to the provisions of Clause 61.9.

13.5 Dissentient Pool Member's right of appeal:

13.5.1 Any Pool Member who:

(a) voted against a resolution passed or in favour of a resolution not passed by Pool Members in general meeting; or

(b) voted against a resolution passed or in favour of a resolution not passed by Generators or (as the case may be)
Suppliers in separate general meeting; or

(c) is directly affected by Pool Creditors passing or failing to pass a resolution of Pool Creditors (but only where such resolution does not concern the enforcement or non-enforcement of any payment obligation), and each Externally Interconnected Party (not being a Pool Member) (each such Pool Member a "Dissentient Pool Member", which expression shall include each such Externally Interconnected Party) shall be entitled within ten working days after the date of such resolution to apply in writing to the Director seeking a ruling that the relevant resolution shall or shall not have effect on the grounds that either:

(i) the interests of a group of Pool Members (including the Dissentient Pool Member) or of the Dissentient Pool Member under this Agreement have been, are or will be unfairly prejudiced by the passing of or the failure to pass such resolution; or

(ii) such resolution will breach, or will cause the Dissentient
Pool Member to be in breach of, one or more provisions of this Agreement or of its Licence or of the Act.

Any such application shall give detailed reasons and evidence in support and shall be copied to the Executive Committee. The Dissentient Pool Member shall be entitled to mark al; or any part of such application as confidential and the Executive Committee shall give such weight as it sees fit to such marking in the copying of such application to those persons to whom it is obliged to copy such application. The Executive Committee shall promptly notify all other Pool Members, each Externally Interconnected Party (not being a Pool Member), the Pool Chairman, the Settlement System Administrator and the Pool Funds Administrator of receipt of such application. At the same time as the Executive Committee shall notify all such other Pool Members, each Externally Interconnected Party (not being a Pool Member), the Pool Chairman, the Settlement System Administrator and the Pool Funds Administrator of such receipt, the Executive Committee shall send each of them a copy of the relevant application (amended, if appropriate, to take account of any such marking where the Executive Committee shall have seen fit so to do). The Executive Committee, each Pool Member, each Externally Interconnected Party (not being a Pool Member), the Pool Chairman, the Settlement System Administrator and the Pool Funds Administrator and (if invited by the Director) the Pool Auditor shall each be entitled to make representations to the Director. If the Pool Auditor shall be so invited to make any such representations, the Executive Committee will provide it with a copy of the relevant application (amended, if appropriate, as aforesaid).

13.5.2 Any determination of the Director in respect of any such application as is referred to in Clause 13.5.1 shall be final and binding. Pending any determination of the Director in respect of any such application, the relevant resolution (if passed) shall not have effect provided that, if the Director shall decline to accept a reference or to make a determination (in either case, for whatsoever reason), such resolution shall take effect from the date that the Director notifies the Executive Committee that he declines to accept the reference or to make the determination.

13.5.3 The Parties acknowledge and agree that the satisfaction of either of the grounds referred to in Clause 13.5.1(i) or (ii) shall not of itself entitle the Dissentient Pool Member to a determination by the Director in its favour.

                             PART IV

                     THE EXECUTIVE COMMITTEE

14.  ESTABLISHMENT OF THE EXECUTIVE COMMITTEE

Establishment: The Pool Members hereby establish the Executive
Committee upon the terms and subject to the conditions of this Agreement.

15.  MEMBERSHIP OF THE EXECUTIVE COMMITTEE

15.1 Membership: Committee Members shall be appointed and removed in accordance with the following provisions of this Clause 15.

15.2 Right to appoint (Generators):

15.2.1 Subject to Clauses 15.6, 15.7 and 15.8, Generators shall together have the right to appoint not more than five Committee
Members, such appointments to be made in accordance with the following provisions of this Clause 15.2.

15.2.2 No later than seven days before each annual general meeting of Pool Members or, failing election at such meeting, seven days before an extraordinary general meeting convened for such purpose each Generator shall be entitled, by notice to the Executive Committee, to propose one person (a "Nominee") to be a Committee Member. Any such proposal to be valid shall be accompanied by a written statement from the Nominee stating that he is aware of the proposal and would be prepared to serve as a Committee Member if elected. As soon as practicable after such seventh day (and in any event before the date of the annual general meeting or, as the case may be, extraordinary general meeting) the Executive Committee shall circulate (or cause to be circulated) to all Generators a list of all the names of the Nominees and of the Generators who proposed them. Such list shall also be circulated at the annual general meeting or, as the case may be, extraordinary general meeting to all Generators present in person or by proxy.

1 5.2.3The term of office of Committee Members appointed by Generators shall be from 1st April in the year of appointment to 31st March in the next following year provided that, if the meeting at which any such Committee Member is appointed is held after 1st April, his term of office shall commence from the time of his appointment. A Committee Member whose term of office has expired or is to expire shall be eligible for reselection.

15.2.4 At each annual general meeting or extraordinary general meeting of Pool Members resolutions shall be put to the Generators for the election by them of Committee Members from the list of Nominees referred to in Clause 15.2.2. The election shall be conducted in such manner as shall give effect to the following:

(a)  on the first round of voting:

(i)  each Generator (other than Central Power Limited or
Peterborough Power Limited) shall be entitled to vote;

(ii) each Generator shall have its Weighted Votes (disregarding for this purpose the restrictions imposed by Clause 11.4.3(a));
and

(iii) the votes of a Generator and of all its affiliates and related undertakings which are also Generators may only be cast in favour of one Nominee,

and at the conclusion of the first round the three Nominees with the highest number of Weighted Votes cast in their favour shall be elected Committee Members;

(b)  on the second round of voting:

(i) each Generator (not being (A) Central Power Limited or Peterborough Power Limited, (B) a Generator which voted in favour of one of the three Nominees referred to in paragraph (a) above or (C) an affiliate or related undertaking of such Generator) shall be entitled to vote; and

(ii) each Generator shall have its Weighted Votes (disregarding for this purpose the restrictions imposed by Clause 11.4.3(a)),

and at the conclusion of the second round the Nominee with the highest number of Weighted Votes cast in its favour shall be elected a Committee Member;

(c) on the third round of voting, each Small Generator which did not vote in the first or the second round of voting shall be entitled to vote and at the conclusion of the third round the Nominee with the highest number of votes cast in its favour shall be elected a Committee Member; and

(d)  if in any round of voting there is a tie between two or more
Nominees as to who should be elected a Committee Member, that round of voting shall be reheld and, in the event of another tie, the matter shall be resolved:

(i) in the case of a de at any reheld first or second round of voting, by lot held in such manner as the chairman of the meeting shall decide; and

(ii) in the case of a tie at any reheld third round of voting, by the casting vote of the Small Generator holding the largest number of Weighted Votes (disregarding for this purpose the restrictions imposed by Clause 11.4.3(a)) and entitled to vote in such third round.

15.3 Right to remove (Generators):

15.3.1 A Committee Member appointed by Generators or any class of Generators may be removed at any time by written notice of removal given to that Committee Member (copied to the Executive
Committee) by or on behalf of that number of those Generators who:

(a)  voted in favour of his appointment;

(b)  are Pool Members at such time; and

(c) (disregarding for this purpose the restrictions imposed by Clause 11.4.3(a)) hold more Weighted Votes than the difference between:

(i) the number of Weighted Votes cast in favour of that Committee Member; and

(ii) the number of Weighted Votes cast in favour of the candidate, in that round of voting, who received the next highest number of Weighted Votes after the Committee Member being removed
(or, if there was no such candidate, zero).

15.3.2 If a Committee Member appointed by Generators is removed or his office is vacated pursuant to Clause 21, a separate general meeting of Generators shall be convened for the purpose of appointing a substitute Committee Member. To such separate general meeting the provisions of Clause 15.2 shall apply mutatis mutandis but so that only those Generators which:

(a) are within the class of Generators entitled to vote in respect of the appointment of the first-mentioned Committee
Member; and

(b) did not (when that first-mentioned Committee Member was appointed) by reason of exercising their rights under Clause 15.2 to vote for another candidate disenfranchise themselves from voting in respect of the appointment of the first-mentioned Committee Member (unless the candidate in whose favour those votes were cast was not appointed), shall be entitled to vote on the appointment of his successor
(and then in accordance with the relevant paragraph of Clause
15.2.4). Until such successor is appointed the remaining
Committee Members appointed (or deemed appointed) by Generators shall be entitled to nominate a successor.

15.4 Right to appoint (Suppliers): Subject to Clauses 15.6, 15.7 and 15.8, Suppliers shall together have the right to appoint not more than five Committee Members, such appointments to be made in accordance with the provisions of Schedule 14.

15.5 Right to remove (Suppliers): A Committee Member appointed
(or deemed appointed) by Suppliers or any class of Suppliers may be removed in accordance with the provisions of Schedule 14.

15.6 Director's right to appoint: If at any time there shall be no Small Generators, the Parties acknowledge and agree that the Director shall have the right to appoint one person to be a Committee Member to represent the interests of all Small Generators and to remove from office any person so appointed by him. The foregoing provisions of this Clause 15.6 shall apply mutatis mutandis if at any time there shall be no Independent Suppliers.

15.7 Qualifications on right to appoint:

15.7.1 No person appointed a Committee Member by the Generators
(or any of them) may for the duration of his appointment be appointed a Committee Member by the Suppliers (or any of them) and vice versa.

15.7.2 No person other than an individual shall be appointed a Committee Member or his alternate.

15.7.3 No person for the time being appointed as Pool Chairman shall be appointed a Committee Member or his alternate and no person for the time being appointed a Committee Member or his alternate shall be appointed as Pool Chairman.

15.7.4 No person for the time being appointed as Chief Executive shall be appointed a Committee Member or his alternate and no person for the time being appointed a Committee Member or his alternate shall be appointed as Chief Executive.

15.8 Number: The maximum number of Committee Members shall not at any time exceed ten.

15.9 Alternates:

15.9.1 Each-Committee Member shall have the power to appoint any person (who may be an existing Committee Member) to be his alternate and may at his discretion remove an alternate Committee Member so appointed. Any appointment or removal of an alternate Committee Member shall be effected by notice in writing executed by the appointor and delivered to the Secretary who shall forthwith notify all other Committee Members of such appointment. If his appointor so requests, an alternate Committee Member shall be entitled to receive notice of all meetings of the Executive Committee or of sub-committees or sub-groups of which his appointor is a member and to receive a voting paper on a poll instead of the appointor. He shall also be entitled to attend, speak and vote as a Committee Member at any such meeting at which the Committee Member appointing him is not personally present and at the meeting to exercise and discharge all the functions, powers and dudes of his appointor as a Committee Member and for the purposes of The proceedings at The meeting the provisions of this Part IV shall apply as if he were a Committee Member. He shall also be entitled to demand a poll (whether at or after the meeting) pursuant to Clause 22.3, to carry out consultations with Pool Members contemplated by Clause 22.9 insofar as his appointor shall be unable to do so, to act on the instructions of Pool Members duly given to his appointor or to him on behalf of his appointor and to complete his appointor's voting paper on a poll on behalf of his appointor.

15.9.2Except on a poll, every person acting as an alternate Committee Member shall have one vote for each Committee Member for whom he acts as alternate, in addition to his own vote if he is also a Committee Member. On a poll, an alternate Committee Member shall be enticed (if his appointor is unable to do so) to exercise (on behalf of his appointor and by completion of the appointor's separate voting paper) all of the votes which his appointor is entitled to cast, in addition to any votes which the alternate is entitled to cast in his own capacity if he is also a Committee Member. Execution by an alternate Committee Member of any resolution in writing of the Executive Committee shall, unless the notice of his appointment provides to The contrary, be as effective as execution by his appointor.

15.9.3 An alternate Committee Member shall ipso facto cease to be an alternate Committee Member if his appointor ceases for any reason to be a Committee Member.

15.9.4 References in this Agreement to a Committee Member shall, unless the context otherwise requires, include his duly appointed alternate.

16.  POOL CHAIRMAN

16.1 Pool Chairman: There shall at all times be a Chairman of the pooling and settlement arrangements for the electricity industry in England and Wales established by this Agreement (the "Pool
Chairman").

16.2 Appointment and Term:

16.2.1 The election of a Pool Chairman shall take place either:

(i) at the annual general meeting or (as the case may be) an extraordinary general meeting of Pool Members convened for that purpose (where practicable) held not less than three months before the end of the term of the then current Pool Chairman; or

(ii) should the Executive Committee so decide, by a postal vote in accordance with Clause 16.4, such postal vote to have a closing date which (where practicable) is not less than three months before the end of the term of the then current Pool Chairman.

16.2.2 Subject to Clause 16.2.4, the term of office of the Pool
Chairman shall be from 1st April in the year of his election to the 31st March falling two years thereafter provided that:

(i) where the Pool Chairman is to be elected at an annual general meeting or (as the case may be) an extraordinary general meeting of Pool Members, if the meeting at which he is elected is held after 1st April, his term of office shall commence from such date as the Pool Members in general meeting shall resolve (being no earlier than the date of such meeting);

(ii) where the Pool Chairman is to be elected by postal vote, if the closing date of such postal vote is after 1st April, his term of office shall commence from such date as shall be set out in the notice of postal vote which shall have been sent to all Pool Members by the Chief Executive in accordance with Clause 16.4; and

(iii) his term of office shall expire before 31st March if he resigns or is unable for whatever reason to continue to act or if a successor Pool Chairman is elected -with a term of office which Pool Members either in general meeting or (as the case may be) by the terms of a postal vote resolve is to commence before that date.

16.2.3 The appointment of the Pool Chairman shall be on such terms and conditions (including, but not limited to, terms and conditions in relation to reimbursement, hours of work and removal (subject to Clause 13.1.2)) as have been approved by Pool Members in general meeting. Any amendment to those terms and conditions shall require the prior approval of Pool Member in general meeting.

16.2.4 Not later than three months prior to the end of the two year term of the then current Pool Chairman, Pool Members may either (i) call and hold a general meeting or (ii) call and hold a postal vote and, if the Pool Chairman agrees, may resolve to extend the term of appointment of the Pool Chairman by one year. If the resolution is approved in accordance with the terms of this Agreement then the term of appointment shall be so extended provided that under no circumstances shall the term of appointment exceed three years.

16.2.5 If at any time the Pool Chairman shall resign or be unable for whatever reason to continue to act, an extraordinary general meeting shall be called in accordance with Clause 9.4 or a postal vote shall be called in accordance with Clause 16.4 for the purposes of electing a successor Pool Chairman. Unless that successor Pool Chairman himself is removed, resigns or is unable for whatever reason to continue to act, he shall hold office until the 31st March falling closest to the date two years after the date of his election and his appointment may be extended in accordance with Clause 16.2.4.

16.3 Transitional Provisions: The appointment of the Pool
Chairman whose two year term of office starts on 1st April, 1996 is hereby ratified and confirmed by all Pool Members. ~

16.4 Election procedure (postal vote): The Executive Committee may (where practicable) resolve to call a postal vote to elect a Pool Chairman. Where the Executive Committee so resolves, such postal vote shall be held in accordance with the following principles:

16.4.1 the Executive Committee shall instruct the Chief
Executive, who shall send a notice to Pool Members, stating that a postal s ate has been called and inviting nominations to be sent to the Chief Executive within a period of not less than 21 days from the date of such notice;

16.4.2 once such period for nomination has closed, the Chief Executive shall send to all Pool Members a ballot paper containing a list of all eligible nominees and a closing date for the receipt by the Chief Executive of completed ballot papers, such date being no less than 21 days from the date of such ballot paper; and

16.4.3 each Pool Member shall have one vote and the successor
Pool Chairman shall be elected by single transferable vote in accordance with the procedures approved by the Executive
Committee.

16.5 Election procedure (general meeting):

16.5.1 Where any successor Pool Chairman is to be elected at an annual general meeting or (as the case may be) extraordinary general meeting, nominations shall be delivered no later than 21 days prior to the relevant annual general meeting or (as the case may be) extraordinary general meeting.

16.5.2 At the relevant annual general meeting or (as the case may be) extraordinary general meeting, all eligible nominees shall be proposed by the Pool Chairman (failing whom, the Chief Executive). Each Pool Member shall have one vote and the successor Pool Chairman shall be elected by single transferable vote in accordance with the procedures approved by the Executive Committee.

16.6 Nominations: Any Pool Member can nominate any one person, whether or not an employee of a Pool Member, to be Pool Chairman. Nominations made pursuant to this Clause 16.6 shall be delivered in writing to the Chief Executive within any time period specified pursuant to Clause 16.4 or (as the case may be) Clause
16.5. Any such nomination shall only be valid where accompanied by a written statement from the nominee stating that he is aware of the proposal and would be prepared to serve as Pool Chairman in accordance with this Agreement and the relevant terms and conditions if elected.

16.7 Functions: The Pool Chairman shall have and carry out only such duties and responsibilities and exercise such powers as are expressly provided in this Agreement and in his terms of reference approved by the Executive Committee from time to time. The Pool Chairman shall exercise impartially all such duties, responsibilities and powers.

16.8 No voting rights: The Pool Chairman in his capacity as Pool
Chairman shall have no voting rights under this Agreement.

16.9 Indemnity: The Pool Chairman shall be indemnified and kept indemnified jointly and severally by all Pool Members (and, as between the Pool Members, rateably in the proportion which their respective Contributory Shares bear one to the other at the time of receipt of the request for indemnification) from and against any and all costs (including legal costs), charges, expenses, damages or other liabilities properly incurred or suffered by him in relation to his office as Pool Chairman or the due exercise by him of his powers, duties and responsibilities as Pool Chairman and all claims, demands or proceedings arising out of or in connection with the same except any such costs, charges, expenses, damages or other liabilities which are suffered or incurred or occasioned by the wilful default or bad faith of, or breach of duty or trust by, the Pool Chairman. The Pool Members shall, upon request, provide the Pool Chairman with a written deed of indemnity to that effect.

17.  CHIEF EXECUTIVE, SECRETARIAT AND SECRETARY

17.1 Chief Executive:

17.1.1Subject to Clause 15.7.4, a chief executive of the Executive Committee (the "Chief Executive") shall be appointed and be subject to removal and replacement by resolution of the Executive Committee passed by 70 per cent or more of the votes of all Committee Members (after consultation with the Pool Chairman). The Chief Executive shall be appointed on such terms and conditions as they see fit.

17.1.2 The Chief Executive shall undertake such dudes and responsibilities and exercise such powers in relation to the Executive Committee and its activities as the Executive Committee may from time to time assign to or vest in him.

17.1.3 The Chief Executive shall have the right and shall be obliged to attend all meetings of the Executive Committee and all meetings of the Pool Members in general meeting. The Chief Executive in his capacity as Chief Executive shall have no voting rights under this Agreement. If for any reason. the Chief Executive is unable to attend any such meeting, he shall nominate a representative to attend in his place.

17.1.4 The Executive Committee shall make arrangements for the remuneration of the Chief Executive and the payment of his costs and expenses and the same shall be recovered in accordance with the PEA Accounting Procedure or as otherwise directed by the Executive Committee from time to time.

17.2 Secretariat:

17.2.1 The Executive Committee may from time to time appoint and remove, or make arrangements for the appointment and removal of, such personnel as the Executive Committee requires to assist the Executive Committee, any sub-committee of the Executive Committee, the chairman of the Executive Committee or any such sub-committee, the Pool Chairman, the Chief Executive or the Secretary in the proper performance of its or his duties and responsibilities, in each such case upon such terms and conditions as the Executive Committee sees fit.

17.2.2Any personnel referred to in Clause 17.2.1 shall undertake such duties and responsibilities and exercise such powers as the Executive Committee may from time to time assign to or vest in him, it or them.

17.2.3 The Executive Committee shall make arrangements for the remuneration of such personnel as are referred to in Clause
17.2.1 and the payment of their costs and expenses and the same shall be recovered in accordance with the PFA Accounting Procedure or as otherwise directed by the Executive Committee from time to time.

17.3 Secretary:

17.3.1 The Executive Committee may from time to time appoint and remove, or make arrangements for the appointment and removal of, the Secretary on such terms and conditions as it sees fit.

17.3.2The Secretary in his capacity as Secretary shall have no voting rights under this Agreement.

17.3.3 The Secretary shall have and carry out only such duties and responsibilities as are expressly provided in this Agreement and such other reasonable secretarial and administrative duties and responsibilities as may from time to time be delegated to it by the Executive Committee. If at any time there is no Secretary, the responsibilities and duties of the Secretary under this Agreement shall become those of the Chief Executive or, if there shall be no Chief Executive, the Executive Committee until such time as a Secretary is appointed pursuant to Clause 17.3.1 or a Chief Executive is appointed pursuant to Clause 17.1.1 (and notices to the Secretary under this Agreement shall be re-addressed accordingly).

17.3.4 The Secretary shall be entitled to receive such remuneration (if any) as the Executive Committee may from time to time approve, such remuneration to be paid to it at such times and in such manner as the Executive Committee shall from time to time direct and to be recovered in accordance with the PFA Accounting Procedure or as otherwise directed by the Executive Committee from time to time. Further, the Secretary shall be paid its reasonable travelling, hotel and incidental expenses of attending and returning from meetings of the Executive Committee or any sub-committee thereof and any general meetings and separate general meetings of Pool Members and all costs and expenses properly and reasonably incurred by it in the performance of its duties and responsibilities under this Agreement. All such costs and expenses shall be recovered in accordance with the PFA Accounting Procedure or as otherwise directed by the Executive Committee from time to time.

17.4 Indemnity:

17.4.1 All Pool Members shall jointly and severally indemnify and keep indemnified the Chief Executive, the Contract Manager, the personnel referred to in Clause 17.2.1, the Secretary and each member of any sub-committee of the Executive Committee or of any sub-group established by any such sub-committee (other than a Committee Member, but without prejudice to Clause 23.3.4) (and, as between the Pool Members, according to their respective Contributory Shares at the time of receipt of the request for indemnification) from and against any and all costs (including legal costs), charges, expenses, damages or other liabilities properly incurred or suffered by the Chief Executive in relation to his office as Chief Executive or (as the case may be) the Secretary in relation to its office as Secretary or the due exercise by the Chief Executive, the Contract Manager, the said personnel, the Secretary or (as the case may be) any such member of his, their or its powers, duties and responsibilities under this Agreement and all claims, demands or proceedings arising out of or in connection with the same except any such costs, charges, expenses, damages or other liabilities which are suffered or incurred or occasioned by the wilful default or bad faith of, or breach of obligation by, the Chief Executive, the Contract Manager, such personnel, the Secretary or (as the case may be) any such member.

17.4.2 The Pool Members undertake to enter into an indemnity in favour of any employer of the Chief Executive, any personnel referred to in Clause 17.2.1, the Secretary or (as the case may be) any such member of any sub-committee of the Executive Committee or of any sub-group established by any such sub-committee as is referred to in Clause 17.4.1 under which they shall jointly and severally indemnify and keep indemnified any such employer in respect of all acts and omissions of the Chief Executive, the Contract Manager, such personnel, the Secretary or (as the case may be) any such member in the performance of his, their or its rights, powers, dudes and responsibilities under this Agreement (and, as between the Pool Members, according to their respective Contributory Shares at the time of receipt of the request for indemnification under the relevant indemnity).

18.  PROCEEDINGS OF THE EXECUTIVE COMMITTEE

18.1 Meetings:

18.1.1 Meetings of the Executive Committee (other than special meetings referred to in Clause 18.1.3) shall be held at least quarterly (or at such shorter regular intervals as may be agreed from time to time by the Executive Committee) at such time and place in any jurisdiction in which any Pool Member is incorporated or has its principal place of business as may be agreed from time to time by the Executive Committee 'or, in default of agreement, as stipulated by the Pool Chairman).

l8.1.2 Meetings of the Executive Committee shall be convened by the Secretary upon giving to the Committee Members, the Pool Chairman, the Chief Executive (if any), the Settlement System Administrator, the Director and the Pool Auditor and (where matters the subject of the agenda referred to in Clause 18.1.4 concern directly the functions, duties or responsibilities of any Externally Interconnected Party (not being a Pool Member), the Pool Funds Administrator, the Grid Operator and/or the Ancillary Services Provider) the relevant one(s) of them at least five working days' notice of the place, the day and the hour of the relevant meeting.

18.1.3 Special meetings of the Executive Committee shall be convened upon the request of any Committee Member, the Pool Chairman or the Chief Executive. Such request shall be made in writing to the Secretary and shall state the matters to be considered at that special meeting. Upon receipt of such request the Secretary shall convene in accordance with Clause 18.1.2 without delay such special meeting for a date occurring as soon as practicable thereafter but not less than five nor more than ten working days after receipt of such request. If the Secretary shall fail so to convene a special meeting the Committee Member which made such request, the Pool Chairman or (as the case may be) the Chief Executive may himself convene a special meeting, but any meeting so convened shall not be held after the expiration of two months from the date of such request. A special meeting convened under this Clause 18.1.3 by a Committee Member, the Pool Chairman or the Chief Executive shall be convened in the same manner, as nearly as possible, as that in which meetings of the Executive Committee are to be convened by the Secretary pursuant to Clause 18.1.2.

18.1.4Any notice given under Clause 18.1.2 shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given and shall be accompanied by an agenda of the matters to be considered at the relevant meeting together with any supporting documents or papers then available to the Secretary. Any Committee Member may advise additional matters which he wishes to be considered at such meeting by notice to all other Committee Members, the Pool Chairman, the Chief Executive (if any), the Secretary, the Settlement System Administrator, the Director and the Pool Auditor and (where such additional matters concern directly the functions, duties or responsibilities of any Externally Interconnected Party (not being a Pool Member), the Pool Funds Administrator, the Grid Operator and/or the Ancillary Services Provider) the relevant one(s) of them given no later than three working days before the date of such meeting. Only matters identified in such agenda or so advised shall be discussed or resolved upon at such meeting. The accidental omission to give notice of a meeting or accompanying agenda or supporting documents or papers to, or the non-receipt of notice of a meeting or accompanying agenda or supporting documents or papers by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

18.1.5 For any meeting of the Executive Committee, the periods and methods of notice referred to in the foregoing provisions of this Clause 18 may be waived prospectively or retrospectively with the consent in writing of all such persons as are entitled to attend the relevant meeting.

18.1.6 The Secretary shall prepare minutes of all meetings of the Executive Committee and shall provide copies thereof to all such persons as were entitled to attend the relevant meeting as soon as practicable (and in any event within ten working days) after the relevant meeting has been held. Each person who attended such meeting shall notify his approve} or disapproval of the minutes thereof to the Secretary no later than ten working days after receipt thereof and, if he fails to do so, he or it shall be deemed to have approved the same. The Secretary shall record any such disapproval in the minutes unless the same shall have been withdrawn or the minutes amended with the agreement of the Executive Committee. The Secretary shall provide copies of minutes of meetings of the Executive Committee to any other Party within a reasonable time after request therefor provided that the said time for approving or disapproving the same has expired. Further, the Secretary shall provide copies of such minutes to such persons as the Executive Committee may from time to dine direct within a reasonable time after receipt of such direction.

19. CONDUCT OF EXECUTIVE COMMITTEE MEETINGS

19.1 General: Chairman:

19.1.1 Subject as provided in Clauses 13, 18 and 22 and this Clause 19, the Executive Committee may meet for the transaction of business, and adjourn and otherwise regulate its meetings, as it shall see fit.

19.1.2 The Pool Chairman shall preside as chairman at every meeting of the Executive Committee provided that:

(a) if the Pool Chairman is unable to attend any meeting, he shall nominate another individual to preside as chairman at that meeting in his place. Such individual shall be a director or senior executive of one of the Pool Members but shall not be a Committee Member or an alternate for any Committee Member; and

(b) if there is no Pool Chairman or the Pool Chairman or his duly appointed nominee shall not be present within 15 minutes after the time appointed for the holding of the meeting or the Pool Chairman is unwilling to act, the Committee Members present may appoint one of their number to be chairman of the meeting.

19.1.3 The chairman of the meeting in his capacity as chairman shall not have any vote at meetings of the Executive Committee.

19.2 Quorum: No business shall be transacted at a meeting of the Executive Committee unless a quorum is present at the time the meeting proceeds to business. Three Committee Members appointed pursuant to Clause 15.2 and three Committee Members appointed pursuant to Clause 15.4 present in person or by their respective alternates shall constitute a quorum.

19.3 Lack of quorum: If, within half an hour from the time appointed for holding any meeting of the Executive Committee, a quorum is not present, the meeting shall be adjourned to the same day in the next week at the same time and place and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for holding the meeting, those present shall constitute a quorum.

19.4 Representation of non-Committee Members: Each of the Settlement System Administrator, the Pool Chairman, the Director and the Pool Auditor (or its or his duly appointed representative) shall have the right to attend and speak (but not to vote) at meetings of the Executive Committee. Each Externally Interconnected Party (not being a Pool Member) and each of the Pool Funds Administrator, the Grid Operator and the Ancillary Services Provider (or its duly appointed representative) shall be entitled to attend and speak (but not vote) at meetings of the Executive Committee only where matters directly concerning its functions, duties or responsibilities have been identified or advised as provided in Clause 18.1.4 or if so requested by the Executive Committee. The Chief Executive (or his duly appointed representative) shall have the right to attend and speak (but not vote) at meetings of the Executive Committee and shall be obliged so to attend. With the exception of attendances by the Pool Chairman, the Chief Executive and the Pool Auditor, no payment shall be made to any person who has the right by virtue of this Clause 19.4 to attend Executive Committee meetings in respect of any such attendance.

19.5 Written resolutions: A resolution in writing, executed by or on behalf of each Committee Member, shall be as valid and effectual as if it had been passed at a meeting of the Executive Committee duly convened and held and may consist of several instruments in like form and executed by or on behalf of one or more of such Committee Members. Any proposed resolution in writing shall be circulated to all those persons who would have been entitled to attend a meeting of the Executive Committee at which such resolution could properly have been passed.

19.6 Default in appointment: All acts done by any meeting of the Committee Members or of a sub-committee of the Executive Committee shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of such Committee Member, be as valid as if such person had been duly appointed.

20. DELEGATION

20.1 Sub-committees: The Executive Committee may establish sub-committees. Each Sub-committee:

20.1.1 shall be composed of such persons (whether or not Committee Members) and shall discharge such rights, powers, dudes and responsibilities as from time to time the Executive Committee considers desirable to delegate to it; and

20.1.2 in the exercise of its rights and powers and the performance of its duties and responsibilities delegated to it by the Executive Committee shall at all times conduct itself and its affairs in a manner which it considers best designed to give effect to the principal objects and purpose set out in Clause
4.1.2 and to promote, and not obstruct, the fair and efficient operation of the procedures referred to in Clause 4.1.3 so that the objectives set out in Clause 4.1.3 are thereby achieved; and

20.1.3 shall be given written terms of reference and, unless otherwise varied by the Executive Committee, the provisions of Clauses 18 and 19 shall apply mutates mutandis to meetings of such sub-committee and the provisions of Clauses 19.4, 23.3.1,
23.3.2 and 23.3.3 shall apply mutatis mutandis in relation to any such sub-committee and the members thereof; and

20.1.4 may establish sub-groups to assist in the discharge of the rights, powers, duties and responsibilities of such sub-committee, each of which sub-groups shall be given written terms of reference and, unless otherwise varied by the Executive Committee or any sub-committee acting on the authority of the Executive Committee, the provisions of Clauses 18 and 19 shall apply mutatis mutandis to meetings of such sub-groups and the provisions of Clauses 23.3.1, 23.3.2, and 23.3.3 shall apply mutatis mutandis in relation to each such sub-group and the members thereof.

20.2 Nominees: Upon written request of the Executive Committee or, in the case of the Settlement System Administrator, Order issued by the Contract Manager under Schedule 4, each Pool Member and the Settlement System Administrator shall:

20.2.1 nominate one or more persons knowledgeable in the matters referred to, or the subject of consideration by, the relevant sub-committee to attend at meetings of, and otherwise participate as a member of, any sub-committee established by the Executive Committee; and

20.2.2 procure that such nominee(s) shall so attend and participate at such time or times as the Executive Committee or such sub-committee may require,

provided that a Pool Member shall not be required in any period of 12 months to make available nominees for more than 60 days in aggregate. Save as provided by Clause 23.5 no payment shall be made to Pool Members in respect of any such attendance or participation.

20.3 Member's responsibilities: To the extent not inconsistent with the provisions of Clauses 20.1.1, 20.1.2 and 20.1.3 a member of any sub-committee established by the Executive Committee shall be free to represent the interests of the person or persons which nominated him to that sub-committee but each such person acknowledges and agrees the subordination of those interests to the responsibilities of such sub-committee under Clause 20.1.2.

20.4 Chief Executive: The Executive Committee may from time to time delegate all or any of its rights, powers, duties and responsibilities under this Agreement to the Chief Executive upon such terms and conditions as the Executive Committee thinks fit.

20.5 Effect of decisions: Resolutions of sub-committees shall not have binding effect (a) unless and then only to the extent that the Executive Committee shall have delegated the relevant decision-making powers to the sub-committee, or (b) unless approved by resolution of the Executive Committee (and then subject to Clause 13). Meetings of such sub-committees shall, so far as possible, be arranged so that minutes of such meetings can be circulated to each Committee Member in sufficient time for consideration before the next following regular meeting of the Executive Committee. Resolutions of sub-groups shall not have binding effect. The Executive Committee shall remain at all times responsible for the actions of all its sub-committees and sub-groups.

20.6 Other delegation: Subject to any direction to the contrary by Pool Members in general meeting but without prejudice to the Executive Committee's rights under Clauses 20.1 and 20.4, the Executive Committee may from time to time delegate in any particular case all or any of its rights, powers, duties and responsibilities under this Agreement, including any decision-making powers and the conduct of any review or consultation and the preparation and submission of any report required of it under this Agreement, to such person or persons as it thinks fit and on such terms and conditions as it thinks fit and shall require that, in the performance of the delegated duties, such person or persons shall conform to any regulations that may be imposed on it or them by the Executive Committee.

21.  VACATION OF OFFICE BY COMMITTEE MEMBERS

The office of a Committee Member shall be vacated if:

21.1 he resigns his office by notice delivered to the Secretary;
or

21.2 he becomes bankrupt or compounds with his creditors generally; or

21.3 he becomes of unsound mind or a patient for any purpose of any statute relating to mental health; or

21.4 he and his alternate fail to attend more than three consecutive meetings of the Executive Committee; or

21.5 he is removed from office pursuant to Clause 15.3, 15.5 or (as the case maybe) 15.6.


22. VOTING


22.1 Voting: The chairman of the relevant meeting of the Executive Committee and any Committee Member may demand that any question or matter arising at a meeting of the Executive Committee be put to a vote of Committee Members. Any vote so demanded shall be taken forthwith or at such other time as such chairman directs not being later than the date of the next meeting of the Executive Committee. Any demand for a vote may, before the vote is taken, be withdrawn.

22.2 Simple majority: Subject as provided in Clauses 22.3 to 22.11, any question or matter arising at a meeting of the Executive Committee shall be decided by a simple majority of the votes cast at the meeting by Committee Members. On any such question or matter each Committee Member shall be entitled to one vote. In the event of an equality of votes on any resolution put to the Executive Committee, the matter the subject of the relevant resolution shall be remitted to the Committee Members for decision on a poll. 5

22.3 Demand for a poll: In respect of any matter or question which is put to a vote of Committee Members a poll may be demanded (before or after the simple majority vote) either:

22.3.1 at the meeting at which the simple majority vote takes place, by the chairman of the meeting or by any Committee Member;
or

22.3.2 by no later than five working days after such meeting, by notice in writing to the Secretary by any Committee Member
(whether or not present at the relevant meeting).

22.4 Effect of decision: A decision duly made at a meeting of the Executive Committee shall (unless otherwise determined by the Executive Committee or otherwise provided by the terms of the decision) have immediate effect, unless a poll be duly demanded in accordance with Clause 22.3, in which case, pending the outcome of the vote on a poll, the decision shall cease to or shall not have effect.

22.5 Conduct of a poll: The Secretary shall without delay following the demand for, or the remittance of a matter for decision on, a poll despatch to each Committee Member a voting paper in such form as shall be agreed by the chairman of the Executive Committee meeting at which the matter in question was considered or (failing him) the Chief Executive but which shall in any event set out the full text of the resolution in respect of which the poll is required (which shall be the same as the resolution which was put to a simple majority vote), shall provide for each Committee Member to cast votes for or against the resolution and shall specify the date by which votes must be lodged by Committee Members. The Secretary-shall at the same time give notice to all Parties that a poll has been demanded and shall specify in such notice the resolution on which the poll has been called (if applicable), the identity of the person (or persons) who has demanded the poll and the date by which votes must be lodged by the Committee Members. The accidental omission to issue a voting paper or to give notice of a poll, or the non-receipt of a voting paper or such a notice by, any person entitled to receive the voting paper or (as the case may be) the notice shall not invalidate the conduct of the poll or the result thereof.

22.6 Votes on a poll: On a vote on a poll:

22.6.1 the Committee Members shall in aggregate be entitled to a number of votes equal to the number of votes which the Pool Members would have been entitled to cast on a poll at a general meeting if such meeting had taken place on the day of the Executive Committee meeting at which the matter in question was considered;

22.6.2 the Committee Members appointed (or deemed appointed) by Generators shall be entitled to cast votes on the following basis:

(a) each Committee Member nominated by a single Generator (which for this purpose shall include affiliates and related undertakings of a Generator which are also Generators) and elected on the first round of voting shall cast the number of votes respectively attributable to that Generator and to its affiliates and related undertakings (in each case, whether as Generators or Suppliers) in accordance with the written instructions of that Generator and of each relevant affiliate and related undertaking;

(b) the Committee Members not falling within (a) above shall have the votes attributable to all other Generators (not being those referred to in paragraph (a) above or their affiliates and related undertakings) and shall cast such votes in accordance with the individual written instructions of each such Generator, but so that no Generator shall be entitled to instruct that the votes attributable to it be cast more than once;

22.6.3 the Committee Members appointed by Suppliers shall be entitled to cast votes on the following basis:

(a) the Committee Members appointed (or deemed appointed) by Groups A, B. C and D shall each cast the votes attributable to the members of the relevant Group in accordance with the written instructions of the individual Suppliers which are members of that Group;

(b)  the Committee Member appointed on behalf of the Independent
Suppliers shall cast the votes attributable to the Independent
Suppliers in accordance with the individual written instructions of each such Supplier;

22.6.4 in the absence of any written instructions from any Generator or Supplier, a Committee Member shall not be entitled to cast any votes on behalf of that Generator or Supplier;

22.6.5 a Generator or a Supplier may instruct the relevant
Committee Member to abstain from casting any or a specified number of votes on its behalf;

22.6.6 the votes cast by a Committee Member shall not be valid unless:

(a) the relevant voting paper shall have been received by the Secretary on or before the date falling 10 working days after the date on which the voting papers were despatched to Committee Members and the votes cast in such voting paper accord with the written instructions referred to in paragraph (b) below;

(b) accompanied by a copy of the written instructions given by or on behalf of the Generator(s) or Supplier(s) whose votes the Committee Member is entitled to cast;

(c) the Committee Member in other respects shall have complied with the procedures for votes on a poll (if any) from time to time established by the Executive Committee;

22.6.7 any Generator or Supplier on whose instructions a Committee Member is required to act in accordance with the foregoing provisions shall be entitled to make arrangements with any other Generator or Supplier on whose instructions that same Committee Member is required to act for the requisite written instructions to be given on its behalf by that other Generator or Supplier. Details of any such arrangement shall promptly be given to the Secretary.

22.7 65 per cent. majority: A resolution on a poll shall be decided by a majority of not less than 65 per cent. of the votes duly cast. The Secretary shall as soon as reasonably practicable after the expiry of the 10 working day period for return of voting papers referred to in Clause 22.6.6(a) ascertain the results of the poll in consultation with the Pool Chairman or (failing him) the Chief Executive and the Chief Executive or (failing him) the Secretary shall as soon as practicable thereafter notify all Parties and all other persons entitled or required to attend general meetings of Pool Members of the outcome of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which or after which the poll was demanded.

22.8 Withdrawal of demand: Any demand for a poll may be withdrawn by the person who made it at any time provided that notice of withdrawal is received by the Secretary by no later than the seventh working day following the date of the Executive Committee meeting at which the simple majority vote took place. The Secretary shall as soon as reasonably practicable notify all Parties and all other persons entitled or required to attend general meetings of Pool Members of receipt of any such notice of withdrawal.

22.9 Responsibilities of Committee Members: The Committee Members shall consult the Pool Members whose votes they are entitled to cast as soon as reasonably practicable following the demand for a poll and shall be required to cast, or to refrain from casting, the votes of such Pool Members in accordance with their individual instructions. The provisions of Clauses 23.1 and 23.2 shall not apply in respect of any vote conducted on a poll.

22.10 Referral to general meetings: The provisions of this Clause
22 are subject to the requirements of referral to the Pool
Members in general meeting described in Clause 13.4.

22.11 Civil emergencies: The provisions of this Clause 22 are subject to the provisions of Clause 61.9.

23.  COMMITTEE MEMBERS' RESPONSIBILITIES AND PROTECTIONS

23.1 Executive Committee's responsibilities: In the exercise of its powers and the performance of its duties and responsibilities under this Agreement the Executive Committee shall at all times conduct itself and its affairs in a manner which it considers best designed to give effect to the principal objects and purpose set out in Clause 4.1.2 and to promote, and not obstruct, the fair and efficient operation of the procedures referred to in Clause 4.1.3 so that the objectives set out in Clause 4.1.3 are thereby achieved. To the extent not inconsistent with the responsibilities of the Executive Committee under this Clause
23.1 a Committee Member shall be free to give effect to his responsibilities under Clause 23.2 but each of the Pool Members whom such Committee Member represents acknowledges and agrees the subordination of such Committee Member's responsibilities under Clause 23.2 to the responsibilities of the Executive Committee under this Clause 23.1.

23.2 Committee Members' responsibilities: In the exercise of his powers and the performance of his duties and responsibilities as a Committee Member under this Agreement a Committee Member shall represent:

23.2.1 where he is appointed on the first round of voting under Clause 15.2.4, the interests of the Pool Member who cast the most number of votes in favour of his appointment;

23.2.2 where he is appointed on the second or third round of voting under Clause 15.2.4 or where he is appointed pursuant to
Section 6 of Schedule 14, the interests of all Pool Members who were entitled to vote on his appointment (and, for the purposes of this Clause, until the annual general meeting of Pool Members in 1996 Central Power Limited and Peterborough Power Limited shall be deemed to be Pool Members who were entitled to vote on the appointment of the Committee Member appointed on the second round of voting), but so that he shall not incur personal liability as against one or more such Pool Members if, acting bona fide, he acts in a way which gives effect to the interests of one or more other such Pool Members; and

23.2.3 where he is appointed as a Committee Member for a Group pursuant to Schedule 14, the interests of the PES Members of the Group in respect of which he is appointed.

23.3 Protections:

23.3.1 The Executive Committee, each Committee Member, the Pool Chairman, the Chief Executive, the Contract Manager and the Secretary shall be entitled to rely upon any communication or document reasonably believed by it or him to be genuine and correct and to have been communicated or signed by the person by whom it purports to be communicated or signed and shall not be liable to any of the Parties for any of the consequences of such reliance.

23.3.2 The Executive Committee, each Committee Member, the Pool Chairman, the Chief Executive, the Contract Manager and the Secretary, may in relation to any act, matter or thing contemplated by this Agreement act on the opinion or advice of, or any information from, any lawyer, banker, valuer, broker, accountant or any other specialist or professional adviser given within the field of expertise usually ascribed to persons of such description or the specialist field of expertise for which he has been retained and duly instructed so to act by the Executive Committee, and shall not be liable for the consequences of so acting. The appointment of any such adviser to the Executive Committee shall be approved by the Executive Committee before any such cost is charged to the PFA Accounting Procedure.

23.3.3 In the event of any conflict or inconsistency, any directions and instructions of the Director (which the Director is entitled under his statutory or regulatory powers to issue or give) shall prevail over the duties and responsibilities of the Executive Committee or the Secretary under this Agreement and no liability whatsoever shall attach to the Executive Committee or any Committee Member or the Pool Chairman or the Chief Executive or the Contract Manager or the Secretary (as the case may be) as a result of due compliance by it or him with any such directions and instructions.

23.3.4 Each Committee Member shall be indemnified and kept indemnified by that Pool Member or jointly and severally by those Pool Members whom he represents as provided in Clause 23.2 (and, if more than one, as between the relevant Pool Members rateably in the proportion which their respective Contributory Shares bear one to the other at the time of receipt of the request for indemnification) from and against any and all costs (including legal costs), charges, expenses, damages or other liabilities properly incurred or suffered by him in relation to the Executive Committee or his office as Committee Member or the due exercise by him of his powers, duties and responsibilities as a Committee Member and all claims, demands or proceedings arising out of or in connection with the same except any such costs and expenses referred to in Clause 23.4 which have been recovered in accordance with the PFA Accounting Procedure and any such costs, charges, expenses, damages or other liabilities which are suffered or incurred or occasioned by the wilful default or bad faith of, or breach of duty or trust by, such Committee Member. The Pool Member or (as the case may be) Pool Members whom he represents as aforesaid shall, upon request, provide the relevant Committee Member with a written deed of indemnity to that effect.

23.4 Committee Members' costs and expenses: Each Committee Member and each member of any sub-committee or sub-group of the Executive Committee may be paid his reasonable travelling, hotel and incidental expenses of attending and returning from meetings of the Executive Committee or any such subcommittee or sub-group and shall be paid all expenses properly and reasonably incurred by him in the conduct of the business of the Executive Committee or the relevant; sub-committee or sub-group or in the discharge of his duties as a Committee Member or (as the case may be) a member of the relevant subcommittee or sub-group. All such expenses shall be recovered in accordance with the PFA Accounting Procedure.

23.5 Committee's costs and expenses: The Executive Committee and each of its subcommittees and sub-groups shall be entitled to recover all its costs and expenses properly incurred in accordance with the PFA Accounting Procedure.

For this purpose, the costs and expenses of the Executive Committee shall include properly incurred costs, expenses and liabilities of or associated with any business accommodation and services required by the Executive Committee, the Chief Executive, the Secretary or the personnel referred to in Clause
17.2.1 and the properly incurred costs and expenses of any consultant or adviser retained by the Executive Committee or any such person in the proper performance of its or his duties and responsibilities.

24. POWERS OF THE EXECUTIVE COMMITTEE

24.1 General power: Subject as otherwise provided in this Agreement, the Executive Committee shall, as between itself and the Pool Members in general meeting, exercise overall supervision of the Settlement System and its operations.

24.2 Specific powers: Subject as otherwise provided in this Agreement, the powers, duties and responsibilities of the Executive Committee shall, as between itself and the Pool Members in general meeting, include:

24.2.1 the specific powers, duties and responsibilities set out in the Pool Rules;

24.2.2 monitoring on a regular basis the Settlement System
Administrator in its operation of the Settlement System
(including deciding whether to propose to the Pool Members in general meeting for their approval the removal of the Settlement
System Administrator);

24.2.3 the power to appoint and remove the Pool Funds
Administrator and to carry out the other functions ascribed to it in Schedules 11 and 15 and to enter into on behalf of Pool
Members any agreement or arrangement with the Pool Funds
Administrator (or successor Pool Funds Administrator) in substitution for that set out in Schedule 15;

24.2.4 monitoring on a regular basis each of the Grid Operator and the Ancillary Services Provider in the performance of its obligations under this Agreement;

24.2.5 considering applications by New Parties to be admitted as parties to this Agreement under Clause 3 and of Parties to be admitted as Pool Members under Clause 8;

24.2.6 considering, amending, substituting, approving and disapproving all Agreed Procedures, Codes of Practice (including commissioning reviews thereof by the Pool Auditor in accordance with Clause 47.1.5 or by other technical experts) and Service
Lines;

24.2.7 the specific powers, duties and responsibilities set out in Schedule 4;

24.2.8 the specific powers, duties and responsibilities set out in Schedule 15;


24.2.9appointing and removing the Pool Auditor, and instructing the Pool Auditor to conduct audits, reviews, tests and checks and the monitoring and review thereof, all in accordance with Part
IX;

24.2.10opening, maintaining and closing bank accounts for its own purposes and crediting and debiting sums thereto;

24.2.11controlling the development of the Pool Rules and considering and approving or disapproving amendments to the Pool
Rules in accordance with Clause 7.4.2;

24.2.12commissioning independent reviews of the Scheme and its operation in accordance with Part XIII;

24.2.13conducting reviews, preparing Works Programmes and implementing Transitional Arrangements, all in accordance with Clause 5;

24.2.14preparing the reports referred to in Clause 9.1.1 and the business plan referred to in Clause 9.1.6 and preparing and despatching regular quarterly reports to the Parties (with a copy to the Director) in relation to all matters which are the subject of this Agreement and in such reports reviewing performance over the immediately preceding Quarter against the business plan referred to in Clause 9.1.6;

24.2.15considering any representation from any Pool Member in relation to any regular quarterly report prepared pursuant to Clause 24.2.14 above or otherwise relating to any matter which is the subject of this Agreement;

24.2.16overseeing the standards of Metering Equipment and the Codes of Practice, agreeing in accordance with paragraph 14 of
Schedule 21 dispensations therefrom and reviewing the need for new standards for Metering Equipment and, where it considers such new standards are required, adopting such standards in accordance with the requirements for adoption of Codes of Practice (as contained in the definition of Code of Practice) and in accordance with the provisions of Schedule 21;

24.2.17dealing promptly and efficiently with any dispute referred to it concerning Settlement or its operation (including with respect to data);

24.2.18convening in accordance with Clause 9.4 general meetings of Pool Members or classes of Pool Members and convening in accordance with Clause 9.6 quarterly meetings of Pool Members;

24.2.19appointing, remunerating and removing the Chief Executive in accordance with Clause 17.1 and, where permitted by the terms of this Agreement, giving directions and instructions to the Chief Executive, the Contract Manager, the Settlement System Administrator, the Pool Funds Administrator, the Grid Operator, the Ancillary Services Provider, Externally Interconnected
Parties (not being Pool Members) and other persons to carry into effect the decisions of the Executive Committee or Pool Members in general meeting or separate general meeting;

24.2.20if requested by the Director, conveying any direction or request of the Director to the Settlement System Administrator, the Pool Funds Administrator, the Grid Operator, the Ancillary Services Provider or any other Party or the Pool Auditor;

24.2.21appointing, remunerating and removing in accordance with the Grid Code one or more persons to represent the Executive
Committee on the Grid Code Review Panel;

24.2.22appointing, remunerating and removing lawyers, bankers, valuers, brokers, accountants and other professional and specialist advisers to assist the Executive Committee or any of its sub-committees in the performance of its duties and responsibilities under this Agreement;

24.2.23subject to any applicable confidentiality provisions, monitoring any litigation, arbitration or other proceedings affecting or which may affect the Settlement System;

24.2.24subject to any applicable confidentiality provisions, advising Pool Members, Externally Interconnected Parties (not being Pool Members), the Settlement System Administrator, the Pool Funds Administrator, the Grid Operator and the Ancillary Services Provider of decisions of the Executive Committee applicable to them or the relevant one(s) of them and liaising with all such persons on an ongoing and regular basis;

24.2.25advising each of the Pool Auditor and the Director of decisions of the Executive Committee and of Pool Members in general meeting or separate general meeting and liaising with each of the Pool Auditor and the Director on an ongoing and regular basis;

24.2.26investigating any complaints made by any Pool Member concerning the Settlement System, the Funds Transfer System (or any part or aspect of any thereof), the Settlement System Administrator, the Pool Funds Administrator, the Grid Operator, the Ancillary Services Provider, the Pool Auditor, the Pool Banker or the Custodian;

24.2.27approving the Pool Banker and giving instructions for, or consenting to, the removal of the same;

24.2.28reviewing and approving or disapproving the Procedures
Manual in accordance with Clause 64;

24.2.29considering and dealing with any other matter relating to the Settlement System, the Funds Transfer System (or any part or aspect of any thereof) or its or their operation referred to the Executive Committee by the Pool Members in general meeting or separate general meeting, any Pool Member, the Pool Chairman, the Pool Auditor or the Director and any other matter which is otherwise designated under this Agreement for reference to it; and

24.2.30determining the amount of the Second Tier Suppliers'
System Charge.

24.3 Exclusion of general meeting powers: Pool Members in general meeting shall have no powers in relation to the matters expressly reserved under this Agreement to the Executive Committee except to the extent that such matters are remitted to the Pool Members in general meeting under Clause 13.4.

                             PART V

                    LIMITATION OF LIABILITY

    25.LIMITATION OF LLABILI1~'

25.1 Limitation of liability: Subject to Clause 25.2 and save where any provision of this Agreement provides for an indemnity, each Party agrees and acknowledges that no Party (excluding for this purpose the Settlement System Administrator) (the "Party Liable") or any of its officers, employees or agents shall be liable to any of the other Parties for loss arising from any breach of this Agreement other than for loss directly resulting from such breach and which at the date of this Agreement was reasonably foreseeable as not unlikely to occur in the ordinary course of events from such breach in respect of:

25.1.1 physical damage to the property of any of the other
Parties or its or their respective officers, employees or agents;
and/or

25.1.2 the liability of any such other Party to any other person for loss in respect of physical damage to the property of any other person.

25.2 Death and personal injury: Nothing in this Agreement shall exclude or limit the liability of the Party Liable for death or personal injury resulting from the negligence of the Party Liable or any of its officers, employees or agents and the Party Liable shall indemnify and keep indemnified each of the other Parties, its officers, employees or agents from and against all such and any loss or liability which any such other Party may suffer or incur by reason of any claim on account of death or personal injury resulting from the negligence of the Party Liable or any of its officers, employees or agents.

Exclusion of certain types of loss: Subject to Clause 25.2 and save where any provision of this Agreement provides for an indemnity, neither the Party Liable nor any of its officers, employees or agents shall in any circumstances whatsoever be liable to any of the other Parties for:

25.3.1 any loss of profit, loss of revenue, loss of use, loss of contract or loss of goodwill; or

25.3.2 any indirect or consequential loss; or

25.3.3 loss resulting from the liability of any other Party to any other person howsoever and whensoever arising save as provided in Clauses 25.1.2 and 25.2.

25.4 Trust: Each Party acknowledges and agrees that each of the other Parties holds the benefit of Clauses 25.1, 25.2 and 25.3 for itself and as trustee and agent for its officers, employees and agents.

    25.5Survival: Each of Clauses 25.1, 25.2, 25.3 and 25.4 shall:

25.5.1 be construed as a separate and severable contract term, and if one or more of such Clauses is held to be invalid, unlawful or otherwise unenforceable the other or others of such Clauses shall remain in full force and effect and shall continue to bind the Parties; and

25.5.2 survive termination of this Agreement.

25.6 Saving: For the avoidance of doubt, nothing in this Part V shall prevent or restrict any Party enforcing any obligation
(including suing for a debt) owed to it under or pursuant to this Agreement.

25.7 Full negotiation: Each Party acknowledges and agrees that the foregoing provisions of this Part V have been the subject of discussion and negotiation and are fair and reasonable having regard to the circumstances as at the date of this Agreement.


                             PART VI
               THE SETTLEMENT SYSTEM ADMINISTRATOR

    26.APPOINTMENT

ESIS is hereby appointed by each Pool Member and agrees to act as the initial Settlement System Administrator on and subject to the terms and conditions of the SSA Arrangements.

    27.[Not used].
    28.[Not used].

                               107

                            PART VII

THE SETTLEMENT SYSTEM ADMINISTRATOR'S RESPONSIBILITIES

    29.RESPONSIBILITIES

Responsibilities: Without prejudice to the generality of the duties, responsibilities and obligations of the Settlement System
Administrator provided elsewhere in the SSA Arrangements:

29.1 Provision of information: The Settlement System Administrator shall provide each Pool Member and the Ancillary Services Provider upon request with a certified copy of such records, data and other information concerning amounts payable by or to such Pool Member and the Ancillary Services Provider as such Pool Member may reasonably request for the purpose of establishing the amounts which are owed to or by such Pool Member in accordance with this Agreement, and in any event such information as any Pool Member may request from the Settlement System Administrator in order to establish or prove a claim to any amounts due or claimed to be due. The Settlement System Administrator shall provide such information forthwith upon request or (if so required by the Settlement System Administrator) upon delivery of a certificate from the Pool Member's counsel certifying that such information is required for such purpose. Each of the Parties agrees to the release of all such records, data and other information in the circumstances described in this Clause 29.1.

29.2 Arrangements with the Grid Operator and Ancillary Services
Provider: Each of the Settlement System Administrator, the Grid Operator and the Ancillary Services Provider shall make and maintain arrangements with each other whereby such data and other information as may be collected or received by any of them or necessary for the purposes of the Settlement System, the Ancillary Services Business or (as the case may be and subject to Clause 69) the operation of the NGC Transmission System or the performance by the Grid Operator of its obligations under the NGC Transmission Licence shall be provided to such other(s) to the extent necessary to enable such other(s) to perform its or their respective obligations under this Agreement, the Grid Code, any Ancillary Services Agreement and/or the NGC Transmission Licence. Each of the Parties agrees to the release of all such data and other information in the circumstances described in this Clause 29.2.

29.3 Arrangements with the Pool Funds Administrator: The
Settlement System Administrator and the Pool Funds Administrator shall make and maintain arrangements with each other whereby:

(a) sufficient data and other information is provided by the Settlement System Administrator to the Pool Funds Administrator as to enable the Pool Funds Administrator to perform its obligations under this Agreement and the Funds Transfer Agreement; and

(b) sufficient data and other information is provided by the Pool Funds Administrator to the Settlement System Administrator as to enable the Settlement System Administrator to perform its obligations under this Agreement.

Each of the Parties agrees to the release of all such data and other information in the circumstances described in this Clause
29.3.

30.  [Not used].

    31.[Not used].

    32.[Not used].

    33.[Not used].

    34.COSTS, FEES AND EXPENSES

34.1 Schedule 4: The provisions of Schedule 4 shall have effect.

34.2 Fees:

34.2.1 Each Party which is not a Pool Member (other than the Settlement System Administrator, the Pool Funds Administrator, the Grid Operator and the Ancillary Services Provider) shall pay the Settlement System Administrator a fee as provided in Section 8 of Part G of the Appendix to Schedule 4 in respect of the provision to such Party of all data and other information which is required by the terms and conditions of Service Line 10 (Service to CEO and Pool Members) to be made available to it by the Settlement System Administrator.

34.2.2 A Party may at any time by notice in writing to the Settlement System Administrator elect not to be provided with all or some of the data and other information to which it is entitled from the Settlement System Administrator under this Agreement and may change such election at any time upon further written notice to the Settlement System Administrator.

34.3 Charges: The Executive Committee shall be entitled to require that a fee or other charge (not exceeding pounds 500 per dispute or such other sum as the Pool Members in general meeting may from ti ne to time approve) be levied On and paid by a Party in respect of any dispute concerning Settlement or its operation (including with respect to data) referred by such Party for determination to the Executive Committee or any sub-committee thereof. Such fee or other charge shall be levied, paid and collected in such manner and at such time as the Executive Committee shall direct and the relevant Party hereby undertakes to pay any such fee or other charge so levied. Any such fee or other charge shall at the option of the Executive Committee (i) be refunded in whole or in part to the Party which paid the same, or (id) be applied against the administration costs of whatsoever nature of the Executive Committee or the relevant subcommittee.

34.4 Externally Interconnected Parries' costs:

34.4.1 An Externally Interconnected Party shall be entitled to recover in accordance with this Clause 34.4 its costs and expenses reasonably incurred in acting in accordance with this Agreement as the Externally Interconnected Party for its Corresponding External Pool Members (as defined in the Pool Rules).

34.4.2 Not later than 30 days after the beginning of each Accounting Period (commencing with the Accounting Period beginning in 1992) each Externally Interconnected Party shall submit in writing to the Executive Committee for approval (such approval not to be unreasonably withheld) reasonable details of the costs and expenses anticipated as likely to be incurred by it in its capacity as an Externally Interconnected Party in that Accounting Period and (commencing with the Accounting Period beginning in 1993) of the actual costs and expenses so incurred by it in the immediately preceding Accounting Period. If approved by the Executive Committee, all such costs and expenses shall be recovered by an Externally Interconnected Party from its Corresponding External Pool Members in accordance with Clause
34.4.3. If not so approved, the Externally Interconnected Party shall revise and resubmit to the Executive Committee the said details as often as may be required in order to obtain such approval.

34.4.3 Each Corresponding External Pool Member shall reimburse its Externally Interconnected Party its due proportion of all its Externally Interconnected Party's approved costs and expenses within 28 days after receipt of an invoice from its Externally Interconnected Party. The Externally Interconnected Party shall issue invoices in respect of each Quarter on or after the Quarter Day relating thereto. Invoices shall be based on approved anticipated costs and expenses for the relevant Accounting Period and the first invoice for each Accounting Period (commencing with the Accounting Period beginning in 1993) shall include any correction that may be necessary on account of the approved actual costs and expenses being different from the approved anticipated costs and expenses for the immediately preceding Accounting Period.

     34.4.4For the purposes of this Clause 34.4 a Corresponding
External Pool Member's due proportion of its Externally Interconnected Party's approved costs and expenses for each Quarter shall be calculated as follows: -

(a) the aggregate of the Externally Interconnected Party's approved costs and expenses shall be divided by two;

(b) as to one half of such approved costs and expenses, the Corresponding External Pool Member's due proportion shall be the proportion which the sum of (i) the number of its Generation Trading Blocks and (ii) one (representing the notional Consumer referred to in paragraph 26.5.2(d) of the Pool Rules) bears to the sum of (a) the total number of the Generation Trading Blocks of all Corresponding External Pool Members the Externally Interconnected Party of which is the same as that for the Corresponding External Pool Member in question and (b) the number of all such Corresponding External Pool Members, and each such Corresponding External Pool Member shall for this purpose be allocated at least one Generation Trading Block; and

(c) as to the other half of such approved costs and expenses, the Corresponding External Pool Member's due proportion shall be the proportion which its Gross Traded Energy for the Quarter in question bears to the aggregate of the Gross Traded Energy for that Quarter of all Corresponding External Pool Members the Externally Interconnected Party of which is the same as that for the Corresponding External Pool Member in question, and for this purpose UGross Traded Energy" in respect of any Quarter and any Corresponding External Pool Member shall be the aggregate amount of Active Energy (measured in kWh) bought and sold pursuant to this Agreement by such Corresponding External Pool Member in its capacity as such in that Quarter.

34.4.5The foregoing provisions of this Clause may be amended or varied in respect of an Externally Interconnected Party and its Corresponding External Pool Members (or any of them) by prior written agreement of that Externally Interconnected Party, all its Corresponding External Pool Members and the Executive Committee.

34A. SECOND TIER SYSTEM CHARGES

34A.1The following provisions of this Section 34A shall apply in respect of each of the Accounting Periods beginning on 1st April, 1994, 1st April, 1995, 1st April, 1996 and 1st April, 1997 (each a "Specified Accounting Period").

34A.2Subject to Section 34A.6, the Second Tier Suppliers' System Charge for a Specified Accounting Period shall be determined by the Executive Committee as the amount per annum to be charged to each Second Tier Supplier in respect of each Second Tier System supplied by such Supplier.

34A.3Subject to Section 34A.6, the Second Tier Suppliers'
Non-Pooled Generation System Charge for a Specified Accounting
Period shall be determined by the Executive Committee as the amount per annum to be charged to each Second Tier Supplier in respect of each Non-Pooled Generator for whose Metering System such Second Tier Supplier is the Registrant.

34A.4Subject to Section 34A.6, the Suppliers' System Charge for a Specified Accounting Period shall be determined by the Executive Committee as the amount per annum to be charged to each Supplier (other than a Second Tier Supplier) in respect of each Non-Second Tier System in that Supplier's authorised area.

34A.5The second tier system charge payable by a Supplier in respect of each calendar month in a Specified Accounting Period shall be calculated as follows:

(a) in respect of each Second Tier Supplier, in accordance with the following formula:

           Second Tier SuPplierst System Charge x NOSP
                               12

where NOSP is the total number of Second Tier Systems supplied by such Supplier at the beginning of the relevant calendar month;

(b) in respect of each Second Tier Supplier and in addition to the charge in Section 34A.5(a), in accordance with the following formula:

Second Tier Suppliers' Non - Pooled Generation System Charge NNPG
                               12

where NNPG is the total number of Metering Systems of Non-Pooled
Generators for which such Second Tier Supplier is the Registrant at the beginning of the relevant calendar month;

    (c)in respect of each Supplier (other than a Second Tier
Supplier), in accordance with the following formula:

                  Suppliers'System Charge x NMS
                               12

where NMS is the total number of Non-Second Tier Systems in that Supplier's authorised area as at the beginning of that month;

    (d)for these purposes, the numbers of Second Tier Systems and of Non Second Tier Systems as at the beginning of each calendar month shall be as notified to the Settlement System Administrator (who shall then notify the Director) by the relevant Suppliers (and the Settlement System Administrator being entitled, in the absence of any notification to the contrary, to rely on the last such notification and other information in its possession) and, in the event of any dispute between the Parties, shall be as determined by the Director (whose determination shall be final and binding); and

(e) only those Second Tier Systems in respect of which data collection costs are incurred by Second Tier Agents or the Settlement System Administrator shall be used in determining the number of Second Tier Systems.

34A.6If in respect of any Specified Accounting Period (other than the one beginning on 1st April, 1997) the aggregate of all second tier system charges payable pursuant to Sections 34A.5(a), 34A.5(b) and 34A.5(c) and received by the Settlement System Administrator is less than or (as the case may be) more than the Total Second Tier System Charges for such Specified Accounting Period the deficit or (as the case may be) the surplus shall be carried forward to the immediately succeeding Specified Accounting Period and shall be included in the calculation of the Total Second Tier System Charges therefor.

34A.7The Executive Committee will use its reasonable endeavours to ensure that the aggregate of all second tier system charges payable pursuant to Sections 34A.5(a), 34A.5(b) and 34A.5(c) and received by the Settlement System Administrator in respect of the Accounting Period beginning on 1st April, 1997 meets the Total Second Tier System Charges specified for that Accounting Period. There shall be no carry forward of any such deficit or surplus arising in respect of the Specified Accounting Period beginning on 1st April, 1997.

                            PART VIII

          THE SETTLEMENT SYSTEM AND COMPUTER OPERATIONS

    35.DEVELOPMENT OF THE SETTLEMENT SYSTEM

35.1 Development: The Settlement System shall be developed under the overall control of the Executive Committee. All developments of and changes to the Computer Systems shall be made in accordance with the terms of the Development Policies.

35.2 Delegation: Save as provided by the Development Policies, the Executive Committee shall be entitled to delegate all or any of its rights, powers and duties under Clause 35.1 and the Development Policies to such person(s) and on such terms and conditions as from time to time it may see fit.

35.3 Development Policies:

35.3.1
(a) The matters addressed by the Development Policies are set out in the list of contents in the Development Policies. These general headings define the scope of the Development Policies.

(b) The scope of the Development Policies may be amended at any time and from time to time by written agreement of the Executive
Committee and the Settlement System Administrator.

(c) Any amendment to any of the matters addressed by the Development Policies or any addition or substitution to the Development Policies which does not extend or restrict (other than in a way or to an extent which can reasonably be regarded as de minimis) the scope of the Development Policies may be made at any time and from time to time, and shall be effective if so made, by the Executive Committee after consultation with the Settlement System Administrator unless such matter is one covered by the headings in Schedule 16 in which event such amendment, addition or substitution may be made and shall be effective only by written agreement of the Executive Committee and the Settlement System Administrator.

35.3.2Without prejudice to Clause 35.3.1(c), Schedule 16 may be changed at any time and from fi.T.e to time by written agreement of the F.xecutive Committee and the Settlement System
Administrator.

35.3.3Each of the Parties undertakes to comply with (and the Pool
Members undertake to ensure that the Executive Committee complies with) the Development Policies.

35.4.SSA's comments: The Executive Committee or the particular sub-committee or sub-group in respect of any development of the Settlement System shall take into account all reasonable comments of the Settlement System Administrator in relation to the specification, design, testing and implementation requirements of any development of the Settlement System where such comments relate to the operational compatibility or consistency with the Settlement System or the ability of the Settlement System Administrator to comply with this Agreement, the Act or NGC's Transmission Licence.

35.5 Provision of data and information: Each Party shall ensure that all data and information necessary to enable any testing of the Settlement System or any development thereof or change thereto required under the Development Policies and which is permitted to be released by the Settlement System Administrator under the Pool Rules or as otherwise expressly provided herein is supplied to the Executive Committee or as it may direct and to the Settlement System Administrator, and each Party shall use all reasonable endeavours to cooperate with and support any such testing.

35.6 Provision of data and information to authorized persons: The Parties shall provide or ensure that the Settlement System Administrator provides all data and information required under Clause 35.5 to such persons as may from time to time be authorised by the Executive Committee to receive the same provided that such persons shall have executed a confidentiality undertaking in such form as the Executive Committee may from time to time determine. If the Settlement System Administrator is not permitted or required to release any data and information by reason only of the confidential nature of such data and information it shall and may provide representative data to the extent required for such testing.

35.7 Inconsistencies and conflicts: In the event of any inconsistency or conflict between the provisions of this Agreement and the provisions of the Development Policies, the provisions of this Agreement shall prevail.

     36.CHANGE MANAGEMENT

36.1 Change Management Policies: In order to ensure that developments of and changes to the Settlement System are brought into effect in an ordered and controlled manner, each of the Parties undertakes to comply with the Change Management Policies.

36.2 Amendments: The Change Management Policies may be amended at any time and from time to time by the Executive Committee after consultation with the Settlement System Administrator.

SOFTWARE

37.1 [Not used].

37.2 Warranties: Without prejudice to Service Line 19 (System
Integration) and Section 9 of Schedule 4, nothing in this Agreement shall imply or impose any requirement on the Settlement
System Administrator to give any warranty with respect to any Software.

37.3 No Each Party acknowledges that neither NGC nor Energy
Settlements and Information Services Limited shall have any liability in respect of any software developed before the Effecdve Date.

    38.[Not used].

    39.[Not used].

    40.[Not used].

    41.NOTIFICATION OF DEFECTS BY POOL MEMBERS

Each Pool Member undertakes to the Settlement System Administrator and each other Pool Member promptly to notify the Settlement System Administrator and the Executive Committee in writing of any defects of which it is or becomes aware in the Software or its operation and to provide such further information as may reasonably be required by the Settlement System Administrator to identify, isolate and correct such defect.

    42.[Not used].

    43.[Not used].

    44.[Not used].

    45.ESCROW ARRANGEMENTS

    45.1Escrow Agreement: On 17th March, 1992 the Settlement
System Administrator (for itself and on behalf of the Pool Members acting through the Executive Committee) entered into an escrow agreement (the "Escrow Agreements) in the form set out in schedule 7 with The National Computing Centre Limited (the "Custodian"). The Settlement System Administrator has deposited or will deposit as soon as it comes into existence:

45.1.1 copy of the source code and load (machine executable) modules relating to all Developed Application Software (as defined in Schedule 4) together with all job control language and licensed software system tables, each in a machine readable form and the source code and job control language in a hard copy form; and

45.1.2 copy of all related manuals and other associated documentation, including: -

(a) ny user requirement documents, together with all associated authorised change requests;

(b) ny functional specification documents associated with those documents described in paragraph (a) above, together with all authorised change requests associated with the relevant functional specification;

(c)  to the extent available to the Settlement System
Administrator, any design specification documents associated with those documents described in paragraphs (a) and (b) above, together with all authorised change requests associated with the relevant design specification;

(d) any program and/or user guides prepared to assist in the day-today operation and future development of the computer programs (including records of test cases together with the associated test input and output data used for validation purposes);

(e) any relevant test strategy schedules and acceptance test schedules as specified for functional and operational end to end testing;

(f) any relevant test acceptance certificates and reports for all tests recording comments and observations made on the appropriate tests where such tests are commissioned by the Settlement System Administrator;

(g)  any relevant client acceptance certificates and Pool
Auditor's reports, together with any reports recording such clients' and the Pool Auditor's observations and comments on the tests;

(h) any relevant compilation or detailed operating procedures required in connection with any of the relevant paragraphs in this Clause 45.1.2;

(I) all Software licences for Licensed Application Software (as defir,ed in Schedule 4); and

(j) a list detailing all versions of Licensed Application Software (including operating systems and compilers) used in creating each version of the object code detailing the version numbers used and any program temporary fixes or equivalent mode,

(together the "Material").

If, after consultation with the Settlement System Administrator, the Executive Committee shall so request:

(A) the Settlement System Administrator shall use its reasonable endeavours (which may include the payment of a fee or further fee recoverable through the Charging Procedure) to procure that any licence for any Licensed Application Software is on terms or amended terms that permit the deposit of.such Licensed Application Software with a reputable software escrow agent approved by the Executive Committee on the terms of an escrow agreement approved by the Executive Committee and the Settlement System Administrator (in the case of the Settlement System Administrator such approval not to be unreasonably withheld); and

     (B)NGC shall use its reasonable endeavours to procure that any licence for any Licensed Application Software licensed by it to the Settlement System Administrator is on terms or amended terms that permit the deposit of such Licensed Application Software with a reputable software escrow agent approved by the Executive Committee on the terms of an escrow agreement approved by the Executive Committee and NGC (in the case of NGC such approval not to be unreasonably withheld).

45.2 Updating: The Settlement System Administrator shall ensure that the Material deposited with the Custodian is kept fully up-to-date and reflects all Modifications (as defined in the Escrow Agreement) and shall deposit a copy of all Modifications with the Custodian as soon as the same are available, all in accordance with the terms and subject to the conditions of the Escrow Agreement.

45.3 Notification to Executive Committee: The Settlement System
Administrator shall notify the Executive Committee promptly of the delivery of each Modification to the Custodian.

45.4 Amendments: Any amendment to or variation of the Escrow Agreement shall be made in accordance with its terms provided that the Settlement System Administrator shall not make or agree to any such amendment or variation without the prior written consent of the Executive Committee.

    46.[Not used].

                             PART IX

THE POOL AUDITOR AND SCHEDULING AND DESPATCH REVIEWS

    47.THE POOL AUDITOR AND SCHEDULING AND DESPATCH REVIEWS

47.1 Appointment and removal: The Executive Committee shall
(after consultation with the Settlement System Administrator) from time to time appoint a firm of accountants of internationally recognised standing to carry out:

47.1.1audits of the calculations and allocations performed by the Settlement System, such audits to be carried out annually;

47.12audits of the Funds Transfer System, such audits to be carried out annually;

47.1.3tests and/or checks on new items or versions of Software;

47.1.4reviews of Agreed Procedures and Codes of Practice, as required from time to time by the Executive Committee; and

47.1.5audits, reviews, tests and/or checks of such other matters as are otherwise designated under this Agreement for reference to it and, where not so designated, such other audits, reviews, tests and/or checks as the Executive Committee may from time to time reasonably require (having regard, in particular, to the disruptive effect of the same on the business and operations of the Parties), and to assist, upon request of the Executive Committee, in the preparation of Works Programmes pursuant to Clause 5.9.

The Executive Committee shall have the right at any time and from time to time (after consultation with the Settlement System Administrator) to remove from office as Pool Auditor any firm of accountants so appointed by it, but the Executive Committee shall ensure that there shall at all times be a Pool Auditor.

47.2 Scheduling and Despatch Review:

47.2.1The Grid Operator shall (after consultation with the Executive Committee) decide upon the appointment from time to time of such firm of accountants of internationally recognised standing as the Executive Committee shall approve (such approval not to be unreasonably withheld or delayed) to carry out reviews (UScheduling and Despatch Reviews") of the Scheduling and Despatch processes under the Grid Code, such reviews to be carried out, until the first anniversary of the Effective Date, at such time or times as shall be agreed between the Grid Operator and the Executive Committee and, thereafter, annually. The objective and scope of each such review is set out in Schedule 19.

47.2.2The Grid Operator shall have the right at any time and from time to time (after consultation with the Executive Committee) to decide upon the removal from office of the firm of accountants so appointed by it with the consent of the Executive Committee (such consent not to be unreasonably withheld or delayed).

47.2.3The auditor carrying out the Scheduling and Despatch Review shall report to the Grid Operator.

47.3  Scope of work:

47.3.1The terms of engagement and scope of the work to be carried out by the Pool Auditor shall be in accordance with the terms of this Agreement and as determined from time to time by the Executive Committee (after consultation with the Pool Auditor and, where appropriate, the Settlement System Administrator or the Pool Funds Administrator) and the Pool Auditor shall report to the Executive Committee. The Executive Committee shall, upon request, provide each Pool Member, the Director, any Party which has applied pursuant to Clause 8.2 to become a Pool Member and (as appropriate) the SenIement System Administrator or the Pool Funds Administrator with a copy of such terms of engagement.

47.3.2Any opinion or report of the auditor carrying out the Scheduling and Despatch Review shall be addressed to the Grid Operator (for its own bereft) and a copy thereof shall be sent to the Executive Committee and to each Pool Member, the Director, the Settlement System Administrator and the Pool Funds Administrator (each of whom shall be entitled to rely on it).

47.4 Notification of disputes: Upon written request of the Pool Auditor or, where the dispute relates to Scheduling and Despatch, the auditor carrying out the Scheduling and Despatch Review, a Party shall promptly provide the Pool Auditor or (as the case may be) the auditor carrying out the Scheduling and Despatch Review with a written statement of all disputes under or in connection with this Agreement or any Ancillary Services Agreement which are then outstanding and which involve such Party or which the relevant Party believes may arise and are likely to involve such Party, and (subject to any supervening obligations of confidentiality binding on such Party) such statement shall include reasonable details of each such dispute.

    48.AUDIT INSTRUCTIONS

48.1 Frequ ency:

     48 1.1Audits, tests, reviews and checks pursuant to Clause
47.1 shall be carried out at such time or times as the Executive Committee shall determine (after consultation with the Pool Auditor and, where appropriate, the Settlement System Administrator or the Pool
Funds Administrator) and any such audit, test, review or check shall relate to such period(s) as the Executive Committee and the Pool Auditor shall agree.

48.1.2The review pursuant to Clause 47.2 shall be carried out at such time or times as the Grid Operator shall determine and the Executive Committee shall approve (such approval not to be unreasonably withheld or delayed).

48.1.3In good time before each annual general meeting of Pool
Members:

(a) the Executive Committee shall instruct the Pool Auditor to prepare the report referred to in Clause 9.1.2; and

(b) the Grid Operator shall instruct the auditor carrying out the Scheduling and Despatch Review to prepare the report referred to in Clause 47.2.3.

48.2 Opinions and reports: Any opinion or report of the Pool Auditor required by the Executive Committee shall be addressed to the Executive Committee for the benefit of all Pool Members and to such other person(s) as the Executive Committee may direct and a copy thereof shall be sent by the Executive Committee to each Pool Member and the Director and, if requested and the Executive Committee approves, the Settlement System Administrator and the Pool Funds Administrator (and the Settlement System Administrator and the Pool Funds Administrator shall be entitled to rely upon the same in any legal proceedings (including arbitration)).

48.3 Concerns and recommendations:

48.3.1In instructing the Pool Auditor in respect of any of the matters referred to in Clause 47.1 the Executive Committee shall require the Pool Auditor: -

    (a)forthwith to report any material concerns with respect to matters the subject of the relevant audit, test, review and/or check; and

    (b)to make such recommendations as to changes in the procedures, controls and/or audit coverage as the Pool Auditor considers appropriate.

Upon receipt of any such report or recommendation the Executive Committee shall, after consultation with the Settlement System Administrator or (in the case of the review referred to in Clause 47.1.2) the Pool Funds Administrator, prepare and send or cause to be prepared and sent a report to Pool Members, the Pool Auditor and the Director and the Settlement System Administrator or (as the case may be) the Pool Funds Administrator enclosing a copy of the Pool Auditor's report or recommendation. The Executive Committee shall instruct the Settlement System Administrator or (as the case may be) the Pool Funds Administrator to carry out such corrective action as the Pool Members in general meeting may approve or (where such approval is not required by the terms of this Agreement) as the Executive Committee may resolve consequent upon receipt of the Executive Committee's report (which the Settlement System Administrator and the Pool Funds Administrator undertake promptly to do).

48.3.2In instructing the auditor in respect of the Scheduling and Despatch Review the Grid Operator shall require the auditor to make the reports and recommendations referred to in Clauses 48.3.1(a) and (b). Upon receipt of a copy of any such report or recommendation the Executive Committee shall, after consultation with the Settlement System Administrator and the Grid Operator, prepare or send or cause to be prepared and sent a report to Pool Members, the auditor carrying out the Scheduling and Despatch Review and the Settlement System Administrator enclosing a copy of the report or recommendation. The Executive Committee may instruct the Grid Operator to carry out such corrective action as may be reasonable and practicable in all the circumstances and which is consistent with the Grid Code which the Pool Members in general meeting shall approve.

48.4 Access:

48.4.1To the extent that the Pool Auditor reasonably requires in order to be satisfied that the Pool Funds Administrator is complying with its obligations under this Agreement and the Agreed Procedures, the Pool Funds Administrator shall permit the Pool Auditor unrestricted access to its operation of the Funds Transfer System, the Funds Transfer Hardware and the Funds Transfer Software and all data used, information held and records kept by the Pool Funds Administrator or its agents in the conduct of that operation and shall make available members of its staff to explain such operation and such other issues as the Pool Auditor considers relevant.

48.4.2The Grid Operator shall permit the auditor carrying out the Scheduling and Despatch Review unrestricted access to that part of its business as relates to Scheduling and Despatch and the operation of BPS GOAL and all data used, information held and records kept by the Grid Operator in the conduct of such business and shall make available members of its staff to explain such operations and such other issues as the auditor considers relevant.

48.5 Costs:

48.5.1The costs of any corrective action on the part of the Settlement System Administrator pursuant to Clause 48.3.1 shall be as agreed between the Pool Auditor and the Executive Committee (after consultation with the Settlement System Administrator) and shall be borne in accordance with the PEA Accounting Procedure.

     48.5.2The costs of any audit, test, review or check pursuant to Clause 47.1.1 to 47.1.5 (inclusive) and any corrective action on the part of the Pool Funds Administrator pursuant to Clause 48.3.1 shall be as agreed between the Pool Auditor and the Executive Committee (after consultation with the Pool Funds Administrator in the case of any such corrective action) and shall be borne by the Pool Funds Administrator and recovered by it in accordance with the PEA Accounting Procedure.

     48.5.3The costs of any review pursuant to Clause 47.2 and any corrective action on the part of the Grid Operator pursuant to Clause 48.3.2 shall be borne by the Grid Operator.

48.6 Conflict: The Executive Committee shall require the Pool
Auditor and the auditor carrying out the Scheduling and Despatch
Review to disclose to the Executive Committee the existence and nature of all audit assignments with any Party.

48.7 Own auditors' review: Each Pool Member may request of the Executive Committee that its own external auditors be permitted to liaise with the Pool Auditor and the auditor carrying out the Scheduling and Despatch Review in accordance with normal professional standards, including provision of access to working papers. The Executive Committee shall take such steps as may reasonably be required of it to ensure that each of the Pool Auditor and the auditor carrying out the Scheduling and Despatch Review co-operates accordingly (subject to Clause 48.9).

48.8 Pool Auditor's rights: The Pool Auditor shall be entitled to attend and speak at meetings of the Executive Committee and at general meetings and separate general mee:ir.gs of Pool Members. The Pool Auditor shall be entitled to resign upon giving prior notice to the Executive Committee (the period of such notice (if any) to be as set out in the terms of its appointment). Should the Pool Auditor resign, be removed from office or not be reappointed the Pool Auditor shall have the right to communicate directly with Pool Members if it believes there are matters which should be brought to their attention.

48.9 Confidentiality:

48.9.1The Pool Auditor shall as a condition precedent to its appointment execute a confidentiality undertaking in favour of each of the Settlement System Administrator, the Pool Funds Administrator, the Grid Operator and the Ancillary Services Provider and the Executive Committee on behalf of all Pool Members in such form as may be reasonably required from time to time by the Executive Committee.

48.9.2The auditor carrying out the Scheduling and Despatch Review shall as a condition precedent to its appointment execute a confidentiality undertaking in such form as may be reasonably required from time to time by the Grid Operator and which shall be approved by the Executive Committee (such approval not to be unreasonably withheld or delayed).

48.9.3If requested by the Settlement System Administrator, the Pool Funds Administrator, the Grid Operator or the Ancillary Services Provider, the auditor carrying out the Scheduling and Despatch Review shall execute a confidentiality undertaking in favour of the relevant one of them in such form as the Executive Committee may from time to time approve (such approval not to be unreasonably withheld or delayed).

48.10 Scheduling and Despatch Auditor: The auditor appointed to carry out the Scheduling and Despatch Review shall be entitled to attend and speak at meetings of the Executive Committee and at general meetings and separate general meetings of Pool Members where matters relating to Scheduling and Despatch are to be discussed or considered. The auditor shall be entitled to resign upon giving prior notice to the Grid Operator (who shall send a copy forthwith to the Executive Committee) (the period of such notice, if any, to be as set out in the terms of its appointment). Should the auditor resign, be removed from office or not be reappointed it shall have the right to communicate directly with Pool Members if it believes that there are matters which should be brought to their attention.

                             PART X

              THE GRID OPERATOR'S RESPONSIBILITIES

    49.RESPONSIBILITIES
                 -

The Grid Operator shall have the following duties, responsibilities and obligations under this Agreement:

49.1 PORTHOLE: Ensuring that, insofar as relevant to the operation of the Settlement System and the Pool Rules, PORTHOLE will in its operation comply with its user and functional specifications.

49.2 Services Making available to any successor Settlement System Administrator those services necessary for the proper functioning of the Settlement System which the Grid Operator made available to the incumbent Settlement System Administrator at any time in the twelve month period prior to the resignation or removal of such incumbent Settlement System Administrator, in any such case upon such terms as may be agreed between the Grid Operator, such successor Settlement System Administrator and the Executive Committee.

49.3 Generally: Such other duties, responsibilities and obligations as are set out in this Agreement.

50. STANDARD OF CARE

50.1 Standard of care: In the exercise of its duties and responsibilities under this Agreement the Grid Operator shall exercise that degree of care, diligence, skill and judgment which would ordinarily be expected of a reasonably prudent operator of the NGC Transmission System taking into account the circumstances actually known to the Grid Operator, its officers and employees at the relevant time or which ought to have been known to it or them had it or they made such enquiries as were reasonable in the circumstances.

50.2 Miscellaneous:

50.2.1 (a)The Grid Operator shall be entitled to rely upon any direction or instruction of the Executive Committee or the Chief Executive (if any) if the same is signed by way of authority in accordance with Clause 50.2.4 on behalf of two or more Committee Members or on behalf of the Chief Executive and shall not be obliged to comply with any direction or instruction of any sub-committee of the Executive Committee or any delegate of the Executive
Committee other than the Chief Executive (unless such direction or instruction is shown as having been ratified by the Executive
Committee).

    (b)The Grid Operator shall be entitled to rely upon any communication or document reasonably believed by it to be genuine and correct and to have been communicated or signed by the person by whom it purports to be communicated or signed and shall not be liable to any of the Parties for any of the consequences of such reliance.

50.2.2Compliance with the Director's directions: No liability whatsoever shall attach to the Grid Operator as a result of due compliance by it with any directions and instructions of the Director, provided that in complying with such directions and instructions the Grid Operator is at all times acting in good faith.

50.2.3 Prior approval: Where by the terms of this Agreement the Grid Operator is required to obtain the prior directions, instructions, approval or consent of the Executive Committee or the Chief Executive, the Grid Operator shall have no authority to, and shall not, act unless the requisite directions, instructions, approval or consent have first been obtained. Notwithstanding the foregoing sentence, nothing in this Agreement shall prevent the Executive Committee from ratifying any act of the Grid Operator.

50.2.4Express authority: All directions and instructions of the Executive Committee or the Chief Executive to the Grid Operator shall, as between the Grid Operator and the Pool Members, be deemed to have the express authority of, and shall be binding without reservation upon, all Pool Members.

50.2.5Authority of Pool Members: The Grid Operator shall not be bound to act in accordance with the directions or instructions of the Pool Members unless the Pool Members act through the Executive Committee.

50.2.6General Meetings: The Grid Operator shall not be obliged to take any steps to ascertain whether any resolution of Pool Members in general meeting or of any class of Pool Members in separate general meeting which it is advised by the Executive Committee or the Chief Executive as having been passed was in fact passed or passed by the requisite majority and until the Grid Operator shall have express written notice to the contrary from the Executive Committee or the Chief Executive it shall be entitled to assume that the relevant resolution was passed or (as the case may be) the relevant requisite majority was obtained.

50.2.7Exceptions: Notwithstanding the foregoing provisions of this sub-clause 50.2, in the performance of its duties and responsibilities under this Agreement the Grid Operator shall not be bound to act in accordance with the directions or instructions of the Executive Committee or the Chief Executive if:

    (a)to do so would cause the Grid Operator to breach any of its obligations under the Act or its Transmission Licence; or

    (b)the Grid Operator has reasonable grounds for believing that it would so breach any of such obligations and has consulted the Director and:

    (i)the Director has not indicated that in his view it would not involve any such breach; or

    (ii)the Director has indicated that, notwithstanding any such actual or potential breach, the Director would not be minded to enforce compliance with those obligations and the Grid Operator has received an indemnity reasonably satisfactory to it in respect of its acting in accordance with such directions and instructions.

In any such event the Grid Operator shall promptly notify the Executive Committee.

50.2.8 Reference to the Director: If at any time the Grid Operator has a concern which is properly and reasonably founded that, in acting in accordance with any direction or instruction of the Executive Committee or the Chief Executive, it will breach one or more of its obligations under the Act or its Transmission Licence, then, if having discussed the matter with the Executive Committee the matter remains unresolved, the Grid Operator shall either comply with such direction or instruction or by notice in writing refer the same to the Director, such notice to set out in full the directions or instructions given to the Grid Operator and the grounds for such concern and to be copied to the Executive Committee. Pending any guidance from the Director in response to any such reference and, provided that the Director shall not express any view that such reference is misconceived, vexatious or in respect of an improperly or unreasonably founded concern, the Grid Operator shall not be liable to any of the other Parties for refusing to act in accordance with the relevant direction or instruction. If the Director shall express such a view, the Grid Operator shall be so liable.

                             PART XI

                   ANCILLARY SERVICES AND THE
                   ANCILLARY SERVICES PROVIDER

    51.ANCILLARY SERVICES

51.1 Obligations: The obligations of the Ancillary Services
Provider and the Grid Operator pursuant to this Clause 51 shall be owed to each and every Supplier.

51.2 Obligations of Ancillary Services Provider: The Ancillary
Services Provider shall: implement, maintain and operate all such systems as are necessary to enable it properly to carry on the Ancillary Services Business in accordance with the Transmission Licence;

51.2.2operate the Ancillary Services Business in an efficient and economic manner;

51.2.3maintain such records, data and other information as the Pool Auditor may from time to time by notice in reasonable detail to the Ancillary Services Provider reasonably require for the purposes of this Part XI or as may otherwise be reasonably necessary to enable the Ancillary Services Provider to comply promptly and fully with its obligations under this Agreement;

51.2.4retain in electronic or machine readable form for a period of not less than eight years (or such longer period as the Pool Auditor may from time to time reasonably require), copies of all records, data and information referred to in Clause 51.2.3 in respect of the Ancillary Services;

51.2.5provide to the Settlement System Administrator who shall promptly provide the same to each Supplier monthly and annual statements giving aggregate payment details separately in respect of each of the following items:

(a) Reactive Energy;

(b) frequency control;

(c) Black Start Capability (as defined in the Grid Code);

(d) lost opportunity costs;

(e) supplies of Ancillary Services to Externally Interconnected
Parties;

(f) adjustments for disputes which have been settled or otherwise determined; and

(g)  the Ancillary Services Provider's business charges,

together with a statement of the sum of all such items, and each of the Parties agrees to such information being so provided;

51.2.6not transfer or seek to transfer any of its duties or responsibilities as Ancillary Services Provider save to NGC's successor as Grid Operator where NGC is removed as Grid Operator
(but not further or otherwise);

51.2.7upon a successor Grid Operator being appointed (so far as it is able), transfer to such successor all data, records, other information, assets, equipment, facilities, rights and know-how which it has (excluding freehold and leasehold real property) and which are necessary to carry out the duties and responsibilities of the Ancillary Services Provider and which are not otherwise readily obtainable by such successor including all original and copy material relating to the same and, in consideration for such transfer, the Suppliers shall jointly and severally pay to the Ancillary Services Provider a reasonable sum to reflect the costs of, and the costs of transferring, such material, such sum to be determined pursuant to Clause 83 in default of agreement between the Suppliers and Ancillary Services Provider; and

51.2.8ensure that all agreements or arrangements for the provision of Ancillary Services to Externally Interconnected
Parties are on the best commercial terms reasonably available.

51.3 Obligations of Suppliers: Each Supplier shall pay the
Ancillary Services Provider the amount allocated to such Supplier for Ancillary Services in any Settlement Period for Ancillary
Services in accordance with this Agreement.

51.4 Obligation of Grid Operator: The GAd Operator shall enforce the Master Connection and Use of System Agreement and each Supplemental Agreement (insofar as it concerns the provision of Ancillary Services) in accordance with their respective terms in all circumstances in which it is reasonable to do so having regard to its obligations under the Act, the Transmission Licence and the Grid Code.

51.5 Audit of Ancillary Services:

51.5.1The Suppliers may require the Pool Auditor to carry out audits, tests, checks or reviews in relation to the operation by the Ancillary Services Provider of the Ancillary Services
Business as Suppliers may from time to time reasonably require
(having regard, in particular, to the disruptive effect of the same on the business and operations of the Ancillary Services
Provider). The terms of engagement for any such audit, test, check or review shall be made available to the Ancillary Services Provider.

51.5.2The Suppliers shall not require more than two audits, tests, checks and reviews pursuant to Clause 51.5.1 in any Accounting Period.

     51.5.3On instructing the Pool Auditor pursuant to Clause
51.5.1, the Supplier(s) concerned may require the Pool Auditor:

(a) forthwith to report any material concerns with respect to matters the subject of the relevant audit, test, check or review; and

(b) to make such recommendations as to changes in the procedures, controls and/or audit coverage of the Ancillary
Services Business as the Pool Auditor considers appropriate.

51.5.4The Ancillary Services Provider shall permit the Pool Auditor such access to its Ancillary Services' operations and all records, documents, data and other information (other than Excluded Information) held by the Ancillary Services Provider in the conduct of such operations in each case as the Pool Auditor may reasonably require and shall make available members of its staff to explain such operations and such other issues as the Pool Auditor considers relevant. The Pool Auditor shall not disclose and shall not be obliged to disclose to any Supplier details of prices paid to each Generator by the Ancillary Services Provider.

In this Clause 51.5 "Excluded Information" means all records, documents, data and other information provided in the course of the discussions or negotiations with any person with whom the Ancillary Services Provider contracts or considers contracting for the provision of Ancillary Services other than as stated in any Ancillary Services Agreement whether such discussions or negotiations take place before contracting or as part of any price review during the term of any Ancillary Services Agreement.

51.5.5The Pool Auditor shall report to the Suppliers and a copy of any report by the Pool Auditor relating to an audit, test, check or review pursuant to Clause 51.5.1 shall be provided to the Ancillary Services Provider. The Pool Auditor shall owe a duty of confidentiality to the Ancillary Services Provider save to the extent necessary to carry out the particular audit, test, check or review provided that any matter or thing set out in any report to the Suppliers shall not be subject to any such obligation and provided always that nothing in this Clause 51.5.5 shall prevent the disclosure of any information pursuant to Clause 69. The Ancillary Services Provider shall be entitled to rely on any such report in any legal proceedings (including arbitration).

51.5.6If the Suppliers so resolve, the Ancillary Services Provider shall promptly implement any recommendations made by the Pool Auditor in a report relating to an audit, test, check or review pursuant to Clause 51.5.1 and, in the event of any dispute, such dispute shall be referred to arbitration in accordance with Clause 83.

     51.5.7The cost of any audit, test, check or review pursuant to Clause 51.5.1 shall be borne by the requisitioning Supplier(s). The costs of implementing any recommendations pursuant to Clause
51.5.6 may be recovered by the Ancillary Services Provider in accordance with the ASP Accounting Procedure.

51 6 Basis of Payment: The Ancillary Services Provider shall calculate the total amount payable under Ancillary Services Agreements in respect of each Settlement Day together with any amendments to calculations made for previous Settlement Days based upon information derived from the Grid Operator and the Settlement System Administrator. The charges to Suppliers for
Ancillary   Services  shall  comprise  the  costs  so  calculated
together with the charges of the Ancillary Services Provider calculated in accordance with Schedule 18. The Ancillary Services Provider shall notify a provisional sum to the Settlement System Administrator within three working days after receipt of such information from the Grid Operator and the Settlement System Administrator so as to be despatched by the Settlement System Administrator to Suppliers in accordance with the relevant Agreed Procedure to enable the Settlement System Administrator to apportion this sum to the sale of Active Energy according to the Pool Rules. The Ancillary Services Provider shall notify a final sum to the Settlement System Administrator by such time as will enable the Settlement System Administrator to take into account the final Settlement Run for each Settlement Day. Any unresolved amount shall be included in the final Settlement Run on an interim basis pending resolution. Thereafter it may be included (together with any errors or omissions subsequently arising) in any appropriate Settlement Run.

51.7 Lost opportunity costs:

     51.7.1Subject to Clause 51.6, where the Ancillary Services
Provider pays any Generator an amount in respect of lost opportunity costs the Ancillary Services Provider shall use reasonable endeavours to include any such amounts in its Ancillary Service charge to Suppliers in the Settlement Day on which it arises or as soon as possible thereafter.

51.7.2As soon as the Ancillary Services Provider is notified by any Generator that any obligation to pay any lost opportunity costs may arise it shall consult the Suppliers and, without prejudice to the Ancillary Services Provider's right to recover such lost opportunity costs from Suppliers, if requested by the Suppliers shall recover such lost opportunity costs over such a period as may be agreed between the Ancillary Services Provider and the Suppliers and, in default of agreement, over such period as the Ancillary Services Provider considers to be reasonable.

51.8 Independent Contractor: The Ancillary Services Provider shall act as an independent contractor in carrying out its duties pursuant to this Agreement and (unless expressly authorised to the contrary) shall neither act nor hold itself out nor be held out as acting as agent for any of the Other Parties.

51.9 Standard of care: In the exercise of its dudes and responsibilities under this Agreement the Ancillary Services Provider shall exercise that degree of care, diligence, skill and judgment which would ordinarily be expected of a reasonably prudent operator of the Ancillary Services Business taking into account the circumstances actually known to the Ancillary Services Provider, its of fleers and employees at the relevant time or which ought to have been known to it or them had it or they made such enquiries as were reasonable in the circumstances.

51.10 Miscellaneous:

51.10.1

(a) The Ancillary Services Provider shall be entitled to rely upon any direction or instruction of the Executive
Committee or the Chief Executive (if any) if the same is signed by way of authority in accordance with Clause
51.10.4 on behalf of two or more Committee Members or on behalf of the Chief Executive and shall not be obliged to comply with any direction or instruction of any sub committee of the Executive Committee or any delegate of the Executive Committee other than the Chief Executive (unless such direction or instruction is shown as having been ratified by the Executive Committee);

(b) The Ancillary Services Provider shall be entitled to rely upon any communication or document reasonably believed by it to be genuine and correct and to have been communicated or signed by the person by whom it purports to be communicated or signed and shall not be liable to any of the Parties for any of the consequences of such reliance.

51.10.0Compliance with the Director's directions: No liability whatsoever shall attach to the Ancillary Services Provider as a result of due compliance by it with any directions and instructions of the Director, provided that in complying with such directions and instructions the Ancillary Services Provider is at all times acting in good faith.

51.10.3Prior approval: Where by the terms of this Agreement the Ancillary Services Provider is required to obtain the prior directions, instructions, approval or consent of the Executive Committee or the Chief Executive, the Ancillary Services Provider shall have no authority to, and shall not, act unless the requisite directions, instructions, approval or consent have first been obtained. Notwithstanding the foregoing sentence, nothing in this Agreement shall prevent the Executive Committee from ratifying any act of the Ancillary Services Provider.

51.10.4Express authority: All directions and instructions of the Executive Committee or the Chief Executive to the Ancillary Services Provider shall, as between the Ancillary Services Provider and the Pool Members, be deemed to have the express authority of, and shall be binding without reservation upon, all Pool Members.

     51.10.5Authority of Pool Mummers: The Ancillary Services
Provider shall not be bound to act in accordance with the directions or instructions of the Pool Members unless the Pool Members act 1B through the Executive Committee.

51.10.6General Meetings: The Ancillary Services Provider shall not be obliged to take any steps to ascertain whether any resolution of Pool Members in general meeting or of any class of Pool 15
Members in separate general meeting which it is advised by the Executive Committee or the Chief Executive as having been passed was in fact passed or passed by the requisite majority and until the Ancillary Services Provider shall have express written notice to the contrary from the Executive Committee or the Chief
Executive it shall be entitled to assume that the relevant resolution was passed or (as the case may be) the relevant requisite majority was obtained.

     51.10.7Exceptions: Notwithstanding the foregoing provisions of this sub clause 51.10, in the performance of its duties and responsibilities under this Agreement the Ancillary Services Provider shall not be bound to act in accordance with the directions or instructions of the Executive Committee or the Chief Executive if:

    (a)to do so would cause the Ancillary Services Provider to breach any of its obligations under the Act or its Transmission Licence; or

    (b)the Ancillary Services Provider has reasonable grounds for believing that it would so breach any of such obligations and has consulted the Director and:

(i) the Director has not indicated that in his view it would not involve any such breach; or

    (ii)the Director has indicated that, notwithstanding any such actual or potential breach, the Director would not be minded to enforce compliance with those obligations and the Ancillary Services
Provider has received an indemnity reasonably satisfactory to it in respect of its acting in accordance with such directions and instructions.

In any such event the Ancillary Services Provider shall promptly notify the Executive Committee.

51.10.8
Reference to the Director: If at any time the Ancillary Services Provider has a concern which is properly and reasonably founded that, in acting in accordance with any direction or instruction of the Executive Committee or the Chief Executive, it will breach one or more of its obligations under the Act or its Transmission Licence, then, if having discussed the matter with the Executive Committee the matter remains unresolved, the Ancillary Services Provider shall either comply with such direction or instruction or by notice in writing refer the same to the Director, such notice to set out in full the directions or instructions given to the Ancillary Services Provider and the grounds for such concern and to be copied to the Executive Committee. Pending any guidance from the Director in response to any such reference and, provided that the Director shall not express any view that such reference is misconceived, vexatious or in respect of an improperly or unreasonably founded concern, the Ancillary Services Provider shall not be liable to any of the other Parties for refusing to act in accordance with the relevant direction or instruction. If the Director shall express such a view, the Ancillary Services Provider shall be so liable.

51.11
Suppliers'Resolu tions: Where any matter is reserved under this
Part XI or Schedule 18 for the Suppliers to resolve, that matter shall be decided upon by the majority vote of the Suppliers' representatives on the Executive Committee.

51A. TRANSMISSION SERVICES

It is expressly acknowledged by the Parties that neither (i) the termination or expiry of the provisions of Clause 51A, 51B or 51C of this Agreement as in force immediately prior to the coming into effect of this Clause 51A, including the Transmission Services Scheme ("TSS") (as therein defined) andfor any addition to or amendment of any other provision of this Agreement effected pursuant to those Clauses whilst in force nor (ii) the termination or expiry of previous clauses in this Agreement which related to UMIS2 (as was therein defined) shall prejudice any Consumer's (as defined in the Pool Rules) or the Grid Operator's (acting through its agent the Ancillary Services Provider) accrued rights and liabilities under each of UMIS2 and/or TSS at the date of such termination or expiry which accrued rights shall include, for the avoidance of doubt, the ability to adjust sums calculated under UMIS2 and/or TSS in respect of disputes arising after such termination or expiry in respect of periods falling before such termination or expiry.

51B. TRANSMISSION SERVICES SCHEME 2

General:

51B.1Notwithstanding any other provision of this Agreement, the provisions of this Clause shall govern the rights and obligations of the Parties in relation to the Transmission Services Scheme 2.

51B.2In Recital (G), this Clause SIB, Schedule 9 and Schedule 11, for so long as amended by the provisions of Clause 51B.4, the term "Transmission Services Scheme 2" means the scheme to provide an incentive for the Grid Operator to minimise (taking into account other associated costs) a proportion of the costs arising under this Agreement and/or resulting from the operation of the NGC Transmission System including those arising from the acquisition of Ancillary Services, and more particularly:

     (a)which provides for payments between the Grid Operator
(acting through its agent the Ancillary Services Provider) and Consumers in relation to:

(I)  the Transmission Services Uplift Payment, which comprises a
Reactive Power Daily Payment, a Transport Uplift Daily Payment and an Energy Uplift Daily Payment; and

     (ii)the Transmission Losses Daily Payment; and

(b) which provides for an adjustment in relation to out of merit costs, in the form agreed pursuant to Clause 51B.6 as the same may be amended from time to time in accordance with the terms of that Clause.

51B.3 The Transmission Services Scheme 2:

     (a)The Parties agree (and agree that they will procure that the Executive Committee will so agree) that in the period from 00.00 hours on 1st April, 1996 to 24.00 hours on 31st March, 1997 the Transmission Services Scheme 2, the amendments and/or additions to the Pool Rules to implement the Transmission Services Scheme 2 and the provisions of this Clause, shall apply. This Clause 51B.3(a) may not be amended without the prior written consent of all Parties.

     (b)As indicated in Clause 51B.3(a), the provisions of Clause
SIB, the Transmission Services Scheme 2 and any addition to or amendment of any other provisions of this Agreement or the Pool Rules effected pursuant to this Clause 51B shall terminate at 24.00 hours on 31st March, 1997, except for any provision, addition or amendment which is required to continue beyond that date to give effect to the operation of the Transmission Services Scheme 2 in respect of any period before that date.

51B.4The Parties agree:

    (a)to be bound by the terms, conditions and other provisions of the Transmission Services Scheme 2;

    (b)that the Grid Operator (acting through its agent the Ancillary Services Provider) and each Consumer shall make such payments as are required and determined by the provisions of the amendments and/or additions to the Pool Rules to implement the Transmission Services Scheme 2;

    (c)that for the period during which this Clause 51.B applies, the following changes shall be made to the provisions of this Agreement:

    (i)in paragraphs 1, 5.4, 5.14,17.5 and 17.6 of Schedule 11 references to the Ancillary Services Provider shall be deemed to be references to itself and as agent for the Grid Operator in relation to the Transmission Services Scheme 2;

    (ii)in paragraph 2.1 of Schedule 11 the words "and the Transmission Services Scheme 2" shall be inserted after the words "Ancillary Services";

(iii)in paragraph 5.14 of Schedule 11 the words "or in respect of the Transmission Services Scheme 2" shall be inserted after the first reference to "Ancillary Servicesn and the words "or in respect of the Transmission Services Scheme 2 for the relevant payment day" shall be inserted after the words "that same day" and in paragraph 5.15 of Schedule 11 the words for the Ancillary Services Provider" shall be inserted after the words "Pool Member" wherever they occur in that paragraph; and

(iv) in Part 4 of Schedule 11, references to information in respect of Ancillary Services shall be deemed to include information in respect of the Transmission Services Scheme 2, in paragraph 17.5 the information required shall include the total amount payable by the Ancillary Services Provider (exclusive of United Kingdom Value Added Tax) pursuant to the Transmission
Services Scheme 2 in respect of each Settlement Day, in paragraph
17.6 the Pool Funds Administrator shall include in its verification the amount shown to be payable by the Ancillary
Services Provider pursuant to the Transmission Services Scheme 2 in respect of each Settlement Day and in paragraph 22.4 the Confirmation Notices shall include the total amount payable by the Ancillary Services Provider pursuant to the Transmission Services Scheme 2 in respect of each Settlement Day.

51B.5The Suppliers and the Grid Operator may request the Parties and the Executive Committee promptly (and in any event before the date the Transmission Services Scheme 2 is to take effect) to execute and do all such acts, matters and things (including effecting amendments to the Pool Rules) as may be necessary to give effect to the Transmission Services Scheme 2. The Parties shall not refuse (and agree that they will procure that the Executive Committee shall not refuse) any such request on the grounds of any objections to any provisions of any of the Annexes of Appendix 3 to the Pool Rules as agreed from time to time between the Suppliers and the Grid Operator.

51B.6 Effectiveness:

Neither this Clause 51B (other than Clauses 51B.2, 51B.5 and this Clause 51B.6), nor the Transmission Services Scheme 2, nor any amendment, variation or replacement of either of them, nor any amendment, variation or replacement to the Pool Rules relating to the Transmission Services Scheme 2, may become effective except with the prior agreement of the Suppliers (which agreement shall be given by the passing of a resolution in a separate class meeting) and the prior written agreement of the Grid Operator.

51B.7 Survival:

     (a)Termination or expiry of the provisions of this Clause 51B, the Transmission Services Scheme 2 and/or any addition to or amendment of any other provision of this Agreement effected pursuant to this Clause shall not prejudice any Consumer's or the Grid Operator's accrued rights and liabilities under the Transmission Services Scheme 2 at the date of such termination or expiry, which accrued rights shall, for the avoidance of doubt, include the ability to adjust sums calculated under the Transmission Services Scheme 2 in respect of disputes arising after such termination or expiry in respect of periods falling before such termination or expiry; and

     (b)the provisions of this sub-Clause 51B.7 and Clause 51B.3(b) shall survive the termination of the Transmission Services Scheme 2.

51B.8 Definitions:

In, and in relation to, this Clause 51B "Consumers shall bear the meaning given to that term in the Pool Rules.

                            PART XII

SETTLEMENT RE-RUNS

    52.SETTLEMENT RE-RUNS

52.1 Re-runs: The Parties acknowledge and agree that there may be occasions following any final run of Settlement (as referred to in paragraph D(3) of the Preamble to Schedule 9) when it is necessary in respect of a Settlement Day (or part thereof) to re-determine the trades of electricity pursuant to this Agreement and the provision of Ancillary Services (whether to take account of oversight or error, malfunction of the Settlement System operation in accordance with Grid Operator Despatch instructions issued under emergency circumstances, award of an arbitrator(s) pursuant to Clause 83, court order or otherwise howsoever). The Executive Committee, in consultation with the Settlement System Administrator, the Pool Funds Administrator and the Pool Auditor and, where appropriate, the Ancillary Services Provider, shall decide how such re-determination is to be effected, the re-allocation of moneys and the period of time over which any such re-allocation is to take place, any such decision to take account and give effect, as nearly as practicable, to the principles and procedures set out in this Agreement (and, where relevant, the award of the said arbitrator(s) or court order). In particular, but without prejudice to the generality of the foregoing, the Executive Committee may require following any relevant final run of Settlement (and, shall take due notice of any request from the Ancillary Services Provider to this effect) the Settlement System Administrator to re-run, and the Settlement System Administrator shall re-run, Settlement in respect of any Settlement Day (or relevant part thereof) using the software and data originally used in respect of such Settlement Day (or relevant part thereof) but subject to such changes, amendments or additional inputs as may be required by the Executive Committee, the Ancillary Services Provider, such arbitrator(s) or court or (as the case may be) any other relevant Party. Any such re-run shall hereafter in this Clause 52 be referred to as a "Re-run".

52.2 Timing: The Settlement System Administrator shall arrange for any Re-run to be carried out as soon as is reasonably practicable following request by the Executive Committee subject to the availability of computer time, compatible software, appropriate data and other resources.

52.3 Ancillary Services Provider: The Ancillary Services Provider shall have the right to incorporate any delayed or disputed amount in respect of the provision of Ancillary Services into Settlement without requiring a Re-run.

52.4 Notification: The Executive Committee shall promptly notify each Party, the Pool Auditor and the Director of each occasion on which it requires the Settlement System Administrator to carry out any Re-run, the reasons for such requirement, the timing thereof and the period to be covered thereby and shall provide each Party with such information about any Re-run as is relevant to such Party and shall provide the Pool Auditor and the Director with full details of any Re-run.

52.5 Proviso: The foregoing provisions of this Clause 52 are subject to the proviso that no Re-run shall be carried out, and neither the Executive Committee nor any Party shall be entitled to require that a Re-run be carried out, in respect of a Settlement Day or any part thereof after the first anniversary of such Settlement Day, but so that this proviso shall not restrict the right of any Party to claim or recover any moneys properly due and owing to it under this Agreement.

                            PART XIII

RISK MANAGEMENT SCHEME

    53.APPLICATION
             -

    53.1Rcquest: The Executive Committee shall send any Pool
Member a Scheme Admission Application within 28 days after receipt of a request for the same from that Pool Member.

    53.2Scheme Admission Application: Any Pool Member may apply to the Executive Committee to have any Centrally Despatched Generating Unit admitted to the Scheme by completing and submitting to the Executive Committee a duly completed Scheme Admission Application not less than 40 days before the proposed date of admission to the Scheme of that Centrally Despatched Generating Unit.

    53.3Admission: The Executive Committee shall admit any
Centrally Despatched Generating Unit to the Scheme in respect of which all Scheme Admission Conditions are met.

    53.4Notification (1): If the Executive Committee determines that, in respect of any Centrally Despatched Generating Unit, the Scheme Admission Conditions have been met it shall forthwith and in any event within 40 days after receipt of the Scheme Admission Application notify the relevant Pool Member and the Settlement System Administrator accordingly.

    53.5Notification (2): If the Executive Committee determines that, in respect of any Centrally Despatched Generating Unit, the Scheme Admission Conditions have not been met it shall forthwith and in any event within 40 days after receipt of the Scheme Admission Application notify the relevant Pool Member of the reasons why the Scheme Admission Conditions have not been met.

 53.6deference to the Director: In the event of any dispute between the Executive Committee and the relevant Pool Member over whether such Pool Member has fulfilled the Scheme Admission Conditions the same may be referred by the Executive Committee or the relevant Pool Member to the Director for determination, whose determination shall be final and binding for all purposes.

    54.SCHEME ADMISSION CONDITIONS

The Scheme Admission Conditions are that:

     54.1No person has an Accountable Interest in the Centrally
Despatched Generating Unit which is the subject of the Scheme Admission Application which, when added to the Accountable Interests of that person in other Generating Units (whether situate within England and Wales or elsewhere), exceeds in aggregate 1500MW;

54.2 The Pool Member does not have an Accountable Interest (excluding any Accountable Interest of less than 10MW) in more than four
Generating Units (whether situate within England and Wales or elsewhere). For the avoidance of doubt a combined cycle module shall be deemed for these purposes a single Generating Unit;

54.3 The Centrally Despatched Generating Unit which is the subject of the Scheme Admission Application has not at the date of the Scheme
Admission Application been Commissioned;

54.4 The Centrally Despatched Generating Unit shall be admitted for seven calendar years from the date of its admission to the Scheme specified in the Scheme Admission Application; and

     54.5The Pool Member shall specify in the Scheme Admission Application the proposed Scheme Planned Availability for each Settlement Period in the proposed first Scheme Year for the Centrally Despatched Generating Unit.

    55.RIGHTS AND OBLIGATIONS OF POOL MEMBERS

55.1 Notification of unavailability: In respect of each Scheme Year for each Scheme Genset (other than the first) the Pool Member shall not later than 28 days before the start of that Scheme Year for each Scheme Genset notify the Executive Committee of all Settlement Periods in that Scheme Year during which the Scheme Genset is intended to be unavailable.

55.2 Scheme Planned Availability: All Settlement Periods in that
Scheme Year other than those notified under Clause 55.1 shall together constitute the Scheme Planned Availability in respect of that Scheme Genset for that Scheme Year.

55.3 Failure to notify: If the Pool Member fails to notify the Executive Committee in accordance with Clause 55.1 of the Scheme Planned Availability in respect of that Scheme Genset for the following Scheme Year, the Scheme Planned Availability shall be deemed to be the same as the Scheme Planned Availability for the current Scheme Year.

55.4 No amendment: The Scheme Planned Availability for any Scheme
Year notified in accordance with Clause 55.1 or deemed in accordance with Clause 55.3 may not be amended.

55.5 Payment rights: The Pool Member shall make or be entitled to receive payments in respect of each Scheme Genset as determined in accordance with Section 27 of Schedule 9 notwithstanding the expiry of the period referred to in Clause 50.4.

55.6 No withdrawal: The Pool Member may not withdraw any Scheme
Genset from the Scheme during any period referred to in Clause
50.4 applicable to that Scheme Genset.

55.7 Actual planned availability: In respect of each Scheme
Genset, the Pool Member shall use all reasonable endeavours to ensure that the Scheme Planned Availability for each Scheme Year is the actual planned availability of such Scheme Genset.

     56.REVIEW

56.1 Review: Within two months after the end of the third Scheme Year in respect of which the first Scheme Genset has been admitted to the Scheme and each subsequent anniversary of that date the Executive Committee shall (with the consent of the Director) appoint an independent firm of accountants of internationally recognized standing to review the Scheme to establish whether or not any element of the Scheme (or the Scheme taken as a whole) gives rise to a systematic imbalance which is likely to prevent the payments to the Scheme balancing payments from the Scheme and to submit to the Executive Committee and the Director a report setting out details of any such imbalance and his findings and recommendations for amending the Scheme designed to correct any such imbalance.

56.2 Amendments: The Executive Committee may make such amendments to the provisions of Section 27 of Schedule 9 as are required to implement the recommendations referred to in Clause 56.1. Any such amendments shall apply in respect of any Scheme Admission Application received after the date such amendments become effective and shall constitute a new Scheme.

56.3 Existing rights and obligations continue: Any Pool Member shall remain entitled to the benefits and subject to the obligations of the Scheme with respect to any Scheme Genset in effect at the time of admission of that Scheme Genset to the Scheme.

                            PART XIV

                         FUEL SECUR1.IY

    57.DEFINITIONS

Definitions: In this Part XIV:

"Fuel Security Interest" in relation to a particular Payment Instruction, means the interest (if any) accruing on the Fuel Security Payment or Fuel Security Reimbursement specified in that Payment Instruction pursuant to sub-clause 2.08 of Part 5 of the Fuel Security Code;

"Fuel Security Ledger" means any ledger required to be maintained by the Pool Funds Administrator in accordance with Clause 59;

"Fuel Security Payment" means the amount specified in a Payment
Instruction which a Generator is entitled to recover from those persons specified in that Payment Instruction (excluding Fuel
Security Interest, if any, in relation thereto);

"Fuel Security Reimbursement" means the amount specified in a Payment Instruction which a Generator is liable to reimburse to those persons specified in that Payment Instruction (excluding Fuel Security Interest, if any, in relation thereto); and

"Payment Instruction" means an instruction which has been duly authorised and delivered by a Generator to whom the Fuel Security
Code applies to the Pool Funds Administrator in the form, and in the manner, specified in the Fuel Security Code.

    58.PAYMENT INSTRUCTIONS

58.1 Effect of a Payment Instruction: Following delivery of a Payment Instruction to the Pool Funds Administrator:

58.1.1any Fuel Security Payment specified in that Payment
Instruction (together with any Fuel Security Interest in relation thereto) shall be treated as an amount which is due to that Generator from those persons specified in that Payment
Instruction and which is payable on the basis provided in that Payment Instruction; and

58.1.2any Fuel Security Reimbursement specified in that Payment Instruction(together with any Fuel Security Interest in relation thereto) shall be treated as an amount which is due from that Generator to those persons specified in that Payment Instruction and which is payable on the basis provided in that Payment Instruction; and

58.1.3subject to Clauses 58.2 and 58.3, the Pool Funds Administrator shall arrange for such Fuel Security Payment or such Fuel Security
Reimbursement (together with any Fuel Security Interest in relation thereto) to be paid to or, as the case may be, paid by that Generator by or, as the case may be, to those persons specified in that Payment Instruction in accordance with the provisions of such Payment
Instruction; and

58.1.4such Payment Instruction (including any calculation, determination or other matter stated or specified therein) shall, save in the case of fraud, be conclusive and binding upon all Parties.

58.2 Clarification: If the Pool Funds Administrator considers either that the basis of payment of a Fuel Security Payment or a Fuel Security Reimbursement provided for in a Payment Instruction is unclear, contradictory or incomplete or that it is impossible to implement in full the basis of payment provided for in a Payment Instruction, then the Pool Funds Administrator must, promptly on becoming aware of the same, notify the Director in reasonable detail of the same and, until that matter is clarified, the Pool Funds Administrator shall only be obliged to implement the payment specified in that Payment Instruction to the extent that without clarification such implementation is possible.

58.3 Failure to specify or clarify: If a Payment Instruction fails to specify the basis upon which the Fuel Security Payment or a Fuel Security Reimbursement specified in that Payment Instruction must be paid or if the Director fails to clarify any maker notified to it in accordance with Clause 58.2 within ten Business Days of such notification then the Pool Funds Administrator shall arrange for the relevant payment to be made on such basis as the Executive Committee shall, with the written approval of the Director, determine to be appropriate.

    59.RECORD KEEPING AND PAYMENTS

59.1 Fuel Security Ledgers:

59.1.1Following delivery of a Payment Instruction to the Pool Funds Administrator, the Pools Funds Administrator shall, if he has not already done so, open and thereafter maintain a Fuel Security Ledger in the name of that Generator and shall record therein all amounts (together with any Fuel Security Interest in relation thereto) due to and from that Generator that are specified in Payment Instructions and shall also record therein all transactions arranged by the Pool Funds Administrator for payments to be made to and from that Generator in accordance with the provisions of Payment Instructions.

59.1.2The Pool Funds Administrator shall from the time that a Fuel Security Ledger is opened until it records a nil balance provide to each Generator and to each Supplier on the last Business Day of each calendar month a statement reflecting all entries recorded in the Fuel Security Ledger of that Generator over the course of the previous month.

59.1.3The Fuel Security Ledger of a Generator shall, except as required by Clause 59.2.2 or Part IX, be kept confidential in accordance with Part XX.

     59.1.4Each monthly statement provided under Clause 59.2.2 shall, save in the case of manifest error, be deemed prima facie evidence of the contents of that part of the Fuel Security Ledger to which it relates.

59.1.5Each Party shall promptly review each monthly statement provided to it under Clause 59.2.2 and shall (without prejudice to any of its rights under this Agreement) where practicable within ten Business Days after receiving each such statement notify the Pool Funds Administrator of any inaccuracies in such statement of which it is aware.

59.1.6If the Pool Funds Administrator at any time receives from a Generator or any Supplier a notice disputing the accuracy of the Fuel Security Ledger of that Generator, the Pool Funds Administrator shall consult with the Party giving the notice and use all reasonable endeavours to rectify any inaccuracy. In the event that any inaccuracy in a Fuel Security Ledger of a Generator is rectified, the Pool Funds Administrator shall advise that Generator and the Suppliers of the inaccuracy that was rectified.

59.2 Fuel Security Payments: Following delivery to the Pool Funds Administrator of a Payment Instruction specifying a Fuel Security Payment, the Pool Funds Administrator shall enter in the Fuel Security Ledger of that Generator as a credit (a) the amount of the Fuel Security Payment, and (b) thereafter, any Fuel Security Interest in relation thereto.

59.3 Fuel Security Reimbursements: Following delivery to the Pool Funds Administrator of a Payment Instruction specifying a Fuel Security Reimbursement, the Pool Funds Administrator shall enter in the Fuel Security Ledger of that Generator as a debit (a) the amount of the Fuel Security Reimbursement, and (b) thereafter, any Fuel Security Interest in relation thereto.

59.4 Other Entries: Any amount paid to or, as the case may be, paid by a Generator in accordance with the provisions of a Payment Instruction shall be entered as a debit or, as the case may be, a credit in the Fuel Security Ledger of that Generator.

59.5 Set off The Pool Funds Administrator shall, unless it reasonably believes that it would be unlawful to do so, from time to time where possible set off any amounts shown as credits in the Fuel Security Ledger of a Generator against any amounts shown as debits in the Fuel Security Ledger of that Generator in the order in which they were entered. Any balance shown in the Fuel Security Ledger of a Generator shall, if it is a credit, be paid to or, if it is a debit, be paid by that Generator to the extent that it relates to a Payment Instruction on the basis provided for in that Payment Instruction. The entitlements and liabilities of a Generator (and the corresponding liabilities and entitlements of the respective debtors and creditors of that Generator) shall, to the extent that they have been set off as aforesaid, be deemed satisfied and extinguished.

59.6 Schedule 11: All payments made to or by any Generator in accordance with the provisions of a Payment Instruction shall, subject to any contrary instruction contained in the provisions of a Payment Instruction, be effected by the Pool Funds Administrator through the Banking System and the Billing System established in accordance with Schedule 11.

                             PART XV

                            METERING

    60.METERING

60.1 Introduction: The rights and obligations of each Party to this Agreement which enable the accurate measurement of Energy traded for the purposes of this Agreement by appropriate metering installations are as set out in this Part XV and also in Schedule 21, and the provisions of Schedule 21 shall have effect and apply in the same manner as the remaining provisions of this Agreement apply with respect to each such Party.

60.2 General:

60.2.1For the purposes of this Agreement the quantities of Active Energy and Reactive Energy Exported or Imported by Parties shall be measured and recorded through Metering Equipment installed, operated and maintained and otherwise provided for as set out in this Part XV and in Schedule 21. Each Generating Unit (excluding for this purpose Generation Trading Blocks) which is subject to Central Despatch shall have separate Metering Equipment.

60.2.2Each Party is required to register or procure that there is registered with the Settlement System Administrator the Metering
System at each Site where such Party Exports or Imports electricity except where such electricity is not sold or purchased in accordance with the Pool Rules.

60.3 Reg~strant:s:

60.3.1A Metering System shall have a Registrant and Operator (and shall be commissioned in accordance with the relevant Code of Practice) before the Settlement System Administrator is required to take such Metering System and the data derived therefrom into account for the purposes of Settlement.

60.3.2Each Metering System (and the identities of its respective
Registrant and Operator) which the Settlement System
Administrator shall take into account for the purposes of Settlement shall be as set out, for the time being and from time to time, in the Register.

60.3.3A Registrant's role in relation to a Metering System under this Agreement shall continue until:

(I) such Registrant ceases to be a Party or another Party complying with the definition of Registrant accepts such role as Registrant in accordance with the provisions of this Agreement by service of a duly completed notice in the form prescribed by the relevant Agreed Procedure (but without prejudice to any accrued liabilities of the previous Registrant); or

(ii) the Plant or Apparatus of the Registrant, in respect of such Metering System, ceases to be connected at the relevant Site (as indicated in the notification to the Settlement System
Administrator in the form prescribed by the relevant Agreed
Procedure); or

(iii)in the case of a Registrant of a Metering System which is at the point of connection between a Public Electricity Supplier's Distribution System and a Second Tier Customer, the Registrant ceases to act as Second Tier Supplier in relation to the same at such point of connection; or

(iv) in the case of a Registrant of a Metering System which is at the point of connection between a Public Electricity Supplier's Distribution System and a Non-Pooled Generator, the Registrant ceases to act as Second Tier Supplier purchasing generation from such Non-Pooled Generator in relation to the same at such point of connection.

60.3.4The Settlement System Administrator shall inform the relevant Host PES of:

(I)  the identity of any new Registrant; and

(ii) any change in the identity of any existing Registrant,

of a Metering System in respect of which that Public Electricity
Supplier is Host PES, after such change is notified to the Settlement System Administrator in accordance with the terms of this Agreement.

60.3.5There must always be one and, at any point in time, no more than one Registrant for each Metering System which is registered with the Settlement System Administrator.

60.3.6Any notice of a new, or of a change in an existing, Registrant, Equipment Owner Operator, Second Tier Customer, Non-Pooled Generator or Host PES or any Form of Acknowledgement required under this Part XV or Schedule 21 shall be in such form and given to such person at such time(s) and accompanied by payment of such fees (if any) as is prescribed by the relevant Agreed Procedures.

60.3.7If a Metering System ceases to have a Registrant who is not replaced as Registrant in relation to the relevant Metering Equipment, the Settlement System Administrator shall not be obliged to take the relevant Metering System into account for the purposes of Settlement.

60.3.8A Registrant may not resign or retire as Registrant except in accordance with Clause 60.3.3.

60.3.9The Registrant in respect of any Metering System shall provide to the Settlement System Administrator such information as may be required by the relevant Agreed Procedures.

60.3.10The Settlement System Administrator shall not enter on the Register a Registrant in respect of which evidence of consent of the Equipment Owner has not been provided in accordance with the relevant Agreed Procedure.

60.3.11Where a Metering System at the point of connection of two or more Distribution Systems is to be registered with the Settlement System Administrator, all interested Parties shall agree upon and nominate the Registrant by means of a duly completed nomination to the Settlement System Administrator in the form prescribed by the relevant Agreed Procedure.

60.3.12A Metering System for recording the output of a Non-Pooled Generator must be capable of being identified separately for the purposes of Settlement from any Metering System recording demand. For the avoidance of doubt, it is acknowledged that one set of Metering Equipment may comprise more than one separately-identified Metering System.

60.4 Operators:

60.4.1There must always be one and, at any point in time, no more than one Operator for each Metering System which is registered with the Settlement System Administrator. A replacement Operator of such Metering System may be appointed from time to time in accordance with the provisions of this Part XV, Schedule 21 and the relevant Agreed Procedure.

60.4.2All Metering Systems at the site of a Non-Pooled Generator, which contain all or any part of the same Metering Equipment must have the same Operator.

60.4.3Any notice of a new Operator or of a change in Operator (including upon resignation, removal or cessation in accordance with the provisions of Schedule 21) or any Form of Acknowledgement required under this Part XV or Schedule 21 shall be in such form and given to such person at such time(s) and accompanied by payment of such fees (if any) as is prescribed by the relevant Agreed Procedures. Where any Meter Operator Party has not acknowledged its appointment as Operator the Settlement System Administrator shall notify the Registrant in accordance with the relevant Agreed Procedure.

60.4.4The Registrant in respect of a Metering System shall ensure that there is appointed from time to time an Operator, which is a Meter Operator Party, in accordance with, and for the purposes of, Schedule 21 as Operator in respect of that Metering System.

60.4.5If a person which is an Operator in respect of any Metering System ceases to be an Operator in respect thereof for whatever reason (including upon removal or resignation) or ceases to be a Meter Operator Party "including upon removal or resignation) and there has not been appointed, at that time, a replacement Operator in respect of the relevant Metering System(s) in accordance with the provisions of this Part XV and Schedule 21, such person's responsibilities as Operator of such Metering Equipment shall upon such cessation be assumed by the Registrant in respect of such Metering Equipment who shall be deemed to be the Operator therefor (notwithstanding that it shall not be registered as such by the Settlement System Administrator) in accordance with the provisions of this Clause (the "deemed Operator").

60.4.6If a person which is an Operator in respect of any Metering System at the site of a Non-Pooled Generator ceases to be an Operator in respect thereof for whatever reason (including upon removal or resignation) or ceases to be a Meter Operator Party (including upon removal or resignation) and there has not been appointed, at that time, a replacement Operator in respect of the relevant Metering System(s) in accordance with the provisions of this Part XV and Schedule 21, such person's responsibilities as Operator of the relevant Metering Equipment shall upon such cessation be assumed by the Registrant of the Metering System registered for supply with respect to such Metering Equipment. Such Registrant shall be deemed to be the Operator therefor (notwithstanding that it shall not be registered as such by the Settlement System Administrator) in accordance with the provisions of this Clause (the "Deemed Operator").

60.4.7As soon as any Registrant has reasonable grounds to believe that an Operator of any Metering System in respect of which it is the Registrant has ceased to act as Operator therefor in accordance with substantially all of its responsibilities as set out in Schedule 21 it shall remove such Operator in respect of such Metering System in accordance with paragraph 6.1 of Schedule 21.

60.4.8If the Settlement System Administrator has reasonable grounds to believe that an Operator of any Metering System has ceased to act as Operator therefor in accordance with substantially all of its responsibilities as set out in Schedule 21 the Settlement System Administrator shall notify the Registrant in accordance with the relevant Agreed Procedure.

60.4.9Any Registrant which is deemed to be the Operator of a Metering System pursuant to the provisions of Clause 60.4.5 shall, subject to Clauses 60.4.10 and 60.4.11, continue to act as the Operator in respect of any Metering System to which that Clause applies, or shall appoint an agent or contractor which shall continue to act as the Operator in respect of such Metering System, for a period of 10 Business Days (which shall commence at the time of the cessation referred to in Clause 60.4.4) or, if a new Operator is registered in respect of that Metering System prior to the expiryof that period, for a period ending on the date of such registration.

60.4.10If a Registrant to which Clause 60.4.9 applies does not act as Operator in accordance with the provisions thereof or does not appoint an agent or contractor who shall act as Operator, or if the 10 Business Day period referred to in Clause 60.4.9 shall expire without a replacement Operator being registered with the Settlement System Administrator in respect of that Metering System in accordance with paragraph 4 of Schedule 21, that Registrant shall:

(I) undertake to cease forthwith to supply or to generate or to take a supply of electricity for the purposes of the sale or acquisition of electricity pursuant to this Agreement at the site where such supply or generation is measured, recorded and communicated to the Settlement System Administrator by that Metering System; and

(ii) notify the Settlement System Administrator in accordance with the relevant Agreed Procedure of that fact.

60.4.11 During the period in which a Registrant is the deemed Operator in accordance with this Clause it shall be required (save only as expressly provided to the contrary in this Agreement) to comply with the requirements of this Part XV and
Schedule 21 as Operator provided that, but without prejudice to any liability to pa, for Active or Reactive Energy traded by it, such Registrant as deemed Operator:

(I) shall not be required to be registered as Operator with the Settlement System Administrator nor to comply with the prescribed conditions for registration as Operator from time to time in accordance with the provisions of Schedule 21; and

(ii) shall not at any time when it is the deemed Operator be required to incur significant capital expenditure in the fulfillment of obligations contained in this Part XV or Schedule
21 where:

(a) the Metering Equipment shall have become defective, inaccurate or in want of repair (the "defective Metering Equipment") as a direct consequence of the act or omission of any previous Operator;

(b) the Registrant shall upon becoming aware of the same have taken all steps to cease forthwith to supply or to generate electricity for the purposes of the sale or acquisition of electricity pursuant to this Agreement at or in relation to the site where such supply or generation is measured, recorded and communicated to the Settlement System Administrator by the defective Metering Equipment; and

(c)  the Registrant shall have notified the Settlement System
Administrator in accordance with the relevant Agreed Procedure of the fact that the supply or generation has ceased.

Where (x) the Settlement System Administrator proposes to exercise its right under paragraph 18 of Schedule 21 to replace, renew or repair the defective Metering Equipment (the "remedial work") (y) the exercise of such right would result in the incurring of significant capital expenditure; and (z) the Register indicates that such Registrant is acting as deemed Operator, the Settlement System Administrator shall notify the Registrant before undertaking such remedial work and shall give such Registrant the opportunity to comply with (ii) (b) and (c) above before commencing such remedial work.

60.5 Maintenance of Register and documents:

60.5.1 The Settlement System Administrator shall keep a register recording:

(i) each Metering System which is accepted for the purposes of the Settlement System;

(ii) the respective identities in respect of each such Metering
System of:

(a) the Registrant;

(b) the Operator;

(c) the Equipment Owner;

(d) the Host PES (where applicable);

(e) any Second Tier Customer or Non-Pooled Generator in respect of a supply to which that Metering System is being used; and

(f) any agent which may be appointed from time to time by the Settlement System Administrator for the purpose of data collection or, where appropriate, of any Second Tier Agent in respect of such Metering System or, where the Settlement System Administrator does not appoint or have currently appointed such agent or Second Tier Agent in respect of a Metering System, a note to this effect;

(iii) loss adjustment details whether by meter biasing or by software;

(iv) whether the Metering Equipment comprising a Metering System is the subject of a dispensation agreed in accordance with paragraph 14 of Schedule 21; and

(v)  the relevant Code(s) of Practice in respect of such Metering
System.

60.5.2For the purposes of this Agreement, the Settlement System Administrator shall refer only to the Register to identify the Registrant, Operator, Equipment Owner, Host PES, Second Tier Customer, Non-Pooled Generator agent or Second Tier Agent referred to in Clause 60.5.1 relating to each Metering System and shall not be obliged to acknowledge or be bound by any other agreement or arrangement entered into by any Registrant, Operator, Equipment Owner, Host PES, Second Tier Customer or Non-Pooled Generator.

60.5.3 The Settlement System Administrator shall keep the Register up to date, noting changes to Registrants, Operators, Equipment Owners, Host PESs, Second Tier Customers, Non-Pooled Generators' Metering Equipment, dispensations and any Site disconnections as notified to it pursuant to this Agreement and any changes to any agent or Second Tier Agent. The Settlement System Administrator shall also record in the Register any other information regarding each Metering System as may be reasonably required by the Executive Committee.

60.6 Communication links and central collector stations:

60.6.1 The Settlement System Administrator shall collect (or procure the collection of) and estimate data relating to quantities of Active and Reactive Power Imported or Exported by any Party as may be required for the proper functioning of Settlement in accordance with the provisions of this Clause 60.6.

60.6.2 The Settlement System Administrator shall collect or procure the collection of all such data referred to in Clause
60.6.1 as is available from Outstations either by means of remote interrogation or by means of manual on-site interrogation.

60.6.3 (a) For the purposes of remote interrogation the Settlement System Administrator shall enter into, manage and monitor contracts or other arrangements to provide for the maintenance of all communication links by which information is passed from Outstations to the Settlement System Administrator or its agent other than exchange links which form part of Communications Equipment.

     (b) In the event of any fault or failure of any communication link or any error or omission in such data or all necessary data not being available from Outstations the Settlement System Administrator shall collect or procure the collection of such data by manual on-site interrogation in accordance with the relevant Agreed Procedures.

60.6.4 The Settlement System Administrator shall be responsible for the installation and maintenance of central collector stations.

60.6.5 The Settlement System Administrator shall collect or procure the collection of data for the purposes of the Settlement System from Embedded Generators, Second Tier Suppliers, Second Tier Customers, Non-Pooled Generators and inter-Distribution System connections in accordance with the relevant Agreed Procedures.

60.6.6 The obligation to maintain communications links in respect of Metering Equipment shall not apply where and with effect from the date on which a person receiving a supply of or generating electricity recorded by such Metering Equipment ceases to be a Second Tier Customer, a Non-Pooled Generator, a Generator or a PES.

60.7 Class rights:

60.7.1 The levels of accuracy for Metering Equipment at points of connection of Second Tier Customers taking up to (and including) 100kW of demand and at new points of connection between two or more Distribution Systems were not set as at 1st April, 1993 and shall be as specified by the Executive Committee subject to the consent of any relevant class of Pool Members.

60.7.2 The levels of accuracy for Metering Equipment at points of connection of Non-Pooled Generators shall be as specified by the Executive Committee subject to the consent of any relevant class of Pool Members."

60.7.3 Any change to the standards of accuracy of Metering
Equipment required for Second Tier Customers up to (and including) 100kW before 31st March, 1998 shall be a change to the class rights of Suppliers.

60.7.4 Any change to the standards of accuracy of Metering
Equipment required for Non-Pooled Generators shall be a change to the class rights of Suppliers.

60.8 Sealing: Metering Equipment shall be as secure as is practicable in all the circumstances and her this purpose:

(a)  all Metering Equipment shall comply with the relevant Agreed
Procedure; and

(b)  the Executive Committee and the Settlement System
Administrator shall regularly review Agreed Procedures for security arrangements in relation to Metering Equipment.

60.9 Discrepancies between meter advance and half hourly value totals: The Parties acknowledge that, in transmitting metered data, impulses representing quantities of electricity may be lost between the relevant Meter and the Outstations giving rise to inaccuracies in half hourly values notwithstanding that the Metering Equipment is complying with the standards required by this Agreement. In such circumstances any differences between electricity flows recorded on Meters and the total of the half hourly values recorded in the Settlement System will be noted at the time that the Meter is inspected and read by the Settlement System Administrator pursuant to paragraph 10 of Schedule 21 and will be dealt with as provided in the relevant Agreed Procedure. In any other circumstances where the Metering Equipment is not complying with the standards required by this Agreement such difference will be dealt with in accordance with paragraph 11 of
Schedule 21.

60.10 Meter Failure:

60.10.1 If at any time any Metering Equipment ceases to function or is found to be outside the prescribed limits of accuracy referred to in paragraph 7.3.1 of Schedule 21 for whatever reason then, except in the circumstances referred to in Clause 60.10.2:

(a) in the case of Metering Equipment ceasing to function, during the period from the date of such cessation; or

(b) in any other case, during the period from the time when such inaccuracy first occurred or, if such time is unknown, from the midnight preceding the day during which the disputed reading occurred,

until, in either such case, the date of adjustment, replacement, repair or renewal of such Metering Equipment under paragraph 8.4 of Schedule 21, the meter readings shall be deemed to be those calculated pursuant to the relevant Agreed Procedure.

60.10.2 If at any time a voltage transformer fuse on a circuit supplying a Meter fails with the result that the Metering Equipment is outside the prescribed limits of accuracy referred to in paragraph 7.3.1 of Schedule 21, the meter readings from the time the failure is deemed to have occurred until the voltage transformer circuit is again restored to the Meter shall be deemed to be those calculated pursuant to the relevant Agreed Procedure. A failure shall be deemed to have occurred at the point in time provided for in the relevant Agreed Procedure.

60.11 Disputes:

60.11.1Any dispute regarding the accuracy of data recorded or transmitted by Metering Equipment in respect of any Settlement Day which is to be used for the purposes of Settlement and where the purpose of the resolution of such dispute is solely to affect payments arising from a Settlement Run shall, if there is a relevant Agreed Procedure, be dealt with in accordance with such Agreed Procedure. If, having exhausted such Agreed Procedure any Party is not satisfied with the outcome, such Party may refer the matter to the Executive Committee. If there shall be no relevant Agreed Procedure, such dispute shall be referred to the Executive Committee. If, in either case, any Party is not satisfied with the decision of the Executive Committee, the matter may be referred by such Party to arbitration in accordance with Clause 83.

60.11.2Any dispute regarding Metering Equipment (other than a dispute referred to in Clause 60.11.1) shall be referred to the Executive Committee. If any Party is not satisfied with the decision of the Executive Committee, the matter may be referred by such Party to arbitration in accordance with Clause 83.

60.11.3It is hereby expressly acknowledged and agreed by the Parties that the resolution of any dispute referred to in Clause
60.11.1 or 60.11.2 shall in all cases be without prejudice to the bringing or pursuing of any claim, by or against, or the resolving of any issue between any one or more of such Parties or any other Party arising out of the same facts or circumstances, or facts or circumstances incidental to the facts and circumstances giving rise to such dispute, or upon the basis of which such dispute has been resolved, in favour of, or against, a Meter Operator Party or Meter Operator Parties.

60.11.4Upon the request of any Party which is a party to a dispute referred to in Clause 60.11.1 or 60.11.2 any relevant data derived from Metering Equipment may be submitted by the Settlement System Administrator to the body then having jurisdiction in respect of the relevant dispute for the purposes of resolving such dispute.

60.12 Information:

60.12.1If a Pool Member or Party intends to make or provide or make a significant alteration to a connection to the NGC Transmission System or to a Distribution System which connection is of 100MW or more in capacity and which may require a new Metering System to be registered into the Settlement System or a significant change to a Metering System to be registered into the Settlement System, the Pool Member or Party shall inform the Settlement System Administrator as soon as possible and, in any event, not later than three months prior to the date on which the Pool Member or Party expects to make or provide the connection or change. Such information will be regarded as confidential to the Pool Member or Party providing it, and will be used by the Settlement System Administrator only for the purpose of preparing the Settlement System to take account of the Metering System when it is registered.

60.12.2Any information regarding or data acquired by the Settlement System Administrator or its agent from Metering Equipment at any Site which is a point of connection to a Distribution System shall, and may, be passed by the Settlement System Administrator or its agent to the operator of the relevant Distribution System. The said operator of the relevant Distribution System may only use the same for the purposes of the operation of the Distribution System and the calculation of charges for use of and connection to the Distribution System.

60.13 Ownership of Metering Data, access, use and use of Communications Equipment:

60.13.1The Registrant of any Metering System shall own the data acquired therefrom provided that (and each Registrant hereby expressly agrees and acknowledges that) a Second Tier Customer or Non-Pooled Generator of that Registrant in respect of which such data is generated shall be entitled at all times without charge by the Registrant to access, obtain and use such data and provided further that:

(i) such access, obtaining or use, or the method of such access, obtaining or use, does not interfere with the operation of Settlement;

(ii) nothing in this Clause 60.13.1 shall require the Registrant actively to provide such data to such Second Tier Customer or such Non-Pooled Generator or so to provide such data free of charge; and

(iii) such access shall not be by using any communications link used by the Settlement System Administrator for the purposes of Clause 60.6 without the prior written consent of the Settlement
System Administrator.

60.13.2 The Settlement System Administrator and, for the purposes of the performance by the Pool Auditor of its functions under
Part IX, the Pool Auditor are hereby authorised to use all data which is owned by the Registrant pursuant to Clause 60.13.1 as may be permitted pursuant to this Agreement, and the Settlement System Administrator or, as the case may be, the Pool Auditor may only release such data to others to the extent set out in this Agreement. It is hereby expressly agreed that the Settlement System Administrator is permitted to and shall against request and payment of a reasonable charge therefor release to a Second Tier Customer or Non-Pooled Generator such data relating to it as is referred to in Clause 60.13.1.

60.13.3Communications Equipment need not be dedicated exclusively to the provision of data to the Settlement System Administrator for the purposes of Settlement provided that any other use shall not interfere at any time with the operation of Settlement and subject also to the relevant provisions (if any) in the Tariff.

60.14 Ancillary Services: Until the RP Date, the Ancillary Services Provider shall be entitled at its own cost and expense (which shall not be charged or recharged to Pool Members) to prepare and submit to the Suppliers in separate class meeting a works programme relating to the method of recovery from Pool Members for the supply of Reactive Energy by reference to the actual amount of Reactive Energy consumed by Pool Members as measured by MVAr Metering Equipment at each relevant Site, and, if approved by the Suppliers in separate class meeting, such works programme shall be deemed to be an approved Works Programme for all purposes of this Agreement and the provisions of Clauses
5.13 and 5.14 shall apply mutatis mutandis.

60.15 Appointment of Agents by Settlement System Administrator:
Notwithstanding the provisions of paragraph 7.2.2 of Schedule 4 the Settlement System Administrator may appoint one or more agents to perform any or all of its obligations under this Part XV and Schedule 21.

60.16 Appointment of Second Tier Agents by Settlement System
Administrator with effect from 31st March, 1994:

60.16.1If, for the purposes of Clause 60.15, the Settlement System Administrator appoints one or more agents for the purpose of carrying out the obligations of the Settlement System Administrator under or in connection with this Part XV or
Schedule 21 in relation to Metering Systems at or referable to points of connection relating to Second Tier Customers or Non-Pooled Generators as the Settlement System Administrator may direct, then the provisions of Clauses 60.16.1 to 60.16.5 and Clause 60.1? shall, inter alia, apply to such arrangements.

60.16.2The Settlement System Administrator shall, prior to appointing any Second Tier Agent pursuant to Clause 60.16.1, consult with the Executive Committee as to the appropriateness of the appointment of such Second Tier Agent and the terms upon which, if appropriate, such agent is to be appointed and shall have due regard to the wishes expressed pursuant to this Clause
60.16.2 by the Executive.

60.16.3The Settlement System Administrator shall use reasonable endeavours to procure that each Second Tier Agent shall promptly and properly input data and other information as it may receive pursuant to the terms of its appointment into its Second Tier Computer Systems and shall review and validate data and other information in accordance with the relevant Agreed Procedures to establish the completeness thereof and to identify any inconsistencies therein.

60.16.4The Settlement System Administrator shall use reasonable endeavours to procure that each Second Tier Agent shall keep secure and confidential and not disclose, during the period of its appointment or following its resignation or removal, information, data and documentation obtained by the Second Tier Agent in such capacity so as to cause a breach by the Settlement System Administrator of its obligations pursuant to Clauses 68 or 69 of this Agreement.

60.16.5The Settlement System Administrator shall use reasonable endeavours to procure that upon the reasonable request of the Settlement System Administrator and in any event upon the removal or resignation of any Second Tier Agent, such Second Tier Agent shall make over to the Settlement System Administrator or its nominee all such records, manuals and data and other information in the ownership or under the control of the Second Tier Agent and relating to the operation, and necessary for the proper functioning, of the Second Tier Data Collection System.

60.17Review:

(a) As soon as practicable after the third anniversary of the date of this Agreement the Executive Committee, in consultation with the Settlement System Administrator and the Director, shall carry out a full review of the Second Tier Data Collection System and, in consultation with the Director, shall seek to agree with the Settlement System Administrator (the agreement of the Settlement System Administrator not to be unreasonably withheld or delayed) the manner by which the costs of the Second Tier Data Collection System should be recovered, in the Accounting Periods commencing on or after 1st April, 1994.

(b) If, and to the extent, deemed necessary by the Executive Committee in consultation with the Settlement System Administrator and the Director, the Executive Committee shall conduct a further review of the Second Tier Data Collection System and, in consultation with the Director, shall seek to agree with the Settlement System Administrator (the agreement of the Settlement System Administrator not to be unreasonably withheld or delayed), the manner by which the Second Tier Data Collection System should operate, and by which the costs of the same should be recovered, in the Accounting Periods commencing on or after 1st April, 1996 such review to commence in due time to enable implementation of any changes to the Second Tier Data Collection System on that date.

(c) The Executive Committee, in consultation with the Settlement System Administrator and the Director, shall carry out a further full review of the Second Tier Data Collection System and, in consultation with the Director, shall seek to agree with the Settlement System Administrator (the agreement of the Settlement System Administrator not to be unreasonably withheld or delayed), the manner by which the Second Tier Data Collection System should operate, and by which the costs of the same should be recovered, in the Accounting Periods commencing on or after 1st April, 1998 such review to commence in due time to enable implementation of any changes to the Second Tier Data Collection System on that date.

(d) In the event of an agreement within (a), (b) or, as the case may be, (c) above, the provisions of this Agreement relating to the Second Tier Data Collection System shall be amended accordingly and, in the event of any failure to agree, the matter shall be referred to arbitration pursuant to the provisions of Clause 83. If such agreement has not been reached or a determination has not been made or a settlement not been reached under any such arbitration prior to:

(i) in the case of (a) above, the fourth anniversary of the date of this Agreement;

(ii) in the case of (b) above (where applicable) by 1st April, 1996; and

(iii) in the case of (c) above by 1st April, 1998,

the Settlement System Administrator shall, between such date and the date on which agreement is reached or (if applicable) a determination or settlement under such arbitration is made or reached, recover the costs, expenses and charges of the Second Tier Data Collection System in accordance with Clause 34A and paragraph 3 of Part G of the Appendix to Schedule 4

60.18 Software for FMS: The Settlement System Administrator shall develop and implement appropriate computer software for the purposes of collecting and aggregating data following the FMS
Date.

60.19 Second Tier Unmetered Supplies:

60.19.1Notwithstanding any of the other provisions of this Agreement, including Clause 60 (other than the provisions of this Clause 60.19) and Schedule 21, the provisions of this Clause
60.19 and any Second Tier Unmetered Supplies Procedures shall, to the extent they are supplemental to or conflict with any other provisions of this Agreement, govern the rights and obligations of the Parties (including each Operator and each Meter Operator Party) in relation to Second Tier Unmetered Supplies.

60.19.2Neither this Clause 60.19 (save for the requirements set out in this Clause 60.19.2 for the bringing into effect of this Clause 60.19) nor the Second Tier Unmetered Supplies Procedures nor any amendment, variation or replacement of either of them may become effective:

(i) unless and until the Chief Executive shall have given each Public Electricity Supplier, each Second Tier Supplier, the Director (who may consult with such persons as he considers appropriate) and the Settlement System Administrator not less than 14 days' notice that this Clause 60.19 (or any amendment, variation or replacement thereof) and/or the Second Tier Unmetered Supplies Procedures are to become effective, stating the date on which the same are proposed to become effective and having attached thereto a copy of any proposed Second Tier Unmetered Supplies Procedures; and

(ii) so long as none of the recipients of the notice referred to in Clause 60.19.2(i) shall have given a counternotice to the Chief Executive before the date on which this Clause 60.19 and/or the Second Tier Unmetered Supplies Procedures are to become effective stating, on reasonable grounds, an objection to this Clause 60.19 or the Second Tier Unmetered Supplies Procedures becoming effective on the proposed date or at all, in the event that a counternotice shall have been given in accordance with Clause 60.19.2(ii) the Chief Executive shall, as soon as is reasonably practicable, notify the persons referred to in Clause 60.19(i) of that fact.

60.19.3Nothing in this Clause 60.19 shall permit the adoption, in the Second Tier Unmetered Supplies Procedures or otherwise, of standards of accuracy of data for Second Tier Unmetered Supplies different from those which apply generally under this Agreement other than during the transitional period expiring on 31st March, 1995.

60.19.4Except where the context otherwise requires, in this Clause 60.19:

"Second Tier Unmetered Supplies" means Unmetered street lighting and related supplies of a type which as at the date this Clause
60.19 becomes effective are permitted to be made by a Second Tier
Supplier;

"Second Tier Unmetered Supplies Procedures" means the procedures in respect of Second Tier Unmetered Supplies in the form agreed between all Public Electricity Suppliers and the Director (who may consult with such persons as he considers appropriate) as the same may be amended, varied or replaced from time to time with the agreement of such persons.

60.19.5The Executive Committee may determine that Agreed Procedures are necessary to implement this Clause 60.19 or the Second Tier Unmetered Supplies Procedures and in such case nothing in this Clause 60.19 or the Second Tier Unmetered Supplies Procedures shall prejudice such determination or the adoption or implementation of such Agreed Procedures, provided that any such Agreed Procedure shall not include matters which would occur on the Second Tier Customer's side of the outstation.

60.19.6The Parties accept that modifications to the Settlement System Administrator's rights and obligations under this Agreement may be required under the Second Tier Unmetered Supplies Procedures or otherwise before this Clause 60.19 can become effective.

                            PART XVI

                     POOL CIVIL EMERGENCIES

61.1 DEFINITIONS

Definitions: In this Part XVI:

"Civil Emergency Pool Credit Facility" shall mean a credit facility to be arranged by and for the use of Suppliers upon terms and conditions to be set out in Schedule 11 to this Agreement;

"Pool Civil Emergency" shall have the meaning ascribed to it in Clause 61.2.1;

"Pool Civil Emergency Event" shall mean an event or series of events which satisfies the conditions set out in Clause 61.3.2;

"Pool Civil Emergency Period" shall mean a period initiated by the Executive Committee after the occurrence of a Pool Civil
Emergency Event which shall commence, and terminate, in accordance with this Part;

"Pool Rules Civil Emergency Condition" shall mean, in respect of any Schedule Day, that both:

(i)  UMT > 0.1 (as determined in accordance with paragraph
32.1(a) of Schedule 9); and

(ii) RAPT > 3 * CAPT (as determined in accordance with paragraph
32.1(b) of Schedule 9);

"Pool Rules Civil Emergency Period" shall mean a period which commences, and terminates, and in which section 32.3 of Schedule
9 is in force, in accordance with this Part; and

"Relevant Time" in relation to any event, means the time which falls two hours prior to the first time at which an Availability Declaration must be submitted pursuant to section 6.1 of Schedule 9 on the first Settlement Day which commences at least 24 hours after the occurrence of such event.

61.2 APPLICATION AND STATEMENT OF INTENT

61.2.1 General Statement of Intended Application: It is intended that this Part shall apply where there is in existence an event, or series of events which does or do not generally occur as part of normal market operating conditions and which affect(s) the operation of the market for the generation, transmission and/or supply of electricity in England and Wales and which, as a result, cause(s) or is or are likely to cause materially changed pool prices to arise and continue (a "Pool Civil Emergency"). The following conditions set out in this Part are intended to reflect the circumstances in which it is envisaged that it would likely be the case that such event or events shall have so occurred.

61.2.2Interrelationship with Act: The Act and the Energy Act 1976 contain legislation conferring wide powers upon the Secretary of State to regulate the generation, transmission and/or supply of electricity in an emergency. It is intended that the provisions of this Part shall coexist in application with such legislation.

61.3 CONDITIONS FOR EXISTENCE OF A POOL CIVIL EMERGENCY

61.3.1 Determination of a Pool Civil Emergency: A Pool Civil Emergency shall exist upon any resolution to that effect passed by the Executive Committee in accordance with the provisions of this Part "hereafter, subject to the following provisions of this Part, a Pool Civil Emergency Period shall commence.

61.3.2 Conditions: The Executive Committee shall resolve that a
Pool Civil Emergency exists only if it has formed the opinion that a Pool Civil Emergency Event has occurred. A Pool Civil
Emergency Event shall occur whenever:

(a) materially changed pool prices exist or are likely to exist and, in either case, are likely to continue; and

(b) such materially changed pool prices are the direct result of any one or more of the following:

(i)  a major failure affecting the operation of the NGC
Transmission System;

(ii) a major operational failure of one or more Distribution
Systems; or

(iii) an inability of any Generator to generate or the loss of generating plant availability of any Generator; and

(c)  the event within (i), (ii), or as the case may be, (iii) of
(b) above has itself resulted from any one or more of the following:

(i) any action taken by or on behalf of Her Majesty's Government pursuant to and in accordance with the emergency provisions set out in sections 1 to 4 of the Energy Act 1976 or section 96 of the Act;

(ii) any act, order, regulation, direction or directive, legislation or restraint of Parliament or any governmental authority, or agent or instrument of the foregoing;

(iii) any act of public enemy or terrorist, act of war or hostilities (whether declared or undeclared), threat of war or hostilities, blockade, revolution, riot, insurrection, civil commotion or unrest or demonstration;

(iv) any strike, lock-out or other industrial action;

(v)  any act of sabotage or vandalism;

(vi) lightning, earthquake, hurricane, storm, fire, Hood, drought, accumulation of snow or ice, or any other extreme weather or environmental condition; or

(vii) any other event provided that in such a case any resolution of the Executive Committee determining that a Pool Civil Emergency exists must be carried by a majority of not less than 75 per cent. of the total votes of all Committee Members entitled to vote at a meeting of the Executive Committee whether or not present.

61.4 CONDITIONS FOR EXISTENCE OF A POOL RULES CIVIL EMERGENCY
PERIOD

Pool Rules Civil Emergency Period: A Pool Rules Civil Emergency Period shall, subject to the following provisions of this Part, commence as part of a Pool Civil Emergency Period whenever (i) a Pool Civil Emergency Period is current and (ii) the Pool Rules Civil Emergency Condition is satisfied and (iii) Section 28 of
Schedule 9 hereof is not in effect.

61.5 PROCEDURE FOR INITIATION OF A POOL CIVIL EMERGENCY PERIOD
AND COMMENCEMENT OF A POOL RULES CIVIL EMERGENCY PERIOD

61.5.1Right to requisition:

(a) Each Pool Member, the Settlement System Administrator, the Grid Operator, the Director and the Secretary of State shall have the several right to have convened a special meeting of the Executive Committee for it to consider whether a Pool Civil Emergency exists (and accordingly whether a Pool Civil Emergency Period is to commence).

(b) To requisition a meeting of the Executive Committee the relevant Party, the Director or, as the case may be, the Secretary of State shall notify in writing:

(i)  in the case of a Pool Member, its appointed Committee
Member, the Pool Chairman or the Chief Executive; and

(ii) in the case of the Settlement System Administrator, the Grid
Operator, the Director or the Secretary of State, the Pool
Chairman or the Chief Executive,

that it wishes such a meeting to be convened giving as full an explanation as it is able of the event or events which it believes constitute(s) the relevant Pool Civil Emergency Event.

(c)  Upon receipt of a written requisition in accordance with
(b), the relevant Committee Member, the Pool Chairman or, as the case may be, the Chief Executive shall convene a special meeting of the Executive Committee in accordance with Clause 18 to take place within 48 hours after receipt of such requisition, and the provisions relating to notice periods in Clause 18 shall be varied for the purposes of this Part accordingly.

61.5.2 Initiation by the Executive Committee:

Pool Civil Emergency Period: If the Executive Committee shall resolve that a Pool Civil Emergency exists then, subject to the right of veto in Clause 61.5.7 being exercised, a Pool Civil Emergency Period shall commence upon the expiry of the time limit for the exercise of such veto and shall continue until terminated in accordance with Clause 61.7.

61.5.3 Pool Rules Civil Emergency Period:

(a) Commencement: A Pool Rules Civil Emergency Period shall, subject to the right of veto in (b) below and in Clause 61.5.7 being exercised, commence in accordance with Clause 61.4 at the expiry of the period for the exercise of the Executive Committee's veto in (b) below and shall continue until terminated in accordance with the provisions of Clause 61.7.

(b) Executive Committee's Right of Veto: The Executive Committee shall have the right to veto the commencement of a Pool Rules Civil Emergency Period by the passing of a resolution to that effect carried by a majority of not less than 65 per cent. of the total votes of all Committee Members entitled to vote at such meeting whether or not present, provided that the Executive Committee shall only be able to exercise such right of veto prior to the Relevant Time relative to the time at which the Secretary receives a notification given by the Settlement System Administrator pursuant to Clause 61.5.4.

(c) Eject of Veto: Where the Executive Committee exercises its right of veto in accordance with (b) above, the relevant Pool
Rules Civil Emergency Period shall not commence.

61.5.4 Settlement System Administrator's Notification: The Settlement System Administrator shall notify forthwith by telephone (and confirm in writing as soon as is practicable thereafter to) the Chief Executive, Pool Chairman, Secretary, Director and Secretary of State whenever it becomes aware that the Pool Rules Civil Emergency Condition is satisfied.

61.5.5 Reasons: The Executive Committee shall give reasons for the passing of any resolution pursuant to this Clause or the exercising of any right of veto conferred on it by this Clause, to be notified to the relevant parties by the Secretary in accordance with Clause 61.5.6.

61.5.6 Notification (1): The Secretary shall notify in accordance with Clause 75 all Parties, the Director and the Secretary of
State:

(a) of the result of any vote taken on a resolution of the Executive Committee pursuant to this Part, giving reasons in outline explaining such result, immediately following the conclusion of the meeting at which the vote was taken; such notification may be given by telephone or by facsimile transmission. An outline statement of reasons shall be circulated by the Secretary to the same persons as soon as is reasonably practicable thereafter; and

(b) where there has been no exercise within the time limit provided therefor of a right of veto pursuant to either Clause
61.5.3 by the Executive Committee or Clause 61.5.7 by the Director or the Secretary of State, notify all Parties, the Director and the Secretary of State immediately of the commencement of a Pool Rules Civil Emergency Period.

61.5.7    Right of Veto:

(a) Right of Veto: The Director and the Secretary of State shall each have a several right to veto the commencement of any Pool Civil Emergency Period or, as the case may be, Pool Rules Civil Emergency Period by giving written notice of an exercise of such right of veto addressed to the Executive Committee, the Pool Chairman and the Chief Executive within the time periods specified below. To be validly given, such notice shall specify in sufficient detail (in the case of a Pool Civil Emergency Period) the relevant resolution of the Executive Committee or (in the case of a Pool Rules Civil Emergency Period) the relevant notification of the Settlement System Administrator, in respect of which the right of veto is being exercised.

(b) Effect of Veto: Where the Director or the Secretary of State exercises his veto in accordance with this Clause 61.5.7, the relevant Pool Civil Emergency Period or, as the case may be, Pool
Rules Civil Emergency Period shall not commence.

(c) Time Limits: Any veto given by, or on behalf of, either of the Director or Secretary of State must be received by or on behalf of the Executive Committee:

(i) in respect of a resolution initiating a Pool Civil Emergency Period, before the expiry of a period of 48 hours commencing upon the receipt by the Director or, as appropriate, the Secretary of State, of the notification of the result of the vote upon the relevant resolution; or

(ii) in the case of a veto in respect of the commencement of a Pool Rules Civil Emergency Period, before the expiry of the time for the exercise of the Executive Committee's right of veto pursuant to Clause 61.5.3.

For the avoidance of doubt, such veto may be given at any time before the commencement of such period.

(d) Reasons: The Director shall upon exercising a right of veto conferred by this Clause give reasons to the Executive Committee supporting the exercise of that right and the Parties would expect the Secretary of State also to give reasons upon any exercise of his right of veto conferred by this Clause.

(e) Notification (2): Upon receipt by or on behalf of the Executive Committee of a notice of exercise of veto pursuant to this Clause, the Secretary, on behalf of the Executive Committee, shall as soon as is possible thereafter give notice in accordance with Clause 75 of the exercise of such veto.

61 6      EFFECT OF POOL AND POOL RULES CIVIL EMERGENCY PERIODS

61.6.1    Effect of a Pool Civil Emergency Period:

(a) Upon a determination that a Pool Civil Emergency exists in accordance with Clause 61.2.1 above:

(i)  Suppliers shall be entitled during the Pool Civil Emergency
Period, for the purposes of payments to be made by them pursuant to this Agreement during such period, to utilise the Civil
Emergency Pool Credit Facility; and

(ii) Sections 32.1 and 32.2 of the Pool Rules shall enter into force and effect.

(b) The Pool Members expressly acknowledge the fact that during the currency of any Pool Civil Emergency Period Suppliers shall be entitled to operate credit facilities in accordance with and subject to any conditions of their respective Licences (where relevant) .

61.6.2 Effect of a Pool Rules Civil Emergency Period: Upon the commencement of a Pool Rules Civil Emergency Period in accordance with Clause 61.5.3(a), the provisions of Section 32.3 of Schedule 9 shall enter into full force and effect and shall continue in full force and effect until such time as that Pool Rules Civil Emergency Period is terminated in accordance with Clause 61.7.

61.7      TERMINATION OF A POOL CIVIL EMERGENCY PERIOD

61.7.1    Director's determination of end of Pool Civil Emergeny
Period: A Pool Civil Emergency Period and, where applicable, any concurrent Pool Rules Civil Emergency Period, shall terminate upon any determination of the Director to that effect.

61.7.2 Consultation: The Director shall only determine that a Pool Civil Emergency Period and, where applicable, any concurrent Pool Rules Civil Emergency Period shall terminate after having fully consulted and taken into consideration the views of all relevant Parties and after having obtained the approval of the Secretary of State.

61.7.3 Notification (3): The Director shall notify in writing the Secretary, the Pool Chairman and the Chief Executive as soon as is possible of any determination made pursuant to this Clause
61.7 giving reasons for any determination so made and the Secretary shall immediately notify all Parties of such determination upon receipt.

61.7.4 Confirmation: The Director shall confirm to the Executive Committee upon any determination pursuant to this Clause 61.7 that a Pool Civil Emergency Period shall terminate, that he has taken full account of all relevant matters, the views of such relevant Parties and has obtained the approval of the Secretary of State.

61.7.5 Termination of a Pool Rules Civil Emergency Period within a continuing Pool Civil Emergency Period:

(a) The Executive Committee may, by resolution carried by a majority of not less than 65 per cent. of the total votes of all Committee Members whether or not present, terminate any current Pool Rules Civil Emergency Period whenever it considers, in its absolute discretion, that the continued application of the modified Pool Rules as set out in Section 32.3 of Schedule 9 to be, in the circumstances, no longer appropriate.

(b) The relevant Pool Rules Civil Emergency Period shall terminate following the passing of that resolution at the Relevant Time relative to the time at which that resolution is passed.

(c) The Secretary, on behalf of the Executive Committee, shall as soon as is possible after the passing of such resolution give notice to all Parties, the Director and the Secretary of State in accordance with Clause 75 that the relevant Pool Rules Civil Emergency Period is to so terminate.

(d) Whenever Section 28 of Schedule 9 enters into force and effect, in accordance with this Agreement, any Pool Rules Civil
Emergency Period then current shall terminate at the time that such section so enters into force and effect.

6 1.7.6   Effect of Termination:

(a) Pool Civil Emergeny Period: Upon the termination of any Pool Civil Emergency Period the Civil Emergency Pool Credit Facility shall forthwith cease to be utilised and, where there is a concurrent Pool Rules Civil Emergency Period, the provisions of
Section 32 of Schedule 9, shall forthwith cease to be effective.

(b) Pool Rules Civil Emergeny Period within a current and continuing Pool Civil Emergeny Period: Upon the termination of any Pool Rules Civil Emergency Period within a current and continuing Pool Civil Emergency Period the provisions of Section
32.3 of Schedule 9 shall forthwith cease to be effective.

61.8      REFERENCE TO DIRECTOR

61.8.1 Reference to the Director: If any dispute shall arise between the Executive Committee and any Pool Member:

(a) as to whether the Executive Committee ought to have concluded that the conditions for the initiation of a Pool Civil Emergency Period in accordance with Clause 61.3.2 were satisfied either as a matter of fact or such that there was a Pool Civil Emergency within the spirit of the statement of intent set out at Clause 61.2.1; or

(b) as to whether the Executive Committee ought or ought not to have exercised its right of veto pursuant to Clause 61.5.3(b) in

(c) respect of the commencement of a Pool Rules Civil Emergency Period; or as to whether a Pool Rules Civil Emergency Period within a current and continuing Pool Civil Emergency Period ought or ought not to have been terminated by the Executive Committee in accordance with Clause 61.7.5 above, the dispute may be referred by notice of the dispute given in writing by the relevant Pool Member to the Director and as if such Pool Member were exercising a Dissentient Pool Member's right of appeal pursuant to Clause 13.5. The Director shall determine the matter within 60 days of receipt of such referral. Notice of any such referral shall be given to the Executive Committee at the same time that the dispute is so referred.

61.8.2    Content and Effect of Determination:

(a)  If the Director shall determine in accordance with Clause
61.8.1 that a Pool Civil Emergency Period or Pool Rules Civil
Emergency Period should commence, or as the case may be, resume, then:

(i) in the case of a Pool Civil Emergency Period, upon such determination having been notified to the Secretary in accordance with Clause 61.8.3, a Pool Civil Emergency Period shall commence or, as the case may be, resume; and

(ii) in the case of a Pool Rules Civil Emergency Period, such period shall commence at the Relevant Time relative to the time at which such determination has been notified to the Secretary in accordance with Clause 61.8.3; or

(b)  If the Director shall determine in accordance with Clause
61.8.1 that a continuing Pool Civil Emergency Period or Pool
Rules Civil Emergency Period should terminate, then:

(i) in the case of a Pool Civil Emergency Period, upon such determination having been notified to the Secretary in accordance with Clause 61.8.3, the then current Pool Civil Emergency Period shall terminate; and

(ii) in the case of a Pool Rules Civil Emergency Period, the then current such period shall terminate at the Relevant Time relative to the time at which such determination has been notified to the Secretary in accordance with Clause 6 1.8.3.

61.8.3 Notification (4): The Director shall notify in writing the Secretary, the Pool Chairman and the Chief Executive as soon as is possible of any determination made pursuant to this Clause
61.8 giving reasons for any determination so made and the Secretary shall immediately notify all Parties of such determination upon receipt.

61.9      MODIFICATION OF PROCEDURES

Modification of Procedures: Neither the procedures for a poll set out in Clause 22 nor the provisions of Clause 13.4 shall apply to any resolution of the Executive Committee referred to in this
Part XVI, and there shall be no right of referral of the matter the subject of such resolution to the Pool Members in general meeting.


                            PART XVII

                          TRADING SITE

62.  TRADING SITE

Trading Site: The provisions of Schedule 17 shall have effect.


                           PART XVIII

      THE POOL FUNDS ADMINISTRATOR, BILLING AND SETTLEMENT

63.  THE POOL FUNDS ADMINISTRATOR

63.1 Responsibilities: The Pool Funds Administrator shall have the following duties, responsibilities and obligations, namely:

63.1.1 to comply with all the obligations set out in this Agreement and the Agreed Procedures in respect of the establishment, maintenance and operation of the Funds Transfer
System and to carry out its obligations under the Funds Transfer
Agreement;

63.1.2 to keep under review and to make recommendations to the Executive Committee on its own initiative or whenever requested by the Executive Committee concerning:

(a) any change to the Funds Transfer System (or any part or aspect thereof);

(b)  the appointment of a new Pool Banker;

(c)  any change to Schedule 11 or 15; and

(d)  any change to the Funds Transfer Agreement,

which the Pool Funds Administrator may consider desirable. In making such recommendations, the Pool Funds Administrator shall have regard to, and shall provide details of, the cost of implementing such changes (which cost would be charged or recharged to Pool Members) and shall recommend whether, in light of those costs, certain parties or categories of party to the Agreement should be exempted from such changes or whether special provisions for such parties or categories of party should be adopted;

63.1.3 (a) to maintain such records, data and other information as the Pool Auditor may, after consultation with the Executive Committee, from time to time by notice in writing and in reasonable detail to the Pool Funds Administrator, require for the purposes of Part IX, or as may otherwise be reasonably necessary to enable the Pool Funds Administrator to comply promptly and fully with all its obligations under this Agreement, the Agreed Procedures or the Funds Transfer Agreement, in either such case in such form as the Pool Auditor may from time to time by notice to the Pool Funds Administrator require or (in the absence of such notification) in such form as a reasonably prudent operator of the Funds Transfer System would adopt; and

(b)  to maintain such records, data and other information as H.M.
Customs and Excise may from time to time require of the Pool
Funds Administrator;

63.1.4 to retain in machine readable form or hard copy form for a period of not less than eight years (or such longer period as any applicable law may require) and in any event in hard copy form (which for these purposes shall include microfiche) for a period of not less than one year copies of the records, data and other information received and processed by the Pool Funds Administrator in connection with its performance of the Services including:

(a)  (to the extent relevant for the performance of the Services)
Settlement Runs and Settlement Re-runs;

(b)  Advice Notes and Confirmation Notices;

(c)  bank statements in respect of the Pool Accounts;

(d)  Pool Ledger Accounts;

(e)  Payments Calendars;

(f)  a record of all Default Interest Rates and Reserve Interest
Rates calculated from time to time (including the period to which each interest rate relates);

(g) details of Security Cover supplied and to be supplied by each Supplier; and

(h) correspondence between the Pool Funds Administrator, on the one hand, and the Executive Committee, the Pool Chairman, the Chief Executive, any Pool Member, the Pool Banker, any Collection Bank, the Settlement 'System Administrator, the Ancillary Services Provider, the Director, the Pool Auditor, the Grid Operator and any other relevant bank or institution, on the other hand;

63.1.5 to provide to the Executive Committee and the Chief Executive upon request records, data and other information concerning the Funds Transfer System (and any part thereof) (unless disclosure would breach any duty of confidentiality imposed on the Pool Funds Administrator) and which the Pool Funds Administrator is required to retain under paragraph 63.1.3 or
63.1.4 (and each of the Parties agrees to the release of all such records, data and other information in the circumstances and manner described in this paragraph 63.1.5);

63.1.6 to provide to the Pool Auditor upon request records, data and other information concerning the Funds Transfer System (and any part thereof) and which the Pool Funds Administrator is required to maintain and retain under paragraph 63.1.3 or 63.1.4 (and each of the Parties agrees to the release of all such records, data and other information in the circumstances and manner described in this paragraph 63.1.6);

63.1.7 subject to the provisions of Part XX, to provide a certified copy of such records, data and other information concerning the Funds Transfer System (and any part thereof) and amounts payable by or to any Pool Member or the Ancillary Services Provider as the relevant Pool Member or (as the case may be) the Ancillary Services Provider may reasonably request for the purpose of establishing the amounts which are owed to or by such Pool Member or the Ancillary Services Provider in accordance with this Agreement, and in any event such information as any Pool Member or the Ancillary Services Provider may request from the Pool Funds Administrator in order to establish or prove a claim to any amounts due or claimed to be due. The Pool Funds Administrator shall forthwith upon such request provide such information upon delivery (if so required by the Pool Funds Administrator) of a certificate from the counsel of such Pool Member or the Ancillary Services Provider certifying that, in such counsel's opinion, such information is required for such purpose;

63.1.8 to issue Advice Notes and Confirmation Notices within the times and containing the details required by Schedule 11;

63.1.9 upon request, promptly to supply on its own behalf and on behalf of Pool Members and the Ancillary Services Provider (with a copy to the Pool Member concerned and the Ancillary Services Provider) any information (including copies of documents) to H.M. Customs and Excise, and to co-operate in any investigation by H.M. Customs and Excise or H.M. Inspector of Taxes relating to the Funds Transfer System (or any part or aspect thereof);

63.1.10 in respect of each calendar quarter, to issue to all Pool
Members, the Executive Committee, the Chief Executive, the
Settlement System Administrator and the Ancillary Services
Provider no later than the fifth Business Day after each calendar quarter a statement enabling the identification of who may constitute Majority Default Calling Creditors during that calendar quarter (and the Parties hereby agree to such disclosure being made);

63.1.11 except in respect of moneys received on account of the PEA Operating Costs, the PEA Handling Charge, the Annual Fee or Bank Charges in accordance with the accounting procedure set out in Schedule 15 or the consideration received pursuant to sub-section 5.1 or 5.2 of that Schedule, to pay all moneys received by it from a Pool Member or the Ancillary Services Provider in accordance with Schedule 11 into a Pool Account to be held in trust in accordance with the provisions of Schedule 11; and

63.1.12 to comply with all its other obligations under this Agreement (including Schedules 11 and 15) and the Agreed
Procedures,

and expressions defined in Schedules 11 and 15 shall have the same respective meanings when used in this Clause 63.1.

63.2 Standard of care: In the exercise of its duties and responsibilities under this Agreement and the Agreed Procedures the Pool Funds Administrator shall exercise that degree of care, diligence, skill and judgment which would ordinarily be expected of a reasonably prudent operator of the Funds Transfer System taking into account the circumstances actually known to the Pool Funds Administrator, its officers and employees at the relevant time or which ought to have been known to it or them had it or they made such enquiries as were reasonable in the circumstances. In particular, but without prejudice to the generality of the foregoing, in the absence of directions and instructions given to it by the Executive Committee under this Agreement and having due regard to the resources available to it, the Pool Funds Administrator shall at all times conduct itself in a manner calculated to achieve the principal objects and purpose of this Agreement set out in Clauses 4.1.2 and 4.1.3.

63.3 UK value added tax indemnity:

63.3.1Indemnity (1): Without prejudice to paragraph 63.3.2 all Pool Members shall jointly and severally indemnify and keep indemnified the Pool Funds Administrator, its officers, employees and agents (and, as between the Pool Members, according to their respective Contributory Shares at the time of receipt of the request for indemnification, calculated on the basis that the points allocated to the Pool Member in default are disregarded) against any liability which the Pool Funds Administrator may incur as a result of the failure of any Pool Member or the Ancillary Services Provider (as the case may be) properly to account to H.M. Customs and Excise for all amounts of United Kingdom Value Added Tax payable or receivable by it in respect of any supplies of electricity or Ancillary Services.

63.3.2 Indemnity,' (a): If any Pool Member or the Ancillary Services Provider shall fail properly to account for any amount of United Kingdom Value Added Tax payable or receivable by it, that person shall indemnify and keep indemnified each Pool Member (on an after tax basis, but taking account of any tax relief available to the relevant Pool Member) against any liability which such Pool Member shall incur pursuant to paragraph 63.3.1.

63.4 Schedule 15:

63.4.1 Subject to the rights of each of the Parties under this Agreement, all Parties hereby agree promptly to execute and deliver all agreements and other documentation necessary to give effect to any act, matter or thing done by the Executive Committee in accordance with Schedule 15 (including the removal of the incumbent Pool Funds Administrator and the appointment of a successor in accordance with the terms thereof).

63.4.2 Schedule 15 provides that certain matters may be referred by the Executive Committee to arbitration pursuant to Clause 83. In making any such reference or in alleging that any such reference is being made pursuant to Clause 83 the Executive Committee shall act (and is hereby irrevocably authorised by each of the Pool Members to act) as the sole and exclusive representative of all the Pool Members and the Pool Funds Administrator hereby agrees that the Executive Committee shall have the authority so to act.

64.  PROCEDURES MANUAL

64.1 Preparation: Within 28 days after the Effective Date (or such longer period as the Executive Committee may approve) the Pool Funds Administrator shall prepare, or cause to be prepared, a Procedures Manual which it shall submit to the Executive Committee for its review. The Executive Committee shall give its comments on the Procedures Manual to the Pool Funds Administrator within 28 days after receipt thereof and the Pool Funds Administrator shall revise, or cause to be revised, the Procedures Manual to the satisfaction of the Executive Committee within 21 days after receipt of such comments (or such longer period as the Executive Committee may approve). Promptly thereafter the Pool Funds Administrator shall provide the Executive Committee with sufficient copies of the revised Procedures Manual for distribution by the Executive Committee to all Parties, the Pool Auditor, the Pool Banker and the Director.

64.2 Amendments: Where from time to time any amendments to the Procedures Manual are necessary to reflect changes in the systems and/or procedures associated with the Funds Transfer System, the procedure set out in Clause 64.1 shall apply mutatis mutandis.

64.3 Costs: The costs of producing, revising and amending the Procedures Manual shall be borne by the Pool Funds Administrator and recovered by it in accordance with the provisions of Schedule
11 as part of its charges.

65.  BILLING AND SETTLEMENT

The provisions of Schedule 11 shall have effect.

                            PART XIX

DEFAULT TERM AND TERMINATION

66.  DEFAULT

66.1 Default (1): At any time after the occurrence of any of the events referred to in Clause 66.3.1, 66.3.2 or 66.3.3 and so long as such event continues unremedied or unwaived by Majority
Default Calling Creditors:

66.1.1 Majority Default Calling Creditors may, upon reaching a bona fide conclusion that the reason for the failure by the Defaulting Pool Member under Clause 66.3.1, 66.3.2 or 66.3.3 is other than administrative or banking error (having taken into account the representations, if any, of the Defaulting Pool Member made within 24 hours after request therefor is made to the Defaulting Pool Member on behalf of the Majority Default Calling Creditors, which request Majority Default Calling Creditors shall be obliged to make), by notice to the Defaulting Pool Member (copied to the Executive Committee and the Director) declare such event an Event of Default;

66.1.2 at the same time as Majority Default Calling Creditors declare such an Event of Default or at any time thereafter, Majority Default Calling Creditors may by notice to the Executive Committee (copied to the Defaulting Pool Member and the Director) require the Executive Committee to suspend (which the Executive Committee shall forthwith do) all voting rights of the Defaulting Pool Member under this Agreement for a specified period (being not more than 90 days) and, upon the Executive Committee giving notice to such effect to the Defaulting Pool Member (copied to the Director), such voting rights (but not any other rights or any liabilities or obligations of the Defaulting Pool Member) shall be suspended for such period; and

66.1.3 where:

(a) the Defaulting Pool Member is a Public Electricity Supplier, no earlier than 28 days after the date of the notice referred to in Clause 66.1.1; and

(b)  in any other case, at the same time as Majority Default
Calling Creditors declare such an Event of Default or at any time thereafter,

Majority Default Calling Creditors may by notice to the Defaulting Pool Member (copied to the Executive Committee, the Settlement System Administrator, the Grid Operator, the Pool Funds Administrator, the Ancillary Services Provider and the Director) require the Defaulting Pool Member to cease to be a Party with effect from the date of its De-energisation and until such date all voting rights of the Defaulting Pool Member under this Agreement (but not any other rights or any liabilities or obligations of the Defaulting Pool Member) shall be automatically suspended.

For the avoidance of doubt, Majority Default Calling Creditors shall be at liberty to give notice under Clause 66.1.2 and, upon expiry of the specified period referred to therein and subject as provided in the foregoing provisions of this Clause 66.1, to give notice under Clause 66.1.3.

66.2 Default (2): At any time after the occurrence of any of the events referred to in Clause 66.3 (other than (a) any of the events referred to in Clause 66.3.1, 66.3.2 and 66.3.3 and (b) in the case where the Defaulting Pool Member is unable to pay its debts as referred to in Clause 66.3.6(a), unless any of the other events referred to in Clause 66.3 has occurred and is continuing) and so long as such event continues unremedied or unwaived by the Pool Members in general meeting the Executive Committee may (and shall if so directed by the Pool Members in general meeting):

66.2.1 by notice to the Defaulting Pool Member (copied to the Director) declare such event an Event of Default and suspend all voting rights of the Defaulting Pool Member under this Agreement for a specified period (being not more than 90 days) whereupon such voting rights (but not any other rights or any liabilities or obligations of the Defaulting Pool Member) shall be suspended for such period; and

66.2.2 upon the expiry of such period by notice to the Defaulting Pool Member (copied to the Settlement System Administrator, the Grid Operator, the Pool Funds Administrator, the Ancillary Services Provider and the Director) require the Defaulting Pool Member to cease to be a party to this Agreement with effect from the date of its De-energisation and until such date all voting rights of the Defaulting Pool Member under this Agreement (but not any other rights or any liabilities or obligations of the Defaulting Pool Member) shall be automatically suspended.

66.3 Events of Default: The events referred to in the foregoing provisions of this Clause 66 are:

66.3.1 the Pool Member in question (the "Defaulting Pool Member") shall fail to provide or maintain or renew in accordance with
Schedule 11 the requisite amount of Security Cover determined pursuant to that Schedule; or

66.3.2 the Defaulting Pool Member shall fail to pay in the manner provided in this Agreement any sum payable by it to any Pool
Creditor within three Business Days after its due date; or

66.3.3 the Defaulting Pool Member shall fail to pay in the manner provided in this Agreement any sum payable by it hereunder to the Settlement System Administrator or the Pool Funds Administrator within 28 days after the Settlement System Administrator or (as the case may be) the Pool Funds Administrator has given notice to it (copied to the Executive Committee and the Director) that payment has not been received and requiring such default to be remedied; or

66.3.4 the Defaulting Pool Member shall fail to pay in the manner provided in this Agreement any sum payable by it hereunder to the Executive Committee within 28 days after the Executive Committee has given notice to it (copied to the Director) that payment has not been received and requiring such default to be remedied; or

66.3.5 the Defaulting Pool Member shall fail in any material respect to perform or comply with any of its other obligations under this Agreement and such default (if it is capable of remedy) is not remedied within a reasonable period of time (not exceeding 90 days) after the Executive Committee has given notice to the Defaulting Pool Member (copied to the Director) of the occurrence thereof and requiring the same to be remedied; or

66.3.6 the Defaulting Pool Member:

(a) is unable to pay its debts (within the meaning of section 123(1) or (2) of the Insolvency Act 1986, but subject as hereinafter provided in this Clause 66.3.6) or if any voluntary agreement is proposed in relation to it under section 1 of that Act or enters into any scheme of arrangement (other than for the purpose of reconstruction or amalgamation upon terms and within such period as may previously have been approved in writing by the Executive Committee);

(b) has a receiver (which expression shall include an administrative receiver within the meaning of section 29 of the Insolvency Act 1986) of the whole or any material part of its assets or undertaking appointed;

(c) has an administration order under section 8 of the Insolvency Act 1986 made in relation to it;

(d) passes any resolution for winding-up other than a resolution previously approved in writing by the Executive Committee; or

(e) becomes subject to an order by the High Court for winding-up.

For the purposes of paragraph (a) above section 123(1)(a) of the Insolvency Act 1986 shall have effect as if for "pounds 750" there was substituted ,10,000 and, further, the Defaulting Pool Member shall not - be deemed to be unable to pay its debts for the purposes of paragraph (a) above if any such demand as is mentioned in the said section is being contested in good faith by the Defaulting Pool Member with recourse to all appropriate measures and procedures; or

66.3.7 the Licence (if any) granted to the Defaulting Pool Member is determined or revoked or otherwise ceases to be in force for any reason whatsoever,

in any such case for whatever reason and whether or not within the control of the Defaulting Pool Member.

66.4 De-energisation:

66.4.1 If the Majority Default Calling Creditors shall give notice to a Defaulting Pool Member under Clause 66.1.3 or the Executive Committee shall give notice to a Defaulting Pool Member under Clause 66.2.2 the Defaulting Pool Member shall forthwith, and in compliance with the instructions of the Grid Operator or (in the case of any connection to a User System) the User whose System it is (the "Relevant User"), take all such action as may be necessary to give effect to the relevant De-energisation.

66.4.2 If the Defaulting Pool Member shall fail to take such action as is referred to in Clause 66.4.1 within 48 hours after the date of any such notice referred to therein, the Grid Operator and/or, as the case may be, the Relevant User undertakes to each of the other Parties and the Executive Committee to use reasonable endeavours to effect or (as the case may be) give instructions to effect such De-energisation as quickly as practicable having regard to all the circumstances affecting such Deenergisation (including any operational difficulties and relevant Licence duties).

66.4.3 Each Pool Member hereby irrevocably and unconditionally consents to its De-energisation by the Grid Operator and/or, as the case may be, the Relevant User in the circumstances set out in Clause 66.4.2.

66.5 Sharing of risk: Where an Event of Default is declared under Clause 66.1.1 or 66.2.1 in respect of a Defaulting Pool Member which is a Public Electricity Supplier, then for the period beginning on the date of the notice declaring such Event of Default until the earlier of:- ~

66.5.1 the date falling 28 days thereafter; and

66.5.2 the date on which the Event of Default has been remedied or waived by Majority Default Calling Creditors or (as the case may be) the Pool Members in general meeting, (but not further or otherwise) each Pool Member (other than the Defaulting Pool Member) shall be severally liable for its Contributory Share (calculated on the basis that the Points allocated to the Defaulting Pool Member are disregarded) of all sums (including United Kingdom Value Added Tax) which such Defaulting Pool Member is required under this Agreement to pay in respect of electricity taken by the Defaulting Pool Member and Ancillary Services during each complete Settlement Day falling within such period and which are not paid on the due date therefor by the Defaulting Pool Member. The Defaulting Pool Member shall indemnify and keep indemnified each Pool Member on demand against all sums properly paid by such Pool Member pursuant to this Clause 66.5 together with interest thereon from the date of payment by such Pool Member to the date of its reimbursement (as well after as before judgment) at the Default Interest Rate.

66.6 Indemnity on De-energisation: Where under Clause 66.4 the Grid Operator and/or the Relevant User is required to effect or (as the case may be) give instructions to effect a De-energisation the Defaulting Pool Member, failing which, each Pool Member (but, in the case of each Pool Member, only in respect of its Contributory Share at the time of receipt of the request for indemnification, calculated on the basis that the Points allocated to the Defaulting Pool Member are disregarded) shall indemnify and keep indemnified the Grid Operator and/or the Relevant User (as the case may be) on demand against any and all liability, loss or damage which it may suffer or incur by reason of effecting or giving instructions to effect such De-energisation.

66.7 Accrued rights and liabilities:

66.7.1 The suspension of a person as a Pool Member and the cessation of a person as a Pool Member and/or a Party for whatever reason shall not prejudice its accrued rights and liabilities under this Agreement as at the date of its suspension or (as the case may be) cessation or its rights and liabilities under this Agreement which may accrue in relation to the period during which it was not so suspended or (as the case may be) it was a Party or any of its obligations under this Agreement which are expressed to continue notwithstanding such suspension or cessation.

66.7.2Without prejudice to the generality of Clause 66.7.1, a Defaulting Pool Member shall be liable for all sums (including United Kingdom Value Added Tax) which it is required under this Agreement to pay in respect of electricity taken by it and Ancillary Services pending its Deenergisation pursuant to Clause 66.4.

67.  TERM AND TERMINATION

67.1 Term: This Agreement shall have no fixed duration.

67.2 Suspension of Pool Member's voting rights: A Pool Member's voting rights shall be suspended only in the circumstances and to the extent specified in Clauses 66.1.2 and 66.2.1.

67.3 Termination as a Party: A Pool Member shall cease to be a Party only:

67.3.1 in the circumstances and to the extent specified in Clauses 8.7 to 8.10 (inclusive);

67.3.2 in the circumstances and to the extent specified in Clauses 66.1.3 and 66.2.2; or

67.3.3 if, by unanimous resolution of all Committee Members, the Executive Committee shall so reasonably determine and the prior written consent of the Director shall have been obtained.

67.4 Termination of the Agreement:

67.4.1 This Agreement may be terminated if a resolution of Pool Members in general meeting is unanimously carried by those Pool Members present in person or by proxy at the relevant general meeting and the prior written consent of the Director has been obtained.

67.4.2 The termination shall take effect from whichever is the later in time of the date of the resolution referred to in Clause
67.4.1 and the consent in writing of the Director referred to in that Clause.

67.5 Clause exhaustive: The Pool Members agree that the foregoing provisions of this Clause 67, when read with the Clauses referred to herein and Clause 8.11, are exhaustive of the rights of suspension of a Pool Member's voting rights, of termination of Pool Membership, of cessation as a Party and of termination of this Agreement.


                             PART XX

                         CONFIDENTIALITY

68.  DEFINITIONS AND INTERPRETATION

68.1 Definitions: In this Part XX, except where the context otherwise requires:

"Authorised Recipient" means, in relation to any Protected Information, any Business Person who, before the Protected Information had been divulged to him by NGC or any subsidiary of NGC, had been informed of the nature and effect of Clause 69 and who requires access to such Protected Information for the proper performance of his duties as a Business Person in the course of Permitted Activities;

"Business Person" means any person who is a Main Business Person or a Corporate Functions Person, and "Business Personnel" shall be construed accordingly;

"Confidential Information" means all data and other information supplied to the Obligor or any nominee of the Obligor appointed pursuant to paragraph 10 of Appendix 4 of Schedule 9 by another Party under the provisions of this Agreement, and shall include copies of the load modules referred to in Service Line 11 (Listings and Load Modules);

"Corporate Functions Person" means any person who:

(a)  is a director of NGC; or

(b) is an employee of NGC or any of its subsidiaries carrying out any administrative, finance or other corporate services of any kind which in part relate to the Main Business; or

(c) is engaged as an agent of or an adviser to or performs work in relation to or services for the Main Business;

"Generation Business" has the same meaning as in the NGC
Transmission Licence;

"Main Business" means any business of NGC or any of its subsidiaries as at the Effective Date or which it is required to carry on under the NGC Transmission Licence, other than the Generation Business;

"Main Business Person" means any employee of NGC or any director or employee of its subsidiaries who is engaged solely in the Main
Business, and "Main Business Personnel" shall be construed accordingly;

Obligor" has the meaning given to that term in Clause 70.1;

"Permitted Activities" means activities carried on for the purposes of the Main Business; and

"Protected Information" means any information relating to the affairs of a Party which is furnished to Business Personnel pursuant to this Agreement unless, prior to such information being furnished, such Party has informed the recipient thereof by notice in writing or by endorsement on such information that the said information is not to be regarded as Protected Information.

68.2 Interpretation: For the avoidance of doubt, data and other information which any Party is permitted or obliged to divulge or publish to any other Party pursuant to this Agreement shall not necessarily be regarded as being in the public domain by reason of being so divulged or published.

69.  CONFIDENTIALITY FOR NGC AND ITS SUBSIDIARIES

69.1 Protection of Protected Information: NGC and its subsidiaries in each of their capacities in this Agreement shall secure that Protected Information is not:

69.1.1 divulged by Business Personnel to any person unless that person is an Authorised Recipient;

69.1.2 used by Business Personnel for the purposes of obtaining for NGC or any of its subsidiaries or for any other person:

(a)  any electricity licence; or

(b) any right to purchase or otherwise acquire, or to distribute, electricity (including rights under any electricity purchase contract, as defined in the NGC Transmission Licence);
or

(c) any contract or arrangement for the supply of electricity to Customers or Suppliers; or

(d) any contract for the use of any electrical lines or electrical plant belonging to or under the control of a Supplier;
or

(e) control of any body corporate which, whether directly or indirectly, has the benefit of any such licence, contract or arrangement; and

69.1.3 used by Business Personnel for the purpose of carrying on any activities other than Permitted Activities,

except with the prior consent in writing of the Party to whose affairs such Protected Information relates.

69.2 Exceptions: Nothing in this Clause 69 shall apply:

69.2.1 to any Protected Information which, before it is furnished to Business Personnel, is in the public domain; or

69.2.2 to any Protected Information which, after it is furnished to Business Personnel:

(a) is acquired by NGC or any subsidiary of NGC in circumstances in which this Clause 69 does not apply; or

(b) is acquired by NGC or any subsidiary of NGC in circumstances in which this Clause 69 does apply and thereafter ceases to be subject to the restrictions imposed by this Clause 69; or

(c)  enters the public domain,

and in any such case otherwise than as a result of (i) a breach by NGC or any subsidiary of NGC of its obligations in this Clause 69 or (ii) a breach by the person who disclosed that Protected Information of that person's confidentiality obligation and NGC or any of its subsidiaries is aware of such breach; or

69.2.3 to the disclosure of any Protected Information to any person if NGC or any subsidiary of NGC is required or expressly permitted to make such disclosure to such person:

(a) in compliance with the duties of NGC or any subsidiary of NGC under the Act or any other requirement of a Competent
Authority; or

(b) in compliance with the conditions of the NGC Transmission Licence or any document referred to in the NGC Transmission Licence with which NGC or any subsidiary of NGC is required by virtue of the Act or the NGC Transmission Licence to comply; or

(c)  in compliance with any other requirement of law; or

(d) in response to a requirement of any stock exchange or regulatory authority or the Panel on Take-overs and Mergers; or

(e)  pursuant to the arbitration rules for the Electricity
Arbitration Association or pursuant to any judicial or other arbitral process or tribunal having jurisdiction in relation to NGC or its subsidiaries; or

69.2.4 to any Protected Information to the extent that NGC or any of its subsidiaries is expressly permitted or required to disclose that information under the terms of any agreement or arrangement (including this Agreement, the Grid Code, the Distribution Codes and the Fuel Security Code) with the Party to whose affairs such Protected Information relates; or

69.2.5 to any Protected Information but only to the extent that it has been properly provided to NGC or any subsidiary of NGC by the Settlement System Administrator pursuant to any provision of the Pool Rules.

69.3 Use of information by NGC: NGC and each of its subsidiaries may use all and any information or data supplied to or acquired by it from or in relation to the other Parties in performing Permitted Activities including, for the following purposes:

69.3.1 the operation and planning of the NGC Transmission System;

69.3.2 the calculation of charges and preparation of offers of terms for connection to or use of the NGC Transmission System;

69.3.3 the operation and planning of the Ancillary Services
Business and the calculation of charges therefor;

69.3.4 the operation of the Settlements Business;

69.3.5 the provision of information under the British Grid
Systems Agreement and the EdF Documents,

and may pass the same to subsidiaries of NGC which carry out such activities and the Parties agree to provide all information to NGC and its subsidiaries for such purposes.

69.4 Restrictions on Business Personnel: NGC undertakes to each of the other Parties that, having regard to the activities in which any Business Person is engaged and the nature and effective life of the Protected Information divulged to him by virtue of such activities, neither NGC nor any of its subsidiaries shall unreasonably continue (taking into account any industrial relations concerns reasonably held by it) to divulge Protected Information or permit Protected Information to be divulged by any subsidiary of NGC to any Business Person:

69.4.1 who has notified NGC or the relevant subsidiary of his intention to become engaged as an employee or agent of any other person (other than of NGC or any subsidiary thereof) who is:

(a) authorised by licence or exemption to generate, transmit or supply electricity; or

(b) an electricity broker or who is known to be engaged in the writing of electricity purchase contracts (as hereinbefore defined); or

(c) known to be retained as a consultant to any such person who is referred to in paragraph (a) or (b) above; or

69.4.2 who is to be transferred to the Generation Business,

save where NGC or such subsidiary could not, in all the circumstances, reasonably be expected to refrain from divulging to such Business Person Protected Information which is required for the proper performance of his duties.

69.5 Identification of Protected Information: Without prejudice to the other provisions of this Clause 69, NGC shall procure that any additional copies made of the Protected Information, whether in hard copy or computerized form, will clearly identify the Protected Information as protected.

69.6 Corporate Functions Person: NGC undertakes to use all reasonable endeavours to procure that no employee is a Corporate
Functions Person unless the same is necessary for the proper performance of his duties.

69.7 Charge restriction condition variable: Without prejudice to Clause 69.3, NGC and each of its subsidiaries may use and pass to each other all and any Period Metered Demand data supplied to or acquired by it and all and any information and data supplied to it pursuant to Section OC6 of the Grid Code for the purposes of Demand Control (as defined in the Grid Code), but in each case only for the purposes of its estimation and calculation from time to time of the variable "system maximum ACS demand" (as defined in Condition 4 of the NGC Transmission Licence).

69.8 Ancillary Services: NGC shall secure that Protected Information which is subject to the provisions of Clause 69.1 and which relates to the cost of Reactive Power provided by each individual Generator is not divulged to any Business Person engaged in the provision of static compensation for use by the Grid Operator.

69.9 Metering data - Distribution System: Any information regarding, or data acquired by the Settlement System Administrator or its agent from, Metering Equipment at Sites which are a point of connection to a Distribution System shall and may be passed by the Settlement System Administrator or his agent to the operator of the relevant Distribution System. The said operator of the relevant Distribution System may use the same only for the purposes of the operation of such Distribution System and the calculation of charges for use of and connection to such Distribution System.

69.10 Metering data - Qualifying Arrangements: The Settlement System Administrator and the Grid Operator shall and may pass any relevant information and data relating to the Genset Metered Generation (including, for the avoidance of doubt, all relevant Metered Data, as defined in paragraph 3.1.2 of Schedule 9) of any of the Generating Units which are the subject of qualifying arrangements (as defined in section 33 of the Act) to such person as may be specified from time to time pursuant to such qualifying arrangements.

70.  CONFIDENTIALITY OTHER THAN FOR NGC AND ITS SUBSIDIARIES

70.1 General obligation: Each Party (other than NGC and its subsidiaries) (the "Obligor") hereby undertakes with each other Party (including NGC and its subsidiaries) that it shall preserve the confidentiality of, and not directly or indirectly reveal, report, publish, disclose or transfer or use for its own purposes Confidential Information except:

70.1.1 in the circumstances set out in Clause 70.2; Or

70.1.2 to the extent otherwise expressly permitted by this Agreement

70.1.3 with the prior consent in writing of the Party to whose affairs such Confidential information relates; or

70.1.4 to the extent that it has been properly provided to the Obligor by the Settlement System Administrator pursuant to any provision of the Pool Rules.

70.2 Exceptions: The circumstances referred to in Clause 70.1.1 are:

70.2.1where the Confidential Information, before it is furnished to the Obligor, is in the public domain; or

70.2.2 where the Confidential Information, after it is furnished to the Obligor:

(a) is acquired by the Obligor in circumstances in which this Clause 70 does not apply; or

(b) is acquired by the Obligor in circumstances in which this Clause 70 does apply and thereafter ceases to be subject to the restrictions imposed by this Clause 70; or

(c)  enters the public domain,

and in any such case otherwise than as a result of (i) a breach.by the Obligor of its obligations in this Clause 70 or
(ii) a breach by the person who disclosed that Confidential
Information of that person's confidentiality obligation and the Obligor is aware of such breach; or

70.2.3 if the Obligor is required or permitted to make disclosure of the Confidential Information to any person:

(a) in compliance with the dudes of the Obligor under the Act or any other requirement of a Competent Authority; or

(b) in compliance with the conditions of any Licence or any document referred to in any Licence with which the Obligor is required to comply; or

(c)  in compliance with any other requirement of law; or

(d) in response to a requirement of any stock exchange or regulatory authority or the Panel on Take-overs and Mergers; or

(e)  pursuant to the arbitration rules for the Electricity
Arbitration Association or pursuant to any judicial or other arbitral process or tribunal having jurisdiction in relation to the Obligor; or

70.2.4 to the employees, directors, agents, consultants and professional advisers of the Obligor, in each case on the basis set out in Clause 70.3.

70.3 Internal procedures: With effect from the date of this Agreement the Obligor shall adopt procedures within its organisation for ensuring the confidentiality of all Confidential
Information which it is obliged to preserve as confidential under Clause 70.1. These procedures are:

70.3.1 the Confidential Information will be disseminated within the Obligor only on a "need to know" basis;

70.3.2 employees, directors, agents, consultants and professional advisers of the Obligor in receipt of Confidential Information will be made fully aware of the Obligor's obligations of confidence in relation thereto; and

70.3.3 any copies of the Confidential Information, whether in hard copy or computerised form, will clearly identify the Confidential Information as confidential.

71. RELEASE OF INFORMATION

71.1 Notwithstanding any foregoing provisions of this Part XX, the Parties agree that each of them shall be at liberty to provide copies of this Agreement and any supplemental agreement to both or either thereof to any third party, and each of the Parties consents to disclosure by any other Party of the fact that it is a party to this Agreement and, where such is the case, a Pool Member.

71.1.1 The following provisions of this Clause are designed to facilitate the release of certain data and other information to persons who are not Parties. Such provisions are without prejudice to any Party's rights to disclose or use data or information pursuant to the other provisions of this Agreement or otherwise.

71.1.2 At the request of the Executive Committee or any person who is not a Party and against payment by or on behalf of the person to whom the data or other information is to be released of a fee or charge therefor calculated mutates mutants on the basis set out in Clause 34.2, the Settlement System Administrator shall provide to such person(s) as the Executive Committee may nominate or (as the case may be) to the person requesting the same, data and other information received by the Settlement System Administrator in or derived from the operation of the Settlement System provided that:

(a) the Pool Rules specify that such data or other information may be so released; or

(b) the Party to whose affairs such data or other information relates has given its prior consent in writing to such disclosure.

71.1.3 Upon request by the Executive Committee, the Settlement System Administrator shall notify the Executive Committee in writing of any request received by it from any person under Clause 71.1.2 and of the name of such person and shall give details of the data and other information provided.

71.1.4 Each of the Parties agrees to the release of data and other information in the circumstances described in Clause
71.1.2.

71.2 The Parties acknowledge that, for the Executive Committee and each of its subcommittees properly to carry out its duties and responsibilities under this Agreement, the Executive Committee may decide or be obliged to keep confidential to it (and may instruct its sub-committees to keep confidential) matters, reports, data and other information produced by or for, made available to or held by, the Executive Committee or the relevant sub-committee and, in any such case, Committee Members shall neither disclose the same to the Pool Member(s) which they represent nor be required by such Pool Member(s) so to disclose. Each of the Parties agrees to respect the position of the Executive Committee, its sub-committees and the Committee Members accordingly.

71.3 Each of the Parties other than the Settlement System Administrator, the Grid Operator, the Ancillary Services Provider and the Pool Funds Administrator agrees, subject to any relevant confidentiality restriction binding on it, to provide the Executive Committee, the Chief Executive and the personnel referred to in Clause 17.2.1 with all data and other information reasonably requested by the Executive Committee and necessary for the Executive Committee, the Chief Executive or (as the case may be) such personnel properly to carry out its or his duties and responsibilities under this Agreement. The Grid Operator and the Ancillary Services Provider each agree, subject to any relevant confidentiality restriction binding on it, to provide the Executive Committee, the Chief Executive and the personnel referred to in Clause 17.2.1 with such data and other information relating to its duties, responsibilities or obligations under this Agreement which the Executive Committee shall reasonably request and which is necessary for the Executive Committee, the Chief Executive or (as the case may be) such personnel to carry out its or his duties and responsibilities under this Agreement.

71.4 Each Party acknowledges and agrees that no Party shall be in breach of any obligation of confidentiality owed by it pursuant to this Agreement in reporting under Clause 6.10 any breach of the Pool Rules or its belief that any such breach has occurred.

71.5 Notwithstanding any other provision of this Agreement, the provisions of this Part XX shall continue to bind a person after its cessation as a Party for whatever reason.

                            PART XXI

                    THE PARTICIPATION OF NGC

72. THE PARTICIPATION OF NGC

72.1 As Grid Operator: For so long as NGC is the Grid Operator, references in this Agreement to the Grid Operator shall be read and construed as references to NGC acting in its capacity as Grid Operator, and all rights, benefits, duties, responsibilities, liabilities and obligations under this Agreement with regard to the Grid Operator shall be those of NGC acting in that capacity.

72.2 As Ancillary Services Provider: For so long as NGC is the Ancillary Services Provider, references in this Agreement to the Ancillary Services Provider shall be read and construed as references to NGC acting in its capacity as Ancillary Services Provider, and all rights, benefits, duties, responsibilities, liabilities and obligations under this Agreement with regard to the Ancillary Services Provider shall be those of NGC acting in that capacity. The Ancillary Services Provider shall have the benefit of the obligations and undertakings entered into by the Settlement System Administrator and Pool Funds Administrator in this Agreement.

72.3 As Pool Member: The Parties acknowledge that NGC is not in any of its capacities under this Agreement a Pool Member.

72.4 Wholly-owned subsidiary: NGC shall procure that so long as Energy Settlements and Information Services Limited is appointed Settlement System Administrator it shall at all times remain a wholly-owned subsidiary of, and wholly controlled by, NGC.

73.  [Not used].


                            PART XXII

                          MISCELLANEOUS

74.  FORCE MAJEURE

74.1 Force Majeure: Where the Settlement System Administrator, the Grid Operator, the Pool Funds Administrator or the Ancillary Services Provider (the "NonPerforming Party") is unable to carry out all or any of its obligations under the SSA Arrangements by reason of Force Majeure (but subject, in the case of the Settlement System Administrator, to Section 33 of Schedule 4):

74.1.1 the SSA Arrangements shall remain in effect; but

74.1.2 (a) the Non-Performing Party's relevant obligations;

(b)  the obligations of each of the other Parties owed to the Non
Performing Party under the SSA Arrangements; and

(c) any other obligations (not being payment obligations) of such other Parties under the SSA Arrangements owed inter se which the relevant Party is unable to carry out directly as a result of the suspension of the Non-Performing Party's obligations shall be suspended for a period equal to the Force Majeure provided that:

(i) the suspension of performance is of no greater scope and of no longer duration than is required by the Force Majeure;

(ii) no obligations of any Party are excused as a result of the Force Majeure; and

(iii) in respect of the suspension of the Non-Performing Party's obligations:

(A) the Non-Performing Party gives the Executive Committee (which shall promptly inform the other Parties, the Pool Auditor and the Director) prompt notice describing the circumstance of Force Majeure, including the nature of the occurrence and its expected duration, and continues to furnish daily reports with respect thereto during the period of Force Majoure; and

(B) the Non-Performing Party uses all reasonable efforts to remedy its inability to perform.

74.2 Discussions: As soon as practicable after the occurrence of the Force Majeure the Non-Performing Party shall discuss with the Executive Committee how best to continue its operations and give effect to its obligations so far as possible in accordance with this Agreement.

75. NOTICES

75.1 Addresses: Save as otherwise expressly provided in the SSA Arrangements, any notice or other communication to be given by one Party to another under, or in connection with the matters contemplated by, the SSA Arrangements shall be addressed to the recipient and sent to the address, telex number or facsimile number of such other Party given in the SSA Arrangements for the purpose and marked for the attention of the person so given or to such other address, telex number and/or facsimile number and/or marked for such other attention as such other Party may from time to time specify by notice given in accordance with this Clause 75 to the Party giving the relevant notice or other communication to it.

75.2 Executive Committee: Any notice or other communication to be given to the Executive Committee under, or in connection with the matters contemplated by, the SSA Arrangements shall be sent to the Secretary at the address, telex number or facsimile number given in the SSA Arrangements for the purpose or to such other address, telex number or facsimile number as the Secretary may from time to time specify by notice given in accordance with this Clause 75 to the Parties.

75.3 Deemed receipt: Save as otherwise expressly provided in the SSA Arrangements, any notice or other communication to be given by any Party to any other Party under, or in connection with the matters contemplated by, the SSA Arrangements shall be in writing and shall be given by letter delivered by hand or sent by first class prepaid post (airmail if overseas) or telex or facsimile, and shall be deemed to have been received:

75.3.1 in the case of delivery by hand, when delivered; or

75.3.2 in the case of first class prepaid post, on the second day following the day of posting or (if sent airmail overseas or from overseas) on the fifth day following the day of posting; or

75.3.3 in the case of telex, on the transmission of the automatic answer-back of the addressee (where such transmission occurs before 1700 hours on the day of transmission) and in any other base on the day following the day of transmission; or

75.3.4 in the case of facsimile, on acknowledgement by the addressee's facsimile receiving equipment (where such acknowledgement occurs before 1700 hours on the day of acknowledgement) and in any other case on the day following the day of acknowledgement.

76. ASSIGNMENT

A Party shall not assign and/or transfer and shall not purport to assign and/or transfer any of its rights and/or obligations under the SSA Arrangements provided that any Party may assign by way of security only all or any of its rights over receivables arising under the SSA Arrangements.

77. COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the different Parties on separate counterparts, each of which when executed and delivered shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

78. WAIVERS; REMEDIES NOT CUMULATIVE

78.1 Waivers: No delay by or omission of any Party in exercising any right, power, privilege or remedy under the SSA Arrangements shall operate to impair such right, power, privilege or remedy or be construed as a waiver thereof. Any single or partial exercise of any such right, power, privilege or remedy shall not preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.

78.2 Remedies not cumulative: The rights and remedies provided by the SSA Arrangements to the Parties are exclusive and not cumulative and exclude and are in place of all substantive (but not procedural) rights or remedies express or implied and provided by common law or statute in respect of the subject matter of the SSA Arrangements (other than any such rights or remedies provided under section 58 of the Act or any directions (if any) issued thereunder), including without limitation any rights any Party may possess in tort which shall include actions brought in negligence and/or nuisance. Accordingly, each of the Parties hereby waives to the fullest extent possible all such rights and remedies provided by common law or statute, and releases a Party which is liable to another (or others), its officers, employees and agents to the same extent from all duties, liabilities, responsibilities or obligations provided by common law or statute in respect of the matters dealt with in this Agreement and undertakes not to enforce any of the same except as expressly provided herein.

78.3 Director's and Secretary of State's rights: For the avoidance of doubt, the Parties acknowledge and agree that nothing in the SSA Arrangements shall exclude or restrict or otherwise prejudice or affect any of the rights, powers, privileges, remedies, duties and obligations of the Secretary of State or the Director under the Act or any Licence or otherwise howsoever.

79. SEVERANCE OF TERM S

If for any reason whatever any provision of the SSA Arrangements is or becomes invalid, illegal or unenforceable, or is declared by any court of competent jurisdiction or any other Competent Authority to be invalid, illegal or unenforceable or if such Competent Authority:

(a) refuses, or formally indicates an intention to refuse, authorization of, or exemption to, any of the provisions of or arrangements contained in the SSA Arrangements (in the case of a refusal either by way of outright refusal or by way of requiring the amendment or deletion of any provision of the SSA Arrangements and/or the inclusion of any provision in the SSA Arrangements and/or the giving of undertakings or the acceptance of conditions as to future conduct before such authorisation or exemption can be granted); or

(b) formally indicates that to continue to operate any provision of the SSA Arrangements may expose the Parties to sanctions under any law, order, enactment or regulation, or requests any Party to give undertakings or to accept conditions as to future conduct in order that such Party may not be subject to such sanctions and, in all cases, whether initially or at the end of any earlier period or periods of exemption then, in any such case, the Parties will negotiate in good faith with a view to agreeing one or more provisions which may be substituted for such invalid, unenforceable or illegal provision which substitute provision(s) is(are) satisfactory to the Competent Authority(ies) and produce(s) as nearly as is practicable in all the circumstances the appropriate balance of the commercial interests of the Parties.

80.  ENTIRE AGREEMENT

The SSA Arrangements contain or expressly refer to the entire agreement between the Parties with respect to the subject matter hereof and expressly exclude any warranty, condition or other undertaking implied at law or by custom and supersedes all previous agreements and understandings between the Parties with respect thereto and each of the Parties acknowledges and confirms that it does not enter into this Agreement in reliance on any representation, warranty or other undertaking not fully reflected in the terms of the SSA Arrangements.

8 1. LANGUAGE

Each notice, instrument, certificate or other document to be given by one Party to another hereunder shall be in the English language.

82.  RESTRICTIVE TRADE PRACTICES ACT 1976

If after the commencement of section 100 of the Act (the "RTP Section") this Agreement is subject to registration under the Restrictive Trade Practices Act 1976 then NGC undertakes, no earlier than five months but no later than six months after the commencement of the RTP Section, to furnish to the Director General of Fair Trading particulars of this Agreement and of any agreement of which it forms part. Before furnishing such particulars NGC will consult with the Founder Generators and the Founder Suppliers as to the nature of the particulars to be so furnished and will consult with the Founder Generators and Founder Suppliers regularly regarding the progress of discussions with the Director General of Fair Trading in regard to the agreement(s) so furnished.

83.  ARBITRATION

83.1 Referral to arbitration: Save where expressly stated in this Agreement to the contrary and subject to any contrary provision of the Act or any Licence or the rights, powers, duties and obligations of the Director or the Secretary of State under the Act, any Licence or otherwise howsoever, any dispute or difference of whatever nature howsoever arising under, out of or in connection with the SSA Arrangements between any one or more Parties shall be and is hereby referred to arbitration pursuant to the arbitration rules of the Electricity Arbitration Association in force from time to time.

83.2 Proper law: Whatever the nationality, residence or domicile of any Party and wherever the dispute or difference or any part thereof arose the law of England shall be the proper law of any reference to arbitration hereunder and in particular (but not so as to derogate from the generality of the foregoing) the provisions of the Arbitration Acts 1950 (notwithstanding anything in section 34 thereof) to 1979 shall apply to any such arbitration wherever the same or any part of it shall be conducted.

83.3 Third Party Claims fl): Subject always to Clause 83.6, if any tariff customer (as defined in section 22(4) of the Act) brings any legal proceedings in any court (as defined in the Rules of the Supreme Court 1965 and in the County Courts Act
1984) against one or more persons, any of which is a Party (the "Defendant Contracting Party"), and the Defendant Contracting Party wishes to make a Third Party Claim (as defined in Clause 83.5) against any other Party (a "Contracting Party") which would but for this Clause 83.3 have been a dispute or difference referred to arbitration by virtue of Clause 83.1 then, notwithstanding the provisions of Clause 83.] which shall not apply and in lieu of arbitration, the court in which the legal proceedings have been commenced shall hear and completely determine and adjudicate upon the legal proceedings and the Third Party Claim not only between the tariff customer and the Defendant Contracting Party but also between either or both of them and any other Contracting Party whether by way of third party proceedings (pursuant to the Rules of the Supreme Court 1965 or the County Court Rules 1981) or otherwise as may be ordered by the court.

83.4 Third Party Claims (2): Where a Defendant Contracting Party makes a Third Party Claim against any Contracting Party and such Contracting Party wishes to make a Third Party Claim against a further Contracting Party the provisions of Clause 83.3 shall apply mutatis mutandis as if such Contracting Party had been the Defendant Contracting Party and similarly in relation to any such further Contracting Party.

83.5 Third Party Claims (3): For the purposes of this Clause 83
"Third Party Claim" shall mean:

83.5.1 any claim by a Defendant Contracting Party against a Contracting Party (whether or not already a party to the legal proceedings) for any contribution or indemnity; or

83.5.2 any claim by a Defendant Contracting Party against such a Contracting Party for any relief or remedy relating to or connected with the subject matter of the legal proceedings and substantially the same as some relief or remedy claimed by the tariff customer; or

83.5.3 any requirement by a Defendant Contracting Party that any question or issue relating to or connected with the subject matter of the legal proceedings should be determined not only as between the tariff customer and the Defendant Contracting Party but also as between either or both of them and a Contracting Party (whether or not already a party to the legal proceedings).

83.6 Limitation: Clause 83.3 shall apply only if at the time the legal proceedings are commenced no arbitration has been commenced between the Defendant Contracting Party and another Contracting Party raising or involving the same or substantially the same issues as would be raised by or involved in the Third Party Claim. The tribunal in any arbitration which has been commenced prior to the commencement of legal proceedings shall determine the question, in the event of dispute, whether the issues raised or involved are the same or substantially the same.

84.  JURISDICTION

84.1 Submission to jurisdiction: Subject and without prejudice to Clauses 83 and 84.4, all the Parties irrevocably agree that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with the SSA Arrangements and that accordingly any suit, action or proceeding (together in this Clause 84 referred to as "Proceedings") arising out of or in connection with the SSA Arrangements may be brought in such courts.

84.2 Waiver: Each Party irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any Proceedings in any such court as is referred to in this Clause and any claim that any such Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any Proceedings brought in the English courts shall be conclusive and binding upon such Party and may be enforced in the courts of any other jurisdiction.

84.3 Agent for service of process: Each Party which is not incorporated in any part of England or Wales agrees that if it does not have, or shall cease to have, a place of business in England or Wales it will promptly and hereby does appoint the Settlement System Administrator (or such other person as shall be acceptable to the Executive Committee) irrevocably to accept service of process on its behalf in any Proceedings in England.

84.4 Arbitration: For the avoidance of doubt nothing contained in the foregoing provisions of this Clause 84 shall be taken as permitting a Party to commence Proceedings in the courts where this Agreement otherwise provides for Proceedings to be referred to arbitration.

85.  GOVERNING LAW

The SSA Arrangements shall be governed by, and construed in all respects in accordance with, English law.

IN WITNESS whereof this Agreement has been duly executed the day and year first above written

                           SCHEDULE 1

      This Schedule reflects parties as at 30th March, 1990

                     The Founder Generators

Name                       Registered       Registered or
                             Number         Principal Office

National Power PLC          2366963         Sudbury House
                                            15 Newgate Street
                                            London EC1A 7AU

PowerGen pie                2366970         53 New Broad Street
                                            London EC2M 1JJ

Nuclear Electric pie        2264251         Barnett Way
                                            Barnwood
                                            Gloucester GL4 7RS

The National Grid           2366977         National Grid House
Company plc                                 Sumner Street
(Pumped Storage                             London SE1 9JU
Business
Division)

Electricite de                 -            3 Rue de Messine
France, Service                             75008 Paris
National                                    France

Scottish Power pie           117120         Cathcart House
                                            Spean Street
                                            Glasgow G44 4BE
                                            Scotland

Scottish                     117119         16 Rothesay Terrace
Hydro-Electric PLC                          Edinburgh EH3 7SE
                                            Scotland

British Nuclear             1002607         Risley
Fuels plc                                   Warrington
                                            Cheshire WAS 6AS

The United Kingdom             -            11 Charles II Street
Atomic Energy                               London SW1 4QT
Authority

Central Power               2251099         Mucklow Hill
Limited                                     Halesowen
                                            West Midlands B62
                                            8BP

                           SCHEDULE 2

    This Schedule reflects the parties as at 30th March, 1990

                      The Founder Suppliers

                             Part A

                  Public Electricity Suppliers

Name                       Registered       Registered or
                             Number         Principal Office

Eastern Electricity         2366906         Wherstead Park
pie                                         Wherstead
                                            Ipswich
                                            Suffolk
                                            IP9 2AQ

East Midlands               2366923         398 Coppice Road
Electricity pie                             Arnold
                                            Nottingham
                                            NG5 7HX

London Electricity          2366852         Templar House
pie                                         81-87 High Holborn
                                            London WC1V 6NU

Manweb plc                  2366937         Sealand Road
                                            Chester
                                            CH1 4LR

Midlands Electricity        2366928         Mucklow Hill
pie                                         Halesowen
                                            West Midlands
                                            B62 8BP

Northern Electric           2366942         Carliol House
pie                                         Market Street
                                            Newcastle upon Tyne
                                            NE1 ONE

NORWEB pie                  2366949         Talbot Road
                                            Manchester M 16 ONE

SEEBOARD pie                2366867         Grand Avenue
                                            Hove
                                            East Sussex
                                            BN3 2LS

Southern Electric           2366879         Littlewick Green
pie                                         Maidenhead
                                            Berkshire
                                            SL6 3QB

South Wales                 2366985         Newport Road
Electricity pie                             St Mellons
                                            Cardiff
                                            CF3 9XW

South Western               2366894         800 Park Avenue
Electricity pie                             Aztec West
                                            Almondsbury
                                            Bristol
                                            BS 12 4SE

Yorkshire                   2366995         Wetherby Road
Electricity Group                           Scarcroft
pie                                         Leeds
                                            LS14 3HS

                             Part B

                      Second Tier Suppliers

Name                       Registered       Registered or
                             Number         Principal Office

National Power PLC          2366963         Sudbury House
                                            15 Newgate Street
                                            London
                                            EC1A 7AU

PowerGen plc                2366970         53 New Broad Street
                                            London
                                            EC2M 1JJ

Nuclear Electric plc        2264251         Barnett Way
                                            Barnwood
                                            Gloucester
                                            GL4 7RS

SEEBOARD plc                2366867         Grand Avenue
                                            Hove
                                            East Sussex
                                            BN3 2LS

British Nuclear             1002607         Risley
Fuels pie                                   Warrington
                                            Cheshire
                                            WAS 6AS

                             Part C

                             Others


Name                       Registered       Registered or
                             Number         Principal Office

Electricite de                 -            3 Rue de Messine
France, Service                             75008
National                                    Paris
                                            France

Scottish Power pie           117120         Cathcart House
                                            Spean Street
                                            Glasgow G44 4BE
                                            Scotland

Scottish                     117119         16 Rothesay Terrace
Hydro-Electric PLC                          Edinburgh EH3 7SE
                                            Scotland

                           SCHEDULE 3

                   Form of Accession Agreement

THIS SUPPLEMENTAL AGREEMENT is made on [ ] BETWEEN:

(1) [ ], a company incorporated [with limited liability] under the laws of [ ] [(registered number [ ])] and having its [registered] [principal] office at [ ] (the "New Party"); and

(2) [ ] (the "Nominees) on behalf of all the parties to the Pooling and Settlement Agreement referred to below.

WHEREAS :

(A) by an agreement dated 30th March, 1990 made between the Founder Generators named therein (1), the Founder Suppliers named therein (2), NGC Settlements Limited now known as Energy Settlements and Information Services Limited as Settlement System Administrator (3), Energy Pool Funds Administration Limited as Pool Funds Administrator (4), The National Grid Company pie as Grid Operator and Ancillary Services Provider (5), and Scottish Power pie and Electricite de France, Service National as Externally Interconnected Parties (6) (as amended, varied, supplemented, modified or suspended, the "Pooling and Settlement Agreement") the parties thereto agreed to give effect to and be bound by certain rules and procedures for the operation of an electricity trading pool and the operation of a settlement system; and

(B) the New Party has requested that it be admitted as a Party pursuant to Clause 3 of the Pooling and Settlement Agreement and each of the Parties hereby agrees to such admission.

NOW IT IS HEREBY AGREED as follows:

1. Unless the context otherwise requires, words and expressions deemed in the Pooling and Settlement Agreement shall bear the same meanings respectively when used herein.

2. The Nominee (acting on behalf of each of the Parties) hereby admits the New Party as an additional Party under the Pooling and Settlement Agreement on the terms and conditions hereof and with effect from [insert effective date of admission! .

3. The New Party hereby accepts its admission as a Party and undertakes with the Nominee (acting on behalf of each of the Parties) to perform and to be bound by the terms and conditions of the Pooling and Settlement Agreement as a Party as from the [insert effective date of admission].

4. For all purposes in connection with the Pooling and Settlement Agreement the New Party shall as from the [insert effective date of admission] be treated as if it had been a signatory of the Pooling and Settlement Agreement as a [[Generator]/[Supplier]/[Externally Interconnected Party]]*, and as if this Agreement were part of the Pooling and Settlement Agreement, and the rights and obligations of the Parties shall be construed accordingly.

5. This Agreement and the Pooling and Settlement Agreement shall be read and construed as one document and references in the Pooling and Settlement Agreement to the Pooling and Settlement Agreement (howsoever expressed) shall be read and construed as references to the Pooling and Settlement Agreement and this Agreement.

6. This Agreement shall be governed by and construed in all respects in accordance with English law and the provisions of Clauses 83 and 84 of the Pooling and Settlement Agreement shall apply hereto mutate mutants.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first above written

[New Party]

By:

Notice details (Clause 75 of the Pooling and Settlement
Agreement)

Address:

Telex number:

Facsimile number:

Attention:

"Nominee]

(for and on behalf of each of the parties to the Pooling and Settlement Agreement)

By:

* Delete/complete as appropriate.

Note: this form will require adaptation in the circumstances described in Clauses 3.11 to 3.14 inclusive.

                           SCHEDULE 4
   Terms of Engagement of the Settlement System Administrator
                            Contents

1.  DEFINITIONS

1.1  Definitions
1.2  Executive Committee's and Contract Manager's - obligations

2.   ORDERING AND PROVISION OF SERVICES

3.   THE SETTLEMENT SYSTEM ADMINISTRATOR'S CHARGES

4.   STANDARD OF CARE, LIMITATION OF LIABILITY AND INDEMNITY

4.1  Standard of care
4.2  Service Line
4.3  Limitation of liability
4.4  Death and personal injury
4.5  Exclusion of certain types of loss
4.6  Trust
4.7  Survival
4.8  Saving
4.9  Full negotiation
4.10 Indemnity

5.   PERSONNEL

5.1  Standard of Personnel
5.2  Account Manager
5.3  Contract Manager
5.4  Restriction on recruiting Personnel

6.   DUTIES AND RESPONSIBILITIES OF THE
     SETTLEMENT SYSTEM ADMINISTRATOR

6.1  The Settlement System
6.2  Back-up arrangements
6.3  Metering
6.4  Works Programmes
6.5  Recommendations
6.6  Records
6.7  Provision of information (1 )
6.8  Provision of information (2)
6.9  Provision of information (3)
6.10 Pool Rules
6.11 Arrangements with the Grid Operator and Ancillary Services
      Provider
6.12 Arrangements with the Pool Funds Administrator
6.13 Notification of arrangements
6.14 Estimates
6.15 Advisory obligations
6.16 Quality management system and procedures
6.17 Documentation
6.18 Long term forecasting procedures
6.19 Provision of Hardware
6.20 Performance Improvement Programme
6.21 Data input,and validation

7.   PERFORMANCE OF DUTIES

7.1  Independent contractor
7.2  Delegation

8.   RESPONSIBILITIES FOR THE SSA SYSTEM

8.1  The SSA System
8.2. Developed software
8.3  Licensed software
8.4  Third party maintenance
8.5  SSA System changes
8.6  Maintenance of the SSA System Software
8.7  Notification of commercial use

9.   SOFTWARE

9.1  Definitions
9.2  Representations and Warranties

10.  MAINTENANCE ARRANGEMENTS

11.  AUDIT ACCESS

12.  INSURANCE RESPONSIBILITIES

12.1 Insurance requirements
12.2 Application of proceeds
12.3 Information requirements
12.4 Default
12.5 Change in insurance requirements

13.  TERMINATION OF THE APPOINTMENT OF ESIS

13.1 Termination
13.2 Termination pursuant to Clause 67.4

14.  RESIGNATION BY ESIS

15.  REMOVAL OF ESIS AFTER 31ST MARCH, 1999

16.  REMOVAL OF ESIS ON OR BEFORE 31ST MARCH, 1999

17.  REMOVAL OF ESIS

17.1 Breach of obligations capable of remedy
17.2 Breach of obligations incapable of remedy
17.3 Insolvency
17.4 Change of Status
17.5 Removal Procedure

18.  POWERS OF EXECUTIVE COMMITTEE ON RESIGNATION AND REMOVAL

19.  APPOINTMENT OF SUCCESSOR SETTLEMENT SYSTEM ADMINISTRATOR

19.1 Approval of the Director
19.2 Discharge

20.  CONTINUATION OF SERVICES

20.1 Continuation of Services
20.2 Post-Termination Services
20.3 Extension Period Charges
20.4 Post-Termination Period Charges
20.5 Two year limit
20.6 Full force and effect

21. TRANSFER OF SERVICES, RESPONSIBILITIES AND ASSETS

21.1 Transfer of services, responsibilities and assets
21.2 Asset Transfer Costs
21.3 Transition services
21.4 Disputes

22.  ALLOCATION OF COSTS ON RESIGNATION

23.  ALLOCATION OF COSTS ON REMOVAL AFTER 31ST MARCH, 1999

24.  ALLOCATION OF COSTS ON REMOVAL ON OR BEFORE 31ST MARCH,
                                                1999

25.  ALLOCATION OF COSTS ON REMOVAL

26.  REIMBURSEMENT BY POOL MEMBERS

27.  DIRECTOR'S INVOLVEMENT

28.  POOL MEMBER AND EXECUTIVE COMMITTEE BREACHES

29.  VARIATION OF SERVICE LINES

30.  EXTENSION OF TIME

31.  CONTRACT MANAGEMENT RULES

31.1 Contract Management Rules
31.2 Amendments to the Contract Management Rules

32.  GROSS MARGIN

32.1 Auditor's Report
32.2 Negotiations

33.  FORCE MAJEURE

34.  CONFIDENTIAILITY

35.  NOTICES

APPENDIX


1.  DEFINITIONS

1.1. Definitions: In this Schedule and the Appendix hereto, except where the context otherwise requires:

"Account Manager" means the person or his alternate who has been nominated as such by the Settlement System Administrator in accordance with sub-section 5.2;

"Anticipated Fixed Standing Charges" has the meaning given to that term in the Appendix hereto;

"Committed Additional Services Charges" has the meaning given to that term in the Appendix hereto;

"Compensation" means the aggregate of:

(a) 75 per cent. of the Profit Element attributable to the Anticipated Fixed
Standing Charges; and

(b)  the Profit Element attributable to the Committed Additional
Services Charge;

"Contract Management Rules" means the procedures of that name in the agreed form as amended, modified or varied in accordance with sub-section 31.2;

"Contract Manager" means the person or his alternate who has been nominated as such by the Executive Committee in accordance with sub-section 5.3;

"Deferred Settlement Project Expenditure" has the meaning given to that term in the Appendix hereto;

"Extension Notice" has the meaning given to that term in sub-section 20.1;

"Extension Period" has the meaning given to that term in sub-section 20.1;

"Gross Margin"' means, in respect of each SSA Accounting Period, the aggregate of all Total Sums Due invoiced in respect of such SSA Accounting Period less those costs which can be directly related to the provision of Services hereunder (but disregarding for the purposes of such costs, tax, interest charges and Infrastructure Costs);

"Infrastructure" means those assets and resources which are not dedicated to or directly attributable to the provision of part or parts of the Services. For the avoidance of doubt, Infrastructure includes the general manager, finance staff, personnel staff and procurement staff and the buildings (or parts thereof) attributable to such staff;

"Infrastructure Costs" means those costs incurred by the Settlement System Administrator in the provision of Infrastructure. For the avoidance of doubt, Infrastructure Costs include the following costs to the extent that they are not directly attributable to a part or parts of the Services:

(a) legal except where (i) such costs are agreed to be treated as Third Party Costs, or (ii) such costs relate to the third (or more) Supplemental Agreement in an SSA Accounting Period, in which case they shall not be treated as Infrastructure Costs;

(b)  training;

(c)  audit;

(d)  insurance;

(e) travelling;

(f)  public relations;

(g)  general depreciation; and

(h)  group charges,

but do not include professional indemnity insurance costs or costs related to Deferred Settlement Project Expenditure;

"in the agreed form" means in a form which is agreed on the one hand by either the Account Manager or the Settlement System
Administrator and on the other hand by either the Contract
Manager or the Executive Committee;

"Irremediable Removal Notice" means a notice given by the Executive Committee to the Settlement System Administrator pursuant to sub-section 17.2, 17.3 or (as the context may require) 17.4;

"Menus of Prices" has the meaning given to that term in the Appendix hereto;

"Order" has the meaning given to that term in the Appendix hereto;

"Outstanding Liabilities" means all liabilities incurred by the Settlement System Administrator in providing the Services or to enable it to provide the Services and which as at the Termination Date remain to be discharged in whole or in part, other than the Pool Agreed Liabilities;

"Performance Improvement Programme" means a programme agreed between the Executive Committee and the Settlement System Administrator in accordance with Section 10 of Part B of the Appendix hereto to improve the cost-effectiveness of Services;

"Pool Agreed Liabilities" means all liabilities (including Deferred Settlement Project Expenditure) incurred by the Settlement System Administrator under any contract or arrangement entered into or renewed by the Settlement System Administrator at the express written request or with the express written approval of the Executive Committee or the Contract Manager and which as at the Termination Date remain to be discharged in whole or in part;

"Pool Apportioned Outstanding Liabilities" means all Outstanding Liabilities which as at the Termination Date and according to their terms at such date fall to be discharged on or before 31st March, 1999 provided that no such Outstanding Liability may be treated as a Pool Apportioned Outstanding Liability:

(a) where the Settlement System Administrator accounts for such Outstanding Liability during the period following the giving of a Removal Notice on a different basis from that used to account for such Outstanding Liability on the date which is 12 months prior to such Removal Notice, unless the Executive Committee or the Contract Manager has consented to such different basis (such consent not to be unreasonably withheld) or such different basis of accounting is required by law or applicable accounting standard; or

(b) to the extent that the amount of the Outstanding Liability increases in a non-immaterial respect after the giving of a Removal Notice except where such increase is necessary for the Settlement System Administrator to provide Services under an Order;

"Post-Termination Period" means a period of up to twelve months after the Termination Date;

"Profit Element" means the Gross Margin for the twelve month period ending on the date of the Removal Notice as reported by the Settlement System Administrator's auditor pursuant to sub-section 32.1, reduced by 9.4 per cent. on account of overhead costs;

"Remediable Removal Notice" means a notice given by the Executive
Committee to the Settlement System Administrator pursuant to sub-section 17.1;

"Removal Notice" means a notice given by the Executive Committee to the Settlement System Administrator pursuant to Section 15 or 16 or (as the case may be) sub-section 17.5;

"Resignation Notice" means a notice given by ESIS to the Executive Committee and the Director pursuant to Section 14;

"Service Line" means a legally binding operating document which is agreed for the time being and from time to time by the Settlement System Administrator and the Executive Committee to be a Service Line in respect of a particular Service;

"Services" has the meaning given to that term in the Appendix hereto;

"Sole Supplier Index" has the meaning given to that term in the Appendix hereto;

"SSA Accounting Period" means each successive period of 12 months beginning on 1st April in each year or of such other length and/or beginning on such other date as may be agreed between the Settlement System Administrator and the Executive Committee. The first SSA Accounting Period shall begin on 1st April, 1994;

"SSA Apportioned Outstanding Liabilities" means all Outstanding
Liabilities other than the Pool Apportioned Outstanding
Liabilities;

"Termination Date" means the date upon which the appointment of ESIS as Settlement System Administrator is terminated pursuant to
Section 13.2, 14, 15, 16 or (as the contest may require) 17, as the same may be postponed pursuant to Section 20;

"Third Party Costs" has the meaning given to that term in the Appendix hereto;

"Total Sums Due" has the meaning given to that term in the Appendix hereto; and

"Transition Costs" means:

(a) the costs incurred by the Settlement System Administrator during the period from the date of the Removal Notice or the Resignation Notice to the Termination Date in providing reasonable training for the person who becomes the successor Settlement System Administrator, such training to be a single programme delivered once and to be to the same standards and to use the same practices and procedures as are then set out in the Service Lines at the date on which the consultation procedure prior to serving a Removal Notice or a Resignation Notice commences;

(b) reasonable costs incurred by the Settlement System Administrator in supporting The commissioning and proving of the successor Settlement System such that the successor Settlement System Administrator is capable of operating on the same basis and to The same frequencies as are set out in the Service Lines at the date on which the consultation procedure prior to serving a Removal Notice or a Resignation Notice commences;

(c) the costs incurred by the Settlement System Administrator in physically moving, relocating or handing over to the successor Settlement System Administrator The property required to be made available by ESIS (but not, for the avoidance of doubt, The consideration payable therefor);

(d) the costs incurred by the Settlement System Administrator in preparing and supplying to The successor Settlement System
Administrator procedural or practice documentation not already recorded in writing; and

(e)  the travelling and accommodation costs of the Settlement
System Administrator's employees in attending upon the successor
Settlement System Administrator for all or any of the purposes in paragraph (a), (b) or (c) above.

1.2  Executive Committee's and Contract Manager's obligations:
Where in this Schedule and the Appendix hereto an obligation is expressed to be undertaken by the Executive Committee or the Contract Manager, The Pool Members shall procure that the Executive Committee or, as the case may be, the Contract Manager performs that obligation and any breach, failure or action on the part of the Executive Committee or the Contract Manager shall be deemed to be a breach, failure or action on The part of all Pool Members.

2.   ORDERING AND PROVISION OF SERVICES

Ordering and provision of Services: Services shall be Ordered and provided in accordance with and pursuant to The Appendix hereto and The provisions of chat Appendix shall have effect.

3.   THE SETTLEMENT SYSTEM ADMINISTRATOR'S CHARGES

Payment for Services: The Settlement System Administrator shall be entitled to recover from the Pool Members and Parties charges in accordance with and pursuant to the Appendix hereto.

4.  STANDARD OF CARE, LIMITATION OF LIABILITY AND INDEMNITY

4.1 Standard of care: Subject to sub-section 4.2, in the exercise of its duties and responsibilities under the SSA Arrangements the Settlement System Administrator shall exercise that degree of care, diligence, skill and judgment which would ordinarily be expected of a reasonably prudent operator of the Settlement System taking into account the circumstances actually known to the Settlement System Administrator, its officers and employees at the relevant time or which ought to have been known to it or them had it or they made such enquiries as were reasonable in the circumstances. In particular, but without prejudice to the generality of the foregoing, in the absence of directions and instructions given to it by the Executive Committee or the Contract Manager under the SSA Arrangements and having due regard to the constraints imposed on the Settlement System Administrator by the Charging Procedure and the resources available to it, the Settlement System Administrator shall at all times conduct itself in a manner calculated to achieve the principal objects and purpose of the Agreement set out in Clauses
4.1.2 and 4.1.3.

4.2 Service Line: If the standard required of the Settlement System Administrator for the performance of a Service is included in the Service Line for that Service, such standard shall be deemed to be the standard to which the Settlement System Administrator will be required to perform to discharge its duty of care under sub-section 4.1 in respect of that Service.

4.3 Limitation of liability: Subject to sub-section 4.4 and save where any provision of this Agreement provides for an indemnity, each Party agrees and acknowledges that neither the Settlement System Administrator nor any of its officers, employees or agents shall be liable to any of the other Parties for loss arising from any breach of the SSA Arrangements other than for loss directly resulting from such breach and which at the date of this Agreement was reasonably foreseeable as not unlikely to occur in the ordinary course of events from such breach in respect of:

(i) physical damage to the property of any of the other Parties or its or their respective officers, employees or agents; and/or

(ii) the liability of any such other Party to any other person for loss in respect of physical damage to the property of any other person.

4.4 Death and personal injury: Nothing in the SSA Arrangements shall exclude or limit the liability of the Settlement System Administrator for death or personal injury resulting from the negligence of the Settlement System Administrator or any of its officers, employees or agents and the Settlement System Administrator shall indemnify and keep indemnified each of the other Parties, its officers, employees and agents from and against all such and any loss or -liability which any such other Party may suffer or incur by reason of any claim on account of death or personal injury resulting from the negligence of the Settlement System Administrator or any of its officers, employees or agents.

4.5  Exclusion of certain types of loss: Subject to sub-section
4.4 and save where any provision of this Agreement provides for an indemnity, neither the Settlement System Administrator nor any of its officers, employees or agents shall in any circumstances whatsoever be liable to any of the other Parties for:

(i) any loss of profit, loss of revenue, loss of use, loss of contract or loss of goodwill; or

(ii) any indirect or consequential loss; or

(iii) loss resulting from the liability of any other Party to any other person howsoever and whensoever arising save as provided in paragraph 4.3(ii) and sub-section 4.4.

4.6 Trust: Each Party acknowledges and agrees that each of the other Parties holds the benefit of sub-sections 4.3, 4.4 and 4.5 for itself and as trustee and agent for its officers, employees and agents.

4.7  Survival: Each of sub-sections 4.3, 4.4, 4.5 and 4.6 shall:

(i) be construed as a separate and severable contract term, and if one or more of such sub-sections is held to be invalid, unlawful or otherwise unenforceable the other or others of such sub-sections shall remain in full force and effect and shall continue to bind the Parties; and

(ii) survive termination of the appointment of ESIS as Settlement
System Administrator.

4.8 Saving: For the avoidance of doubt, nothing in this Section 4 shall prevent or restrict any Party enforcing any obligation
(including suing for a debt) owed to it under or pursuant to this Agreement.

4.9 Full negotiation: Each Party acknowledges and agrees that the foregoing provisions of this Section 4 have been the subject of discussion and negotiation and are fair and reasonable having regard to the circumstances as at the date of this Agreement.

4.10 Indemnity:

(a) In this sub-section 4.10 "Losses" means all losses, costs, damages, expenses, liabilities and claims suffered or reasonably incurred by the Settlement System Administrator, its officers, employees or agents.

(b) Each Pool Member (or, in the case of any agreement entered into for or on behalf of any class of Pool Members, each Pool Member of that class) shall (but only in respect of its Contributory Share at the time of receipt of the request for indemnification) severally indemnify and keel; indemnified the Settlement System Administrator, its officers, employees and agents against all Losses arising directly or indirectly out of a third party claim made against the Settlement System Administrator, its officers, employees or agents under or pursuant to any agreement which the Settlement System Administrator, against an Order or a request of the Executive Committee issued or made as permitted by Part E of the Appendix hereto, has entered into as agent for, or otherwise on behalf of, the Pool Members and/or any class of Pool Members and/or the Executive Committee (other than any Losses recoverable under the Charging Procedure or arising from the wilful default, bad faith or negligence of, or breach of its obligations under the SSA Arrangements by, the Settlement System Administrator, its officers, employees or agents). For the purposes of this sub-section 4.10 the Pool Members in general meeting shall be deemed to have approved the Escrow Agreement and each Accession Agreement executed prior to 1st October, 1991 and the relevant class of Pool Members which are parties thereto shall be deemed to have approved each deed of indemnity entered into in favour of a Pool Chairman where his period of appointment began on or before 1st April, 1993.

5.   PERSONNEL

5.1 Standard of Personnel: In and for the performance of the Services the Settlement System Administrator shall engage only persons who are to the Settlement System Administrator's knowledge suitably qualified, skilled and honest and shall (where appropriate) provide such persons with the requisite training her the work which they are to perform.

5.2  Account Manager: The Settlement System Administrator:

(a)  shall from time to time, after consultation with the Chief
Executive, nominate a person with responsibility for liaison with the Contract Manager regarding the provision of the Services;

(b) may also from time to time nominate up to two alternates for that person; and

(c) shall have the right to remove the Account Manager at any time provided that the Settlement System Administrator shall ensure that there shall at all times be an Account Manager.

The Settlement System Administrator shall notify the Executive Committee forthwith in writing of each nomination and removal of an Account Manager and shall procure that the Account Manager shall be available to be contacted by the Contract Manager at all reasonable times during the provision of the Services.

5.3 Contract Manager: The Executive Committee:

(a) shall from time to time, after consultation with the Settlement System Administrator, nominate a person with responsibility for liaison with the Account Manager regarding the provision of the Services;

(b) may also from time to time nominate up to two alternates for that person; and

(c) shall have the right to remove the Contract Manager at any time provided that the Executive Committee shall ensure that there shall at all tines be a Contract Manager.

The Executive Committee shall notify the Settlement System
Administrator forthwith in writing of each nomination and removal of a Contract Manager and shall procure that the Contract Manager shall be available to be contacted by the Account Manager at all reasonable times.

5.4 Restriction on recruiting Personnel:

5.4.1 From 1st April, 1994 until the date falling twelve months
(or such other period as the Settlement System Administrator and the Executive Committee may agree) after the Termination Date or, if there is a PostTermination Period, the last day of the Post-Termination Period:

(a) ESIS shall not without the prior written consent of the Chief Executive employ, solicit or entice or endeavour to solicit or entice away from the Chief Executive's Office any person who at that time is, or was within the previous six months, an employee or member of staff of the Chief Executive's Of lice or of another person seconded to the Chief Executive's Office; and

(b) Pool Members shall procure that neither the Chief Executive nor any member of the Chief Executive's Office nor any Committee Member shall without the prior written consent of ESIS employ, solicit or entice or endeavour to solicit or entice away from ESIS any person who at that time is, or was within the previous six months, an employee or member of staff of ESIS.

Each undertaking contained in this paragraph 5.4.1 shall be construed as a separate undertaking and if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unlawful restraint of trade, the remaining undertakings shall continue to bind the relevant Party.

5.4.2 Breach by ESIS of its obligations under paragraph 5.4.1 (a) above shall not entitle the Executive Committee to terminate the appointment of ESIS as Settlement System Administrator under this Agreement and breach by a Pool Member of its obligations under paragraph 5.4.1 (b) above shall not constitute a breach by a Pool Member of its obligations for the purposes of Section 28, but in each case shall only entitle such other party to claim damages or to bring proceedings for an injunction.

6.   DUTIES AND RESPONSIBILITIES OF THE SETTLEMENT SYSTEM
     ADMINISTRATOR

Responsibilities: Without prejudice to the generality of the duties, responsibilities and obligations of the Settlement System
Administrator provided elsewhere in the SSA Arrangements, the Settlement System Administrator shall:

6.1 The Settlement System: Comply with its obligations under the SSA Arrangements in respect of the day-to-day operation of the Settlement System;

6.2 Back-up arrangements: In accordance with Service Line 7
(Disaster Recovery), maintain back-up arrangements for the day-to-day operation of the Settlement System;

6.3 Metering: Comply with its obligations under Part XV of and
Schedule 21 to this Agreement;

6.4 Works Programmes: Subject to the availability of resources, co-operate in the preparation, finalisation and implementation of all Works Programmes in respect of which the Settlement System
Administrator is not appointed Works Programme Manager;

6.5  Recommendations: At the invitation of the Executive
Committee or of its own initiative, recommend to the Executive
Committee changes to the Settlement System and the SSA
Arrangements;

6.6 Records: In accordance with Service Line 6 (Off-site Security), on the instruction of the Executive Committee maintain such records, data and other information as the Pool Auditor may from time to time by notice in reasonable detail to the Executive Committee require for the purposes of Part BY of this Agreement provided that this obligation shall cease to apply to the Settlement System Administrator following its resignation or removal;

6.7 Provision of information (1): Subject to any statutory or Licence obligations, provide the Executive Committee upon request with reports, data and other information concerning the Settlement System (other than information which is exclusively confidential to and the property of the Settlement System Administrator) required by the Executive Committee and which the Settlement System Administrator is required to retain under sub-section 6.6. Each of the Parties agrees to the release of all such reports, data and other information in the circumstances described in this sub-section 6.7;

6.8 Provision of information (2): Provide the Pool Auditor upon request with reports, data and other information concerning the Settlement System required by the Pool Auditor and which the Settlement System Administrator is required to retain under sub-section 6.6. Each of the Parties agrees to the release of all such reports, data and other information in the circumstances described in this sub-section 6.8;

6.9 Provision of information (3): Provide each Pool Member and the Ancillary Services Provider upon request with a certified copy of such records, data and other information concerning amounts payable by or to such Pool Member and the Ancillary Services Provider in accordance with Service Line 10 (Service to CEO and Pool Members). Each of the Parties agrees to the release of all such records, data and other information in the circumstances described in this sub-section 6.9;

6.10 Pool Rules: Perform those specific duties and responsibilities ascribed to it in the Pool Rules;

6.11 Arrangements with the Grid Operator and Ancillary Services
Provider: Make and maintain arrangements with the Grid Operator and the Ancillary Services Provider in accordance with Clause
29.2;

6.12 Arrangements with the Pool Funds Administrator: Make and maintain arrangements with the Pool Funds Administrator in accordance with Clause 29.3;

6.13 Notification of arrangements: Provide, upon request, the Executive Committee with details of its arrangements for the time being in effect with each of the Grid Operator, the Ancillary Services Provider and the Pool Funds Administrator referred to in sub-section 6.11 or (as the case may be) 6.12;

6.14 Estimates: Without prejudice to its obligations under
Section 17.8 of Schedule 11, where the Settlement System Administrator is unable for whatever reason to provide the Pool Funds Administrator with the actual information required in respect of each Settlement Day for each Pool Member and the Ancillary Services Provider, provide the Pool Funds Administrator in accordance with Service Line 2 (Settlement Process) with its best estimates of that information by the same time as it is required to provide the actual information;

6.15 Advisory obligations:

6.15.1 Report to the Executive Committee and/or the Contract
Manager on those matters set out or referred to in the Service
Lines in the manner and within the timescales prescribed thereby;

6.15.2 Report promptly in writing to the Executive Committee:

(a) any problem with the Settlement System or its then current operation that is putting pressure on the due and punctual performance by the Settlement System Administrator of any Service; and

(b) any problem of which the Settlement System Administrator is or becomes aware about the likely future operation of the Settlement System arising out of the way in which the Settlement
System is then currently being operated;

6.16 Quality management system and procedures:

6.16.1 Establish and keep under review a quality management system that is designed to enable the Settlement System
Administrator to meet the standards set out or referred to in sub-sections 4.1 and 4.2 and under that system prepare and keep under review procedures to meet such standards;

6.16.2 Provide the Executive Committee on request with copies of such procedures and notify the Executive Committee of any changes made thereto or, where such changes require contribution or input from all or any of the Pardes, any proposed changes thereto; and

6.16.3 Consider any comments or any proposed changes on or to such procedures made by or on behalf of the Executive Committee from time to time;

6.17 Documentation: Maintain up-to-date manuals, specifications and similar documentation for the provision of the Services and provide the Executive Committee on request with copies of such manuals, specifications and similar documentation;

6.18 Long-term forecasting procedures: Having regard to its knowledge of the requirements of the Executive Committee and the Pool Members:

(a)  consult the Contract Manager in respect of the Settlement
System Administrator's long term planning for the use and allocation of resource cover;

(b) following consultation with the Contract Manager pursuant to paragraph (a) above, plan for anticipated future requirements of the Executive Committee and Pool Members;

(c) maintain internal financial controls to ensure that the objectives of this Schedule and the Appendix hereto are met; and

(d) provide the Executive Committee as appropriate or on request with a report of the results and/or impact of the matters arising from the consultation referred to in paragraph (a) above;

6.19 Provision of Hardware:

6.19.1 Provide Hardware subject to compliance by the Settlement
System Administrator with its obligations under the remainder of this sub-section;

6.19.2 Be entitled to change the Hardware provided that:

(a) the Settlement System Administrator has given to the Executive Committee reasonable prior notice of the intention to change the Hardware;

(b) the Settlement System Administrator has given to the Executive Committee reasonable details of the proposed change, together with a timetable for implementation, at the time notice is given under paragraph (a) above;

(c) the impact (if any) on the Settlement Software is detailed in the notice given under paragraph (a) above and, if there shall be any such impact, the proposed change to the Settlement
Software shall proceed in accordance with the Change Management
Policies;

(d) any such change will not materially affect the operation or function of the Settlement System; and

(e) all costs associated with any such change shall be met by the Settlement System Administrator (and shall not be recharged to Pool Members);

6.19.3 Make changes to the Hardware required by Pool Members, acting through the Executive Committee, provided that the Settlement System Administrator shall notify Pool Members in accordance with the Change Management Policies and appropriate changes to the Service Lines and/or the Menus of Prices shall be agreed in accordance with the Appendix hereto;

6.20 Performance Improvement Programme: Seek to identify and give support to initiatives which may form the basis of Performance
Improvement Programmes;

6.21 Data input and validation:

6.21.1 Promptly and properly input such data and other information as it may receive pursuant to the terms of this Agreement;

6.21.2 Review and validate data and other information in accordance with the Agreed Procedures to establish the completeness thereof and to identify any inconsistencies therein.

7.   PERFORMANCE OF DUTIES

7.1 Independent contractor: In carrying out its dudes and responsibilities under the SSA Arrangements, the Settlement System Administrator shall act as an independent contractor and (unless expressly authorised to the contrary) shall neither act nor hold itself out nor be held out as acting as agent for any of the other Parties.

7.2  Delegation:

7.2.1 Subject as provided in paragraphs 7.2.2 and 7.2.3, the Settlement System Administrator may delegate the performance of all or any of its duties and responsibilities under the SSA
Arrangements to agents or contractors.

7.2.2 The Settlement System Administrator shall be entitle I to delegate the performance of all or any of its dudes and responsibilities under the SSA Arrangements provided that they are not dudes or responsibilities which are in respect of any significant matter (unless the prior written approval of the Executive Committee under paragraph 7.2.3 has been given).

7.2.3In giving any such approval as is referred to in paragraph
7.2.2 the Executive Committee shall specify the particular duties and responsibilities which may be delegated and to whom and for what period. On receipt of such approval the Settlement System Administrator may delegate its duties and responsibilities only to the extent of the terms of such approval.

7.2.4 As between the Settlement System Administrator and the other Parties, no delegation pursuant to this sub-section 7.2 or pursuant to Clause 60.15 nor the terms or conditions of any contract pursuant to which any such delegation is effected shall relieve the Settlement System Administrator of any of its duties or responsibilities under the SSA Arrangements. The Settlement System Administrator shall at all times properly supervise the performance of all such delegates.

7.2.5 For the avoidance of doubt, the term "delegation" as used in this sub-section 7.2 includes sub-contracting.

8.   RESPONSIBILITY FOR THE SSA SYSTEM

8.1 The SSA System: The Settlement System Administrator shall have control of the running and development of the SSA System, subject to the restrictions set out in this Section 8.

8.2  Developed software:

(a) In relation to any Software developed by the Settlement System Administrator, the Settlement System Administrator shall procure that all intellectual property rights shall vest in the Settlement System Administrator absolutely. In the case of Software commissioned from third parties or where rights in Software are purchased, the Settlement System Administrator shall procure that all intellectual property rights are transferred to the Settlement System Administrator. Where the Settlement System Administrator customises, or commissions the customization of, any Software licensed from any third parties, the Settlement System Administrator shall procure that all intellectual property rights shall vest in the Settlement System Administrator.

(b) Pool Members confirm and agree (i) that they have no objection to the intellectual property rights referred to in paragraph (a) above being held in this way and (ii) that the Settlement System Administrator shall have the right of use of such intellectual property rights as an absolute owner.

8.3 Licensed software: In respect of any Software not developed internally, purchased or commissioned, the Settlement System Administrator shall ensure that it has a fully transferable licence to use the Software, together with (unless the Executive Committee otherwise notifies the Settlement System Administrator) suitable escrow arrangements for any Software for which the source code and full documentation has not been provided or which is not freely available. No further fees shall be payable in respect of any transfer of the licence to any nominated representative of the Executive Committee under Section 21, except to the extent that the licenser may continue to charge the same licence fees to the transferee.

8.4 Third party maintenance: Except in circumstances beyond the Settlement System Administrator's control, the SSA System shall be fully maintained, by third party maintenance organizations to the extent that the Software is not developed internally, and the SSA System shall be fully documented so that it can be operated by any successor to the Settlement System Administrator. The Settlement System Administrator shall promptly notify the Executive Committee upon the Settlement System Administrator becoming aware that the SSA System will cease to be maintained by such a third party maintenance organization.

8.5 SSA System changes: The Settlement System Administrator shall be free to make any changes to the SSA System, except to the extent that (a) the modification necessitates any change to the Developed Application Software or Licensed Application Software, or (b) it detrimentally affects the operation of the Settlement System.

8.6 Maintenance of the SSA System Software: Without prejudice to
Section 10, in respect of any Software related to the SSA System which is written, commissioned or customized by the Settlement System Administrator, the Settlement System Administrator shall maintain support for, and where necessary fix any bugs in, such Software from the Termination Date until the expiry of the Post-Termination Period, if any, and the costs of maintaining that support and fixing the bugs shall be as agreed between the Settlement System Administrator and the Contract Manager and shall be recovered in accordance with the Charging Procedure.

8.7 Notification of commercial use: The Settlement System Administrator shall promptly notify the Executive Committee if it uses the Software for a purpose other than that envisaged under the SSA Arrangements, including its sale, licence, development or otherwise being made available howsoever to any other person with such details as the Executive Committee may reasonably request.

9.   SOFTWARE

9.1  Definitions: In this Section 9:

"Developed Application Software" means those computer programs and codes described in the Contract Management Rules from time to time and all copyright and other intellectual property rights therein and all documents and materials forming part thereof or relating thereto; and

"Licensed Application Software" means those computer programs and codes described in the Contract Management Rules from time to time.

9.2  Representations and Warranties:

9.2.1 The Settlement System Administrator represents, warrants and undertakes to the other Parties as a continuing obligation and the other Parties acknowledge that:

(a) the Settlement System Administrator has, and for so long as it remains the Settlement System Administrator will have, unencumbered and freely transferable title to Developed
Application Software;

(b) the Licensed Application Software is, and for so long as the Settlement System Administrator remains as such will remain, the subject of a non-exclusive licence in favour of the Settlement System Administrator transferable to its successor Settlement System Administrator; and

(c) the Settlement System Administrator undertakes to use all reasonable endeavours to:

(i) assign or novate, or procure the assignment or novation, of any licence for Licensed Application Software to the successor
Settlement System Administrator as soon as is reasonably practicable and to obtain any consent necessary for that purpose;
or

(ii) procure the grant by the relevant licenser to the successor
Settlement System Administrator of a licence in respect of Licensed Application Software as soon as is reasonably practicable,

so that the licence held by the successor Settlement System Administrator is on terms no less favourable to it than the terms of the licence held by the Settlement System Administrator and without payment of a fee by Pool Members or the successor Settlement System Administrator (except to the extent that the licenser may continue to charge the same licence fee to the transferee).

9.2.2 Pool Members confirm and agree (i) that they have no objection to the intellectual property rights referred to in paragraph 8.2(a) above being held in this way and (ii) that, as between the Settlement System Administrator and Pool Members, the Settlement System Administrator shall have the right of use of such intellectual property rights as an absolute owner.

10.  MAINTENANCE ARRANGEMENTS

Maintenance arrangements: The Settlement System Administrator shall:

(a) ensure that at all times it has in kill force and effect proper arrangements for the maintenance of (and the prompt rectification of defects in) the Hardware and Software provided that in relation to Developed Application Software such maintenance shall not be required to extend beyond the implementation of a corrective procedure or a remedy to such Software to allow for the continued running of such Software in accordance with its specification;

(b) upon reasonable request of the Executive Committee, confirm to the Executive Committee in writing the existence of such maintenance arrangements in respect of the Hardware and the SSA
System; and

(c) upon reasonable request of the Executive Committee, supply evidence reasonably satisfactory to the Executive Committee of the existence and nature of such maintenance arrangements in respect of the Developed Application Software and the Licensed Application Software.

AUDIT ACCESS

Access:

11.1 The Settlement System Administrator shall:

(a) permit the Pool Auditor unrestricted access to the Settlement System, the Hardware and the Software and all data used, information held and records kept by the Settlement System
Administrator or its agent or sub-contractors in operating the Settlement System;

(b) use reasonable endeavours to procure that each Second Tier Agent, each Second Tier Agent's agent (if any) and each Second Tier Agent's sub-contractor (if any) permits the Pool Auditor unrestricted access to the Second Tier Hardware and Second Tier Software, to its agency or sub-contracting operations and to all data used, information held and records kept by each such Second Tier Agent, Second Tier Agent's agent and/or Second Tier Agent's sub-contractor;

(c) make available members of its staff to explain the operation of the Settlement System and such other issues as the Pool
Auditor considers relevant; and

(d) use reasonable endeavours to procure that each Second Tier Agent, each Second Tier Agent's agent (if any) and each Second Tier Agent's sub-contractor (if any) makes available members of its staff to explain its operation of its agency or sub-contracting operations, the Second Tier Hardware and the Second Tier Software and such other issues as the Pool Auditor considers relevant.

11.2 ESIS in its capacity as Settlement System Administrator shall procure that, in addition to ESIS's auditor auditing the annual accounts of ESIS for a particular financial year, that auditor shall report in writing to the Executive Committee the Gross Margin for that financial year and shall deliver that report to the Executive Committee no later than the date upon which such annual accounts are laid before ESIS in general meeting or otherwise published or issued (if earlier).

11.3 The Settlement System Administrator shall permit an auditor appointed by the Executive Committee access to the operations and business of the Settlement System Administrator to confirm that the quality management procedures and billing practices applied by the Settlement System Administrator under the terms of the SSA Arrangements are being complied with. The terms of reference for each such audit will be agreed by the auditor with ESIS, such agreement not to be unreasonably withheld.

12.  INSURANCE RESPONSIBILITIES

12.1 Insurance requirements: Subject to the availability in the insurance market of such insurances, the Settlement System
Administrator shall effect and maintain in full force and effect with first class insurers the following insurances: -

12.1.1 insurance with respect to (a) physical loss or damage to each of the Hardware (including Second Tier Hardware) and Software (including Second Tier Software) and (b) corruption of the Software (including Second Tier Software) and related computer data, in each case in an amount equivalent to its replacement cost, except, with effect from 1st April, 1994, insofar as concerns any Second Tier Hardware and Second Tier Software owned and/or operated by any particular Second Tier Agent where such Second Tier Agent has agreed with the Settlement System Administrator substantially to the effect, inter alla, that:

(a) the Second Tier Agent will effect and maintain in full force and effect with first class insurers insurance with respect to
(i) physical loss or damage to each of such Second Tier Hardware and Second Tier Software and (ii) corruption of such Second Tier Software and related computer data, in each case in an amount equivalent to its correction cost;

(b) the Second Tier Agent shall promptly on request provide to the Settlement System Administrator an insurance broker's certificate having a form and content as specified in sub-section
12.3 and evidence that the Second Tier Agent has paid the relevant premiums; and

(c) if the Second Tier Agent has not so insured and paid the relevant premiums the Settlement System Administrator-shall, on behalf of the Second Tier Agent, take out such insurance and pay such premiums and recover the cost of the same from the Second Tier Agent; and

provided that, in the case of (c) above, where:

(i)  the Settlement System Administrator is aware that the Second
Tier Agent has not so insured in accordance with (a) above; and

(ii) a period of fourteen days since the Settlement System
Administrator first became aware that the Second Tier Agent had not insured in accordance with (a) above has elapsed, during which period the Second Tier Agent has not so insured in accordance with (a) above, the Settlement System Administrator shall so take out such insurance in the name of such Second Tier Agent unless, after having sought, to the extent that it is able, such information from the Second Tier Agent as is necessary for the purposes of obtaining such insurance, it has failed to obtain such information; and

12.1.2 professional indemnity insurance as Settlement System
Administrator in an amount of not less than pounds 20,000,000 any one claim and pounds 20,000,000 all claims in any one year (or such greater amount as may from time to time be reasonably required by the Executive Committee after consultation with the Settlement System
Administrator or such lesser amount as may from time to time be agreed between the Executive Committee and the Settlement System
Administrator).

12.2 Application of proceeds: The Settlement System Administrator shall use all reasonable endeavours:

(a) in the case of insurance referred to above where it is the insured to make and collect claims promptly; and

(b) in the case of insurance where its Second Tier Agent is the insured, to procure that such Second Tier Agent makes and collects claims promptly,

and shall apply and, as appropriate; shall procure that its Second Tier Agent applies, all moneys so received by it in respect of the insurance referred to in this Section 12 in or towards making good the loss and fully repairing the damage or (as the case may be) satisfying the relevant liability in respect of which such moneys were receivable or reimbursing the cost of the same.

12.3 Information requirements: The Settlement System Administrator shall promptly supply the Executive Committee upon request from time to time with an insurance broker's certificate in form and content reasonably satisfactory to the Executive Committee confirming that cover has been effected, whether by it or its Second Tier Agent, in respect of the insurance referred to in subsection 12.1 and giving reasonable details of the terms and conditions of such insurance.

12.4 Default: If the Settlement System Administrator shall default in the performance of its obligations under this Section 12, the Executive Committee shall have the right (but shall not be obliged) to make the appropriate insurance arrangements and shall have the right to recover from the Settlement System Administrator any costs incurred (including any handling fee).

12.5 Change in insurance requirements:

12.5.1If at the request of the Executive Committee the sums insured under the Settlement System Administrator's professional indemnity insurance are increased, the amount of any resultant increase in the insurance premium shall be recovered by the Settlement System Administrator (assuming that it has borne the same) in accordance with the Charging Procedure.

12.5.2 If at the request of the Executive Committee the amount of the excess or deductible under the Settlement System Administrator's professional indemnity insurance is increased and there is a resultant decrease in the insurance premium payable, the amount of such decrease shall be reimbursed by the Settlement System
Administrator to Pool Members under the Charging Procedure
(assuming that Pool Members have already paid the Settlement
System Administrator on the basis of a higher premium) provided that in the event of a claim against the Settlement System
Administrator in respect of which a payment is or (but for such increase in the excess or deductible) would have been made to the Settlement System Administrator under its professional indemnity insurance Pool Members shall be required themselves to bear in aggregate the first part of any such claim up to the amount of such increased excess or deductible and in satisfaction of that obligation shall reimburse the same to the Settlement System
Administrator in accordance with the Charging Procedure.

12.5.3 If in any other case the sums insured under the Settlement System Administrator's professional indemnity insurance are changed from the amounts referred to in paragraph 12.5.1 or the amount of the excess or deductible thereunder is changed from the amount referred to in paragraph 12.5.2, any resultant increase in the insurance premium payable shall be for the Settlement System
Administrator's own account and shall not be recoverable by it from the other Parties.

13. TERMINATION OF THE APPOINTMENT OF ESIS

13.1 Termination: The appointment of ESIS as Settlement System
Administrator may be terminated either by the resignation of ESIS in accordance with Section 14 or by the removal of ESIS in accordance with Section 15, 16 or 17.

13.2 Termination pursuant to Clause 67.4: If this Agreement is terminated pursuant to Clause 67.4 then:

(a) if the effective date of termination of this Agreement is after 31st March, 1999, the Termination Date shall be deemed for the purposes of allocating costs between ESIS and Pool Members to be 31st March, 1999 and the provisions of Section 23 shall apply; and

(b) if the effective date of termination of this Agreement is on or before 31st March, 1999, the Termination Date shall be deemed for the purposes of allocating costs between ESIS and Pool
Members to be 31st March, 1999 and the provisions of Section 24 shall apply.

14.  RESIGNATION BY ESIS

Resignation procedure: After consultation between the Settlement System Administrator and the Executive Committee and the Director having given his prior written consent ESIS may give 12 months' notice in writing (the "Resignation Notice") to the Executive Committee (which shall forthwith notify all Pool Members) and the Director of its intention to resign as Settlement System Administrator on a date (in this Section 14, the "Termination Date") not earlier than 1st April, 1999 and, subject to Section 20, the appointment of ESIS as Settlement System Administrator shall terminate on the Termination Date.

15.  REMOVAL OF ESIS AFTER 31ST MARCH, 1999

Removal procedure: After consultation between the Settlement
System Administrator and the Executive Committee ESIS may be removed as Settlement System Administrator at any time after 31st
March, 1999 where:

(a) a resolution of the Pool Members in general meeting resolving to remove ESIS as Settlement System Administrator has been passed by either:

(i)  Pool Members holding not less than 80 per cent. of the Total
Votes of Pool Members who are entitled to vote in person or by proxy at a general meeting of Pool Members or deemed effective pursuant to Clause 13.5; or

(ii) Pool Members holding less than 80 per cent. of the Total
Votes of Pool Members who are entitled to vote in person or by proxy at a general meeting of Pool Members, but only where there is no more than one dissentient Pool Member;

(b) the Director has given his prior written consent in the light of the resolution passed in accordance with paragraph (a) above; and

(c) the Executive Committee has given the Settlement System Administrator after such resolution has been passed or deemed effective (which the Executive Committee shall promptly do) 12 months' notice in writing (in this Section 15, the "Removal Notice") of such removal (or such longer period of notice as the Director may determine in response to the application made to him for the purposes of paragraph (b) above) to take effect on the date being no earlier than 1st April, 1999 specified in the Removal Notice (in this Section 15, the "Termination Date") and, subject to Section 20, the appointment of ESIS as Settlement System Administrator shall terminate on the Termination Date.

16.  REMOVAL OF ESIS ON OR BEFORE 31ST MARCH, 1999

Removal procedure: After consultation between the Settlement
System Administrator and the Executive Committee ESIS may be removed as Settlement System Administrator at any time on or before 31st March, 1999 where:

(a) a resolution of the Pool Members in general meeting resolving to remove ESIS as Settlement System Administrator has been passed by either:

(i)  Pool Members holding not less than 80 per cent. of the Total
Votes of Pool Members who are entitled to vote in person or by proxy at a general meeting of Pool Members or deemed effective pursuant to Clause 13.5; or

(ii) Pool Members holding less than 80 per cent. of the Total
Votes of Pool Members who are entitled to vote in person or by proxy at a general meeting of Pool Members, but only where there is no more than one dissentient Pool Member;

(b) the Director has given his prior written consent in the light of the resolution passed in accordance with sub-paragraph
(a) above; and

(c) the Executive Committee has given the Settlement System Administrator after such resolution has been passed or deemed effective (which the Executive Committee shall promptly do) 12 months' notice in writing (in this Section 16, the Removal Notice") of such removal (or such longer period of notice as the Director may determine in response to the application made to him for the purposes of paragraph (b) above) to take effect on the date falling before 1st April, 1999 specified in the Removal Notice (in this Section 16, the "Termination Date") and, subject to Section 20, the appointment of ESIS as Settlement System Administrator shall terminate on the Termination Date.

17.  REMOVAL OF ESIS

17.1 Breach of obligations capable of remedy: If the Settlement System Administrator fails in any persistent, material respect or in any single, major respect to perform or comply with any of the obligations expressed to be assumed by it under the SSA Arrangements and such failure, in the reasonable opinion of the Executive Committee, is capable of remedy, the Executive Committee shall have the right to give notice in writing (the "Remediable Removal Notice") to the Settlement System Administrator giving details of the relevant failure and requiring that such failure be remedied within 30 days (or such longer period as may be necessary but in any event within 90 days or any longer period as may be reasonable and agreed between the Settlement System Administrator and the Executive Committee) from the date of receipt by the Settlement System Administrator of the Remediable Removal Notice and, if a longer period is reasonable, that within 30 days from the said date of receipt the Settlement System Administrator agree a timetable with the Executive Committee for the remedy of such failure (such agreement not to be unreasonably withheld).

17.2 Breach of obligations incapable of remedy: If the Settlement System Administrator fails in any persistent, material respect or in any single, major respect to perform or comply with any of the obligations expressed to be assumed by it under the SSA Arrangements and such failure, in the reasonable opinion of the Executive Committee, is incapable of remedy, the Executive Committee shall have the right to give notice in writing (in this sub-section 17.2, the "Irremediable Removal Notice") to the Settlement System Administrator giving details of the relevant failure and stating that, in the reasonable opinion of the Executive Committee, the Settlement System Administrator is in breach of the terms of the SSA Arrangements and such breach is incapable of remedy.

17.3 Insolvency: If the Settlement System Administrator:

(a) is unable to pay its debts (within the meaning of section 123(1) or (2) of the Insolvency Act 1986, but subject as hereinafter provided in this sub-section 17.3) or if any voluntary agreement is proposed in relation to it under section 1 of that Act or if the Settlement System Administrator enters into any scheme of arrangement (other than for the purpose of reconstruction or amalgamation upon terms and within such period as may previously have been approved in writing by the Executive Committee); or

(b) has a receiver (which expression shall include an administrative receiver within the meaning of section 29 of the Insolvency Act 1986) of the whole or any material part of its assets or undertaking appointed; or

(c) has an administration order under section 8 of the Insolvency Act 1986 made in relation to it; or

(d) passes any resolution for winding-up other than a resolution previously approved in writing by the Executive Committee; or

(e) becomes subject to an order by the High Court for winding-up,

the Executive Committee shall have the right to give notice in writing (in this sub-section 17.3, the "Irremediable Removal
Notice") to the Settlement System Administrator referring to such event.

For the purposes of paragraph (a) above section 123(1)(a) of the Insolvency Act 1986 shall have effect as if for "pounds 750" there were substituted "pounds 250,000" and, further, the Settlement System
Administrator shall not be deemed to be unable to pay its debts for the purposes of paragraph (a) above if any such demand as is mentioned in the said section is being contested in good faith by the Settlement System Administrator with recourse to all appropriate measures and procedures.

17.4 Change of Status: If ESIS ceases to be a wholly-owned subsidiary of NGC then, subject to the prior written consent of the Director having been obtained, the Executive Committee shall have the right to give notice in writing (in this subsection 17.4, the "irremediable Removal Notice") to the Settlement System Administrator referring to such event.

17.5 Removal Procedure: Subject to:

(a) the Executive Committee having given the Settlement System Administrator a Remediable Removal Notice, and either the Settlement System Administrator having been unwilling or unable to remedy the failure within 30 days from the date of receipt of the Remediable Removal Notice (or such longer period as may be permitted under subsection 17.1) or, as the case may be, within the period provided in the timetable agreed with the Executive Committee for the remedy of such failure; or

(b)  the Executive Committee having given the Settlement System
Administrator an Irremediable Removal Notice,

ESIS may be removed as Settlement System Administrator where:

(i) a resolution of the Pool Members in general meeting resolving to remove ESIS as Settlement System Administrator has been passed by either:

(a)  Pool Members holding not less than 80 per cent. of the Total
Votes of Pool Members who are entitled to vote in person or by proxy at a general meeting of Pool Members or deemed effective pursuant to Clause 13.5; or

(b)  Pool Members holding less than 80 per cent. of the Total
Votes of Pool Members who are entitled to vote in person or by proxy at a general meeting of Pool Members, but only where there is no more than one dissentient Pool Member;

(ii) the Director has given his prior written consent in the light of the resolution passed in accordance with sub-paragraph
(i) above; and

(iii) the Executive Committee has given the Settlement System Administrator after such resolution has been passed or deemed effective (which the Executive Committee shall promptly do) 12 months' notice in writing (in this Section 17, the "Removal Notice") of such removal to take effect on the date specified in the Removal Notice (in this Section 17, the "Termination Date") and, subject to Section 20, the appointment of ESIS as Settlement System Administrator shall terminate on the Termination Date.

18.  POWERS OF EXECUTIVE COMMITTEE ON RESIGNATION AND REMOVAL

Executive Committee Powers: At any time and from time to time on or after a Resignation Notice or a Removal Notice has been given by or on behalf of the Executive Committee to the Settlement System Administrator, the Executive Committee shall have the right:

(a) subject to all security, safety and operational constraints of the Settlement System Administrator current at the time the Resignation Notice or (as the case may be) the Removal Notice is given, to enter (and any third party reasonably nominated by the Executive Committee shall have the right to enter) upon reasonable notice any premises where the Settlement System Administrator performs any of its functions relating to the Settlement System to inspect any aspect of the Settlement System, to ensure maintenance of service levels and to facilitate the transfer of service, responsibilities and assets pursuant to
Section 21; and

(b) on such reasonable basis as may be agreed with the Settlement System Administrator (such agreement not to be unreasonably withheld), to communicate with and consult such of the Settlement System Administrator's staff as are available as the Executive Committee reasonably considers to be essential to the Settlement System for a period up to 12 months following the Termination Date.

19.  APPOINTMENT OF SUCCESSOR SETTLEMENT SYSTEM ADMINISTRATOR

19.1 Approval of the Director: The Parties undertake with each other that no successor Settlement System Administrator shall be appointed without the written approval of the Director first having been obtained.

19.2 Discharge: With effect from the Termination Date ESIS in its capacity as Settlement System Administrator shall (save as provided in sub-sections 5.4, 8.6, 12.2, 20.2 and Section 21 and save as regards any rights and liabilities accrued as at the date of its retirement or removal) be discharged from any further obligation and shall have no further rights under the SSA Arrangements but shall remain entitled to the benefit of the provisions of subsections 4.3 to 4.9 (inclusive) and any other provision of this Agreement providing for an indemnity or the payment of other costs or charges in favour of the Settlement System Administrator, and its successor and (save as provided in this sub-section 19.2) each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party to this Agreement in place of ESIS as Settlement System Administrator.

20.  CONTINUATION OF SERVICES

20.1 Continuation of Services: Subject to sub-section 20.5, the Executive Committee shall have the right to postpone the Termination Date beyond its original date on a maximum of four occasions and, on each occasion, for a period of three months (each an Extension Period") and ESIS agrees to continue to act as Settlement System Administrator for the duration of each Extension Period. The Executive Committee shall exercise such right by written notice to the Settlement System Administrator specifying the duration of each Extension Period (each an "Extension Notice"), and the Termination Date shall thereupon be postponed to the last day of the then proposed Extension Period.

20.2 Post-Termination Services: The Contract Manager may, by placing an Order, request the Settlement System Administrator to provide such training and support services as are set out in the Menu of Consultancy Services Prices and the Menu of Development Services Prices (each as defined in the Appendix hereto) as the Executive Committee may reasonably require for the Post Termination Period. Any such Order shall specify the length of time for which such services are required. Subject to sub-section 20.4, the Settlement System Administrator shall be entitled to charge for such services in accordance with the Menu of Prices current immediately prior to the Termination Date (subject to indexation in accordance with the terms of the Appendix hereto) but shall only be required to provide such services to the extent that the resources are at the time employed by ESIS or were formerly employed by ESIS and are at the time employed within the NGC group of companies.

20.3 Extension Period Charges: The Settlement System A dministrator shall have the right to charge for Services rendered during the Extension Period in accordance with Section 1 of Part
H of the Appendix hereto.

20.4 Post-Termination Period Charges: The Settlement System Administrator shall charge only a nominal sum (being not more than pounds 100 in the aggregate) for such training and support services rendered in accordance with sub-section 20.2 where the Termination Date is referable to a Resignation Notice given by ESIS pursuant to Section 14 or a Removal Notice given by the Executive Committee pursuant to Section 17.

20.5 Two year limit: Notwithstanding any other provision of this Agreement, the Executive Committee shall not be entitled to require ESIS to remain appointed as Settlement System
Administrator after the date falling 24 months after the date on which:

(a)  the Settlement System Administrator gives the Executive
Committee a Resignation Notice; or (as the case may be)

(b)  the Executive Committee gives the Settlement System
Administrator a Removal Notice.

20.6 Fullforce and effect: All the provisions of this Schedule and the Appendix hereto shall remain in full force and effect for the duration of the Extension Period (if any) and the Post-Termination Period (if any) to the extent necessary to give effect to the terms of this Section 20.

21.  TRANSFER OF SERVICES, RESPONSIBILITIES AND ASSETS

21.1 Transfer of services, responsibilities and assets: Upon a successor Settlement System Administrator being appointed under
Section 19 and accepting such appointment ESIS in its capacity as outgoing Settlement System Administrator shall:

(a) grant to a nominee of the Pool Members (who may be the successor Settlement System Administrator) an unrestricted, non-exclusive, perpetual and transferable licence of all Software, all related documentation and other similar intellectual property belonging to the outgoing Settlement System Administrator free of charge, to use, copy, adapt and translate such Software and other property for any purpose related to the operation of the Settlement System;

(b) use all reasonable endeavours to novate, or procure the novadon of, any licence or other agreement to use and/or maintain the Software to such successor;

(c) transfer to such successor all Hardware belonging to the outgoing Settlement System Administrator and essential to such successor to carry out such successor's duties and responsibilities under the SSA Arrangements and which is not otherwise readily obtainable by such successor;

(d) make over to such successor copies of all such records, manuals and data and other information not referred to in paragraph 21.1(a) and in the ownership or under the control of the outgoing Settlement System Administrator and relating to the operation, and necessary for the proper functioning of the Settlement System; and

(e)  without prejudice to the foregoing provisions of this
Section 21, transfer or otherwise make available to such successor all assets (excluding freehold and leasehold property), equipment, facilities, rights, know-how and transitional assistance which it possesses and which is necessary for such successor to have to operate the Settlement System in accordance with the SSA Arrangements and which is not otherwise readily obtainable by such successor, in each case on such reasonable terms (other than as to consideration) as may be agreed between ESIS, such successor and the Executive Committee (and, in default of agreement, the dispute shall be referred to arbitration in accordance with Clause 83) and in consideration of the payment of such sums as are referred to in sub-section 21.2. ESIS further agrees, in consideration of the payment of such sums as are referred to in sub-section 21.2, to co-operate with any such successor and the Executive Committee so that the transfer of duties, services, responsibilities, assets and know-how to such successor is carried out causing as little disruption to the operation of the Settlement System and inconvenience to the Parties as is practical in all the circumstances.

21.2 Asset Transfer Costs:

21.2.1 The consideration referred to in sub-section 21.1 is:

(a)  in respect of:

(i) the right to use all Software, related documentation and other similar intellectual property referred to in paragraph
21.1(a), a peppercorn rental;

(ii) all Hardware referred to in paragraph 21.1 (c), the fair market value of the same as at the date of transfer; and

(iii) the copies referred to in paragraph 21.1(d), the cost to the outgoing Settlement System Administrator of making such copies;

(b)  in respect of:

(i) charges to Pool Members which the Executive Committee has expressly requested ESIS in its capacity as Settlement System Administrator to defer and the Deferred Settlement Project Expenditure, the principal amount deferred and any interest due and outstanding on that principal amount and all other amounts payable in discharging any financing arrangements undertaken in relation to such deferred expenditure provided that in the case of Deferred Settlement Project Expenditure the consideration shall be the net book value of the Software at that date; and

(ii) the co-operation referred to in the last sentence of sub section 21.1 and such other matters as are within subsection 21.1 (other than those in paragraph 21.1 (b) for which there shall be no charge made) but not paragraphs (a) or (b)(i) or (ii) above, a nominal amount only in respect of the co-operation (with no additional charge for matters such as management time expended) and otherwise at fair market value.

21.2.2 Any payment made by all or any of the Pool Members to ESIS in its capacity as outgoing Settlement System Administrator under this Section 21 shall be without prejudice to any rights and remedies which the Pool Members (or any of them) may have against ESIS as Settlement System Administrator arising under the SSA Arrangements.

21.3 Transition services: During the period from the date of the Removal Notice or, as the case may be, the Resignation Notice to the Termination Date or, as the case may be, the last day of the Post-Termination Period, the Contract Manager may give the outgoing Settlement System Administrator an Order requesting the outgoing Settlement System Administrator to:

(a)  provide training and systems support for the successor
Settlement System Administrator;

(b)  provide parallel running with the successor Settlement
System Administrator;

(c)  move, relocate or hand over to the successor Settlement
System Administrator the property it is required to transfer pursuant to paragraphs 21.1(a) to 21.1(e) (inclusive);

(d) supply to the successor Settlement System Administrator procedural or practice documentation not already recorded in writing; and

(e)  provide employees to attend upon the successor Settlement
System Administrator for all or any of the purposes referred to in paragraphs (a), (b) or (c) above.

21.4 Disputes: Any dispute arising under or in connection with this Section 21 shall be referred to arbitration in accordance with Clause 83.

22.  ALLOCATION OF COSTS ON RESIGNATION

Allocation of costs on resignation: Subject to Section 28(b), if the appointment of ESIS as Settlement System Administrator shall be terminated by the resignation of ESIS in accordance with
Section 14:

(a)  the Pool Members shall reimburse ESIS the Pool Agreed
Liabilities; and

(b) ESIS shall be responsible for, and shall not have recourse to any Pool Member for all or any part of:

(i) the Transition Costs (and shall refund to Pool Members in accordance with sub-section 2.7 of Part J of the Appendix hereto any sums already received by ESIS on that account); and

(ii) the Outstanding Liabilities; and

(c) the liability of Pool Members for the payment of charges for the provision of Services up to the Termination Date and during the PostTermination Period shall be as set out elsewhere in this Schedule and the Appendix hereto.

23.   ALLOCATION OF COSTS ON REMOVAL AFTER 31ST MARCH, 1999

Allocation of costs on removal: Subject to Section 28(b), if the appointment of ESIS as Settlement System Administrator shall be terminated by the removal of ESIS in accordance with Section 15:

(a)  the Pool Members shall reimburse ESIS the Pool Agreed
Liabilities;

(b) ESIS shall be responsible for, and shall not have recourse to any Pool Member for all or any part of, the Outstanding
Liabilities; and

(c) the liability of Pool Members for the payment of charges for the provision of Services up to the Termination Date and during the PostTermination Period shall be as set out elsewhere in this Schedule and the Appendix hereto.

24.  ALLOCATION OF COSTS ON REMOVAL ON OR BEFORE 31ST MARCH, 1999

Allocation of costs on removal: If the appointment of ESIS as Settlement System Administrator shall be terminated by the removal of ESIS in accordance with Section 16:

(a)  the Pool Members shall reimburse ESIS:

(i)  the Pool Agreed Liabilities;

(ii) the Pool Apportioned Outstanding Liabilities; and

(iii) the Compensation;

(b) ESIS shall be responsible for, and shall not have recourse to any Pool Member for all or any part of, the SSA Apportioned
Outstanding Liabilities; and

(c) the liability of Pool Members for the payment of charges for the provision of Services up to the Termination Date and during the PostTermination Period shall be as set out elsewhere in this Schedule and the Appendix hereto.

ESIS shall take all reasonable steps and shall otherwise use all reasonable endeavours to mitigate the Pool Apportioned
Outstanding Liabilities.

25. ALLOCATION OF COSTS ON REMOVAL

Allocation of costs on removal: Subject to Section 28(b), if the appointment of ESIS as Settlement System Administrator shall be terminated by the removal of ESIS in accordance with Section 17:

(a) the Pool Members shall reimburse ESIS the Pool Agreed
Liabilities; and

(b) ESIS shall be responsible for, and shall not have recourse to any Pool Member for all or any part of:

(i) the Transition Costs (and shall refund to Pool Members in accordance with sub-section 2.7 of Part J of the Appendix hereto any sums already received by ESIS on that account);

(ii) the Outstanding Liabilities;

(c) the liability of Pool Members for the payment of charges for the provision of Services up to the Termination Date and during the PostTermination Period shall be as set out elsewhere in this Schedule and the Appendix hereto.

26  REIMBURSEMENT BY POOL MEMBERS

Reimbursement by Pool Members: In respect of any sum to be reimbursed by Pool Members to the Settlement System Administrator pursuant to Section 22, 23, 24 or 25:

(a)  ESIS may recover such sum in accordance with sub-paragraph
2.3 of Part J of the Appendix hereto;

(b) Pool Members shall be liable on a several basis according to their respective Contributory Shares as at the Termination Date provided that, if a Pool Member shall fail to pay its Contributory Share of such sum within 45 days after the due date for payment therefor, the other Pool Members shall be jointly and severally liable to pay such unpaid sum (and liable as between themselves according to their respective Contributory Shares, calculated on the basis that the Points allocated to the defaulting Pool Member are disregarded); and

(c) any Pool Member (a "non-paying Pool Member") which fails to pay its Contributory Share in the circumstances of Section 26(b) shall indemnify and keep indemnified each Pool Member on demand against all sums properly paid by such Pool Member in relation to that nonpaying Pool Member's Contributory Share pursuant to
Section 26(b).

27. DIRECTOR'S INVOLVEMENT

Director's involvement: If, in giving written consent pursuant to
Section 14, 15(b), 16(b) or 17.5(ii) the Director shall impose conditions or qualifications which render it impracticable to give effect to the terms of any of Sections 19 to 26 (inclusive) as written, ESIS and the Executive Committee shall promptly negotiate in good faith to agree amendments to the SSA Arrangements (including, if appropriate, to the charging principles) to give effect to the Director's conditions or qualifications and, in default of agreement as to such amendments within six months after the commencement of such negotiations, the Settlement System Administrator or the Executive Committee or any Pool Member shall be entitled to refer the dispute to arbitration in accordance with Clause 83. In the conduct of such negotiations, ESIS and the Executive Committee shall have regard both to the Menus of Prices and to the costs which will be incurred by ESIS in continuing to provide Services to satisfy the Director's conditions or qualifications, it being understood that, where such costs are properly incurred, it is the parties' intention that ESIS should be entitled to recover the same from Pool Members.

28. POOL MEMBER AND EXECUTIVE COMMITTEE BREACHES

Breach by Pool Members and/or Executive Committee: Without prejudice to Clause 66 if the Pool Members acting collectively, the Executive Committee, the Contract Manager or the Chief Execubve's Office fail, or any of the same is -deemed pursuant to
Section 1.2 or Section 29 to have failed, in any persistent, material respect or in any single, major respect to perform or comply with any of its or their obligations under the SSA Arrangements and, if such failure is not capable of remedy or is capable of remedy, but is not remedied within 30 days from the date of receipt by the Executive Committee of notice from the. Settlement System Administrator giving details of the relevant failure and requiring its remedy (or such longer period as may be necessary but in any event within 90 days or any longer period as may be reasonable and agreed between the Settlement System Administrator and the Executive Committee) and, where such reasonable period is longer than 30 days, a timetable for the remedy of such failure is not agreed by the Executive Committee with the Settlement System Administrator (such agreement not to be unreasonably withheld) within 30 days from the said date of receipt, then ESIS may(the prior written consent of the Director having been obtained) :

(a) give not less than 12 months' notice in writing to the Executive Committee (which shall forthwith notify all Pool Members) and the Director of its resignation specifying the date thereof, and the appointment of ESIS as Settlement System Administrator shall terminate on that date and the provisions of
Section 24 shall apply as if the appointment of ESIS as Settlement System Administrator shall have been terminated by its removal in accordance with Section 16 (but disregarding for this purpose any requirement to pay Compensation if the appointment of ESIS as Settlement System Administrator in fact terminates after 31st March, 1999); or

(b) give notice to all Pool Members, the Executive Committee and the Chief Executive's Office identifying such irremediable breach or failure to remedy or agree a timetable for remedy of a remediable breach and, if at any time after the service of such notice and while such breach is continuing, the Settlement System Administrator resigns or is removed pursuant to Section 14, 15, 16 or 17 then, notwithstanding Sections 22, 23 and 25, the provisions of Section 24 shall apply as if the appointment of ESIS as Settlement System Administrator shall have been terminated by its removal in accordance with Section 16 (but disregarding for this purpose any requirement to pay Compensation if the appointment of ESIS as Settlement System Administrator in fact terminates after 31st March, 1999).

29. VARIATION OF SERVICE LINES

If the Executive Committee engages a person other than the Settlement System Administrator to perform a Service contained in a Service Line or part thereof which is listed in the Sole Supplier Index there shall be deemed to be a failure by the Executive Committee in a single, major respect to comply with its obligations under the SSA Arrangements or the Settlement System Administrator shall be entitled to insist upon due and proper performance of the SSA Arrangements provided that the mere variation of any Service Line to a state where no Service is to be provided or can be Ordered thereunder shall not be deemed to be such a failure.

30. EXTENSION OF TIME

If performance of the terms of the SSA Arrangements by the Settlement System Administrator is delayed by reason of the act or default of a Party or a Meter Operator Party, the Settlement System Administrator shall be entitled to a reasonable extension of time for performance and to any reasonable additional costs which it can demonstrate to the Executive Committee were directly incurred as a result of such delay provided always and on condition that the Settlement System Administrator shall notify the Executive Committee in writing within a reasonable time of the circumstances giving rise to the delay in performance.

31. CONTRACT MANAGEMENT RULES

31.1 Contract Management Rules: The Parties agree that, whilst the Contract Management Rules do not constitute or evidence legally binding obligations, they are indicative of best practice with respect to certain aspects of the dayto-day operation of the SSA Arrangements and include practices and procedures which either have been proven or are expected to facilitate that day-to-day operation. The Parties agree that a failure by a Party to comply with the Contract Management Rules shall not of itself constitute a breach of the SSA Arrangements nor give rise to any sanction against that Party.

31.2 Amendments to the Contract Management Rules: The Contract
Management Rules may be amended, modified or varied by agreement between the Account Manager and the Contract Manager in accordance with procedures to be agreed between themselves from time to time.

32. GROSS MARGIN

32.1 Auditor's Report: The Settlement System Administrator shall procure that its auditor reports to the Executive Committee within one month after (a) the signature of the Settlement System Administrator's annual accounts and (b) a Removal Notice being given pursuant to Section 16 the figure that represents the Gross Margin for the financial year in respect of which such annual accounts have been prepared or (as the case may be) the twelve month period ending on the date of the Removal Notice.

32.2 Negotiations:

32.2.1 If, in respect of the SSA Accounting Period to which the annual accounts referred to in sub-section 32.1 relate, the Gross Margin expressed as a percentage of the aggregate of the Total Sums Due for that period is more than 25 per cent. or less than 15 per cent., Pool Members (acting through the Executive Committee) or the Settlement System Administrator may by notice to the other request that the Menus of Prices be reviewed.

32.2.2 If notice is given as provided in paragraph 32.2.1 above, the Executive Committee and the Settlement System Administrator may (but shall not be obliged to) agree to conduct such a review of the Menus of Prices but if they do so agree and reach agreement as to the changes in prices, any such price change shall be effective from the beginning of the SSA Accounting Period immediately following the SSA Accounting Period referred to in paragraph 32.2.1 above.

32.2.3 The provisions of this sub-section 32.2 are without prejudice to any other review or revision of the Menus of Prices required or permitted pursuant to other provisions of this Schedule or the Appendix hereto.

33.  FORCE M~JEURE

If by reason of Force Majoure the Settlement System Administrator shall be unable to carry out all or any of its obligations under this Agreement, the provisions of Clause 74 shall have effect provided that the Settlement System Administrator shall have the right to recover in respect of any period of Force Majoure (to the extent that it would not otherwise have been able to recover by reason of the Force Majoure):

(a) the standing charge for Consultancy Services referred to in sub-section 4.1 of Part G of the Appendix hereto time-apportioned for that period;

(b) the standing charge for Development Services referred to in sub-section 5.1 of Part G of the Appendix hereto time-apportioned for that period;

(c) the Monthly Minimum Manpower Charge Commitment referred to in sub-section 10.1 of Part G of the Appendix hereto (less the sum of (a) and (b) above) time-apportioned for that period;

(d) to the extent that the sum of (aj, (b) and (c) above falls short of the Minimum Contract Price time-apportioned to that period, the amount of that shortfall;

(e) Deferred Settlement Project Expenditure;

(f)  Third Party Costs invoiced to the Settlement System
Administrator in that period; and

(g) the Suppliers Second Tier Charge time-apportioned for that period together with any under-recovery and less any over-recovery on the STSSC Account.

34.  CONFIDENTIALLY

Pool Members shall jointly and severally procure that the Executive Committee, the Chief Executive's Office and the Contract Manager shall use all reasonable endeavours to preserve the confidentiality of, and not directly or indirectly reveal, report, publish, disclose or transfer the Menus of Prices or the Gross Margin, or any part of or any information contained in or relating to the Menus of Prices or the Gross Margin (the "Relevant Information") except:

(a) where the Relevant Information is in the public domain otherwise than by breach by a Pool Member, the Executive
Committee, the Chief Executive's Office or the Contract Manager of this Agreement;

(b) to the extent that the Settlement System Administrator gives its prior consent in writing, it being acknowledged that such consent has been given for disclosure of the Relevant Information relating to the Accounting Period beginning on 1st April, 1994;

(c) to the extent required by law, any Act of Parliament or any Competent Authority;

(d) to comply with the conditions of any Licence or any document referred to in the Licence with which the party is required to comply;

(e) to the Executive Committee's consultants or professional advisers or to the Pool Auditor; or

(f) to the extent required by any judicial or arbitral process having jurisdiction over the Pool Members, the Executive
Committee, the Chief Executive's Office or the Contract Manager, as the case may be,

provided that the Executive Committee and its staff shall be entitled to keep on display and make available for inspection to (but not copying by) Pool Members (and to notify Pool Members that there is on display and available for inspection) at the office of the staff of the Executive Committee all Relevant Information.

35.  NOTICES

Notices: For the purposes of this Schedule 4 and the Appendix hereto, Clause 75 shall apply as if each of the Account Manager and the Contract Manager is a Party with the following address and facsimile number:

(a)  Account Manager:         Energy Settlements and Information Services
                                Limited,
                              Fairham House,
                              Green Lane,
                              Clifton,
                              Nottingham NG11 9LN

                              Facsimile number: 0115-945 6807;

(b)  Contract Manager:        The Electricity Pool of England
                                and Wales,
                              2nd Floor,
                              15 Bloomsbury Square,
                              London WC1A 2LP

                              Facsimile number: 0171-831 4813

                     APPENDIX TO SCHEDULE 4
                          THE SERVICES
                            CONTENTS

PART A - PRELlMINARY

1.   DEFINITIONS AND INTERPRETATION

1.1  Definitions
1.2  Interpretation

PART B - THE SERVICES

1.   CATEGORIES OF SERVICES

2.   PRODUCTION SERVICES

2.1  Production Services
2.2  Types of Production Services
2.3  Continuous Production Services
2.4  Ad Hoc Production Services
2.5  Limits on Production Services

3.   CONSULTANCY SERVICES

4.   DEVELOPMENT SERVICES

5.   NON-MENU SERVICES

6.   PRICE ON REQUEST ITEMS

7.   SOLE SUPPLIER SERVICES

7.1  Sole Supplier Services
7.2  Status of Sole Supplier Services
7.3  Variations of Sole Supplier Services
7.4  Review of Sole Supplier Index

8.   MANAGEMENT OF RESOURCES

9.   MARKET TESTS

9.1  Market Tests
9.2  Timing
9.3  Settlement System Administrator's involvement

10.  PERFORMANCE IMPROVEMENT PROGRAMMES

10.1 Performance Improvement Programmes
10.2 Close Co-operation
10.3 Cost-benefit Sharing
10.4 Procedure
10.5 Costs of PlPs
10.6 Division of Cost Savings
10.7 Cost Savings by Pool Members
10.8 Non-PIP Modifications

11. CONTRACT REPORTING

PART C - NEW REQUIREMENTS

1.   CHANGES TO SERVICES

1.1  Changes to Services
1.2  Negotiation
1.3  Agreed Changes to Services
1.4  Formal documentation
1.5  Addition to Sole Supplier Index

2.   PRICE ON REQUEST

2.1  Request for a price
2.2  Basis of the price
2.3  Price on Request
2.4  Amendment Procedure

PART D - VARLATION MECHANICS

1.   INDEXATION

1.1  Indexation
1.2  Mechanics

2.   VARIATION MENUS

2.1  Variation Menus
2.2  Mechanics

3.   RENT COSTS

3.1  Changes in rent
3.2  Mechanics

4.   VOLUME CHANGES

4.1  Units of Variation
4.2  Limits

5.   STANDING CHARGES

6.   MONTHLY MINIMUM MANPOWER CHARGE COMMITMENT
6.1  Monthly Minimum Manpower Charge Commitment
6.2  Reconciliation

7.   MARKET TESTS AND PERFORMANCE IMPROVEMENT PROGRAMMES

8.   INCONSISTENCIES IN THE SSA ARRANGEMENTS

PART E - ORDERING SERVICES: GENERAL PROVISIONS

1.   GENERAL REQUIREMENT FOR ORDERS

2.   EXCEPTIONS TO THE REQUIREMENT FOR ORDERS

3.   ISSUING, AND COMPLYING WITH, ORDERS AND REQUESTS

3.1  Entitlement to issue Orders and requests
3.2  Compliance with Orders and requests
3.3  Signature of requests
3.4  Signature of Orders
3.5  Limited delegation
3.6  Criteria for Orders
3.7  Authority of Pool Members, the Executive Committee and the
       Chief Executive

4.   SETTLEMENT SYSTEM ADMINISTRATOR'S PROTECTIONS

4.1  Recovery of charges
4.2  Compliance with the Director's directions
4.3  Ratification
4.4  Express authority
4.5  Reliance on documents believed genuine
4.6  General meetings
4.7  Exceptions
4.8  Reference to the Director

5.   JOB NUMBERS

5.1  Job Numbers
5.2  Extensions to Orders

6.   SUPPLEMENTAL PROVISIONS

6.1  Changing resources
6.2  Ordering ethos
6.3  Resource records
6.4  Dedication of resource
6.5  Failure to supply resource

PART F - ORDERING SERVICES: SPECIFIC PROVISIONS

1.   ORDERING PRODUCTION SERVICES

1.1  Continuous Production Services
1.2  Volume changes
1.3  Ad Hoc Production Services

2.   ORDERING CONSULTANCY SERVICES

2.1  Minimum manpower periods
2.2  Extensions of manpower
2.3  Short Notice Ordering

3.   ORDERING DEVELOPMENT SERVICES

3.1  Project Template
3.2  M inimum manpower periods
3.3  Extensions of manpower
3.4  Short Notice Ordering
3.5  Fixed Price

4.   ORDERING NON-MENU SERVICES

5.   REQUESTS BY DIRECTOR

6.   INDIVIDUAL POOL MEMBER REQUESTS

7.   THIRD PARTY PROCUREMENT

7.1  Third Party Contract
7.2  Exceptional circumstances

PART G - CHARGES FOR SERVICES: GENERAL PRINCIPLES

1.   GENERAL

2.   CHARGES FOR PRODUCTION SERVICES

2.1  Continuous Production Services
2.2  Ad Hoc Production Services

3.   CHARGES FOR SECOND TIER METERING

3.1  Charges
3.2  Separate Account
3.3  Debits against Account
3.4  Interest
3.5  Over-recovery

4.   CHARGES FOR CONSULTANCY SERVICES

4.1  Standing Charge
4.2  Manpower Charges
4.3  Revisions to charges

5.   CHARGES FOR DEVELOPMENT SERVICES

5.1  Standing Charge
5.2  Template Charging
5.3  M anpower Charges
5.4  Revisions to Charges
5.5  Fixed Charges

6.   CHARGES FOR NON-MENU SERVICES

7.   THIRD PARTY PROCUREMENT COSTS

8.   POOL DATA CATALOGUE FEES

8.1  Amount of Pool Data Catalogue Fees
8.2  Payment of Pool Data Catalogue Fees
8.3  Disputes
8.4  Interest on non-payment
8.5  Absence of Order

9.   SUMMARY OF CHARGES RECOVERABLE

10.  MONTHLY MINIMUM MANPOWER CHARGE COMMITMENT

10.1 Monthly recovery
10.2 Reconciliation procedure

11.  MINIMUM CONTRACT PRICE

11.1 Annual recovery
11.2 Monthly recovery
11.3 Minimum Contract Price

PART H - CHARGES FOR SERVICES: EXCEPTIONAL ITEMS

1.   EXTENSION PERIOD CHARGES

2.   BAD DEBTS

3.   NEW TAXES OR NEW LEGISLATION
3.1  New Taxes
3.2  New Legislation

4.   EXCEPTIONAL ITEMS

5.   MARKET TEST COSTS

6.   PIP REBATES

PART I - DEFERRED SETTLEMENT PROJECT EXPENDITURE

1.   SOFTWARE EXPENDITURE ALREADY CAPITALISED

2.   EXISTING WORK IN PROGRESS AS AT APRIL, 1994

3.   NEW PROJECTS SLNCE APRIL, 1994

PART J - COST RECOVERY

1.   CHARGES RECOVERABLE BY THE SETTLEMENT SYSTEM ADMINISTRATOR

2.   INVOICING

2.1  Invoice Statement for Prior Charges
2.2  Content of Invoice Statement
2.3  Invoice Statement for Post Charges
2.4  Content of Invoice Statement
2.5  Disputes
2.6  Invoices to Pool Members
2.7  Resignation or removal of the Settlement System
Administrator

3.   PAYMENTS

3.1  Payments by Pool Members
3.2  Disputes
3.3  Interest on non-payment
3.4  Payment of charges

4.   ALLOCATION OF CHARGES

4.1  Allocation
4.2  New and former Pool Members

PART K - ALLOCATION OF CHARGES

1.   THE SETTLEMENT SYSTEM ADMINISTRATOR'S CHARGES

1.1  Payment of Total Sum Due
1.2  Allocation of Total Sum Due
1.3  Prima facie evidence

1.4  Contributory Shares

                             PART A

                           PRELIMINARY

1.  DEFINITIONS AND INTERPRETATION

1.1 Definitions: In this Appendix, except where the context otherwise requires:

"Ad Hoc Production Services" means those Production Services described in sub-secdon 2.4 of Part B;

"AEI" means, in respect of any SSA Accounting Period, the underlying percentage increase in earnings over the previous 12 months ending in the October immediately prior to the start of such SSA Accounting Period determined by reference to the Service industries - Divisions 6-9" indicator in the "Average earnings index: all employees: main industrial sectors" published by HMSO in the Employment Gazette or, if such index is no longer published in such form or by HMSO, any replacement or alternative index therefor which is agreed between the Settlement System Administrator and the Executive Committee to be appropriate in the circumstances or, if the Settlement System Administrator and the Executive Committee cannot reach agreement within a reasonable period of time, the replacement or alternative index determined by arbitration pursuant to Clause 83 to be appropriate;

"Anticipated Fixed Standing Charges" means (without double counting) the aggregate of:

(a)  the sum of all charges for (i) all Production Services
Ordered and (ii) all Consultancy Services and Development
Services Ordered at FSC Rates, as at the date of the Removal
Notice; and

(b)  the sum of all charges for (i) all Production Services and
(ii) all Consultancy Services and Development Services at FSC Rates which, taking into account the business plan referred to in Clause 9.1.6 current at the date of the Removal Notice, would have been Ordered for delivery in the period from the Termination Date to 31st March, 1999;

"ASC Rate" means the price for manpower provided in connection with Consultancy Services and Development Services as set out in the Menu of Manpower Prices under the title ASC (Additional
Standing Charge);

"Average RPI" means, in respect of any SSA Accounting Period, the percentage increase in retail prices over the previous 12 months ending in the October immediately prior to the start of such SSA Accounting Period determined by reference to the "AII items" index (excluding, except in relation to the indexation of the Menu of Second Tier Metering Prices, mortgage interest) in the Retail Prices Index published by the Central Statistical Office or, if such index is no longer published in such form or by the Central Statistical Office, any replacement or alternative index therefor which is agreed between the Settlement System Administrator and the Executive Committee to be appropriate in the circumstances or, if the Settlement System Administrator and the Executive Committee cannot reach agreement within a reasonable period of time, the replacement or alternative index determined by arbitration pursuant to Clause 83 to be appropriate;

"Committed Additional Services Charges" means the sum of all charges for all Consultancy Services and Development Services
Ordered at ASC Rates as at the date of the Removal Nodce;

"Consultancy Services" means the Services described as Consultancy Services in Section 3 of Part B;

"Continuous Production Services" means those Production Services described in sub-section 2.3 of Part B;

"Deferred Settlement Project Expenditure" means an amount of that name which is to be recovered by the Settlement System
Administrator as charges on a deferred basis pursuant to Part 1;

"Development Services" means the Services described as Development Services in Section 4 of Part B;

"FSC Rate" means the price for manpower provided in connection with Consultancy Services and Development Services as set out in the Menu of Manpower Prices under the title FSC (Fixed Standing
Charge);

"Handling Charges means, in respect of any item, such amount as when added to the cost of such item is equal to ten per cent. of the sum of such amount and such cost;

"Job Number" means a series of alpha-numeric digits relating to an Order;

"Menu of Consultancy Services Prices" means the most recent document with that title setting out prices for certain
Consultancy services which is in the agreed form or which has been revised pursuant to Part D;

"Menu of Development Services Prices" means the most recent document with that title setting out prices for certain development services which is in the agreed form or which has been revised pursuant to Part D;

"Menu of Manpower Prices" means the most recent document with that title setting out prices for manpower which is in the agreed form or which has been revised pursuant to Part D;

"Menu of Production Services Prices" means the most recent document Wit.. that title setting out prices for certain production services which is in the agreed form or which has been revised pursuant to Part D;

"Menus of Prices" means all of:

(a)  the Menu of Consultancy Services Prices;

(b)  the Menu of Development Services Prices;

(c)  the Menu of Manpower Prices;

(d) the Menu of Production Services Prices (including as an annex thereto the Menu of Second Tier Metering Prices); and

(e)  any other menu of prices in the agreed form;

"Minimum Contract Price" has the meaning given to that expression in subsection 11.3 of Part G;

"Monthly Minimum Manpower Charge Commitment" has the meaning given to that expression in sub-section 6.1 of Part D;

"Non-Menu Services" means the Services referred to in Section 5 of Part B;

"Order" means a request in the agreed form for Services given by the Contract Manager to the Account Manager, and "Orderedn and UOrdering" shall be construed accordingly;

"Post Charges" means those charges in respect of which an invoice statement is issued pursuant to sub-section 2.3 of Part J;

"Price on Request Items" means the items described as Price on Request Items in Section 6 of Part B;

"Prior Charges" means those charges in respect of which an invoice statement is issued pursuant to sub-section 2.1 of Part
J;

"Production Services" means the Services described as Production
Services in sub-section 2.1 of Part B;

"Project Template" means a modelling tool in the agreed form which is used to Order Development Services and which assists in the estimating and profiling of manpower commitment;

"Rate of Inflation" in respect of any SSA Accounting Period, means:

(a)  in relation to the Menu of Manpower Prices, the AEI; and

(b) in relation to all other Menus of Prices (other than charges for general depreciation, rent and Deferred Settlement Project Expenditure to which the Rate of Inflation shall not apply), the Average RPI (it being acknowledged that, in relation to Service Line 14 (Second Tier Metering), mortgage interest will be included in the calculation of Average RPI);

"SCR Rate" means the price for manpower provided in connection with Consultancy Services and Development Services and set Out in the Menu of Manpower Prices under the title SCR (Standard
Contract Rate);

"Services" means the services to be provided by the Settlement
System Administrator pursuant to the SSA Arrangements, the categories of which are set out in Section 1 of Part B;

"Sole Supplier Index" means the index with that title in the form agreed by the Settlement System Administrator and the Executive Committee setting out those Services or parts thereof which are designated as having sole supplier status, as such index may be amended or substituted from time to time by written agreement of the Settlement System Administrator and the Executive Committee;

"Sole Supplier Services" means the Services referred to in sub-section 7.1 of Part B;

"Third Party Contract" has the meaning given to that expression in Section 7 of Part F;

"Third Party Costs" means costs under a Third Party Contract which are invoiced to the Settlement System Administrator by the third party and passed directly through to Pool Members, and shall include those costs which are expressly stated in this Schedule to be treated as Third Party Costs;

"Total Sum Due" has the meaning given to that expression in
Section 1 of Part J; and

"Variation Menus" means the most recent set of documents of that title setting out changes in prices for Services which is in the agreed form, that set comprising as at the date this Schedule takes effect:

(a)  a Continuous Production Services Variation Menu; and

(b)  a Manpower Variation Menu.

1.2  Interpretation: In this Appendix:

(a) except where the context otherwise requires, references to a particular Part, Section, sub-section or paragraph shall be a reference to that Part of this Appendix or, as the case may be, that Section, sub-secdon or paragraph of the relevant Part; and

(b) where a notice period in relation to the provision of a Service begins upon receipt of an Order therefor, such notice period shall exclude the day upon which the Service is required to be provided and (if received after 12:00 hours on any day) the day upon which notice is deemed to be served.

                             PART B

                          THE SERVICES

1.  CATEGORIES OF SERVICES

Categories of Services: There are four categories of Services, being:

(a)  Production Services;

(b)  Consultancy Services;

(c)  Development Services; and

(d)  Non-Menu Services.

2.   PRODUCTION SERVICES

2.1 Production Services: Production Services are those Services described as Production Services in the Service Lines set out in the Menu of Production Services Prices.

2.2  Types of Production Services: Produedon Services are either
Continuous Production Services or Ad Hoc Production Services.

2.3  Continuous Production Services: Continuous Production
Services are those Production Services which the Settlement
System Administrator is to provide on a regular basis as described in the relevant Service Line.

2.4 Ad Hoc Production Services: Ad Hoc Production Services are those Production Services which the Settlement System
Administrator is to provide on an ad hoc basis as described in the relevant Service Line.

2.5 Limits on Production Services: There are physical constraints on the Settlement System which are recognised through the maxima set out in the Menu of Production Services Prices. This Appendix provides in sub-secdon 4.2 of Part D how Services are to be Ordered and paced outside certain maxima and minima limits.

3.   CONSULTANCY SERVICES

Consultancy Services are those Services described as Consultancy
Services in the Service Lines set out in the Menu of Consultancy
Services Prices.

4.   DEVELOPMENT SERVICES

Development Services are those Services described as Development
Services in the Service Lines set out in the Menu of Development
Services Prices.

5.   NON-MENU SERVICES

Non-Menu Services are those Services which (a) are requested by the Executive Committee or the Contract Manager, or are Ordered, to be provided by the Settlement System Administrator in its capacity as Settlement System Administrator, (b) are not included in a Service Line, and (c) if agreed to be provided, will not be included in a Service Line or a Menu of Prices but will be provided on stand-alone terms and conditions and, for the avoidance of doubt, any service or obligation of the Settlement System Administrator pursuant to the SSA Arrangements which is not described in a Service Line is a Non-Menu Service.

6.   PRICE ON REQUEST ITEMS

Price on Request Items are those Services designated as Price on Request in the Service Lines, being services for which there is a general description in one or more of the Service Lines but for which there is no corresponding price stated or referred to in any Menu of Prices and for which the Settlement System Administrator will quote a price in accordance with Section 2 of Part C and which may or may not be added to the relevant Menu of Prices.

7.   SOLE SUPPLIER SERVICES

7.1 Sole Supplier Services: Those Services or parts thereof which for the time being and from time to time are listed in the Sole Supplier Index are known as Sole Supplier Services.

7.2 Status of Sole Supplier Services: Subject to sub-section 7.2 of Schedule 4, SoleSupplier Services may only be provided by the Settlement System Administrator. If the Executive Committee shall engage a person other than the Settlement System Administrator to perform a Sole Supplier Service, there shall be deemed to be a failure by the Executive Committee in a single, major respect to comply with its obligations under the SSA Arrangements for the purposes of Section 28 of Schedule 4 or the Settlement System Administrator shall be entitled to insist upon due and proper performance by the Executive Committee of its obligations under the SSA Arrangements.

7.3 Variations of Sole Supplier Services: The Executive Committee shall have the right to vary the volume of Service under any Sole Supplier Service to a level where no Service under the relevant Service Line is capable of being provided or can be Ordered. Exercise of this right will not constitute a failure or deemed failure by the Executive Committee to comply with its obligations under the SSA Arrangements.

7.4 Review of Sole Supplier Index: Within a period of six months after 31st March, 1999 the Settlement System Administrator shall review the Sole Supplier Index in consultation with the Executive Committee to assess whether it is appropriate to amend the list of Services which are designated as Sole Supplier Services. If as a result of that review or at any other time the Settlement System Administrator and the Executive Committee shall agree to amend or substitute the list of Services in whole or in part, the Sole Supplier Index shall be revised accordingly.

8.  MANAGEMENT OF RESOURCES

The Settlement System Administrator shall manage and schedule its resources and the resources available to it as it sees fit. Neither the Contract Manager nor Pool Members shall be entitled to specify that particular individuals be provided in relation to Services other than named project managers pursuant to Service Line 16 (Management Services), but the Contract Manager and Pool Members shall have the right to specify skill categories.

9.   MARKET TESTS

9.1 Market Tests: The Executive Committee shall have the right to carry out market tests of the price of Services in accordance with the following provisions of this Section.

9.2 Timing: Market tests shall be carried out at the request of the Executive Committee from time to time and shall be conducted by or on behalf of the Executive Committee.

9.3  Settlement System Administrator's involvement:

(a) If the Executive Committee wishes the Settlement System Administrator to take account of a market test, then the Executive Committee shall use its reasonable endeavours to commission a market test on a "like for like" basis for the provision of the Service in question (including as to quality, timeliness and flexibility) from a supplier of equal standing to the Settlement System Administrator agreed between the Executive Committee and the Settlement System Administrator (such agreement not to be unreasonably withheld) and shall permit the Settlement System Administrator to appraise the method and results of the market test and to request clarification of the method and clarification and correction of the results.

(b) If the market test shall result in an indication that the Service in question may be obtained at a lower comparable price from another supplier, the Settlement System Administrator shall either demonstrate within a reasonable time why it is unable to adopt the lower comparable price or accept the results of the market test and forthwith adopt the lower comparable price.

(c) If the Settlement System Administrator shall seek to demonstrate why it is unable to adopt the lower comparable price rather than accept the results of the market test but the Executive Committee disputes that the Settlement System Administrator either has done so within a reasonable time as required by paragraph (b) above or has adequately demonstrated why it is unable to adopt the lower comparable price, and in either case should therefore accept the results of the market test and adopt the lower comparable price, the Executive Committee may refer the dispute to arbitration in accordance with Clause 83.

10.  PERFORMANCE IMPROVEMENT PROGRAMMES

10.1 Performance Improvement Programmes: The Executive Committee and the Settlement System Administrator may from time to time agree to conduct programmes designed to improve the cost-effectiveness of the Services. All such programmer shall be conducted in accordance with the principles set out in the following provisions of this Seaion and the Settlement System Administrator shall be obliged to participate in all such programmes.

10.2 Close Co-operation: Performance Improvement Programmes shall require close co-operation and an exchange of information between the Executive Committee and the Settlement System Administrator to a greater degree than is contemplated elsewhere by the terms of this Agreement.

10.3 Cost-benefit Sharing: The purpose of a Performance
Improvement Programme is to yield cost-benefit sharing and any such programme will involve an analysis of actual costs rather than the prices that are contained in the Menus of Prices.

10.4 Procedure: The procedure for conducting a Performance
Improvement Programme is set out in the Contract Management
Rules.

10.5 Costs of PlPs: The costs of all Performance Improvement
Programmes shall be borne by Pool Members according to their respective Contributory Shares and shall be recovered in accordance with the Charging Procedure.

10.6 Division of Cost Savings: If a Performance Improvement Programme shall demonstrate a saving in all or any of the costs that are incurred by the Settlement System Administrator in providing the Services, then that saving shall be shared equally between the Settlement System Administrator on the one hand and Pool Members on the other hand at that time and in the manner agreed between the Account Manager and the Contract Manager from time to time provided that the Pool Members shall have the right to receive the entire benefit of that saving until such time as they have received in full through that saving an amount equal to the costs incurred by them referred to in subsection 10.5 above.

10.7 Cost Savings by Pool Members: If a Performance Improvement Programme shall demonstrate a saving in all or any of the costs that are incurred by Pool Members (other than costs payable to the Settlement System Administrator under the SSA Arrangements), the relevant Pool Members shall have the right to the entire benefit of that saving and shall not be required to share all or any part of that benefit.

10.8 Non-PIP Modifications: The following actions with regard to any Service provided by the Settlement System Administrator shall not be the subject of a Performance Improvement Programme and any cost savings caused by such action shall not be dealt with in accordance with the principles of the Performance Improvement
Programmes:

(a) a change in the volume and/or frequencies of any Service under a Service Line within the maximum and minimum limits stated for that Service in the relevant Menu of Prices;

(b) a change in the level of quality, fault tolerance or security for a particular Service where the commercial objectives
(as stated in the relevant Service Lines) are not amended in respect of that change;

(c) replacement of any Hardware or Software in the normal course of business;

(d) where a Performance Improvement Programme is undertaken in respect of one or more particular Service Lines, an;- concomitant modification to a Service Line which is not the subject of that particular Performance Improvement Programmer and

(e) where the Settlement System Administrator discovers that, through its own efforts, it has performed Services in a more efficient manner than it originally planned.

11.  CONTRACT REPORTING

Reports: The Settlement System Administrator shall provide the
Contract Manager with reports in accordance with Senice Line 10
(Service to CEO and Pool Members).


                             PART C

                        NEW REQUIREMENTS

1.   CHANGES TO SERVICES

1.1 Changes to Services: Without prejudice to Parties' rights generally to amend this Agreement, the Contract Manager may from time to time request the Settlement System Administrator:

(a)  to provide a new Service; or

(b) to amend a Service currently included in a Service Line or to amend a Non-Menu Service; or

(c)  to delete a Service currently included in a Service Line.

1.2 Negotiation: Upon receipt of any such request the Account Manager will negotiate in good faith with the Contract Manager to amend in accordance with the Change Management Procedure referred to in Service Line 12 (Management of Settlement Change) the applicable Service Lirle, Menu of Prices and Variation Menu (or, if the Service is a Non-Menu Service, to agree or amend documentation recording the terms and conditions on which the Non-Menu Service is to be provided) and, if necessary, to amend other elements of the SSA Arrangements to give effect to such request provided that:

(a) neither the Settlement System Administrator nor the Executive Committee nor Pool Members shall be obliged to agree any such amendment or documentation; and

(b) there shall be no obligation on the Account Manager or the Contract Manager to continue such negotiations if it is or becomes evident that there is no agreement to provide the Service or make the change referred to in sub-section 1.1 above or as to the amendments required to give effect to such new Service or change.

As part of the negotiations for the provision of a new or amended Service, the Account Manager shall provide the Contract Manager with (in the case of a new Service) a price for the Service together with a statement of the incremental (but not necessarily pro rata) resource requirement and an accompanying written explanation, and (in the case of an amended Service) a revised price for that Service justified by reference to the prices in the relevant Menu of Prices and accompanied by a written explanation.

1.3 Agreed Changes to Services: The SSA Arrangements, applicable Service Lines, Menus of Prices and Variation Menus (or, if a Non-Menu Service is affected, the documentation recording the terms and conditions on which the NonMenu Service is to be provided) shall be amended as required to reflect any agreement between the Pool Members and the Settlement System Administrator to:

(a) vary the SSA Arrangements, the Settlement System or the Development Policies; or

(b)  include an Ad Hoc Production Service as a Continuous
Production Service,

in accordance, where appropriate, with the Contract Management
Ruler.

1.4 Formal documentation: Any new Service or change to Service referred to in sub-section 1.1 above shall take effect as from the date specified in the formal documentation giving effect to such new Service or change and in accordance with the terms of such documentation.

1.5 Addition to Sole Supplier Index: Where a new Service Line is created as part of the formal documentation giving effect to a new Service or change to a Service the Settlement System Administrator and the Executive Committee shall consider whether such new Service Line should be added to the Sole Supplier Index and, if they so agree, it shall be so added.

2.   PRICE ON REQUEST

2.1 Requestfor a price: The Contract Manager may from time to time request the Account Manager on behalf of the Settlement System Administrator to quote a price for any Price on Request Item and the Settlement System Administrator will within a reasonable time quote such a price.

2.2 Basis of the price: The price quoted by the Settlement System Administrator shall be calculated by taking account of the Menu of Prices for the category of Services which most closely corresponds to the relevant Price on Request Item and, if applicable, to the price payable for any third party resources for which the Settlement System Administrator will need to contract to provide such Price on Request Item.

2.3 Price on Request: The request and quotation procedure in sub-sections 2.1 and 2.2 above is known as the Price on Request procedure.

2.4 Amendment Procedure: Upon receipt of the Settlement System Administrator's price the Contract Manager may (but shall not be obliged to) agree the price quoted. If the Contract Manager shall notify the Account Manager that he agrees the price, the Account Manager and the Contract Manager shall ordinarily amend the applicable Menu of Prices to include the quoted price and the applicable Variation Menu and, if necessary, the applicable Service Line to include more detail as to the Service to be provided, unless the Contract Manager and the Account Manager agree that the price of a Price on Request Item shall not be added to the applicable Menu of Prices in which case such Price on Request Item shall remain a Price on Request Item. Upon such amendment(s) being made the relevant Price on Request Item shall cease to be a Price on Request Item and shall become a Production Service, a Development Service or a Consultancy Service (as appropriate) which may then be Ordered.

                             PART D

                       VARIATION MECHANICS

1.   INDEXATION

1.1  Indexation: With effect from the first day of each SSA
Accounting Period, beginning with the SSA Accounting Period starting in 1995:

(a) the Variation Menus shall be automatically adjusted by the applicable Rate of Inflation; and

(b) the Menus of Prices shall be automatically adjusted by the applicable Rate of Inflation,

but in each case only where and to the extent expressly provided in the relevant Menu.

1.2 Mechanics: No later than two months before the first day of each SSA Accounting Period, beginning with the SSA Accounting Period starting in 1995, the Settlement System Administrator shall prepare and deliver to the Contract Manager revised Menus of Prices and Variation Menus adjusted in accordance with sub-section 1.1 above and in the case of Menus of Prices sub section 2.1 below together with a report from the Settlement System Administrator's auditor confirming that it has reviewed the revised Menus of Prices and Variation Menus and that they have been correctly adjusted in accordance with such sub-sections.

2.   VARIATION MENUS

2.1 Variation Menus: With effect from the first day of each SSA Accounting Period, beginning with the SSA Accounting Period starting in 1995, and/or at such other times as may be prescribed in the relevant Variation Menu, the Menus of Prices shall be automatically adjusted as provided in the Variation Menus, as such Variation Menus have themselves first been adjusted as appropriate by the applicable Rate of Inflation pursuant to sub-section 2.1 above.

2.2  Mechanics:

(a) In the preparation of revised Menus of Prices in accordance with subsection 1.2 above, the Settlement System Administrator shall ensure that the adjustments to the Menus of Prices prescribed by the Variation Menus as referred to in sub-section
2.1 above are taken fully into account.

(b) If an adjustment to a Menu of Prices is prescribed pursuant to subsection 2.1 above otherwise than with effect from the first day of an SSA Accounting Period, the Settlement System Administrator shall prepare and deliver to the Contract Manager no later than two months before the adjustment is to take effect a revised Menu of Prices.

3.   RENT COSTS

3.1 Changes in rent: If there shall be a change (whether an increase or a decrease) in the aggregate amount of rent payable by the Settlement System Administrator for such premises occupied by the Settlement System Administrator as may be agreed from time to time between the Settlement System Administrator and the Executive Committee (being in any event premises occupied by the Settlement System Administrator for the performance of the Services), the Menu of Production Services Prices shall be automatically adjusted with effect from the date on which such change takes effect by the fair allocation of the amount of such change across the prices for all Continuous Production Services provided that in the calculation of the change in the aggregate amount of rent payable by the Settlement System Administrator any increase in the amount of rent payable in respect of any premises occupied by the Settlement System Administrator shall be taken into account only to the extent that the Settlement System Administrator is able to demonstrate to the reasonable satisfaction of the Executive Committee that the rent for the relevant premises as so increased is no more than the open market rack rent for those premises as at the date of such increase.

3.2 Mechanics: If there shall be a change in rent as described in sub-section 3.1 above, the Settlement System Administrator shall prepare and deliver to the Contract Manager a revised Menu of Production Services Prices adjusted in accordance with sub-section 3.1 above together with a report from the Settlement System Administrator's auditor confirming that it has reviewed the revised Menu of Production Services Prices and that it has been fairly adjusted in accordance with sub-section 3.1 above.

4.   VOLUME CHANGES

4.1 Units of Variation: Menus of Prices may provide for units of variation and prices per unit of variation to Services in which case the units of variation can be Ordered at the price per unit stated upon the requisite period of notice of variation (if any) being given.

4.2 Limits: Menus of Prices may provide maximum and minimum limits of a particular Service. Services required in excess of any such maximum shall be treated as new Services and Services required below any such minimum shall, at the request of the Contract Manager, be provided at a revised lower price where determined in accordance with a Performance Improvement Programme.

5.   STANDING CHARGES

The standing charges referred to in sub-sections 4.1 and 5.1 of Part G shall be varied automatically at the times and in the manner provided in the relevant Service Line.

6.   MONTHLY MINIMUM MANPOWER CHARGE COMMITMENT

6.1  Monthly Minimum Manpower Charge Commitment: For each Service
Line, the Monthly Minimum Manpower Charge Commitment for any month shall be determined in accordance with the following formula:

MMMCC    = C
          12

where:

MMMCC is the Monthly Minimum Manpower Charge Commitment for the month in question (expressed in pounds sterling);

A is the minimum number of man-days per annum for each skill category as shown in the minimum manpower column in the current Menu of Consultancy Services Prices and the current Menu of Development Services Prices;

B is the price at current FSC Rates for the same skill category as shown in the Menu of Manpower Prices; and

C         is the aggregate of the sum of (A x B) for all skill
categories as so shown.

6.2 Reconciliation: Within 15 working days after (x) the first six month period in an SSA Accounting Period and (y) the end of an SSA Accounting Period (each an "MMMCC Calculation Period") the Settlement System Administrator shall for each Service Line calculate and notify the Contract Manager of:

(a) the aggregate Monthly Minimum Manpower Charge Commitment for the six months falling in the MMMCC Calculation Period ("Sum A");

(b) the aggregate charges for manpower Ordered for the six months falling in the MMMCC Calculation Period in connection with Consultancy Services and Development Services ("Sum B"); and

(c)  the aggregate amount invoiced to Pool Members in the MMMCC
Calculation Period being for each month the greater of the Monthly Minimum Manpower Charge Commitment or the charge for manpower Ordered (USum C").

The relevant adjustment for the purposes of sub-section 10.2 of Part G shall always be zero or a credit to Pool Members, shall arise either:

(i) where Sum A is greater than or equal to Sum B in which event the credit shall be such amount as is equal to the amount by which Sum C exceeds Sum A; or

(ii) where Sum A is less than Sum B in which event the credit shall be such amount as is equal to the amount by which Sum C exceeds Sum B.

7.  MARKET TESTS AND PERFORMANCE IMPROVEMENT PROGRAMMES

The Menus of Prices shall be further adjusted following a market test or the implementation of a Performance Improvement Programme in accordance with the agreement (if any) reached between the Settlement System Administrator and the Executive Committee.

8.  INCONSISTENCIES IN THE SSA ARRANGEMENTS

If there is a change or variation to any part of the SSA Arrangements which creates an inconsistency in the obligations to be discharged by the Settlement System Administrator under the SSA Arrangements, the Settlement System Administrator may request the Contract Manager (in the case of a Service Line) or Pool Members, through the Executive Committee (in the case of any other part of the SSA Arrangements) to make such amendments to the SSA Arrangements as it considers necessary to remove such inconsistency and the Contract Manager or, as the case may be, the Executive Committee shall act accordingly to make such amendments as soon as reasonably possible.

                             PART E

              ORDERING SERVICES: GENERAL PROVISIONS

1.  GENERAL REQUIREMENT FOR ORDERS

Save as provided in Section 2 below, an Order shall be required to be given to the Settlement System Administrator for each and every Service. Save as so provided, the Settlement System Administrator shall not, and shall not be required to, provide any Service, carry out or comply with any request or enter into any contract or other arrangement or do any other thing under or pursuant to the SSA Arrangements unless an Order is given to and received by the Settlement System Administrator in accordance with this Part and (if applicable) Part F.

2.  EXCEPTIONS TO THE REQUIREMENT FOR ORDERS

No Order is required to be received by the Settlement System
Administrator in respect of:

(a)  Services provided under Service Line 14 (Second Tier
Metering) unless and until an ordering procedure is agreed between the Settlement System Administrator and the Executive
Committee;

(b) Services provided to an individual Pool Member under Service Line 10 (Service to CEO and Pool Members) or Service Line 11 (Listing and Load Modules) for which a request is received by the Settlement System Administrator directly from that Pool Member and where the Pool Member is charged directly for those Services;

(c) Services provided to the Director or his staff in response to a request therefrom under Service Line 9 (Service to the Director General of Electricity Supply);

(d)  requests of the description in sub-section 3.1(a) below;

(e) Services provided or acts carried out where, in the reasonable opinion of the Settlement System Administrator, there will be a breach of NGC's obligations under the Act or NGC's Transmission Licence unless such Services are provided or such acts are carried out by the Settlement System Administrator;

(f) Services provided or acts carried out by the Settlement System Administrator in good faith where the Contract Manager or his alternate was unavailable to give an Order and, in the reasonable opinion of the Settlement System Administrator, it was necessary to act without an Order having been received from the Contract Manager in order to ensure the continued of the Services under the SSA Arrangements provided that, for the Settlement System Administrator to have the right to charge for such Services or acts, an Order shall be required to be issued after the event and, unless the Settlement System Administrator has not acted in good faith, the Contract Manager shall issue such an Order; and

(g) requests from Pool Members, the Executive Committee, the Chief Executive's Office or the Contract Manager for access to persons involved in the provision of Production Services and no charge shall be made where such requests do not exceed the limits set out in the Contract Management Rules.

3.  ISSUING, AND COMPLYING WITH, ORDERS AND REQUESTS

3.1 Entitlement to issue Orders and requests: The only persons entitled to issue Orders to or to make requests of the Settlement
System Administrator under the SSA Arrangements are:

(a) if the request has no material cost consequence for the Settlement System Administrator, the Executive Committee (either actUng by itself or through the Chief Executive) or the Contract
Manager;

(b) if the request has such a material cost consequence, the Contract Manager by means of an Order;

(c)  individual Pool Members by request under Service Line 10
(Service to CEO and Pool Members) or Service Line 11 (Listing and
Load Modules); and

(d)  the Director or his staff by request under Service Line 9
(Service to the Director General of Electricity Supply).

3.2 Compliance with Orders and requests: Subject to the other provisions of this Section 3, the Settlement System Administrator shall at all times observe and comply with all requests made by
(a) the Executive Committee or the Contract Manager, or (b) individual Pool Members under Service Line 10 (Service to CEO and Pool Members) or Service Line 11 (Listing and Load Modules), or
(c) the Director or his staff under Service Line 9 (Service to the Director General of Electricity Supply), and all Orders which fulfil the criteria set out in subsection 3.6 given by the Contract Manager.

3.3 Signature of requests: The Settlement System Administrator shall be entitled to rely upon any request of the Executive Committee if the same is signed by or on behalf of two or more Committee Members or by or on behalf of the Chief Executive.

3.4 Signature of Orders: The Settlement System Administrator shall be entitled to rely upon an Order if the same is signed by the Contract Manager.

3.5 Limited delegation: The Settlement System Administrator shall not act on the directions or instructions of any sub-committee of the Executive Committee or any delegate of the Executive Committee other than the Chief Executive or (in the case of Orders) the Contract Manager.

3.6  Criteria for Orders: An Order shall:

(a) be in writing and be clear and unequivocal (and an Order shall be deemed such until such time as the Settlement System
Administrator requests any necessary clarification);

(b)  have due regard to the resources of the Settlement System
Administrator available to give effect to such Order;

(c) not increase the liabilities of the Settlement System Administrator beyond those contemplated under the SSA Arrangements without proper compensation. For this purpose, without limitation, compensation for increased liabilities shall be proper if an indemnity is given to the Settlement System Administrator which is reasonably satisfactory to it or other compensation reasonably satisfactory to the Settlement System Administrator is provided to it;

(d)  not conflict with the terms of the SSA Arrangements; and

(e) not cause the Settlement System Administrator to breach any of NGC's obligations under the NGC Transmission Licence.

3.7 Authority of Pool Members, the Executive Committee and the Chief Executive: Save as provided in sub-section 3.1 (a) and in respect of Services under Service Line 10 (Service to CEO and Pool Members) or Service Line 11 (Listing and Load Modules):

(a) none of the Pool Members, the Executive Committee and the Chief Executive may issue requests or Orders to the Settlement
System Administrator; and

(b) the Settlement System Administrator shall not act in accordance with any request of the Pool Members, Chief Executive or Executive Committee unless the Pool Members, the Executive
Committee or the Chief Executive act through the Contract
Manager.

4.   SETTLEMENT SYSTEM ADMINISTRATOR'S PROTECTIONS

4.1 Recovery of charges: Nothing in this Part E and no omission on the part of the Contract Manager to issue an Order or to issue an Order for sufficient Services to cover the Monthly Minimum Manpower Charge Commitment and Minimum Contract Price shall prevent the Settlement System Administrator from invoicing and recovering from Pool Members in accordance with Parts G and J the Monthly Minimum Manpower Charge Commitment, the Minimum Contract Price and the standing charges referred to in sub-sections 4.1 and 5.1 of Part G.

4.2 Compliance with the Director's directions: No liability whatsoever shall attach to the Settlement System Administrator as a result of due compliance by it with any directions and instructions of the Director, provided that in complying with such directions and instructions the Settlement System
Administrator is at all times acting in good faith.

4.3 Ratification: Nothing in the SSA Arrangements shall prevent the Executive Committee or the Contract Manager from ratifying any act of the Settlement System Administrator such ratification to be, where applicable, by way of an Order.

4.4 Express authority: All requests of the Executive Committee and Orders or requests of the Contract Manager to the Settlement System Administrator shall, as between the Settlement System Administrator and the Pool Members, be deemed to have the express authority of and shall be binding without reservation upon all Pool Members.

4.5 Reliance on documents believed genuine: The Settlement System Administrator shall be entitled to rely upon any communication or document reasonably believed by it to be genuine and correct and to have been communicated or signed by the person by whom it purports to be communicated or signed and shall not be liable to any of the Parties for any of the consequences of such reliance.

4.6 General meetings: The Settlement System Administrator shall not be obliged to take any steps to ascertain whether any resolution of Pool Members in general meeting or of any class of Pool Members in separate general meeting which it is advised by the Executive Committee or the Chief Executive as having been passed was in fact passed or passed by the requisite majority and until the Settlement System Administrator shall have express written notice to the contrary from the Executive Committee or the Chief Executive it shall be entitled to assume that the relevant resolution was passed or (as the case may be) the relevant requisite majority was obtained.

4.7  Exceptions: Notwithstanding the foregoing provisions of
Section 3, in the performance of its duties and responsibilities under the SSA Arrangements the Settlement System Administrator shall not be bound to act in accordance with any request of the Executive Committee or the Contract Manager or any individual Pool Member under Service Line 10 (Service to CEO and Pool Members) or Service Line 11 (Listing and Load Modules), or an Order if:

(a) to do so would cause the Settlement System Administrator to breach any of NGC's obligations under the Act or NGC's
Transmission Licence; or

(b) the Settlement System Administrator has reasonable grounds for believing that it would so breach any of such obligations and has consulted the Director and:

(i) the Director has not indicated that in his view it would not involve any such breach; or

(ii) the Director has indicated that, notwithstanding any such actual or potential breach, the Director would not be minded to enforce compliance with those obligations and the Settlement System Administrator has received an indemnity reasonably satisfactory to it in respect of its acting in accordance with such requests or Orders.

In any such event the Settlement System Administrator shall promptly notify the Executive Committee.

4.8 Reference to the Director: If at any time the Settlement System Administrator has a concern which is properly and reasonably founded that, in acting in accordance with any requests of the Executive Committee or the Contract Manager or an individual Pool Member or any Order, it will breach one or more of NGC's obligations under the Act or NGC's Transmission Licence, then, if having discussed the matter with the Executive Committee the matter remains unresolved, the Settlement System Administrator shall either comply with such request or Order or by notice in writing refer the same to the Director, such notice to set out in full the request or be accompanied by a copy of the Order (as the case may be) given to the Settlement System Administrator and the grounds for such concern and to be copied to the Executive Committee and (if applicable) the individual Pool Member. Pending any guidance from the Director in response to any such reference and, provided that the Director shall not express any view that such reference is misconceived, vexatious or in respect of an improperly or unreasonably founded concern, the Settlement System Administrator shall not be liable to any of the other Parties for refusing to act in accordance with the relevant request or Order. If the Director shall express such a view, the Settlement System Administrator shall be so liable.

5.   JOB NUMBERS

5.1 Job Numbers: The Contract Manager shall ensure that each Order that he issues shall have a Job Number and a stated objective. Where Orders issued by the Contract Manager have a common stated objective they will bear a related Job Number.

5.2 Extensions to Orders: Extensions to Orders may be made only if the Order in respect of such extension bears the same stated objective as the earlier Order.

6.   SUPPLEMENTAL PROVISIONS

6.1 Changing resources: Once the Contract Manager has become aware of the identity of a particular person to be allocated to a particular Order whose responsibilities include direct communication with the Executive Committee or the Contract Manager (as the case may be) in connection with that Order, that person shall not be changed without prior consultation with and the agreement of the Executive Committee or the Contract Manager.

6.2 Ordering ethos: The Executive Committee shall endeavour to place Orders that month on month maintain a steady level of resource requirement but shall have the right to place Orders at any level that varies reasonably from one month to the next provided that nothing in this sub-section shall prevent a Service Line being varied to a state where no Service is to be provided or can be Ordered thereunder.

6.3 Resource records: The Settlement System Administrator shall maintain a record showing by Job Number where a Service has been Ordered but no work delivered or (as the case may be) no added value provided in the provision of that Service.

6.4 Dedication of resource: The resource represented by an Order shall be dedicated wholly and exclusively to the provision of the Service Ordered and shall not be made available to any third party or for any other purpose without the prior written consent of the Contract Manager.

6.5 Failure to supply resource: Where a resource has been Ordered but is not delivered in accordance with the terms of that Order, that resource shall be delivered at no further cost to Pool Members at such time or times as may be reasonably required by the Contract Manager and subject to such limits as may be agreed from time to time by the Account Manager and the Contract Manager.

                             PART F
             ORDERING SERVICES: SPECIFIC PROVISIONS

1.   ORDERING PRODUCTION SERVICES

1.1 Continuous Production Services: The minimum period for which a Condnuous Production Service can be Ordered is one month.

1.2 Volume changes: If there shall be a change in the volume of Continuous Production Services for which no Order has been given, the Settlement System Administrator shall promptly notify the Contract Manager who shall promptly issue an Order with retrospective effect for such change.

1.3 Ad Hoc Production Services: The Contract Manager shall have the right to Order Ad Hoc Production Services in accordance with the Menu of Production Services Prices.

2.   ORDERING CONSULTANCY SERVICES

2.1 Minimum manpower periods: The minimum periods for which manpower can be Ordered for Consultancy Services are:

(a)  if charged at the FSC Rate, one month;

(b)  if charged at the ASC Rate, four months; and

(c)  if charged at the SCR Rate, one day.

2.2 Extensions of manpower: If manpower of a particular skill category has been Ordered for Consultancy Services and the Contract Manager requires further manpower of that skill category for Consultancy Services with the same stated objective as the earlier Order, the Contract Manager may Order the extension of such manpower requirement:

(a) where the earlier Order is charged at the ASC Rate, for one or more whole months at the same rate upon giving at least one month's prior notice to the Settlement System Administrator; and

(b) where the earlier Order is charged at the SCR Rate, for one or more periods of five days at the same rate upon giving at least five working days' prior notice to the Settlement System
Administrator.

Once the stated objective of a Consultancy Service has been achieved or otherwise satisfied, there shall be no extension of manpower under this subsection 2.2 in relation to that stated objective.

2.3 Short Notice Ordering: If the Order for Consultancy Services is received by the Settlement System Administrator less than three working days before the date on which the Consultancy Service is required, the Settlement System Administrator shall use all reasonable endeavours to provide the necessary manpower but shall have no absolute obligation so to do. The Charge for Consultancy Services Ordered on such notice shall be the SCR Rate as referred to in sub-section 4.2(c) of Part G.

3.   ORDERING DEVELOPMENT SERVICES

3.1 Project Template: Subject to sub-section 3.5 below, Development Services shall be Ordered to a Project Template and the provisions of sub-secdons 3.2 to 3.4 (inclusive) shall apply to any such Order. The Settlement System Administrator shall supply the Contract Manager with copies of Project Templates to the values agreed from time to time between the Account Manager and the Contract Manager.

3.2 Minimum manpower periods: The minimum periods for which manpower can be Ordered for Development Services are:

(a)  if charged at the FSC Rate, one month;

(b)  if charged at the ASC Rate, four months; and

(c)  if charged at the SCR Rate, one day.

3.3 Extensions of manpower: If manpower of a particular skill category has been Ordered for Development Services and the Contract Manager requires further manpower of that skill category for Development Services with the same stated objective as the earlier Order, the Contract Manager may Order the extension of such manpower requirement:

(a) where the earlier Order is charged at the ASC Rate, for one or more whole months at the same rate upon giving at least one month's prior notice to the Settlement System Administrator; and

(b) where the earlier Order is charged at the SCR Rate, for one or more periods of five days at the same rate upon giving at least five working dayst prior notice to the Settlement System
Administrator.

Once the stated objective of a Development Service has been achieved or otherwise satisfied, there shall be no extension of manpower under this subsection 3.3 in relation to that stated objective.

3.4 Short Notice Ordering: If the Order for Development Services is received by the Settlement System Administrator less than three working days before the date on which the Development Service is required, the Settlement System Administrator shall use all reasonable endeavours to provide the necessary manpower but shall have no absolute obligation so to do. The Charge for Development Services Ordered on such notice shall be the SCR Rate as referred to in sub-section 5.3(c) of Part G.

3.5 Fixed Price: Notwithstanding the foregoing provisions of this Section 3, the Contract Manager and the Settlement System Administrator may agree from time to time that Development Services shall be Ordered on a fixed price basis and, if so agreed, shall record the terms of that fixed price agreement (including payment terms) in writing.

4.   ORDERING NON-MENU SERVICES

A Non-Menu Service may not be Ordered unless and until documentation recording the terns and conditions on which it is to be provided has been agreed as provided in Section 1 of Part
C.

5.   REQUESTS BY DIRECTOR

The Director or his staff may make requests for Services under and in accordance with Service Line 9 (Service to the Director
General of Electricity Supply).

6.   INDIVIDUAL POOL MEMBER REQUESTS

Individual Pool Members may make requests for Services under and in accordance with Service Line 10 (Service to CEO and Pool
Members) or Service Line 11 (Listing and Load Modules).

7.   THIRD PARTY PROCUREMENT

7.1 Third Party Contract: Subject to sub-section 7.2 below, upon receipt of an Order and on and subject to the terms and conditions thereof, the Settlement System Administrator shall enter into or (as the case may be) amend, vary or modify (or agree to an amendment, variation or modification of) a contract or other arrangement with a third party for the provision of a resource to or for the benefit of the Settlement System Administrator to enable it to provide a Service the costs of which are to be passed directly to Pool Members (a "Third Party Contracts), but shall not do any of the foregoing in the absence of such an Order.

7.2  Exceptional circumstances: If by reason of:

(a) a term in any licence of Licensed Software (as defined in Section 9 of Schedule 4); or

(b) the Service requiring the provision of skill sets outside the defined scope of the Manpower Menu of Prices; or

(c) the Service requiring product knowledge outside the defined scope of the SSA Arrangements,

the Settlement System Administrator has no option but to contract with a third party for the provision of a resource to or for the benefit of the Settlement System Administrator to enable it to provide a Service, it shall request the Contract Manager to issue an Order to that effect and shall give a written explanation in support of that request and allow the Contract Manager sufficient time to consult the Executive Committee provided that the Contract Manager shall have no obligation to issue any such Order and, if no such Order is issued, the Settlement System Administrator shall not enter into any such contract.

                             PART G

            CHARGES FOR SERVICES: GENERAL PRINCIPLES

1.  GENERAL

The Settlement System Administrator shall have the right to charge Pool Members for Services it has provided or is to provide and to recover from them the charges set out in this Part G and in Part H upon and subject to the terms and conditions set out in such Parts. A summary of the charges recoverable by the Settlement System Administrator in respect of any month is set out in Section 9 below.

2.   CHARGES FOR PRODUCTION SERVICES

2.1  Continuous Production Services: The charge for each
Continuous Production Service shall be the corresponding price set out in the Menu of Production Services Prices.

2.2  Ad Hoc Production Services: The charge for each Ad Hoc
Production Service shall be the corresponding price set out in the Menu of Production Services Prices.

3.   CHARGES FOR SECOND TIER METERING

3.1 Charges: The Settlement System Administrator shall have the right to charge for the provision of Services in Service Line 14
(Second Tier Metering) in accordance with the Menu of Second Tier
Metering Prices (being an annex to the Menu of Production
Services Prices).

3.2 Separate Account: The Settlement System Administrator shall open and maintain a separate account (the "STSSC Account") to which it shall credit monthly the Second Tier Suppliers System
Charge received for that month.

3.3 Debits againstAccount: The Settlement System Administrator shall debit the STSSC Account each month with the amount that it is entitled to charge in accordance with sub-section 3.1 above for the provision of Services in Service Line 14 (Second Tier Metering).

3.4 Interest: Interest shall accrue and be chargeable on credit and debit balances on the STSSC Account as follows:

(a) the Settlement System Administrator shall have the right to charge interest on any debit balance on the STSSC Account; and

(b) the Settlement System Administrator shall be liable to pay interest on any credit balance on the STSSC Account.

The rate of interest shall be agreed from time to time between the Executive Committee and the Settlement System Administrator and shall accrue from day to day on the basis of a 365-day year on the credit or debit balances outstanding.

3.5 Over-recovery: If at the end of an Accounting Period there shall be a credit balance on the STSSC Account the Settlement
System Administrator shall account for that balance to such persons as the Executive Committee shall direct.

4.   CHARGES FOR CONSULTANCY SERVICES

4.1 Standing Charge: The Settlement System Administrator shall have the right to recover in respect of each month the standing charge for Consultancy Services set out in the Menu of Consultancy Services Prices, whether or not Consultancy Services are Ordered or the volume of service under the relevant Service Line has been reduced to zero or the relevant Service Line cancelled. It is agreed that standing charges for Consultancy Services are applicable only to Service Lines 8 (Service to Pool Auditor), 10 (Service to CEO and Pool Members), 12 (Management of Settlement Change) and 13 (Consultancy, Committee Support and Training Services).

4.2 Manpower Charges: The Settlement System Administrator shall have the right to charge for manpower provided or to be provided for Consultancy Services at the following rates, subject as provided in sub-section 4.3 below:

(a) if the Order for Consultancy Services is received by the Settlement System Administrator 12 months or more before the date on which the Consultancy Service is required, the FSC Rate;

(b) if the Order for Consultancy Services is received by the Settlement System Administrator two or more months but less than 12 months before the date on which the Consultancy Service is required, the ASC Rate;

(c) if the Order for Consultancy Services is received by the Settlement System Administrator less than two months before the date on which the Consultancy Service is required, the SCR Rate;
and

(d) if the Order for Consultancy Services is an extension of an existing manpower commitment in accordance with sub-section 2.2 of Part F. at the relevant rate provided in that sub-section.

4.3 Revisions to charges: If in connection with Orders for Consultancy Services with the same stated objective the total period (being the original period and all extensions pursuant to sub-section 2.2 of Part F) for which manpower in a particular skill category charged by reference to:

(a) the ASC Rate is provided equals or exceeds 12 months then, from the date which is two months after receipt of the Order which extends the total aggregate period for the provision of such manpower up to or beyond 12 months, the Settlement System Administrator shall charge for the provision of such manpower at the FSC Rate provided that in no event shall the FSC Rate apply within the minimum four month period referred to in sub-section
2.1 of Part F; and

(b) the SCR Rate is provided equals or exceeds two months then, from the date which is one month after receipt of the Order which extends the total aggregate period for the provision of such manpower up to or beyond two months, the Settlement System Administrator shall charge for the provision of such manpower at the ASC Rate provided that in no event shall the SCR Rate apply within the two month period following the date such manpower was first provided.

5.   CHARGES FOR DEVELOPMENT SERVICES

5.1 Standing Charge: The Settlement System Administrator shall have the right to recover in respect of each month the standing charge for Development Services set out in the Menu of Development Services Prices, whether or not Development Services are Ordered or the volume of service under the relevant Service Line has been reduced to zero or the relevant Service Line cancelled. It is agreed that standing charges for Development Services are applicable only to Service Lines 15 (Design Authority), 18 (System Development) and 19 (System Integration).

5.2 Template Charging: Subject as provided in the following sub-sections of this Section 5, the Settlement System
Administrator shall charge for Development Services Ordered to a Project Template in accordance with the terms of that Project
Template.

5.3 Manpower Charges: The Settlement System Administrator shall have the right to charge for manpower provided or to be provided for Development Services at the following rates, subject as provided in sub-section 5.4 below:

(a) if the Order for Development Services is received by the Settlement System Administrator 12 months or more before the date on which the Development Services is required, the FSC Rate;

(b) if the Order for Development Services is received by the Settlement System Administrator two or more months but less than 12 months before the date on which the Development Service is required, the ASC Rate;

(c) if the Order for Development Services is received by the Settlement System Administrator less than two months before the date on which the Development Services is required, the SCR Rate;
and

(d) if the Order for Development Services is an extension of an existing manpower commitment in accordance with sub-section 3.2 of Part F. at the relevant rate provided in that sub-section.

5.4 Revisions to Charges: If in connection with Orders for Development Services with the same stated objective the total period (being the original period and all extensions pursuant to sub-section 3.2 of Part F) for which manpower in a particular skill category charged by reference to:

(a) the ASC Rate is provided equals or exceeds 12 months then, from the date which is two months after receipt of the Order which extends the total aggregate period for the provision of such manpower up to or beyond 12 months, the.Settlement System Administrator shall charge for the provision of such manpower at the FSC Rate provided that in no event shall the FSC Rate apply within the minimum four month period referred to in sub-section
3.1 of Part F; and

(b) the SCR Rate is provided equals or exceeds two months then, from the date which is one month after receipt of the Order which extends the total aggregate period for the provisions of such manpower up to or beyond two months, the Settlement System Administrator shall charge for the provision of such manpower at the ASC Rate provided that in no event shall the SCR Rate apply within the two month period following the date such manpower was first provided.

5.5 Fixed Charges: Notwithstanding the provisions of sub-sections 5.2, 5.3 and 5.4 above, if Development Services have been Ordered on a fixed price basis in accordance with sub-section 3.5 of Part F. the Settlement System Administrator shall charge for such Development Services on the terms of the written fixed price agreement referred to in that sub-section and not on the terms of sub-sections 5.2, 5.3 and 5.4 above (but without prejudice to the Settlement System Administrator's right to recover the standing charge referred to in sub-section 5.1 above).

6.   CHARGES FOR NON-MENU SERVICES

The charge for each Non-Menu Service shall be the price set out in the agreed documentation for the provision of such Non-Menu
Service.

7.  THIRD PARTY PROCUREMENT COSTS

In respect of any Third Party Contract where in accordance with the terms of the Order relating thereto the Third Party Costs are to be invoiced to the Settlement System Administrator and passed directly through to Pool Members, the Setdement System Administrator shall have the right to recover the Handling Charge in respect of such Third Party Costs.

8.   POOL DATA CATALOGUE FEES

8.1 Amount of Pool Data Catalogue Fees: The fee payable by a Party pursuant to Clause 34.2.1 (the "Pool Data Catalogue Fee") shall be determined from time to time by the Executive Committee and confirmed by Order, but shall not be less than the aggregate of (a) the cost to the Settlement System Administrator of providing all such data and other information or (as the case may be) such of it as is requested by such Party, and (b) the Handling Charge, provided that the Executive Committee may, in its discretion, determine that such fee shall be less than the aggregate of (a) and (b) but, in such event, such Order shall also specify that the difference between such fee and such aggregate amount shall be charged to all Pool Members as if it were a Third Party Cost.

8.2 Payment of Pool Data Catalogue Fees: The Pool Data Catalogue Fee shall be payable in arrears within 15 days after the issue by the Settlement System Administrator of an invoice therefor or within such other period as may be agreed from time to time by the relevant Party and-the Settlement System Administrator. All such payments shall be made in sterling in cleared funds in full without set-off or counter-claim, withholding or deduedon of any kind whatsoever but without prejudice to any other remedy.

8.3 Disputes: In the event of any dispute regarding payment of the Pool Data Catalogue Fee, a Party may not withhold payment of any invoiced amount therefor but may refer such dispute to arbitration in accordance with Clause 83 following payment.

8.4 Interest on non-payment: The provisions of sub-section 3.3 of Part J shall apply motatis mutant to any amount due to the Settlement System Administrator pursuant to sub-section 8.2 above which is not received on the due date.

8.5 Absence of Order: In the absence of an Order confirming the Pool Data Catalogue Fee, the Settlement System Administrator may charge Parties a fee pursuant to Clause 34.2.1 equal to the aggregate of (a) the cost to the Settlement System Administrator of providing all such data and other information or (as the case may be) such of it as is requested by the relevant Party and (b) the Handling Charge.

9.  SUMMARY OF CHARGES RECOVERABLE

In respect of any month the Settlement System Administrator shall have the right to recover from all Pool Members the following amounts in respect of Services provided or to be provided during that month:

(a) charges for all Continuous Production Services provided or to be provided during such month, determined as provided in sub-section 2.1 above;

(b) charges for all Ad Hoc Production Services provided or to be provided during such month, determined as provided in sub-section
2.3 above;

(c)  charges for the provision of Services in Service Line 14
(Second Tier Metering) provided or to be provided during such month, determined as provided in sub-section 3.1 above;

(d) the monthly standing charge for Consultancy Services, determined as provided in sub-section 4.1 above;

(e) charges for all Consultancy Services provided or to be provided during each month, determined as provided in sub-section
4.2 above;

(f) the monthly standing charge for Development Services, determined as provided in sub-section 5.1 above;

(g) charges for all Development Services provided or to be provided during such month, determined as provided in sub-section
5.2 or 5.5 above;

(h) charges for Services provided or to be provided during such month requested by the Director or his staff pursuant to Service
Line 9 (Service to the Director General of Electricity Supply)
(or a substitute Service Line in agreed form);

(i)  charges for all Non-Menu Services, determined as provided in
Section 6 above:

(j)  Third Party Costs that have been invoiced to the Settlement
System Administrator during such month, and the Handling Charge in respect thereof;

(k)  the shortfall (if any) in the Minimum Manpower Charge
Commitment, determined as provided in Section 10 below; and

(l) any charges which are expressed in this Agreement as recoverable "in accordance with the Charging Procedure"

provided that with the exception of:

(i)  the recovery of the standing charges for Consultancy
Services and Development Services;

(ii) until such time as an ordering procedure is agreed between the Settlement System Administrator and the Executive Committee, the recovery of charges for Services referred to in paragraph (c) above;

(iii) the recovery of charges for Services referred to in paragraph (h) above;

(iv) the recovery of the Monthly Minimum Manpower Charge
Commitment;

(v)  the recovery of the Minimum Contract Price; and

(vi) the recovery of charges for Services referred to in Sections
(2)(b) and 2(e) of Part E,

the Settlement System Administrator shall not have the right to recover charges in respect of Services provided or to be provided unless an Order in respect of those Services has been received by the Settlement System Administrator.

10.  MONTHLY MINIMUM MANPOWER CHARGE COMMITMENT

10.1 Monthly recovery: If in respect of any month the aggregate of the charges referred to in paragraphs (e) and (g) of Section 9 above shall be less than the Monthly Minimum Manpower Charge Commitment, the Settlement System Administrator shall have the right to recover the amount of such shortfall without an Order.

10.2 Reconciliation procedure: A reconciliation of the Services provided against the amounts received on account of the Monthly Minimum Manpower Charge Commitment shall be carried out at the times and in the manner provided in sub-section 6.2 of Part D, and any resultant adjustment shall be taken into account in the next invoice for Post Charges to be issued under Part J.

11.  MINIMUM CONTRACT PRICE

11.1 Annual recovery: If in respect of any SSA Accounting Period the aggregate of the charges referred to in paragraphs (a), (b),
(d), (e), (f), (g) and (k) of Section 9 above (but excluding any such charges under paragraphs (a), (b), (e) and (g) of Section 9 referable to Services provided under Service Lines 9, 11, 14, 16, 17, 18 and 21) recovered for all months in such SSA Accounting Period shall be less than the Minimum Contract Price, the Settlement System Administrator shall have the right to recover the amount of such shortfall without an Order in the first monthly invoice to be issued under Part J after the end of such SSA Accounting Period.

11.2 Monthly recover: If in any SSA Accounting Period it appears to the Account Manager (acting reasonably) after consultation with the Contract Manager and by reference to Orders received that the sum of the charges referred to in sub-section 11.1 above for the remainder of such SSA Accounting Period when aggregated with the sum of such charges already recovered in such SSA Accounting Period will be less than the Minimum Contract Price, the amount of such shortfall may be recovered without an Order in monthly instalments over the remaining months of such SSA Accounting Period, the amount of such instalments being agreed in advance by the Contract Manager and the Account Manager, such agreement not to be unreasonably withheld.

11.3 Minimum Contract Price: The Minimum Contract Price in respect of any SSA Accounting Period shall be the amount set out against such SSA Accounting Period in the document entitled
Minimum Contract Price Menu in the agreed form.


                             PART H

CHARGES FOR SERVICES: EXCEPTIONAL ITEMS

    1.EXTENSION PERIOD CHARGES

The Settlement System Administrator shall be entitled to charge in accordance with the Charging Procedure for all and any Services provided during the Extension Period by the Settlement
System Administrator as follows:

    (a)where the first Extension Notice is served on the Settlement System
Administrator at least six months before the Termination Date:

    (i)for the first three months of all Extension Periods (taken together), the Settlement System Administrator shall be entitled to charge for Services in accordance with the appropriate rates for those Services in the relevant Menu of Prices multiplied by 1.0; and

    (ii)for the second three months of all Extension Periods
(taken - together), the Settlement System Administrator shall be entitled to charge for Services in accordance with the appropriate rates for those Services in the relevant Menu of Prices multiplied by 1.1; and

(iii) for any period thereafter, the Settlement System
Administrator shall be entitled to charge for Services in accordance with the appropriate rates for those Services in the relevant Menu of Prices multiplied by 1.2;

    (b)where the first Extension Notice is served on the Settlement System
Administrator less than six months but more than three months before the Termination Date:

    (i)for the first three months of all Extension Periods (taken together), the Settlement System Administrator shall be entitled to charge for Services in accordance with the appropriate rates for those Services in the relevant Menu of Prices multiplied by 1.1; and

    (ii)for any period thereafter, the Settlement System
Administrator
shall be entitled to charge for Services in accordance with the appropriate rates for those Services in the relevant Menu of Prices multiplied by 1.2; and

    (c)where the first Extension Notice is served on the Settlement System Administrator less than three months before the Termination Date, the Settlement System Administrator shall be entitled to charge for Services in the Extension Period in accordance with the appropriate rates for those Services in the relevant Menu of Prices multiplied by 1.2.

If the aggregate of any additional or consequential costs (other than manpower costs) properly incurred in any Extension Period and reported on by the auditor of the Settlement System Administrator exceeds the aggregate . of the incremental rates charged in any such Extension Period in accordance with paragraphs (a) to (c) above the amount of such cost shall be recoverable by the Settlement System Administrator.

2.   BAD DEBTS

The total cost of any bad debts (including interest thereon) of the Settlement System Administrator in providing the Services and arising in any SSA Accounting Period may be recovered by the Settlement System Administrator in any subsequent SSA Accounting Period as if it were a Third Party Cost (but the Settlement System Administrator shall not have the right to recover the Handling Charge in respect thereof).

3.   NEW TAXES OR NEW LEGISLATION

    3.1New taxes: If by reason of the introduction of a new tax (other than a tax on overall net income) the cost to the Settlement System Administrator of providing the Services is increased or the amount of any payment received or receivable by the Settlement System Administrator under the SSA Arrangements for providing the Services is reduced, then:

    (a)forthwith upon becoming aware of the happening of such event the Settlement System Administrator shall notify the Executive Committee who shall thereupon notify the Pool Members;

    (b)the Settlement System Administrator shall, as soon as is reasonably practicable, give the Executive Committee (who shall thereupon notify the Pool Members) a certificate giving details of the new tax and the amount of such additional cost or reduction and the calculation thereof and the period to which it applies together with a report from its auditors confirming that they have reviewed the basis of the calculation of the additional cost or reduction and confirming the accuracy of the calculation; and

(c) subject to the Settlement System Administrator complying with its obligations under paragraphs (a) and (b) above, the Settlement System Administrator shall have the right to recover from Pool Members the amount of such additional cost or reduction through an adjustment to the Menus of Prices or in such other manner as may be agreed with the Executive Committee as will in either case ensure that the Settlement System Administrator is kept whole in respect of such additional cost or reduction.

    3.2New legislation: If at any time the Settlement System Administrator becomes subject to either a new statute passed by the government of the United
Kingdom or a new European Union regulation which is directly applicable, in either case under which the Settlement System Administrator is obliged to act in a manner which materially increases the cost to it of providing the Services then it shall notify the Executive Committee of such a change and if the
Executive Committee is satisfied, in its sole discretion, that:

    (a)the Settlement System Administrator is obliged to act in accordance with the new legislation; and

    (b)the cost to the Settlement System Administrator of providing the Services as a whole will be materially increased as a result of complying with such legislation,

the Executive Committee shall enter into good faith negotiations with the Settlement System Administrator to agree(but with no absolute obligation on the Executive Committee or the Settlement System
Administrator to agree) amendments to the Menus of Prices to reflect such increased costs.

4.  EXCEPTIONAL ITEMS

If, where Service Line 21 (Emergency Services) is invoked by the Executive Committee, the Settlement System Administrator shall necessarily incur additional costs in running the Settlement Business during a Security Period, those costs shall be regarded as beyond the control of the Settlement System Administrator and the Settlement System Administrator may recover the same, together with an administration charge of 2.5 per cent., as if they were Third Party Costs (but shall not have the right to recover the Handling Charge in respect thereof) provided that such costs have been verified as additional costs by the Settlement System Administrator's auditors. Pool Members shall be obliged to pay the actual amount of such costs and all reasonable costs of the Settlement System Administrator's auditors in verifying the same.

5.   MARKET TEST COSTS

Where any market test is commissioned by the Executive Committee, Pool Members shall be liable according to their Contributory
Shares for:

(a) all Third Party Costs (if any) incurred in contracting for the market test services; and

    (b)all costs (if any) directly and properly incurred by ESIS in appraising the result of a market test of which the Settlement System Administrator has been asked to take account pursuant to sub-section 9.3 of Part B and in requesting clarification of the method and clarification and correction of the results thereof.

6.   PIP REBATES

If as a result of the implementation of a Performance Improvement
Programme there shall be any rebate due to Pool Members in respect of the charges of the Settlement System Administrator for the provision of Services, Pool Members will be credited a proportionate sum of such rebate according to their Contributory
Shares in the next invoice issued by the Settlement System
Administrator under Part J.

                             PART I

             DEFERRED SETTLEMENT PROJECT EXPENDITURE

1.   SOFTWARE EXPENDITURE ALREADY CAPITALISED

The Settlement System Administrator shall have the right to recover Software expenditure capitalised in its books at 1st April, 1994 at the aggregate of (a) its net book value at that date, (b) a margin of 6 per cent. per annum on the reducing balance of such value and (c) a financing interest charge on such reducing balance at a rate per annum equal to the base rate from time to time of Barclays Bank PLC plus 2 per cent.. Such recovery shall be made monthly as Deferred Settlement Project Expenditure from 1st April, 1994 through the charges for Continuous Production Services spread evenly over the remainder of the agreed depreciation period relating to the relevant item of Software expenditure.

2.  EXISTING WORK IN PROGRESS AS AT APRIL, 1994

The Settlement System Administrator shall have the right to recover Software development work in progress recorded in its books at 1st April, 1994 on a monthly basis as Deferred Settlement Project Expenditure through the charges for Continuous Production Services spread evenly over 60 months starting with the month following commissioning of the Software. The aggregate amount to be recovered shall be:

    (a) the net book value of all such Software development work in progress at lstApril, 1994;

    (b) the cost of the Settlement System Administrator's manpower used since 1st April, 1994 in developing such Software, calculated on the basis of the then current Menu of Manpower Prices;

    (c) Third Party Costs (if any) since 1st April, 1994 in developing such Software;

    (d) a margin of 6 per cent. per annum on the reducing balance of the value referred to in (a) above starting from 1st April, 1994; and

    (e) a financing interest charge as agreed from time to time by the Executive Committee and the Settlement System Administrator on such reducing balance, and over such periods as may be agreed by the Executive Committee and the Settlement System Administrator, through an appropriate amendment to the Menu of Prices for Continuous Production Services.

    3.NEW PROJECTS SINCE APRIL, 1994

In respect of Software development projects Ordered on or after 1st April, 1994, the Settlement System Administrator shall have the right to recover the price for any such project as revenue charges when incurred unless in Ordering the project the Contract Manager agrees with the Settlement System Administrator that the price should be recovered on a deferred basis as Deferred Settlement Project Expenditure in which event it shall be recovered (together with an interest charge and arrangement fee, if agreed) over such period as may be so agreed through the charges for Continuous Production Services by an appropriate amendment to the Menu of Production Services Prices.

                             PART J

                          COST RECOVERY

1.   CHARGES RECOVERABLE BY THE SETTLEMENT SYSTEM ADMINISTRATOR

The Settlement System Administrator shall have the right to recover from all Pool Members all sums due to it from them under the SSA Arrangements provided that such sums are invoiced in accordance with this Part. All sums to be recovered must be included in an invoice for Prior Charges or an invoice for Post Charges. In respect of any month, the amounts invoiced on an invoice for Prior Charges and on an invoice for Post Charges shall together be known as the Total Sum Due in respect of that month.

2.   INVOICING

2.1  Invoice Statementfor Prior Charges: The Settlement System
Administrator shall send the Contract Manager an invoice statement for Prior Charges in the agreed form in respect of each month no later than 45 days prior to the commencement of such month.

2.2  Content of Invoice Statement: Each invoice statement for
Prior Charges shall specify the amount due in respect of Services to be provided during the relevant month as follows:

(a)   the charge for Continuous Production Services;

(b)   the monthly standing charge for Consultancy Services;

(c)  the monthly standing charge for Development Services;

(d)  the greater of (i) the Monthly Minimum Manpower Charge
Commitment and (ii) the charges for manpower Ordered for that month in connection with Consultancy Services and Development
Services at the FSC and ASC Rates; and

(e) (i) to one-twelfth of the Suppliers Second Tier Charge for that Accounting Period; and

    (ii)the anticipated under-recovery (if any) in the Accounting
Period to date of charges for the provision of Services in Service Line 14 (Second Tier Metering), plus or minus the interest accrued on the debit or credit balance (as the case may be) on the STSSC Account.

2.3 Invoice Statementfor Post Charges. The Settlement System
Administrator shall send the Contract Manager an invoice statement for Post Charges in the agreed form in respect of each month no later than ten days after the end of such month.

2.4 Content of Invoice Statement: Each invoice statement for Post
Charges shall specify the amount due in respect of Services provided during the relevant month and not contained in the invoice statement for Prior Charges for such month as follows:

(a) the charge for Continuous Production Services not charged under sub section 2.2(a) above;

(b)  the charge for Ad Hoc Production Services;

(c) the charge for Consultancy Services and Development Services not charged under sub-section 2.2(d) above;

(d) the charge for Non-Menu Services;

(e) any Third Parq Costs together with the associated Handling
Charge;

(f) any charges for Services provided during such month requested by the Director or his staff under Service Line 9
(Service to the Director General of Electricity Supply); and

(g) any charges for items expressly stated to be otherwise recoverable "in accordance with the Charging Procedure".

2.5 Disputes: The Contract Manager shall raise, in writing, any concerns in relation to any such invoice statements as are referred to in sub-section 2.1 or 2.3 above within five working days of receipt of the same, but shall not be precluded from raising any such concerns at any later stage. If any concerns are not settled by the date the invoices are required to be despatched to Pool
Members, such invoices may be despatched by the Settlement System Administrator on the basis it reasonably believes to be correct insofar as they relate to Prior Charges or Post Charges which are not disputed by the Contract Manager. Any Prior Charges or Post Charges which are believed in good faith to be wrong by the Contract Manager and continue to be disputed in good faith may not be included in any invoice until the amount outstanding has been settled between the Settlement System Administrator and the Contract
Manager. Where, after investigation, it is agreed between the Contract Manager and the Settlement System Administrator that the amount disputed has in fact been correctly calculated by the Settlement System Administrator, the Settlement System Administrator shall have the right to charge interest on such Prior Charges or Post Charges in accordance with and on the basis set out in sub-section 3.3 below from the date upon which they would have been due for payment if undisputed. Any adjustment following settlement of outstanding concerns will be made through the next invoice issued under this Part.

2.6 Invoices to Pool Members: The Settlement System Administrator shall send each Pool Member an invoice:

(a) in respect of an invoice for Prior Charges, no later than the first day of the month prior to the month in respect of which the relevant charges are to be recovered; and

(b) in respect of an invoice for Post Charges, no later than ten days after such statement is sent to the Contract Manager,

in each case for an amount determined in accordance with Part K.

2.7  Resignation or removal of the Settlement System
Administrator: Where the Settlement System Administrator resigns in accordance with Section 14 of Schedule 4 or is removed in accordance with Section 17 of Schedule 4, the Settlement System Administrator shall be responsible for all Transition Costs.
Accordingly:

(a) Orders placed by Pool Members cannot be used to defray
Transition Costs; and

(b) the Settlement System Administrator shall not include any Transition Costs in any future invoice statements.

3.  PAYMENTS

3.1 Payments by Pool Members: Pool Members shall settle any invoices delivered to them pursuant to Section 2 above on, and the due date for payment shall be:

(a) in the case of an invoice for Prior Charges, the last working day of the month prior to the month in respect of which the charges relate; and

(b) in the case of an invoice for Post Charges, the last working day of the month in which the invoice is delivered to Pool
Members.

All amounts shall be paid in sterling in cleared funds and in full without set-off or counter claim, withholding or deduction of any kind whatsoever but without prejudice to any other remedy. All charges are exclusive of United Kingdom Value Added Tax which shall be added to such charges, if applicable.

3.2 Disputes: If there is any dispute regarding charges in any month, a Pool Member may not withhold payment of any invoiced amount but, for the avoidance of doubt, may refer such dispute to arbitration in accordance with Clause 83 following payment.

3.3 Interest on non-payment: If any amount due to the Settlement System Administrator is not received on the due date the Pool Member is required to pay such amount, such Pool Member shall pay interest to the Settlement System Administrator on such amount from and including the date of default up to but excluding the date of actual payment (after as well as before judgment) at the rate which is 4 per cent. per annum above the base rate from time to time during each period of default of National Westminster Bank plc.

3.4 Payment of charges: Each Pool Member shall pay its due proportion of the Settlement System Administrator's charges for each SSA Accounting Period determined in accordance with Part K.

4.  ALLOCATION OF CHARGES

4.1 Allocation: The Settlement System Administrator shall allocate its charges amongst Pool Members in accordance with Part K.

4.2 New and former Pool Members: Any Pool Member which is a Pool Member for part only of any month shall pay charges on an interim basis of such amount apportioned on a daily basis for each day that it was a Pool Member during that month on the basis of the allocation of charges set out in Part K. Adjustments to charges on all Pool Members as a result of existing Pool Members leaving or new Pool Members joining will be set out in the invoice published for the Post Charges for the relevant month whereupon the Pool Members and/or former Pool Members shall be required to pay such additional amount or shall be entitled to such reimbursement.

                             PART K

                      ALLOCATION OF CHARGES

1.   THE SETTLEMENT SYSTEM ADMINISTRATOR'S CHARGES

1.1 Payment of Total Sum Due: Each Pool Member shall be obliged to pay the amount allocated to it in accordance with this Part K. The total aggregate amount allocated to all Pool Members in respect of any month shall equal the Total Sum Due in respect of such month.

1.2 Allocation of Total Sum Due: The Total Sum Due in respect of each month shall be allocated amongst Pool Members as follows:

(a) first, each Pool Member:

(i) shall pay the costs (if any), as detailed in the relevant invoice, associated with any change to the Software necessitated by such Pool Member's request for:

(A) data from Settlement additional to that which is generally provided to other Pool Members of the same class; or

(B) for reporting of data in a format different from that in which data are generally provided to other Pool
Members of the same class

(which costs shall, in the first SSA Accounting Period that they are charged to such Pool Member, have added to them a single lump sum payment for maintenance equal to 40 per cent. of the costs of such charge, as reasonably determined by the Settlement System Administrator);

(ii) shall pay the costs (if any and as far as the same are directly referable to such Pool Member) for the use by such Pool Member of electronic mail, the provision and maintenance of telecommunication circuits from data collector outstations and any other services procured or provided by the Settlement
System Administrator which.are directly referable to such Pool
Member; and

(iii) if it is a Supplier, shall pay its Supplier's Second Tier
Charge for that month;

(b)secondly:

(I) each Generator shall pay pounds 500 (or such other amount as the Executive Committee and the Settlement System Administrator may agree) for each of its Generating Units in respect of which standing data have been submitted; and

(ii) each Pool Member shall pay pounds 750 (or such other amount as the Executive Committee and the Settlement System Administrator may agree) for each Metering System in respect of which it is the Registrant;

(c)  thirdly, but only in respect of the first month in an SSA
Accounting Period in which a Generator or Supplier is a Pool Member:

(i) subject as provided in paragraphs (ii) to (vii) inclusive below, each Pool Member shall pay an annual membership fee as follows: -

Category                                                   Fee
(A)                         Small
(1)                A Supplier with a maximum demand       pounds 9,000
                   at any time during such year
                   (as reasonably determined by the
                   Executive Committee) of less
                   than 200MW or a Generator with an
                   aggregate Registered Capacity
                   of less than 50MW (other than a
                   Supplier or Generator referred to in
                   (2) below)

(2)                A Supplier with a maximum demand        pounds 2,500
                   at any time during such year
                   (as reasonably determined by
                   Executive Committee) of less than
                   200MW or a Generator with aggregate
                   Registered Capacity of less than 50MW,
                   in either case which requires to
                   have delivered to it only its own
                   trading information

(B)  Intermediate   A Supplier with a maximum demand at     pounds 20,000
                    any time during such year (as reasonably determined by the Executive Committee) of 200MW or more up to (but excluding)
                    2000MW or a Generator with aggregate
                    Registered Capacity of 50MW or more up
                    to (but excluding) 1000MW


(C)  Large          A Supplier with a maximum demand at any
                    time during such year (as reasonably
                    determined by the Executive Committee)
                    of 2000MW or more or a Generator with
                    aggregate Registered Capacity of lOOOMW
                    or more                                  pounds 45,000

(ii) any Pool Member which is both a Generator and a Supplier shall pay only one membership fee, being that fee which is the greater of its annual membership fee as a Generator and its annual membership fee as a Supplier (and, if both are the same amount, such Pool Member shall pay only its membership fee as a Generator): such fee shall continue to be payable regardless of any change during the relevant year in the capacity(ies) in which such Pool Member participates as a Pool Member;

(iii) unless otherwise resolved by the Executive Committee with respect to the relevant Pool Member, a Pool Member with no demand or generation shall not pay any membership fee and, if the Executive Committee shall so resolve, shall pay only that membership fee referable to a Pool Member falling within the relevant sub-category of paragraph (i) (A) above;

(iv) if, in its reasonable opinion, the Executive Committee considers:

(A) any Pool Member (not being a Pool Member referred to in paragraph (iii) above) to be insignificant in terms of generation or demand, it may waive the membership fee for such Pool Member until further notice; and

(B) if inequitable or otherwise inappropriate to levy the full amount of the membership fee that would otherwise be payable by any Pool Member, it may waive all or part of such fee on such terms and for such period(s) as it reasonably sees fit;

(v) (A) any Pool Member falling within sub-category (2) of paragraph (i) (A) above which wishes to receive data by electronic mail shall be required to pay an additional monthly membership fee of one-twelfth of pounds 800; and

(B) any Pool Member which wishes to receive data by courier shall be required to pay an additional monthly membership fee of one-twelfth of pounds 1,000;

(vi) the Executive Committee may from time to time amend the categories of membership and the fees (with the consent of the Settlement System Administrator, such consent not to be unreasonably withheld or delayed);

(vii) the charges referred to in paragraph (b) above and in this paragraph (c) shall be adjusted in relation to each Pool Member, Generator or Supplier, as the case may be, by reference to the number of days during each year for which such Party was a Pool Member and (where appropriate) the number of Generating Units or Metering Systems allocated to it during such period;

(d)  fourthly, 100 per cent. of the balance of the Total Sum
Due during any month not recovered pursuant to paragraphs (a) to (c) (inclusive) above shall be allocated amongst all Pool Members during such month by reference to the Contributory Shares of each Pool
Member.

For this purpose, each Pool Member's due proportion of the charges shall be assessed first by reference to the then latest Contributory Shares of all Pool Members calculated by the Executive Committee for the period and each part thereof to which such charges relate (or, if and to the extent that the charges relate to a period for which no such calculation has yet been made, by reference to the then most recently calculated current Contributory Shares of all Pool Members) and shall thereafter be readjusted from time to time for each day within the relevant period following changes to the Contributory Shares of Poo Members for all or any part of such period or (as the case may be) following the calculation of the Contributory Shares for such period.

Provided that, in calculating the balance of the Total Sum Due payable by each Pool Member in any month, the annual membership fee payable by each Pool Member in accordance with paragraph (c) above shall be divided by the number of complete months in the SSA Accounting Period remaining after the date of payment of such annual membership fee and the resultant figure (after rounding to the nearest pounds 1) shall be credited to the relevant Pool Member for offset against its proportionate share of the Total Sum Due for each such remaining month.

1.3 Prima facie evidence: The Settlement System Ad ministrator's determination of the allocation of all costs during any month shall, in the absence of manifest error, be prima facie evidence thereof.

1.4 Contributory Shares: The Settlement System Administrator shall advise each Pool Member of its Contributory Share and how such Contributory Share is calculated.

                           SCHEDULE 5

                  Form of Admission Application

The Executive Committee for the
Pooling and Settlement System in England and Wales

Dear Sir,

[Date]

1. We tinsert full legal name and address of registered/principal office of applicant] refer to the Pooling and Settlement Agreement for the electricity industry in England and Wales dated 30th March, 1990 (as amended, varied, supplemented, modified or suspended, the "Pooling and Settlement
Agreement").

2. Unless the context otherwise requires, words and expressions defined in the Pooling and Settlement Agreement shall bear the same meanings respectively when used herein.

3. We hereby apply to be admitted as an additional party to the Pooling and Settlement Agreement pursuant to Clause 3 thereof. We wish to participate as a [ [Generator]/ [Supplier]/ [Externally
Interconnected Party] ] .

    4.We confirm that:

(A)(i) we have been granted and have in full force and effect a Generation Licence or we have made and have current an application for such a licence; or

(ii) we are exempted from the obligation to hold a Generation
Licence by reason of an exemption under section 5 of the Act; or

(iii) we have entered into an Interconnection Agreement under which we will, subject to becoming a Pool Member, have the right (whether alone or together with others) then or at any time in the future to use all or any part of an External Interconnection for the delivery of electricity to the NGC Transmission System; or

(iv) we are acting as the agent for a person generating or proposing to generate electricity on terms whereby we have the exclusive right to all the output of those Generating Unit(s) of such person and in respect of which we have been appointed agent;

(B) (i) we have been granted and have in full force and effect a PES Licence or a Second Tier Supply Licence or we have made and have current an application for such a licence; or

(ii) we are exempted from the obligation to hold a PES Licence or (as the case may be) a Second Tier Supply Licence by reason of an exemption under section 5 of the Act; or

(iii) we have entered into an Interconnection Agreement under which we will, subject to becoming a Pool Member, have the right (whether alone or together with others) then or at any time in the future to use all or any part of an External Interconnection for the taking of electricity from the NGC Transmission System;

(C) (I) we are [or [ ] (being our agent and a person which the Executive Committee has confirmed in writing to us is acceptable to the Executive Committee, a copy of which confirmation is enclosed) is] registered for United Kingdom Value Added Tax purposes;

(ii) we have [or our agent has] so arranged matters that any payment receivable by us under or pursuant to the Pooling and Settlement Agreement will constitute for United Kingdom Value Added Tax purposes the consideration for a taxable supply made in the United Kingdom by us [or our agent] as a taxable person in the United Kingdom in the course of furtherance of a business;

(iii) we have [or our agent has]* so arranged matters that any payment required to be made by us under or pursuant to the Pooling and Settlement Agreement will constitute for United Kingdom Value Added Tax purposes the consideration for a taxable supply made in the United Kingdom to us [or our agent]*; and

(iv) in any case where any electricity has been or will be generated or produced by us outside the United Kingdom, we have [or our agent has]* so arranged matters that any import thereof for the purposes of or otherwise in connection with the Pooling and Settlement Agreement will constitute for United Kingdom Value Added Tax purposes an importation or acquisition of goods solely by us [or our agent] * and so not by any other Party.

5. We hereby represent and warrant to the Executive (for itself and on behalf of all the Parties) that:

(A) we are duly organised and validly existing under the laws of the jurisdiedon of our organization or incorporation;

(B)  we have the power to execute and deliver our Accession
Agreement and any other documentation relating to that Agreement or the Pooling and Settlement Agreement and such other agreements as are required thereby and to perform our obligations hereunder or thereunder and we have taken all necessary action to authorise such execution, delivery and performance; and

(C) such execution, delivery and performance do not violate or conflict with any law applicable to us, any provision of our constitutional documents, any order or judgment of any court or other agency of government applicable to us or any of our assets or any contractual restriction on or affecting us or any of our assets.

    We confirm that these representations and warranties will also be true an' correct in all material respects at the date of our admission as a New Party.

6.   We enclose the application fee of pounds [ ].

7. We accept and agree to be bound by the terms of Clause 3 of the Pooling and Settlement Agreement.

                        Yours faithfully,

              duly authorised for and on behalf of
            [insert full legal name of the New Party]

Complete/delete as appropriate. Include paragraph (A) if applying to be admitted as a Generator. Include paragraph (B) if applying to be admitted as a Supplier. Insert current application fee prescribed by the Executive Committee.

                           SCHEDULE 6

               Form of Pool Membership Application

The Executive for the Pooling and Settlement System in England and Wales.

Dear Sir,

Date

1. We [insert full legal name and address of registered/principal office of applicant] refer to the Pooling and Settlement Agreement for the electricity industry in England and Wales dated 30th March, 1990 (as amended, varied, supplemented, modified or suspended, the "Pooling and Settlement
Agreement").

2. Unless the context otherwise requires, words and expressions defined in the Pooling and Settlement Agreement shall bear the same meanings respectively when used herein.

3. We hereby apply to be admitted as a Pool Member pursuant to Clause 8.2 of the Pooling and Settlement Agreement. We wish to participate as a [[Generator]/[Supplier]/[and an External Pool
Member]]*.

4.    We confirm that:

(A)(i) we have been granted and have in full force and effect a Generation Licence; or

(ii)   we are exempted from the obligation to hold a Generation
Licence by reason of an exemption under section 5 of the Act; or

(iii) we have entered into an Interconnection Agreement under which we will, subject to becoming a Pool Member, have the right (whether alone or together with others) then or at any time in the future to use all or any part of an External Interconnection for the delivery of electricity to the NGC Transmission System; or

(iv) we are acting as the agent for a person generating or proposing to generate electricity on terms whereby we have the exclusive right to all the output of those Generating Unit(s) of such person and in respect of which we have been appointed agent;


(B)(i) we have been granted and have in full force and effect a PES Licence or a Second Tier Supply Licence; or

(ii) we are exempted from the obligation to hold a PES Licence or (as the case may be) a Second Tier Supply Licence by reason of an exemption under section 5 of the Act; or

(iii) we have entered into an Interconnection Agreement under which we will, subject to becoming a Pool Member, have the right (whether alone or together with others) then or at any time in the future to use all or-any part of an External Interconnection for the taking of electricity from the NGC Transmission System;

(C) with effect from the date of our admission as a Pool Member, we will accede as a party to the Funds Transfer Agreement and to the Deed of Indemnity in favour (inter alla) of the Chief Executive in accordance with their respective terms;

(D) on or before our admission as a Pool Member, we will open a Settlement Account and comply with all other applicable requirements of Schedule 11 to the Pooling and Settlement
Agreement;

(E) (i) we are [or [ ] (being our agent and a person which the Executive Committee has confirmed in writing to us is acceptable to the Executive Committee, a copy of which confirmation is enclosed) is] registered for United Kingdom
Value Added Tax purposes;

(ii) we have [or our agent has] so arranged matters that any payment receivable by us under or pursuant to the Pooling and Settlement Agreement will constitute for United Kingdom Value Added Tax purposes the consideration for a taxable supply made in the United Kingdom by us for our agent] as a taxable person in the United Kingdom in the course of furtherance of a business;

(iii) we have [or our agent has] so arranged matters that any payment required to be made by us under or pursuant to the Pooling and Settlement Agreement will constitute for United Kingdom Value Added Tax purposes the consideration for a taxable supply made in the United Kingdom to us [or our agent]; and

(iv) in any case where any electricity been or will be generated or produced by us outside the United Kingdom, we have [or our agent has] so arranged matters that any import thereof for the purposes of or otherwise in connection with the Pooling and Settlement Agreement will constitute for United Kingdom Value Added Tax purposes an importation or acquisition of goods solely by us [or our agent] and so not by any other Party; and

(F)***

Option 1

we have entered into and have in full force and effect (or, prior to our admission as a Pool Member, will enter into and have in full force and effect) all appropriate Connection Agreements;

- or -

Option 2

all appropriate Connection Agreements with [ ], being the relevant Externally Interconnected Party, in relation to [ ], being the relevant External Interconnection, are in full force and effect.

5.  We enclose:

[insert details of evidence in support of fulfilment of the other
Pool Membership Conditions set out in Clause 8.3 of the Pooling and Settlement Agreement].

                        Yours faithfully,

              duly authorised for and on behalf of
            [insert full legal name of the applicant]

*   Complete/delete as appropriate.
** Include paragraph (A) if applying to be admitted as a Generator.
*** Include paragraph (B) if applying to be admitted as a
    Supplier.
****Include Option 2 if applying to be admitted as an Externa!
    Pool Member.
    Otherwise include Option 1.

                           SCHEDULE 7

                    Form of Escrow Agreement

THIS AGREEMENT is made on
[ BETWEEN :]

    (1)NGC SETTLEMENTS LIMITED (registered number 2444282) whose registered office is situate at National Grid House, Sumner Street, London SE1 9JU for itself and on behalf of the Pool Members (as defined in the Pooling and Settlement Agreement hereinafter referred
to) acting through the Executive Committee (as hereinafter defined) (the "Settlement System Administrator", which expression shall include the Settlement System Administrator's successors in title); and

    (2)THE NATIONAL COMPUTING CENTRE LIMITED (registered number
881195) whose registered office is situate at Oxford Road, Manchester M1 TED (the "Custodian").

WHEREAS :

(A)  by various agreements (the "Pooling and Settlement
Arrangements") details of which are set out in Schedule A NGC
Settlements Limited has agreed to act as Settlement System Administrat or and operate a settlements system requiring the use of certain computer package(s) comprising computer programs and related systems;

(B) certain technical information and documentation describing or otherwise relating to the said computer programs and related systems is required for the understanding, maintaining, modifying and correcting of the said computer programs and related systems; and

(C) the Settlement System Administrator acknowledges that in certain circumstances a successor Settlement System Administrator may require possession of the said technical information and documentation up-to-date and in good order,

NOW IT IS HEREBY AGREED as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 In this Agreement:

"Director" means the Director General of Electricity Supply;

"Executive Committee" means the Executive Committee established under the Pooling and Settlement Arrangements and "Committee
Member" means a member of the Executive Committee;

"Material" means the source code and load (machine executable) modules and the technical information, manuals and other documentation described in Schedule B;

"Modifications"" means the source code and load (machine executable) modules and the technical information, manuals and other documentation relating to all modifications, updates and changes to the Material as accepted from time to time by the Executive Committee for use in the settlement process; and

"Receptacle" means the receptacle to contain a copy of the Material pursuant to Clause 2.2 and copies of all Modifications delivered pursuant to Clause 3.1.

1.2 Unless the context otherwise requires, words and expressions defined in the
Pooling and Settlement Arrangements shall bear the same meanings respectively when used herein.

DEPOSIT

2.1 Forthwith upon execution and delivery of this Agreement, the Settlement System Administrator will deposit and the Custodian will accept as custodian for the Pool Members (acting through the Executive Committee) a copy of the Material.

2.2 The Custodian will place the copy of the Material in the Receptacle.

2.3 The Custodian shall bear no obligation or responsibility to any person to determine the existence, relevance, completeness, accuracy or any other aspect of the Material and/or Modifications. The Custodian shall have no responsibility to determine that whatever is deposited or accepted by it for deposit is or is not Material and/or Modifications.

3.   MODIFICATIONS

3.1 Subject to and in accordance with the Pooling and Settlement Arrangements, the Settlement System Administrator will deposit a copy of all Modifications with the Custodian within 28 days of such Modifications being accepted by the Executive Committee.

3.2 The Custodian shall as soon as possible confirm receipt of all Modifications in writing to the Executive Committee and the Settlement System Administrator.

3.3 The Custodian will place a copy of all Modifications in the Receptacle.

4.RELEASE

4.1  The Custodian shall forthwith release to any successor
Settlement System Administrator appointed pursuant to and in accordance with the Pooling and Settlement Arrangements the copy(ies) of the Material and/or all the Modifications upon the written request of the Executive Committee provided that the Settlement System Administrator has resigned or has been removed as Settlement System Administrator under the Pooling and Settlement Arrangements and has not complied with its obligations relevant to the Material under Clauses 28.1.1 and 28.1.4 of the Pooling and Settlement Agreement for the Electricity Industry in England and Wales dated 30th March, 1990 (as amended, varied, Supplemented, modified or suspended from time to dme, the Spooling and Settlement Agreement").

4.2 Any written request of the Executive Committee referred to in Clause 4.1 shall be in the form of a statutory declaration by one or more Committee Members setting out the grounds on which release is sought and exhibiting such documentation in support thereof as the Custodian shall reasonably require.

4.3 Where any dispute shall arise as to the occurrence of the event set out in Clause 4.1, such dispute will be referred at the instance of either the Settlement System Administrator, the Custodian or the Executive Committee to the Director whose decision shall be final and binding.

5.  CONFIDENTIALITY

The Custodian agrees to maintain all information and/or documentation coming into its possession or to its knowledge under this Agreement in strictest confidence and secrecy, not to make use thereof other than for the purposes of this Agreement and not to disclose or release it other than in accordance with the terms hereof.

6.   FEES

The Settlement System Administrator will pay the Custodian's fees as detailed in Schedule C as a needed from time to time by written agreement between the parties. Such fees shall be invoiced monthly and paid within one month of the date of the invoice.

7.   TERMINATION

7.1 This Agreement shall terminate upon the release of the copy of the Material and copies of all Modifications in accordance with Clause 4.1.

7.2 This Agreement may be terminated by the Custodian by giving not less than 90 days' written notice to both the Executive and the Settlement System Administrator.

7.3 This Agreement may be terminated by the Settlement System Administrator giving not less than 90 dayst written notice to the Custodian provided that it may not terminate this Agreement without the consent of the Executive Committee first being given in writing unless it has been removed or has resigned as Settlement System Administrator and has complied with its obligations relevant to the Material under Clauses 28.1.1 and 28.1.4 of the Pooling and Settlement Agreement.

7.4 Upon termination under the provisions of Clause 7.2 or 7.3 the Custodian will deliver the copy(ies) of the Material and all the Modifications to the Settlement System Administrator (unless jointly instructed to the contrary by the Settlement System Administrator and the Executive Committee).

7.5 Termination of this Agreement for whatever reason will not relieve the Custodian from the obligations of confidentiality contained in Clause 5.

8.   TESTS

The Executive Committee shall be entitled to require the Custodian to carry out such tests in the presence of the Settlement System Administrator which in the reasonable opinion of the Custodian would reasonably establish that the Material and Modifications contain true and accurate versions of the source codes and load (machine executable) modules in use at the time of testing in the settlement process. Any reasonable charges and expenses incurred by the Custodian in carrying out such tests will be paid by the Settlement System Administrator.

9.  OBSOLETE MATERIAL AND MODIFICATIONS

9.1 The Executive Committee shall be entitled to review from time to time the Material and Modifications on deposit with the Custodian. Where the Execute Committee is satisfied that any part of the Material or Modifications on deposit has ceased to be used in the settlement process and will be of no further use, whether directly or indirectly, it may request the Custodian to release any such part to the then current Settlement System Administrator. Such request shall be in writing and identify the part or parts of the Material or Modifications to be released by the Custodian and state that the reason for such release is that such part or parts is or are no longer of use. The Custodian shall release such part or parts to the then current Settlement System Administrator as soon as conveniently possible after receipt of any such written request from the Executive Committee.

9.2 Notwithstanding the release of any part or parts of the Material or Modifications to the Settlement System Administrator pursuant to Clause 9.1, in the event that any such released Material or Modifications or copies thereof are subsequently used in the settlement process such Material or Modifications shall be placed on deposit and held in escrow pursuant to this Agreement on the same terms and conditions as any Modification.

10. NOTICES

10.1 Any notice or other communication to be given by one person to another person under, or in connection with the matters contemplated by, this Agreement shall be addressed to the recipient and sent to the address, telex number or facsimile number or such other person given in this Agreement for the purpose and marked for the attention so given or to such other address, telex number and/or facsimile number and/or marked for such other attention as such other person may from time to time specify by notice given in accordance with this Clause to the person giving the relevant notice or other communication to it.

10.2 Any notice or other communication to be given to the Settlement System Administrator shall be given to:

Address:                         Fairham House,
                                 Green Lane,
                                 Clifton,
                                 Nottingham NG11 9LN

Telex No:                        N/A

Facsimile No:                    0602 456728

Attention:                       General Manager

Any notice or other communication to be given to the Custodian shall be given to:

Address:                         Oxford House,
                                 Oxford Road,
                                 M anchester M 1 7ED

Telex No:                        66 8962

Facsimile No.:                   061-228 2579

Attention: Legal Department

Any notice or other communication to be given to the Executive
Committee shall be given to:

Address:       Chief Executive (Pooling and Settlement)
               30 Millbank,
               London SW1P 4RD


Telex No:           N/A

Facsimile No:  071-233-8254

Attention:     Chief Executive

10.3 Any notice or other communication to be given by one person to another person under, or in connection with the matters contemplated by, this Agreement shall be in writing and shall be given by letter delivered by hand or sent by first class prepaid post (airmail if overseas) or telex or facsimile, and shall be deemed to have been received:

10.3.1in the case of delivery by hand, when delivered; or

10.3.2in the case of first class prepaid post, on the second day following the day of posting or (if sent airmail overseas or from overseas) on the fifth day following the day of posting; or

10.3.3in the case of telex, on the transmission of the automatic answer-back of the addressee (where such transmission occurs before 1700 hours on the day of transmission) and in any other case on the day following the day of transmission; or

10.3.4 in the case of facsimile, on acknowledgement by the addressee's facsimile receiving equipment (where such acknowledgement occurs before 1700 hours on the day of acknowledgement) and in any other case on the day following the day of acknowledgement.

    1 1.COUNTERPARTS

This Agreement may be executed in counterpart by the parties on separate counterparts each of which when executed and delivered shall constitute an original but which shall together constitute one and the same instrument.

12.  DISPUTE RESOLUTION

12.1 Save where expressly stated in this Agreement to the contrary, and subject to any contrary provision of the Act or any Licence or the rights, powers, duties and obligations of the Director or Secretary of State under the Act, any Licence or otherwise howsoever, any dispute or difference of whatever nature howsoever arising under, out of or in connectdon with this Agreement between the parties shall be and is hereby referred to arbitration pursuant to the arbitration rules of the Electricity Arbitration Association in force from time to time.

12.2 Whatever the nationality, residence or domicile of either party and wherever the dispute or difference or any part thereof arose the law of England shall be the proper law of any reference to arbitration hereunder and in particular (but not so as to derogate from the generality of the foregoing) the provisions of the Arbitration Acts 1950 (notwithstanding anything in Section 34 thereof) to 1979 shall apply to any such arbitration wherever the same or any part of it shall be conducted.

13.  GOVERNING LAW

This Agreement shall be governed by, and construed in all respects in accordance with, English law.

                           SCHEDULE A

       Details of the Pooling and Settlement Arrangements

(A) Pooling and Settlement Agreement for the Electricity Industry in England and Wales dated 30th March, 1990 and made between the Founder Generators named therein (1), the Founder Suppliers named therein (2), NGC Settlements Limited as Settlement System Administrator (3), Energy Pool Funds Administration Limited as Pool Funds Administrator (4), The National Grid Company pie as Grid Operator and Ancillary Services Provider (5) and
Scottish Power plc and Electricite de France, Service National as Externally Interconnected Parties(6).

(B) Initial Settlement Agreement for the Electricity Industry in England and Wales dated 30th March, 1990 and made between the Founder Generators named therein (1), the Founder Suppliers named therein (2), NGC Settlements Limited as Settlement System Administrator (3), Energy Pool Funds Administration Limited as Pool Funds Administrator (4), The National Grid Company plc as Grid Operator and Ancillary Services Provider (5) and Scottish Power pie and Electricite de France, Service National as Externally Interconnected Parties (6).

(C) Two Supplemental Agreements relating to the Initial
Settlement Agreement and the Pooling and Settlement Agreement for the Electricity Industry in England and Wales, each dated as of 30th
June, 1990 and made between the Founder Generators named therein (1), the Founder Suppliers named therein (2), NGC Settlements Limited as Settlement System Administrator (3), Energy Pool Funds Administration Limited as Pool Funds Administrator (4), The National Grid Company pie as Grid Operator and Ancillary Services Provider (5) and Scottish Power pie and Electricite de France, Service National as Externally Interconnected Parties (6).

(D) Third Supplemental Agreement relating to the Initial
Settlement Agreement and the Pooling and Settlement Agreement for the Electicily Industry in England and Wales dated as of 15th October, 1990 and made between the Founder Generators named therein (1), the Suppliers named therein (2), NGC Settlements Limited as Settlement System Administrator (3), Energy Pool Funds Administration Limited as Pool Funds Administrator (4), The National Grid Company pie as Grid Operator and Ancillary Services Provider (5) and Scottish Power pie and Electricite de France, Service National as Externally Interconnected Parties (6).

(E) Fourth Supplemental Agreement relating to the Initial
Settlement Agreement and the Pooling Settlement Agreement for the Electricity Industry in England and Wales dated as of 15th October, 1990 and made between the Founder Generators named therein (1), the Suppliers named therein (2), NGC Settlements Limited as Settlement System Administrator (3), Energy Pool Funds Administration Limited as Pool Funds Administrator (4), The National Grid Company pie as Grid Operator and Ancillary Services Provider (5) and Scottish Power pie and Electricite de France, Service National as Externally Interconnected Parties (6).

                           SCHEDULE B

                          The Material

SYSTEM     REF            ITEM
SMP        101            Source Code - Hardcopy
           102            Source Code - Tape
           103            Executable Code - Tape
           104            DCL - Hardcopy
           105            DCL- Tape
           106            User Requirement Specification
           107            Design Specification
           108            Test Plan
           109            Program Upgrades Test Specification
           110            Acceptance Test Schedule
           111            Test Schedule(s)
           112            Test Specification
           113            User Guide
           114            Quality Assurance
           115            Licensed software list
           116            Licensed software licences
           117            Licensed software system tables
           118            Acceptance certificates
CDCS       201            Source Code - Tape: GRID02
           202            Source Code - Hardcopy
           203            Executes clists
           204            DB2 Database Request Modules
           205            Declaration Libraries
           206            Compilation JCL
           207            Compilation JCL - Hardcopy
           208            Load Modules
           209            Menu Library
           210            Skeleton Execution JCL
SYSTEM     REF            ITEM
           211            Skeleton Execution JCL - Hardcopy
           212            Backup JCL and clists
           213            System Test Specification
           214            User Acceptance Test Specification
           215            User Requirement Specification
           216            Logical Design Specification
           217            User Guide
           218            First Line Support Procedures
           219            Licensed software list
           220            Licensed software certificates
           221            Compilation Instructions
           222            Special Fixes List
           223            Licensed software system tables
           224            Acceptance certificates
L&G        301            Source Code - Hardcopy
           302            Source Code - 3.5. Diskette
           303            DOS Batch Files - Hardcopy
           304            DOS Batch Files - 3.5 " Diskette
           305            Executables 3 5 n Diskette
           306            System Documentation
           307            Documentation Source Files (VMS Backup save
                          set)
           308            Acceptance Test Specification
           309            Guide for 2nd-line Maintenance
           310            CEGB(NGD) Power Station Collectors Manual
           311            Licensed software list
           312            Licensed software certificates
           313            Compilation Instructions
           314            Licensed software system tables
           315            Acceptance certificates
LOLP       401            Source Code - Hardcopy
           402            Source Code - Disk
           403            Object Code - Disk
           404            Batch Files - Hardcopy
           405            Batch Files - Disk
           406            Test Plan and Specification
           407            Acceptance Test Data Phl
           408            Test Schedule FAT Phl
           409            Test Schedule SAT Phl
           410            Test Schedule SAT Overview Phl
           411            Format Spec. LOLP to Sys Ops.
           412            User Guide
           413            User Requirements Spec.
           414            Functional Spec.
           415            Basic Info. Flow
           416            Statement of Principles
           417            Project Report
           418            Op. Procedures Manual
           419            Test Plan LOLP 5.0
           420            System Test Execution Vol. 1-4
           421            LOLP PEC site Ace. Test Review
           422            Regression Test Matrix
           423            Model Parameters - Vesting Day Vals
           424            Promod Vol. 1-2  18
           425            Software Release 4.7
           426            S/W Install and Update Guidelines
           427            Software Releases 4.0 to 4.8
           428            Licensed software list
           429            Licensed software licences
           430            Acceptance certificates
SD-SCICON
S2/SC1     501            Source Code Fortran, ProFortran, SQL Forms: HCPY
           502            Source Code Fortran, ProFortran, SQL Forms: TPE
           503            Executable Fortran, ProFortran, SQL Forms: TPE
           504            Executable DCL, SQL-PLUS, SQL-APT: (inc *.MMS)
           505            Acceptance Test Specification
           506            Test Schedules
           507            Test Schedule SAT
           508            Op Subsystem Design Specification
           509            CR Subsystem Design Specification
           510            SY Subsystem Design Specification
           511            DT Subsystem Design Specification
           512            Level 1 Design Specification
           513            CSM Team Guide
           514            Process Leader User Guide
           515            Training Course - Input Clerks
           516            Training Course - Process Leader
           517            Training Course - Team Leader
           518            Training Course - Data Trans Clerk
           519            Input Clerk User Guide
           520            Team Leader User Guide
           521            Data Trans Clerk User Guide
           522            Auditor User Guide
           523            Work Breakdown Structure
           524            Functional Specification
           525            Performance Scoping Study
           526            Regression Testing Matrix
           527            Migration From SID to 2.21
           528            Review of Initial Pool Rules vs Func. Spec.
           529            PMW Project Standards
           530            Implementation Guide
           531            System Build Instructions
           532            User Requirements Specification
           533            Acceptance Cert: Functional Spec.
           534            Acceptance Cert: Acceptance Test Spec.
           535            Acceptance Cert: Test Schedules and Data
           536            Licensed software list
           537            Licensed software certificates
GOALPOST   601            Source Code - Hardcopy
           602            Source Code - Tape
           603            Executable - Tape
           604            Application File (JCL) - Tape
           605            Test Document
           606            Module Design Specification
           607            User Manual
           608            Quality Assurance Plan
           609            User Requirements Specification
           610            Licensed software list
           611            Licensed software certificates
           612            Compiladon Instructions
           613            Licensed software system tables
           614            Acceptance certificates
GOAL       701            Source Code - Hardcopy
           702            Source Code - Tape
           703            Executable Code - Tape
           704            JCL - Hardcopy
           705            JCL - Tape

                        SCHEDULE C

                      The Custodian's fees

1.   Initial fee - pounds 2,000

2.   Annual fee - pounds 500

3    Release fee - pounds 500 plus reasonable expenses

4. Storage fee - pounds 20 per cubic foot per annum (reduced proportionately for part of any year)

5.   Update fee - pounds 100 per update

6. Additional work (testing, etc.) - normal senior consultancy rates from time to time published by the Custodian.

All such fees are exclusive of VAT and are to be specified in reasonable detail in each invoice by the Custodian.

IN WITNESS whereof this Agreement has been duly executed the day and year first above written

As Settlement System Administrator
(for itself and on behalf of the Pool
Members acting through the Executive
Committee)

     THE COMMON SEAL of   )
                          NGC SETTLEMENTS LIMITED )
                          was hereunto affixed in the  )
presence of:

Director

Director/Secretary

                          As Custodian                       .
                          THE COMMON SEAL of                 )
                          THE NATIONAL COMPUTING             )
                          CENTRE LIMITED was hereunto        )
                          affixed in the presence of:-       )

Director

Director/S ecretary

                           SCHEDULE 8
                           [Not used].

                           SCHEDULE 9

                         The Pool Rules

    The sequential page numbering is suspended for Schedule 9
                   and resumes at Schedule 10

                           SCHEDULE 10

                   Form of Resignation Notice

The Secretary of the Executive Committee for the Pooling and Settlement System in England and Wales

(copied to:

(A) the Settlement System Administrator; and

(B) the Pool Funds Administrator).

Dear Sir,

[Date]

We [insert full legal name and address of registeret/principal office of applicant] refer to the Pooling and Settlement
Agreement for the electricity industry in England and Wales dated
30th March, 1990 as amended, varied, supplemented, modified or suspended (the "Pooling and Settlement Agreement").

Unless the context otherwise requires, words and expressions defined in the Pooling and Settlement Agreement shall bear the same meanings respectively when used herein.

We hereby give nodee pursuant to Clause 8.7 of the Pooling and Settlement Agreement that we are resigning as a Party with effect from the date falling 28 days after receipt by you of this Resignation Notice.

We confirm that, in giving this notice of resignation, we are not and will not be in breach of any of the restrictions on resignation set out in Clause 8.8 of the Pooling and Settlement
Agreement.

We [enclose]/[confirm that we have already provided]* such notices (if any) as are required to be given by us pursuant to the provisions of Part XV of the Pooling and Settlement
Agreement.

We acknowledge that our resignation as a Party is without prejudice to our accrued rights and liabilities and any rights and liabilities which may accrue to us in relation to the period during which we were a Party under the Pooling and Settlement Agreement, the Funds Transfer Agreement or any agreement referred to in Clause 8.8.1(c) of the Pooling and Settlement Agreement.

                        Yours faithfully,

              duly authorized for and on behalf of
                [insert full legal name of Party]

Complete/delete as appropriate

                          SCHEDULE 11

                     Billing and Settlement

PART 1: PRELIMINARY

1. DEFINITIONS AND INTERPRETATION
1.1  Definitions
1.2  Interpretation

PART 2: ESTABLISHMENT OF SYSTEMS

2. PAYMENTS CALENDAR
2.1  Preparation
2.2  Principles
2.3  Form
2.4  Default
2.5  Distribution

3. INFORMATION SYSTEMS
3.1  Provision of information
3.2  Communications Equipment
3.3  Authorised persons

4. BANKING SYSTEM
4.1  Funds Transfer Agreement
4.2  Establishment of Accounts
4.3  Rights and obligations under Funds Transfer Agreement
4.4  Settlement Account
4.5  Further information
4.6  Change of Settlement Account
4.7  Maintenance of Settlement Account and Settlement Bank
Mandate
4.8  Details of Accounts

5. ESTABLISHMENT OF TRUSTS
5.1  Trusts
5.2  Trusts in respect of the Credit Facility
5.3  Rights of Pool Creditors other than the Ancillary Services
Provider
5.4  Rights of Ancillary Services Provider
5.5  Trusts in respect of Pool Reserve Assets
5.6  Overdue amounts
5.7  Shortfall
5.8  Providing Members' rights to funds
5.9  Funds not to be withdrawn
5.10 Providing Members' rights to withdraw funds
5.11 Waiver of Providing Members' rights
5.12 Pool Reserve Assets
5.13 Providing Members' rights and interests in the Pool
Reserve Account
5.14 Overpayments to be held on trust
5.15 Reimbursement of overpayments
5.16 Repayment of loans
5.17 No claim for breach of trust

6. POOL LEDGER ACCOUNTS
6.1  Maintenance of Pool Ledger Accounts
6.2  Ledger extracts
6.3  Certified copy extracts
6.4  Confidentiality
6.5  Information
6.6  Review of exacts
6.7  Dispute of accuracy

[Sections 7 to 14 (inclusive) not used]

PART 3: SECURITY COVER AND CREDIT MONITORING
15.SECURITY COVER
15.1 Provision of Security Cover
15.2 Letters of Credit
15.3 Cash deposit
15.4 Maintenance of Security Cover
15.5 Failure to supply Security Cover
15.6 Substitute Letter of Credit

16.CREDIT MONITORING
16.1 Determination of Security Cover
16.2 Criteria for provision of Security Cover
16.3 Six monthly variation
16.4 Review of Security Cover
16.5 Increase or Decrease of Security Cover
16.6 Notification in respect of Security Cover
16.7 Release from Security Cover Obligations
16.8 No liability for amount of Security Cover

PART 4: BILLING AND PAYMENT PROCEDURES
17.RECEIPT AND VERIFICATION OF INFORMATION
17.1 Receipt of Information from Settlement System
Administrator
17.2 Information for each Settlement Day
17.3 Information - taking of electricity
17.4 Information - provision of electricity
17.5 Information - Ancillary Services Provider
17.6 Verification of Information
17.7 Deemed Verification
17.8 Rectification of Errors
17.9 Amounts in Advice Notes; Adjustments
17.10 Postponed Payment Date
17.11 Further notification
17.12 Payment by Pool Debtor
17.13 Liability several

18.ADVICE NOTES
18.1 Despatch of Advice Notes
18.2 Method of despatch
18.3 Content of Advice Notes
18.4 Interest

19.PAYMENT PROCEDURE
19.1 Instructions for payment
19.2 Pool Funds Administrator's responsibilities
19.3 Non-payment by Pool Member
19.4 Excess payments
19.5 Payment to Pool Creditors
19.6 Making good the Pool Reserve Account
19.7 Prohibition on transfers
19.8 Application of payments
19.9 Bank contacts

20.ALTERNATIVE PAYMENT PROCEDURE
20.1 Alternative Payment procedure
20.2 Pool Debtor to effect remittance
20.3 Receipt of remittance
20.4 Method of remittance
20.5 Notification of non-payment
20.6 Payment default
20.7 Late payment
20.8 Payments to Pool Creditors
20.9 Construction

21.PAYMENT DEFAULT
21.1 Payment default
21.2 Amount in default likely to be remedied
21.3 Loans part of Pool Reserve Assets
21.4 Repayment of loans
21.5 Reduction of payments to Pool Creditors
21.6 Obligation to make calls
21.7 Indemnification by non-paying Pool Debtor
21.8 NoUficadon to Pool Creditors
21.9 Default Interest
21.10 Application of payments
21.11 Clearing of Pool Clearing Account
21.12 Credit Facility

22.CONFIRMATION NOTICES
22.1 Despatch of Confirmation Notices
22.2 Information - taking of electricity
22.3 Information - supplies of electricity
22.4 Information - Ancillary Services Provider
22.5 Interest

23. PAYMENT ERRORS
23.1 Overpayments
23.2 Repayment of overpayment (1)
23.3 Repayment of overpayment (2)
23.4 Underpayments

24. ENFORCEMENT OF CLAIMS
24.1 Notification of amount in default
24.2 Dudes of Pool Funds Administrator
24.3 Notice before action
24.4 Proceedings to Recover Overdue Amounts

25.CREDIT PACILE1.Y: PAYMENT DEFAULTS
25.1 Purpose of Credit Facility
25.2 Modification of other provisions of this Schedule
25.3 Payment default
25.4 Amounts in default
25.5 Application of payments
25.6 Payments to Facility Bank
25.7 Reduction in payments to Pool Creditors
25.8 Enforcement of Claims and other provisions
25.9 Unavailability of Credit Facility
25.10 Interpretation

26.CREDIT FACILITY: GENERAL
26.1 NoUf~cations to the Executive Committee
26.2 Notifications to Providing Members
26.3 Amendment and Cancellation
26.4 Extension and Renewal
26.5 Fees not attributable to a particular Providing Member
26.6 No additional charge

Annex 1  Form of Advice Note

Annex 2  Form of Confirmation Notice

Annex 3  Part 1 - Form of Settlement Account Designation
         Part 2 - Form of Change of Settlement Account

Annex 4  Form of Letter of Credit

                           SCHEDULE 11

                     Billing and Settlement

                             PART 1

                           PRELIMINARY

1.   DEFINITIONS INTERPRETATION

1.1 Definitions: In this Schedule, except where the context otherwise requires:

"Advice Note" means a statement substantially in the form and containing the information set out in Annex 1 (or in such other form or containing such further information as may from time to time be specified by the Executive Committee) issued in the name of the Pool Funds Administrator to a Pool Member or the Ancillary Services Provider;

"Approved Credit Rating" means, in relation to a Pool Member, a short-term debt rating of not less than At by Standard and Poor's Corporation or a rating of not less than PI by Moody's Investors Service or an equivalent rating from any other reputable credit rating agency approved by the Executive Committee;

"Banking System" means the banking system described in Section 4, for the transfer of hinds from Pool Debtors to Pool Creditors in accordance with this Schedule, as amended or replaced from time to time in accordance with the provisions of the Agreement;

"Billing System" means the systems and procedures described in Sections 18 and 22 for the issuing of Advice Notes and Confirmation Notices by the Pool Funds Administrator to Pool Members and the Ancillary Services Provider, as amended or replaced from time to time in accordance with the provisions of the Agreement;

"CHAPS" means the Clearing House Automated Payments System;

"Collection Account" means an account denominated in sterling maintained by the
Pool Funds Administrator at a branch of a Settlement Bank, and designated from time to time as a Collection Account in accordance with Section 4;

"ConRrmation Notice" means a statement substantially in the form and containing the information set out in Annex 2 (or in such other form or containing such further information as may from time to time be specified by the Executive Committee) issued in the name of the Pool Funds Administrator to a Pool Member or the Ancillary Services Provider;

"Credit Facility" means the credit facility in a principal amount of up to pounds 20,000,000 provided to the Pool Funds Administrator by Barclays Bank PLC (acting through its branch at 54 Lombard Street, London EC3 9EX) with effect from 1st January, 1993 as from time to time extended, renewed or modified and any other facility provided to the Pool Funds Administrator by Barclays Bank PLC or any other bank (approved by the Executive Committee) whether in substitution for or in addition to the same in any such case on terms approved by the Executive Committee;

"Default Interest Rate" means:

(I) a rate per annum determined by the Pool Funds Administrator to be equal to the aggregate of:

(a)  4 per cent. per annum; and

(b)  the Pool Banker's base lending rate from time to dme; or

(ii) such other rate as the Executive Committee may from time to time determine;

"Facility Bank" means Barclays Bank PLC (acting through its branch at 54 Lombard Street, London EC3 9EX) or such other bank as may from time to time provide a Credit Facility;

"Funds Transfer Agreement" means the agreement of that name dated 30th March, 1990 and made between Energy Pool Funds Administration Limited, Barclays Bank PLC, the Pool Members named therein and The National Grid Company pie as Ancillary Services Provider, as amended, varied, supplemented, modified or suspended from time to time in accordance with the terms hereof and thereof;

"Funds Transfer Business" means the business of the Pool Funds
Administrator in operating the Funds Transfer System and providing the Services;

"Funds Transfer Hardware" has the meaning ascribed to it in
Schedule 15;

"Funds Transfer Software" has the meaning ascribed to it in
Schedule 15;

"Funds Transfer System" means the Banking System, the Billing
System and the Information Systems;

"Information Systems" means the information systems described in
Section 3 for the transfer of information to be given by or to the Pool Funds Administrator in connection with the Funds
Transfer Business, as amended or replaced from time to time in accordance with the provisions of the Agreement;

"Letter of Credit" means an unconditional irrevocable standby letter of credit substantially in the form set out in Annex 4 (or such other form as the Executive Committee may approve) issued for the account of a Providing Member in sterling in favour of the Pool Funds Administrator as trustee on the trusts set out in Secdon 5 by any United Kingdom clearing bank or any other bank which has a long term debt rating of not less than single A by Standard and Poor's Corporation or by Moody's Investors Service, or such other bank as the Executive may approve, and which shall be available for payment at a branch of the issuing bank;

"Notification Date" means, in respect of any Settlement Day, the day specified in the Payments Calendar as the day on which the Settlement Run shall be required to be delivered by the Settlement System Administrator to the Pool Funds Administrator for that Settlement Day;

"Notified Payment" means a payment notified in accordance with
Section 18 by the Pool Funds Administrator to a Pool Member or the Ancillary Services Provider as being a payment required to be cleared through the Pool Clearing Account;

"Notified Payments System" means the system to be established by Secdon 19 for the settling of Notified Payments, as amended or replaced from time to time in accordance with the provisions of the Agreement;

"Payment Date" means, in relation to any Settlement Day, the date fixed in accordance with Section 2 upon which Notified Payments in respect of supplies of electricity and the provision of Ancillary Services must be settled in accordance with this Schedule;

"Payments CalendarP means the calendar prepared and issued in accordance with Secdon 2 showing a Notification Date and a Payment Date in respect of each Settlement Day;

"Pool Accounts" means the Pool Clearing Account, the Pool
Borrowing Account, the Pool Reserve Account and the Collection
Accounts and such other accounts as may be established in accordance with sub-section 4.2;

"Pool Banked means Barclays Bank PLC or such other person nominated from time to time by the Executive Committee as Pool
Banker and appointed as Pool Banker;

"Pool Borrowing Account" means the account of that title in the name of the Pool Funds Administrator with the Facility Bank which may from time to time be opened in respect of the Credit
Facility;

"Pool Clearing Account" means the account in the name of the Pool Funds Administrator (holding as trustee on the trusts set out in Section 5) with the Pool Banker to which Notified Payments are required to be transferred for allocation to Pool Creditors in accordance with their respective entitlements;

"Pool Creditor" means each Pool Member and the Ancillary Services Provider to whom moneys are payable pursuant to the terms of this Schedule other than a Providing Member in respect of (i) amounts standing to the credit of its account with the Pool Reserve Account or (ii) amounts owing to it by another Providing Member pursuant to the operation of sub-section 21.1;

"Pool Debt" means, in respect of a Pool Member or the Ancillary
Services Provider, the aggregate amount payable by such Pool
Member or the Ancillary Services Provider pursuant to the terms of this Schedule;

"Pool Debtor" means each Pool Member and the Ancillary Services
Provider, but in either case only where it is required to make payment under this Schedule;

"Pool Ledger Accounts" means the accounting records required to be maintained by the Pool Funds Administrator in accordance with
Section 6 for the recording of transactions settled in accordance with this Schedule;

"Pool Reserve Account" means the account established pursuant to sub-secdon 4.2 for the purpose of holding a cash deposit which may be used in or towards clearing the Pool Clearing Account in accordance with Section 21;

"Pool Reserve Assets" has the meaning given to that term in sub-secdon 5.12;

"Providing Member" means each Pool Member who may, under the terms of this Schedule, become at any time a Pool Debtor;

"Reserve Interest Rate" means the rate of interest payable from time to time by the Pool Banker on amounts standing to the credit of the Pool Reserve Account;

"Security Amount" means, in respect of a Providing Member, the aggregate of available amounts of each outstanding Letter of Credit plus the principal amount (if any) of cash that such Providing Member has paid to the credit of the Pool Reserve Account (and which has not been repaid to such Providing Member) and less the amount of all outstanding loans deemed to be made under paragraphs 21.1.3 or 21.1.5 of this Schedule to such Providing Member; for the purposes of this definition, in relation to a Letter of Credit, Available amount" means the face amount thereof less (i) payments already made thereunder end (ii) claims made thereunder but not yet paid;

"Security Cover" means, in respect of each Providing Member, the aggregate amount for the time being which it shall be required by the Executive Committee to provide and maintain by way of security in accordance with Part 3;

"Services" means the services and responsibilities to be supplied or discharged by the Pool Funds Administrator pursuant to the Agreement;

"Settlement Account" means, in relation to a Pool Member or the Ancillary Services Provider, an account maintained at a Settlement Bank and designated in accordance with sub-section
4.4;

"Settlement Account Designation" means a notice substantially in the form set out in Part 1 of Annex 3 or in such other form as may be specified by the Executive Committee, completed and signed by a Pool Member or the Ancillary Services Provider designating a Settlement Account for the purposes of this Schedule;

"Settlement Bank" means a bank which:

(a)  has its head office or a branch situated in the United
Kingdom and which holds sterling denominated accounts at such office or branch;


(b)  is a settlement member of the Clearing House Automated
Payment System (UCHAPS") or is a CHAPS participant by virtue of an agency agreement with a settlement member; and

(c)  is either:

(i)  a European insHtudon under the Banking Coordination (Second
Council Directive) Regulations 1992; or

(ii) an authorised institution under the Banking Act 1987;

"Settlement Bank Mandate" means any mandate referred to in sub-secdon 4.7 to be given by the Pool Funds Administrator in favour of a Settlement Bank or, as the context may require, a particular one of them in such form(s) as the Executive Committee may approve, such approval not to be unreasonably withheld, such mandate being given for the purpose of establishing and maintaining a Collection Account;

"Settlement Re-run" means any re-run of Settlement in accordance with Part XII of the Agreement;

"Settlement Run" means, in respect of transactions occurring on the relevant Settlement Day for which payments are to be settled pursuant to this Schedule, the data which the Settlement System Administrator is required to deliver from time to time to the Pool Funds Administrator pursuant to Section 17 in respect of such transacdons; and

"Shortfall" has the meaning given to that term in sub-secdon 5.7.

1.2 interpretation: In this Schedule, except where the context otherwise requires, references to a particular Annex, Part, Section, sub-secdon, paragraph or sub paragraph shall be a reference to that Annex to or Part of this Schedule or, as the case may be, that Section sub-secdon, paragraph or sub-paragraph in this Schedule and references to any amount being exclusive or inclusive of United Kingdom Value Added Tax shall mean that that amount is exclusive or inclusive (as the case may be) of a sum equal to such amount, if any, of United Kingdom Value Added Tax as is properly chargeable on the supply to which the first-mentioned amount is attributable as being all or part of the consideration for that supply.

                               PART 2

                    ESTABLISHMENT OF SYSTEMS

2.   PAYMENTS CALENDAR

2.1 Preparation: No later than 31st January in each year the Pool Funds Administratorand the Settlement System
Administrator shall agree on a Payments Calendar showing for the period from 1st April in that year to 31st March in the next succeeding year (both dates inclusive) the Payment Dates on which payments pursuant to the Agreement in respect of supplies of electricity and the provision of Ancillary Services on each Settlement Day are required to be settled and showing the Notification Dates on which the Settlement Run in respect of such supplies shall be delivered by the Settlement System Administrator to the Pool Funds
Administrator.

2.2 Principles: Each Payments Calendar shall give effect to the following principles:

2.2.1 the Settlement Run shall be required to be delive red by the Settlement System Administrator to the Pool
Funds Administrator no later than the 24th day after the Settlement Day to which the Settlement Run relates
(or, if such day is not a Business Day, the next succeeding day which is a Business Day);

2.2.2 the Payment Date shall not fall earlier than two clear Business Days after the day on which the Settlement Run is required to be delivered by the Settlement System Administrator to the Pool Funds
Administrator;

2.2.3 expressed as an average over the entire period co vered by the Payments Calendar, the Payment Date shall fall, as near as practicable, 28 days after the Settlement Day to which it relates; and

2.2.4 each Payment Date shall fall as close as is reasonably practicable to the 28th day after the Settlement Day to which it relates,

and shall be prepared in accordance with the relevant
Agreed Procedure.

2.3 Form: The Payments Calendar shall be in such form as the Executive Committee shall from time to time prescribe.

2.4 Default: If the Pool Funds Administrator and the
Settlement System Administrator shall fail to agree a Payments Calendar for any period by the date stated in sub-section 2.1 or the Payments Calendar prepared by them does not give effect to the principles set out in sub-section 2.2, the Executive Committee shall prepare or cause to be prepared a Payments Calendar for that period giving effect to the said principles and that shall be the Payments Calendar for use for that period.

2.5 Distribution: Any Payments Calendar prepared pursuant to this Section 2 shall be distributed promptly to each Pool Member, the Ancillary
Services Provider, the Pool

Banker, the Pool Auditor and the Director and (if prepared by the Pool Funds Administrator and the Settlement System Administrator) the Executive
Committee and (if prepared by or for the Executive the Pool Funds Administrator and the Settlement System
Administrator.

3.   INFORMATION SYSTEMS

3.1 Provision of information: Unless otherwise required by the Executive Committee, all written information to be given by or to the Pool Funds
Administrator in connection with the Banking System and the Billing System shall be provided in the following manner:

3.1.1 for information flowing between the Pool Funds A dministrator, the Settlement System Administrator and the Ancillary Services Provider by electronic mail as designated from time to time by the recipient in a written notice to the sender of the information or if such electronic mail systems are not operational by the Effective Date, then until such systems are operational, by such means as such parties shall agree;

3.1.2  for information flowing between the Pool Funds
Administrator and the Pool Banker, in the manner prescribed in the Funds Transfer Agreement or in such other manner as may be agreed between the Pool Funds
Administrator and the Pool Banker;

3.1.3 for information flowing between the Pool Funds A dministrator and a Settlement Bank, in the manner prescribed in the relevant Settlement Bank Mandate or in such manner as may be agreed between the Pool Funds
Administrator and the Settlement Bank;

3.1.4 for information flowing between the Pool Funds A dministrator and any Pool Member who has installed an electronic mail transfer system compatible with the Pool Funds Administrator's electronic mail transfer system, by electronic mail as designated from time to time by the recipient in a written notice to the sender of the information;

3.1.5 for information flowing between the Pool Funds A dministrator and any other Pool Member, by facsimile transmission and addressed for the attention of the Authorised Person (as defined in sub-section 3.3) for such Pool Member and sent to the then latest facsimile number of such Authorised Person notified to the Pool
Funds Administrator pursuant to sub-section 3.3 provided that, if at the relevant time there is no Authorised Person for such Pool Member, such information shall be sent by facsimile transmission and addressed for the attention of the company secretary of such Pool Member and sent to the facsimile number of its registered or principal office.

3.2 Communications Equipment: Each Party undertakes to exercise reasonable skill and care to ensure that its communications equipment at all times is adequate to transmit and receive information in connection with the Banking
System and the Billing System. In the case of any breakdown, failure or non-availability of the communications or other equipment, each Party affected shall use all reasonable efforts to agree promptly on the use and implementation alternative, effective and secure means of communication (and, in default of agreement, notices or other communications shall be by letter delivered or sent in accordance with Clause 75).

3.3 Authorised persons: Upon written request of the Pool Funds Administrator each Pool Member shall (and may of its own accord) provide the Pool Funds
Administrator in writing with the name of, and communication details for, one or more individuals
("Authorised Persons") who are authorized (and, until it receives written notice to the contrary, the Pool
Funds Administrator shall be entitled to assume that they are authorized) to take action on behalf of such Pool Member in respect of all communications and other dealings under this Schedule between the Pool Funds
Administrator and such Pool Member. Each Pool Member shall promptly advise the Pool Funds Administrator in writing of any change of any such individual or his communication details. The Pool Funds Administrator shall notify all Pool Members and the Executive
Committee of the names and communication details of all Authorised Persons and of any change in any such individual or his communication details.

4.BANKING SYSTEM

4.1 Funds Transfer Agreement: On the Effective Date the Pool Funds Administrator, the Pool Banker, each Pool Member and the Ancillary Services Provider (in each case as at such date) entered into the Funds Transfer Agreement.

4.2  Establishment of Accounts: The Pool Funds
Administrator shall establish and operate in accordance with the Agreement and the Funds Transfer Agreement a Pool Clearing Account to and from which all payments calculated in accordance with this Schedule are to be made, a Pool Reserve Account from which any debit balances on the Pool Clearing Account at the close of banking business on each Business Day shall be settled or reduced in accordance with this Schedule, a Collection Account at each bank at which, from time to time, any Pool Member or the Ancillary Services
Provider maintains a Settlement Account and such other accounts (including a Pool Borrowing Account on which the Pool Funds Administrator may make drawings under the Credit Facility) as the Pool Funds Administrator
(with the prior written consent of the Executive
Committee) considers desirable to enable it efficiently to perform any obligations imposed on it pursuant to the Agreement. Each Pool Account shall be in the name of the Pool Funds Administrator and (save for the Pool
Borrowing Account) shall be designated as being held in trust in accordance with the provisions of Section 5.
The Pool Funds Administrator shall not commingle any funds standing to the credit of any Pool Account with its own personal funds.

4.3  Rights and obligations under Funds Transfer Agreement:
The Pool Funds Administrator is authorized by the Pool
Members and the Ancillary Services Provider to exercise the rights granted to it under, and shall perform its obligations pursuant to, the Funds 4.6 Transfer Agreement except that it shall not remove the Pool Banker without the prior written consent of the Executive and that at the request of the Executive Committee it shall remove the Pool Banker in accordance with the Funds Transfer Agreement. Subject to the agreement of the Pool Banker, the Parties agree promptly to give effect to any amendment to the Funds
Transfer Agreement as may be required by the Executive
Committee.

4.4 Settlement Account: Each Pool Member and the Ancillary Services Provider shall deliver to the Pool Funds Administrator, in the case of a Pool Member, not later than the later of the Effective Date and 10 Business Days (or such lesser number of Business Days as the Executive Committee may, in respect of any Pool Member, by notice to such Pool Member and the Pool Funds Administrator specify) before it is admitted as a Pool Member and, in the case of the Ancillary Services Provider, not later than the later of the Effective Date and the date of its admission as a Party a duly completed and signed Settlement Account Designation providing details of the Settlement Account to which the Pool Funds Administrator is instructed to make payments to such person and, if such person wishes to designate a second account as its Settlement Account from which payments due from such person are to be transferred in accordance with this Schedule, providing details of such other account.

4.5 Further information: Each Pool Member and the Anc illary Services Provider shall also supply to the Pool Funds Administrator and the Executive Committee such information or (as the case may be) further information concerning its Settlement
Account as shall be reasonably requested by the Executive Committee or the Pool Funds Administrator.

4.6 Change of Settlement Account: Each Pool Member and the Ancillary Services Provider may, in consultation with the Pool Funds Administrator and the Pool Banker, change its Settlement Account at any time by delivering to the Pool Funds Administrator and the Pool Banker a duly completed and signed notice substantially in the form set out in Part 2 of Annex 3
(or in such other form as may from time to time be specified by the Executive Committee) specifying the effective date of the change (which shall be no less than 10 Business Days after the notice is received by the Pool Funds Administrator).

4.7   Maintenance of Settlement Account and Settlement
Bank Mandate: Each Pool Member
and the Ancillary Services Provider shall, unless otherwise agreed by the Executive Committee, at all times maintain a Settlement Account and the Pool Funds
Administrator shall enter into and maintain a Settlement Bank Mandate with each of the relevant
Settlement Banks.

4.8 Details of Accounts: The Pool F unds Administrator shall supply full details to each Pool Member and the Ancillary Services Provider of the Pool Clearing
Account, the Pool Reserve Account and any relevant
Collection Account and, for so long as it is maintained, the Pool Borrowing Account and shall supply the Executive Committee with full details of all Pool
Accounts and Settlement Accounts.


5.   ESTABLISHMENT OF TRUSTS

5.1 Trusts: The Pool Funds Administrator shall hold all moneys deposited with or paid to it (other than Pool Reserve Assets) and such rights as may from time to time be vested in it with regard to payment by Pool
Members (apart from fees owed or paid to it for its services in accordance with Schedule 15 and any amounts payable to it pursuant to that Schedule upon its removal as Pool Funds Administrator or the expiry or termination of its appointment as such) by and from each Pool Debtor or with regard to the provision of Security Cover by each Pool Member, including:

5.1.1 subject as provided in sub-section 5.2, all mone ys from time to time standing to the credit of each Pool Account other than the Pool Reserve Account and the Pool Borrowing Account;

5.1.2 all rights of the Pool Funds Administrator to call for payment or Security Cover;

5.1.3 the Letters of Credit and all rights to, and (sub ject to sub-section 15.5) moneys representing, any proceeds therefrom other than proceeds repayable by loan in accordance with paragraphs 5.12.5 and 5.16; and

5.1.4 any interest received or receivable in respect of a Pool Debt or a Pool Account (other than interest on the Pool Reserve Account),

on trust for Pool Creditors in accordance with their respective individual entitlements as they arise in accordance with the Agreement. Upon termination of the said trust any residual balance after satisfaction of the entitlement of all Pool Creditors shall be held for Providing Members in accordance with their respective individual entitlements as they arise in accordance with the Agreement.

5.2 Trusts in respect of the Credit Facility: The Pool
Funds Administrator shall hold all moneys from time to time standing to the credit of the Pool Clearing
Account on trust first for the Facility Bank to the extent that there is an aggregate amount outstanding under the Credit Facility but on terms that no funds shall be withdrawn in favour of the Facility Bank except in satisfaction of a payment due to the Facility
Bank under the terms of the Credit Facility or in accordance with this Schedule and on terms that the Pool Funds Administrator will be entitled to make payments out of the account to Pool Members and other Parties in accordance with the other provisions of this Schedule.

5.3  Rights of Pool Creditors other than the Ancillary
Services Provider: The respective rights of Pool
Creditors other than the Ancillary Services Provider to the assets held by the Pool Funds Administrator on the trusts set out in sub-section 5.1 shall be determined in accordance with the Agreement and in accordance with the following principles:

5.3.1 the extent of each Pool Creditor's individual rig hts shall be deemed to consist of the aggregate of the claims (to the extent not paid or otherwise satisfied) of such Pool Creditor in respect of each Settlement
Period; and

5.3.2 the assets referred to in sub-section 5.1 shall be deemed to consist of a series of funds, each fund representing the rights or moneys owed, paid, held or otherwise attributable to each Settlement Period. The
Pool Funds Administrator shall not be obliged to segregate moneys into separate funds.

5.4 Rights of Ancillary Services Provider: The rights of the Ancillary Services Provider to assets held on trust shall be determined in accordance with Section 23 of Schedule 9.

5.5   Trusts in respect of Pool Reserve Assets: The Pool
Funds Administrator shall stand
possessed of the Pool Reserve Assets on the following trusts, that is to say:

5.5.1 at any time when no amounts owed by Pool Debtors are overdue, on trust to repay (subject to and in accordance with the provisions of sub-sections 5.8 and 5.9) to each Providing Member such Providing Member's respective share (determined in accordance with sub-section 5.13) of the Pool Reserve Assets; and

5.5.2 with automatic effect as soon as any amount owed by a Pool Debtor becomes overdue, to hold an amount of the moneys credited from time to time to the Pool
Reserve Account equal to the Shortfall or the amount held in the Pool Reserve Account attributable to such Pool Debtor (whichever is less) on the trusts set out in sub-section 5.1 and the balance (if any) shall be held on the trusts set out in paragraph 5.5.1.

5.6 Overdue amounts: In respect of a Pool Debtor and for the purposes of sub-section 5.5, an amount shall be deemed to become overdue at the time at which the Pool Funds Administrator becomes aware that such Pool Debtor has not made or will not make by
12.30 hours payment in full to the credit of the Collection Account of such Pool Debtor of such an amount as it is required on such day to make and, for as long as the Credit Facility remains unconditionally available, the Pool Funds Administrator considers in good faith that the amount in default is not likely to be remedied on the next Business Day and the amount overdue shall be the amount of the Shortfall.

5.7   Shortfall: The term "Shortfall", as used in this
Section 5, means the amount from time to time of Notified Payments which have become overdue by application of the rule set out in sub-section 5.6 and which have not subsequently been paid (whether by remittance from a Pool Debtor, payment out of the Pool
Reserve Account or a call under a Letter of Credit). To the extent that the Pool Funds Administrator is unable to determine the precise amount of a Shortfall, it shall be deemed to be such amount as the Pool Funds
Administrator and the Pool Banker shall agree, or failing agreement, the entire amount of the Notified
Payment.

5.8  Providing Members' rights to funds: Each Providing
Member remitting funds for credit to the Pool Reserve
Account agrees that the following terms shall apply.
None of the remittances shall be repayable until a Providing Member has ceased to be a Pool Member and has paid in full all amounts actually or continentally owed by it to any Pool Creditor, the Settlement System
Administrator or the Pool Funds Administrator.
Furthermore, if and to the extent that, at any time when an amount would be repayable to a Providing Member pursuant to this sub-section 5.8, all or any part of the Providing Member's interest in the Pool Reserve
Assets is represented by a loan to a Pool Member deemed to be made in accordance with paragraph 21.1.3 or
21.1.5 the Providing Member's rights as against the Pool Funds Administrator to receive a payment of its share in the Pool Reserve Assets (or the relevant portion of such share) shall be conditional on repayment in full of the relevant loan.

5.9 Funds not to be withdrawn: Each Providing Member undertakes not to seek withdrawal of any funds to which it may be entitled except in the circumstances permitted by sub-section 5.10 or 16.7. The Pool Funds
Administrator shall be entitled to disregard any purported notice of withdrawal not complying with this sub section 5.9.

5.10 Providing Members rights to withdraw funds: Notwithstanding sub-sections 5.8 and 5.9, if a Providing Member is not in default in respect of any amount owed to a Pool Creditor:

5.10.1 the Pool Funds Administrator shall transfer to the relevant Providing Member quarterly its share of interest credited to the Pool Reserve Account; and

5.10.2 the Pool Funds Administrator shall transfer to s uch Providing Member within a reasonable time after such Providing Member's written request therefor any amount of cash which exceeds the amount which such Providing Member is required to maintain in the Pool
Reserve Account from time to time in accordance with
Section 16.

5.11 Waiver of Providing Members' rights: Each
Providing Member waives any right it might otherwise have to set off against any obligation owed to the Pool
Funds Administrator, the Pool Banker, any Pool Member or the Ancillary Services Provider any claims such Providing Member may have to or in respect of the Pool
Reserve Assets.

5.12 Pool Reserve Assets: "pool Reserve Assets" means the aggregate of:

5.12.1  amounts from time to time credited to the Pool
Reserve Account;

5.12.2 amounts which any Providing Member is from time to time obliged to pay toFit.the Pool Funds
Administrator for credit to the Pool Reserve Account and claims in respect of such amounts;

5.12.3  interest accrued and accruing on the Pool Reserve
Account;

5.12.4 any amounts credited to the Pool Reserve Account pursuant to paragraph 15.4.3; and

5.12.5 any loans deemed to be made from any amounts credited to the Pool Reserve Account pursuant to paragraph 21.1.3 or 21.1.5.

5.13 Providing Members' rights and interests in the Pool Reserve Account: At any time when it is necessary to determine the respective rights and interests of Providing Members in and to funds standing to the credit of the Pool Reserve Account, such rights shall be determined in accordance with the following rules:

5.13.1 any amount withdrawn from the Pool Reserve Acco unt following the occurrence of a Shortfall which the Pool Funds Administrator has determined to be attributable to a particular Providing Member (the
"Relevant Providing Member") (irrespective of the existence or otherwise of actual fault on the part of the Relevant Providing Member) shall in the first instance reduce pro tanto the Relevant Providing
Member's interest in the Pool Reserve Assets;

5.13.2  if, in any circumstances described in paragraph
5.13.1, the Shortfall exceeds the Relevant Providing
Member's interest in the Pool Reserve Account, then any excess required to be withdrawn from the Pool Reserve
Account shall reduce the respective interests of Providing Members other than the Relevant Providing
Member in proportion to their respective interests in the Pool Reserve Account prior to the withdrawal;

5.13.3 any proceeds of a Letter of Credit which are to be credited to the Pool Reserve Account pursuant to sub-section 5.16, and any amounts paid by a Relevant
Providing Member to make up a payment out of the Pool
Reserve Account, shall be applied in priority in or towards reinstating (rateably among themselves) the respective interests of Providing Members other than the Relevant Providing Member in the Pool Reserve
Account;

5.13.4 subject to the rules set out in paragraphs 5.13.1 to 5.13.3 (inclusive), the respective rights of each Providing Member in and to funds standing to the credit of the Pool Reserve Account shall be to receive
(subject to sub sections 5.8 and 5.9) an amount equal to the aggregate amounts remitted by the Providing Member to the Pool Reserve Account and not subsequently withdrawn together with a proportionate share of any interest from time to time credited to the Pool Reserve Account; and

5.13.5 in the absence of a Shortfall, any amounts cred ited to the Pool Reserve Account following a call under a Letter of Credit pursuant to subsection 15.5 shall be considered as an interest in the Pool Reserve Assets of the Relevant Providing Member in respect of the relevant Letter of Credit.

5.14 Overpayments to be held on trust: If and to the extent that payments under this Schedule actually made on any day by the Pool Funds Administrator to Pool
Members or the Ancillary Services Provider in respect of supplies of electricity under the Agreement or the provision of Ancillary Services do not correspond exactly with their respective payment entitlements established in accordance with the Agreement in relation to supplies of electricity or the provision of Ancillary Services in respect of that same day, then the person receiving any overpayment shall receive and be deemed to hold the amount of such overpayment on trust for the Pool Member or rateably for the Pool
Members or, as the case may be, for the Ancillary
Services Provider which, in respect of that same day was (were) underpaid and, on the written instruction of the Pool Funds Administrator, shall account in accordance with sub-section 23.2 to the Pool Funds
Administrator accordingly for redistribution of the moneys.

5.15 Reimbursement of overpayments: Subject to sub-sections 5.8 and 5.14, all payments under this Schedule shall be made on the basis that a Pool Member shall only be entitled to claim reimbursement of an overpayment made by it (whether to the Pool Funds
Administrator or (through the Pool Funds Administrator) to another Pool Member or the Ancillary Services
Provider) if, and then only to the extent that:

(a) the aggregate amounts paid by the Pool Member in respect of the relevant Payment Date exceed

(b) the total amounts payable by that Pool Member to Pool Creditors in respect of that Payment Date together with all amounts (if any) overdue by that Pool Member in respect of periods prior to the relevant Payment
Date.

5.16 Repayment of loans: Notwithstanding their rights pursuant to sub-section 5.1 in and to Letters of Credit and the proceeds thereof, Pool Creditors agree that if:

5.16.1 a payment is received under a Letter of Credit after a sum has been withdrawn from the Pool Reserve
Account to make good (in whole or in part) a discrepancy between amounts owed and amounts received by the due time on a particular Payment Date; and

5.16.2  the aggregate of the amounts paid out of the Pool
Reserve Account and paid under the Letter of Credit exceeds the amounts owed in respect of the relevant
Payment Date,

then any excess paid under the Letter of Credit over the amount then remaining unpaid in respect of the relevant Payment Date shall be credited to the Pool
Reserve Account. Where appropriate, any such credit shall pro tanto constitute repayment of any loans deemed to be made pursuant to paragraphs 21.1.3 or 21.1.5.

5.17 No claim for breach of trust: Provided that the Pool Funds Administrator carries out its duties under the Agreement, no Pool Member shall have any claim against the Pool Funds Administrator for breach of trust or fiduciary duty arising solely out of any discrepancy between payments actually made in respect of any day and the entitlement of Pool Members to receive payments in respect of that same day.

6.   POOL LEDGER ACCOUNTS

6.1 Maintenance of Pool Ledger Accounts: The Pool Funds
Administrator shall maintain ledger accounts showing all amounts payable and receivable by each Pool Member and the Ancillary Services Provider according to calculations made and notifications issued by the Pool
Funds Administrator pursuant to this Schedule.

6.2 Ledger extracts: Each Pool Member and the Ancillary
Services Provider shall be entitled to receive a quarterly extract of the ledger account which is relevant to it showing all amounts debited and credited to its account provided that, if a Pool Member or the Ancillary Services Provider so requests of the Pool
Funds Administrator, it shall be entitled to receive a monthly extract of such ledger account.

6.3 Certified copy extracts: Without prejudice to the generality of the general duties and responsibilities of the Pool Funds Administrator set out in Schedule 15, in the event of any enforcement proceedings being brought by a Pool Creditor against a non paying Pool
Member, the Pool Funds Administrator shall forthwith upon request being made to it at the cost of the requesting Pool Creditor provide a certified copy of an extract of the ledger accounts sufficient to establish the details of each transaction in respect of which the Pool Creditor has a claim against the non-paying Pool
Member.

6.4 Confidentiality: The ledger accounts maintained by the Pool Funds Administrator shall be kept confidential in accordance with Part XVIII of the Agreement from Committee Members and from all Pool Members (except as required pursuant to Clause 63.1.5 or 63.1.6 or sub-section 6.2 or 6.3) but the Pool Funds
Administrator shall disclose such ledger accounts to the Pool Auditor for the purpose of any audit requested to be conducted pursuant to Part IX of the Agreement.

6.5 Information: Any extract of a ledger account of a ny other records, data or information provided pursuant to Clause 63.1.5 or 63.1.6 or sub-section 6.2
(collectively referred to in this Section 6 as the "information") shall, save in the case of manifest error, be deemed prima facie evidence of its contents.

6.6 Review of extracts: Each Pool Member and the Anci llary Services Provider shall promptly review all extracts of ledger accounts sent to it and shall (without prejudice to any of its rights under the Agreement) where practicable within 10 Business Days after receiving such information notify the Pool Funds
Administrator of any errors in such account of which it is aware.

6.7 Dispute of accuracy: If the Pool Funds
Administrator at any time receives a notice disputing the accuracy of any ledger account, records, data or information, it shall consult with the Pool Member who gave the notice or (as the case may be) the Ancillary
Services Provider and both shall use all reasonable endeavours to agree the information. Promptly after agreement is reached, the Pool Funds Administrator shall, if necessary, issue corrected information and notifications under the provisions of sub-section 17.8.

[Sections 7 to 14 (inclusive) not used].

                             PART 3

              Security' COVER AND CREDIT MONITORING

15. SECURITY COVER

15.1 Provision of Security Cover: Each Providing Member shall provide Security Cover from time to time in accordance with the following provisions:

15.1.1 each Providing Member (with the exception of any entity of or whollyowned or Controlled by the United
Kingdom Government) shall:

(a) deliver to the Pool Funds Administrator evidence reasonably satisfactory to the Executive Committee that:

(i) it presently holds an Approved Credit Rating; or

(ii) it has provided and is not in default under alternative or additional security as may be approved from time to time by unanimous decision of all Committee Members (Committee Members being under no obligation to approve any such security), or

(b) comply with the provisions of paragraph 15.1.3;

15.1.2 in addition to the provisions of paragraph 15.1.1 but subject as provided in Sections 21.12 and 25:

(a) each Supplier (including any Supplier which is an entity of or whollyowned or Controlled by the United
Kingdom Government) shall, not later than the date of its admission as a Pool Member, deliver to the Pool
Funds Administrator:

(I) a Letter of Credit (available for an initial period of not less than 12 months); and

(ii) cash for credit to the Pool Reserve Account,

in both cases in such amount as shall be notified by the Executive Committee in accordance with Section 16;
and

(b) each Providing Member, not being a Supplier, (including any entity of or wholly-owned or Controlled by the United Kingdom Government and not referred to in paragraph 15.1.2(a) above) shall, not later than the date of its admission as a Pool Member or 31st March, 1995 (whichever is the later), deliver to the Pool
Funds Administrator:

(I) a Letter of Credit (available for an initial period of not less than 12 months); and

(ii) cash for credit to the Pool Reserve Account,

in both cases in such amount as shall be notified by the Executive Committee in accordance with Section 16;

15.1.3  each Providing Member mentioned in paragraph
15.1.1 to which paragraph (b) of paragraph 15.1.1 applies shall immediately be required (in addition to its obligations, if any, under paragraph 15.1.2) to deliver to the Pool Funds Administrator a Letter of Credit (available for an initial period of not less than 12 months) or cash for credit to the Pool Reserve
Account in such amount and in such proportions as shall be notified by the Executive Committee in accordance with Section 16.

15.2 Letters of Credit: For the avoidance of doubt nothing in sub-section 15.1 or 15.6 shall prevent any Providing Member from delivering a single Letter of Credit in respect of its obligations under paragraphs
15.1.2 and 15.1.3.

15.3 Cash deposit: Any cash amount delivered to the Pool Funds Administrator for credit to the Pool Reserve
Account shall be held on the terms set out in Section
5. Amounts standing to the credit of the Pool Reserve
Account shall bear interest at the Reserve Interest
Rate.

15.4 Maintenance of Security Cover: Each Providing
Member shall be required to provide and at all times thereafter maintain a Security Amount equal to or more than the Security Cover applicable to it in such aggregate amount as shall be set from time to time in accordance with this Part 3. Immediately upon any reduction occurring in the Security Amount provided by any Providing Member or any Letter of Credit being for any reason drawn down (and including the deemed making of any loan to that Providing Member under the provisions of paragraph 21.1.3 or 21.1.5) the Providing
Member will procure that new Letters of Credit are issued or existing Letters of Credit are reinstated (to the satisfaction of the Pool Funds Administrator) to their full value or cash is placed to the credit of the Pool Reserve Account in an amount required to restore the Security Amount to an amount at least equal to the Security Cover applicable to the Providing Member, and in such proportions of Letters of Credit and cash as this Part 3 requires. Not later than 10 Business Days before any outstanding Letter of Credit is due to expire, the Providing Member providing such Letter of Credit shall procure to the satisfaction of the Pool
Funds Administrator that its required Security Amount will be available for a further period of not less than 12 months which may be done in one of the following ways:

15.4.1 (subject to the issuing bank continuing to have the credit rating referred to in sub-section 15.6) provide the Pool Funds Administrator with confirmation from the issuing bank that the validity of the Letter of Credit has been extended for a period of not less than 12 months on the same terms and otherwise for such amount as is required by this Part 3; or

15.4.2  provide the Pool Funds Administrator with a new
Letter of Credit issued by an issuing bank with the credit rating required by this Schedule for an amount at least equal to the required Security Amount applicable to it (less its balance on the Pool Reserve
Account) which Letter of Credit shall be available for a period of not less than 12 months; or

15.4.3 procure such transfer to the Pool Funds Adminis trator for credit to the Pool Reserve Account as shall ensure that the credit balance applicable to it standing to the credit of the Pool Reserve Account shall be at least equal to the required Security
Amount.

15.5  Failure to supply Security Cover: If a Providing
Member fails at any time to provide Security Cover to the satisfaction of the Pool Funds Administrator in accordance with the provisions of this Section 15, the Pool Funds Administrator may at any time while such default continues, and if at such time any Letter of Credit forming part of the Security Cover is due to expire within nine Business Days it shall immediately, and without notice to such Providing Member, demand payment of the entire amount of any outstanding Letter of Credit and shall credit the proceeds of the Letter of Credit to the Pool Reserve Account to be held on the terms and on the trusts set out in Section 5.

15.6 Substitute Letter of Credit: If the bank issuing any Providing Member's Letter of Credit ceases to have the credit rating as is set out in sub-section 1.1 under "Letter of Credit", such Providing Member shall forthwith procure the issue of a substitute Letter of Credit by a bank that has such credit rating.

16. CREDIT MONITORING

16.1 Determination of Security Cover: The amount of
Security Cover which each Providing Member shall be required to maintain and, in respect of the amounts of Security Cover to be provided under paragraph 15.1.2
(so long as applicable) and paragraph 15.1.3 the proportions as between cash and Letter of Credit that may be permitted, shall be determined from time to time by the Executive Committee in consultation with the Pool Funds Administrator in accordance with this
Section 16 and on the basis of the criteria set out in sub-section 16.2, and shall be notified to such Providing Member and to the Pool Funds Administrator.

16.2 Criteria for provision of Security Cover:

16.2.1In respect of each Providing Member to which pa ragraph (b) of paragraph 15.1.1 applies, the amount of Security Cover required to be provided by such Providing Member in addition to the amounts referred to in paragraph 15.1.2 (so long as applicable) shall be provided by Letter of Credit in an amount to be assessed by the Executive Committee in consultation with the Pool Funds Administrator as the aggregate amounts payable pursuant to the Agreement by the relevant Providing Member in respect of purchases of, or as the case may be, prospective purchases of electricity (including Ancillary Services) made by the relevant Providing Member over a 28 day period, as determined by the Executive Committee provided that with the approval of the Executive Committee, all or part of the required Security Cover may be provided in cash credited to the Pool Reserve Account; and

16.2.2 In respect of all Providing Members, the amounts required to be provided by each Providing Member which are referred to in paragraph 15.1.2 (so long as applicable) shall (subject as provided in sub-section
21.12 and Section 25) be initially as to a minimum of 20 per cent. in cash and the remainder by way of Letter of Credit, and thereafter as revised by the Executive
Committee. Such amounts shall be assessed by the Executive Committee in consultation with the Pool Funds
Administrator to cover banking error and to minimise reductions of payments to Pool Creditors.

16.3 Six monthly variation: In respect of paragraphs
16.2.1 and 16.2.2, the Executive Committee shall calculate two amounts for the two six-month periods commencing 1st April and 1st October in each year and shall advise the Pool Funds Administrator and the relevant Providing Members accordingly. Such six monthly variation shall not apply to paragraph 16.2.2 where Section 25 is applicable.

16.4 Review of Security Cover: The Pool Funds
Administrator shall keep under review the Security
Amounts relating to each Providing Member and shall promptly advise the Executive Committee and the relevant Providing Member whenever the Security Cover maintained by such Providing Member is significantly more or less than the amount required to be maintained pursuant to this Part 3.

16.5 Increase or Decrease of Security Cover: If, after considering the recommendations of the Pool Funds Administrator and any representations which may be made by the relevant Providing Member, the Executive
Committee determines that a Providing Member's Security
Cover should be increased or decreased, it shall so notify the Providing Member, the Pool Funds
Administrator and the Director. If the Executive
Committee determines that such Security Cover should be decreased, the Providing Member consents and the Director so approves, that reduction shall take place.
The Pool Funds Administrator shall consent to an appropriate reduction in the available amount of any outstanding Letter of Credit and/or shall repay to the Providing Member such part of the deposit held in the Pool Reserve Account for the account of such Providing
Member (together with all accrued interest on the part to be repaid) sufficient to reduce the Providing
Member's Security Amount to the level of Security Cover applicable to it. If the Executive Committee determines that the Providing Member's Security Cover should be increased, the relevant Providing Member shall, within five Business Days of notice as aforesaid, procure an additional or replacement Letter of Credit or transfer to the Pool Funds Administrator a cash deposit for credit to the Pool Reserve Account in an amount sufficient to increase its Security Amount so as to be at least equal to the level of Security Cover applicable to it.

16.6 Notification in respect of Security Cover: The
Pool Funds Administrator shall notify the Executive
Committee, the Settlement System Administrator and the
Director promptly if:

16.6.1 a Providing Member fails to provide, extend or renew a Letter of Credit which it is required to maintain pursuant to Section 15; or

16.6.2 the Pool Funds Administrator shall make a call under any such Letter of Credit; or

16.6.3 the Pool Funds Administrator becomes aware that a Providing Member (a) shall cease to retain an Approved
Credit Rating, or (b) shall be placed on credit watch by the relevant credit rating agency (or becomes subject to an equivalent procedure) which in any case casts doubt on the Providing Member retaining an Approved Credit Rating, or (c) shall be in default under the additional or alternative security referred to in paragraph 15.1.1; or

16.6.4 the Security Amount in relation to any Providing
Member is at any time less than the level of its required Security Cover for the time being; or

16.6.5 the Pool Funds Administrator becomes aware that any bank that has issued a Letter of Credit which has not expired ceases to have the credit rating required by this Schedule.

16.7 Release from Security Cover Obligations: Upon a
Providing Member ceasing to be a Pool Member and provided that all amounts owed by the Providing Member have been duly and finally paid and that it is not otherwise in default in any respect under the Agreement, the Providing Member shall be released from the obligation to maintain Security Cover and the Pool
Funds Administrator shall consent to the revocation of any outstanding Letter of Credit.

16.8 No liability for amount of Security Cover: Any recommendations made by the Pool Funds Administrator pursuant to this Section 16 shall be given in good faith. Any instructions given by the Executive
Committee in respect of the amount of Security Cover to be maintained by a Providing Member, if given in good faith, shall insofar as applicable in terms of this Schedule be binding on all Pool Members and the Ancillary Services Provider and neither the Pool Funds
Administrator nor any Committee Member shall incur any liability by reason of a Providing Member's Security
Cover proving to be inadequate or excessive.

                             PART 4

                 BILLING AND PAYMENT PROCEDURES

17. RECEIPT AND VERIFICATION OF INFORMATION

17.1 Receipt of Information from Settlement System Administrator: Not later than 12.00 hours on the Notification Date the Pool Funds Administrator shall require of, and take all steps available to it to procure from, the Settlement System Administrator, and the Settlement System Administrator shall use its best endeavours to provide to the Pool Funds Administrator, the information referred to in sub-sections 17.2 to 17.5 (inclusive) concerning supplies of electricity and the provision of Ancillary Services in respect of each Settlement Day.

17.2 Information for each Settlement Day: The information required in respect of each Settlement Day is as follows:

17.2.1the Settlement Day;

17.2.2the corresponding Payment Date;

17.2.3the Settlement Run identification number;

17.2.4 the total amount owing in accordance with the Agreement (exclusive of United Kingdom Value Added Tax) in respect of electricity supplied and Ancillary
Services provided during each Settlement Day; and

17.2.5 the total amount owing (exclusive of United K ingdom Value Added Tax) in respect of Ancillary
Services provided during each Settlement Day.

17.3 Information - taking of electricity: The information required in respect of each Pool Member taking electricity in each Settlement Day is as follows:

17.3.1the Pool Member's identification number:

17.3.2the Pool Member's name; and

17.3.3the total amount owing in accordance with the Agreement (exclusive of United Kingdom Value Added Tax) in respect of electricity taken by such Pool Member during each Settlement Day including the amount owing in respect of Ancillary Services attributable to the amount of electricity purchased by such Pool Member.

17.4 Information - provision of electricity: The information required in respect of each Pool
Member providing electricity during each Settlement Day is as follows:

17:4.1the Pool Member's identification number;

17.4.2the Pool Member's name; and

17.4.3the total amount owing in accordance with this Agreement (exclusive of United Kingdom Value Added Tax) in respect of electricity provided by such Pool Member during each Settlement Day.

17.5 Information - Ancillary Services Provider: The information required in relation to the Ancillary
Services Provider in respect of each Settlement Day is the total amount receivable in accordance with the Agreement by the Ancillary Services Provider (exclusive of United Kingdom Value Added Tax) for the provision of Ancillary Services during each Settlement.

17.6 Verification of Information: Upon receipt of the information supplied by the Settlement System
Administrator, the Pool Funds Administrator shall verify whether, on the basis of such information, the sum of the amounts shown to be receivable by each Pool
Member in respect of its sales of electricity plus the amount shown to be payable to the Ancillary Services
Provider in respect of its provision of Ancillary
Services on the relevant Settlement Day is equal to the sum of the amounts shown to be payable by each Pool
Member in respect of its purchases of electricity on the same Settlement Day.

17.7 Deemed Verification: Unless the Pool Funds
Administrator shall, by close of business on the Notification Date, otherwise inform the Settlement
System Administrator, each Pool Member and the
Ancillary Services Provider to the contrary before the Payment Date, the information provided by the Settlement System Administrator shall be deemed to be verified.

17.8 Rectification of Errors: If the Pool Funds
Administrator determines chat the information provided by the Settlement System Administrator cannot be verified in accordance with sub-section
17.6 it shall as soon as possible notify the Settlement
System Administrator, each Pool Member and the
Ancillary Services Provider accordingly and require the Settlement System Administrator to correct any errors and obtain the Pool Funds Administrator's verification of the corrected information as quickly as possible. As soon as the Pool Funds Administrator verifies that the information provided by the Settlement System
Administrator can be verified in accordance with sub-section 17.6, the Pool Funds Administrator shall notify the Settlement System Administrator, each Pool
Member and the Ancillary Services Provider of the verified information required to be given pursuant to subsection 17.6. The Settlement System Administrator shall use its best endeavours to provide such corrected information as may be necessary for the Pool Funds
Administrator to issue verification.

17.9 Amounts in Advice Notes; Adjustments:

17.9.1 The amounts to be incorporated in the Advice No tes in accordance with subsection 18.1 (and in all cases together with United Kingdom Value Added Tax thereon) shall be:

(a) if verification has been made in accordance with sub-section 17.6, the full amounts so verified;

(b) to the extent verification can reasonably be made in circumstances where all the information cannot be fully verified as described in subsection 17.6, those amounts which are shown against the name of each Pool
Debtor in such information as is received under the provisions of sub-section 17.1 (whether or not such information is an estimate only) and such amounts will be shared amongst the relevant Pool Creditors in the proportion which the amount shown as due to each of them in such information as aforesaid bears to the amounts which are so shown as due to all of them; and

(c) to the extent that for any reason whatever the amounts to be paid cannot be verified at all (including, but not limited to, application of Force
Majeure and failure to provide information on the part of the Settlement System Administrator) or the appropriate calculations to permit payment in accordance with sub-paragraph (b) above cannot properly be made, the same as the amounts calculated as being payable by and to Pool Members and to the Ancillary
Services Provider in respect of the last same day of the week in respect of which payments were verified under sub-section 17.6 (provided that any Pool Member who was not at that earlier time a Pool Member, or vice versa, shall be ignored and such adjustment made as the Pool Funds Administrator considers appropriate).

17.9.2 In the event that payments are made in the circu mstances set out in paragraph 17.9.1(b) or (c), the Settlement System Administrator in conjunction with the Pool Funds Administrator shall, as soon as actual verification can thereafter be made, make such adjustments as may be necessary (and, where relevant, apply interest at the Reserve Interest Rate or at such rate as shall be set from time to time by the Executive
Committee) to account for any differences between payments made and actual verified payment information.

17.10 Postponed Payment Date: If for any reason beyond the reasonable control of the Pool Funds Administrator it is not possible, after application of sub-section 17.9, for the Pool Funds Administrator to determine by the close of business on the Notification Date the amounts to be incorporated in the Advice Notes, the Pool Funds Administrator shall inform the Settlement System Administrator, each Pool Member and the Ancillary Services Provider that the Payment Date shall be postponed so that it falls on the second Business Day after the day on which the Pool Funds Administrator verifies the information provided by the Settlement System Administrator pursuant to sub-section 17.6 (any such Payment Date being the "Postponed Payment Date" and a reference to a Payment Date in this Schedule shall where applicable include a reference to a Postponed Payment Date). On the Postponed Payment Date, each
Pool Member who took electricity on the Settlement
Day to which the Postponed Payment Date applies shall pay interest on all such amounts for each day from and including the originally scheduled Payment Date to (but excluding) the Postponed Payment Date at such rate as shall be set from time to time by the Executive
Committee or, in the absence of such rate, at the Reserve Interest Rate and all Pool Members who supplied electricity and the Ancillary Services Provider on such Settlement Day shall be entitled to receive in addition to the amounts that they are entitled to receive in respect of such supplies, interest on such amounts for each day during the same period and at the same rate.
Interest shall accrue from day to day and shall be calculated by the Pool Funds Administrator on a 365 day year basis.

17.11 Further notification: Where instructed by the Executive Committee, or where there is an award by a Court of competent jurisdiction or an arbitrator, or a decision of the Pool Auditor or where rendered appropriate by Clause 52, the Pool Funds Administrator shall issue further or other notification to the Pool Members and the Ancillary Services Provider in accordance with the provisions of this Section 17; and the Business Day which falls five Business Days after the date of such notification or earlier if practicable shall be a Payment Date.

17.12 Payment by Pool Debtor: Without prejudice to its obligations in respect of supplies of electricity in accordance with the provisions of the Agreement, each Pool Debtor shall without defence, set-off or counterclaim (but without prejudice to any other rights or remedies available to such Pool Debtor) make payment on the relevant Payment Date of the full amount
(including United Kingdom Value Added Tax) so notified as being payable by it for the account of those Pool
Members and, as the case may be, the Ancillary Services
Provider so notified as being entitled to receive payments. Payment shall be made in accordance with the terms of this Schedule. For the avoidance of doubt no payment made shall be treated as being paid on account or subject to any condition or reservation, notwithstanding the provisions for the making of subsequent adjusting payments provided in this Schedule. The provisions of sub-section 5.14 shall apply to any payment insofar as it is or may constitute an overpayment.

17.13 Liability several: Save as otherwise expressly provided, the liability of each Pool Member for amounts payable by it pursuant to this Schedule is several and no Pool Member shall be liable for the default of any other Pool Member.

18.  ADVICE NOTES

18.1 Despatch of Advice Notes: Not later than 17.00 hours on the relevant Notification Date (and, if this is not practicable, in good time (as that expression is explained in more detail in the relevant Agreed
Procedure) to enable Pool Members and the Ancillary
Services Provider to give all necessary instructions for payments to be effected on the relevant Payment
Date) the Pool Funds Administrator shall:

18.1.1 despatch to Pool Members and the Ancillary Serv ices Provider Advice Notes showing amounts (inclusive of United Kingdom Value Added Tax) which, according to its calculations, are to be paid by or to each Pool Member and the Ancillary Services Provider on each Payment Date in respect of supplies of electricity and the provision of Ancillary Services during each Settlement Day to which that Notification Date relates;

18.1.2 notify each Settlement Bank of amounts payable by the Pool Members or the Ancillary Services Provider maintaining a Settlement Account at the relevant
Settlement Bank; and

18.1.3 notify the Pool Banker of the amount to be remit ted to the Pool Clearing Account by each Settlement
Bank.

18.2 Method of despatch: All Advice Notes shall be despatched by the means established in accordance with paragraphs 3.1.1 and 3.1.5, or by such other means as the Executive Committee may reasonably direct.

18.3 Content of Advice Notes: All Advice Notes will include an appropriate indication if payment is being made under the provisions of paragraph 17.9.1 (b),
17.9.1 (c) or 17.9.2.

18.4 Interest: Where interest is payable by or to any Pool Member or the Ancillary Services Provider pursuant to this Schedule, the Pool Funds Administrator shall, at the same time as it despatches the Advice Notes, despatch to each Pool Member and the Ancillary Services
Provider who is required to pay interest and to each Pool Member and the Ancillary Services Provider who is entitled to receive interest a statement showing the amount of interest payable or receivable by it, the rate of interest applicable thereto and the amount (if any) of tax to be withheld.

19. PAYMENT PROCEDURE

19.1 Instructions for payment: Each Pool Member and the
Ancillary Services Provider shall, in respect of each Payment Date on which it is under an obligation to make a payment under this Schedule, make such arrangements as will ensure that such payment is credited to the relevant Collection Account in sufficient time to allow such Settlement Bank to make irrevocable arrangements to remit to the Pool Clearing Account by 12.30 hours the amount payable by that Pool Member or (as the case may be) the Ancillary Services Provider in respect of that Payment Date. Each Pool Member and the Ancillary
Services Provider shall ensure all remittances by its bank to the relevant Collection Account shall be remittances for value on the relevant Payment Date.

19.2 Pool Funds Administrator's responsibilities:

19.2.1 As soon as practicable and in any event not later than 13.00 hours on each Payment Date the Pool Funds
Administrator shall take such action as is required to ensure that all amounts required to be credited to each Collection Account on such Payment Date have been so credited (or if not so credited, the reason therefor established).

19.2.2 As soon as practicable and in any event not later than 13.30 hours on each Payment Date the Pool Funds
Administrator shall take such action as is required to ensure that all amounts credited to each Collection
Account on such Payment Date in accordance with sub-section 19.1 have been remitted to the Pool
Clearing Account.

19.2.3 As soon as practicable and in any event not later than 14.30 hours on each Payment Date the Pool Funds
Administrator shall take such action as is required to ensure that it verifies the actual amounts credited to each Collection Account and remitted to the Pool
Clearing Account on or before
13.30 hours on that Payment Date and the aggregate of such amounts.

19.3 Non-payment by Pool Member: If a Pool Member becomes aware that a payment for which it is responsible will not be credited to the relevant
Collection Account by 12.30 hours on the relevant
Payment Date, it will immediately notify the Pool Funds
Administrator, giving all details available to the Pool
Member. The Pool Funds Administrator shall, as soon as it becomes aware that a payment will not be remitted, use its best endeavours to establish the cause of non-payment.

19.4 Excess payments: If by 12.30 hours on any Payment
Date the Pool Funds Administrator is advised by a Settlement Bank that the Settlement Bank will be making a payment in excess of the amount notified to the Pool
Member pursuant to sub-section 18.1 in respect of that Payment Date, or if the Pool Banker notifies the Pool
Funds Administrator by 13.30 hours that amounts greater than the amounts notified to the Pool Banker pursuant to paragraph 18.1.3 have been credited to the Pool
Clearing Account, the Pool Funds Administrator shall use its best endeavours to ascertain the nature of the excess payment, to calculate the entitlement to such payment and to instruct the Pool Banker by 14.30 hours that day to credit the appropriate Settlement
Account(s) with the amount determined by the Pool Funds
Administrator as falling due to each Pool Creditor in accordance with this Schedule provided that, where an External Pool Member makes a payment in excess of the amount owing by it on any Payment Date and the reason for such overpayment is the difficulty in remitting funds on a future Payment Date because of the mismatch of bank and public holidays between countries, the Pool Funds Administrator shall instruct the Pool Banker to credit the Pool Reserve
Account with the amount of the excess. Any Pool Member who instructs its bank to make a payment in excess of the amount owing by that Pool Member on any Payment
Date shall simultaneously with giving such instructions advise the Pool Funds Administrator in writing of the amount of the excess payment providing a description of what the Pool Member considers the excess payment relates to.

19.5 Payment to Pool Creditors: The Pool Funds
Administrator shall, prior to 14.30 hours on each day, calculate the amounts available for distribution to Pool Creditors on that day. As soon as practicable and not later than 14.30 hours on that day the Pool
Funds Administrator shall give irrevocable instructions to the Pool Banker to remit from the Pool Clearing
Account to the relevant Settlement Accounts maintained by the Pool Creditors the aggregate of amounts determined by the Pool Funds Administrator to be available for payment to Pool Creditors and, if required, to transfer amounts from the Pool Reserve
Account or the Pool Borrowing Account to the Pool
Clearing Account or vice versa.

19.6 Making good the Pool Reserve Account: If the Pool
Reserve Account is debited or credited in or towards clearing the Pool Clearing Account, the Pool Funds
Administrator shall as soon as possible thereafter take the necessary steps, including making any calculations or taking any action in accordance with Section 21, to reverse the debit or credit to the Pool Reserve Account and/or to make a call under a Letter of Credit.

19.7 Prohibition on transfers: The Pool Funds
Administrator shall not at any time instruct the Pool
Banker to transfer any sum from a Pool Account to another account (not being a Pool Account) unless that account is a Settlement Account.

19.8 Application of payments: Where payments in respect of more than one Settlement Day are required to be settled on a Payment Date, payments in respect of the longest outstanding Settlement Day shall be, and be deemed to be, settled first.

19.9 Bank contacts: Upon written request of the Pool
Funds Administrator each Pool Member and the Ancillary
Services Provider shall provide the Pool Funds
Administrator in writing with the name of, and communication details for, one or more individuals at the branch of its Settlement Bank from which payments or payment instructions required to be made or given by it pursuant to this Schedule originate (the "Local
Branch") who is (are) familiar with the payment procedures set out in this Section 19 applicable to such Pool Member or (as the case may be) the Ancillary
Services Provider, and shall promptly advise the Pool
Funds Administrator in writing of any change of any such individual or his communication details. Each Pool
Member and the Ancillary Services Provider hereby authorises the Pool Funds Administrator to contact any such individual to enquire in respect of any Payment
Date whether and in respect of what amount instructions have been given for the remittance of any payment required to be made by such Pool Member or (as the case may be) the Ancillary Services Provider under this Schedule and/or whether such payment has been remitted or otherwise made as provided for in this Schedule, and undertakes not to withdraw, qualify or revoke such authority at any time. Each Pool Member and the Ancillary Services Provider shall instruct its Local
Branch to cooperate with the Pool Funds Administrator accordingly and to provide the Pool Funds Administrator with all such information as is necessary to answer such enquiries. The Pool Funds Administrator shall comply with all reasonable security arrangements imposed by the relevant Pool Member or the Ancillary
Services Provider or any Local Branch.

20. ALTERNATIVE PAYMENT PROCEDURE

20.1 Alternative Payment procedure: Without prejudice to other obligations in the Agreement not substituted by the provisions of this Section 20, the provisions set out in this Section 20 shall apply:

20.1.1if, on the Effective Date, it has not been po ssible to establish the Notified Payments System (in which case they shall continue to apply until the Notified Payments System is established, or until such other time as the Executive Committee may determine);
or

20.1.2 if, for any reason, it is not possible to apply the procedures contemplated by the Notified Payments
System and for so long as it is not possible to apply such procedures.

20.2 Pool Debtor to effect remittance: Each Pool Debtor shall, in respect of each Payment Date on which it is under an obligation to make a payment under the Agreement, give instructions to its bank, which it undertakes not to qualify, withdraw or revoke, to effect remittance to the Pool Clearing Account of the amount payable by that Pool Member to be received on that Payment Date.

20.3 Receipt of remittance: Any remittance must be received by the Pool Banker in the Pool Clearing
Account no later than 12.30 hours on the Payment Date unless arrangements have been made between the Pool
Banker and the relevant Pool Member which shall be notified to the Pool Funds Administrator and which are satisfactory to the Pool Banker such that funds will be received for value on that Payment Date. The Pool
Members shall ensure that instructions are given to their banks in sufficient time to ensure that their respective banks comply with this time limit.

20.4 Method of remittance: The Parties acknowledge and agree that when practicable to give effect to sub-section 20.3 a Pool Debtor shall cause remittances to be effected through CHAPS but, where not practicable or where the amount payable is less than the minimum individual amount then processed through CHAPS, the Pool Member shall ensure by whatever means at its disposal that remittance for value on the relevant
Payment Date is made for credit to the Pool Clearing
Account not later than 12.30 hours.

20.5 Notification of non-payment: The Parties acknowledge and agree that if a Pool Debtor becomes aware that a payment for which it is responsible will not be remitted to the Pool Banker by 12.30 hours on the relevant day, and where satisfactory arrangements, as referred to in sub-section 20.3 have not been made, it shall immediately notify the Pool Funds
Administrator, giving all details available to that Pool Debtor.

20.6 Payment default: If the Pool Funds Administrator determines at any time after 12.30 hours on any day that a remittance which should have been credited on that day to the Pool Clearing Account has not been made (or that the credit has not been received) (in whole or in part) and where satisfactory arrangements, as referred to in sub-section 20.3, have not been made, the provisions of
Section 21 shall apply mutatis mutandis.

20.7 Late payment: If, after the Pool Funds
Administrator has either debited the Pool Reserve
Account or made a call under a Letter of Credit, the Pool Banker receives the remittance which had not been credited to the Pool Clearing Account by 12.30 hours, then such remittance shall be credited to the Pool
Reserve Account.

20.8 Payments to Pool Creditors: The Pool Funds
Administrator shall, prior to 14.30 hourson each day, calculate the amounts available for distribution to Pool Creditors on that day (including amounts resulting from the application of sub-section 20.6). Not later than 14.30 hours on that day the Pool Funds
Administrator shall give instructions to the Pool
Banker, which it undertakes not to qualify, withdraw or revoke, to make same day value remittances to the Pool
Creditors.

20.9 Construction: Where the provisions of this Section
20 apply references in Sections 5 and 18 and sub-section 21.1 to "Settlement Bank" and "Collection
Account" shall be construed as references to "bank" and "Pool Clearing Account" respectively.

21.  PAYMENT DEFAULT

21.1 Payment default: Subject as provided by sub-section 21.12, if, by 12.30 hours on a Payment
Date, the Pool Funds Administrator has been notified by a Settlement Bank or it otherwise has reason to believe that a Settlement Bank will not remit to the Pool
Clearing Account all or any part (the "amount in default") of any amount which has been notified by the Pool Funds Administrator as being payable by a Pool
Debtor (the Non-paying Pool Debtor") on the relevant
Payment Date in sufficient time to ensure that such amount can be cleared through the Pool Clearing Account not later than the close of banking business on such Payment
Date, the Pool Funds Administrator shall act in accordance with the following provisions (or whichever of them shall apply) in the order in which they appear until the Pool
Funds Administrator is satisfied that the Pool Clearing
Account will clear not later than the close of business on the relevant Payment Date:

21.1.1 if the Pool Funds Administrator has been able to identify the non-paying Pool Debtor in sufficient time to apply this paragraph 21.1.1 and to the extent that the non-paying Pool Debtor is entitled to receive payment from any Pool Debtor pursuant to this Schedule on the relevant Payment Date, then the Pool Funds
Administrator shall (unless it reasonably believes that such set-off shall be unlawful) set off the amount of such entitlement against the amount in default;

21.1.2 if the Pool Funds Administrator has been able to identify the non-paying Pool Debtor in sufficient time to apply this paragraph 21.1.2, the Pool Funds
Administrator shall debit the Pool Reserve Account and credit the Pool Clearing Account with a sum not exceeding the amount of funds standing to the credit of the non-paying Pool Debtor in the Pool Reserve Account;

21.1.3 subject to sub-section 21.2, the Pool Funds
Administrator shall debit the Pool Reserve Account and credit the Pool Clearing Account with a sum not exceeding the amount of funds then standing to the credit of the Pool Reserve Account to the extent that they represent Security Cover provided in accordance with paragraph 15.1.2, the transfer of such amount as is not attributable to the funds standing to the credit of the non-paying Pool Debtor being deemed to give rise to a series of loans to the non-paying
Pool Debtor by each Providing Member rateably according to its share of the funds standing to the credit of the Pool Reserve Account to the extent that they represent Security Cover provided in accordance with paragraph 15.1.2, at the time immediately prior to the transfer, such loans to be repayable on demand and to carry interest at the Reserve Interest Rate and in any case repayable not later than two Business Days after they arise after which, to the extent that any such loans remain outstanding, such loans shall carry interest at the Default Interest Rate (which interest shall be credited to the relevant Providing Member's Pool Ledger
Account). Each Providing Member hereby irrevocably authorises the Pool Funds Administrator to advance, collect in and enforce payment of such loans for its account and on its behalf and each Pool Member hereby irrevocably consents to the making of such loans to the extent that such Pool Member has a share in the Pool Reserve Account;

21.1.4 if the Pool Funds Administrator has been able to identify the non-paying Pool Debtor in sufficient time to apply this paragraph 21.1.4 and provided that the Pool Funds Administrator is satisfied that the proceeds of a call under the Letter of Credit will be paid into the Pool Clearing Account in sufficient time to ensure that it will clear not later than the close of business on the relevant Payment Date, the Pool Funds
Administrator shall make a call under the Letter of Credit supplied by the non-paying Pool Debtor in a sum not exceeding the available amount of all such Letters of Credit, and the Pool Funds Administrator shall cause the proceeds of such call or calls to be paid into the Pool Clearing Account;

21.1.5 subject to sub-section 21.2 and provided that the Pool Funds Administrator is satisfied that the proceeds of a call under a Letter of Credit will be paid into the Pool Clearing Account in sufficient time to ensure that it will clear not later than the close of business on the relevant Payment Date, the Pool
Funds Administrator shall make a call under one or more
Letters of Credit supplied by Pool Members (other than the non-paying Pool Debtor) in a total sum not exceeding the total available amount of all such Letters of Credit to the extent that such amount represents Security Cover provided in accordance with paragraph 15.1.2, and the Pool Funds Administrator shall cause the proceeds of such call or calls to be paid into the Pool Clearing Account. The transfer of such proceeds into the Pool Clearing Account shall be deemed to give rise to a series of loans to the non-paying Pool Debtor by each Providing Member whose Letter of Credit was called rateably according to the amounts called under their respective Letter of Credit, such loans to be repayable on demand and to carry interest at the Reserve Interest Rate and in any case repayable not later than two Business Days after they arise after which, to the extent that any such loans remain outstanding, such loans shall carry interest at the Default Interest Rate (which interest shall be credited to the relevant Providing Member's Pool Ledger
Account). Each Providing Member hereby irrevocably authorises the Pool Funds Administrator to advance, collect in and enforce payment of such loans for its account and on its behalf and each Pool Member hereby irrevocably consents to the making of such loans to the extent that such Pool Member has a share in the Pool
Reserve Account;

21.1.6 if and to the extent that, notwithstanding appl ication of the foregoing measures, it is not possible to clear the Pool Clearing Account by any of the foregoing means, the Pool Funds Administrator shall reduce payments to all Pool Creditors in proportion to the amounts payable to them on the relevant Payment
Date by an aggregate amount equal to the amount necessary to clear the Pool Clearing Account and shall account for such reduction in the Pool Ledger Accounts as amounts due and owing by the non-paying Pool Debtor to each Pool Creditor whose payments were reduced.

21.2 Amount in default likely to be remedied: The Pool
Funds Administrator shall not apply paragraph 21.1.3 or
21.1.5 unless it considers in good faith that the amount in default is likely to be remedied by the non-paying Pool Debtor no later than the next Business
Day-and in such a case the Pool Funds Administrator shall only apply paragraphs 21.1.2 and 21.1.4 to the extent of any amounts provided by way of Security Cover pursuant to paragraph 15.1.2.

21.3 Loans part of Pool Reserve Assets: Any loans arising pursuant to paragraph 21.1.3 or 21.1.5 shall be deemed to constitute part of the Pool Reserve Assets and all repayments of such loans, together with interest thereon, shall be paid into the Pool Reserve
Account for the account of each Providing Member who is deemed to have made such loan.

21.4 Repayment of loans: If any loans to a non-paying
Pool Debtor arising pursuant to paragraph 21.1.3 or
21.1.5 shall not have been repaid in full (together with interest at the rate or rates specified therein) by 12.00 hours on the next Business Day after such loan is deemed to have arisen, the Pool Funds Administrator shall make a call under the Letter of Credit if any' which shall have been supplied by the non-paying Pool
Debtor and which remains outstanding in an amount not exceeding the amount necessary to repay such loans and all accrued interest in full and, if the proceeds of any Letter of Credit are insufficient to repay all outstanding loans to the relevant non-paying Pool
Debtor, such proceeds shall be applied towards repayment of each such outstanding loan rateably.

21.5 Reduction of payments to Pool Creditors: If, after the date that any loans to a nonpaying Pool Debtor arise pursuant to paragraph 21.1.3 or 21.1.5, the Pool
Funds Administrator shall reasonably be of the opinion that the non-paying Pool Debtor will not repay forthwith all of such loans and all accrued interest in full or the loans have not been repaid with all interest within two Business Days after they arose
(whichever occurs first), the Pool Funds Administrator reduce payments to all Pool Creditors in proportion to the amounts payable to them on the Payment Date to which the default relates and any succeeding Payment
Dates as may be required by an aggregate amount necessary to restore the balance in the Pool Reserve
Account to the sum for the time being required under this Schedule to be deposited by the Pool Members other than the non-paying Pool Debtor, to the intent that all loans arising under paragraphs 21.1.3 and 21.1.5 and remaining undischarged after application of the non-paying Pool Debtor's Letter of Credit are discharged in full together with interest thereon at the Reserve Interest Rate.

21.6 Obligation to make calls: If and whenever the Pool
Funds Administrator has not applied the provisions of paragraph 21.1.4, and has reduced payments to Pool
Creditors in accordance with paragraph 21.1.6, it shall, on the relevant Payment Date or so soon thereafter as the non-paying Pool Debtor has been identified (but, in any event, not later than the close of business on the Business Day following such Payment
Date) make a call under the Letter of Credit supplied by the non-paying Pool Debtor in a sum sufficient to cover the reduction made under paragraph 21.1.6 (but not exceeding the available amount of all such Letters of Credit) and the Pool Funds Administrator shall cause the proceeds of such call to be paid forthwith into the Pool Reserve Account. On the next Business Day following receipt of such proceeds, the Pool Funds
Administrator shall pay such amounts as have been credited to the Pool Reserve Account to the Pool
Creditors whose payments were reduced in full or (as the case may be) in proportion to their respective entitlements including interest on such amounts at the Reserve Interest Rate.

21.7 Indemnification by non-paying Pool Debtor: The non-paying Pool Debtor shall indemnify and keep indemnified each Pool Member whose Letter of Credit is called under paragraph 21.1.5 and/or who is deemed to have made loans under paragraph 21.1.3 or 21.1.5 on demand against all costs, expenses and losses
(including the costs of management time) suffered or incurred by such Pool Member arising from its Letter of Credit being so called (including the costs of reinstating the same) or such loans being deemed to have been made to the extent that such Pool Member is not compensated under this Section 21. This indemnity shall be in addition to and without prejudice to the liability of the non-paying Pool Debtor to repay the loan, together with accrued interest, which arises pursuant to paragraph 21.1.5. The Pool Creditors, in proportion to the amounts payable to them on the Payment Date to which a default relates in respect of which the Pool Funds Administrator has operated sub-section 21.5, and any succeeding Payment Dates as may be required, shall indemnify and keep indemnified each Pool Member as is referred to in the earlier provisions of this sub-section 21.7 to the extent of any failure by the non-paying Pool Debtor to fulfill its obligations under this sub-section 21.7.

21.8 Notification to Pool Creditors: The Pool Funds
Administrator shall use all reasonable endeavours promptly to notify the relevant Pool Creditors whenever it makes any such reduction as is referred to in paragraph 21.1.6.

21.9 Default Interest: Save as otherwise provided in the Agreement (including where an express rate of interest is provided), if any amount payable by any Pool Debtor pursuant to this Schedule is not given value for the due date by close of banking business on the due date the Pool Debtor shall on written demand by the Pool Funds Administrator pay to the Pool Funds
Administrator, for the account of the person or persons entitled to receive the amount in default, interest on such amount from the due date up to the day of actual receipt by the Pool Funds Administrator (as well after as before judgment) at the Default Interest Rate.

21.10 Application of payments: Any amount received by the Pool Funds Administrator from a non-paying Pool Debtor for the credit of any Pool Account shall be applied by the Pool Funds Administrator in or towards payment of amounts payable by the nonpaying Pool Debtor to Pool Creditors on each successive Payment Date in respect of which there is an outstanding default (with the longest outstanding default being settled first).

21.11 Clearing of Pool Clearing Account: All amounts standing to the credit of the Pool Clearing Account at the close of business on any Payment Date shall be transferred to the Pool Reserve Account so that the balance in the Pool Clearing Account shall at the end of such day be nil.

21.12 Credit Facility: If and for so long as the Credit Facility remains unconditionally available, the provisions of this Section 21 shall apply with the modifications provided by Section 25.

22: CONFIRMATION NOTICES

22.1 Despatch of Confirmation Notices: Within two
Business Days after each Payment Date the Pool Funds
Administrator shall issue a Confirmation Notice to each Pool Member and the Ancillary Services Provider in respect of the corresponding Payment Date setting out the information required in sub-sections 22.2, 22.3 and 22.4.

22.2 Information - taking of electricity: The information required on a Confirmation Notice in respect of each Pool Member taking electricity on each Settlement Day is as follows:

22.2.1  the Pool Member's identification number;

22.2.2  the Pool Member's name;

22.2.3 the total amount (inclusive of United Kingdom Va lue Added Tax) received in the Pool Clearing Account on the relevant Payment Date by the Pool Funds


Administrator in respect of electricity taken by such Pool Member during the Settlement Day and Ancillary
Services attributable thereto;

22.2.4 the amount received in the Pool Clearing Account on the relevant Payment Date by the Pool Funds
Administrator in respect of electricity taken by such Pool Member during the Settlement Day and Ancillary
Services attributable thereto, exclusive of United
Kingdom Value Added Tax; and

22.2.5 the amount of United Kingdom Value Added Tax re ceived in the Pool Clearing Account on the Payment Day by the Pool Funds Administrator in respect of electricity taken by such Pool Member during the Settlement Day and Ancillary Services attributable thereto.

22.3 Information - supplies of electricity: The information required on a Confirmation Notice in respect of each Pool Member supplying electricity on each Settlement Day shall include:

22.3.1  the Pool Member's identification number;

22.3.2  the Pool Member's name;

22.3.3  the Settlement Run identification number;

22.3.4 the total amount (inclusive of United Kingdom V alue Added Tax) paid out of the Pool Clearing Account on the relevant Payment Date by the Pool Funds
Administrator in respect of electricity supplied by such Pool Member during the Settlement Day;

22.3.5 the amount paid out and the date on which such amount is paid out of the Pool Clearing Account on the relevant Payment Date by the Pool Funds Administrator in respect of electricity supplied by such Pool Member during the Settlement Day exclusive of United Kingdom
Value Added Tax and the Settlement Run identification number; and

22.3.6 the amount of United Kingdom Value Added Tax paid out of the Pool Clearing Account on the relevant
Payment Date by the Pool Funds Administrator in respect of electricity supplied by such Pool Member during the Settlement Day.

22.4 Information - Ancillary Services Provider The information required on a Confirmation Notice in respect of the Ancillary Services Provider is as follows:

22.4.1 the total amount receivable by the Ancillary Se rvices Provider (exclusive of United Kingdom Value
Added Tax) for the provision of Ancillary Services during the Settlement Day;

22.4.2 the total amount receivable by the Ancillary S ervices Provider (inclusive of United Kingdom Value
Added Tax) for the provision of Ancillary Services during the Settlement Day; and

22.4.3  the total amount of United Kingdom Value Added
Tax receivable by the Ancillary Services Provider for the provision of Ancillary Services during the Settlement Day.

22.5 Interest: Where interest has been paid to any Pool
Member or the Ancillary Services Provider, the Pool
Funds Administrator shall promptly after such payment provide to each Pool Member and the Ancillary Services
Provider a statement showing the amount of interest paid or received, the rate of interest applicable thereto and the amount (if any) of tax withheld. If applicable, the Pool Funds Administrator shall provide to the relevant Pool Member or the Ancillary Services
Provider an appropriate tax deduction certificate in respect of any withholding tax.

23. PAYMENT ERRORS

23.1 Overpayments: If for any reason whatsoever
(including the negligence of the Pool Banker or the Pool Funds Administrator) a Pool Creditor receives on any Payment Date a payment in excess of the amount disclosed in the Pool Ledger Account as calculated as being payable to it (an "overpayment") (including but not limited to proceeds of any loan made or deemed to be made in accordance with Section 21 or Section 25 to any non-paying Pool Debtor which becomes insolvent before such advance is repaid) the provisions of sub-section 5.15 apply, and the Pool Creditor shall forthwith notify the Pool Funds Administrator of the amount of the overpayment and shall forthwith pay the overpayment into a Pool Account specified by the Pool
Funds Administrator.

23.2 Repayment of overpayment (1): If prior to a Pool
Creditor notifying the Pool Funds Administrator of the overpayment, the Pool Funds Administrator receives notice (from the Pool Banker or otherwise) of the overpayment, the Pool Funds Administrator shall forthwith require (by written notice) that the recipient of the overpayment pay the overpayment to a Pool Account specified by the Pool Funds Administrator and any Pool Creditor who receives such notice shall forthwith pay the amount to an account specified by the Pool Funds Administrator. If the overpayment is repaid within two Business Days of receiving the notice, the overpayment (or any part not paid) shall bear interest at the Reserve Interest Rate or at such rate as shall be set from time to time by the Executive Committee from the date the overpayment was received up to the date that value is given in a Pool Account by the Pool
Funds Administrator- (as well after as before judgment). Any overpayment (or part thereof) not repaid within two Business Days after demand therefor in accordance with this Section 23 shall bear interest at the Default Interest Rate from the expiry of that period and shall be recoverable in accordance with
Section 24. The Pool Funds Administrator shall account to those entitled to payment by reason of an overpayment.

23.3 Repayment of overpayment (2): Upon receipt of the overpayment (including any interest) the Pool Funds
Administrator shall (forthwith upon entitlement to it being ascertained) pay the amount received to the Pool
Member or the Ancillary Services Provider who should have received the payment on the Payment Date.

23.4 Underpayments: If for any reason whatsoever
(including the negligence of the Pool Banker or the Pool Funds Administrator) a Pool Creditor does not receive on the relevant Payment Date the full amount disclosed as owing to it pursuant to the Pool Ledger
Account (an ~underpayment") that Pool Creditor shall forthwith notify the Pool Funds Administrator of the amount of the underpayment, and the Pool Funds
Administrator after consultation with the Pool Banker shall use all reasonable endeavours to identify such person as shall have received any corresponding overpayment and promptly to correct the underpayment.
If, by reason of negligence, the Pool Funds
Administrator holds or has under its control amounts which it ought properly to have paid to Pool Members, such Pool Members shall be enticed to interest on such amounts at the Default Interest Rate and for such period as the Pool Funds Administrator improperly holds or has such amounts under its control.

24. ENFORCEMENT OF CLAIMS

24.1 Notification of amount in default: Without prejudice to the provisions of Section 21, if a Pool
Member shall fail to pay any amount payable pursuant to this Schedule on the due date, the Pool Funds
Administrator shall notify the Director, the Executive
Committee and each Pool Creditor to whom the amount in default is owed pursuant to this Agreement of the name of the non-paying Pool Debtor, the aggregate amount in default and the amount owed to each Pool Creditor.

24.2 Duties of Pool Funds Administrator: Except as otherwise expressly provided in this Schedule, the Pool
Funds Administrator shall not be required to ascertain or enquire as to the performance or observance by any Pool Member or the Ancillary Services Provider of its obligations under the Agreement and shall have no duty to inform the Executive Committee or any Pool Member or the Ancillary Services Provider of any default, other than a failure to pay as may come to its attention.

24.3 Notice before action: Each Pool Creditor shall give notice to the Pool Funds Administrator before instituting any action or proceedings in any court to enforce payments due to it pursuant to this Schedule.
Upon receipt of any notice under this sub-section 24.3, the Pool Funds Administrator will as soon as practicable notify the Executive Committee, all Pool
Members, the Settlement System Administrator, the
Ancillary Services Provider and the Director.

24.4 Proceedings to Recover Overdue Amounts: Without prejudice to the right of any Pool Member to bring such proceedings as it sees fit in connection with matters related to the Agreement, the Pool Funds Administrator shall, if instructed to do so by the -Executive
Committee, bring proceedings against a Pool Member (on behalf of those Pool Members who have indicated their willingness to the Executive Committee for the Pool
Funds Administrator first so to act) for the recovery of any amounts due by that Pool Member pursuant to this Schedule so long as the Pool Funds Administrator has first reached agreement with the Executive Committee and the Pool
Members as to appropriate remuneration, is indemnified to its reasonable satisfaction or, if it so requires, provided that it shall have received such security as it may reasonably request against all costs, claims, expenses (including legal fees) and liabilities which it will or may sustain or incur in complying with such instructions. Save as provided in the foregoing provisions of this sub-section 24.4, the Pool Funds
Administrator shall not be obliged to bring any such proceedings.

25. CREDIT FACILITY: PAYMENT DEFAULTS

25.1 Purpose of Credit Facility: It is acknowledged that the Credit Facility provides an alternative to the Security Cover referred to in paragraph 15.1.2 and the Pool Funds Administrator will use the Credit Facility to cover banking error and payment error and to minimise reductions of payments to Pool Creditors unless it considers in good faith that an amount in default is not likely to be remedied by the non-paying
Pool Debtor no later than the next Business Day.

25.2 Modification of other provisions of this Schedule:
If and so long as the Credit Facility is unconditionally available to the Pool Funds
Administrator (whether or not there remains any amount undrawn), paragraphs 15.1.2, 21.1.3 and 21.1.5 shall be of no effect and the remaining provisions of this Schedule shall be implemented on the basis that the following sub-sections apply.

25.3 Payment default: The Pool Funds Administrator shall operate the Credit Facility on the following basis:

25.3.1  the Credit Facility may be drawn down by the Pool
Funds Administrator if, by 12.30 hours on any Payment
Date, there is an amount in default unless the Pool
Funds Administrator considers in good faith that the amount in default is not likely to be remedied by the non-paying Pool Debtor no later than the next Business
Day;

25.3.2 if paragraph 25.3.1 applies such that the Credit Facility may be drawn down, the Pool Funds Administrator will first act in accordance with paragraph 21.1.1, will then draw on the Credit Facility for an amount not exceeding the available amount under the Credit Facility (after allowing for any repayment to be made to the Facility Bank under sub-section 25.6) and, if it is not possible to clear the Pool Clearing Account by either or both of those means, it will then act in accordance with paragraph 21.1.6; and

25.3.3  if paragraph 25.3.1 does not apply, then the Pool
Funds Administrator will act in accordance first with paragraph 21.1.1, then with paragraph 21.1.2, then with paragraph 21.1.4 and only then with paragraph 21.1.6.

25.4 Amounts in default: Each non-paying Pool Debtor will be responsible in relation to any amount in default in accordance with the following paragraphs:

25.4.1 each non-paying Pool Debtor will be responsible for the repayment of all amounts of principal drawn down under the Credit Facility in respect of any amount in default relating to that Pool Debtor as if the Pool
Funds Administrator had made a loan to such Pool Debtor of the relevant amount and the amounts so payable are to be paid to, or otherwise made available for credit to, the Pool Clearing Account as soon as possible, but in any event no later than two Business Days after the relevant Payment Date;

25.4.2 each non-paying Pool Debtor will be responsible also for interest (determined in accordance with paragraph 25.4.4) on all amounts of principal drawn down under the Credit Facility in respect of any amount in default relating to that Pool Debtor as if the Pool
Funds Administrator had made a loan to such Pool Debtor of the relevant amount and the amount so payable by way of interest is to be paid to, or otherwise made available for credit to, the Pool Clearing Account by no later than the day notified by the Pool Funds
Administrator to such Pool Debtor for payment thereof
(being the date which is 2 Business Days prior to the date on which interest is payable under the Credit
Facility by the Pool Funds Administrator to the Facility Bank for the month in which the principal amount in question was outstanding);

25.4.3 each non-paying Pool Debtor will further be res ponsible for its proportionate share (determined in accordance with paragraph 25.4.5) of any additional sum payable to the Facility Bank pursuant to the terms of the Credit Facility as if the Pool Funds Administrator had made a loan to such Pool Debtor of the relevant amount and the amount so payable is to be paid to, or otherwise made available for credit to, the Pool
Clearing Account forthwith on notification thereof by the Pool Funds Administrator to the Pool Debtor in question;

25.4.4 for the purposes of paragraph 25.4.2, int erest is to be calculated using the effective daily rate of interest reasonably determined by the Pool
Funds Administrator on the basis of the aggregate interest (including any compound interest) payable under the Credit Facility in .-relation to any particular day;

25.4.5 for the purposes of paragraph 25.4.3, the propor tionate share for a particular non-paying Pool Debtor is the amount (if any) which the Pool Funds
Administrator reasonably determines (after consultation with the Facility Bank) as being the amount of any additional sum payable in accordance with the terms of the Credit Facility attributable to drawings under the Credit Facility made in respect of that Pool Debtor.

25.5 Application of payments: On the Relevant Date the
Pool Funds Administrator shall, if the amount in.question has not been received in full from the non-paying Pool Debtor:

25.5.1 first debit the Pool Reserve Account and credit the Pool Clearing Account with a sum not exceeding the amount of funds (if any) standing to the credit of the non-paying Pool Debtor in the Pool Reserve Account;

25.5.2 if that sum is insufficient to repay in full the amount in question, the Pool Funds Administrator shall call the Letter of Credit (if any) provided by the non-paying Pool Debtor (for an amount not exceeding the available amount) and pay or cause the proceeds thereof to be paid into the Pool Clearing Account; and

25.5.3 if the amount credited to the Pool Clearing Acco unt after following the foregoing procedure is insufficient, reduce payments to all Pool Creditors in proportion to the amounts payable to them on the Payment Date to which the default relates, so that, in any case, the Pool Funds Administrator has available to it on the Pool Clearing Account sufficient funds to comply with paragraph 25.6. For the purposes of this paragraph, the "Relevant Date" is whichever of the following is applicable:

(a) in relation to any principal amount for which a non-paying Pool Debtor is responsible under paragraph
25.4.1, the last date specified for payment under paragraph 25.4.1;

(b) in relation to any principal amount as referred to in sub-paragraph (a), the first date (if earlier than the date referred to in sub-paragraph (a)) on which the Pool Funds Administrator is reasonably of the opinion that the nonpaying Pool Debtor will not repay forthwith all of the amounts of principal in question;

(c)  in relation to payment of interest under paragraph
25.4.2, the last date for payment thereof; and

(d) in relation to an additional amount under paragraph 25.4.3 the last date for payment of this amount.

25.6 Payments to Facility Bank: To the extent of any payment by the non-paying Pool Debtor and/or if any of the circumstances described in sub-section 25.5 occur, the Pool Funds Administrator will forthwith repay to the Facility Bank by credit to the Pool Borrowing
Account, if applicable, an amount equal, in the former case, to the amount so paid and, in the latter case, to the amount which should have been paid by the non-paying POQI Debtor.

25.7 Reduction in payments to Pool Creditors: A reduction in payments as contemplated by paragraph
25.5.3 will also apply in the event of any amounts drawn down under the Credit Facility being required to be repaid in accordance with the terms of the Credit
Facility and the Pool Funds Administrator shall account for such reduction in the Pool Ledger Accounts as amounts due and owing by the non-paying Pool Debtor to each Pool
Creditor whose payments were reduced.

25.8 Enforcement of Claims and other provisions:
Sub-sections 21.7, 21.8, 21.9, 21.10 and
Section 24 shall have effect in relation to amounts due from a non-paying Pool Debtor which arise under the foregoing sub-sections.

25.9 Unavailability of Credit Facility: If at any time the Credit Facility ceases to be unconditionally available and paragraph 15.1.2 shall thereupon have become effective, the whole or any part of the Security
Cover thereby required to be provided by each Providing
Member may be provided by a credit to the Pool Reserve
Account, unless otherwise determined by the Executive
Committee. The Executive Committee shall from time to time assess (in consultation with the Pool Funds
Administrator) and determine the amount of Security
Cover which would be required pursuant to paragraph 15.1.2 as if that paragraph were in effect and such assessment and determination shall apply for the purposes of paragraph 16.2.2 if paragraph 15.1.2 becomes applicable, pending any revised assessment by the Executive Committee.

25.10Interpretation: Terms and expressions used in this Section 25 shall, unless the context otherwise requires, have the same meanings as are given to them for the purposes of Clause 21.

26. CREDIT FACILITY: GENERAL

26.1 Notifications to the Executive Committee: The Pool
Funds Administrator shall notify the Executive
Committee forthwith:

26.1.1 on it becoming aware of any circumstances which might lead to an event under the Credit Facility as a result of which the Credit Facility might cease to be available; and

26.1.2 upon receipt of a written demand from the Faci lity Bank pursuant to the terms of the Credit Facility as a result of which the Facility ceases to be available; and

26.1.3 in the event that the Facility Bank requires any additional amount to be paid under the Credit Facility by reason of any increased costs to the Facility Bank or any changes in circumstances.

26.2 Notifications to Providing Members: The Pool Funds
Administrator shall notify the Providing Members as soon as reasonably practicable after receipt by it of a notice from the Facility Bank that an additional amount will or may be payable by the Pool Funds Administrator to the Facility Bank under the terms of the Credit
Facility.

26.3 Amendment and Cancellation:

26.3.1The Pool Funds Administrator shall not:

(a) amend or supplement, or agree to any amendment or supplement to, the terms of the Credit Facility without the approval of the Executive Committee; or

(b) cancel the Credit Facility unless either the approval of the Executive Committee has been obtained or paragraph 26.3.2 applies.

26.3.2 The Pool Funds Administrator shall cancel the Cr edit Facility in full at any time if a resolution to that effect is passed (on a simple majority vote) by the Providing Members in separate general meeting or if all Providing Members have requested such cancellation.

26.4 Extension and Renewal: The Pool Funds
Administrator shall negotiate with the Facility Bank an extension or renewal of the Credit Facility on the instructions of the Executive Committee and, in the absence of such instructions, shall begin negotiations with the Facility Bank no later than ten weeks before the Credit Facility is due to terminate in accordance with its terms, with a view to the extension or renewal of the Credit Facility on substantially the same terms for a further year and, in any event, to keep the Executive Committee informed on a timely basis of the progress of any such negotiations. The Pool Funds
Administrator shall, however, act only with the approval and consent of the Executive Committee in agreeing any extension or renewal of the Credit
Facility and the Executive Committee shall be responsible for deciding whether or not to renew or extend the Credit Facility and, if so, on what terms and for what period.

26.5 Fees not attributable to a particular Providing
Member: Any fees (and any additional amounts payable under the terms of the Credit Facility which are not the responsibility of any particular Providing Member) charged under the Credit Facility to the Pool Funds
Administrator shall be recharged to the Providing
Members, in accordance with their respective Providing
Member Contributory Shares (to be calculated on the basis of those current on the date on which the relevant fee (or the relevant portion thereof) or additional amount is payable by the Pool Funds
Administrator under the Credit Facility).

26.6 No additional charge: The Pool Funds Administrator shall not make any additional charge for arranging, participating in or administering the Credit Facility.

                             ANNEX 1

                       Form of Advice Note

                           ADVICE NOTE

DATE:                    Energy Pool Funds Administration Ltd
                         Room 157.2
                         185 Park Street
                         London SE1 9DY
                         TELEPHONE: (0171) 620 9456
                         FAX NO: (0171) 4012799

NAME:

ADDRESS:

                         ADVICE NOTE:

                         PAYMENT DATE:

FAX NO:
                    THIS IS NOT A TAX INVOICE

Advice Note issued in accordance with the Pooling and Settlement
Agreement for the Electricity Industry in England and Wales dated
30th March 1990 as amended, varied or supplemented from time to time.

SETTLEMENT   RUN/   DESCRIPTION  AMOUNT       AMOUNT
DATE         TYPE                PAYABLE      PAYABLE
                                 EXC VAT      INC VAT









          DO NOT NET YOUR PAYABLES TO YOUR RECEIVABLES

A wholly owned subsidiary of The National Grid Company plc. Regd.
in England No. 2444187 VAT No 547 8630 11

                             ANNEX 2

                   Form of Confirmation Notice

                       CONFIRMATION NOTICE

DATE:                            Energy Pool Funds
                                 Administration Limited
                                 Room 157.2
                                 185 Park Street
                                 London SE1 9DY

TELEPHONE:

FAX NO:

TELEX:

NAME:

ADDRESS:
                                 CONFIRMATION NO:

                                 PAYMENT DATE:

FAX NO :


Confirmation notice issued in accordance with the Pooling and Settlement Agreement for the Electricity Industry in England and
Wales dated 30th March 1990 as amended, varied or supplemented from time to time.

                      THIS IS A TAX INVOICE

PAYMENT    SETTLEMENT  DESCRI  AMT. PD   VAT   VAT   AMT PD
DATE       DATE        P-TION  EXC VAT   RATE  PAID  INC VAT







A wholly owned subsidiary of The National Grid Company plc. Regd.
in England No 2444187 VAT No 547 8630 11

                             ANNEX 3

                             Part 1

             Form of Settlement Account Designation

To: Energy Pool Funds Administration Limited as Pool Funds Administrator
                    and
     Barclays Bank PLC
     54 Lombard Street Branch
     as Pool Banker

                 Settlement Account Designation

Date:

1. [Insert name of Pool Member/Ancillary Service Provider] hereby designates the following account as its Settlement Account to which you are instructed to remit all amounts which are payable to us through the Pool Clearing Account in accordance with Schedule 11 to the Pooling and Settlement Agreement for the Electricity
Industry in England and Wales dated 30th March, 1990, as amended, varied or supplemented from time to time (the "Agreement").

Name of Bank          Branch Address          Sorting Code  Name
of Account            Account No.

2. We hereby designate the following account as our Settlement
Account from which all payments due from us in accordance with
Schedule 11 to the Agreement will be remitted.

Name of Bank          Branch Address          Sorting Code  Name
of Account            Account No.

Signed by ....................................................
Position........................................................
For and on behalf of
[Name of Pool Member/Ancillary Services Provider]

                             ANNEX 3

                             Part 2

              Form of Change of Settlement Account

To: Energy Pool Funds Administration Limited as Pool Funds Administrator and
      Barclays Bank PLC
      54 Lombard Street Branch
      as Pool Banker

In accordance with sub-section 4.6 of Schedule 11 to the Pooling and Settlement Agreement [insert name] hereby gives you notice that, with effect from [insert date] (or 10 Business Days after you receive this notice, whichever is later), our new Settlement Account from which payments due from the undersigned/to which payments due to the undersigned]* will be paid shall be:

Name of Bank          Branch Address          Sorting Code  Name
of Account            Account No.


Yours sincerely,


[ ] for and on behalf of
[Name of Pool Member/Ancillary Services Provider]

please complete as appropriate

                                     ANNEX 4

                            Form of Letter of Credit

To: Energy Pool Funds Administration Limited as Pool Funds Administrator

At the request of [Providing Member] we have opened in your favour our irrevocable Letter of Credit Number ( ) for pounds [ ] (amount in words).

This Letter of Credit is available against your sight drafts accompanied by a signed statement either that the applicant has failed to pay to you the amount you are claiming under the terms of the Pooling and Settlement Agreement for the electricity industry in England and Wales dated 30th
March, 1990 (the "Agreement") or that the claim is being made under subsection 15.5 or
Section 21 of Schedule 11 to the Agreement.
Payments under this Letter of Credit shall be effected immediately to [insert relevant account details].

Partial drawings are allowed hereunder.

Claims under this Letter of Credit shall be made at the counters of [insert details of the branch of the issuing bank].

This Letter of Credit expires on [ ].

We waive any right to set off against any amount payable hereunder any claims we may have against you.

Any demand hereunder must comply with all the above requirements [and signatures thereon must be confirmed by your Bankers].

This Letter of Credit is subject to Uniform customs and practice for Documentary Credits
(1983 Revision) International Chamber of
Commerce.

We undertake that drafts and documents drawn under and in strict conformity with the terms of this credit will be honoured upon presentation.

This Letter of Credit shall be governed by and construed in accordance with English law.

For and on behalf of [] Bank [Plc]

                                   SCHEDULE 12

                            Transitional Arrangements
Transitional Arrangement       New Principle        Date for         Date for submission of
                                                    implementation   Works Programme
GOAL

(1) Use of GOAL programme for  (i) An auditable      April 1997      April 1993 (GOAL
    Scheduling and Settlement  calculation route for                 Replacement Phase 1)
    purposes                   scheduling

                               (ii) Assess need for  April 1997      April 1993 (GOAL
                               development or                        Replacement Phase 1)
                               replacement of GOAL

(2)  [Not used]

(3)  [Not used]

Transitional Arrangement       New Principle           Date for        Date for submission of
                                                       implementation  Works Programme

(4) Ancillary Service costs    (i) Review the          Reactive Power:  Reactive Power:
    charged by NGC as a lump   arrangements for the    April 1994       December 1993
    sum per day                payment to generators
                               for ancillary services. Other Services:  Other Services:
                               Where appropriate,      April 1996       December 1995
                               recommend and, if
                               agreed, implement
                               changes to the level of
                               aggregation by
                               payment type and by time
                               period, and the method
                               of calculating payment.
                               Review the require-
                               ment for the Ancillary
                               Services Provider to
                               contract for particular
                               ancillary services.



Transitional Arrangement       New Principle                   Date for          Date for submission of
                                                               implementation    Works Programme

                              (ii) Review the arrangements     Reactive Power:   Reactive Power:
                              for charging consumers for       April 1995        December 1994
                              ancillary services and, in
                              particular, whether individual   Other services:   Other services:
                              consumers can be charged for     April 1996        December 1995
                              the impact of their demands
                              on reactive power requirements.


(5) Scheduling, Despatch      Review arrangements to
and Settlement                cater for:

No special treatment          (i) energy constrained           January 1998      April 1996 (GOAL
                              plant;                                             Replacement Phase 2)

                              (ii) plans with cost             January 1998      April 1996 (GOAL
                              structures that cannot                             Replacement Phase 2)
                              adequately be
                              expressed as a Willans
                              line

(6)[Not used]



Transitional Arrangement      New Principle                     Date for         Date for submission
                                                                implementation   Works Programme

(7) Dynamic Parameters        Treatment of changes              April 1998       April 1996
                              generator dynamic
                              parameters during the day

(8  Offer Prices submitted    Review frequency at which
    daily                     revised offer process can be
                              used in Scheduling, Despatch
                              and Settlement e.g.:

                              (i) submitted for each            April 1997       August 1995
                              scheduling period
                              (control phase);

                              (ii) submitted at any time        April 1997       August 1995
                              for opportunity trading
                              on despatch timescales

(9)Out-of-merit costs shared  Review demand forecasts
                              entered by NGC into
                              Settlement, based on
                              information supplied by
                              customers, against actual
                              demand figures.  Review and,
                              agreed, implement changes in the:

                             (i) [Not used];


Transitional Arrangement                 New Principle                     Date for         Date for submission of
                                                                           implementation   Works Programme

                                         (ii) allocation of out-of-        July 1995        July 1994
                                         merit costs associated
                                         with deviations from
                                         forecast; and

                                         (iii) incentives and              July 1995        July 1994
                                         penalties associated
                                         with demand forecast
                                         accuracy

(10) Three stage settlement process      Introduction of additional        October 1995     October 1994
(unconstrained schedule,                 stage(s), in particular, the
despatch and out-turn)                   transmission constrained
                                         schedule, to allow further
                                         disaggregation of difference
                                         between unconstrained
                                         schedule costs and out-turn
                                         costs. (Could be a phased
                                         implementation)

(11) Sharing cost across all demand
for:

(A) Transmission constraints             Cost of out-of-merit              April 1995       October 1994
                                         generation required only to
                                         support stability of a local
                                         network to be charged to the
                                         owner of such network

</TABLE)



Transitional Arrangement                  New Principle                    Date for         Date for submission of
                                                                           implementation   Works Programme
(B)  Transmission losses                  Review and, if agreed            July 1996        October 1994
                                          implement changes in the
                                          arrangements for allocating
                                          the costs of transmission
                                          losses on the supergrid, e.g.
                                          to reflect:

                                          (I)  electrical location of
                                          generation and demand;
                                          and/or

                                          (ii)  contractual
                                          arrangements between
                                          Generators, Suppliers
                                          and NGC; and/or

                                         (iii)  incentives for
                                         investment in
                                         supergrid facilities

(12) Metering data collection by         (I)  [Not used]                   December 1999    December 1997
Settlement Day (0000 hours to
2400 hours)                              (ii)  Review change to
                                         collecting metering
                                         data by variable
                                         scheduling day [see
                                         (13)(A)] and
                                         implement if agreed




Transitional Arrangement                 New Principle                     Date for        Date for submission of
                                                                           implementation  Works Programme

(13) Schedule Day parameters

 (A) Schedule Day start and finish       Review the introduction of         December 1999   December 1997
     (0500 hours to 0500 hours)          varying length Schedule Days
                                         based upon the shape of the
                                         demand curve or other
                                         factors and implement if and
                                         as agreed

 (B) Settlement Period duration set at   Review the use of shorter          December 1999   December 1997
     0.5 hours                           scheduling periods and
                                         implement if agreed

                           SCHEDULE 13

                       Contributory Shares



1. Contributory Share: The Contributory Share of a Pool Member shall be calculated in accordance with the following provisions of this Schedule.

2.  Points: Subject as provided in Section 3, in respect of each
Quarter:

2.1 each Pool Member which is a Generator shall receive in that capacity one point (a "Point") for each MWh of Genset Metered Generation of all Allocated Generating Units for all Settlement Periods falling in the Votes Calculation Period relative to such Quarter, as determined from the final run of Settlement (as referred to in paragraph D(3) of the Preamble to Schedule 9) for each such Settlement Period; and

2.2 each Pool Member which is a Supplier shall receive in that capacity such number of points (each a "Point") as is equal to the total MWh of Consumer Metered Demand taken by that Pool Member in all Settlement Periods falling in the Votes Calculation Period relative to such Quarter, as determined from the final run of Settlement (as referred to in paragraph D(3) of the Preamble to Schedule 9) for each such Settlement Period.

For the purposes of this paragraph 2:

(A) a Generating Unit shall be an Allocated Generating Unit of a Pool Member (in this paragraph, the "Identified Pool Member") if it belongs to the Identified Pool Member as of the date on which the Executive Committee calculates the Contributory Shares of Pool Members for the relevant Quarter pursuant to paragraph 6. If at any time during such Quarter an Allocated Generating Unit shall belong to another Pool Member (in this paragraph, the "Transferee Pool Member"), the Contributory Shares attributed to the Identified Pool Member for such Quarter by reason of the Allocated Generating Unit belonging to it shall be transferred to the Transferee Pool Member as of the date on which such Allocated Generating Unit first belongs to the Transferee Pool Member (and the Identified Pool Member and the Transferee Pool Member shall jointly notify the Executive Committee in writing of such date in good time before its occurrence);

(B) a Generating Unit shall belong to a Pool Member if it is owned by that Pool Member and not leased to another person or if it is leased by that Pool Member from another person;

(C) a Pool Member shall notify the Executive Committee promptly on request of its Allocated Generating Units and the Executive Committee and each other Party may rely on the information in that notification and in any notification under paragraph (A) above without further enquiry or need to verify that information;

(D) in determining the meaning of "good time" for the purposes of paragraph (A) above one factor to be taken into account is that the Settlement System Administrator must be allowed sufficient time to effect the necessary changes in Settlement associated with the transfer of the relevant Allocated Generating Unit; and

(E) the Executive Committee may, upon application of any Pool Member involved in any transfer of assets between Pool Members during any Quarter, adjust as between the Pool Members involved in such transfer, the number of Points and/or Weighted Votes to which they in their capacities as Suppliers are entitled in respect of the remaining part of that Quarter and/or one or both of the two immediately succeeding Quarters if, in the opinion of the Executive Committee, such adjustment would help accommodate the consequences of such a transfer and not prejudice the interests of any other Pool Member in any material respect.

3. New Pool Members: Until the third Quarter Day next falling after the date of its admission as a Pool Member, any Party which is admitted as a Pool Member pursuant to Clause 8.2 shall receive that number of Points as is equal to one thousand times the number of Weighted Votes to which such Pool Member would have been entitled under Clause 11.3.1(b) had the provisions of Clause
11.3.3 been ignored; and

3.1 the provisions of Clause 11.23.3 been ignored; and

3.2 any applicable restrictions under Clause 11.4 been ignored,

as determined by the Executive Committee. Thereafter, such Pool
Member's Points shall be calculated in accordance with paragraph
2.

4. Calculation of Points: On or prior to each Quarter Day the Executive Committee shall, on the basis of information to be supplied by the Settlement System Administrator as referred to in Clause 11.3.2, calculate for the Following Quarter the number of Points which each Pool Member whose Points are to be calculated in accordance with paragraph 2 shall receive, and shall notify each Pool Member and the Director in writing of the number of Points received by all Pool Members (whether calculated in accordance with paragraph 2 or 3). The determination of the Executive Committee as to the number of Points of each Pool Member shall (in the absence of manifest error) be final and binding for all purposes of this Agreement.

5. Contributory Shares: The Contributory Share of a Pool Member shall be calculated in accordance with the following formula:

          CS = X + Y

Where:

X  =   A
     -----
     2 x B

Y =    C
     ------
      2 x D

and where:

     CS = the Contributory Share of such Pool Member, expressed as percentage

     A =  the number of Points for the time being of such Pool
Member in its capacity as a Generator

     B = the number of Points for the time being of such Pool Members which are Generators, in their capacity as such

     C =   the number of Points for the time being of such Pool
Member in its capacity as a Supplier

     D =   the number of Points for the time being of all Pool Members which are Suppliers, in their capacity as such.

6.  Calculation of Contributory Shares: On or prior to:

6.1 each Quarter Day;

6.2 each date upon which a New Party is admitted as a Pool
Member; and

6.3 each date upon which a Pool Member ceases to be a Party,

the Executive Committee shall calculate for the Following Quarter or (as the case may be) the remainder of the then current Quarter the Contributory Share for the time being of each Pool Member, and shall notify each Pool Member and the Director in writing of the Contributory Share of each of the Pool Members. The determination of the Executive Committee as to the Contributory Share of each Pool Member shall (in the absence of manifest error) be final and binding for all purposes of this Agreement.

7. Records: The provisions of Clause 11.9 shall apply mutatis mutandis in respect of each Pool Member's Points and Contributory
Share.

8. Additional Capacity: For the purposes of Section 3, any Pool
Member who acquires an additional capacity in which it participates as a Pool Member shall be deemed to have been admitted as a new Pool Member pursuant to Clause 8.2 in that additional capacity and until the third Quarter Day next falling after the date such Pool Member's application to the Executive Committee pursuant to Clause 8.12 is approved, it shall receive that number of Points as is equal to one thousand times the number of Weighted Votes to which such Pool Member would have been entitled under Clause 11.3.1(b) had:

8.1 the provisions of Clause 11.3.3 been ignored; and

8.2 any applicable restrictions under Clause 11.4 been ignored,

as determined by the Executive Committee. Thereafter, such Pool
Member's Points shall be calculated in accordance with paragraph
2.

                           SCHEDULE 14

             Membership of the Executive Committee:

     Public Electricity Suppliers and Independent Suppliers

1. Definitions: In this Schedule the following expressions have the following meanings:

"Appointment Date" means the first day in any Appointment Period;

"Appointment Period" means either a Preliminary Period or a period of four years, as the case may require;

"Appointor" means a PES having for the time being a right to appoint a PES Committee Member;

"Group" means Group A, B. C or D, as the case may be;

"PES Member" means any Pool Member which is a Public Electricity
Supplier; and

"Preliminary Period" means the period commencing on the Effective
Date and ending on the following dates:

(a)  in the case of the Appointor in Group A, 31st March, 1991;
(b)  in the case of the Appointor in Group B. 31st March, 1992;
(c)  in the case of the Appointor in Group C, 31st March, 1993; and
(d)  in the case of the Appointor in Group D, 31st March, 1994.

2. and Appointment - Public Electricity Suppliers:

2.1 Subject to Sections 2 to 5 and Section 8, the PES Members shall together have the right to appoint not more than four members of the Executive Committee (the "PES Committee
Members").

2.2 The PES Members shall for the purposes of Sections 2 to 5 and Section 8 be arranged into Groups as follows:

Group A:
1  SEEBOARD plc
2 Southern Electric plc
3 London Electricity plc

Group B:
1  Midlands Electricity plc
2  South Wales Electricity plc
3  Eastern Group plc

Group C:
1  Yorkshire Electricity Group plc
2  Northern Electric plc
3  NORWEB plc

Group D:
1 South Western Electricity plc
2 East Midlands Electricity plc
3 Manweb plc

2.3 In respect of the Preliminary Period appropriate to each Group, the first-named PES Member shall be entitled to appoint a PES Committee Member and in respect of each subsequent Appointment Period the entitlement to appoint shall pass to the second named PES Member and so on through each Group, in constant rotation.

2.4 No later than seven days before the end of an Appointment Period, the Appointor of each Group next entitled to appoint a PES Committee Member shall give notice in accordance with Section
2.7 of its intention to appoint a PES Committee Member for the next Appointment Period.

2.5 If a notice is given pursuant to Section 2.4, the person specified in the notice shall hold office as a PES Committee
Member commencing on the Appointment Date in place of the person previously appointed.

2.6  If no notice is given pursuant to Section 2.4, the PES
Member next following in the relevant Group shall be entitled to make an appointment for the relevant Appointment Period.

2.7 Any notice required to be given pursuant to Sections 2 to 5 shall specify the name of the person to be appointed and shall be given to the Secretary of the Executive Committee and to all PES Members.

3.  Removal and Replacement - Public Electricly Suppliers:

3.1  A PES Committee Member shall cease to hold offfice if:

(a)    the office is vacated pursuant to Clause 21; or

(b) he is removed from office by his Appointor at any time during the Appointment Period; or

(c) his Appointor ceases to be a Pool Member or Party for whatever reason; or

(d)    another person is appointed as the PES Committee
Member pursuant to
Section 2.4; or

(e)    if the office is required to be vacated pursuant to
Section 5.2.

3.2     If at any time there are less than four PES Committee
Members then the following persons shall have the right to appoint a PES Committee Member by giving notice in accordance with Section 2.7:

(a) the Appointor in the appropriate Group which is not for the time being represented;

(b) if an appointment is not made within three days of the right becoming exercisable, the PES Member next following in the relevant Group shall be entitled to appoint a PES Committee
Member, and so on; and

(c) if by the end of nine days after the right to appoint under paragraph (a) above has become exercisable no such appointment has been made, then any PES Member shall have the right to call a meeting of PES Members for the purpose of making the appointment.

To any meeting of PES Members called pursuant to Section 3.2(c) the provisions of Clauses 10.3 to 10.5, 10.8, 11.12 and 12 shall apply mutates mutants but so that:

(i) the required notice period shall be seven days and shall be given to all PES Members;

(ii) a meeting called by shorter notice shall be deemed to have been duly called if it is agreed by at least two-thirds in number of the PES Members having a right to attend and vote at such meeting;

(iii)  the necessary quorum shall be two;

(iv)  each PES Member shall have one vote;

(v) any PES Member shall be entitled at the meeting to nominate any person to be appointed;

(vi) an appointment shall be duly made by resolution of a simple majority of PES Members present and voting at such meeting;

(vii) any such resolution shall be decided on a show of hands and proxies shall be entitled to vote on a show of hands; and

(viii) in the event of a tie, the matter shall be decided by the PES Member present (in person or by proxy) with the highest number of Weighted Votes.

Any person appointed pursuant to Section 3.2(c) shall be subject to removal and replacement by a meeting of PES Members called for that purpose, and the provisions of Section 3.2(c) shall apply mutatis mutandis to any such meeting.

3.3 If at any time there are less than four PES Committee Members, then until such time as the appropriate appointment has been made in accordance with Section 3.2, any PES Member shall be entitled to make an emergency appointment by notice given in accordance with Section 2.7, and the person so appointed shall hold office as a PES Committee Member until such time as an appointment is made pursuant to Section 3.2 or until the next Appointment Date (whichever is the earlier). In the event that more than one PES Member exercises its right to make an emergency appointment pursuant to this Section 3.3, the person duly appointed as the PES Committee Member pursuant to this Section
3.3 shall be the person named in the first notice received by the Secretary and for this purpose the decision of the Secretary as to which notice was received first shall be conclusive and binding on the PES Members.

3.4  Subject to Section 3.1 any person appointed as a PES
Committee Member pursuant to Section 3.2 shall hold office until the next Appointment Date.

3.5 Any notice duly given pursuant to Sections 3.2(a) or (b) or 3.3 shall be effective to appoint the PES Committee Member with effect at the beginning of the relevant Appointment Period.

4.  New PES Members:

4.1  Any New Party who is or becomes a PES Member (the UNew PES
Member") shall, subject to Section 4.2 below, on such admission be allotted to a Group as follows:

(a) if one Group has less PES Members than any other Group, to that Group; or

(b)  if all Groups have the same number of PES Members, to Group
A; or

(c) (in any other case), as the New PES Member shall by notice to all PES Members elect.

4.2 A New PES Member shall be entitled to appoint a PES Committee Member on the Appointment Date falling 10 years after the date of admission as a PES Member or such other Appointment Date as the PES Members in the appropriate Group may agree, in either case in preference to any other PES Member entitled as at that date to appoint the PES Committee Member, in which case the rights of other PES

Members in that Group to appoint shall accordingly be delayed by one Appointment Period.

5.   Limitations on the Right to Appoint - Public Electricity
Suppliers:

5.1 The right to appoint a PES Committee Member shall at all times be limited to the appointment one PES Committee Member in each Appointment Period.

5.2 If, at any time, two or more Appointors are affiliated with each other then such Appointors shall procure that the aggregate number of PES Committee Members appointed by them shall be reduced accordingly, by removing such PES Member or Members from Groups A to D in descending order starting with Group A, until only one such PES Member remains out of all those which are affiliated to each other.

6.   Right to Appoint - Independent Suppliers:

6.1 Independent Suppliers shall together have the right to appoint one Committee Member.

6.2 No later than seven days before each annual general meeting of Pool Members or, failing election at such meeting, seven days before an extraordinary general meeting convened for such purpose each Independent Supplier shall be entitled, by notice to the Executive Committee, to propose one person (a "Nominee") to be a Committee Member. Any such proposal to be valid shall be accompanied by a written statement from the Nominee stating that he is aware of the proposal and would be prepared to serve as a Committee Member if elected. As soon as practicable after such seventh day (and in any event before the date of the annual general meeting or, as the case may be, extraordinary general meeting) the Executive Committee shall circulate (or cause to be circulated) to all Independent Suppliers a list of all the names of the Nominees and of the Independent Suppliers who proposed them. Such list shall also be circulated at the annual general meeting or, as the case may be, extraordinary general meeting to all Independent Suppliers present in person or by proxy.

6.3 The term of office of Committee Members appointed by Independent Suppliers shall be from 1st April in the year of appointment to 31st March in the next following year provided that, if the meeting at which such Committee Member is appointed is held after 1st April, his term of office shall commence from the time of his appointment. A Committee Member whose term of of flee has expired or is to expire shall be eligible for reselection.

6.4 In the event that there is more than one Nominee, at each annual general meeting of Pool Members or (as the case may be) extraordinary general meeting convened for the purpose a resolution shall be put to the Independent Suppliers for the election by them of one Committee Member from the list of Nominees referred to in Section 6.2. The Nominee with the highest number of Weighted Votes cast in his favour shall be elected as a Committee Member.

Right to Remove - Independent Suppliers:

7.1 A Committee Member appointed by the Independent Suppliers may be removed at any time by resolution of the Independent
Suppliers who are Pool Members at such time.

7.2 If a Committee Member appointed by the Independent S uppliers is removed or his office is vacated pursuant to Clause 21, a separate general meeting of Independent Suppliers shall be convened for the purpose of appointing a substitute Committee Member. To such separate general meeting the provisions of
Section 6.2 shall apply mutatis mutandis.

7.3 To any meeting of Independent Suppliers called pursuant to this Section 7, the provisions of Clauses 9.3, 9.5, 10.2 to 10.5,
10.8, 11.12 and 12 shall apply mutatis mutandis but so that:

(a) the necessary quorum shall be fifty per cent in number of all Independent Suppliers;

(b) a meeting called by shorter notice shall be deemed to have been duly called if it is agreed by at least two-thirds in number of Independent Suppliers having a right to attend and vote at such meeting;

(c) appointments and removals shall be decided by the highest number of Weighted Votes cast in favour; and

(d) each Independent Supplier shall be entitled at the meeting to nominate any person to be appointed.

7.4 In the event that there is only one Independent Supplier, that Independent Supplier shall have the right to appoint and remove the Committee Member.

8.  Disputes - Public Electricity Suppliers and Independent
Suppliers: Any dispute as to whether a person has been duly appointed or removed as a Committee Member under this Schedule and any dispute as to entitlement to appoint a Committee Member hereunder shall be decided upon by the Director, whose decision shall be final, conclusive and binding upon all Public Electricity Suppliers and Independent Suppliers who have the right to appoint Committee Members under this Schedule.

                           SCHEDULE 15
        The Pool Funds Administrator's Contract Contents

1.     DEFINITIONS AND INTERPRETATION

        1.1 Definitions

        1.2 Incorporation by reference

        1.3  Interpretation

        1.4 Pool Funds Administrator's consent

2.      APPOINTMENT

        2.1     Continuation of Appointment

        2.2     Term

        2.3     Extension of term

        2.4     Wholly-owned subsidiary

        2.5     Independent Contractor

        2.6     Restriction on business

3.     EXPIRY OF TERM AND REMOVAL

        3.2 Removal by Executive Committee

        3.3 Acknowledgement

        3.4 Removal as a Party


4.     APPOINTMENT OF A SUCCESSOR

        4.1 Right to appoint

        4.2 Appointment following removal

        4.3 Tender process

5.TRANSFER OF RESPONSIBILITIES AND ASSETS

        5.1  Transfer of responsibilities and assets

        5.2  Co-operation

        5.3  PFA Unwinding Costs

        5.4  Without prejudice to rights

        5.5  Reference to Arbitration


6.SPECIFIC DUTIES AND RESPONSIBILITIES

        6.1  Tests of the Funds Transfer Hardware and Software

        6.2  Insurance

        6.3  Instructions

        6.4  Changes

        6.5  General

7.  FUNDS TRANSFER SOFTWARE

        7.1   Representations and warranties

        7.2   Future Funds Transfer Software

        7.3   Notification

        7.4   Infringement

        7.5   Restrictions

        7.6   Indemnity

        7.7   Maintenance

        7.8   Escrow arrangements

8. ANNUAL FEE

        8.1   General

        8.2   Calculation of fee

        8.3   Review of fee


9.  PFA BUDGETS AND NOTICES OF ANNUAL FEE

        9.1    PFA Budgets

        9.2    Contents of PFA Budgets

        9.3    Form of PFA Budgets

        9.4    Notice of Annual Fee


10.STATEMENT OF COSTS AND FEES

       10.1    Statement of Costs and Fees

       10.2    Form of Statement of Costs and Fees

       10.3

       10.4

       10.5

       10.6

       10.7    Statement of Charges


11. QUALIFY OF SERVICE REVIEW

       11.1   Complaints

       11.2   Report

       11.3   Quality of Service Review

       11.4   Consultants

       11.5   Terms of engagement

       11.6   Review Report

       11.7   Implementation

       11.8    Arbitration

       11.9    Access

      11.10    Confidentiality

      11.11    Additional rights


12. AUDITORS' OPINION


13. PFA ACCOUNTIN& PERIOD


14. THE POOL FUNDS ADMINISTRATOR'S CHARGES


15. AMOUNT

15.1 Annual Charges

15.2 Recovery of Charges

5.3  Interest on non-payment

15.4 Payment of Charges

15.5 Amount of Charges

15.6 New and Former Pool Members


16.  BANK CHARGES


17.  ALLOCATION OF CHARGES

17.1 Total Sum Due

17.2 Payment of Total Sum Due

17.3 Allocation of Total Sum Due

17.4 Prima facie evidence


18.  ADJUSTMENT


19.  ADDITIONAL COMPENSATION

19.1 General

19.2 Compensation

19.3 Reservation


20.  RECOVERY OF POOL ADMINISTRATION COSTS

20.1 Applicability

20.2 Approval

20.3 Payment

20.4 Recovery

20.5 Collection procedure

20.6 Proportionate Share

20.7 Bad Debts

         Annex 1:PEA Budget for the 1992 PEA Accounting Period

         Annex 2:Pro-for~na Statement of Charges

         Annex 3:Pro-forma Statement of Costs and Fees

         Annex 4:Existing Funds Transfer Software

         Annex 5:    Escrow Arrangements

1.DEFINITIONS AND INTERPRETATION

1.1 Definitions: In this Schedule, except where the context otherwise requires:

"Active Trading Pool Member" means a Pool Member which buys and/or sells electricity pursuant to this Agreement on a regular basis or which is an Externally Interconnected Party;

"Active Trading Pool Member Identities" means at any time the sum of:


(I)   one; and

(ii) the aggregate number of Pool Member identities which at that time have been accorded to all Active Trading Pool Members by the Settlement System Administrator for the purposes of its operation of the Settlement System provided that (unless EPFAL and the Executive Committee shall otherwise agree in writing) for the purposes of this definition a Pool Member shall have no more than one Pool Member identity in each of the following categories applicable to it, namely:

(a) category 1: a Pool Member which generates electricity;

(b) category 2: a Pool Member which generates electricity and which is also a Consumer (as defined in the Pool Rules);

(c) category 3: a Pool Member which supplies electricity within the meaning of section 4 of the Act; and

(d) category 4: an Externally Interconnected Party;

and accordingly may not have more than four Pool Member identities;

"Annual Fee" has the meaning given to it in Section 8;

"Bank Charges" has the meaning given to it in Section 16;

"Base Sum" has the meaning given to it in paragraph 8.2.1;

"Consultants" means an independent firm of chartered accountants or management consultants of international repute selected by the Executive Committee in consultation with EPFAL;

"EPFAL" means Energy Pool Funds Administration Limited
(registered number 2444187) whose registered office is situate at 185 Park Street, London SE1 9DY;

"Funds Transfer Hardwaren means all the computer equipment and accessories whether existing or coming into existence in the future which are used at any time by EPFAL in connection with the Funds Transfer Business;

"Funds Transfer Software" means all the computer programs and codes (both source code and object code) and all documents and materials relating thereto or developed therefrom (including those documents and materials on which the programs and codes are embodied and all user documentation) and whether existing or coming into existence in the future which are used at any time by EPFAL in connection with the Funds Transfer Business, including (as at the date hereof) the software listed in Annex 4;

"Notice of Annual Fee" means any notice of the Annual Fee prepared by EPFAL pursuant to Section 9;

"PFA Accounting Period" means each successive period of 12 months beginning on 1st April in each year or of such other length and/or beginning on such other date as may be agreed in writing between EPFAL and the Executive Committee;

"PFA Budget" means any budget prepared by EPFAL pursuant to
Section 9 and, in the case of the PFA Accounting Period beginning in 1992, the budget set out in Annex 1;

"PFA Commencement Date" means 1st April, 1992;

"PFA Handling Charge" means, in respect of any amount, five per cent. of such amount;

"PFA Operating Costs" means, in respect of any PFA Accounting
Period or part thereof, the total expenditure properly incurred or accrued by EPFAL in such PFA Accounting Period or (as the case may be) the relevant part thereof in respect of:

(i)the costs of effecting and maintaining insurance in accordance with the requirements of sub-section 6.2;

(ii)the costs of any tests of the Funds Transfer Hardware and Funds Transfer

Software under sub-section 6.1;

(iii)audit fees for the Funds Transfer Business and the costs and expenses of the

Pool Auditor under sub-section 6.1;

(iv) bank administration charges levied by the Pool Banker on EPFAL in respect of the operation of the Pool Banker Accounts (as defined in the Funds Transfer Agreement) (and excluding, for the avoidance of doubt, Bank Charges and any interest charges);

(v) the fees and expenses of the PFA Custodian (as defined in Annex 5) incurred in respect of the updating of all historical data referred to in paragraph 1.1.3 of Annex 5; and

(vi) the costs of the maintenance arrangements referred to in sub-section 7.7; together with the total amount of EPFAL's bad debts recognised in such PFA Accounting Period and arising from a Pool Member's failure to pay its due proportion of EPFAL's charges determined in accordance with Section 17; as conclusively certified in the event of any dispute by the auditors for the time being of EPFAL, at the cost and expense of EPFAL;

Quality of Service Review" means a review of the manner and standard of performance (both overall and on a day-to-day basis) by EPFAL of those of its obligations under the Agreement
(including this Schedule) and the Agreed Procedures, the performance of which is called into question by reason of the notification received by the Executive Committee under sub-section 11.1;

"Retail Price Index" means the general index of retail prices published by the Central Statistical Office each month in respect of all items provided that if:

(i) the index for any month in any year shall not have been published on or before the last day of the third month after such month; or

(ii) there is a material change in the basis of the index, the Executive Committee and EPFAL shall agree a substitute index for such month or (as the case may be) a substitute index (and, in default of agreement, the matter shall be referred to arbitration pursuant to Clause 33);

"Statement of Charges" means the statement of charges required to be submitted by EPFAL pursuant to sub-section 10.7 substantially in the form set out in Annex 2 (or in such other form as EPFAL and the Executive Committee may from time to time agree in writing) showing the total charges to be made by EPFAL on all Pool Members in accordance with Sections 15 and 16;

"Statement of Costs and Fees" means any statement of costs and fees required to be submitted by EPFAL pursuant to Section 10 which shall be substantially in the form set out in Annex 3 or in such other form as EPFAL and the Executive Committee may from time to time agree in writing; and

"Total Sum Due" means, in respect of any PFA Accounting Period, the total aggregate amount chargeable by EPFAL for that PFA
Accounting Period in accordance with Sections 15 and 16.

1.2 Incorporation by reference: In this Schedule, the following definitions, namely:

"Funds Transfer Agreement";

"Funds Transfer Business";

"Funds Transfer System";

Letter of Credit";

"Pool Account"; and

"Pool Banker"

shall have the meanings respectively ascribed to them in Schedule
11.

1.3 Interpretation: In this Schedule, except where the context otherwise requires, references to a particular Annex, Section, sub-section, paragraph or sub-paragraph shall be a reference to that Annex to this Schedule or, as the case may be, that Section, sub-section, paragraph or sub-paragraph in this Schedule.

Pool Funds Administrator's consent: The Parties acknowledge and agree that, notwithstanding any other provision of the Agreement, insofar as directly affects in any material respect the rights, benefits, duties, responsibilities, liabilities and/or obligations of the Pool Funds Administrator, no amendment to or variation of any of the matters dealt with in any of the following provisions of the Agreement shall take effect: - without the prior written consent of EPFAL (but only for so long as it is the Pool Funds Administrator):

(a) Clauses 7.3, 9.5, 10.9, 19.4, 25, 66, 68, 69, 74 and 78.2 of
the Agreement; and

(b) this sub-section 1.4; and

1.4.2 without the prior written consent of EPFAL (but only for so long as it is the Pool Funds Administrator), such consent not to be unreasonably withheld or delayed:

(a) Clauses 18.1.2, 70, 71.5 and 71.6 of the Agreement; and

(b) Part XVI (other than Clause 63.1), Part XX (other than
Clauses 74 and 78.2) of and Schedule 11 to the Agreement; and

(c) this Schedule.

APPOINTMENT

2.1 Continuation of Appointment: On 30th March, 1990 EPFAL was appointed by each Pool Member and the Ancillary Services Provider and agreed to act as the Pool Funds Administrator. This Schedule sets out the terms and conditions on and subject to which EPFAL shall continue and agrees to continue to act as the Pool Funds Administrator for the period referred to in sub-section 2.2 (as such period may be extended or further extended in accordance with the terms of this Schedule).

2.2 Term: EPFAL's appointment as the Pool Funds Administrator on and subject to the terms and conditions set out in this Schedule shall be deemed to have commenced on the PEA Comme ncement Date and, subject as hereinafter provided in this Schedule, shall end on 31st March, 1995 (the period from the PEA Commencement Date to 31st March, 1995 being the "Current Term").

2.3  Extension of term: EPFAL's appointment as the Pool Funds
Administrator may be extended beyond the expiry of the Current
Term or (as the case may be) any extended or further extended term either:

2.3.1 if it successfully tenders pursuant to sub-section 4.3 for continuation of its appointment and then on and subject to the terms and conditions of the tender; or

2.3.2 if at any time prior to that expiry EPFAL and the Executive
Committee so agree in writing and then on and subject to such terms and conditions as are so agreed.

Wholly-owned subsidiary: NGC shall procure that, so long as EPFAL acts or is obliged to act as the Pool Funds Administrator, EPFAL at all times remains a-wholly-owned subsidiary of NGC.

Independent Contractor: In carrying out its duties and responsibilities and otherwise in acting as the Pool Funds
Administrator under the Agreement, EPFAL shall act as an independent contractor and (unless expressly authorised to the contrary) shall neither act nor hold itself out nor be held out as acting as agent for any of the other Parties.

2.6  Restriction on business: For so long as EPFAL is the Pool
Funds Administrator EPFAL undertakes to each Party and the Executive Committee that it shall not render to any other Party any billing service or any other service of any nature whatsoever which is likely to give rise to a conflict of interest in the performance by EPFAL of its duties and responsibilities as the Pool Funds Administrator under the Agreement. EPFAL further undertakes that if it carries on any business other than that of Pool Funds Administrator it shall maintain separate accounts and records in respect of any other business. EPFAL acknowledges and agrees that this undertaking has been the subject of discussion and negotiation and is fair and reasonable having regard to the revision of the terms and conditions of EPFAL's appointment as the Pool Funds Administrator with effect from the PEA Commencement Date.

EXPIRY OF TERM AND REMOVAL

3.1 Expiry of term: If on expiry of the Current Term (or, if EPFAL's term of appointment has been extended or further extended in accordance with paragraph 2.3.1 or 2.3.2, expiry of that extended or further extended term) the term of EPFAL's appointment as the Pool Funds Administrator has not been or will not be extended or (as the case may be) further extended in accordance with paragraph 2.3.1 or 2.3.2, EPFAL shall, at the request of the Executive Committee, continue to serve as the Pool Funds Administrator for such additional period not exceeding one year from the date of expiry of the Current Term) (or, if EPFAL's term of appointment has been extended or further extended in accordance with paragraph 2.3.1 or 2.3.2, expiry of that extended or further extended term) as the Executive Committee may request in order to provide an opportunity for a successor to be appointed. The Executive Committee shall make such a request as soon as possible after becoming aware of the above circumstances but in any event later than three months (or such other period as EPFAL and the Executive Committee may from time to time agree in writing) before the date of expiry of the Current Term or (as the case may be) the extended or further extended term.

3.2 Removal by Executive Committee: The Executive Committee may at any time remove EPFAL as the Pool Funds Administrator forthwith or after such period of notice as it thinks fit if:

3.2.1 EPFAL shall have committed a material breach of any of its obligations as the Pool Funds Administrator under the Agreement or the Agreed Procedures (other than a technical breach of trust covered by the provisions contained in Section 5.16 of Schedule
11) and, if such breach is capable of remedy, shall have failed to remedy such breach within:

(a) three Business Days (in the case of a failure to make payment
(other than where any Pool Member or the Ancillary Services
Provider is in default which results in EPFAL's inability to make such payment) or a failure to call a Letter of Credit when required);

(b) 14 days (in the case of any breach of its undertaking in sub-section 2.6); or

(c) 15 Business Days (in the case of any other default), in any such case after it shall have received written notice from the Executive Committee specifying the breach and requiring it to be remedied; or

3.2.2EPFAL:

(i) is unable to pay its debts (within the meaning of section 123(1) or (2 of the Insolvency Act 1986, but subject as hereinafter provided in this paragraph 3.2.2) or if any voluntary agreement is proposed in relation to it under section 1 of that Act or enters into any scheme of arrangement (other than for the purpose of reconstruction or amalgamation upon terms and within such period as may previous;, have been approved in writing by the Executive Committee); or

(ii) has a receiver (which expression shall include an administrative receiver within the meaning of section 29 of the Insolvency Act 1986) of the whole or any material part of its assets or undertaking appointed; or

(iii) has an administration order under section 8 of the Insolvency Act 1986 made in relation to it; or

(iv) passes any resolution for winding-up other than a resolution previously approved in writing by the Executive Committee; or

(v) becomes subject to an order by the High Court for winding-up.

For the purposes of sub-paragraph (i) above section 123(1) of the Insolvency Act 1986 shall have effect as if for "pounds 750" there was substituted "pounds 150,000" and, further, EPFAL shall not be deemed to be unable to pay its debts for the purposes of sub-paragraph (i) above if any such demand as is mentioned in the said section is being contested in good faith by EPFAL with recourse to all appropriate measures and procedures.

    3.3Acknowledgement: EPFAL acknowledges and agrees that, for the purposes of paragraph 3.2.1, any breach by it of its undertaking in sub-section 2.6 shall be deemed to be a material breach of its obligations under the Agreement.

Removal as a Party:

3.4.1 Upon the expiry or termination for whatever reason of EPFAL as the Pool Funds Administrator each of the Parties shall promptly at its own cost and expense execute and deliver all agreements and other documentation and do all such other acts, matters and things as may be necessary to effect (without prejudice to paragraph 3.4.2) EPFAL's release as the Pool Funds Administrator and (if appropriate) as a Party.

3.4.2 The expiry or termination for whatever reason of EPFAL's appointment as the Pool Funds Administrator shall be without prejudice to any accrued rights and liabilities of the Parties (including EPFAL as the Pool Funds Administrator) under the Agreement.


APPOINTMENT OF A SUCCESSOR

4.1 Right to appoint: The Executive Committee shall have the right to appoint any successor Pool Funds Administrator. In making any such appointment the Executive Committee shall take account of the views (if any) expressed by any Pool Member or the Ancillary Services Provider. The appointment of a successor Pool Funds Administrator shall take effect upon the removal or, as the case may be, expiry of the term of appointment of EPFAL as the Pool Funds Administrator.

4.2 Appointrnentfollowing removal: If EPFAL is removed pursuant to sub-section 3.2 the Executive Committee may appoint a successor without being obliged to carry out or complete the process set out in sub-section 4.3, such appointment to be on and subject to such terms and conditions as the Executive Committee sees fit.

Tender process:

4.3.1 The Executive Committee shall invite tenders for appointment as successor Pool Funds Administrator:

(a) not later than one year before the expiry of the Current Term (or, if EPFAL's term of appointment has been extended or further extended in accordance with paragraph 2.3.2, not later than a date agreed between EPFAL and the Executive Committee and falling before the expiry of that extended or further extended term); and

(b) if EPFAL's term of appointment has been extended or further extended in accordance with paragraph 2.3.1 or EPFAL has been requested to continue to serve as the Pool Funds Administrator pursuant to subsection 3.1, not later than six months (or such other period as EPFAL and the Executive Committee may agree in writing) before the expiry of that extended or further extended term.

4.3.2 The persons invited to tender and the terms and conditions of that invitation, of the tender procedure and of the appointment shall be determined by the Executive Committee provided that the tender process shall be completed and the Executive Committee shall have made its decision as to the successor (or shall have decided not to appoint a successor from those persons who submitted tenders) no later than the date falling three months before the expiry of the Current Term or (as the case may be) the extended or further extended term. The Executive Committee shall not be bound to appoint the successor Pool Funds Administrator from any of those persons who have submitted tenders. The Executive Committee shall use its reasonable endeavours to ensure that in the tender process the Executive Committee does not discriminate unfairly between those eligible to tender or the tenders received.

5.  TRANSFER OF RESPONSIBILITIES AND ASSETS

5.1  Transfer of responsibilities and assets: Upon a successor
Pool Funds Administrator being appointed under Section 4 and accepting such appointment, EPFAL shall, at the request of such successor:

5.1.1 (a)   at EPFAL's option:

(I) fully and effectively assign, transfer and deliver to such successor all Funds Transfer Software (and copies thereof) beneficially owned by EPFAL together with all rights, title and interest therein or thereunder vested in EPFAL; or

(ii) irrevocably license such successor to use all Funds Transfer Software beneficially owned by EPFAL, which licence shall be on terms enabling such successor to grant sub-licences and permitting the benefit of such licence to be assigned to any further successor Pool Funds Administrator and shall include an undertaking by EPFAL promptly to provide such access to source and object codes and other documents and materials thereto relating to the operation of the Funds Transfer System as each such successor may reasonably require for the purpose of maintaining and enhancing all Funds Transfer Software; and

(b) use its best endeavours to assign or novate or procure the assignment or novation of any licence or other agreement to use any Funds Transfer Software which is not beneficially owned by EPFAL or to such successor and/or to maintain any Funds Transfer Software;

(c) deliver to the successor Pool Funds Administrator two copies of the Funds Transfer Software and any associated documentation at the request of the Executive Committee for use by the successor Pool Funds Administrator;

5.1.2 make over to such successor all such records, manuals, data and other information which EPFAL is required to retain pursuant to Clause 63.1.3 of the Agreement provided that EPFAL shall be entitled to retain copies of such of those manuals as have been prepared by EPFAL at its own cost and expense (and not recharged to Pool Members pursuant to the Agreement);

5.1.3 use all reasonable endeavours to novate or procure the novation of the Funds Transfer Agreement and any banking facility or financial accommodation made available to EPFAL as Pool Funds Administrator by the Pool Banker and to transfer all Letters of Credit to such successor and cause to be transferred to such successor to hold in its capacity as Pool Funds Administrator all balances standing to the credit of any Pool Account;

5.1.4 provide such training, assistance and systems support as such successor may reasonably require and for such period as such successor may reasonably require (not exceeding three months from the date of its removal or expiry of its term as the Pool Funds Administrator) to enable such successor to carry out its duties and responsibilities as successor Pool Funds Administrator;

5.1.5 use all reasonable endeavours to transfer or otherwise make available to such successor such of the freehold and leasehold property as is owned or occupied by EPFAL and is used by it in its capacity as the Pool Funds Administrator; and

5.1.6 transfer or otherwise make available to such successor all other assets, equipment (excluding computer hardware), facilities, rights, know-how and transitional assistance which it possesses and which is necessary or desirable for such successor to have in order to enable such successor efficiently to operate the Funds Transfer System in accordance with the Agreement and the Agreed Procedures with effect on and from the time of the removal of EPFAL or expiry of EPFAL's term as the Pool Funds Administrator (unless such removal is without notice in which case so soon thereafter as is reasonably practicable), and in any such case on such reasonable terms as may be agreed between EPFAL and its successor as Pool Funds Administrator (but only, in the case of such successor, after it has itself obtained the written consent of the Executive Committee to such terms) within one month after the commencement of negotiations (or such longer period as EPFAL, such successor and the Executive Committee may agree in writing) and, in default of agreement of terms, the dispute shall be referred to arbitration in accordance with Clause 83.

5.2 Co-operation: EPFAL further agrees, in consideration of the payment of such amount as may be agreed between EPFAL and its successor as Pool Funds Administrator (but only, in the case of such successor, after it has itself obtained the written consent of the Executive Committee to such terms) within the period referred to in the final paragraph of sub-section 5.1 (and, in default of agreement of terms, the dispute shall be referred to arbitration in accordance with Clause 83), to co-operate with any such successor and the Executive Committee so that the transfer of duties, responsibilities, assets and know-how to such successor is carried out causing as little disruption to the operation of the Funds Transfer System and as little inconvenience to the Parties as is practicable in all the circumstances.

5.3  PEA Unwinding Costs: Without prejudice to Section 18,
EPFAL's costs and expenses of, or directly associated with, its removal or the expiry or termination for whatever reason of its appointment as the Pool Funds Administrator (including any redundancy or relocation costs or expenses and any costs and expenses arising from the vacation or surrender of any premises or disposal or its own re-deployment of any plant or equipment used in the Funds Transfer Business) shall be borne exclusively by EPFAL (and shall not be recharged to Pool Members).

5.4 Withoutprejudice to rights: Any payment made by all or any of the Pool Members to EPFAL under this Section 5 shall be without prejudice to any rights and remedies which the Pool Members (or any of them) may have against EPFAL in its capacity as the Pool Funds Administrator arising under the Agreement.

5.5 Reference to Arbitration: If any matter is referred to arbitration pursuant to this Section 5, EPFAL shall not by virtue of the reference to such arbitration be entitled to delay in the handing over of the Funds Transfer Software and any records, manuals, data or other information referred to in sub-section 5.1 and EPFAL shall not be entitled to withhold any training, assistance and system support but shall continue to co-operate with the Executive Committee and the successor Pool Funds Administrator including carrying out its obligations set out in sub-sections 5.1 and 5.2 and accordingly EPFAL shall not be entitled to withhold or delay the carrying out of its obligations.

6.SPECIFIC DUTIES AND RESPONSIBILITIES

6.1 Tests of the Funds Transfer Hardware and Software:

6.1.1 EPFAL shall, upon receipt of not less than ten working days' notice from the Pool Auditor and subject to availability of computer time, arrange for such tests of the Funds Transfer Hardware and the Funds Transfer Software as are from time to time reasonably required by the Pool Auditor (either on its own initiative or on the instructions of the Executive Committee) for the performance of its functions under Part LO of the Agreement. EPFAL shall, if so required by the Pool Auditor, permit the Pool Auditor to carry out such tests provided that the person or persons allocated to carry out such tests by the Pool Auditor is or are suitably qualified in the operation of computers and computer systems to carry out such tests and, in any other case, EPFAL shall carry out such tests.

6.1.2 EPFAL shall give the Pool Auditor, reasonable access to the Funds Transfer Hardware and the Funds Transfer Software for the purpose of carrying out and monitoring any test under paragraph 6.1.1.

6.1.3 The costs of any test under paragraph 6.1.1 shall be borne by EPFAL and recovered by it as part of the PEA Operating Costs in accordance with this Schedule.

6.2    Insurance:

6.2.1 Subject to the availability in the insurance market of such insurances, EPFAL shall effect and maintain in full force and effect with first class insurers the following insurances:

(a) professional indemnity insurance as Pool Funds Administrator in an amount of not less than pounds 60,000,000 any one claim and pounds 60,000,000 all claims in any one year (or such other amount as may from time to time be reasonably required by the Executive
Committee after consultation with EPFAL); and

(b)  employee fidelity insurance in an amount of pounds 60,000,000.

6.2.2 All premia and other sums of money payable in respect of all insurances effected or to be effected pursuant to paragraph
6.2.1 shall be borne by EPFAL and recovered by it as part of the PEA Operating Costs in accordance with this Schedule.

6.2.3 EPFAL shall use all reasonable endeavours to make and collect claims promptly and shall apply all moneys received by it in respect of the insurances referred to in paragraph 6.2.1 in or towards making good the loss and fully repairing the damage or (as the case may be) satisfying the relevant liability in respect of which such moneys were receivable or reimbursing the cost of the same.

6.2.4 EPFAL shall promptly supply the Executive Committee upon request from time to time with an insurance broker's certificate in form and content reasonably satisfactory to the Executive Committee confirming that cover has been effected in respect of the insurances referred to in paragraph 6.2.1 and giving reasonable details of the terms and conditions of such insurances.

6.3 Instructions: Without prejudice to Section 19, EPFAL shall comply with all instructions and directions issued by the Executive Committee to EPFAL in its capacity as the Pool Funds Administrator unless such compliance would cause EPFAL to be in breach of any of its other obligations as the Pool Funds Administrator under the Agreement or the Agreed Procedures.

6.4 Changes: EPFAL in its capacity as the Pool Funds Adm inistrator shall not make any change in its operation of the Funds Transfer System (or any part or aspect thereof) which in its reasonable opinion is or may (either alone or together with any other change(s)) be material without the prior written consent of the Executive Committee. If EPFAL wishes to make any such change, it shall promptly notify the Executive Committee in writing giving reasonable details of the proposed change.

6.5 General: EPFAL shall have such other duties, r esponsibilities, obligations and liabilities as are attributed to it in the Agreement and the Agreed Procedures.

7.FUNDS TRANSFER SOFTWARE

Representations and warranties: EPFAL hereby represents and warrants to each of the Pool Members and the Executive Committee that:

7.1.1 the Funds Transfer Software referred to in Annex 4 (in this Section, "Existing Funds Transfer Software") is all the
Funds Transfer Software used by EPFAL in connection with the Funds Transfer Business as at 31st March, 1992;

7.1.2  it is the sole beneficial owner of the Existing Funds
Transfer Software referred to in Part A of Annex 4;

7.1.3 it is the licensee of the Existing Funds Transfer Software referred to in Part B of Annex 4 and that the details of the licences set out in Part B of Annex 4 are correct;

7.1.4 the Existing Funds Transfer Software is freely transferable to any successor Pool Funds Administrator pursuant to Section 5;

7.1.5 the use of the Existing Funds Transfer Software in connection with the Funds Transfer Business does not infringe the rights of any other person and EPFAL is not in breach of any of the terms of the licences referred to in Part B of Annex 4; and

7.1.6 it has not received any claim or notice challenging its title to, or its right to use, the Existing Funds Transfer
Software.

7.2 Future Funds Transfer Software: As from the PEA Comm encement Date EPFAL shall use its best endeavours to ensure it shall be the sole beneficial owner of all Funds Transfer Software used or to be used in the Funds Transfer Business after 31st March, 1992 (in this Section, UFuture Funds Transfer Software"). In the event that EPFAL is unable to ensure that it will be sole beneficial owner of such Future Funds Transfer Software it shall use its best endeavours to ensure that it shall be the exclusive licensee thereof in relation to the Funds Transfer Business or any similar or related businesses on terms which enable it to grant sub-licences and the benefit of such licence to be assigned to any successor Pool Funds Administrator.

7.3  Notification: EPFAL undertakes to notify the Executive
Committee forthwith in writing in the event that:

7.3.1 it is unable to ensure that it is the owner of, or licensee on the terms set out in sub-section 7.2 under, Future
Funds Transfer Software; or

7.3.2 it receives any claim or notice of any alleged infringement of the rights of any other person by its use of any Funds Transfer Software or challenging its title to, or its right to use, any Funds Transfer Software; or if;`

7.3.3 it is or becomes aware of any infringement by any third party of its rights in any Funds Transfer Software, and to consult with the Executive Committee as to any steps to be taken in respect of any such situation.

7.4 Infringement: EPFAL hereby further represents and warrants to and undertakes with each of the Pool Members and the Executive Committee that the use of any Future Funds Transfer Software in connection with the Funds Transfer Business will not infringe the rights of any other person and that it shall not breach any of the terms of any licences under Future Funds Transfer Software.

7.5 Restrictions: EPFAL shall not, without the prior written consent of the Executive Committee (not be to unreasonably withheld or delayed), grant to any person (other than a successor Pool Funds Administrator) any right, title or interest to, in or under any Funds Transfer Software or give to such person a copy of, or permit such person to use, Funds Transfer Software or otherwise derive any benefit or profit therefrom (other than by itself using such Funds Transfer Software for the purpose of the Funds Transfer Business).

7.6 Indemnity: EPFAL hereby agrees fully and effectively to indemnify and keep indemnified each of the Pool Members and the Executive Committee from and against any and all loss, liability, damages, costs and expenses which it may suffer or incur arising out of or resulting from any breach by the Pool Funds Administrator of any of the terms, representations, warranties and undertakings contained in this Section 7 and Annex 5.

7.7 Maintenance: EPFAL shall ensure that at all times it has in full force and effect proper arrangements for the maintenance of (and the prompt rectification of defects in) the Funds Transfer Hardware and the Funds Transfer Software and, upon the reasonable request of the Executive Committee, shall supply evidence reasonably satisfactory to the Executive Committee of the existence and nature of such arrangements. The costs of all such maintenance arrangements shall be borne by EPFAL and recovered by it as part of the PEA Operating Costs in accordance with this Schedule.

7.8 Escrow arrangements: EPFAL shall comply with the pro visions of Annex 5 which relate to escrow arrangements for the Funds Transfer Software and gives the warranties therein stated.

8.ANNUAL FEE

8.1 General: In consideration of the carrying out by EPFAL of its duties and responsibilities as the Pool Funds Administrator as set out in the Agreement and the Agreed Procedures (other than in respect of those matters for which EPFAL is or will be compensated through the recovery of the PEA Operating Costs in accordance with this Schedule) EPFAL shall be paid an annual fee as the Pool Funds Administrator (the "Annual Fee") calculated in accordance with the following provisions of this Section 8.

8.2  Calculation offee:

8.2.1 In respect of the PFA Accounting Period beginning on the PFA Commencement Date the Annual Fee for that PFA Accounting
Period shall be pounds 1,250,000 (the "Base Sum").

8.2.2 In respect of each PFA Accounting Period beginning on an anniversary of the PFA Commencement Date the Annual Fee
[expressed in pounds sterling) for that PFA Accounting Period shall be calculated in accordance with the following formulae:

(a) ABS = Base Sum * (1+(RPIp/100))

where RPlp = the percentage change (whether of a positive or negative value) in the Retail Price Index between that published in, or (as the case may be) the substitute index for, the third month before the PFA Commencement Date and that published in, or the substitute index for, the third month before the anniversary from which the adjusted Annual Fee is to take effect;

(b) ATPM = Base Sum ~ (I/100)

where I = the value set out in column 2 below opposite the number of Active Trading Pool Member Identities set out in column 1 below as at the beginning of the third month before the anniversary from which the adjusted Annual Fee is to take effect:

Column 1                         Coloumn 2
Number of Active Trading         Value
Pool Member Identitites

0 to 60                          0
61 to 70                         5
71 to 80                         10
81 to 90                         20
91 to 100                        25
101 to 110                       30
111 to 120                       35
121 to 130                       45
131 to 140                       50
141 to 150                       55

(c) Annual Fee = ABS + ATPM.


8.2.3 If during any PFA Accounting Period beginning on an anniversary of the PFA Commencement Date the number of Active Trading Pool Member Identities shall change such that, were the Annual Fee for that PFA Accounting Period to be recalculated, it would yield a different result from that originally calculated for that PFA Accounting Period (or, as the case may be, from that most recently recalculated for that PFA Accounting Period pursuant to this paragraph 8.2.3) EPFAL shall promptly recalculate the Annual Fee and notify the Executive Committee in writing of the amount thereof. Such notification shall be accompanied by a statement showing in reasonable detail the calculation of such amount. Subject to paragraph 8.3.2(b), such recalculated Annual Fee shall take effect for the period from the date falling one month after the receipt by the Executive Committee of such notification until the end of the then current PFA Accounting Period (or until further recalculated under this paragraph 8.2.3).

8.3  Review offee:

8.3.1  If at any time the total number of Active Trading Pool
Member Identities

shall exceed 150 EPFAL may request the Executive Committee to review the basis of calculation and/or the amount of the Annual Fee. Upon receipt of such request the Executive Committee and EPFAL shall negotiate in good faith for a period not exceeding three months (or such longer period as EPFAL and the Executive Committee may agree in writing) with a view to agreeing a revised basis of calculation and/or amount of the Annual Fee.

8.3.2 (a) If EPFAL and the Executive Committee shall agree a revised basis of calculation and/or amount of the Annual Fee, such revisions shall take effect in accordance with the terms of that agreement.

(b) If at the end of the negotiation period referred to in paragraph 8.3.1 EPFAL and the Executive Committee shall not have agreed a revised basis of calculation and/or amount of the Annual Fee or if the Executive Committee shall dispute any calculation of the Annual Fee made by EPFAL and notified to the Executive Committee pursuant to sub-section 9.4 or paragraph 8.2.3, EPFAL or the Executive Committee may refer the dispute to arbitration pursuant to Clause 83. Pending the award of the arbitrator(s) the Annual Fee current as at the date of EPFAL's calculation or recalculation shall continue in force.

9.PFA BUDGETS AND NOTICES OF ANNUAL FEE

9.1 PFA Budgets: Not earlier than three nor later than two months prior to the first day of each PFA Accounting Period EPFAL shall prepare and submit to the Executive Committee a PFA Budget for such PFA Accounting Period. Such PFA Budget shall be indicative only but shall be prepared on a best estimates basis. The PFA Budget for the PFA Accounting Period beginning in 1992 is set out in Annex 1.

9.2  Contents of PFA Budgets: Each PFA Budget (other than the
PFA Budget for the PFA Accounting Period beginning in 1992) shall compare each item or category of budgeted expenditure shown therein with the forecast expenditure in-respect of such item or category for the remainder of the then current PFA Accounting Period and report any salient differences between any such forecast expenditure and the budgeted expenditure in respect of each such item or category in the immediately preceding PFA Budget.

9.3 Form of PFA Budgets: Each PFA Budget shall be substantially in the form of that set out in Annex 1 (or in such other form as EPFAL and the Executive Committee may from time to time agree in writing).

9.4 Notice of Annual Fee: Each PFA Budget (other than the PFA Budget for the PFA Accounting Period beginning in 1992) shall be accompanied by a Notice of Annual Fee prepared by EPFAL stating the Annual Fee for the PFA Accounting Period to which such PFA Budget relates and setting out in reasonable detail the calculation of the Annual Fee. Subject to paragraphs 8.2.3 and 8.3.2, the Annual Fee so stated shall take effect for such PFA Accounting Period.

    10.STATEMENT OF COSTS AND FEES

10.1 Statement of Costs and Fees: No later than one month following the date in any PFA Accounting Period of the publication of the audited accounts for the Funds Transfer Business for the previous PFA Accounting Period, EPFAL shall prepare and submit to the Executive Committee and all Pool Members a Statement of Costs and Fees for such previous PFA Accounting Period. The audited accounts of EPFAL, the instruction letter from EPFAL to its auditors giving instructions for the auditing of those accounts and the auditors' management letter (to the extent that it relates to the economy, efficiency, effectiveness and quality of service of EPFAL in carrying out its duties and responsibilities as the Pool Funds Administrator) shall accompany each Statement of Costs and Fees for each entire PFA Accounting Period.

10.2 Form of Statement of Costs and Fees: The Statement of Costs and Fees for any PFA Accounting Period:

10.2.1 in relation to the PFA Operating Costs, shall attribute actual and accrued expenditure for such period against, inter alla, each of the categories and sub-categories set out in the corresponding PFA Budget for such PFA Accounting Period; and

10.2.2   in relation to the Annual Fee, shall state the Annual
Fee and any revisions thereto for such PFA Accounting Period and shall set out in reasonable detail the calculation thereof.

10.3 Accompanying Report: Each PFA Budget and Statement of Costs and Fees for an entire PFA Accounting Period submitted to the Executive Committee and, in the case of the Statement of Costs and Fees, Pool Members pursuant to sub-section 9.1 or 10.1 shall be supported by a written report of EPFAL commenting in reasonable detail upon the matters comprised in the categories of expenditure included in such PFA Budget or Statement of Costs and Fees.

10.4   Tender Costs:

10.4.1 If, during any PFA Accounting Period, the Pool Funds Administrator reasonably believes that any of the category of services within the definition of PFA Operating Costs are likely to exceed the amount of that expenditure for that category or sub-category or other items of cost provided for in the PFA Budget by more than 5 per cent., the Pool Funds Administrator shall notify the Executive Committee accordingly and explain the reasons for the increase. The Executive Committee may require the Pool Funds Administrator to invite tenders for any of the categories or sub-categories or items of cost which are so exceeded, in accordance with sub-section 10.4.3.

10.4.2 If the Executive Committee considers that the amount budgeted for any category or sub-category or other item of cost in the PFA Budget is unreasonable then the Executive Committee may require the Pool Funds Administrator to invite tenders for any of the categories or sub-categories or other items of cost in the PFA Budget in accordance with sub-section 10.4.3.

10.4.3 Within seven Business Days after receipt of a notice given pursuant to paragraph 10.4.1 the Executive Committee shall notify the Pool Funds Administrator in writing whether it wishes the Pool Funds Administrator to seek a further tender for the senice in question. If the Executive Committee so notifies the Pool Funds Administrator that it requires a further tender to be sought, the Pool Funds Administrator shall obtain a further tender and shall give the Executive Committee reasonable details of that further tender and at the same time shall notify the Executive Committee of which tender it has chosen to accept together (if applicable) with reasons as to why it has not chosen the lowest price tender.

10.4.4   If the Executive Committee fails to notify the Pool
Funds Administrator within the time period referred to in paragraph 10.4.2 or notifies the Pool


Funds Administrator that it does not wish it to seek a further tender, the Pool Funds Administrator may accept the original tender.

10.5 Basis of preparation: All Statements of Costs and Fees other than a Statement of Costs and Fees in respect of an entire PFA Accounting Period shall be unaudited but prepared on a best estimates basis. The Statement of Costs and Fees in respect of an entire PFA Accounting Period shall be audited by EPFAL's auditors.

10.6 Accounting Practices: Each PFA Budget and Statement of Costs and Fees shall be prepared on the basis of the accounting principles and practices used to draw up the most recent audited accounts of EPFAL and consistently applied. If any Statement of Costs and Fees for an entire PFA Accounting Period is not prepared on such basis, EPFAL shall prepare and submit to the Executive Committee and all Pool Members a pro-forma set of its audited accounts for such entire PFA Accounting Period which is prepared on the basis of the accounting principles and practices used to prepare the relevant Statement of Costs and Fees. Any changes in the accounting principles and practices or their method of application used to prepare EPFAL's audited accounts shall be noted in the next following PFA Budget or Statement of Costs and Fees, as the case may be.

10.7 Statement of Charges: A Statement of Charges shall accompany each Statement of Costs and Fees.

      11.QUALITY OF SERVICE REVIEW

11.1 Complaints: If the Executive Committee shall receive from any Pool Member written notification of a breach or an alleged breach of the Agreement or an Agreed Procedure involving EPFAL in its capacity as the Pool Funds Administrator it shall promptly notify EPFAL of receipt and shall send a copy of such notification to EPFAL.

11.2 Report: Within one month after receipt from the Executive Committee of any such notification as is referred to in sub-section 11.1 EPFAL shall prepare and submit to the Executive Committee a written report explaining in reasonable detail the circumstances which gave rise to, and the causes of, the breach (or, if it asserts that there has not been a breach, the reasons in support of that assertion), any remedial action taken by it and the consequences of such action.

11.3 Quality of Service Review: Promptly after receipt of EPFAL's written report referred to in sub-section 11.2 (or, if EPFAL shall fail to submit a report within the period referred to in that sub-section, promptly after expiry of that period) the Executive Committee shall determine whether it wishes to commission a Quality of Service Review. In making such determination the Executive Committee shall take into account the nature and seriousness of the notified breach (or alleged breach) and the said written report (if any). The Executive Committee shall notify EPFAL in writing of any such determination.

11.4 Consultants: If the Executive Committee shall determine to commission a Quality of Service Review, it shall instruct the Consultants to conduct such review and to report in writing (a
"Review Reports) to the Executive Committee and EPFAL.

11.5 Terms of engagement: The terms of engagement of the Consultants (*ncluding the objectives ant scope of the work to be performed and the form of report to be issued) in respect of any Quality of Senice Review shall (subject to sub-section 11.10) be determined by the Executive Committee in consultation with EPFAL.

11.6 Review Report: EPFAL shall be given the opportunity to examine and comment on any factual details contained in any Review Report before it is submitted in final form. Such final form shall, if the Consultants commissioned to carry out the Quality of Senice Review shall think fit, take into consideration the comments of EPFAL on any factual details conta* ed in the Review Report and include an indication of the response and proposed action of EPFAL. A copy of the final form of the Review Report shall be sent to EPFAL and may be distributed by the Executive Committee to Pool Members and the Director.

11.7 Implementation: Upon receipt of a Review Report, EPFAL shall
(if so required by and in consultation with the Executive
Committee) give effect to such recommendations, if any, as are set out in such report as soon as is reasonably practicable following the date of receipt by EPFAL of such report.

11.8 Arbitration: If EPFAL shall *n good faith consider the recommendations in any Review Report to be *mpractical or inappropriate, the same shall be referred for resolution to arbitration in accordance with Clause 83.

11.9 Access: For the purposes of any Review Report, EPFAL shall permit the Consultants access to the Funds Transfer Hardware, the Funds Transfer Software and all data used by EPFAL in the operation of the Funds Transfer System and to such of its company books, accounts and vouchers as relate to any of the items or categories of expenditure which make up the PEA Operating Costs and as are necessary for the performance of the Quality of Senice Review. The Consultants shall also be entitled to require from EPFAL's officers, employees or agents such information and explanations as are necessary for the performance of the Quality of Service Review (but, for the avoidance of doubt, the Consultants shall not have access to any data used, * formation held or records kept in relation to any Pool Member without such Pool Member's prior written consent).

11.10 Confidentiality: The terms of engagement of the Consultants commissioned to carry out the Quality of Senice Review shall include a written obligation of the Consultants and signed on their behalf in favour of EPFAL to keep confidential information made available by EPFAL to the Consultants or to which the Consultants have access for the purposes of the Quality of Senice Review save that the Consultants shall be entitled to disclose any such information:

11.10.1 in the Review Report to the extent that the Consultants reasonably consider appropriate (after consultation with EPFAL) for the purposes of that report; or

11.10.2 with the prior written consent of EPFAL; or

11.10.3 in compliance with any requirement of law or pursuant to the arbitration rules of the Electricity Arbitration Association or pursuant to any judicial or other arbitral process or tribunal having jurisdiction.

11.11 Additional rights: The provisions of this Section 11 are in addition to (and not in substitution for) and shall not prejudice any other rights which the Executive Committee or any Pool Member may have in respect of any such breach as is referred to in sub-section 11.1.

    12.AUDITORS' OPINION

The Statement of Costs and Fees in respect of an entire PFA
Accounting Period to be sent to the Executive Committee and all Pool Members pursuant to sub-section 10.1 shall be accompanied by a report from EPFAL's auditors considering whether in such auditors' opinion:

(a) the Statement of Costs and Fees is in agreement with EPFAL's underlying books and records;

(b) PFA Operating Costs have been properly extracted from EPFAL's audited financial statements; and

(c) the calculations in respect of the Annual Fee are in accordance with the formulae set out in sub-section 8.2, and are correct and in agreement with EPFAL's underlying books and records.

    13.PFA ACCOUNTING PERIOD

Each PFA Accounting Period shall be for a period of 12 months unless otherwise agreed in writing by EPFAL and the Executive Committee. If EPFAL wishes to change its accounting reference date it shall give due notice thereof to the Executive Committee which shall agree to enter into an amending agreement to the Agreement in order to give effect to the same at EPFAL's cost and expense.

    14.THE POOL FUNDS ADMINISTRATOR'S CHARGES

EPFAL shall be entitled to recover from all Pool Members the charges set out in Sections 15 and 16 in respect of its operation of the Funds Transfer Business but, subject to Section 19, shall not be entitled to recover any other charges.

    15.AMOUNT

15.1 Annual Charges: In respect of each PFA Accounting Period,
EPFAL shall be entitled to recover from Pool Members annual charges equal to the aggregate of the following amounts:

15.1.1 PFA Operating Costs for the relevant PFA Accounting Period
(as identified by the Statement of Costs and Fees for such period submitted pursuant to Section 10);

15.1.2 the PFA Handling Charge, calculated on the total amount of the PFA Operating Costs;

15.1.3 the Annual Fee for such PFA Accounting Period; and

15.1.4 the Bank Charges.

15.2 Recovery of Charges:

15.2.1 The due proportion (determined in accordance with sub-section 15.4) of EPFAL's annual charges referred to in sub-section 15.1 payable by each Pool Member for each PFA Accounting Period shall be recovered by monthly payments in advance from each Pool Member or, where EPFAL and the Pool Member otherwise agree, semi-annually in advance (calculated on a best estimates and reasonable basis to be one twelfd~ or, as the case may be, one half of the annual charges payable by such Pool Member by reference to the most recent PFA Budget).

15.2.2 EPFAL shall advise each Pool Member of such amount by invoice despatched to each Pool Member approximately 15 days prior to the first day of each month or, as the case may be, other period. Such invoice shall be paid no later than the first day of such month or such other period. Each Pool Member shall pay the amount advised in the relevant invoice within 15 days after the invoice date.

15.2.3 Each Pool Member shall pay all amounts due hereunder in sterling in cleared hinds in full without set off or counterclaim, withholding or deduction of any kind whatsoever but without prejudice to any other remedy. All charges are exclusive of United Kingdom Value Added Tax which shall be added to such charges, if applicable.

15.2.4 In the event of any dispute regarding charges in any month or period, no Pool Member may withhold payment of any invoiced amount but may refer such dispute to arbitration in accordance with Clause 83.

15.3 Interest on non-payment: If any amount due to EPFAL in its capacity as the Pool Funds Administrator is not received on the due date the Pool Member required to pay such amount shall pay interest to EPFAL on such amount from and including the date of default to the date of actual payment (as well after as before judgment) at the rate which is 4 per cent. per annum above the Base Rate from time to time of National Westminster Bank PLC during each period of default.

15.4 Payment of Charges: Each Pool Member shall pay its due proportion of EPFAL's charges for each PFA Accounting Period determined in accordance with Section 17.

15.5 Amount of Charges: The amount of each such payment shall be estimated initially by reference to the PFA Budget. EPFAL shall adjust the amount of each such payment by reference to the most recent Statement of Costs and Fees and so as to take into account PFA Operating Costs, the PFA Handling Charge, the Annual Fee and the Bank Charges during the previous PFA Accounting Period and anticipated costs in respect of the same during the current PFA Accounting Period and shall recover from or, as appropriate, credit to each Pool Member its due proportion of the difference between actual and anticipated PFA Operating Costs, the PFA Handling Charge, the Annual Fee and the Bank Charges and payments received in respect of such costs, fees and charges in each case for the previous and the current PFA Accounting Period. Such recovery or credit shall take place by reference to an adjustment to each Pool Member's charges for the current PFA Accounting Period.

15.6 New and Former Pool Members: Any Pool Member which is a Pool Member for part only of any PFA Accounting Period shall pay charges on an interim basis of such amount as the Executive Committee estimates to be reasonable for such PFA Accounting Period on the basis of the allocation of charges set out in
Section 17. Adjustments to charges on all Pool Members as a result of existing Pool Members leaving or new Pool Members joining will be made following, and shall be set out in, the Statement of Charges submitted for the relevant PFA Accounting Period pursuant to sub-section 10.7 whereupon the Pool Members and/or former Pool Members shall be required to pay such additional amount or be entitled to such reimbursement as may be determined in accordance with the Agreement by an adjustment to charges in the then current PFA Accounting Period.

    16.BANK CHARGES

Bank Charges: EPFAL in its capacity as the Pool Funds
Administrator shall collect from Pool Members the amounts they are obliged to pay by way of bank transaction charges towards the costs of the Pool Banker and all Settlement Banks ("Bank
Charges") and shall account for the same to the Pool Banker and such Settlement Banks.

    17.ALLOCATION OF CHARGES

17.1 Total Sum Due: In respect of each PFA Accounting Period, the
Total Sum Due shall be allocated amongst Pool Members in accordance with the following provisions of this Section

17.2 Payment of Total Sum Due: Each Pool Member shall be obliged to pay the amount allocated to it in accordance with this sub-section. The total aggregate amount allocated to all Pool Members in respect of any PFA Accounting Period shall equal the Total Sum Due in respect of such PFA Accounting Period.

17.3 Allocation of Total Sum Due: The Total Sum Due in respect of each PFA Accounting Period shall be allocated amongst
Pool Members in the following manner:

17.3.1 first, in order to recover the discrete costs referable to each Pool Member during any PFA Accounting Period, the costs incurred by EPFAL in its capacity as the Pool Funds Administrator in complying with a request of such Pool Member made pursuant to Clause 63.1.7 or sub-section 6.3 of Schedule 11 which are directly referable to such Pool Member shall, as far as possible, be allocated to such Pool Member; and

17.3.2 secondly, 100 per cent. of the balance of the Total Sum Due during any PFA Accounting Period not recovered pursuant to paragraph 17.3.1 shall be allocated amongst all Pool Members during such PFA Accounting Period according to their respective Contributory Shares for such PFA Accounting Period. For this purpose, each Pool Member's due proportion of the charges shall be assessed first by reference to the then latest Contributory Shares of all Pool Members calculated by the Executive Committee for the period and each part thereof to which such charges relate (or, if and to the extent that the charges relate to a period for which no such calculation has yet been made, by reference to the then most recently calculated current Contributory Shares of all Pool Members) and shall thereafter be readjusted from time to time for each day within the relevant period following changes to the Contributory Shares of Pool Members for all or any part of such period or tas the case may be) following the calculation of the Contributory Shares for such period.

17.4 Prima facie evidence: EPFAL's determination of the allocation of all costs during any PFA Accounting Period shall, in the absence of manifest error, be prima facie evidence thereof.

    18.ADJUSTMENT

If the Executive Committee requests EPFAL to continue to serve as the Pool Funds Administrator pursuant to sub-section 3.1 to allow a successor to be appointed, EPFAL and the Executive Committee shall negotiate in good faith for a period not exceeding six weeks (or such longer period as EPFAL and the Executive Committee may agree in writing) with a view to agreeing a revision in the amount of the Base Sum to be used in the calculation of the Annual Fee for the duration of the additional period referred to in sub-section 3.1. If EPFAL and the Executive Committee shall agree to revise the amount of the Base Sum, such revision (and any consequential revision in the Annual Fee) shall take effect in accordance with the terms of that agreement. If no agreement is reached within the said negotiation period the Executive Committee or EPFAL may refer the dispute to arbitration pursuant to

Clause 83. Pending any such agreement being reached or any such dispute being resolved by arbitration, EPFAL shall continue to serve as the Pool Funds Administrator for the additional period referred to in sub-section 3.1.

    19.ADDITIONAL COMPENSATION

19.1 General: A direction or instruction of the Executive Committee to EPFAL in its capacity as the Pool Funds Administrator shall not materially increase the duties, responsibilities or liabilities of EPFAL as the Pool Funds Administrator beyond those detailed in the Agreement as at the PEA Commencement Date and as detailed in the Agreed Procedures without proper compensation.

19.2 Compensation: If the Executive Committee gives a direction or instruction to EPFAL in its capacity as the Pool Funds Administrator which materially increases the duties, responsibilities or liabilities of EPFAL as the Pool Funds Administrator beyond those detailed in the Agreement as at the PEA Commencement Date and as detailed in the Agreed Procedures, then (subject to sub-section 19.3):

19.2.1 EPFAL shall carry out that direction or instruction unless it has reasonable grounds for refusing so to do in which event it shall forthwith notify the Executive Committee in writing of its refusal and its reasons therefor (and, for this purpose, an increase in the duties, responsibilities or liabilities of EPFAL in its capacity as the Pool Funds Administrator shall not of itself constitute reasonable grounds);

19.2.2 EPFAL and the Executive Committee shall negotiate in good faith for a period not exceeding one month (or such longer period as EPFAL and the Executive Committee may agree in writing) with a view to agreeing an appropriate increase in the Base Sum to reflect such increase in EPFAL's duties, responsibilities and liabilities as the Pool Funds
Administrator;

19.2.3 If EPFAL and the Executive Committee shall agree an increase in the Base Sum, such increase shall take effect in accordance with the terms of that agreement; and

19.2.4 if there shall be any dispute as to whether that direction or instruction does or did materially increase the duties, responsibilities or liabilities of EPFAL as the Pool Funds Administrator or whether EPFAL has reasonable grounds for refusing to carry out that direction or instruction or if no agreement is reached under paragraph 19.2.2, EPFAL or the Executive Committee may refer the dispute to arbitration in accordance with Clause 83.

19.3 Reservation: The performance by EPFAL of any direction or instruction of the Executive Committee shall not prevent EPFAL from later claiming that such direction or instruction materially increased its duties, responsibilities or liabilities as the Pool Funds Administrator provided always that EPFAL shall not be entitled so to claim unless it gave written notice to the Executive Committee promptly (and in any event within seven days) after first becoming aware that such direction or instruction materially increased or was likely materially to increase such duties, responsibilities or liabilities, such notice to contain detailed reasons in support of why there has been or is likely to be such an increase.

    20.RECOVERY OF POOL ADMINISTRATION COSTS

20.1 Applicability: The provisions of this Section 20 shall apply to:

20.1.1 the costs and expenses (within the extended meaning of that expression in Clause 23.5 of the Agreement) of the Executive Committee, its subcommittees and sub-groups and the personnel referred to in Clause 17.2.1 together with the liabilities (if any) associated with the termination of any lease of any business accommodation required by the Executive Committee, the Chief Executive, the sub-committees, the sub-groups of such personnel;

20.1.2 the costs and expenses of Committee Members and members of the subcommittees and sub-groups of the Executive Committee;

20.1.3   the costs and expenses of the Pool Chairman;

20.1.4 the remuneration, costs and expenses of the personnel referred to in Clause 17.2.1 of the Agreement;

20.1.5   the remuneration, costs and expenses of the Secretary;

20.1.6   the costs and expenses of the Pool Auditor;

20.1.7   the overhead costs of the Electricity Arbitration
Association;

20.1.8 all such other costs, fees, expenses, liabilities, losses and other amounts which are required by the Agreement (or any other agreement, document or arrangement prepared, executed or entered into pursuant to the Agreement and for this purpose approved by the Executive Committee) to be dealt with "in accordance with Section 20 of Schedule 15" or "in accordance with the PEA Accounting Procedure"; and

20.1.9   any bad debts which are to be treated as Pool
Administration Costs pursuant to sub-section 20.7,

(together "Pool Administration Costs").

20.2 Approval: The Executive Committee (or its delegate) shall approve all Pool

Administration Costs in advance of submitting the same to EPFAL for payment.

20.3 Payment: Upon receipt of an invoice or other statement relating to Pool Administration Costs which has been approved by or on behalf of the Executive

Committee in accordance with sub-section 20.2, EPFAL shall pay the amount stated in such invoice or other statement (together with Value Added Tax thereon, if applicable) to such person or persons as the Executive Committee (or its delegate) shall direct.

20.4 Recovery:

20.4.1 EPFAL shall collect from Pool Members the amounts which they are obliged to pay towards the Pool Administration Costs and Pool Members shall be obliged to pay in accordance with sub-section 20.6 their respective proportionate share of the Pool Administration Costs (together with Value Added Tax thereon, if applicable) against receipt of an invoice or other statement therefor issued by EPFAL and otherwise in accordance with paragraph 20.5.1;

20.4.2   EPFAL shall collect from the Grid Operator, and the Grid
Operator shall be obliged to pay against receipt of an invoice or other statement therefor issued by EPFAL and otherwise in accordance with paragraph 20.5.2, 10 per cent. of the annual overhead costs of the Electricity Arbitration Association
(together with Value Added Tax thereon, if applicable).

20.5 Collection procedure:

20.5.1 EPFAL shall arrange for collection from Pool Members of their respective proportionate share of the Pool Administration Costs in such manner as may be agreed by EPFAL with the Executive Committee from time to time (which may include collection in advance) and Pool Members shall comply with such collection procedures and, in particular, shall make payment within the time period prescribed by such procedures. The provisions of paragraphs 15.2.3, 15.2.4 and sub-section 15.3 shall in any event apply mutatis mutandis in respect of all payments required to be made by Pool Members pursuant to this Section 20.

20.5.2 The Grid Operator shall make payment of the amount referred to in paragraph 20.4.2 within 15 days after receipt of the invoice or other statement therefor.

20.6 Proportionate Share: Pool Members shall contribute towards the Pool Administration Costs referable to a Quarter in the proportions which their respective Contributory Shares bear to each other during such Quarter.

20.7 Bad Debts: If in any PFA Accounting Period the Executive Committee recognises bad debts arising from a Pool Member's failure to pay its due proportion of Pool Administration Costs, the aggregate amount of those bad debts shall be carried forward to the immediately succeeding PFA Accounting Period and shall form part of the Pool Administration Costs for that PFA Accounting Period (spread evenly so far as practicable over the four Quarters thereof).

                              ANNEX 1
          PEA Budget for the 1992 PEA Accounting Period

Category/Item                    Budgeted Cost pounds 000

Insurance costs                  200
Funds Transfer Hardware and      75
Funds Transfer Software testing
and maintenance costs
Audit fees                       75
Bank administration charges      100
Bad debt allowance               0

Total Sum Due                    450

                             ANNEX 2
                 Pro-forma Statement of Charges

        Name             Contributory Share      Period to which
charges relate           Amount

                             ANNEX 3

              Pro-forma Statement of Costs and Fees

                               (A)
                       PFA Operating Costs






                               (B)
                           Annual Fee

                 Annual Fee (initial):the Annual Fee for the [19
] PFA Accounting Period was
                                                 pounds [ ].
                 Annual Fee (revisions):the Annual Fee for the
[19 ] PFA Accounting Period was

               revised as from [     ] to pounds [ ] [and as from t
]
               to pounds [ ]].

Calculation of Annual Fee (initial and revisions):

                             ANNEX 4

                Existing Funds Transfer Software

                             Part A

Beneficially Owned

Pool Funds Transfer System (PFTS) PHASE 1

System Administration - User Guide (2/5/90)
Clerical Procedures (3/5/90)
Self Study Training Module (4/7/90)
Billing Sub-Project - Test Specification v.1.0 (29/3/90), v.1.1
  (3/4/90)
Test Plan - Issue 1.1 (3/4/90)
System Testing Log (4/4/90)
Quality Assurance Plan (16/5/90)
Test Data (2/4/90)
Test Schedules (3/4/90)
Implementation Paper - Security Controls (22/3/90)

Pool Funds Transfer System (PFTS) PHASE 1.1

Test Plan Issue 1.0 (18/6/90)
Summary Test Report (13/7/90)

Pool Funds Transfer System (PFTS) PHASE 2.0

Documentation EPFAL PFTS Phase II User Manual Version 1
Documentation EPFAL PFTS Phase II DBA Guide Version 1
Physical Design Documentation (volumes 1-4) (22/6/90)
Functional Specification - Appendices (April 1990)
Addendum to the Detailed Physical Design (May 1991)

                             Part B
                            Licensed
                 (VMS, unless otherwise stated)

VAX System

VMS Sun Account 3.5.14 purchased 1/7/90. Licence No. 002505.

Documentation - Standard Reference/lnstallation/Getting started and Tutorial manuals.

VMS v.5.4 issued 1/5/90. Licence pack LP594621 s/no. 01440169.

PCSA/Decnet v.4 End User Node issued 1/5/90. Licence pack
LP594624 s/no. 01440172.

Lotus 123 v.2.2 Server Version purchased 1/91 - upgraded to v.3.1
+ 18/9/91. Note a VMS version.

Oracle RDBMS v.6 purchased 16/5/91 with full set of delivered documentation.

PC based Novell Network

Novell Advanced Network 286 v.2.15 Rec C purchased 3/90 via 3rd party. Full set Netware documentation - Reference
Installation/Guides etc.

Sun Account v.3.5.3 purchased via 3rd party 3/90. Full set documentation -Reference/lnstallation/Getting started and
Tutorials.

Lotus 123 v.3.1 Server purchased 18/9/91. Upgrade from v.2.2 purchased 1/91.

                             ANNEX 5

Escrow Arrangements

1.1 EPFAL Escrow Agreement

No later than 1st February, 1993 (or such later date as EPFAL and the Executive Committee may agree in writing) EPFAL in its capacity as the Pool Funds Administrator (for itself and on behalf of the Pool Members acting through the Executive Committee) shall enter into and deliver an escrow agreement (the "UPFA Escrow Agreement") in the form to be agreed between EPFAL and the Executive Committee with a reputable escrow agent to be agreed between EPFAL and the Executive Committee (the UPFA Custodian"). Forthwith upon entering into the PEA Escrow Agreement EPFAL shall deposit with the PEA Custodian to the extent then in existence (and, if not in existence, as soon as possible after it comes into existence):


1.1.1 a copy of the source code and load (machine executable) modules relating to all Funds Transfer Software beneficially owned by it together with all job control language and licensed software system tables, each in a machine readable form and the source code and job control language in a hard copy form;

1.1.2 a copy of all related manuals and other associated documentation, including:

(a) any user requirement documents, together with all associated authorized change requests;

(b) any functional specification documents associated with those documents described in sub-paragraph (a) above, together with all authorized change requests associated with the relevant functional specification;

(c) to the extent available to EPFAL, any design specification documents associated with those documents described in sub-paragraphs (a) and (b) above, together with all authorized change requests associated with the relevant design specification;

(d) any program and/or user guides prepared to assist in the day-to-day operation and future development of the computer programs (including records of test cases together with the associated test input and output data used for validation purposes);

(e) any relevant test strategy schedules and acceptance test schedules as specified for functional and operational end to end testing;

(f) any relevant test acceptance certificates and reports for all tests recording comments and observations made on the appropriate tests where such tests commissioned by EPFAL;

(g) any relevant client acceptance certificates and Pool
Auditor's reports, together with any reports recording such clients' and the Pool Auditor's observations and comments on the tests;

(h) any relevant compilation or detailed operating procedures required in connection with any of the relevant paragraphs in this paragraph 1.1.2;

(i) all software licenses for Funds Transfer Software licensed to EPFAL and

(j) a list detailing all versions of Funds Transfer Software licensed to EPFAL (including operating systems and compilers) used in creating such versions of the object code detailing the version numbers used and any program temporary fixes or equivalent modes;

1.1.3 a copy of all historical data (including all transaction, reference and audit data and changes to standing data) relating to the operations of EPFAL in its capacity as Pool Funds
Administrator;

1.1.4 all the material referred to in sub-clauses 1.1.1 to 1.1.3 above is hereafter together referred to in this Annex 5 as the "PFA Material".

1.2 Licensed Funds Transfer Software

If, after consultation with EPFAL, the Executive Committee shall so request, EPFAL shall use its reasonable endeavors to procure that the owner of any Funds Transfer Software shall permit the deposit of such Funds Transfer Software licensed to EPFAL with the PFA Custodian or other reputable escrow agent on the terms of the Escrow Agreement or similar agreement approved by the Executive Committee.

1.3 Updating

EPFAL shall ensure that the PFA Material deposited with the PFA Custodian is kept fully up-to-date and reflects all Modifications (as defined in the PFA Escrow Agreement) and shall deposit a copy of all Modifications with the PFA Custodian as soon as the same are available, all in accordance with the terms of and subject to the conditions of the PFA Escrow Agreement. EPFAL shall notify the Executive Committee promptly of the delivery of each Modification to the PFA Custodian.

                           SCHEDULE 16
                  Matters requiring consent of
               the Settlement System Administrator


The Settlement System Administrator's membership of, and the procedures and powers of, the Project Board

Terms of reference of project managers

Approval of project documents

Quality standards (including design, coding, testing, implementation and documentation)

Role of Pool Auditor in systems development

Components of project life cycle

Ownership and warranties on development

Housekeeping

The Settlement System Administrator's responsibilities and rights

Use of the Settlement System Administrator's resources

Implementability of systems:  technical compatibility with existing system use of the Settlement System Administrator's
                               facilities for testing
                              parallel operation
                              migration into production
                              configuration control
                              implementation planning

Operability of systems:       operational feasibility
                              operational support requirements
                              operational testing
                              interface design
                              performance
                              security
                              auditability
                              reliability

Maintainability of systems    design integrity
                              design documentation
                              adherence to design and coding standards reliability configuration control

                           SCHEDULE 17

                          Trading Sites

                             Part A

                             General

1. Introduction: A site shall be identified as a Trading Site for the purposes of this Agreement in accordance with the following provisions of this Schedule.

2. Application: A Party may apply to the Executive Committee for a site to be treated as a Trading Site by sending to the Executive Committee a written application in the form prescribed by the relevant Agreed Procedure (in this Schedule, a "Trading Site Application") stating the class of application and containing the other information and supported by the documents and other matters referred to in Part C and signed by or on behalf of the Generator concerned and the Supplier concerned where there exists a Supplier in respect of that site (together in this Schedule, the "Applicants").

3. Decision: Executive Committee shall consider any Trading Site Application within 45 days after receipt in accordance with the procedures set out in Part B and (subject to paragraph 5 of Part B) shall within that period make a determination as to whether the site the subject of such application (in this Schedule, the "Nominated Site") shall be treated as a Trading Site and shall promptly notify the Applicants and the Settlement System Administrator of its determination.

                             Part B

                           Procedures

1. Classes: Every Trading Site Application shall state whether it is a Class 1, Class 2, Class 3 or Class 4 application and the Executive Committee shall consider a Trading Site Application by reference to the provisions set out in this Part B for the stated class (or, in the case of paragraph 5, as provided therein).

2. Class 1: If the Trading Site Application shall state that it is a Class 1 application then the Executive Committee shall determine from the Trading Site Application and supporting documentation and other matters (and any further evidence provided in accordance with paragraph 6) if the Nominated Site is a Power Station which is or is to be electrically configured in the same manner as is prescribed in one of the line diagrams contained in the relevant Agreed Procedure and fulfills all the conditions specified in such Agreed Procedure applicable to a Class 1 application, in which event the Nominated Site shall be treated as a Trading Site.

3. Class 2: If the Trading Site Application shall state that it is a Class 2 application then the Executive Committee shall determine from the Trading Site Application and supporting documentation and other matters (and any further evidence provided in accordance with paragraph 6) if the generation and demand at the Nominated Site are electrically connected solely by Dedicated Assets, in which event the Nominated Site shall be treated as a Trading Site.

In this paragraph, "Dedicated Assets" means assets and equipment which are used solely to connect electrically (a) the location at which the generation originates with (b) the location at which the demand is taken (and no other), and additionally satisfy one of the diagrammatic representations of Dedicated Assets contained in the relevant Agreed Procedure.

4. Class 3: If the Trading Site Application shall state that it is a Class 3 application then the Executive Committee shall determine from the Trading Site Application and supporting documentation and other matters (and any further evidence provided in accordance with paragraph 6) if the generation and demand at the Nominated Site are electrically connected by Contiguous Assets, in which event the Nominated Site shall be treated as a Trading Site.

In this paragraph

(a) "Contiguous Assets" means those Specified Assets and Equipment at a location which connect by one continuous electrical connection the location at which the generation originates with the location at which the demand is taken, which Specified Assets and Equipment are all owned by the Applicants and/or are Specified Assets and Equipment in respect of which a contribution is or will be made by the Applicants to the provision and installation or maintenance and repair costs thereof or where such Specified Assets and Equipment are already provided and installed, the maintenance and repair costs thereof; and

(b) "Specified Assets and Equipment" means assets and equipment identified and quoted in the Connection Agreement of either Applicant where such assets and equipment include assets and equipment identified and quoted in the Connection Agreements relating to both Applicants which form part of the continuous electrical connection for the purposes of (a) above.

5.  Class 4:

5.1 If the Trading Site Application shall state that it is a Class 4 application or if the Executive Committee shall determine that the Nominated Site the subject of a Class 1, Class 2 or Class 3 Trading Site Application does not satisfy the conditions specified in paragraph 2, 3 or (as the case may be) 4, the Executive Committee shall determine from the Trading Site Application and supporting documentation and other matters (and any further evidence provided in accordance with paragraph 6) if the Nominated Site shall be treated as a Trading Site having regard to the criteria set out in paragraph 5.2.

5.2 The criteria referred to in paragraph 5.1 are:

(a) whether special circumstances existed before 30th March, 1990 which demonstrate to the reasonable satisfaction of the Executive that the generation and demand were treated as being on a Trading Site;

(b) whether special circumstances existed before 11th December, 1991 which demonstrate to the reasonable satisfaction of the Executive Committee that the generation and demand should have been treated as on a Trading Site;

(c) whether, although not satisfying the conditions applicable to a Class 1, Class 2 or Class 3 Trading Site Application, if, to the reasonable satisfaction of the Executive Committee, the Trading Site Application demonstrates sufficient similarities with sites which would satisfy those conditions such that it would be unreasonable not to treat the Nominated Site as a Trading Site;

(d) whether there are any other facts or evidence in support of the Trading Site Application which in the reasonable opinion of the Executive Committee demonstrate that the Nominated Site ought to be treated as a Trading Site.

6. Further evidence: The Executive Committee may request an Applicant to produce such further evidence as the Executive Committee may reasonably require in support of its Trading Site Application before the Executive Committee makes any determination as to whether the Nominated Site is to be treated as a Trading Site, and the Executive Committee shall not be bound to make any determination on the issue of whether the Nominated Site is a Trading Site pending receipt of such further evidence.

7. Majorities: Any determination of the Executive Committee in favor of treating a Nominated Site as a Trading Site shall require a simple majority of the votes cast by Committee Members at the relevant meeting provided that in the case of a Trading Site Application which falls to be considered under paragraph 5 the necessary majority shall be 75 per cent. of all the votes cast by Committee Members.

8. Effect of determination: If the Executive Committee shall determine pursuant to paragraph 2, 3, 4 or (as the case may be) 5 that a Nominated Site is a Trading Site all metered values of all meters associated with the Nominated Site and identified in the Trading Site Application shall be aggregated in accordance with the provisions of sub-section 3.3 of, and paragraph 2F of Appendix 6 to, Schedule 9.

                             Part C

Trading Site Applications

1. Every Trading Site Application shall contain the following information:

(a)  the name and address of the Applicants;

(b)  a full description of the Nominated Site;

(c) a full description of the Metering Systems (if any) located or to be located at the Nominated Site and of their location together with a full description of the points at which all electricity flows relative to the Nominated Site are to be measured;

(d)  such other information as may be specified in the relevant
Agreed Procedure; and

(e) such other information as the Applicants shall consider relevant to their application.

Every Trading Site Application shall be accompanied by the following documents and other matters:

(a) line diagrams showing the electrical connections and energy flows at the Nominated Site and the location of Metering Systems (if any) and evidence demonstrating that the assets and equipment electrically connecting the generation and demand are capable of transmitting or distributing the quantity of electricity to be transmitted or distributed to the Nominated Site;

(b) confirmation from the Settlement System Administrator, having duly notified the Grid Operator, that it is satisfied that the metering arrangements at the Nominated Site are compatible with the operation of Settlement;

(c)  in the case of a Class 2 or Class 3 Trading Site
Application, other evidence demonstrating the existence of Dedicated Assets or (as the case may be) Contiguous Assets
(including any Connection Agreements or relevant parts thereof).

                             Part D

Additional Provisions

1. (a) The Settlement System Administrator, the Grid Operator and each Public Electricity Supplier shall co-operate with the Applicants (insofar as is reasonable) to enable them to prepare and deliver a Trading Site Application by making available (upon reasonable notice) line diagrams relevant to the Nominated Site.

(b) The Settlement System Administrator and the Grid Operator shall review the Metering Systems relative to the Nominated Site for the purposes of issuing confirmations required by the Executive Committee and, where such confirmations are considered appropriate by the Settlement System Administrator and the Grid Operator, shall issue the requisite confirmations.

(c) In relation to (a) and (b), the reasonable costs and expenses of the Settlement System Administrator, the Grid
Operator and each relevant Public Electricity Supplier shall be borne by the Applicants.

2. A Nominated Site which the Executive Committee resolves should be treated as a Trading Site (or is otherwise to be so treated) shall cease to be treated as a Trading Site if the Executive Committee reasonably determines that the site no longer fulfills the conditions upon which the approval for it being so treated was based. The Generator Applicant shall forthwith notify the Executive Committee if the site no longer fulfills such conditions.

                           SCHEDULE 18

           The Ancillary Services Accounting Procedure

DEFINITIONS AND INTERPRETATION

1.1 Definitions: In this Schedule, unless the context otherwise requires, the words and expressions set out in this Section 1.1 shall bear the meanings respectively set out herein:

"ASP Budget" means any budget prepared by the Ancillary Services
Provider pursuant to Section 2.1;

"Audit Adjustments" means the aggregate value of all changes in the Cost Base required to be taken into account by the Ancillary Services Provider during any Accounting Period in order to give effect to the conclusions resulting from an audit commissioned pursuant to Clause 51.5;

"Capital Expenditure" means, in respect of any Accounting Period, expenditure by the Ancillary Services Provider on fixed assets required for the purposes of the Ancillary Services Business including assets acquired on lease which are required by generally accepted accounting principles to be capitalized;

"Cost Base" means, in respect of any Accounting Period, Total
Operating Costs for such period less Depreciation during such period;

"Depreciation" means, in respect of any Accounting Period, the aggregate value of all depreciation on assets owned or employed by the Ancillary Services Provider in the Ancillary Services Business, such assets being depreciated in accordance with the accounting policies of the Ancillary Services Provider for such period as stated in the audited accounts of the Ancillary Services Provider for such period and treated as depreciation in accordance with the terms of the Agreement;

"Efficiencies" means, in respect of any Accounting Period, the amount (if any) by which the Cost Base in such Accounting Period is less than the Cost Base in the immediately preceding Accounting Period (the "First Period") after adjustments on a pound for pound basis to any difference between such two Cost Bases to offset movements from the Cost Base in the First Period due to the Rate of Inflation, Audit Adjustments and any other matters beyond the control of the Ancillary Services Provider and changes in the accounting principles or practices of the Ancillary Services Provider made during the Accounting Period in question;

"Executive" means those members of the Executive Committee representing Suppliers;

"Individual Limit" means, in respect of Capital Expenditure in any Accounting Period, pounds 25,000, as the same may be increased from the Effective Date by the Rate of Inflation;

"Margin" means:

(i) in respect of each of the first three Accounting Periods, such amount as when added to the Total Operating Costs (excluding for this purpose any payments made by the Ancillary Services Provider for Ancillary Services, and the price of any goods and services referred to in Section 6.2 if the price exceeds the aggregate cost of supplying such goods and services actually incurred by the relevant affiliate of, or other division of, the company of which the Ancillary Services Provider is a division) in the relevant Accounting Period is equal to 10 per cent. of the sum of such amount and such Total Operating Costs; and

(ii) thereafter, such margin as may be agreed between the Executive and the Ancillary Services Provider (or, in default of agreement, such margin as is reasonable in all the circumstances as determined pursuant to Clause 83);

"Overall Limit" means, in respect of Capital Expenditure in any Accounting Period, pounds 100,000, as the same may be increased from the Effective Date by the Rate of Inflation;

"Statement of Charges" means the statement of charges required to be submitted by the Ancillary Services Provider pursuant to
Section 2.8 in the form or substantially in the form set out in
Part 3 of the Annex or such other form as the Executive and the Ancillary Services Provider may agree showing the total charges to be made by the Ancillary Services Provider on all Suppliers in accordance with this Schedule;

"Statement of Costs" means the statement of costs required to be submitted by the Ancillary Services Provider pursuant to Section
2.4 setting out the actual and accrued expenditure incurred by the Ancillary Services Provider in any period which shall be substantially in the form set out in Part 2 of the Annex or such other form as the Executive and the Ancillary Services Provider may agree; and

"Total Operating Costs" means, in respect of any Accounting
Period or part thereof:

(i) the total expenditure properly incurred or accrued by or on behalf of the Ancillary Services Provider in operating the Ancillary Services Business in such period or part thereof (other than that referred to in (ii) and (iii) below); plus

(ii) all Depreciation in such period on all assets owned and employed by the Ancillary Services Provider in the Ancillary
Services Business; plus

(iii)all other expenditure properly incurred or accrued during such period which, under this Schedule, is permitted to be included in any Statement of Costs; plus

(iv) Efficiencies which are permitted to be included in any Statement of Costs pursuant to Section 5.4.

1.2 Interpretation:

1.2.1 In this Schedule, except where the context otherwise requires, reference a particular Section, sub-section or paragraph or to the Annex shall be a reference to that Section, sub-section or paragraph of, or the Annex to, this Schedule.

1.2.2 In this Schedule the expression "Rate of Inflation" shall have the meaning assigned to it in Schedule 4.

2.   ASP BUDGETS, STATEMENTS OF COSTS AND STATEMENTS OF CHARGES

Budgets

2.1 ASP Budgets: Not earlier than six nor later than three months prior to the first day of each Accounting Period (other than the first) the Ancillary Services Provider shall prepare and submit to the Suppliers an ASP Budget for such Accounting Period. Such ASP Budget shall be indicative only but prepared on a best estimates basis. The ASP Budget for the first Accounting Period shall be that set out in Part 1 of the Annex.

2.2 Contents of ASP Budgets: Each ASP Budget (other than the first) shall compare each item or category of budgeted expenditure shown therein with the forecast expenditure in respect of such item or category for the remainder of the then current Accounting Period and report any salient differences between any such forecast expenditure and the budgeted expenditure in respect of each such item or category in the immediately preceding ASP Budget.

2.3 Form of ASP Budgets: Each ASP Budget shall be substantially in the form of that set out in Part 1 of the Annex (or in such other form as the Ancillary Services Provider and the Executive may from time to time agree).

Statement of Costs

2.4 Statement of Costs: No later than one month following the date in any Accounting Period of the publication of the audited accounts for the Ancillary Services Business for the previous Accounting Period, the Ancillary Services Provider shall prepare and submit to each Supplier a Statement of Costs for such previous Accounting Period. The audited accounts of the Ancillary Services Provider and the auditors' management letter, to the extent it relates to the economy, efficiency and effectiveness of the Ancillary Services Provider in carrying out its dudes, shall accompany each Statement of Costs for each entire Accounting Period.

2.5  Form of Statement of Costs: The Statement of Costs for any
Accounting Period shall attribute actual expenditure for such period against, inter alia, each of the categories and sub-categories set out in the corresponding ASP Budget for such Accounting Period.

2.6 Accompanying Report: Each ASP Budget and Statement of Costs for an entire Accounting Period submitted to the Suppliers pursuant to Section 2.1 or 2.4 shall be supported by a written report of the Ancillary Services Provider commenting in reasonable detail upon the matters comprised in the categories of expenditure included in such ASP Budget or Statement of Costs drawing attention to and giving reasons for any unusual commitment or item of expenditure proposed to be incurred or which has been incurred and, in the case of a Statement of Costs, explaining the difference (if material) between:

2.6.1 the amount set against each item or category therein; and

2.6.2 the amount set against each corresponding item or category in the immediately preceding ASP Budget.

2.7 Accounting Practices: Each ASP Budget and Statement of Costs shall be prepared on the basis of the accounting principles and practices used to draw up-the most recent audited accounts of the Ancillary Services Provider and consistently applied. If any Statement of Costs for an entire Accounting Period is not prepared on such basis, the Ancillary Services Provider shall prepare and submit to the Suppliers a pro-forma set of audited accounts of the Ancillary Services Provider for such entire Accounting Period which is prepared on the basis of the accounting principles and practices used to prepare the relevant Statement of Costs. Any changes in the accounting principles and practices or their method of application used to prepare audited accounts of the Ancillary Services Provider shall be noted in the next following ASP Budget or Statement of Costs, as the case may be.

2.8 Statement of Charges: A Statement of Charges shall accompany each Statement of Costs.

2.9 Bad debts: The total cost of any bad debts of the Ancillary Services Provider arising in any Accounting Period may be taken into account by the Ancillary Services Provider in its Statement of Costs for such Accounting Period or any subsequent Accounting Period and accordingly recovered as part of Total Operating Costs for any such Accounting Period.

3.  AUDITORS' OPINION

The Statement of Costs to be sent to the Suppliers pursuant to
Section 2.4 shall be accompanied by a report from the auditors of the Ancillary Services Provider considering whether in such auditors" opinion:

3.1 the Statement of Costs is in agreement with the underlying books and records of the Ancillary Services Provider; and

3.2 Total Operating Costs and Depreciation have been properly extracted from the audited financial statements.

Such auditors' report shall also contain such other matters as the Executive may agree with the auditors of the Ancillary
Services Provider.

4.   ACCOUNTING PERIOD

The first Accounting Period shall run from (and including) 31st March, 1990 to (and including) 31st March, 1991. Thereafter, unless agreed by the Ancillary Services Provider and the Executive each Accounting Period shall be for a period of twelve months. In the event that the Ancillary Services Provider wishes to change its accounting reference date it shall give due notice thereof to the Executive which shall agree to enter into an amending agreement to give effect to the same at the cost and expense of the Ancillary Services Provider.

5.   ANCILLARY SERVICES PROVIDER'S CHARGES

5.1  Ancillary Services Provider's charges: In respect of each
Accounting Period, the Ancillary Services Provider shall be entitled to recover from Suppliers in addition to the cost of Ancillary Services the aggregate of:

5.1.1 Total Operating Costs for the relevant Accounting Period
(as identified by the Statement of Costs for such Accounting
Period to be submitted pursuant to Section 2.4); and

5.1.2 the Margin.

5.2 Recovery of Charges: The Ancillary Services Provider's charges in respect of any Accounting Period shall be recovered from the Suppliers on a daily basis in accordance with the Pool Rules and by reference to the allocation provided therein by:

5.2.1 estimating a daily amount necessary to recover the charge by reference to the ASP Budget and, where appropriate, any under- or over-recovery in respect of any previous Accounting Period;
and

5.2.2 adjusting that amount by reference to any subsequent
Statement of Costs.

5.3 Revision of Estimates: If the Ancillary Services Provider reasonably believes that the amount which will be recovered under
Section 5.2 is likely to be 10 per cent. more or less than the amount to which it is entitled under Section 5.1 it shall, with the consent of the Executive (such consent not to be unreasonably withheld or delayed), revise as appropriate the estimate made in accordance with Section.2.

5.4 Sharing of Efficiency: The Ancillary Services Provider shall be entitled to the benefit of all Efficiencies and, accordingly, to charge Suppliers the amount of all Efficiencies by including them in ASP Budgets and Statements of Cost in the following manner. The amount of any Efficiency arising in any Accounting Period shall be identified in the Statement of Costs for such Accounting Period submitted pursuant to Section 2.4 and shall be taken into account in the Statement of Costs for the two successive Accounting Periods thereafter. Accordingly, the amount of any Efficiency may be included in any Statement of Costs for the two Accounting Periods following that in which the Efficiency is identified. In the Statement of Costs for the third consecutive Accounting Period and all following Accounting Periods thereafter the amount of such Efficiency shall be eliminated.

6.   CORPORATE OVERHEAD CHARGES AND PURCHASES

6.1 Corporate Overhead Charges: The Ancillary Services Business may take into account in any ASP Budget or Statement of Costs (and consequently its charges to Suppliers) all corporate overhead charges payable by the Ancillary Services Provider to its immediate holding company or any other division of the company of which it is a division provided such corporate overhead charges are reasonable and in due proportion to the corporate overhead charges payable by other affiliates of the Ancillary Services Provider or divisions of the company of which the Ancillary Services Provider is a division as reported upon by the auditors of the Ancillary Services Provider.

6.2 Goods or services: Purchases of goods or services from affiliates of the Ancillary Services Provider shall be on arm's length terms.

7.   FUEL SECURITY

Except to the extent recoverable under any other provision of this Schedule, any additional costs necessarily incurred by the Ancillary Services Provider in running the Ancillary Services Business during a Security Period shall be regarded as beyond the control of the Ancillary Services Provider, which may recover the same in full from Suppliers provided such costs have been verified as additional costs by the auditors of the Ancillary Services Provider. Suppliers shall be obliged to pay the actual amount of such costs and expenses.

8.  CAPITAL EXPENDITURE

8.1 Capital Expenditure (1): The following provisions apply to
Capital Expenditure by the
Ancillary Services Provider in respect of the Ancillary Services
Business:

8.1.1 save as provided below, Capital Expenditure by the Ancillary Services Provider which may be recovered by Depreciation charged to Suppliers shall require the prior approval of the Executive in writing, such approval to take into account an appropriate sharing of the Efficiencies arising from such Capital Expenditure;

8.1.2 Capital Expenditure which may be recovered by Depreciation charged to Suppliers specified in any ASP Budget shall be regarded as approved by the Executive unless the Executive notifies the Ancillary Services Provider to the contrary within one month after receipt of such ASP Budget;

8.1.3 in any Accounting Period the Ancillary Services Provider may incur Capital Expenditure which may be recovered by Depreciation charged to Suppliers without the need to consult or obtain the approval of the Suppliers up to a maximum of the Individual Limit for each item of Capital Expenditure and a maximum of the Overall Limit for all items of Capital Expenditure and, in the event of the Ancillary Services Provider incurring such Capital Expenditure, it shall notify the Executive as soon as practicable thereafter; and

8.1.4 the Ancillary Services Provider shall be entitled to incur
Capital Expenditure which may be recovered by Depreciation charged to Suppliers of any amount without the need to obtain the approval of the Executive in circumstances where:

(a) the Ancillary Services Provider would be in breach of its duties under the NGC Transmission License unless such Capital
Expenditure were incurred; and

(b) it has not reached agreement with the Executive on such Capital Expenditure within a reasonable period of time.

8.2 Capital Expenditure (2): Capital Expenditure not falling within Section 8.1 may not be charged as Depreciation to Suppliers.


                              ANNEX

                             Part 1

           ASP Budget for the First Accounting Period


                                 pounds
Purchase of Ancillary Services   85.00
Local Overheads                  0.81
NGC Corporate Management Charge  0.48
NGC System Operations Charge     0.25
MGC Settlement Systems Charge    0.25

                                 86.79



                             Part 2

                  Pro-forma Statement of Costs

Purchases of Ancillary Services

Local Overheads

NGC Corporate Management Charge

NGC System Operations Charge

NGC Settlement Systems Charge



                             Part 3

                 Pro-forma Statement of Charges



Name      Contributory Share       Period to which charges relate       Amount

                           SCHEDULE 19

                     Objective and Scope of
               the Scheduling and Dispatch Review

1.  Objective: The objective of the Scheduling and Dispatch
Review will be to establish
that:

1.1 scheduling and dispatch is carried out in accordance with the Scheduling and Dispatch Code; and

1.2 information is entered into PORTHOLE in accordance with the Pool Rules.

2.   Scope: The scope of the review will be to

2.1 review internal scheduling and dispatch operating procedures for consistency with the Scheduling and Dispatch Code;

2.2 review the internal checks that the Grid Operator has established to ensure that the operation of scheduling and dispatch has been carried out in accordance with the procedures referred to in Section 2.1;

2.3 perform compliance testing of the operation of the internal checks referred to in Section 2.2;

2.4  the operating procedures in relation to the use of the BPS
GOAL program, including:

(a) controls over the input of data and the output of data to establish that they are appropriate to ensure an adequate level of control; and

(b) procedures for the retention of records of the nature and extent of and reasons for any manual adjustments to BPS GOAL output or where BPS GOAL is run using non-standard parameters, for consistency with the Scheduling and Dispatch Code; perform compliance testing of the operating procedures referred to in
Section 2.4;

2.6  review the operating procedures referred to in Sections 2.1,
2.2 and 2.4 to establish that there is no bias in favor of or against any particular Pool Member on the part of the Grid
Operator;

2.7 review the operating procedures relating to the recording of dispatch instructions, availability declarations, generation offer prices and the application of reason codes and the entry of data into PORTHOLE for consistency with the Pool Rules;

2.8 perform compliance testing of the operating procedures referred to in Section 2.7;

2.9 review the operating procedures referred to in Section 2.1 to establish that in the call for the delivery of Ancillary Services by the Grid Operator there is no bias in favor of or against any particular Pool Member on the part of the Grid Operator; review the call for the delivery of Ancillary Services; compare the generation schedule forecast demand with actual demand; and

2.10 review the call for the delivery of Ancillary Services;

2.11 compare the generation schedule forecast demand with actual demand; and

2.12 review the generation schedule forecast demand for consistency with Section OC1 of the Grid Code.

                           SCHEDULE 20

                      Accountable Interest

1.   Definitions: In this Schedule:

"Generating Unit" means any Generating Unit whether or not situate in England or W ales;

"Operator" means, in relation to any Generating Unit, the Authorized Electricity Operator or any other person for the time being responsible (under contract or otherwise) for the generation or sale of electricity from such unit;

"Own Generating Unit" means any Generating Unit the majority beneficial ownership of which is vested in the person or an affiliate of the person or in respect of which the person or an affiliate of the person is the Operator; and

"Underlying Interest" means, in relation to any Generating Unit, any interest arising by reason of the person or affiliate or any related undertaking of the person or affiliate (whether alone or with others):

(a) holding or being entitled to acquire an interest in the land on which the Generating Unit, or any part thereof, is built;

(b) being in partnership with or party to any arrangement for sharing of profits or cost-savings or any joint venture with any person holding or entitled to acquire an interest in the land on which the Generating Unit, or any part thereof, is built;


(c) owning any electrical plant situated on or operated as a unit with the Generating Unit (and for such purpose, any electrical plant or equipment to the possession of which the person, affiliate or related undertaking is entitled under any agreement for hire, hire purchase, conditional sale or loan shall be deemed to be owned by such person) provided always that such electrical plant shall not be deemed to be operated as a unit with any Generating Unit by reason only of connections with any other system for the transmission or distribution of electricity; or

(d) having obtained any consent under section 36 of the Act required for the construction or extension of the Generating Unit or any part thereof.

2. Accountable Interests: The rules for determining whether or not any person has an Accountable Interest in any Generating Unit and, if so, the MW in respect of which that person shall be treated as having such an Accountable Interest shall, subject to the following sections of this Schedule, be ascertained in such manner as the Executive Committee with the approval of the Director may determine being the appropriate share (namely the share representing that person's economic interest therein) in the declared net capacity of any Generating Unit.

3. Net capacity: There shall be attributed to the person the whole of the declared net capacity represented by any Own Generating Unit.

4. Determination of Accountable Interest: For the purposes of this Schedule and subject to Section 5, the person shall have an Accountable Interest in a Generating Unit (not being an Own
Generating Unit) in circumstances where:

4.1 the Operator is a related undertaking of the person or any affiliate of the person; or

4.2 the person or any affiliate of the person is in partnership with or is party to any arrangement for sharing profits or cost-savings or any joint venture with the Operator or with any third party with regard to the Operator; or

4.3 the person or any affiliate of the person has (directly or indirectly):

(a) any beneficial shareholding interest in the Operator; or

(b) any beneficial Underlying Interest in the Generating Unit; or

(c) provided or agreed to provide finance to the Operator otherwise than on arm's length terms; or

(d) provided or agreed to provide, or has determined or is responsible for determining the price (or other terms affecting the financial value) of, the fuel used in the Generating Unit.

5. No Accountable Interest: The person shall not be deemed to have an Accountable Interest in a Generating Unit where:

5.1 such Generating Unit is owned and operated by NGC under a license granted pursuant to section 6 of the Act; or

5.2 the person's interest arises wholly under the terms of the Agreement or under any electricity purchase or sale contract; or

5.3 the person's interest arises solely by virtue of arrangements for the sharing with the Operator of any Generating Unit of the risks associated with changes in the price of fuel used by the Generating Unit during the term of any contract for the provision of electricity from the Generating Unit to the person.

6. Amount of Capacity: The Pool Member submitting an Admission Application shall provide to the Executive Committee and the Director a statement identifying (in such detail and with such supporting documents or information as the Executive Committee or the Director may require) the amount of capacity in MW represented by the Registered Capacity of Generating Units in which any person who has an Accountable Interest in the Generating Unit which is the subject of the Admission Application, including the Pool Member, has an Accountable Interest, as at the date of the statement.

7. Alternative Basis of Calculations: Where the Executive Committee or the Director is satisfied that the basis of calculation used by the Pool Member is not in conformity with this Schedule, the Executive Committee or the Director may issue directions specifying an alternative basis of calculation, and the basis of calculation provided by the Pool Member shall be adjusted accordingly with effect from the date of issue of the directions or such other date as may be specified in the directions.

                           SCHEDULE 21

                     METER OPERATOR SCHEDULE

                             PART 1

                          PRELIM INARY

1.  INTRODUCTION

1.1 Definitions and constructions: The Parties and Meter Operator Parties expressly agree and acknowledge that the words and expressions listed below, and which are used for the purposes of this Schedule, shall not be capable of amendment without the consent of Meter Operator Parties, but that any word or expression which is not so listed in this Schedule but is a definition for the purposes of this Agreement and is used primarily for parts of this Agreement other than this Schedule shall, subject to paragraph 2.2.3 and without prejudice to paragraph 2.5, be capable of being amended without such consent notwithstanding that it may also be used in this Schedule:

Active Energy;
Active Power;
Agreed Procedure;
Agreed Procedures Index;
Code of Practice;
Communications Equipment;
Embedded Non-Franchise Site;
Equipment Owner;
Exports;
FMS Codes of Practice;
FMS Date;
FMS Metering Equipment;
FMS Trading Date;
Force Majeure;
Generic Dispensations;
Good Industry Practice;
Host PES;
Imports;
Invitee;
License Restricted Party;
Meter;
Metering Equipment;
Metering System;
Meter Operator Admission Application;
Meter Operator Party;
Meter Operator Party Accession Agreement;
Meter Operator Party Resignation Notice;
MVAr Metering Equipment;
New Meter Operator Party;
Non-Pooled Generator Operator;
Outstation;
Potential Operator;
Reactive Energy;
Reactive Power;
Register;
Registrant;
Second Tier Customer;
Substantial Part;
Synopsis of Metering Codes;
Tariff or relevant Tariff;
Tariff Operator; and
Third Parties.

1.2 Interpretation: Wherever a reference is made in this Schedule to a Meter Operator
Party or to an Operator, such reference shall be to a Meter Operator Party in its capacity as such Meter Operator Party or, where the context so requires, to an Operator in its capacity as Operator, but shall not refer to the person which is that Meter Operator Party or Operator in, and shall be in all cases without prejudice to, any other capacity in which such person may be party to this Agreement.

1.3  Agreed  Procedures and Codes of Practice:

1.3.1Each of the Parties and each of the Meter Operator Parties undertakes to comply with the Agreed Procedures and the Codes of Practice insofar as applicable to it.

1.3.2The Settlement System Administrator shall retain copies of all Agreed Procedures and Codes of Practice and of any other documentation referred to in such Agreed Procedures or Codes of Practice and shall provide a copy of all or any thereof to any Party or Meter Operator Party on request and may make a reasonable charge for such provision.

1.3.3 Notwithstanding the absence from time to time of its express consent, each Meter Operator Party hereby expressly acknowledges and agrees to be bound by the provisions contained in this Agreement which govern the method by which all Agreed Procedures and Codes of Practice may be, from time to time, changed or substituted and which determine the meaning in any given context of the terms the "relevant Agreed Procedure" and the "relevant Code of Practice".

1.4 Agreed Procedures and Codes of Practice: Referral to the
Director:

1.4.1 Without prejudice to paragraph 1.3.3, where any Meter Operator Party considers that any change proposed to be made to any Agreed Procedure or to any Code of Practice would have a material adverse effect on its rights and liabilities as a registered Operator, a Potential Operator or Tariff Operator as set out in this Schedule (the "proposed change"), it shall have the right in the prescribed time limits to refer the matter in writing to the Director (such referral to be copied to the Executive Committee) who shall determine, taking into account the views expressed by the Executive Committee and any Parties referred to below in this paragraph, whether such proposed change has such a material adverse effect. The Director's determination shall be final and binding for all purposes.

1.4.2For the purposes of enabling any Meter Operator Party to appeal to the Director against a proposed change to any Agreed Procedure or Code of Practice in accordance with paragraph 1.4.1, the Executive Committee shall give all Parties, Meter Operator Parties and the Director notice of the proposed changes at least fourteen clear days prior to the implementation of such proposed change in accordance with the provisions of this Agreement.

1.4.3If an appeal to the Director against a proposed change to any Agreed Procedure or Code of Practice is made within 14 days after notification by the Executive Committee pursuant to paragraph 1.4.2, the change shall not come into effect until the determination of the Director has been made and then subject to paragraph 1.4.4. If no appeal is made within the said 14 days, the change shall come into effect on the expiration of that period (or such later date as the Executive Committee may determine).

1.4.4The Director shall within 28 days of receipt of a referral
(or within such extended period as the Director shall have notified to the Executive Committee within that 28 day period as being necessary to enable him to reach a considered determination) pursuant to paragraph 1.4.1 make the determination referred to therein giving supporting reasons and:

(i) if the determination of the Director is that the proposed change does not have a material adverse effect upon the rights and liabilities as set out in Schedule 21 of the appellant Meter Operator Party as registered Operator, as Potential Operator or as Tariff Operator then the proposed change shall come into effect in accordance with the provisions of this Agreement; and

(ii) if the determination of the Director is that the proposed change does have a material adverse effect upon the rights and liabilities as set out in Schedule 21 of the appellant Meter Operator Party as registered Operator, as Potential Operator or as Tariff Operator, the Director may require that the proposed change not come into effect (in which case such proposed change shall not come into effect) or require that modifications be made to the proposed change to obviate or mitigate such material adverse effect. In the latter case the Executive Committee and each Party whose consent is required to the relevant amendment to that Agreed Procedure or, as the case may be, Code of practice, shall take all reasonable steps to implement any decision of the Director (for which reasons shall be given) requiring changes to be made to such Agreed Procedure or Code of Practice with the purposes of obviating or, where the Director considers appropriate, mitigating such material adverse effect on such Meter Operator Party.

2.   AMENDMENTS AND MODIFICATIONS

2.1 Obligations: The Parties and Meter Operator Parties expressly acknowledge and agree that each Meter Operator Party is bound only to the extent of the obligations which are expressly set out or referred to in this Schedule (including those provisions incorporated herein by reference in paragraph 24) and not by any other provision of this Agreement. Each Meter Operator Party agrees to comply with the provisions of this Schedule (including those provisions of this Agreement incorporated herein by reference in paragraph 24). The Parties and Meter Operator Parties further expressly agree that any Meter Operator Party (in its capacity as such) shall be conferred only with such rights in respect of this Agreement as are expressed to be conferred on it as Operator or Meter Operator Party pursuant to provisions which are expressly set out in this Schedule (including those provisions incorporated herein by reference in paragraph 24) or are definitions listed in paragraph 1.1.

2.2 Consent:

2.2.1The consent or agreement of any Meter Operator Party shall not be required to any modification, abrogation, amendment or suspension of any provision of this Agreement which is not expressly set out in this Schedule (and for this purpose the provisions of this Agreement incorporated herein by reference in paragraph 24 shall be deemed to be not set out in this Schedule) or which is not a definition listed in paragraph 1.1. Each Meter Operator Party hereby irrevocably waives any rights which it might be considered or held to have to consent or agree to any such modification, abrogation, amendment or suspension.

2.2.2 Where under paragraph 2.2.1 a Meter Operator Party would otherwise have a right to consent or agree to a modification, abrogation, amendment or suspension of a provision of this Agreement then that consent or agreement shall not be required in circumstances where the consent or agreement of any Party (not being the Settlement System Administrator, the Grid Operator, the Ancillary Services Provider or the Pool Funds Administrator) is also not required under this Agreement to such modification, abrogation, amendment or suspension.

2.2.3 A Meter Operator Party whose consent or approval need not by virtue of this paragraph 2 be sought or obtained to any modification, abrogation, amendment or suspension of any provision of this Agreement may refer the matter to the Director as if it were a referral under and in accordance with paragraph
1.4 (and such that the provisions of that paragraph shall apply mutatis mutandis to such referral) provided that in reaching any determination as to -whether the proposed change shall come into effect the Director shall consider the nature of the changes upon Meter Operator Parties as a class and shall not have locus stand) to consider any perceived or actual prejudice as an individual Meter Operator Party.

2.3 Authorization to amend: Without prejudice to paragraphs 2.1 and 2.2, each Meter Operator Party hereby unconditionally and irrevocably authorizes and instructs the Chief Executive and each person authorized for the purpose by the Executive Committee to sign on its behalf amending agreements to this Agreement, to execute any agreement which modifies, abrogates, amends or suspends any provision of this Agreement in circumstances where such Meter Operator Party's consent or approval is not required, and undertakes not to withdraw, qualify or revoke such authority and instruction at any time.

2.4 Notification: The Executive Committee shall notify each Meter
Operator Party of all amendments, modifications, abrogations and suspensions which are made to this Agreement for which the consent or agreement of such Meter Operator Party is not required.

2.5 Further rights: The Executive Committee shall from time to time consider any representations which Meter Operator Parties may make to the effect that there are provisions set out in the Agreement but not in this Schedule 21 and, accordingly, in respect of which Meter Operator Parties are not conferred with rights by virtue of this paragraph 2, which are operating in a manner which is having a material effect on the rights and liabilities of such Meter Operator Parties as set out herein. The Executive Committee shall consider whether, and the extent to which (if at all), such provisions should be recommended for incorporation into this Schedule 21.

                             PART 2

               ADMISSION, RESIGNATION AND REMOVAL

3.  ADMISSION

3.1 General: Subject to the following provisions of this paragraph 3, the Parties and the Meter Operator Parties shall admit as an additional party for the purposes of this Schedule only, on the terms set out in paragraph 2, any person (the "New Meter Operator Party") who applies to be admitted in the capacity of Meter Operator Party.

3.2 Procedure for admission: Admission Application: A New Meter Operator Party wishing to be admitted as an additional party for the purposes only of this Schedule, on the terms set out in paragraph 2 hereof, shall complete a Meter Operator Party Admission Application and shall deliver it to the Executive Committee together with the fee (which shall be non-refundable).

3.3 Procedure for admission as Meter Operator Party: Executive
Committee response:

3.3.1Upon receipt of any Meter Operator Party Admission
Application duly completed the Executive Committee shall notify all Parties, Meter Operator Parties and the Director of such receipt and of the name of the New Meter Operator Party.

3.3.2 Any Pool Member may by written notice to the Executive Committee, stating the grounds for the objection, object to the admission of any person in respect of which a Meter Operator Party Admission Application has been received by the Executive Committee and where any such notice of objection is received the Executive Committee:

(i) in the case of an application which the Executive Committee considers, taking into account any objection made pursuant to this paragraph, to be frivolous or vexatious, may reject such application and such rejection shall on that application be final and binding and there shall not be conferred upon the relevant New Meter Operator Party, by virtue of such rejection, any further right of appeal to the Director in respect thereof; or

(ii) in the case of an application which the Executive Committee does not consider, taking into account any objection made pursuant to this paragraph, to be frivolous or vexatious, shall refer the matter to the Director for determination and the provisions of paragraph 3.4 shall apply to such determination.

Any objection to be effective must be received by the Executive Committee within 7 days of notification by the Executive Committee of the relevant Meter Operator Party Admission Application in accordance with paragraph 3.3.1 (the "objection period"), and the Executive Committee shall disregard any notice of objection which is received outside the prescribed period. Any notice of objection shall be copied by the Executive Committee upon its receipt to all Parties, Meter Operator Parties and the Director.

3.3.3 Within 7 days of the expiration of the objection period
(the "consideration period") the Executive Committee shall notify the New Meter Operator Party and the Director either:

(a) that the New Meter Operator Party shall be admitted as a Meter Operator Party, in which event the provisions of paragraph
3.5 shall apply; or

(b) that the Executive Committee has received an objection, or objections, to the admission of that New Meter Operator Party and, on the basis thereof, considers the application to be frivolous or vexatious and for that reason is rejecting the application without further right of appeal; or

(c) that the Executive Committee has received an objection, or objections, to the admission of that New Meter Operator Party in accordance with paragraph 3.3.2 and has referred the matter to the Director in accordance with paragraph 3.4.

If the Executive Committee shall fail so to notify the New Meter Operator Party and the Director, the New Meter Operator Party may within 7 days after the expiration of the consideration period refer the matter to the Director pursuant to paragraph 3.4, in which event the provisions of that paragraph shall apply.

3.4  Procedure for application: Reference to the Director:

3.4.1 If:

(a) a notice of objection or notices of objection to the admission of the New Meter Operator Party as a Meter Operator Party within the objection period has (or have) been received and the Executive Committee has not notified the New Meter Operator Party that it is rejecting its application on the basis that those objections demonstrate that the relevant application is frivolous or vexatious; or

(b) the Executive Committee shall have failed to notify the New Meter Operator Party as provided in paragraph 3.3.3 within the consideration period, the matter may be referred by way of written application of the New Meter Operator Party, copied to the Executive Committee, to the Director for determination. The determination of the Director, which shall be made within 28 days after receipt of the said written application and shall be to the effect that the New Meter Operator Party should or should not be admitted as a Meter Operator Party for the purposes of this Schedule, shall be final and binding for all purposes. The Director shall publish reasons supporting his determination.

3.4.2

(a)  If the determination is to the effect that the New Meter
Operator Party should be admitted as a Meter Operator Party, the New Meter Operator Party shall be admitted and the provisions of paragraph 3.5 shall apply.

(b) If the determination is to the effect that the New Meter Operator Party should not be admitted as a Meter Operator Party, the New Meter Operator Party's application for admission shall lapse and be of no effect and the New Meter Operator Party shall not be, and shall not be entitled to be, admitted as a Meter Operator Party consequent upon such application (but without prejudice to any new application it may make thereafter).

3.5 Admission: If:

3.5.1 the Executive Committee shall notify the New Meter Operator
Party and the Director as provided in paragraph 3.3.3(a); or

3.5.2 the New Meter Operator Party is to be admitted as a Meter
Operator Party pursuant to paragraph 3.4,

the Executive Committee shall forthwith prepare or cause to be prepared a Meter Operator Party Accession Agreement. Subject to the Executive Committee making all notifications and filings (if any) required of it for regulatory purposes and obtaining all regulatory consents and approvals (if any) required to be obtained by it, the Executive Committee shall instruct the Chief Executive or another person authorized by the Executive Committee for the purpose to prepare a Meter Operator Party Accession Agreement and to sign and deliver the Meter Operator Party Accession Agreement on behalf of all Parties and Meter Operator Parties other than the New Meter Operator Party and the New Meter Operator Party shall also execute and deliver the Meter Operator Party Accession Agreement and, on and subject to the terms and conditions of the Meter Operator Party Accession Agreement, the New Meter Operator Party shall become a Meter Operator Party on the terms set out in paragraph 2, for the purposes of this Schedule, with effect from the date specified in such Meter Operator Party Accession Agreement (and, if no such date is so specified, the date of such Meter Operator Party Accession Agreement). The New Meter Operator Party shall pay all costs and expenses associated with the preparation, execution and delivery of its Meter Operator Party Accession Agreement. Each Party and Meter Operator Party hereby authorizes and instructs the Chief Executive and each person authorized for the purpose by the Executive Committee to sign on its behalf Meter Operator Party Accession Agreements and undertakes not to withdraw, qualify or revoke such authority and instruction at any time. The Executive Committee shall promptly notify all Parties and Meter Operator Parties and the Director of the execution and delivery of each Meter Operator Party Accession Agreement.

3.6 Additional Agreements: Upon and as a condition of admission as a Meter Operator Party, a New Meter Operator Party shall execute and deliver such further agreement and documents and shall do all such other acts, matters and things as the Executive Committee may reasonably require.

3.7 Application fees. All fees received by the Executive Committee in respect of any application by a New Meter Operator Party to become a Meter Operator Party shall be used to defray the costs and expenses of the Executive Committee and shall be paid to such account as the Executive Committee may direct. The application fee shall be pounds 250 or such other amount as the Executive Committee may, with the prior approval of the Director, from time to time prescribe.

3.8 Acknowledgment that provisions not exhaustive of being
Operator: The compliance by any person with the provisions of this paragraph 3 with regard to its admission as a Meter Operator Party shall not of itself mean that all things have been done and agreements or arrangements have been entered into with other Parties and persons such that the duly admitted Meter Operator Party is entitled or enabled to comply as an operational, physical or legal matter with its obligations, or to enjoy its rights, as an Operator under this Schedule and the provisions of this Schedule shall always be without prejudice to the rights and obligations of such Meter Operator Party under any other agreement or arrangement with such other Parties or persons.

3.9 Compliance: Each Meter Operator Party shall procure that for so long as it is a Meter Operator Party it shall at all times satisfy or otherwise comply with the admission conditions set out in its Meter Operator Party Admission Application applicable to it (and/or such further or other conditions as the Executive Committee may from time to time reasonably specify) and upon request from time to time shall promptly provide the Executive Committee with evidence reasonably satisfactory to the Executive Committee of such satisfaction and compliance.

3.10 Change of capacities:

3.10.1 Any Meter Operator Party admitted as an additional party pursuant to this paragraph 3 may apply, whether in substitution for or in addition to being a Meter Operator Party, to become a Party to this Agreement in accordance with Clause 3 of this Agreement and, if appropriate, a Pool Member in accordance with Clause 8 of this Agreement. Such Meter Operator Party shall only be entitled to become a Party and, as the case may be, Pool Member in accordance with those provisions of this Agreement.

3.10.2 Subject to the transitional arrangements set out in paragraph 23, any Party to this Agreement may, upon application to the Executive Committee and satisfaction of such conditions (if any) as the Executive Committee may reasonably require, whether in substitution for or in addition to being a Party, become a Meter Operator Party for the purposes of and on the terms set out in this Schedule.

4.   REGISTRATION OF OPERATORS

4.1 Registration: Subject to Clause 60.4, the identity of the Operator for each Metering System which the Settlement System Administrator shall take into account for the purposes of Settlement and which shall be the Operator for all purposes of this Schedule shall be as notified to the Settlement System Administrator in accordance with this Schedule and as recorded by it, for the time being and from time to time, in the Register.

4.2 Who can be Operator: The operator of any Metering System proposed to be registered with the Settlement System
Administrator or the new operator of any Metering System already so registered shall be either:

4.2.1 the Meter Operator Party specified as such in a notice served by it upon the Settlement System Administrator in accordance with the relevant Agreed Procedure and which has acknowledged its appointment therein; or

4.2.2 where no Meter Operator Party is specified pursuant to paragraph 4.2.1 or such Meter Operator Party has not acknowledged its appointment, the Registrant deemed to be Operator pursuant to Clause 60.4.4 in accordance with the provisions thereof.

4.3 Consents: Subject to Clause 60.4.9, no person shall be the Operator of a Metering System without the prior written consent of:

(i) the person (if not the Operator or Registrant in respect thereof) which is at that time the Equipment Owner;

(ii) in the case of a Metering System to be operated in respect of supplies to a Second Tier Customer, and if different from the Equipment Owner, that Second Tier Customer; and

(iii)in the case of a Metering System to be operated in respect of supplies from a Non-Pooled Generator, and if different from the Equipment Owner, that Non-Pooled Generator.

The Registrant in respect of that Metering System shall provide evidence of such consent to the Executive Committee and to the Settlement System Administrator at the time of the registration of that Meter Operator Party as Operator in respect of such Metering System. The Settlement System Administrator shall not register as an Operator in respect of such Metering System any person in respect of which evidence of consent of the Equipment Owner, and where applicable and where different, the relevant Second Tier Customer or Non-Pooled Generator, is required but has not been so provided. Where no such evidence or insufficient evidence is provided the Settlement System Administrator shall notify the relevant Meter Operator Party accordingly.

4.4  Power to prescribe new registration

4.4.1 The Executive Committee shall have the power to prescribe, from time to time, such further conditions to be imposed upon the registration of any Meter Operator Party as an Operator under this Schedule as it shall consider appropriate with the consent of the Meter Operator Parties. In the case of a Meter Operator Party, such consent shall not be unreasonably withheld or delayed and notification of such consent or reheal to consent shall be made to the Executive Committee within 7 days of its consent being requested. If any Meter Operator Party refuses to consent or does not consent within the prescribed 7 day period, the Director shall determine whether such consent was unreasonably withheld.

4.4.2 The conditions to be imposed pursuant to paragraph 4.4.1 shall be as specified from time to time in an Agreed Procedure and each Operator shall be required, upon the bringing into effect of new or revised conditions, to demonstrate to the satisfaction of the Executive Committee in accordance with the provisions of such Agreed Procedure, the ability to comply with the standards laid down therein.

4.4.3 Any Operator which is not able to demonstrate compliance with such revised standards in accordance with paragraph 4.4.2 shall at the time specified in that Agreed Procedure cease to be a Meter Operator Party for the purposes hereof, but such cessation shall be without prejudice to any right to make a future application to become a Meter Operator Party or Operator in accordance with the provisions of this Schedule.

5.   RESIGNATION

5.1 Resignation as Meter Operator Party: Subject as provided in paragraph 5.2:

5.1.1a Meter Operator Party shall be entitled at any time to resign as a Meter Operator Party by delivering a Meter Operator
Party Resignation Notice to the Secretary; and

5.1.2 such resignation shall take effect 28 days after receipt of the Meter Operator Party Resignation Notice by the Secretary.

Promptly after receipt of a duly completed Meter Operator Party Resignation Notice from a Meter Operator Party, the Secretary shall notify (for information only) all of the other Parties, Meter Operator Parties, the Executive Committee and the Director of such receipt and of the name of the Meter Operator Party wishing to resign.

5.2 Restrictions on resignation: A Meter Operator Party may not resign as a Meter Operator Party (and any Meter Operator Party
Resignation Notice delivered pursuant to paragraph 5.1.1 shall lapse and be of no effect) unless:

(i) as at the date its resignation would otherwise become effective all sums due from such Meter Operator Party to the Executive Committee or any other Party or Meter Operator Party under this Agreement or any agreement entered into pursuant to and in accordance with this Agreement (whether by or on behalf of such Meter Operator Party) and notified for the purposes of this paragraph 5.2 by the Executive Committee to such Meter Operator Party prior to the date of its resignation have been paid in full; and

(ii) the Meter Operator Party is not registered as the Operator in respect of any Metering System.

5.3 Resignation as an Operator:

5.3.1 An Operator shall be entitled at any time to resign as Operator of a Metering System by service of a duly completed notice in the form prescribed by the relevant Agreed Procedure upon the Settlement System Administrator.

5.3.2 Such resignation shall take effect (unless otherwise agreed with the Settlement System Administrator) on the date specified therein which shall be no earlier than the date specified in the relevant Agreed Procedure.

5.3.3 The Settlement System Administrator shall notify the relevant Registrant and, where applicable, Host PES of receipt by it of a notice pursuant to this paragraph 5.3 within one working day following such receipt.

5.4 Release as a Meter Operator Party: Without prejudice to Clause 66.7 as incorporated into this Schedule by paragraph 24 hereof and its accrued rights and liabilities and its rights and liabilities which may accrue in relation to the period during which it was a Meter Operator Party under this Schedule pursuant to paragraph 2 hereof or to any agreement referred to in paragraph 5.2, upon a Meter Operator Party's resignation becoming effective in accordance with paragraph 5.1:

5.4.1 such Meter Operator Party shall be automatically released and discharged from all its obligations and liabilities in its capacity as Meter Operator Party under this Schedule and any agreement referred to in paragraph 5.2; and

5.4.2 each of the other Parties and Meter Operator Parties shall be automatically released and discharged from its obligations and liabilities to such Meter Operator Party in its capacity as Meter Operator Party under this Schedule and any agreement referred to in paragraph 5.2.

Each Meter Operator Party shall promptly at its own cost and expense execute and deliver all agreements and other documentation and do all such other acts, matters and things as may be necessary to confirm such cessation, release and discharge.

6.  REMOVAL AND CESSATION

6.1 Removal as Operator by Registrant: Without prejudice to any rights under any other agreement between any Operator and any other person (which the Settlement System Administrator shall not be obliged to take into account or acknowledge for the purposes of this Agreement) and without prejudice to its accrued rights and liabilities and its rights and liabilities which may accrue in relation to the period during which it was Operator pursuant to this Schedule, the Registrant of any Metering System may remove the Operator of such Metering System upon service of a duly completed notice in the form prescribed by the relevant Agreed Procedure to be served upon the Settlement System Administrator (with a copy to be served upon the relevant Second Tier Customer (if any) or Non-Pooled Generator (if any)) and such notice to take effect (unless otherwise agreed with the Settlement System Administrator) on the date specified therein which shall be no earlier than the date specified in the relevant Agreed Procedure. The Settlement System Administrator shall notify the relevant Operator and, where applicable, Host PES of the receipt by it of a notice pursuant to this paragraph 6.1 following such receipt.

6.2 Removal as Operator or Meter Operator Party for cause:
Subject:

6.2.1 to good cause for the removal of a Meter Operator Party as
(i) Operator in respect of one or more, but not all, Metering Systems in respect of which it is the Operator, or (ii) as Meter Operator Party in respect of all, but not some, Metering Systems in respect of which it is the Operator, having been demonstrated to the satisfaction of the Executive Committee; and

6.2.2  as provided in paragraphs 6.3 and 6.4,

an Operator (where removal is in respect of one or more, but not all, such Metering Systems) or, as the case may be, a Meter
Operator Party (where removal is in respect of all such Metering
Systems), may at any time be removed by:

(a) resolution of the Executive Committee passed by a majority of not less than 75% of the total votes of all Committee Members which may be exercised whether or not any such Committee Member is present in accordance with the provisions of this Agreement; and

(b) the giving by the Executive Committee to the Operator or, as the case may be, Meter Operator Party after such resolution has been passed or deemed effective (which the Executive Committee shall promptly do) of not less than 28 days' notice in writing of such removal.

6.3 Good cause for removal: Good cause for the purposes of paragraph 6.2.1 may include the following:

6.3.1the failure by the Operator or Meter Operator Party as Operator in any persistent, material respect or in any single, major respect to perform or comply with any of the obligations expressed to be assumed by it under this Schedule and such default (if capable of remedy) is not remedied within a reasonable period of time after the Executive Committee has given notice to that Operator or, as the case may be, Meter Operator Party of the occurrence thereof and requiring the same to be remedied; and

6.3.2 in the case of removal as a Meter Operator Party, where a Meter Operator Party:

(a) is unable to pay its debts (within the meaning of section 123(1) or (2) of the Insolvency Act 1986) or has any voluntary agreement proposed in relation to it under section 1 of that Act or enters into any scheme of arrangement (other than for the purpose of reconstruction or amalgamation upon terms and within such period as may previously have been approved in writing by the Executive Committee);

(b) has a receiver (which expression shall include an administrative receiver within the meaning of section 29 of the Insolvency Act 1986) of the whole or any material part of its assets or undertaking appointed;

(c) has an administration order under section 8 of the Insolvency Act 1986 made in relation to it;

(d) passes any resolution for winding-up other than a resolution previously approved in writing by the Executive Committee; or

(e) becomes subject to an order by the High Court for winding-up.

For the purposes of paragraph (a) above the Meter Operator Party shall not be deemed to be unable to pay its debts if any such demand as is mentioned in the said section is being contested in good faith by the Meter Operator Party with recourse to all appropriate measures and procedures.

For the avoidance of doubt, the Parties and Meter Operator
Parties hereby acknowledge and agree that a resolution of the Executive Committee to remove the Operator as Operator or a Meter
Operator Party as Meter Operator Party shall not, of itself, constitute good cause.

6.4 Referral to the Director: An Operator or, as the case may be, a Meter Operator Party may in writing within the 28 day period referred to in paragraph 6.2(b) refer a decision of the Executive Committee to remove it for cause pursuant to paragraph
6.2 to the Director. Where such referral is made in accordance with this paragraph 6.4, the removal of such Meter Operator Party as Operator or, as the case may be, Meter Operator Party for cause shall not become effective until such time as the Director determines, in accordance with paragraph 6.5, that good cause exists for such removal.

6.5 Determination by Director: The Director, upon any referral being made pursuant to paragraph 6.4, shall determine whether there is good cause within the meaning of this paragraph 6 for the removal of such Meter Operator Party as Operator or, as the case may be, as Meter Operator Party, within 28 days of the receipt of the written referral of the decision of the Executive Committee. Any decision of the Director that there is, or is not, good cause for removal shall be final and binding on the Parties and Meter Operator Parties. Where the Director determines that there is not good cause for the removal of a Meter Operator Party, the relevant decision of the Executive Committee shall lapse and cease to be effective and such Meter Operator Party shall not be removed as Operator or, as the case may be, Meter Operator Party by virtue of the passing of that resolution.

6.6 Notification of removal: Within 7 days of any Operator or Meter Operator Party being removed for cause in accordance with the provisions of this paragraph 6, the Secretary shall notify all Parties, Meter Operator Parties, relevant Second Tier Customers, relevant Non-Pooled Generators and the Director in accordance with the provisions of this Agreement of the identity of the relevant Operator or, as the case may be, Meter Operator Party and of the fact of its removal.

6.7 Right to representation: Any Party or Meter Operator Party against whom the Executive Committee is considering exercising powers pursuant to this paragraph 6 shall have the right to representation at any meeting of the Executive Committee which considers the exercise of such powers.

6.8 Cessation as Operator: An Operator of any Metering System shall cease to be the Operator therefor when the Plant or Apparatus in respect of such Metering Equipment ceases to be connected at the relevant Site.

6.9 Cessation as Meter Operator Party: Without prejudice to any rights under any other agreement between an Operator and any other person (which the Settlement System Administrator shall not be obliged to take into account or acknowledge for the purposes of this Agreement) and without prejudice to its accrued rights and liabilities and its rights and liabilities which may accrue in relation to the period during which it was a Meter Operator Party under this Schedule, an Operator shall cease to be a Meter Operator Party where it has not been registered by the Settlement System Administrator (save in the case of manifest error or bad faith on the part of the Settlement System Administrator) as an Operator in respect of any Metering System registered with the Settlement System Administrator for any consecutive period of fifteen months.

6.10 Termination of Rights and Obligations under this Agreement:
A Meter Operator Party shall only cease to be party to this Agreement in the capacity as a Meter Operator Party in the circumstances and to the extent specified in either paragraph 4, 5 or 6.

6.11 Rights and liabilities as Party: Where any Party which is also a Meter Operator Party resigns as, is removed as, or ceases to be, a Meter Operator Party for the purposes of, and in accordance with, this Schedule, such resignation, removal or cessation shall be without prejudice to all past, present and future accrued and accruing rights and liabilities of that Party as Party in any capacity whatsoever other than as Meter Operator Party.

6.12 Paragraph exhaustive: The Parties and Meter Operator Parties agree that the foregoing provisions of this paragraph 6, when read with the provisions referred to in this paragraph, are exhaustive of cessation as a Meter Operator Party and of cessation of rights and liabilities as a Meter Operator Party.

                             PART 3

                METER OPERATOR'S RESPONSIBILITIES



7.  OBLIGATION TO ENSURE COMPLIANT METERING EQUIPMENT

7.1 General Obligation and Commercial Boundary:

7.1.1 There must always be one and, at any point in time, no more than one Operator for each Metering System which is registered with the Settlement System Administrator.

7.1.2   All Metering Systems at the site of a Non-Pooled
Generator, which are part of the same Metering Equipment, must have the same Operator.

7.1.3 Each Operator shall ensure there is installed a Metering System complying with the provisions of this Schedule and Part XV of this Agreement which meets the required levels of accuracy at the commercial boundary at each Site for which it is the Operator and which is as close as reasonably practicable to that commercial boundary taking into account relevant financial considerations. The Parties and Meter Operator Parties acknowledge and agree that Metering Equipment at Power Stations either existing or under construction at the Effective Date might not be situated at the commercial boundary. In such cases, loss adjustment factors may be applied after the Effective Date subject to it being demonstrated to the reasonable satisfaction of the Settlement System Administrator that such loss adjustment factors have been correctly derived.

7.1.4 To the extent that the required levels of accuracy referred to in paragraph 7.1.3 depend upon associated current and voltage transformers which are not in the ownership or control of the relevant Operator, the relevant Equipment Owner agrees to take reasonable steps to assist the Operator in complying with its obligations under paragraph 7.1.3 by the maintenance and repair of such current and voltage transformers in accordance with the provisions of this Schedule provided that this paragraph 7.1.4 shall be without prejudice to any right to charge for the same and provided further that an Equipment Owner shall not be required by this paragraph 7.1.4 to take steps which would cause it to be in breach of its obligations under its License, its Nuclear Site License (as defined in paragraph 21.9(a)), the Grid Code or any Distribution Code.

7.2 Description of Metering Equipment:

7.2.1 Metering Equipment and its component parts shall comply, as a minimum, with the requirements referred to or set out in any relevant Code of Practice or shall be the subject of, and comply with, a dispensation agreed in accordance with paragraph 14.

7.2.2 Metering Equipment comprising a Metering System shall use such communication protocols selected, with the approval of the Settlement System Administrator, as appropriate for that Metering Equipment from a list of communication protocols approved and maintained from time to time by the Settlement System Administrator.

7.3  Accuracy of Metering Equipment:

7.3.1 The Metering Equipment comprising any Metering System shall be accurate within the prescribed limits for such Metering Equipment referred to or set out in the relevant Code of Practice except only in the case where such Metering Equipment is the subject of, and complies with, a dispensation relevant to those prescribed limits agreed in accordance with paragraph 14.

7.3.2The accuracy limits referred to in the relevant Code of Practice shall be applied after adjustments have been made to Metering Equipment to compensate for any errors due to measuring transformers and connections thereto. Beyond the ranges specified in the relevant Code of Practice and power factors other than unity or zero (as the case may be) limits of accuracy will depend on the characteristics of the individual meters and measuring transformers specified for the Metering Equipment. Such levels of accuracy will, in the event of any uncertainty or dispute, be specified by the Executive Committee.

7.4 Calibration of Metering Equipment: Each Operator shall ensure that all Metering Equipment which is registered with the Settlement System Administrator pursuant to this Agreement and for which it is Operator pursuant to this Schedule shall be calibrated in order to meet the accuracy requirements referred to in paragraph 7.3.1 and otherwise in accordance with the relevant Code of Practice or, where appropriate, any relevant dispensation agreed in accordance with paragraph 14. Subject to paragraph 21, the Settlement System Administrator and the Pool Auditor shall be granted access to all such Metering Equipment and any other Plant or Apparatus on any Site in order to inspect the basis of any adjustments made to Metering Equipment.

8.  MAINTENANCE OF METERING EQUIPMENT

8.1 Proper order: Each Operator shall at its own cost and expense (but without prejudice to its right to charge any other person for such service pursuant to another agreement or arrangement) keep in good working order, repair and condition all Metering Equipment in respect of which it is the Operator to the extent necessary to allow the correct registration, recording and transmission of the requisite details of the quantity of Active Energy and/or Reactive Energy measured by the relevant Meter.

8.2 Inspection and Testing:

8.2.1No less frequently than such period as may be specified in the relevant Code of Practice each Operator shall carry out a routine test of the accuracy of all Metering Equipment in respect of which it is the Operator. The Operator shall also carry out a test of the accuracy of all Metering Equipment in respect of which it is the Operator and which replaces defective or inaccurate Metering Equipment as soon as is reasonably practicable after its installation. Such Operator will give the Settlement System Administrator and the Registrant at least 15 days' prior written notice of the date, time, place and nature of every such test and the Settlement System Administrator and Host PES and the Registrant shall have the right to attend such test should it so require. Any such test as envisaged in this paragraph 8.2.1 shall comply with the relevant Code of Practice.

8.2.2 If either:

(a) the Settlement System Administrator has reason to believe that the Metering Equipment which an Operator is required to maintain for the purposes of this Schedule is not performing within the prescribed limits of accuracy referred to in paragraph 7.3.1; or

(b) such Operator or any other Party or Meter Operator Party has reason to believe there is any such failure to so perform,

then, in the case of (b), such Operator, such other Party or such Meter Operator Party shall notify the Settlement System
Administrator, the Registrant of the relevant Metering System and the Host PES (if any) and, in any case, the Settlement System
Administrator:

(i) shall (if so requested by any Party or Meter Operator Party) and (in any other case) may, without giving notice to the relevant Operator or Registrant, inspect such Metering Equipment and make such tests as the Settlement System Administrator shall deem necessary to determine its accuracy; or

(ii) in any other circumstances require the relevant Operator promptly to test the accuracy of the same but in any event within 24 hours of receiving notification of such requirement pursuant to this paragraph 8.2.2, whereupon the relevant Operator shall carry out such test. Such test shall comply with the relevant Code of Practice and shall take place in the presence of the Settlement System Administrator, if it so requires.

Further, if an Operator has reason to believe that the Metering Equipment in respect of which it is the Operator is incorrectly recording data for any reason, it shall notify the Settlement System Administrator, the Registrant in respect of the relevant Metering System and the Host PES (if any).

8.2.3Recovery of costs for non-routine testing (1): Subject to paragraph 8.2.4, the costs of any such test referred to in this paragraph 8.2 shall be home by the Operator responsible Or the maintenance of the relevant Metering Equipment (but without prejudice to its right to charge any other person for such service pursuant to another agreement or arrangement), save that the Settlement System Administrator shall bear the costs of its nominee's attendance thereat (subject to its right to recover the same through its charges).

8.2.4Recovery of costs for non-routine testing (2): Where any Metering Equipment passes all inspections and tests required pursuant to paragraph 8.2.2 or the test is in respect of Metering Equipment where the Operator is the deemed Operator pursuant to Clause 60.4.4, the costs of such inspections and tests shall, in the case of paragraph (a) of that paragraph, be home by the Settlement System Administrator (subject to its right to recover the same through its charges) and, in the case of paragraph 8.2.2(i) where a test is required by another Party or Meter Operator Party, be borne by such other Party or Meter Operator Party which shall reimburse the relevant Operator its costs on demand.

8.3 Sealing: Metering Equipment shall be as secure as is practicable in all the circumstances and for this purpose:

(a)  all Metering Equipment shall comply with the relevant Agreed
Procedure; and

(b)  the Executive Committee and the Settlement System
Administrator shall
regularly review Agreed Procedures for security arrangements in relation to Metering Equipment.

8.4 Defective Metering Equipment: If at any time any Metering Equipment or any part thereof is destroyed or damaged or otherwise ceases to function, or is found to be outside the prescribed limits of accuracy referred to in paragraph 7.3.1, the Operator therefor shall, subject to compliance with its obligations under paragraph 8.3, promptly adjust, renew or repair the same or replace any defective component so as to ensure that the relevant Metering Equipment is back in service and operating within the prescribed limits of accuracy as quickly as is reasonably practicable in all the circumstances.

9.  MAINTENANCE OF RECORDS AND PROVISION OF INFORMATION

9.1 Information:

9.1.1 An Operator shall inform the Settlement System A dministrator of all relevant information relating to the Metering
Equipment in respect of which it is the Operator, including any new or substituted Metering Equipment, and as may be required by the relevant Agreed Procedure.

9.1.2 All Meter Operator Parties shall give to the Settlement System Administrator all such information regarding Metering Equipment as the Settlement System Administrator shall reasonably require for the proper functioning of the Settlement System including information regarding the dates and time periods for installation of new Metering Equipment and the dates and periods when Metering Equipment is out of service.

9.1.3 All Meter Operator Parties shall give to the Pool Auditor all such information regarding Metering Equipment as the Pool Auditor shall reasonably require for the purposes of carrying out its functions under Part IX of this Agreement including information regarding the dates and time periods for installation of new Metering Equipment and the dates and periods when Metering Equipment is out of service and a copy of any record maintained in accordance with paragraph 9.2.

9.2 Records: Each Operator shall maintain a record in relation to each Metering System for which it is the Operator detailing all relevant matters as may be required by the relevant Code of Practice relating to the calibration of the Metering Equipment comprising each such Metering System including the dates and results of any tests, readings, adjustments or inspections carried out and the dates on which any seal was applied or broken, the reason for any seal being broken and the persons attending any such tests, readings, inspections or scalings. Such records shall also include any other details as may be reasonably required by the Settlement System Administrator. Each Operator shall pass such records or copies of the same to its successor as Operator in relation to any Metering Equipment. Any such records shall be complete and accurate and retained for the life of the relevant item of Metering Equipment. The Registrant in respect of any Metering Equipment shall be entitled to receive copies of all such records free of charge.

9.3 A Meter Operator Party shall permit the Pool Auditor unrestricted access to Metering Equipment forming part of any Metering System in respect of which it is Operator and all data used, information held and records kept by it or its agents in operating that Metering Equipment and shall make available members of its staff to explain the operation of that Metering Equipment and such other issues as the Pool Auditor considers relevant.

                             PART 4



  RIGHTS AND RESPONSIBILITIES RELATING TO THE SETTLEMENT SYSTEM
                          ADMINISTRATOR

10.   INSPECTIONS AND READINGS

10.1 Inspections: The Settlement System Administrator shall procure that all Metering Equipment comprising any Metering System which is registered with it for the purposes of the Settlement System is inspected and read by it or on its behalf not less than once in every three months for general and reconciliation purposes and shall give the Registrant and Operator notice thereof in accordance with the relevant Agreed Procedure.

10.2 Written reports: The Settlement System Administrator and the Operator shall keep written reports of all such inspections and readings as are referred to in paragraph 10.1 in accordance with sub-section 6.6 of Schedule 4 and the Settlement System Administrator shall provide copies in accordance with the relevant Agreed Procedure of such written reports to each Registrant whose Consumer Metered Demand determined in accordance with the Pool Rules is calculated by the Settlement System Administrator using data from such Metering System.

11.  DATA COLLECTION

11.1 Collection, Retrieval, Validation and Estimation of Data:
The Settlement System Administrator will notify the relevant Registrant, Operator and Host PES where, as determined by the relevant Agreed Procedure, it has reasonable grounds to believe or has established that data required from any Metering Equipment for the functioning of the Settlement System in accordance with this Agreement is incomplete, inaccurate or has not been received, such notice to include details of the relevant Metering Equipment and data which the Settlement System Administrator believes or has established is incomplete, inaccurate or has not been received. The Settlement System Administrator shall investigate and remedy the defect in accordance with the relevant Agreed Procedure taking into account the following priorities in the following order:

(a) the need to obtain accurate data;

(b) the need to apply verification procedures;

(c) the need to produce edited or substitute data where it is incorrect or unavailable.


11.2 Corrected, completed or received data: Once the Settlement
System Administrator has remedied the defect identified in accordance with paragraph 11.1, it will notify the relevant
Registrant, Operator and Host PES :

(a) in the case of data which it has established was inaccurate, of the validated data; and

(b) in the case of data which it has established is incomplete or which has not been received, of the edited or substitute data, in each case established according to the relevant Agreed Procedure.

12. POLICING BY THE SETTLEMENT SYSTEM ADMINISTRATOR

Policing: The Settlement System Administrator shall make or shall procure arrangements for spot visits to metering sites by suitably qualified inspectors in order to monitor compliance by Registrants and Operators of their obligations under Part XV of this Agreement and this Schedule, the appropriate Code of Practice and the Agreed Procedures. The sites chosen for, and the conduct of, such policing shall be determined by the Settlement System Administrator. The extent of policing shall be in accordance with instructions given to the Settlement System Administrator from time to tune by the Executive Committee in accordance with the SSA Arrangements.
                          499

                        PART 5

          CODES OF PRACTICE AND DISPENSATIONS



13.  CODES OF PRACTICE

13.1 Relevant Code of Practice: Subject to paragraph
13.2 and subject to the transitional arrangements described in paragraph 13.4, the relevant Code of Practice in respect of Metering Equipment shall be determined by reference to the version of the Code of Practice which is expressed to be applicable to that Metering Equipment at the time that the Metering System comprised therein is registered with the Settlement
System Administrator for the first time, and such Metering Equipment shall only be required, save as provided in paragraph 13.2, to comply with such Code of Practice, and not with any Code of Practice which in any respect later amends, modifies or supersedes such Code of Practice, and references to the relevant Code of Practice in Part XV of this Agreement and this Schedule shall be construed accordingly.

13.2 Saving: Notwithstanding the provisions of paragraph 13.1:

(a) without prejudice to sub-paragraphs (b) and (c) below, FMS Metering Equipment which is installed, or in the course of being installed, on the FMS Date, shall only be required to comply with the applicable FMS Code of Practice with which it would have been required to comply were this paragraph 13 not in effect;

(b)  where any material change is made to the Metering
Equipment comprising a Metering System, details of the changes made shall be given immediately by the Operator in respect of that Metering System to the Settlement
System Administrator (with a copy to the Registrant of that Metering System) who shall note the same on the Register pursuant to Clause 60.5. The noting of that change on the Register shall be deemed (but no other entry made on the Register shall be deemed) to constitute a registration of that Metering System comprised in that Metering Equipment for the purposes of paragraph 13.1, and the Code of Practice current at the time of that deemed new registration shall, from that time, be the relevant Code of Practice in respect of that Metering Equipment;

(c) in sub-paragraph (b) above, the term "material change" shall mean a change to the Metering Equipment other than: -

(i) a change by way of repair, modification or replacement of any component which is not in the judgment of the Operator, acting as a reasonable
Operator in all the circumstances, a substantial part of the Metering Equipment (a "Substantial Parts); and

(ii) a change to another part or other parts of the Metering Equipment, each of which is not of itself (and where taken together with other such changes, these changes together are not) a Substantial Part (determined as in (i) above) of the Metering Equipment, necessitated in the judgment of the Operator, acting as a reasonable Operator in all the circumstances, by any change under (i) above, in each case even where an enhanced or equivalent component is used for the repair, modification or replacement rather than an identical component; and

(d) Metering Equipment shall at all times comply with the latest version of the Code(s) of Practice which contains the requirements for the calibration, testing and commissioning of Metering Equipment.

13.3 Record of Codes of Practice: The Executive Committee shall record in the Synopsis of Metering Codes each Code of Practice and the date at which that Code becomes effective as the relevant Code of Practice in respect of Metering
Equipment comprising a Metering System registered or, in accordance with paragraph 13.2(b), re-registered at that date or thereafter.

13.4 FMS Codes of Practice: On or after the FMS Trading Date and in relation to any period on or after this date any relevant Code of Practice for the purposes of this Agreement shall be an FMS Code of Practice.

14.  DISPENSATIONS

14.1 Dispensations:


(a) If for financial reasons or reasons of practicality a Metering System or
Metering Equipment does not comply with some or all of the requirements of the relevant Code of Practice or the requirements in relation to the commercial boundary of paragraph 7.1.Z, the Registrant or potential Registrant of such Metering System or, as the case may be, Operator or Potential Operator of such Metering Equipment with the consent of such Registrant or, in the case of Potential Operators only, such potential Registrant, may make an application to the Executive Committee for a dispensation from such requirements. The Executive Committee shall consider and agree, on such conditions (if any) as it shall deem fit, or dismiss such application in accordance with the relevant Agreed Procedure and this paragraph 14.

(b) The Executive Committee shall have the right to agree from time to time, in accordance with the relevant Agreed Procedure, dispensations from the requirements referred to in sub-paragraph (a), on such conditions (if any) as it shall deem fit, attaching generally to any item of Metering Equipment ("Generic Dispensations"). Generic Dispensations may be agreed upon the application of a Party or Meter Operator Party or be initiated by the Executive Committee at its discretion.

(c) Before agreeing any dispensation (including any Generic Dispensation), the
Executive Committee shall be obliged to seek and to obtain:

(i) in the case of a dispensation from a Code of Practice, the approval and agreement of those Parties whose approval and agreement is required in accordance with the definition of Code of Practice in respect of an amendment to or substitution of the Code(s) of Practice from which a dispensation is sought;

(ii) the prior written consent (not to be unreasonably withheld or delayed) of the Settlement System Administrator where applicable in accordance with Clause 6.3;

(iii)     in the case of a dispensation from the
requirements of paragraph 7.1.2 relating to the commercial boundary, the prior written consent (not to be unreasonably withheld or delayed) of the Grid Operator where applicable in accordance with Clause 6.5; and

(iv) in the case of a dispensation from the requirements of paragraph 7.1.2 relating to the commercial boundary, the prior written consent (not to be unreasonably withheld or delayed) of the Ancillary Services Provider where applicable in accordance with Clause 6.6.

Where, in accordance with (i) above, the amendment of the relevant Code of Practice would require the approval of the Suppliers in separate general meeting such approval shall be deemed to be given by a resolution of the Executive
Committee to agree the relevant dispensation, save where any representative of any Supplier elects, upon that resolution, to refer the matter to a separate general meeting of Suppliers in which case, such meeting shall be convened and held in accordance with the provisions of Clause 13.2, and shall determine by resolution whether or not the approval and agreement of Suppliers to that dispensation be given in accordance with this paragraph
14.1.

14.2 Record of dispensations: The Executive Committee shall maintain, in accordance with the relevant Agreed Procedure, an up-to-date record of all dispensations agreed pursuant to this paragraph 14. The Executive Committee shall provide a duplicate copy of any such record to the Settlement
System Administrator and shall provide the Settlement
System Administrator with details of all amendments made to such record as soon as reasonably possible after the making of such amendment.

14.3 Existing dispensations: The Parties acknowledge that, prior to 1st April, 1993, dispensations (within the meaning of this paragraph 14) were agreed by the Executive
Committee as if this paragraph 14 were at such time in full force and effect and agree that the record identified as such as at 1st April, 1993 is the definitive list of such dispensations. The Parties further agree that such dispensations shall be deemed, with effect from the date at which they were agreed, to have been effectively agreed in accordance with the provisions of this paragraph 14 (as formerly incorporated into this Agreement as Clause 60.10) as in force as at 1st April, 1993. This paragraph 14 shall be without prejudice to any claim an Operator or person acting as Operator:-

(i) may have as at 31st March, 1993 against a Supplier arising out of any agreement between such Operator (or such person acting as Operator) and such Supplier or out of any representation; or

(ii) may have against a Supplier arising out of facts and circumstances in existence prior to or as at 31st March, 1993, which relates to the installation by such Operator or such person acting as Operator of any Metering System installed or being installed as at the EMS Date or the installation of which was commenced prior to the EMS Date, and which relates to a Metering System which, by virtue of a dispensation granted pursuant to this paragraph 14, is not required by that Supplier.

14.4 Appeals: Any dispensation from the requirements of a Code of Practice or from the requirements relating to the commercial boundary of paragraph 7.1.2 agreed in accordance with this paragraph 14 shall be capable of being appealed in accordance with the provisions of paragraph 19.1, provided that no dispensation shall be considered to be agreed in accordance with this paragraph upon any appeal being granted where the approval and agreement of the relevant Parties as referred to in paragraph 14.1(c) has not been obtained.

                           PART 6

                 FURTHER RIGHTS OF OPERATORS

15.  OWNERSHIP AND USE OF DATA

15.1 Ownership of data: The Registrant of any Metering
System shall own the data acquired therefrom provided that (and each Registrant hereby expressly agrees and acknowledges that) a Second Tier Customer or Non-Pooled
Generator of that Registrant in respect of which such data is generated shall be entitled at all times without charge by the Registrant to access, obtain and use such data and provided further that:-

(i) such access, obtaining or use, or the method of such access, obtaining or does not interfere with the operation of Settlement;

(ii) nothing in this paragraph 15.1 shall require the Registrant actively to provide such data to such Second Tier
Customer or Non-Pooled Generator or so to provide such data free of charge; and

(iii)  such access shall not be by using any
communications link used by the Settlement System
Administrator for the purposes of Clause 60.6 without the prior written consent of the Settlement System
Administrator.

15.2 Use of data: The Settlement System Administrator and the Pool Auditor for the purposes of the performance by the Pool Auditor of its functions under Part IX of this Agreement are hereby authorized to use all data which is owned by the Registrant pursuant to paragraph 15.1 as may be permitted pursuant to this Agreement, and the Settlement System Administrator or, as the case may be, the Pool Auditor may only release such data to others to the extent set out in this Agreement. It is hereby expressly agreed that the Settlement System Administrator is permitted to and shall against request and payment of a reasonable charge therefor release to a Second Tier Customer or Non-Pooled Generator such data relating to it as is referred to in paragraph 15.1.

15.3 Communications Equipment use: Communications Equipment need not be dedicated exclusively to the provision of data to the Settlement System Administrator for the purposes of Settlement provided that any other use shall not interfere at any time with the operation of Settlement and subject also to the relevant provisions (if any) in the relevant Tariff.

16.  CHANGES OF SUPPLIERS

Change of Supplier: Where notice is served on the Settlement System Administrator in the form prescribed by the relevant Agreed Procedure by a proposed Registrant of an existing Site which is the point of supply of a Second Tier Supplier or Second Tier Customer or Non-Pooled Generator, the proposed Registrant and the Operator or proposed Operator (where the existing Operator is to be replaced) shall confirm that the Metering System required for the purposes of this Schedule and Part XV of this Agreement will be installed and Commissioned at the Site by the date required by the relevant Agreed Procedure.

17.  ATTENDANCE AT MEETINGS AND RIGHTS OF REPRESENTATION

17.1 Attendance at Pool Members meetings:

17.1.1 Any notice convening any general meeting of Pool Members including any adjournment thereof in accordance with Clause 9.5 shall be additionally given to all Meter Operator Parties and be given in accordance with the provisions of that Clause. The accidental omission to give notice of a meeting to any Meter Operator Party entitled to receive notice shall not invalidate the proceedings at that meeting.

17.1.2 Each Meter Operator Party (or its duly appointed representative) shall have the right to attend at each general meeting of Pool Members and shall have the right to speak (but not to vote) thereat.

17.1.3 The Secretary shall circulate any minutes circulated in accordance with Clause 10.10 additionally to Meter Operator Parties in accordance with the provisions thereof.

17.2 Attendance at meetings of the Executive Committee, and sub-committees and sub-groups of the Executive Committee:

17.2.1 One representative for all Meter Operator Parties selected in accordance with paragraph 17.3 (a "Meter
Operator Party Representative") shall be entitled to attend and speak (but not to vote) at meetings of the Executive
Committee or at meetings of any sub-committee or sub-group of the Executive Committee on behalf of all Meter Operator
Parties and shall be entitled to appoint from time to time alternates and delegates to assist him in those functions, where matters directly concerning the functions, duties or responsibilities of Operators, individually or collectively, have been identified or advised in the agenda for that meeting to be circulated pursuant to Clause 18.1.4 or, as the case may be, Clause 20.1.

17.2.2 Notice of meetings of the Executive Committee or meetings of any sub-committees or sub-group at which the relevant Meter Operator Party Representative is entitled to attend shall be given to him, together with all prescribed accompanying documentation and agendas, in accordance with Clause 18.1 or, as the case may be, Clause 20.1. The Meter
Operator Party Representative shall as soon as is reasonably practicable copy such notice together with such accompanying documentation to all Meter Operator Parties.

17.2.3 The relevant Meter Operator Party Representative shall be entitled to receive copies of all minutes of meetings which he was enticed to attend and which the Secretary is required to circulate in accordance with Clause
18.1.6 or, as the case may be, Clause 20.1 in accordance with the provisions thereof. Such Meter Operator Party Representative, if he attended the relevant meeting, shall notify his approval or disapproval of the minutes to the Secretary no later than ten working days after receipt thereof and, if he fails to do so, he shall be deemed to have approved the same.

17.3  Appointment of representative for Meter Operator
Parties: The Director shall nominate from time to time a representative who shall represent the collective and individual interests of Meter Operator Parties under this Agreement. Such representative shall be drawn from those Meter Operator Parties which are not represented at the Executive Committee in any other capacity pursuant to the provisions of this Agreement.

17.4 Class representation: The Executive Committee or any sub-committee or sub-group thereof shall be entitled to assume that any Meter Operator Party Representative represents the interests of Meter Operator Parties as a class and, where appropriate, represents any affected specific individual interests and, in considering matters or exercising its powers or discretions under this Agreement, the Executive Committee or any sub-committee or sub-group Thereof shall not be obliged to seek, nor to take account of, the views, comments or consent or otherwise of any ocher Meter Operator Party.

                           PART 7

               FAILURE TO COMPLY AND DISPUTES

18.  FAILURE TO COMPLY WITH OBLIGATIONS
Defective Metering Equipment: Subject to the provisions of Clause 60.4.9, in the event that an Operator cannot or does not comply with its obligations to repair, adjust or replace or renew any defective component pursuant to paragraph 8.4, the Settlement System Administrator shall have the right to carry out or procure there is carried out such repair, adjustment, replacement or renewal and to recover its own costs, expenses and profit thereon from such Operator forthwith on demand or, where the Settlement System Administrator, having taken reasonable steps to recover such costs, expenses and profit from the relevant Operator is unable so to recover within a reasonable period of time, from the Registrant in respect of that Operator subject thereto forthwith on demand (such profit to be equivalent to the Handling Charge on such costs and expenses, as defined in sub-section 1.1 of the Appendix to Schedule 4).

19.  DISPUTES

19.1 Disputes which may involve a Meter Operator Party: Any dispute regarding Metering Equipment (other than a dispute referred to in Clause 60.11.1 or one arising out of any decision made pursuant to paragraph 6.2, which in the latter case shall be determined in accordance with the provisions of that paragraph) shall be referred to the Executive Committee. If any Party or Meter Operator Party is not satisfied with the decision of the Executive Committee, the matter may be referred by such Party or Meter Operator Party to arbitration in accordance with Clause 83 of this Agreement as incorporated into this Schedule by paragraph 24.

19.2 Tests to determine disputes: Any testing of Metering Equipment required to settle any dispute (including a dispute under Clause 60.11.1) will, prima-facie, be carried out by the relevant Operator on the relevant Metering Equipment mounted in its operational position in the presence of the Settlement System Administrator acting on behalf of the Executive Committee and in the presence of the Host PES. All testing will be carried out in accordance with the relevant Code of Practice or, where applicable, any relevant dispensation agreed in accordance with this Schedule. The test performance of any Metering Equipment shall be compared with calibrated test equipment by one of the following methods:

(a) injecting into the measuring circuits (i.e. excluding the primary current and voltage transformers) and comparing the readings or records over such period as may be required by the relevant Code of Practice or, where applicable, any relevant dispensation agreed in accordance with this Schedule to ensure a reliable comparison; or

(b) where practicable, operating the calibrated test equipment from the same primary current and voltage transformers as the Metering Equipment under operating conditions. The readings or recordings of the Metering Equipment and the calibrated test equipment shall be compared over such period as may be required by the relevant Code of Practice or, where applicable, any relevant dispensation agreed in accordance with this Schedule; or

(c)  in exceptional circumstances, such other method as may
be specified by the      Settlement System Administrator.

19.3 Laboratory tests: Metering Equipment which fails any test whilst in its operational position shall be tested under laboratory conditions in accordance with the relevant
Code of Practice.

19.4 Witnesses: No more than two persons representing all interested Parties or Meter Operator Parties nominated by the Executive Committee (including the Host PES) in addition to the Settlement System Administrator will be entitled to witness tests taken as a result of a dispute, including tests confirming the calibration of test equipment, or inspect evidence of valid calibration, or valid calibration certificates, as appropriate.

19.5 Saving: It is hereby expressly acknowledged and agreed by the Parties that the resolution of any dispute referred to in Clause 60.11.1 shall in all cases be without prejudice to the bringing or pursuing of any claim, by or against, or the resolving of any issue between any one or more of such Parties or any other Party arising out of the same facts or circumstances, or facts or circumstances incidental to the facts and circumstances giving rise to such dispute or upon the basis of which such dispute has been resolved, in favour of, or against, a Meter Operator Party or Meter Operator Parties.

19.6 Release of data: Upon the request of any Party or Meter Operator Party which is a party to a dispute referred to in paragraph 19.1 any relevant data derived from any Metering System may be submitted by the Settlement System
Administrator to the body then having jurisdiction in respect of the relevant dispute for the purposes of resolving such dispute.

                           PART 8

                   LIMITATION OF LIABILITY

20.  LIMITATION OF LIABILITY

20.1 Limitation of liability: Subject to paragraph 20.2 and save where any provision of this Agreement provides for an indemnity, each Party and each Meter Operator Party agrees and acknowledges that no Party nor Meter Operator Party (excluding for this purpose the Settlement System Administrator) (in this paragraph 20, the "Party Liable") or any of its officers, employees or agents shall be liable to any of the other Parties or Meter Operator Parties for loss arising from any breach of this Schedule or of this Agreement other than for loss directly resulting from such breach and which at the date of this Agreement was reasonably foreseeable as not unlikely to occur in the ordinary course of events from such breach in respect of:-

20.1.1 physical damage to the property of any of the other Parties or Meter Operator Parties or its or their respective officers, employees or agents; and/or

20.1.2    the liability of any such other Party or Meter
Operator Party to any other person for loss in respect of physical damage to the property of any other person.

20.2 Death and personal injury: Nothing in this Schedule or this Agreement shall exclude or limit the liability of the Party Liable for death or personal injury resulting from the negligence of the Party Liable or any of its officers, employees or agents and the Party Liable shall indemnify and keep indemnified each of the other Parties or Meter Operator Parties, its officers, employees or agents from and against all such and any loss or liability which any such other Party or Meter Operator Party may suffer or incur by reason of any claim on account of death or personal injury resulting from the negligence of the Party Liable or any of its officers, employees or agents.

20.3 Exclusion of certain types of loss: Subject to paragraph 20.2 and save where any provision of this Agreement provides for an indemnity, neither the Party
Liable nor any of its of ricers, employees or agents shall in any circumstances whatsoever be liable to any of the other Parties or Meter Operator Parties for:-

20.3.1 any loss of profit, loss of revenue, loss of use, loss of contract or loss of goodwill; or

20.3.2    any indirect or consequential loss; or

20.3.3    loss resulting from the liability of any other
Party or Meter Operator Party to any other person howsoever and whensoever arising save as provided in paragraphs 20.1.2 and 20.2.

20.4 Trust: Each Party and each Meter Operator Party acknowledges and agrees that each of the other Parties and Meter Operator Parties holds the benefit of Clauses 20.1,
20.2 and 20.3 of this Schedule for itself and as trustee and agent for its officers, employees and agents.

20.5  Survival:  Each of paragraphs 20.1, 20.2, 20.3 and
20.4 shall:

20.5.1 be construed as a separate and severable contract term, and if one or more of such paragraphs is held to be invalid, unlawful or otherwise unenforceable the other or others of such paragraphs shall remain in full force and effect and shall continue to bind the Parties and the Meter
Operator Parties; and

20.5.2    survive termination of this Agreement.

20.6 Saving:  For the avoidance of doubt, nothing in this
Part 8 shall prevent or restrict any Party or Meter Operator
Party enforcing any obligation (including suing for a debt) owed to it under or pursuant to this Schedule or this Agreement.

20.7 Full negotiation: Each Party and each Meter Operator Party acknowledges and agrees that the foregoing provisions of this Part 8 have been the subject of discussion and negotiation and are fair and reasonable having regard to the circumstances as at the date this Schedule came into effect.

                           PART 9

                           ACCESS

2 1. ACCESS

21.1  Access to Party's and Meter Operator Party's property:
Each Party and Meter Operator Party hereby agrees to grant to any Invitee and, in the case of a Meter Operator Party, the Registrant of the Metering System in respect of the Metering System of which it is Operator, and, in the case of a Registrant of a Metering System, the Meter Operator Party which is the Operator in respect of that Metering System:

(a) full right during the currency of this Agreement to enter upon and through and remain upon, or do any other act contemplated by this Schedule 21 which would otherwise constitute a trespass upon, any part of such Party's or, as the case may be, Meter Operator Party's, property;

(b)   in the case of the Operator or the Settlement System
Administrator, full right to remove any part of Metering
Equipment forming part of such property to a laboratory or test house in accordance with the provisions of this Schedule; and

(c) in the case of the Pool Auditor, full right to perform such tasks and to do all such acts and things as are necessary for the purpose of performing audits, tests, reviews and checks under the SSA Arrangements, including full right to carry out such tests on Metering Equipment provided that the person or persons allocated to carry out such tests by the Pool Auditor is or are suitably qualified in the operation of Metering Equipment, provided always that such access rights conferred by or pursuant to this paragraph shall be granted only to the extent necessary for the purposes of this Schedule and shall be subject to the other provisions of this paragraph 21.

21.2 Invitees: An Invitee for the purposes of this paragraph 21 shall comprise any one or more of the following:-

(i) the Settlement System Administrator acting through any reasonably nominated employees, agents or contractors;

(ii) the Executive Committee acting through any reasonably nominated persons;

(iii) the Equipment Owner for the purposes only of fulfilling its obligations under paragraph 7.1.3;

(iv) the Pool Auditor acting through any partner or employee;

(v)   the auditor carrying out the Scheduling and Dispatch
Review acting through any partner or employee; and

(vi) the Ancillary Services Provider acting through any reasonably nominated employees, agents or contractors.

21.3  Access to property of Second Tier Customers
Non-Pooled Generators and Third Parties: The Registrant of a Metering System and the Meter Operator Party which is the Operator or Potential Operator of that Metering System hereby jointly and severally agree to use all reasonable endeavors to, and to co-operate with each other for the purpose of procuring for the benefit of each Invitee and for each other:-

(a) full right to enter upon and through and remain upon, or do any other act contemplated by this Schedule which would otherwise constitute a trespass upon, any part of the property:

(i) of the Second Tier Customer in respect of which that Registrant is the Supplier;

(ii) of the Non-Pooled Generator from which that Registrant receives supply; and

(iii) of any other person which is not a party to this Agreement (the "Third Party") but the exercise of whose rights would prevent, in relation to such Second Tier
Customer, Non-Pooled Generator, the Registrant, the Meter
Operator Party or any Invitee from performing its obligations under this Schedule or this Agreement and the existence of whose rights is known to, or ought reasonably be known to, the Registrant or, as the case may be, the Meter Operator Party;

(b)   in the case of the Operator or the Settlement System
Administrator, full right to remove all or any part of Metering Equipment forming part of such property to a laboratory or test house in accordance with the provisions of this Schedule; and

(c) in the case of the Pool Auditor, full right to perform such tasks and to do all such acts and things as are necessary for the purpose of performing audits, tests, reviews and checks under the SSA Arrangements, including full right to carry out such tests on Metering Equipment provided that the person or persons allocated to carry out such tests by the Pool Auditor is or are suitably qualified in the operation of Metering Equipment, provided always that such access rights conferred by or pursuant to this paragraph shall be granted only to the extent necessary for the purposes of this Schedule and shall be subject to the other provisions of this paragraph
21.

21.4 Failure to procure access: If, after having used all such reasonable endeavors to procure access rights in accordance with this paragraph 21 in respect of a Second Tier Customer, a Non-Pooled Generator or Third Party referred to in paragraph 21.3, a Registrant and/or Meter Operator Party have been unable to procure any such rights the Registrant:

(i) hereby undertakes not to make any future supplies to such Second Tier Customer at the Site in respect of which such access rights are required until such access rights have been obtained and if supplying such Second Tier Customer at such Site to cease forthwith to supply such Second Tier Customer at that Site;

(ii) hereby undertakes not to take any future supply of electricity from such NonPooled Generator at the Site in respect of which such access rights are required until such access rights have been obtained and if taking a supply of electricity from such Non-Pooled Generator at such Site to cease forthwith to take a supply of electricity from such Non-Pooled Generator at that Site; and

(iii)shall notify the Settlement System Administrator in accordance with the relevant Agreed Procedure of that fact.

The Settlement System Administrator shall be entitled to assume that the consents of any Third Parties shall have been obtained in accordance with the provisions of this paragraph until such time as it is fixed with notice to the contrary.

21.5 Right of access: The right of access provided for in paragraphs 21.1 and 21.3 shall include the right to bring on to such Meter Operator Party's, Party's, Second Tier Customer's, Non-Pooled Generator's or Third Party's property such vehicles, plant, machinery and maintenance or other materials as shall be reasonably necessary for he purposes of this Schedule.

21.6 Authorization: Each Meter Operator Party or, as the case may be, Party shall ensure that any particular authorization or clearance which is required to be given to ensure access to any Invitee, Registrant or Meter Operator
Party in accordance with this paragraph is available on arrival.

21.7 Safely: Subject to the right of the Settlement System Administrator to inspect without notice pursuant to paragraph 8.2.2, each Meter Operator Party or, as the case may be, Party shall procure that all reasonable arrangements and provisions are made and/or revised from time to time as and when necessary or desirable to facilitate the safe exercise of any right of access granted pursuant to paragraph 21.1 or
21.3 with the minimum of disruption, disturbance and inconvenience. Such arrangements and provisions may, to the extent that the same are reasonable, limit or restrict the exercise of such right of access and/or provide for any Meter Operator Party or Party to make directions or regulations from time to time in relation to a specified matter. Matters to be covered by such arrangements and/or provisions include:


(i)  the identification of any relevant Metering Equipment;

(ii) the particular access routes applicable to the land in question having particular regard for the weight and size limits on those routes;

(iii) any limitations on times of exercise of the right of access;

(iv) any requirements as to prior notification and as to authorization or security clearance of individuals exercising such right of access and procedures for obtaining the same;

(v) the means of communication to the Meter Operator Party or, as the case may be, Party (and all employees and/or contractors who may be authorized from time to time to exercise such right of access) of any relevant directions or regulations made by the Meter Operator Party or, as the case may be, Party; and

(vi) the identification of and arrangements applicable to personnel exercising the right of access granted by paragraphs 21.1 or 21.3.

Each Party or Meter Operator Party shall (and shall procure that all persons exercising any right of access on behalf of such Party or Meter Operator Party) observe and perform any such arrangements and all provisions (or directions or regulations issued pursuant thereto) made from time to time.

21.8 Damage: Each Party or Meter Operator Party shall procure that all reasonable steps are taken in the exercise of any right of access by or on behalf of such Party or Meter Operator Party to:

(a)  avoid or minimize damage in relation to any Meter
Operator Party's, Party's, Second Tier Customer's,
Non-Pooled Generator's or other Third Party's property; and

(b) cause as little disturbance and inconvenience as possible to any Meter Operator Party, Party, Second Tier
Customer, Non-Pooled Generator or other Third Party or other occupier of such Meter Operator Party's, Party's, Second Tier Customer's, Non-Pooled Generator's or other
Third Party's property, and shall make good any damage caused to such property in the course of exercise of such rights as soon as may be practicable. Subject to this, all such rights of access shall be exercisable free of any charge or payment of any kind.

21.9 Licence Restricted Parties:

(a) This paragraph 21.9 shall apply to any area owned or occupied by any Party, Meter Operator Party or any subsidiary of such Party or Meter Operator Party, Second
Tier Customer, Non-Pooled Generator or Third Party (each a

"Licence Restricted Party") which is the holder of or subject to a licence granted under the Nuclear Installations Act 1965 (a "Nuclear Site Licence") or subject to restrictions in relation to a Nuclear Site Licence, where such area is subject to that Nuclear Site Licence but, in respect of Energy Settlements and Information Services Limited, this paragraph 21.9 shall apply subject to the provisions of any other agreement between the Licence Restricted Party and NGC (or any of its subsidiaries) imposing restrictions on NGC's (or any of its subsidiaries') right of access to any area owned by the Licence Restricted Party subject to (or subject to restrictions in relation to) a Nuclear Site Licence.

(b) This paragraph 21.9 shall take precedence over any contrary provisions of this Schedule.

(c) No Party or Meter Operator Party shall enter or attempt to enter or permit or suffer any person to enter or attempt to enter any area owned or occupied by the Licence Restricted Party to which a Nuclear Site Licence applies except strictly in accordance with the provisions, restrictions and conditions of the Nuclear Site Licence.

(d) The Licence Restricted Party shall be entitled to take reasonable action of any kind whatsoever relating to or affecting access to its property as it considers on reasonable rounds to be necessary in order to enable the Licence Restricted Party to comply with the provisions, restrictions and conditions of a Nuclear Site Licence or avert or minimize any reasonably anticipated breaches thereof.

21.10 Denial of access: The Settlement System Administrator shall not incur any liability under this Schedule or this Agreement in the event it cannot perform any of its duties hereunder due to access to Metering Equipment being denied to it save that the Settlement System Administrator shall inform the Executive Committee thereafter.

                             PART 10

                    COMMUNICATIONS EQUIPMENT

22.  COMMUNICATIONS EQUIPMENT

22.1 Compatibility: Communications Equipment at or relating to any Site (which whenever used in this paragraph 22 shall include all Qualifying Sites) must be compatible with the communications links provided by the Settlement System Administrator pursuant to Clause 60.6.3(a) in respect of that Site. Prior to the installation of Communications Equipment at or relating to any Site the Tariff Operator shall consult with the Settlement System Administrator to ensure that such Communications Equipment will be compatible with such communication links. Where a Tariff Operator becomes aware that Communications Equipment at or relating to a Site is used for purposes other than in connection with Settlement, it shall notify the Settlement System Administrator of any such use or purposes to which that Communications Equipment is put.

22.2 Settlement System Administrator's responsibility in respect of communications links: Subject to the requirement of the Settlement System Administrator to collect data in accordance with Clause 60.6.1 and subject to the provisions of paragraph 22.1, the Settlement System Administrator shall use all reasonable endeavors to ensure that the communications link provided by it (but which, for the avoidance of doubt, does not form part of Communications Equipment) to any Site pursuant to Clause 60.6.3(a) is of the type requested by the Tariff Operator.

22.3 Tariff payments:

(a) The Settlement System Administrator shall pay from time to time to each Tariff Operator in respect of a Site for which it is the Tariff Operator, an amount (if any) determined in accordance with the relevant Tariff and payable in respect of Communications Equipment installed and maintained at or relating to such Site by such Tariff
Operator for the purposes of this Agreement.

(b) The Settlement System Administrator shall recover from time to time (for credit to Pool Members as the Executive
Committee shall from time to time direct) from a Tariff
Operator and a Tariff Operator shall pay from time to time
(for credit to Pool Members as the Executive Committee shall from time to time direct) to the Settlement System
Administrator in respect of the costs of manual on-site interrogation or data estimation costs incurred by it in respect of each Site at which there is not installed and maintained Communications Equipment in accordance with the requirements of this Schedule, such amounts (if any) determined in accordance with the relevant Tariff. Where the Settlement System Administrator has received any such payment pursuant to this sub-paragraph 22.3(b) it shall be set off in full against amounts which may be recovered by the Settlement System Administrator pursuant to paragraph 22.6 or 22.7.

(c) The Settlement System Administrator may, and at the direction of the Executive Committee shall, without notice to the relevant Tariff Operator set off amounts payable to it by that Tariff Operator under the relevant Tariff against amounts payable by the Settlement System Administrator to that Tariff Operator, under the relevant Tariff. Any amounts so set off by the Settlement System Administrator under this paragraph 22.3 shall be deemed to have been received by the Settlement System Administrator for the purposes of paragraph 22.3(b).

(d)  Notwithstanding the terms of any Tariff, a Tariff
Operator shall not be entitled to receive payment of or otherwise recover any sums for or relating to goods or services delivered or provided by it under or for the purposes of this Agreement and invoiced or claimed by the Tariff Operator to or from the Settlement System
Administrator or Pool Members more than 90 days after the end of the month in which such goods or services were delivered or provided.

22.4 Refunds: Where a Tariff Operator is removed, resigns or otherwise ceases to be Tariff Operator at or relating to any Site it shall pay to the Settlement System Administrator such amount (if any) as is set out in the relevant Tariff by way of reimbursement of amounts paid to it pursuant to paragraph 22.3.

22.5 Additional payments: If a Tariff Operator can demonstrate to the reasonable satisfaction of the Settlement System Administrator that any relevant payment to be made pursuant to this paragraph 22 and in accordance with the relevant Tariff in respect of any particular Site as is described in the relevant Tariff does not reflect the cost to such Tariff Operator of providing in respect of Communications Equipment at or relating to such Site installation and maintenance services in an efficient and economic manner then the Settlement System Administrator may negotiate an additional payment to such Tariff Operator in respect of Communications Equipment at or relating to such Site provided that the Tariff Operator shall be entitled to receive such additional payment only if and to the extent that the economic and efficient provision of installation and maintenance services in respect of the Communications Equipment at or relating to that Site is in fact effected. If the Tariff Operator and the Settlement System Administrator fail to agree on the amount of an additional payment, the Tariff Operator may refer the matter to the Executive Committee which shall determine the same. The relevant Meter Operator Party may refer any such decision of the Executive Committee to the Director and for the purposes thereof shall be deemed to be exercising a Dissentient Pool Member's right of appeal pursuant to and in accordance with Clause 13.5. The Settlement System Administrator shall send the Executive Committee on request a written report giving reasonable details of any such additional payments made or proposed to be made.

22.6 Costs beyond SSA' s control: Payments which are made to Tariff Operators in respect of the provision of installation and maintenance services in respect of Communications Equipment (whether or not pursuant to or in addition to the relevant Tariff) and payments for communications links shall be a cost beyond the control of the Settlement System Administrator.

22.7 Recovery of costs: All costs and expenses relating to the payment arrangements referred to in this Schedule for the installation and maintenance of Communications Equipment, the relevant Tariff or otherwise, including payments which are made to Tariff Operators for the provision of installation and maintenance services in respect of Communications Equipment, payments for communications links, management time and expenses of the Settlement System Administrator and the cost of funds borrowed to finance such costs, expenses and payments, may be recovered in full by the Settlement System Administrator in accordance with the Charging Procedure.

22.8 No agency: No agency relationship (whether express or implied) shall be, or be deemed to be, created between any Tariff Operator and the Settlement System Administrator or any other person as a result of the payments to be made pursuant to this paragraph 22.

22.9 Tariff Operators:

(a)   There shall at any point in time be no more than one
Tariff Operator in respect of each Metering System or Metering Equipment.

(b) Each Tariff Operator shall, for so long as it is entitled to receive payments in respect of Communications Equipment at or relating to a Site which is not a 1993/1994 Tariff Qualifying Site (as defined in the Tariff which is entitled the Tariff for 1993/1994 Sites), in respect of that Communications Equipment (but not in respect of any other Metering Equipment which is not Communications Equipment):

(i)   ensure there is installed Communications Equipment
(including its component parts) which complies with the provisions of this Schedule, Part XV of this Agreement and the relevant Code of Practice or shall be the subject of, and comply with, a dispensation agreed in accordance with paragraph 14, and which uses such communications protocols as may be selected in accordance with paragraph 7.2.2 of this Schedule;

(ii) at its own cost and expense (but without prejudice to its right to charge any other person for such service pursuant to another agreement or arrangement) keep installed, in good working order, repair and condition that Communications Equipment (including its component parts) to allow for the correct transmission of data in accordance with this Agreement (whether or not such data are actually required to be transmitted for the purposes of this Agreement); and

(iii) provide to the Settlement System Administrator such information in respect of that Communications
Equipment as it would be required to provide pursuant to this Schedule, Part XV of this Agreement and the relevant
Agreed Procedure, were it, in respect of that Qualifying
Site at or in relation to which that Communications
Equipment is installed, an Operator in respect of a Site at the point of connection to a Second Tier Customer for the purposes of the Settlement System Administrator recording and keeping up-to-date details of that Communications Equipment on the Register.

22.10 Transitional Arrangements: It is hereby expressly acknowledged and agreed by the Parties and Meter Operator
Parties that, with effect from the date this provision comes into effect, references in the Tariff, which on 22nd
April, 1994 became effective as at 1st January, 1994 (if not then superseded), to "Potential Operator" shall be read, with respect to any obligation then unperformed, or right then unenjoyed, as if that reference were a reference to a Tariff Operator.

                                PART 11

                        TRANSITIONAL ARRANGEMENTS

23.  TRANSITIONAL ARRANGEMENTS

23.1 Transitional Arrangements: With effect from the date this Schedule came into effect (the "NSD Date") each Party which is at that date an Operator or a Potential Operator shall be deemed to be a Meter Operator Party (in addition to continuing as a Party in any other capacity) and to have complied with all the requirements of or referred to in this
Schedule 21 relating to admission as a Meter Operator Party and as an Operator. Such Parties are more particularly described in Annex 4 hereto. The Parties acknowledge and confirm that the deemed admission of an existing Party as a Meter Operator Party shall not affect that Party's rights and obligations under any agreement or arrangement relating to being an Operator entered into or existing between the Parties or any of them prior to such deemed admission, and that accordingly such agreement or arrangement shall continue notwithstanding the change and any reference to that Party being an Operator under this Agreement shall be construed as being an Operator as a Meter Operator Party.

23.2 Saving: Notwithstanding paragraph 23.1, each Party to which this Part 11 applies expressly acknowledges and agrees that, notwithstanding any deemed satisfaction of the conditions which are required to be fulfilled as at the NSD Date in accordance with this Schedule for the purposes of admission as a Meter Operator Party and as Operator, it shall be subject (but only with prospective effect; that is to say to the effect that any conditions which apply as at the NED Date are deemed to be fulfilled and need not then be fulfilled as a continuing obligation) to the continuing and further conditions for registration as an Operator from time to time and to the provisions of paragraph 4.4, and that it shall be subject to the provisions for the resignation, removal and cessation as Operator in respect of any Metering System, or as Meter Operator Party, as the case may be, in accordance with the provisions of this Schedule as at the date hereof and from time to time, and after any such resignation, removal or cessation as a Meter Operator Party, it shall be subject in full to the procedures for admission as a Meter Operator Party and Operator as may be set out from time to time in this Schedule.

                        PART 12

INCORPORATION OF OTHER PROVISIONS OF THIS AGREEMENT

24.  INCORPORATION BY REFERENCE

Incorporation by reference: The provisions of Clauses
1.2, 1.3, 8.6, 34.1, 34.2, 34.3, 37.3, 66.7, 68, 69,
70, 71, 74, 75, 76, 77, 78, 79, 80, 81, 82, 83, 84 and
85 of the Pooling and Settlement Agreement, Sections 4 and 7 of Schedule 4 thereto and Sections 3 and 4 of Part E of the Appendix to that Schedule shall be deemed to be incorporated into this Schedule 21 mutatis mutandis as if each reference therein to the word
"Party" were a reference to the words "Party and Meter
Operator Party" and to the word "Parties" were to the words "Parties and Meter Operator Parties.

                        PART 13

SECOND TIER UNMETERED SUPPLIES

25.  SECOND TIER UNMETERED SUPPLIES

Notwithstanding any of the other provisions of this Schedule, the provisions of Clause 60.19 and any Second
Tier Unmetered Supplies Procedures shall, to the extent they are supplemental to or conflict with any other provisions of this Schedule, govern the rights and obligations of the Parties (including each Operator and each Meter Operator Party) in relation to Second Tier
Unmetered Supplies.

                          ANNEX 1

    Form of Meter Operator Party Admission Application

The Executive Committee for the
Pooling and Settlement System in England and Wales

[copy to: the Settlement System Administrator]

Dear Sir,

[Date]

1. We [insert full legal name and address of registered/principal office of applicant] refer to Schedule
21 to the Pooling and Settlement Agreement for the electricity industry in England and Wales dated 30th March, 1990 (as amended, varied, supplemented, modified or suspended, the "Pooling and Settlement Agreement").

2. Unless the context otherwise requires, words and expressions defined in the Pooling and Settlement Agreement for the purposes of Schedule 21 to the Pooling and Settlement Agreement shall bear the same meanings respectively when used herein.

3. We hereby apply to be admitted as an additional party in accordance with, and for the purposes only of, Schedule 21 to the Pooling and Settlement Agreement pursuant to paragraph 3 and subject to the terms set out in paragraph 2 thereof. We wish to participate thereunder in the capacity of a Meter Operator Party.

4. We hereby represent and warrant to the Executive
Committee (for itself and on behalf of all the Parties and Meter Operator Parties) that:

(A) we are duly organized and validly existing under the laws of the jurisdiction of our organization or incorporation;

(B)  we have the power to execute and deliver our Meter
Operator Party Accession Agreement and any other documentation relating to that Agreement or the Pooling and Settlement Agreement and such other agreements as are required thereby and to perform our obligations hereunder or thereunder and we have taken all necessary action to authorize such execution, delivery and performance; and

(C) such execution, delivery and performance do not violate or conflict with any law applicable to us, any provision of our constitutional documents, any order or judgment of any court or other agency of government applicable to us or any of our assets or any contractual restriction on or affecting us or any of our assets.

    We confirm that these representations and warranties will also be true and correct in all material respects at the date of our admission as a New Meter Operator Party.

5. We enclose the application fee of pounds [   ]*.

6. We accept and agree to be bound by the terms of paragraph 3 of Schedule 21 to the Pooling and Settlement
Agreement.

                     Yours faithfully,

           duly authorized for and on behalf of
  insert full legal name of the New Meter Operator Party]

* Insert current application fee prescribed by the Executive Committee.

                           ANNEX 2

       Form of Meter Operator Party Resignation Notice

The Secretary of the Executive Committee for the Pooling and Settlement System in England and Wales

[copied to: the Settlement System Administrator]

Dear Sir,

1. We [insert full legal name and address of registered/principal office of applicant] refer to Schedule
21 to the Pooling and Settlement Agreement for the electricity industry in England and Wales dated 30th March, 1990 (as amended, varied, supplemented, modified or suspended, the "Pooling and Settlement Agreement").

2. Unless the context otherwise requires, words and expressions defined in the Pooling and Settlement Agreement for the purposes of Schedule 21 to the Pooling and Settlement Agreement shall bear the same meanings respectively when used herein.

3. We hereby give notice pursuant to paragraph 5.1 of
Schedule 21 to the Pooling and Settlement Agreement that we are resigning as a Meter Operator Party with effect from the date falling 28 days after receipt by you of this Meter
Operator Party Resignation Notice.

4. We confirm that in giving this notice of resignation, we are not and will not be in breach of the restriction on resignation set out in paragraph 5.2 of Schedule 21 to the Pooling and Settlement Agreement.

5. We acknowledge that our resignation as a Meter Operator Party is without prejudice to our accrued rights and liabilities and any rights and liabilities which may accrue to us in relation to the period during which we were a Meter Operator Party under Schedule 21 to the Pooling and Settlement Agreement or any agreement referred to in paragraph 5.2 of Schedule 21 to the Pooling and Settlement Agreement.

6. We further expressly acknowledge and confirm that our resignation as a Meter Operator Party pursuant to Schedule
21 to the Pooling and Settlement Agreement is without prejudice to our past, present and future accrued or accruing rights and liabilities as a Party to the Pooling and Settlement Agreement in any capacity whatsoever other than that of Meter Operator Party.

                    Yours faithfully,

   duly authorized for and on behalf of
[insert full legal name of Meter Operator Party]

                           ANNEX 3

      Form of Meter Operator Party Accession Agreement

THIS SUPPLEMENTAL AGREEMENT is made on [          ] BETWEEN:


     (1) [
], a company incorporated [with limited liability] under the
laws of [               ] [(registered number [
])] and having its [registered] [principal] office at [
] (the "New Meter Operator Party"); and

     (2) [                       ] (the "Nominee") on
behalf of all the parties to the Pooling and Settlement
Agreement referred to below.

     WHEREAS

     (A) by an agreement dated 30th March, 1990 made between the Founder Generators named therein (1), the Founder Suppliers named therein (2), Energy Settlements and Information Services Limited
(formerly NGC Settlements Limited) as Settlement System
Administrator (3), Energy Pool Funds Administration Limited as Pool Funds Administrator (4), The National Grid Company pie as Grid Operator and Ancillary Services Provider (5), and Scottish Power pie and Electricite de France, Service
National as Externally Interconnected Parties (6) (as amended, varied, supplemented, modified or suspended, the "Pooling and Settlement Agreements) the parties thereto agreed to give effect to and be bound by certain rules and procedures for the operation of an electricity trading pool and the operation of a settlement system;

     (B) by paragraph 2 of Schedule 21 to the Pooling and Settlement Agreement additional parties may be admitted to that Agreement for the purposes of, and only to be bound by and conferred rights in accordance with, Schedule 21 thereto in the capacity of Meter Operator Party; and

     (C) the New Meter Operator Party has requested that it be admitted as a Meter Operator Party pursuant to paragraph 3 of Schedule 21 to the Pooling and Settlement Agreement and each of the Parties and Meter Operator Parties hereby agrees to such admission.

NOW IT IS HEREBY AGREED as follows:

1. Unless the context otherwise requires, words and expressions defined in the Pooling and Settlement Agreement used for the purposes of Schedule 21 to the Pooling and Settlement Agreement shall bear the same meanings respectively when used herein.

2. The Nominee (acting on behalf of each of the Parties and Meter Operator Parties) hereby admits the New Meter
Operator Party as an additional Meter Operator Party under
Schedule 21 to the Pooling and Settlement Agreement on the terms and conditions hereof and with effect from [insert effective date of admission].

3. The New Meter Operator Party hereby accepts its admission as a Meter Operator Party and undertakes with the Nominee (acting on behalf of each of the Parties and Meter
Operator Parties) to perform and to be bound by the terms and conditions of Schedule 21 to the Pooling and Settlement
Agreement as a Meter Operator Party as from the [insert effective date of admission].

4. For all purposes in connection with the Pooling and Settlement Agreement the New Meter Operator Party shall as from the [insert effective date of admission] be treated including for the purposes of paragraph 2 of Schedule 21 to the Pooling and Settlement Agreement as if it had been a signatory of the Pooling and Settlement Agreement as a Meter Operator Party and as if this Agreement were part of the Pooling and Settlement Agreement, and the rights and obligations of the Parties and Meter Operator Parties shall be construed accordingly.

5. The New Meter Operator Party, the Parties and the Meter Operator Parties expressly acknowledge and confirm that, pursuant to paragraph 2.1 of Schedule 21 to the Pooling and Settlement Agreement with effect from [insert effective date of admission] the New Meter Operator Party shall only be bound by, and conferred rights in accordance with, Schedule 21 to the Pooling and Settlement Agreement in the sole capacity of Meter Operator Party.

6. The New Meter Operator Party expressly consents to be bound by the provisions of paragraphs 2.2 and 2.3 of
Schedule 21 to the Pooling and Settlement Agreement.

7. This Agreement and the Pooling and Settlement Agreement shall be read and construed as one document and references in the Pooling and Settlement Agreement to the Pooling and Settlement Agreement (howsoever expressed) shall be read and construed as references to the Pooling and Settlement Agreement and this Agreement.

8. This Agreement shall be governed by and construed in all respects in accordance with
English law and the provisions of Clauses 83 and 84 of the Pooling and Settlement Agreement as incorporated into
Schedule 21 thereto by paragraph 24 thereof shall apply hereto mutate mutandis.

AS WITNESS the hands of the duly authorized representatives of the parties hereto the date and year first above written.

[New Meter Operator Party]

By:

Notice details (Clause 75 of the Pooling and Settlement
Agreement as incorporated into Schedule 21 thereto by paragraph 24 thereof)

Address:

Telex number:

Facsimile number:

Attention:

[Nominee]

(for and on behalf of each of the parties (including Meter
Operator Parties) to the Pooling and Settlement Agreement)

             ANNEX 4

List of Existing Meter Operator Parties
Qualifying under the Transitional Arrangements

Derwent Cogeneration Limited
Eastern Group plc
East Midlands Electricity plc
Elm Energy & Recycling (UK) Limited
Humber Power Limited
Joseph Crosfeld & Sons, Limited
London Electricity plc
Manweb plc
Marc Rich & Co. AG
Medway Power Limited
Meter Operators Limited
Midlands Electricity plc
The National Grid Company plc
National Power PLC
Northern Electric plc
NORWEB plc
Nuclear Electric plc
PowerGen plc
Schlumberger Industries Limited
Scottish Hydro-Electric PLC
SEEBOARD plc
Southern Electric plc
South Wales Electricity plc
South Western Electricity plc
Teesside Power Limited
Yorkshire Electricity Group plc

                        ANNEX 5
Non-Exhaustive Diagrammatic Representations of Metering
                        Systems

Examples of the configuration of Metering Systems for the purposes of this Agreement are set out as I to 7
(b).

          ANNEX 6

                  List of Existing Meter Operator Parties
Control Devices and Services Limited
Derwent Cogeneration Limited
E Squared Limited
Eastern Group plc
East Midlands Electricity plc
Elm Energy & Recycling (UK) Limited
Humber Power Limited
Joseph Crosfield & Sons, Limited
Keadby Generation Limited
London Electricity plc
Manweb plc
Marc Rich & Co. AG
Medway Power Limited
Meter Operators Limited
Midlands Electricity plc
Mission Energy Services Limited
The National Grid Company plc
National Power PLC
Northern Electric plc
Northern Energy Services Limited
NORWEB plc
Nuclear Electric plc
PowerGen plc
Powermet Limited
Schlumberger Industries Limited
Scottish Hydro-Electric PLC
Scottish Power plc
SEEBOARD plc
Slough Electricity Supplies Limited
Southern Electric plc
South Wales Electricity plc
South Western Electricity plc
Teesside Power Limited
Yorkshire Electricity Group plc

                      SCHEDULE 22

       1998 PROGRAMME FUNDING AND COST RECOVERY

1.   DEFINITIONS AND INTERPRETATION

1.1 Definitions: In this Schedule, except where the context otherwise requires:

"1998 Programme Costs" means the development and implementation costs of the 1998 Programme comprising the following:

(a) the costs and expenses of implementing Approved
Funding Tranches approved in the period until the Implementation Date; and

(b) Accrued Costs,

in so far as such costs relate to the 1998 Programme;

"1998 Programme" means the programme of work undertaken by the Pool to establish the systems and processes to support the trading and settlement system to facilitate the full introduction of a competitive supply market on 1st April, 1998, as described in the Operational
Framework;

"1998 Sub-Committees" means the sub-committees, the Programme Board and project boards established to develop and implement the 1998 Programmer

"Accrued Costs" means the costs accrued in relation to the 1998 Programme prior to 1st April, 1996, which Pool
Members agree amount to pounds 2,878,000 at 1st April, 1996, together with interest calculated at the base rate of Barclays Bank PLC from time to time compounded, with monthly rests, until the date of payment, which costs are repayable in accordance with sub-section 2.4;

"Aggregate Charging Limit" or "ACL" means the aggregate amount of 1998 Programme Costs recoverable by the Public Electricity Suppliers pursuant to Section 8;

"Approved Funding Tranches" means the Funding Tranches approved by the Steering Group in accordance with sub-section 3.4 or by Public Electricity Suppliers in accordance with sub-section 7.2;

"EPFAL" means Energy Pool Funds Administration Limited
(registered number 2444187) whose registered office is situate at 185 Park Street, London SE1 9DY or such other person as may be appointed as its successor from time to time as Pool Funds Administrator pursuant to
Schedule 15;

"Financing Costs" or "FC" means the amount of costs to be incurred and recovered by the Public Electricity
Suppliers in respect of their financing of 1998
Programme Costs, such amount being equal to interest upon 1998 Programme Costs at the base rate of Barclays Bank PLC from time to time compounded, with monthly rents, accruing from the date of payment by the Public Electricity Suppliers of such 1998 Programme Costs, until the date the Public
Electricity Suppliers are reimbursed in accordance with
Section 8;

"Funding Tranches" means individual and groups of work packages submitted for approval by the Steering Group or Public Electricity Suppliers in accordance with sub section 3.4 or, as the case may be, Section 7;

"lmplementation Date" means the date on which the first of the following occurs:

(a) a competitive supply market begins to operate in respect of customers below
100kW;

(b)  the Executive Committee requires work on the 1998
Programme to cease as agreed or sanctioned by the Secretary of State or the Director; and

(c) the systems and processes developed by the Pool required to facilitate the beginning of the competitive supply market in respect of customers below 100kW would be able to operate, as determined by an independent expert jointly appointed by the Public Electricity
Suppliers, the Chief Executive and the Director, but are not capable of operating because of other circumstances or, if later, 1st April, 1998;

"Operational Framework" means the 1998 Operational
Framework of the Pool (Release 4.2) submitted to the Director as of 31st March, 1996;

"PES Votes" means, in relation to a Public Electricity
Supplier, the number of votes to which such Public
Electricity Supplier is entitled from time to time, determined in accordance with Section 6;

"Pool" means The Electricity Pool of England and Wales;

"Programme Board" means the 1998 Programme Management
Board established by the Executive Committee to monitor, review and oversee implementation of the 1998
Programmer

"Programme Budget" means an estimate of the overall cost of implementing the 1998 Programme, including detailed cost estimates for each element of the 1998
Programme required to be incurred, each element to be broken down into all identified Funding Tranches with each Funding Tranche to contain the details of the timing of the work, the scope of work and the likely costs and expenses to be. incurred in its performance, approved in accordance with Section 5;

"Programme Share" means, in relation to a Public
Electricity Supplier, the share of 1998 Programme Costs of such Public Electricity Supplier, determined in accordance with Section 6;

"Requisite Proportion" means, in the case of the approval by Public Electricity Suppliers in writing or in separate meeting of the matters referred to:

(a) in paragraphs 7.2(a) and 7.2(c), 65 per cent.; and

(b) in paragraph 7.2(b), 50 per cent.,

in the case of written consent, of the total PES Votes of all Public Electricity Suppliers and, in the case of a separate general meeting, of the total PES Votes of those Public Electricity Suppliers as (being entitled to do so) vote in person or by proxy at the relevant separate general meeting of which notice specifying the intention to propose the resolution has been duly given; and

"Steering Group" means the 1998 Programme Steering
Group established pursuant to Section 3, save that if the Executive Committee so determines, such Steering
Group may be disbanded, in which case the Executive
Committee shall act as and have the same rights and obligations as the Steering Group for the purposes of this Schedule, as such rights and obligations are set out in Section 3, and in that event references in this Schedule to a member of the Steering Group appointed by a member of the Executive Committee appointed by Public
Electricity Suppliers shall be read as references to any member of the Executive Committee appointed by Public Electricity Suppliers.

1.2 Interpretation: In the event of any inconsistency or conflict between the provisions of this Schedule and the other provisions of the Agreement in relation to the 1998 Programme Costs or the Operational Framework, the provisions of this Schedule shall, unless otherwise expressly provided, prevail.

2.   PROGRAMME FUNDING

2.1 Programme Costs: All 1998 Programme Costs shall be paid or reimbursed by Public Electricity Suppliers or by a person or persons on their behalf in accordance with this Schedule.

2.2  Allocation of 1998 Programme Costs after lst
April, 1996: In respect of each month after 1st April, 1996, the 1998 Programme Costs incurred in such month shall be allocated amongst Public Electricity Suppliers according to their respective Programme Shares.

2.3  Payment and collection:

2.3.1 EPFAL shall collect from Public Electricity
Suppliers the amounts which they are obliged to pay towards the 1998 Programme Costs and each Public


Electricity Supplier will be obliged to pay its proportionate share of the 1998 Programme Costs
(together with Value Added Tax thereon, if applicable) against receipt of any invoice therefor issued by EPFAL.

2.3.2 EPFAL shall arrange for collection from each Public Electricity Supplier of its proportionate share of the 1998 Programme Costs in such manner as may be agreed by EPFAL with the Public Electricity Suppliers from time to time which may include collection in advance) and Public Electricity Suppliers shall comply with such collection procedures and, in particular, shall make payment within the time period prescribed by such procedures. In the event of a failure to agree such procedures by 31st August, 1996, the Steering
Group shall prescribe the interim procedures to be followed.

2.3.3 If any Public Electricity Supplier fails to pay an amount due under this Schedule within fifteen (15) days of the due date for such payment (such Public
Electricity Supplier being a Non-paying PES") each Pool
Member (other than the Non-paying PES) shall be severally liable for its Contributory Share (calculated on the basis that the Points allocated to the defaulting Nonpaying PES are disregarded) and EPFAL shall accordingly be entitled to recover the due proportion of that amount from each Pool Member (other than the Non-paying PES). In that event, EPFAL shall advise each Pool Member of the amount payable by invoice dispatched to each Pool Member and each Pool
Member shall pay the amount advised in the relevant invoice within fifteen (15) days after the invoice date.

2.3.4 A Non-paying PES shall indemnify and keep indemnified each Pool Member on demand against all sums properly paid by such Pool Member pursuant to this sub-section 2.3.

2.3.5 Each Pool Member shall give notice to the Pool
Funds Administrator before instituting any action or proceedings in any court to enforce payments due to it pursuant to this Schedule. Upon receipt of any notice under this paragraph 2.3.5, the Pool Funds
Administrator will as soon as practicable notify the Executive Committee, all Pool Members and the Director.
The provisions of sub-section 24.4 of Schedule 11 shall apply mutatis mutandrs in respect of any payment due from a Non-paying PES pursuant to this Schedule.

2.3.6 Upon EPFAL becoming aware of a Public Electricity
Supplier becoming a Non-paying PES, it shall notify the Executive Committee, the remaining Pool Members and the Director, and the Executive Committee shall convene and cause to be convened a general meeting of Pool Members as soon as possible thereafter, which meeting will determine whether any further 1998 Programme Costs shall be incurred.

2.3.7 The provisions of paragraphs 15.2.3,15.2.4 and sub-section 15.3 of Schedule 15 shall in any event apply mutatis mutants in respect of all payments required to be made pursuant to this Section 2.

2.4 Accrued Costs: As soon as reasonably practicable, but in any event no later than 30th September, 1996, Pool Members will pay each other such sums as will ensure that all Accrued Costs have effectively been paid for or reimbursed only by Public Electricity Suppliers and, as between Public Electricity Suppliers, according to their respective Programme Shares.

3.   PROGRAMME EXPENDITURE AND THE STEERING GROUP

3.1 Authority to incur expenditure: No 1998 Programme Costs shall be incurred by 1998 Sub-Committees other than pursuant to Approved Funding Tranches.

3.2  Establishment: Pool Members hereby establish the
Steering Group as a sub-committee of the Executive Committee upon the terms and subject to the conditions of this Schedule
22.

3.3  Steering Group Members: Each member of the Executive
Committee shall have the right to appoint a member of the Steering Group.

3.4  Approval of programme expenditure:

3.4.1 The Steering Group will notify each 1998 Sub-Committee and such persons as may be nominated by each Public Electricity Supplier in writing to the Steering Group from time to time ("PES Nominees"), no later than 10 working days prior to holding any meeting of the date that meeting will be held, save that, if at least 5 members of the Steering Group (including at least 3 appointed by members of the Executive Committee appointed by Public Electricity Suppliers) consent, a meeting of the Steering Group may be held on 48 hours' notice.

3.4.2 Prior to approving any further work packages after 15th July, 1996, undertaking or commissioning any work in respect of the 1998 Programme, the Programme Board or any member of the Steering Group shall submit one or more Funding Tranches to the Steering Group (with a copy to all PES Nominees) at least 5 working days in advance of any meeting of the Steering Group, for approval. Each Funding Tranche shall contain details of the scope of the work proposed to be undertaken and a budget of all costs associated with it, comparison of all its elements against the Programme Budget (or, if the Programme Budget shall not then have been agreed, against the planned budget). Any amount to be reimbursed in respect of costs incurred in relation to work packages approved in the period between 31st March, 1996 and 15th July, 1996 shall also be the subject of a Funding Tranche or Funding Tranches to be submitted to the Steering Group (with a copy to all PES Nominees) by the Programme Board or any member of the Steering Group at least five working days in advance of a meeting of the Steering Group. Each such Funding Tranche shall contain details of the scope of the work undertaken and details of the costs associated with it.


3.4.3At each meeting of the Steering Group, the Steering Group shall resolve whether to approve Funding Tranches duly submitted to it in accordance with paragraph 3.4.2, and, subject to any appeal to Public Electricity Suppliers, any Funding Tranche so approved will become an Approved Funding Tranche. Notwithstanding the decision taken, any Public Electricity Supplier or any member of the Steering Group appointed by a member of the Executive Committee appointed by Public Electricity Suppliers may, within 5 working days of the resolution of the Steering Group, by notice in writing to the Steering Group, appeal the matter to be considered by Public Electricity Suppliers under sub-section
7.2. If the Public Electricity Suppliers then resolve to approve the Funding Tranche, it shall become an Approved Funding Tranche. If the matter has been appealed and Public Electricity Suppliers do not so approve it, the Funding Tranche shall not be an Approved Funding Tranche.

3.4.4As soon as the Programme Board becomes aware that the cost of any work carried out pursuant to any Approved Funding Tranche is likely to exceed the budget considered by the Steering Group in paragraph 3.4.2 above, it shall forthwith prepare a revised budget and deliver it to the Steering Group, at which point the Steering Group and, if necessary, the Public Electricity Suppliers, will follow the procedure set out in paragraphs 3.4.2 and 3.4.3 in considering whether to authorize the continuation of work under the Approved Funding Tranche, in accordance with such revised budget. If (a) the Steering Group does not resolve to approve the revised budget, in accordance with paragraph
3.4.2 or (b) after referral to Public Electricity Suppliers in accordance with sub-section 7.2 they resolve not to approve the revised budget, then the relevant 1998 Sub-Committee shall undertake no work to implement the Approved Funding Tranche which would lead to the cost of implementing the Approved Funding Tranche exceeding the original budget. If the revised budget is approved in accordance with paragraph 4.3.2 or, as the case may be, sub-section 7.2, the cost of that Approved Funding Tranche will be adjusted accordingly.

3.4.5Any Steering Group member may by reasonable notice request such information of the Chief Executive or the Programme Board as may be reasonably required to assess the performance of the 1998 Programme against the Programme
Budget and Approved Funding Tranches, it being understood that the Chief Executive and the Programme Board shall not be required to comply with any such information request unless it is made by 3 or more members of the Steering
Group.

3.5 Voting: Any question or matter considered by the Steering Group shall be resolved by a simple majority of votes of members of the Steering Group.

4.   THE OPERATIONAL FRAMEWORK


4.1 Changes to Operational Framework: Subject to sub-section 4.2, any addition to, deletion from or other change to the Operational Framework by or on behalf of Pool
Members shall be made only with the prior approval of Pool
Members in general meeting.

4.2 Effect on 1998 Programme Costs: If any addition to, deletion from or other change to the Operational Framework may lead to an increase in the 1998 Programme Costs then, unless such addition, deletion or other change has been approved by the Public Electricity Suppliers in writing or in separate general meeting, the proposed addition, deletion or other change shall not take effect unless Pool Members so resolve (in which case any costs incurred as a result of the addition, deletion or other change in question shall not be 1998 Programme Costs).

5.   PROGRAMME BOARD AND PROGRAMME BUDGET

5.1 Constitution of the Programme Board: At all times, the Programme Board shall comprise three senior users, one senior technical user (together the "Senior Users") and the Chief Executive. One of the Senior Users shall be an appointee of all Pool Members other than Public Electricity
Suppliers, and the other three shall be appointees of the Public Electricity Suppliers.

5.2 Voting: It is the intention of Pool Members that the Programme Board shall resolve matters by way of consensus.

5.3 Preparation of the Programme Budget: The Programme Board shall prepare and submit a draft programme budget by no later than 15th July, 1996 for approval by the Steering Group. The procedure for approval of the draft programme budget shall follow that for approval of Funding Tranches in paragraphs 3.4.2 and 3.4.3, save that if either the Steering Group or Public Electricity Suppliers do not approve the draft programme budget, they shall notify the Programme Board of any areas requiring revision and the Programme Board shall, as soon as reasonably practicable after such notification, re-submit the draft programme budget to the Steering Group. Once the draft programme budget is approved it shall be the Programme Budget.

6.   PROGRAMME SHARES AND PES VOTES

6.1  Programme Shares and PES Votes: The Programme Share and
PES Vote of each Public

Electricity Supplier shall be that set opposite its name in column 2 of the table in sub section 6.2.

6.2  Table:


          Column 1                       Column 2
         Name of PES             Programme Shares and PES
                                           Votes

Eastern Group plc                         13.82%

East Midlands Electricity plc              9.61%

London Electricity plc                     8.50%

Manweb plc                                 5.71%

Midlands Electricity plc                   9.64%

Northern Electric plc                      5.44%

NORWEB Plc                                 8.99%

SEEBOARD PLC                               8.91%

Southern Electric plc                     11.75%

South Wales Electricity plc                3.64%

South Western Electricity plc              6.21%

Yorkshire Electricity Group                7.78%
plc

6.3  In the event of any merger between one or more Public
Electricity Suppliers any successor company shall have the aggregate Programme Shares and PES Votes of its predecessors. Any successor to part only of the authorized area (as such term is defined in its PES Licence) of a Public Electricity Supplier and the Public Electricity
Supplier retaining the other part shall have such PES Votes and Programme Shares as the Director shall determine.

7    PES MEETINGS

7.1  PES Meetings: The following provisions of this Section
7 shall apply to separate general meetings of Public
Electricity Suppliers.

7.2 Requirements for PES Approval: The following matters shall require Public Electricity Suppliers to give their approval by the Requisite Proportion in separate general meeting, or by the Requisite Proportion of Public
Electricity Suppliers giving their approval in writing to take effect:

(a) the approval of Funding Tranches by way of appeal under sub-section 3.4;

(b) the approval of any addition to, deletion from or other change to the Operational Framework which may lead to an increase in the 1998 Programme Costs; and

(c) any addition to, deletion from or other charge to this Schedule 22 (other than, for the avoidance of doubt, the adoption of detailed drafting of the provisions relating to the recovery of 1998 Programme
Costs in accordance with paragraph 8.2.3).

7.3 General Provisions: The provisions of Part III of the Agreement relating to general meetings of Pool
Members shall apply mutatis mutandis to separate general meetings of Public Electricity Suppliers, but so that:

(a) the necessary requirement for notice in writing to be given of any such separate general meeting shall be 5 working days rather than the period in Clause 9.3;

(b)  Clause 10.9 shall not apply although the Pool
Auditor and the Director or its
or his duly authorized representative shall have the right to attend and speak (but not vote) at such separate general meetings;

(c) such separate general meetings shall be convened by the Secretary upon receipt of a request from a Public Electricity Supplier or a member of the Steering
Group appointed by an Executive Committee Member appointed by Public Electricity Suppliers;

(d)  the necessary quorum shall be 6 or more Public
Electricity Suppliers present in person together representing 50 per cent. or more of the aggregate number of PES Votes of all Public Electricity Suppliers and if no quorum is present within half an hour from the time appointed for the separate general meeting, the separate general meeting shall be adjourned until the following working day;

(e) references to Total Votes shall be substituted by references to PES Votes; and

(f) notice of any such separate general meeting need to be given only to those entitled to attend the same,

and any resolution put to any such separate general meeting shall, to be passed, require the Requisite
Proportion of votes in favour.

RECOVERY OF 1998 PROGRAMME COSTS

8.1 - Calculation of Aggregate Charging Limit: The
Aggregate Charging Limit shall be calculated in the following manner

8.1.1 if Total 1998 Programme Costs are less than the Lower Limit then:

                ACL = LL - LL- T1998 PC  +FC
                           ------------
                                2

8.1.2 if Total 1998 Programme Costs are equal to or greater than the Lower Limit and less than or equal to the Upper Limit then:

               ACL = T1998 PC + FC; and

8.1.3 if Total 1998 Programme Costs are greater than the Upper Limit then:

             ACL = UL+ T1998 PC - UL + FC
                       -------------
                              2

in each case, where, subject to the provisions set out below:

the Lower Limit ("LL") = pounds 48,000,000;

the Upper Limit ("UL") = pounds 58,000,000; and

the Total 1998 Programme Costs ("T1998 PC") = the aggregate amount of 1998 Programme Costs,

save that if, as a result of any addition to, deletion from or other change to the Operational Framework and/or the adoption of Approved Funding Tranches pursuant to sub-section 3.4 or Section 7 outside the scope of the Operational Framework, the Total 1998
Programme Costs are changed by any amount in excess of pounds 50,000 then, subject to prior approval by the Director, both the Lower Limit and the Upper Limit shall be adjusted by the amount of such change.

8.2  Recovery from under 100kw customers:

8.2.1The ACL is to be recovered, with allowance being made for Financing Costs, over a maximum period of 5 years from the Implementation Date from all suppliers of customers below 100kW on the basis of a charge per megawatt hour supplied. The Public Electricity
Suppliers shall be entitled to recover the ACL in proportion to the 1998 Programme Costs contributed by them. If, for reasons other than force majeure (as defined in paragraph 8.2.2 below), the Implementation
Date is later than 1st April, 1998, the Public
Electricity Suppliers or their agents will be able to recover a proportionately lesser amount.

8.2.2 If, by reason of force majeure (which for these purposes means any delay as a result of the requirements of the Director or the Secretary of State or any exceptional circumstances outside the control of the Pool), the 1998 Programme is delayed or not implemented, full cost recovery of the ACL shall be made.

8.2.3 The principles for recovery set out in this sub-section 8.2 require further detailed drafting. Pool
Members undertake to use their reasonable endeavors to agree the detailed drafting by 1st October, 1996.

9.   SCHEDULE 22 CEASING TO HAVE EFFECT

Without prejudice to any accrued rights or liabilities, the provisions of this Schedule 22 shall cease to have effect on the date following that on which the final payment has been made to the last Public Electricity
Supplier to be reimbursed its due proportion in respect of 1998 Programme Costs and Financing Costs pursuant to
Section 8.

10.  ARRANGEMENTS WITH SCOTTISH PUBLIC ELECTRICIAN
SUPPLIERS

Pool Members envisage that the effect upon the arrangements in respect of any contributions towards the 1998 Programme Costs from Scottish Power plc and
Scottish Hydro-Electric plc shall be incorporated into amendments to this Agreement once agreed. These may include adjustments, if appropriate, to the Lower Limit and the Upper Limit.
                       DATED 17 October, 1996
                           THE GENERATORS
                            named herein

                               - and -

                            THE SUPPLIERS
                            named herein

                               - and -

         ENERGY SETTLEMENTS AND INFORMATION SERVICES LIMITED as Settlement System Administrator

                               - and -

              ENERGY POOL FUNDS ADMINISTRATION LIMITED
                     as Pool Funds Administrator

                               - and -

                    THE NATIONAL GRID COMPANY plc
          as Grid Operator and Ancillary Services Provider

                               - and -

                         SCOTTISH POWER plc
                                 and
               ELECTRICITE DE FRANCE, SERVICE NATIONAL
                            as Externally
                       Interconnected Parties

                               - and -

                          THE OTHER PARTIES
                            named herein

                               - and -

                     THE METER OPERATOR PARTIES
                            named herein


                     FIFTEENTH SUPPLEMENTAL DEED
          relating to the Pooling and Settlement Agreement
                    for the Electricity Industry
                        in England and Wales
                              CONTENTS

                                                          Page

1.   INTERPRETATION                                         2

2.   RESTATEMENT                                            2

3.   CONTINUATION OF THE POOLING AND SETTLEMENT AGREEMENT   2

4.   MISCELLANEOUS                                          2

5.   ENTIRE AGREEMENT                                       3

6.   GOVERNING LAW                                          3

SCHEDULE 1:         Part I: The Generators                  4

                    Part II: The Suppliers                  8

SCHEDULE 2:         The Other Parties                       12

SCHEDULE 3:         The Meter Operator Parties who are
                    not Parties                             14

SIGNATORIES

THIS SUPPLEMENTAL DEED is made on                       , 1996

BETWEEN: -

(1) THE PERSONS whose names, registered numbers and registered or principal offices are set out in Part I of Schedule 1;

(2) THE PERSONS whose names, registered numbers and registered or principal offices are set out in Part II of Schedule 1;

(3) ENERGY SETTLEMENTS AND INFORMATION SERVICES LIMITED (registered number 2444282) whose registered office is situate at Fairham House, Green Lane, Clifton, Nottingham NG11 9LN as Settlement System
Administrator;

(4)  ENERGY POOL FUNDS ADMINISTRATION LIMITED (registered number
2444187) whose registered office is situate at 185 Park Street, London SE1 9DY as Pool Funds Adm inistrator;

(5) THE NATIONAL GRID COMPANY pie (registered number 2366977) whose registered office is situate at National Grid House, Kirby Corner
Road, Coventry CV4 8JY as Grid Operator and Ancillary Services
Provider;

(6) SCOTTISH POWER plc (registered number 117120) whose principal office is situate at 1 Atlantic Quay, Glasgow G2 8SP, Scotland as an Externally Interconnected Party;

(7) ELECTRICITE DE FRANCE, SERVICE NATIONAL whose principal office is situate at Departement Relations avec l'Etranger, Echanges d'Energie, 2 Rue Louis Murat, 5eme etage, 75384 Paris, Cedex 08,
France as an Externally Interconnected Party;

(8) THE OTHER PARTIES whose names, registered numbers and registered or principal offices are set out in Schedule 2; and

(9) THE METER OPERATOR PARTIES whose names, registered numbers and registered or principal offices are set out in Schedule 3.

WHEREAS :

(A) by a Pooling and Settlement Agreement for the Electricity Industry in England and Wales dated 30th March, 1990 (the Spooling and Settlement Agreement") the parties thereto agreed to give effect to and be bound by certain rules and procedures for the operation of an electricity trading pool and the operation of a settlement system;

(B) the Pooling and Settlement Agreement has been amended by supplemental agreements dated as of 30th June, 1990, as of 15th October, 1990, 30th September, 1991, 29th November, 1991,16th November, 1992, 31st March, 1993, 1st January, 1994, 22nd April, 1994, 15th March, 1995, 7th April, 1995,16th April, 1996 and 16
October, 1996 and hereinafter references to the Pooling and Settlement Agreement are to that agreement as so amended; and

(C) the parties to this Deed (being (i) all the Parties at the date hereof and (ii) all the Meter Operator Parties at the date hereof) have agreed to amend and restate the Pooling and Settlement Agreement on the terms and subject to the conditions set out below,

NOW THIS DEED WITNESSES as follows:

1.   INTERPRETATION

1.1 Except where defined herein or where the context otherwise requires, words and expressions defined in the Pooling and Settlement Agreement shall have the same respective meanings when used in this Deed and references to a document being uin the agreed form" are to that document which shall have endorsed thereon the words "in the agreed form" and which shall have been initialled by or on behalf of the Chief Executive.

1.2 The table of contents and the headings to each of the Clauses are inserted for convenience only and shall be ignored in construing this Deed.

2.   RESTATEMENT

The parties hereby agree that with effect on and from the date of this Deed the Pooling and Settlement Agreement shall be amended and restated in the agree" form.

3.   CONTINUATION OF THE POOLING AND SETTLEMENT AGREEMENT

The Pooling and Settlement Agreement shall remain in full force and effect and this Deed and the Pooling and Settlement Agreement shall be treated as one document so that, upon the Pooling and Settlement Agreement being amended and restated pursuant to Clause 2, all references to the Pooling and Settlement Agreement shall be treated as references to that agreement as amended by this Deed.

4.   MISCELLANEOUS

The provisions of Clauses 75 to 79 (inclusive) and 81 to 84
(inclusive) of the Pooling and Settlement Agreement shall be deemed to be incorporated herein mutatis mutandis.

5.   ENTIRE AGREEMENT

5.1 Each party acknowledges that in entering into this Deed on the terms set out herein it is not relying upon any representation, warranty, promise or assurance made or given by any other party or any other person, whether or not in writing, at any time prior to the execution of this Deed which is not expressly set out herein.

5.2 None of the parties shall have any right of action against any other party arising out of or in connection with any representation, warranty, promise or assurance referred to in sub-clause 5.1 (except in the case of fraud).

GOVERNING LAW
This Deed shall be governed by, and construed in all respects in accordance with, English law.
IN WITNESS whereof this document has been duly executed and delivered as a deed the day and year first above written

                             SCHEDULE 1:
                       Part I: The Generators


             Name             Registered Number  Registered or Principal
                                                 Office

   Anglian Power Generators        2488955       Wherstead Park
   Limited                                       Wherstead
                                                 Ipswich
                                                 Suffolk
                                                 IP9 2AQ

   Barking Power Limited           2354681       Devonshire House
                                                 M ayfair House
                                                 London W1X 5FH

   British Nuclear Fuels plc       1002607       Risley
                                                 Warrington
                                                 Cheshire
                                                 WA3 6AS

   Celtpower Limited               2656561       13 Charles II Street
                                                 London
                                                 SW1Y 4QT

   Citigen (London) Limited        2427823       152 Grosvenor Road
                                                 Rivermill House
                                                 London
                                                 SW1V 3JL

   Corby Power Limited             2329494       Mitchell Road
                                                 Phoenix Parkway
                                                 Corby
                                                 Northamptonshire
                                                 NN17 1QT

   Derwent Cogeneration            2703635       Landsdowne House
   Limited                                       Berkeley Square
                                                 London W1X 5DH

   Eastern Merchant                3116225       Wherstead Park
   Generation Limited                            Wherstead
                                                 Ipswich
                                                 S uffolk
                                                 IP9 2AQ


   Electricite de France,             -          Department Relations avec
   Service National                              I'Etranger
                                                 Exchanges d'Energie
                                                 2 Rue Louis Murat
                                                 5eme etage
                                                 75384 Paris
                                                 Cedex 08

   Elm Energy & Recycling          2516685       Elm Energy House
   (UK) Limited                                  Ettingshall Road
                                                 Wolverhampton
                                                 West Midlands WV2 2LA

   Fellside Heat and Power         2614535       Fellside Lodge
   Limited                                       Seascale
                                                 Cumbria CA20 1PG

   Fibrogen Limited                2547498       38 Clarendon Road
                                                 London W 11 SAD

   Fibropower Limited              2234141       38 Clarendon Road
                                                 London W 11 SAD

   First Hydro Company             2444277       Bala House
                                                 Lakeside Business Village
                                                 St. David's Park
                                                 Deeside
                                                 Clwyd CH5 3XJ

   Independent Energy UK           3033406       3rd Floor
   Limited                                       33 Queen Street
                                                 Maidenhead
                                                 Berkshire
                                                 SL6 1NB

   Keadby Generation Limited       2729513       Talbot Road
                                                 Manchester M 16 OH Q

   Lakeland Power Limited          2355290       Roosecote Power Station
                                                 Roosecote Marsh
                                                 Barrow-in-Furness
                                                 Cumbria LA13 OPR

   Magnox Electric plc             2264251       Berkeley Centre
                                                 Berkeley
                                                 Gloucestershire GL13 9PB


   Medway Power Limited            2537903       Boston House
                                                 The Little Green
                                                 Richmond TW9 1QE


   Midlands Power (UK)             2251099       Mucklow Hill
   Limited                                       Halesowen
                                                 West Midlands B62 8BP


   National Power plc              2366963       Windmill Hill Business
                                                 Park
                                                 Whitehill Way
                                                 Swindon
                                                 Wiltshire
                                                 SN5 6PB

   Nuclear Electric Limited        3076445       Barnett Way
                                                 Barnwood
                                                 Gloucester
                                                 GL4 3RS

   Peterborough Power              2353599       Storeys Bar Road
   Limited                                       Peterborough PE1 5NT

   PowerGen plc                    2366970       53 New Broad Street
                                                 London EC2M 1JJ

   Regional Power Generators       2352390       Wetherby Road
   Limited                                       Scarcroft,
                                                 Leeds LS14 3HS

   Scottish Hydro-Electric         117119        10 Dunkeld Road
   plc                                           Perth PH 1 5WA

   Scottish Power plc              117120        1 Atlantic Q u ay
                                                 Glasgow G2 8SP

   Slough Energy Supplies          2474514       342 Edinburgh Avenue
   Limited                                       Slough
                                                 SL1 4TU

   South East London               2489384       37-41 Old Queen Street
   Combined Heat and Power                       London SW1H 9UA
   Limited

   Teesside Power Limited          2464040       34 Park Street
                                                 London W1Y 3LE

   Winterton Power Limited         3001798       800 Park Avenue
                                                 Aztec West
                                                 Almondsbury
                                                 Bristol BS12 4SE

                       Part II: The Suppliers

             Name             Registered Number  Registered or Principal
                                                 Office

   British Gas Trading Ltd         3078711       Rivermill House
                                                 152 Grosvenor Road
                                                 London SW 1 V 3JL

   British Nuclear Fuels pie       1002607       Risley
                                                 Warrington
                                                 Cheshire WAS 6AS

   Candecca Resources              953066        Welton Gathering Centre
   Limited                                       Barefield Lane
                                                 Off Wragby Road
                                                 Sudbrooke
                                                 Lincoln LN2 2QY

   Citigen (London) Limited        2427823       152 Grosvenor Road
                                                 Rivermill House
                                                 London SW 1V 3JL

   Crosfield Limited                48745        Bank Quay
                                                 P.O. Box 26
                                                 Warrington
                                                 Cheshire WAS JAB

   Eastern Group pie               2366906       Wherstead Park
                                                 P.O. box 40
                                                 Wherstead
                                                 Ipswich
                                                 Suffolk IP9 2AQ

   East Midlands Electricity       2366923       P.O. Box 444
   pie                                           Woodyard Lane
                                                 Wollaton
                                                 Nottingham NG8 lEZ


   Electricite de France,             -          Department Relations avec
   Service National                              l'Etranger
                                                 Echanges d'Energie
                                                 2 Rue Louis Murat
                                                 5eme etage
                                                 75384 Paris
                                                 Cedex 08

   Energy Supply Contracts         172268        The Havens
   Limited                                       Ransomes Europark
                                                 Ipswich
                                                 Suffolk IP3 9SJ

   Enron Capital and Trade         2463988       Four Millbank
   Resources Limited                             London SW1P 3ET

   Impkemix Energy Limited         2076043       The Heath
                                                 Runcorn
                                                 Cheshire WA7 4QF

   Independent Energy UK           3033406       3rd Floor
   Limited                                       33 Queen Street
                                                 M aidenhead
                                                 Berkshire
                                                 SL6 1NB

   London Electricity plc          2366852       Templar House
                                                 81-87 High Holborn
                                                 London WC1V 6NU

   Magnox Electric plc             2264251       Berkeley Centre
                                                 Berkeley
                                                 Gloucestershire GL13 9PB

   Manweb plc                      2366937       Sealand Road
                                                 Chester CH 1 4LR

   Midlands Electricity plc        2366928       Mucklow Hill
                                                 Halesowen
                                                 West Midlands B62 8BP

   National Power plc              2366963       Windmill Hill Business Park
                                                 Whitehill Way
                                                 Swindon
                                                 Wiltshire
                                                 SN5 6PB


   Norsk Hydro (UK) Limited        841421        Bridge House
                                                 69 London Road
                                                 Twickenham
                                                 Middlesex TQ 1 3RH

   Northern Electric plc           2366942       Carliol House
                                                 Market Street
                                                 Newcastle upon Tyne
                                                 NE1 ONE

   NORWEB plc                      2366949       Talbot Road
                                                 Manchester M16 OHQ

   Nuclear Electric Limited        3076445       Barnett Way
                                                 Barnwood
                                                 Gloucester
                                                 GL4 3RS

   PowerGen plc                    2366970       53 New Broad Street
                                                 London EC2M 1JJ

   PowerState Limited              2859586       Douglas Bank House
                                                 Wigan Lane
                                                 Wigan WN1 2TB

   Scottish Hydro-Electric         117119        10 Dunkeld Road
   plc                                           Perth PHI SWA

   Scottish Power plc              117120        1 Atlantic Quay
                                                 Glasgow G2 8SP

   SEEBOARD plc                    2366867       Forest Gate
                                                 Brighton Road
                                                 Crawley
                                                 West Sussex RH11 9BH

   Shell Power Limited             2559630       Rowlands Way
                                                 Withenshawe
                                                 Manchester M22 5SB

   Slough Energy Supplies          2474514       234 Bath Road
   Limited                                       Slough SL1 4EE


   Southern Electric pie           2366879       Westacott Way
                                                 Littlewick Green
                                                 M aidenhead
                                                 Berkshire SL6 3QB

   South Wales Electricity         2366985       Newport Road
   pie                                           St. Mellons
                                                 Cardiff CF3 9XW

   South Western Electricity       2366894       800 Park Avenue
   plc                                           Aztec West
                                                 Almondsbury
                                                 Bristol BS12 4SE

   The Renewable Energy            3043412       21 St. Thomas Street
   Company Limited                               Bristol BS 1 6US

   UK Electric Power Limited       2844010       Stroud House
                                                 Russell Street
                                                 Stroud
                                                 Gloucestershire GL5 BAN

   UML Limited                     661900        PO Box 115
                                                 Port Sunlight
                                                 Wirral
                                                 Merseyside
                                                 L62 4ZG

   Yorkshire Electricity           2366995       Wetherby Road
   Group plc                                     Scarcroft
                                                 Leeds LS14 3HS

                             SCHEDULE 2:
                          The Other Parties


             Name             Registered Number  Registered or Principal
                                                 Office

   Accord Energy Limited           2877398       Rivermill House
                                                 152 Grosvenor Road
                                                 London SW1V 3JL

   AES Barry Limited               3135522       Burleigh House
                                                 17-19 Worple Way
                                                 Richmond
                                                 Surrey TW 10 6AG

   Alcan Aluminium UK              750143        Chalfont Park
   Limited                                       Gerrards Cross
                                                 Buckinghamshire
                                                 SL9 OQB

   British Gas plc                 2006000       Rivermill House
                                                 152 Grosvenor Road
                                                 London SW1V 3JL

   Cabah Energy Limited            2759706       190 Strand
                                                 London WC2R 1JN

   Eastern Generation              2529347       Wherstead Park
   Services Limited                              Wherstead
                                                 Ipswich
                                                 Suffolk
                                                 IP9 2AQ

   Enfield Energy Centre           2796628       Concorde House
   Limited                                       Concorde Way
                                                 Stockton on Tees
                                                 Cleveland
                                                 TS18 3RB

   Fibrowatt Thetford              3057688       38 Clarendon Road
   Limited                                       London W 11 3AD

   Humber Power Limited            2571241       18 S avile Row
                                                 London W1X 1AE


   Hydra Electric Energy           2487475       Royex House
   Limited                                       Aldermanbury Square
                                                 London EC2V 7LD

   Indian Queens Power             2928100       1 Northumberland Avenue
   Company Limited                               London WC2N 5BW

   Keadby Power Limited            2548042       Talbot Road
                                                 M anchester
                                                 M16 OHQ

   Kingsnorth Power Limited        2656343       190 Strand
                                                 London WC2R 1JN

   Meter Operators Limited         2841018       Lynton House
                                                 7-12 Tavistock Square
                                                 London WC1H 9BQ

   Pentex (East Midlands)          2275006       20 St. James Street
   Limited                                       London SWIG 4UJ

   Rocksavage Power Company         18868        152 Grosvenor Road
   Limited                                       London SW1V 3JL

   Seabank Power Limited           2591188       Union Buildings
                                                 15 Union Street
                                                 Aberdeen AS 1 2BU

                             SCHEDULE 3:
           The Meter Operator Parties who are not Parties

             Name             Registered Number  Registered or Principal
                                                 Office

   Control Devices and             1242585       P.O. Box 56
   Systems   Limited                             101 Mill Lane
                                                 Newbury
                                                 Berkshire
                                                 RG14 5RE

   DrakMarn O&M Ltd                3124701       53 New Broad Street
                                                 London EC2M 1JJ

   E. Squared Limited              2674129       Almac House
                                                 Church Lane
                                                 Bisley
                                                 Surrey
                                                 GU24 9DR

   Northern Energy Services        2868141       5 Derwent Place
   Limited                                       Spotborough
                                                 Doncaster
                                                 DN5 7PN

   PowerMet Limited                2877912       3 Park Place
                                                 London SW1A lLP

   Scotcomms Partnership                         Slotline House
                                                 Largo Road
                                                 St. Andrews
                                                 Fife
                                                 FY16 8NJ

   Schlumberger Industries         534821        1 Kingsway
   Limited                                       London WC2B 6XH

   The Challenge Group                           22 Tally Road
                                                 Oxted
                                                 Surrev RHO OTG

                             SIGNATORIES

THE GENERATORS

Anglian Power Generators Limited

Address:       Kings Lynn Power Station, Willows Business Park,
               Saddlebow, Kings Lynn, Norfolk PE34 3RD
Facsimile no:  01553 667166
Attention:     R. Rigg

By:

Barking Power Limited

Address:       Barking Power Station, Chequers Lane, Dagenham, Essex
               RM9 6PF
Facsimile no:  0181 984 5174
Attention:     Dr S.J. Mancey

By:

British Nuclear Fuels plc

Address:       F13, Sellafield, Seascale, Cumbria CA20 1PG
Facsimile no:  019467 27132
Attention:     P.L. O'Neill, Business Manager, Electricity Generation

By:

CeltPower Limited

Address:       Plas Yn Dre Broad Street, Newtown, Powys SY16 2NA
Facsimile no:  01686 629887
Attention:     M. Johnson

By:

Citigen (London) Limited

Address:       47-53 Charterhouse Street, London EC1M 6HA
Facsimile no:  0171253 9319
Attention:     Ms A. Dunleavy

By:

Corby Power Limited

Address:       Mitchell Road, Phoenix Parkway, Corby, Northamptonshire
               NN17 5QT
Facsimile no:  01536 402619
Attention:     General Manager

By:

Derwent Cogeneration Limited

Address:       P.O. Box 5, Spondon, Derby DE21 7BP
Facsimile no:  01332 669829
Attention:     R. Hemmings

By:

Eastern Merchant Generation Limited

Address:       Wherstead Park, Wherstead, Ipswich, Suffolk IP9 2AQ
Facsimile no:  01473 552966
Attention:     Coral Woodward

By:

Electricite de France, Service National

Address:       EDF Production Transport, Department Relations avec
               l'Etranger, Echanges d'Energie, 2 Rue Louis Murat, 5eme
               etage, 75384, Paris Cedex 08
Facsimile no:  (00 331) 40 42 63 41
Attention:     P. Gaillet

(copy to: Associated Electricity Supplies Limited

Address:       53 St George's Road, Wimbledon, London SW19 4EA
Facsimile no:  0181944 0750
Attention:     P. Clubb)

By:

Elm Energy & Recycling (UK) Limited

Address:       Elm Energy House, Eltingshall Road, Wolverhampton, West
               Midlands WV14 9NN
Facsimile no:  01902 408517
Attention:     M.D. Wyckoff

By:
Fellside Heat and Power Limited

Address:       Fellside Lodge, Seascale, Cumbria CA20 1PG
Facsimile no:  01946 721130
Attention:     J.A. Bartlett

By:

Fibrogen Limited

Address:       Astley House, 33 Notting Hill Gate, London W11 3JQ
Facsimile no:  0171 2218671
Attention:     R. Fraser

By:

Fibropower Limited

Address:       Astley House, 33 Notting Hill Gate, London W11 3JQ
Facsimile no:  0171 221 8671
Attention:     R. Fraser

By:

First Hydro Company

Address:       Bala House, Lakeside Business Village, St. Davids Park,
               Deeside, Clwyd CH5 3XJ
Facsimile no:  -
Attention:     B. Stalker

By:

Independent Energy UK Limited

Address:       St John's Court, 70 St John's Close, Knowle, Solihull,
               West Midlands B93 ONN
Facsimile no:  01564 770010
Attention:     J Sully

By:

Keadby Generation Limited

Address:       P.O. Box 89, Keadby, Scunthorpe, North Lincolashire
               DN17 3AZ
Facsimile no:  01724 784270
Attention:     Dr. C.K. Stanley

By:

Lakeland Power Limited

Address:       Roosecote Power Station, Roosecote Marsh,
               Barrow-in-Furness, Cumbria LA13 OPR
Facsimile no:  01229 870919
Attention:     Jackie Mahon

By:

Magnox Electric pie

Address:       Berkeley Centre, Berkeley, Gloucestershire GL13 9PB
Facsimile no:  01453 813770
Attention:     Company Secretary

By:

Medway Power Limited

Address:      Medway Power Station, Isle of Grain, Rochester, Kent ME3
              OAG
Facsimile no: 01634 271666
Attention:    P. Stinson

By:

Midlands Power (UK) Limited

Address:       Headquarters, Mucklow Hill, Halesowen, West Midlands
Facsimile no:  0121 423 0261
Attention:     Company Secretary

By:

National Power pie

Address:       Windmill Hill Business Park, Whitehill Way, Swindon,
               Wiltshire SN5 6PB
Facsimile no:  01793 893051
Attention:     G. Brown

By:

Nuclear Electric Limited

Address:       Barnett Way, Barnwood, Gloucester GL4 3RS
Facsimile no:  01452 653375
Attention:     H.H. Clements

By:

Peterborough Power Limited

Address:       Storeys Bar Road, Peterborough PE1 5NT
Facsimile no:  01733 894622
Attention:     W. Burrough

By:

PowerGen pie

Address:       Westwood Way, Westwood Business Park, Coventry CV4 8LG
Facsimile no:  01203 425479
Attention:     G. Thomas

By:

Regional Power Generators Limited

Address:       Glanford Brigg Generating Station, Scawby Brook, Brigg,
               North Lincolnshire DN20 SILT
Facsimile no:  01482 495916
Attention:     A.L. Biggins

By:

Scottish Hydro-Electric pie

Address:       Port Na Craig House, Pitlochry, Perthshire PH16
Facsimile no:  01796 472793
Attention:     I. Moyes

By:

Scottish Power plc

Address:       Strathkelvin House, Kirkintilloch, Glasgow G66 1RN
Facsimile no:  0141 636 4706
Attention:     D.R. Booth

By:

Slough Energy Supplies Limited

Address:       342 Edinburgh Avenue, Slough SL1 4TU
Facsimile no:  01753 790038
Attention:     S. Garrett

By:

South East London Combined Heat and Power Limited

Address:       Landmann Way, Off Surrey Road, London SE14 SRS
Facsimile no:  0171 252 2986
Attention:     P. Gerstrom

By:

Teesside Power Limited

Address:       Four Millbank, London SW1P SET
Facsimile no:  0171 316 5454
Attention:     D. Lewis

By:

Winterton Power Limited

Address:       800 Park Avenue, Aztec West, Bristol BS
Facsimile no:  01454 201101
Attention:     T. Masood

By:


THE SUPPLIERS

British Gas Trading Ltd

Address:       17 London Road, Staines, Middlesex TW18 4AE
Facsimile no:  01784 645404
Attention:     D. Meachem

By:

British Nuclear Fuels plc

Address:       F13, Sellafield, Seascale, Cumbria CA20 1PG
Facsimile no:  019467 27132
Attention:     P.L. O'Neill, Business Manager, Electricity Generation

By:

Candecca Resources Limited

Address:       Welton Gathering Centre, Barfield Land, off Wragby Road,
               Sudbrooke, Lincoln LN2 2QU
Facsimile no:  01522 754255
Attention:     D. Wood

By:

Citigen (London) Limited

Address:       47-53 Charterhouse Street, London EC1M 6HA
Facsimile no:  0171 253 9319
Attention:     Ms A Dunleavy

By:

Crosfield Limited

Address:       Bank Quay, PO Box 26, Warrington, Cheshire WAS JAB
Facsimile no:  01925 59828
Attention:     K. Sowley

By:

Eastern Group ply

Address:       Wherstead Park, PO Box 40, Wherstead, Ipswich, Suffolk
               IP9 2AQ
Facsimile no:  01473 554393
Attention:     J. Whelan

By:

East Midlands Electricity plc

Address:      398 Coppice Road, PO Box 4, North PDO Arnold, Nottingham
              NGs 7HX
Facsimile no: 01159 358190
Attention:    A. Musto

By:

Electricite de France, Service National

Address:      EDF Production Transport, Department Relations avec
              l'Etranger, Echanges d'Energie, 2 Rue Louis Murat, 5eme
              etage, 75384, Paris, Cedex 08
Facsimile no: (010 331) 40 42 6341
Attention:    P. Gaillet

(copy to: Associated Electricity Supplies Limited

Address:       53 St. George's Road, Wimbledon, London SW19 4EA
Facsimile no:  0181 944 0750
Attention:     P. Clubb)

By:

Energy Supply Contracts Limited

Address:       The Havens, Ransomes Europak, Ipswich, Suffolk IP3 9SJ
Facsimile no:  01473 273871
Attention:     E.C. Cumberland

By:

Enron Capital and Trade Resources

Address:       Four Millbank, London SW1P 3ET
Facsimile no:  0171 316 5316
Attention:     Mr P. Russell

By:
Impkemix Energy Limited

Address:       PO Box 90, Wilton Centre, Middlesborough, Cleveland
               TS90 8JE
Facsimile no:  01642 437838
Attention:     K.J. Green

By:

Independent Energy UK Limited

Address:       St. John's Court, St. John's Close, Knowle,
               West Midlands
               B93 ONN
Facsimile no:  0156 770010
Attention:     John Sully

By:

London Electricity pie

Address:       Templar House, 81-87 High Holborn, London WC1V 6NU
Facsimile no:  0171 430 2903
Attention:     M. Holmes

By:

Magnox Electric pie

Address:       Berkeley Centre, Berkeley, Gloucestershire GL13 9PBB
Facsimile no:  01453 813770
Attention:     Company Secretary

By:

Manweb pie

Address:       Sealand Road, Chester CH1 4LR
Facsimile no:  01244 652187
Attention:     T. Morley

By:

Midlands Electricity plc

Address:       Mucklow Hill, Halesowen, West Midlands B62 8BP
Facsimile no:  0121 423 2777
Attention:     R. Murray

By:

PowerGen pie

Address:       Westwood Way, Westwood Business Park, Coventry CV4 8LG
Facsimile no:  01203 425479
Attention:     G. Thomas

By:

Powerstate Limited

Address:       The Genesis Centre, Garrett Field, Science Park South,
               Birchwood, Warrington WAS 7BH
Facsimile no:  01925 830277
Attention:     R. Henshaw

By:

ScoKish Hydro-Electric pie

Address:       Port Na Craig House, Pitlochry, Perthshire PH16 SND
Facsimile no:  01796 472793
Attention:     1. Moyes

By:

ScoKish Power plc

Address:       Strathkelvin House, Kirkintilloch, Glasgow G66 1RN
Facsimile no:  0141636 4706
Attention:     D.R. Booth

By:

SEEBOARD plc

Address:       PO Box 639, 329 Portland Road, Hove, East Sussex BN3 3SY
Facsimile no:  01293 428321
Attention:     C. Daniels

By:

Shell Power Limited

Address:       Rowlands Way, Withenshawe, Manchester M22 5SB
Facsimile no:  0161 499 8387
Attention:     John Tucker

By:

Slough Energy Supplies Limited

Address:       342 Edinburgh Avenue, Slough SL1 4TU
Facsimile no:  01753 790038
Attention:     S. Garrett

By:

Southern Electric plc

Address:       Westacott Way, Littlewick Green, Maidenhead, Berkshire
               SL6  3QB
Facsimile no:  01628 584410
Attention:     J. Sykes

By:

South Wales Electricity plc

Address:       Newport Road, St. Mellons, Cardiff CF3 9XW
Facsimile no:  01222 790971
Attention:     M. Mackey

By:

South Western Electricity plc

Address: 800 Park Avenue, Aztec West, Almondsbury, Bristol BS12 4SE Facsimile no: 01454 616675
Attention:     D.G. Harris

By:

The Renewable Energy Company Limited

Address:  Stroud House, Russell Street, Stroud, Gloucestershire GL5
          3AN
Facsimile no:  01453 756222
Attention:     M. Alder

By:

UK Electric Power Limited

Address:  Overdale, Synchant Pass Road, Conwy, Gwynedd LL32 ORE
Facsimile no:  01492 592077
Attention:     N.Bryson

By:

UML Limited

Address:  PO Box 115, Port Sunlight, Wirral, Merseyside L62 4ZL
Facsimile no:  0151643 6299
Attention:     R. Ashton

By:

Yorkshire Electricity Group pie

Address:  Wetherby Road, Scarcroft, Leeds LS14 3HS
Facsimile no:  01132 895926
Attention:     Company Secretary

By:

THE OTHER PARTIES

Accord Energy Ltd

Address:  Heron House, 322 High Holborn, London WC1V 7PW
Facsimile no:  0171 269 4010
Attention:     Eldon Pethybridge

By:

AES Barry Limited

Address: Burleigh House, 17-19 Worple Way, Richmond, Surrey TWIG 6AG Facsimile no: 0181332 1849
Attention:     M. Armstrong

By:

Alcan Aluminium UK Limited

Address: Lynemouth Power Station, Ashington, Northumberland NE63 9YH Facsimile no: 01670 393970
Attention:     A. Brooks

By:

British Gas pie

Address:  17 London Road, Staines, Middlesex TW18 4AE
Facsimile no:  01784 645453
Attention:     D. Meachem

By:

Cabah Energy Limited

Address: c/o Forstar, Tilford House, Farnham Business Park, Weydon Lane, Farnham, Surrey GU9 8QT
Facsimile no:  01252 732110
Attention:     R. Scowcroft

By:

Eastern Generation Services Limited

Address:  Wherstead Park, Wherstead, Ipswich, Suffolk IP9 2AQ
Facsimile no:  01473 601036
Attention:     Mr. G. Hurst

By:

Infield Energy Centre Limited

Address:  Concorde House, Concorde Way, Stockton on Tees, Cleveland
          TS18 3RB
Facsimile no:  01642 678123
Attention:     K. Clarke

By:

Fibrowatt Thetford Limited

Address:  Astley House, 33 Notting Hill Gate, London W11 3JQ
Facsimile no:  01712218671
Attention:     Rupert Fraser

By:

Humber Power Limited

Address:  South Humber Bank Power Station, Hobson Way,
          Stallingborough, Grimsby N37 8JJ
Facsimile no:  01469 573030
Attention:     Paul Evans

By:

Hydro Electric Energy Limited

Address:  c/o Scottish Hydro Electric PLC,10 Dunkeld Road, Perth PHI
          5WA
Facsimile no:  01738 455281
Attention:     Company Secretary

By:

Indian Queens Power Company Limited

Address:  1 Northumberland Avenue, London WC2N 5BW
Facsimile no:  0171872 5539
Attention:     G. Long

By:

Keadby Power Limited

Address:  P.O. Box 89, Keadby, Scunthorpe, North Lincolashire DN17
          3AZ
Facsimile no:  01724 784270
Attention:     Dr. C.K. Stanley

By:

Kingsnorth Power Limited

Address:  c/o Budd Martin & Co, Industrial House, Red Houses, St.
          Brelade, Jersey
Facsimile no:  01534 44777
Attention:     R. Martin

By:
Meter Operators Limited

Address: Ryden Lane, Charton, Nr. Pershore, Worcestershire WR10 3LQ Facsimile no: 01386 861113
Attention:     R. Edmed

By:

Pentex (East Midlands) Limited

Address:  Union Buildings, 15 Union Street, Aberdeen AB1 2BU
Facsimile no:  01244 211444
Attention:     H. Jamieson

By:

Rocksavage Power Company Limited

Address:  20 St. James Street, London SW10 4UJ
Facsimile no:  0171 839 0905
Attention:     G. Grant

By:

Seabank Power Limited

Address:  Severn Road, Hallen, Bristol BS10 7SP
Facsimile no:  0117 982 0351
Attention:     General M anager

By:

THE METER OPERATOR PARTIES WHO ARE NOT PARTIES

Control Devices and Systems Limited

Address:  P.O. Box 56, 101 Mill Lane, Newbury, Berkshire RG14 SR:
Telex no:      849811
Facsimile no:  01635 528224
Attention:     J.W. Dowse

By:

DrakMarn O&M Ltd

Address:  Westwood Way, Westwood Business Park, Coventry CV4 8LG
Facsimile no:  01203 425431
Contact:  Company Secretary

By:

E. Squared Limited

Address:  52-54 Southwark Street, London SE1 1UN
Facsimile no:  0171 378 0012
Attention:     Graham Nicholls

By:

Northern Energy Services Limited

Address:  5 Derwent Place, Spotborough, Doncaster DN5 7PN
Facsimile no:  01302 885574
Attention:     W. Tuczemzkyi

By:

PowerMet Limited

Address:  3 Park Place, London SW1A lLP
Facsimile no:  0171493 7151
Attention:     M. Rugman

By:

Scotcomms Partnership

Address:  SlotlineHouse, Largo Road, St. Andrews, Fife FY16 8NJ
Facsimile no:  03134 476504
Attention:     R. McLister

By:

Schlumberger Industries Limited

Address:  Langer Road, Felixstowe, Suffolk IP11 HER
Facsimile no:  01394 276030
Attention:     A.P. Mahoney, Managing Director

By:

The Challenge Group

Address:  22 Tally Road, Oxted, Surrey RHO OTG
Facsimile no:  01883 730543
Attention:     J. Glover

By:

EXTERNAL POOL MEMBERS

British Nuclear Fuels plc

Address:  F13, Sellafield, Seascale, Cumbria CA20 1PG
Facsimile no:  019467 27132
Attention:     P.L. O'Neil, Business Manager, Electricity Generation

By:

Electricite de France, Service National

Address:  EDF Production Transport, Departement Relations avec
          l'Etranger, Echanges d'Energie, 2 Rue Louis Murat, 5eme
          etage, 75384 Paris, Cedex 08
Telex no:      280098 FRANCE
Facsimile no:  (00 331) 40 42 63 41
Attention:     P. Gaillet

(copy to: Associated Electricity Supplies Limited

Address:  53 St. George's Road, Wimbledon, London SW19 4EA
Facsimile no:  0181 944 0750
Attention:     P. Clubb)

By:

ScoKish Hydro-Electric plc

Address:  Port Na Craig House, Pitlochry, Perthshire PH16 5ND
Facsimile no:  01796 472793
Attention:     I. Moyes

By:

Scottish Power plc

Address:  Strathkelvin House, Kirkintilloch, Glasgow G66 1RN
Facsimile no:  0141636 4706
Attention:     D.R. Booth

By:

SETTLEMENT SYSTEM ADMINISTRATOR

Energy Settlements and Information Services Limited

Address:  Fairham House, Green Lane, Clifton, Nottingham NG11 9LN
Facsimile no:  0115 945 6728
Attention:     G.K. James, General Manager

By:

POOL FUNDS ADMINISTRATOR

Energy Pool Funds Administration Limited

Address:  3rd Floor, 185 Park Street, London SE1 9DY
Facsimile no:  01203 423558
Attention:     A. Marks, Director (National Grid House, 2nd Floor,
               Kirby Corner Road, Coventry CV4 8JY)

By:

GRID OPERATOR

EXECUTED AS A DEED by         )
The National Grid             )
Company pie by the            )
affixing of its               )
common seal in the            )
presence of:                  )

                  MEMBER OF BOARD SEALING COMMITTEE
                        Authorised Signatory


Address:  National Grid House, Kirby Corner Road, Coventry CV4 8JY
Telex no: -
Facsimile no:  01203 423577
Attention:     Company Secretary (copy to: S. Riddington, c/o A.G.
          Ferens, The National Grid Company plc, St. Catherine's Lodge, Bearwood Road, Sindlesham, Nr. Wokingham, Berkshire RG11 5BN)

ANCILLARY SERVICES PROVIDER

EXECUTED AS A DEED by         )
The National Grid             )
Company plc by the            )
affixing of its               )
common seal in the            )
presence of:                  )

MEMBER OF BOARD SEALING COMMITTEE
Authorised Signatory

Address:  National Grid House, Kirby Corner Road, Coventry CV4 8JY
Telex no:      25815
Facsimile no:  01203 423577
Attention:     Company Secretary (copy to Mr. Winser)

EXTERNALLY INTERCONNECTED PARTIES

Scottish Power plc

Address:  Strathkelvin House, Kirkintilloch, Glasgow G66 1RN
Telex No:
Facsimile No:  0141 636 4706
Attention:     D.R. Booth

By:

Electricite de France, Service National

Address:  EDF Department Transport, Departement Relations avec
          l'Etranger, Echanges d'Energie, 2 Rue Louis Murat, 5eme
          etage, 75384 Paris, Cedex 08
Telex no:      280098 FRANCE
Facsimile no:  (00331)40426341
Attention:     P. Gaillet

(copy to: Associated Electricity Supplies Limited

Address:  53 St. George's Road, Wimbledon, London SW19 4EA
Telex no: -
Facsimile no:  0181 944 0750
Attention:     P. Clubb)

By:

                         DATED 19 May, 1997

                           THE GENERATORS
                            named herein

                               - and -

                            THE SUPPLIERS
                            named herein

                               - and -

         ENERGY SETTLEMENTS AND INFORMATION SERVICES LIMITED as Settlement System Administrator

                               - and -

                          ENERGY POOL FUNDS
                       ADMINISTRATION LIMITED
                     as Pool Funds Administrator

                               - and -

                    THE NATIONAL GRID COMPANY plc
          as Grid Operator and Ancillary Services Provider

                               - and -

                         SCOTTISH POWER pie
                                 and
               ELECTRICITE DE FRANCE, SERVICE NATIONAL
                            as Externally
                       Interconnected Parties

                               - and -

                          THE OTHER PARTIES
                            named herein

                               - and -

                     THE METER OPERATOR PARTIES
                            named herein

                     SIXTEENTH SUPPLEMENTAL DEED
          relating to the Pooling and Settlement Agreement
                    for the Electricity Industry
                        in England and Wales

                              CONTENTS

                                                           Page

1.   INTERPRETATION                                           2

2.   AMENDMENTS                                               2

3.   CONTINUATION OF THE POOLING AND SETTLEMENT AGREEMENT     2

4.   MISCELLANEOUS                                            2

5.   ENTIRE AGREEMENT                                         2

6.   GOVERNING LAW                                            3

SCHEDULE 1:    Part I: The Generators                         4
               Part 11: The Suppliers                         8

SCHEDULE 2     The Other Parties                             12

SCHEDULE 3     The Meter Operator Parties who are not
               Parties                                       14

SCHEDULE 4     Amendments to the Pooling and Settlement
               Agreement                                     15

SIGNATORIES                                                  76

THIS SUPPLEMENTAL DEED is made on 19 May, 1997

BETWEEN:

     (1) THE PERSONS whose names, registered numbers and registered or principal offices are set out in Part I of Schedule 1;

     (2) THE PERSONS whose names, registered numbers and registered or principal offices are set out in Part II of Schedule 1;

     (3)  ENERGY SETTLEMENTS AND INFORMATION SERVICES LIMITED
(registered number 2444282) whose registered office is situate at Fairham House, Green Lane, Clifton, Nottingham NG11 9LN as Settlement System Administrator;

     (4) ENERGY POOL FUNDS ADMINISTRATION LIMITED (registered number 2444187) whose registered office is situate at 185 Park Street, London SE1 9DY as Pool Funds Adm inistrator;

     (5) THE NATIONAL GRID COMPANY plc (registered number 2366977) whose registered office is situate at National Grid House, Kirby
Corner Road, Coventry CV4 8JY as Grid Operator and Ancillary Services
Provider;

     (6) SCOTTISH POWER pie (registered number 117120) whose principal office is situate at 1 Atlantic Quay, Glasgow G2 8SP,
Scotland as an Externally Interconnected Party;

     (7) ELECTRICITE DE FRANCE, SERVICE NATIONAL whose principal office is situate at Departement Relations avec l'Etranger, Echanges d'Energie, 2 Rue Louis Murat, Seme etage, 75384 Paris, Cedex 08,
France as an Externally Interconnected Party;

     (8) THE OTHER PARTIES whose names, registered numbers and registered or principal offices are set out in Schedule 2; and

     (9) THE METER OPERATOR PARTIES whose names, registered numbers and registered or principal offices are set out in Schedule 3.

WHEREAS:

     (A) by a Pooling and Settlement Agreement for the Electricity Industry in England and Wales dated 30th March, 1990 (the "Pooling and Settlement Agreement") the parties thereto agreed to give effect to and be bound by certain rules and procedures for the operation of an electricity trading pool and the operation of a settlement system;

     (B) the Pooling and Settlement Agreement has been amended and/or restated by fifteen supplemental agreements, the most recent of which is dated 17th October, 1996 and hereinafter references LO the Pooling and Settlement Agreement are to that agreement as most recently amended and recrated; and

     (C) the parties to this Deed (being (i) all the Parties at the date hereof and (ii) all the Meter Operator Parties at the date hereof) have agreed to amend the Pooling and Settlement Agreement on the terms and subject to the conditions set out below.

NOW THIS DEED WITNESSES as follows:

1.   INTERPRETATION

     1.1 Except where defined herein or where the context otherwise requires, words and expressions defined in the Pooling and Settlement Agreement shall have the same respective meanings when used in this Deed.

     1.2 The table of contents and the headings to each of the Clauses are inserted for convenience only and shall be ignored in construing this Deed.

2.   AMENDMENTS

The parties hereby agree that with effect on and from midnight on 3rd February, 1997 the Pooling and Settlement Agreement shall be amended as set out in Schedule 4.

3.   CONTINUATION OF THE POOLING AND SETTLEMENT AGREEMENT

The Pooling and Settlement Agreement shall remain in full force and effect and this Deed and the Pooling and Settlement Agreement shall be treated as one document so that, upon the Pooling and Settlement Agreement being amended pursuant to Clause 2, all references to the Pooling and Settlement Agreement shall be treated as references to that agreement as amended by this Deed.

4.   MISCELLANEOUS

The provisions of Clauses 75 to 79 (inclusive) and 81 to 84
(inclusive) of the Pooling and Settlement Agreement shall be deemed to be incorporated herein mutates mutandis.

5.   ENTIRE AGREEMENT

     5.1 Each party acknowledges that in entering into this Deed on the terms set out herein it is not relying upon any representation, warranty, promise or assurance made or given by any other party or any other person, whether or not in writing, at any time prior to the execution of this Deed which is not expressly set out herein.

     5.2 None of the parties shall have any right of action against any other party arising out of or in connection with any representation, warranty, promise or assurance referred to in sub-clause 5.1 (except in the case of fraud).

6.   GOVERNING LAW

This Deed shall be governed by, and construed in all respects in accordance with, English law.

IN WITNESS whereof this document has been duly executed and delivered as a deed the day and year first above written

                             SCHEDULE 1:
                       Part I: The Generators

                                 Registered      Registered or
Name                               Number        Principal Office

Anglian Power Generators           2488955       Wherstead Park
Limited                                          Wherstead
                                                 Ipewich
                                                 Suffolk
                                                 IP9 2AQ

Barking Power Limited              2354681       Devonshire House
                                                 Mayfair House
                                                 London W1X 5FH

British Nuclear Fuels plc          1002607       Risley
                                                 Warrington
                                                 Cheshire
                                                 WA3 6AS

Celtpower Limited                  2656561       13 Charles 11
                                                 Street
                                                 London
                                                 SW1Y 4QT

Citigen (London) Limited           2427823       152 Grosvenor Road
                                                 Rivermill House
                                                 London
                                                 SW1V 3JL

Corby Power Limited                2329494       Mitchell Road
                                                 Phoenix Parkway
                                                 Corby
                                                 N orth am pton sh
                                                 ire
                                                 NN17 1QT

Derwent Cogeneration Limited       2703635       Landsdowne House
                                                 Berkeley Square
                                                 London W1X 5DH

Eastern Merchant Generation        3116225       Wherstead Park
Limited                                          W herstead
                                                 Ipswich
                                                 Suffolk
                                                 IP9 2AQ

Electricite de France,                -          Department
Service National                                 Relations avec
                                                 l'Etranger
                                                 Exchanges
                                                 d'Energie
                                                 2 Rue Louis Murat
                                                 5eme etage
                                                 75384 Paris
                                                 Cedex 08
                                                 France

Elm Energy & Recycling (UK)        2516685       Elm Energy House
Limited                                          Ettingshall Road
                                                 Wolverhampton
                                                 West Midlands WV2
                                                 2LA

Fellside Heat and Power            2614535       Fellside Lodge
Limited                                          Seascale
                                                 Cumbria CA20 1PG

Fibrogen Limited                   2547498       Astley House
                                                 33 Notting Hill
                                                 Gate
                                                 London W 11 3JQ

Fibropower Limited                 2234141       Astley House
                                                 33 Notting Hill
                                                 Gate
                                                 London W 11 3JQ

First Hydro Company                2444277       Bala House
                                                 Lakeside Business
                                                 Village
                                                 St. David's Park
                                                 Deeside
                                                 Clwyd
                                                 CH5 3XJ

Humber Power Limited               2571241       18 Savile Row
                                                 London
                                                 W1X 1AE

Indian Queens Power Company        2928100       1 Northumberland
Limited                                          Avenue
                                                 London
                                                 WC2N SBW

Independent Energy UK              3033406       2nd Floor, Park
Limited                                          House
                                                 Park Street
                                                 Maidenhead
                                                 Berkshire
                                                 SL6 1SL

Keadby Generation Limited          2729513       P O Box 89, Keadby
                                                 Scunthorpe, North
                                                 Lincolnshire DN17
                                                 3AZ

Lakeland Power Limited             2355290       Roosecote Power
                                                 Station
                                                 Roosecote Marsh
                                                 Barrow-in-Furness
                                                 Cumbria LA13 OPQ

Magnox Electric plc                2264251       Berkeley Centre
                                                 Berkeley
                                                 Gloucestershire
                                                 GL13 9PB

Medway Power Limited               2537903       Boston House
                                                 The Little Green
                                                 Richmond TW9 1QE

Midlands Power (UK) Limited        2251099       Mucklow Hill
                                                 Halesowen
                                                 West Midlands B62
                                                 8BP

National Power plc                 2366963       Windmill Hill
                                                 Business Park
                                                 Whitehill Way
                                                 Swindon
                                                 Wiltshire
                                                 SN5 6PB

Nuclear Electric Limited           3076445       Barnett Way
                                                 Barnwood
                                                 Gloucester
                                                 GL4 3RS

Peterborough Power Limited         2353599       Storeys Bar Road
                                                 Peterborough PE1
                                                 SNT

PowerGen plc                       2366970       53 New Broad
                                                 Street
                                                 London EC2M 1JJ

Regional Power Generators          2352390       Wetherby Road
Limited                                          Scarcroft,
                                                 Leeds LS14 3HS

Scottish Hydro-Electric pie        117119        10 Dunkeld Road
                                                 Perth PH 1 SWA

Scottish Power pie                 117120        1 Atlantic Quay
                                                 Glasgow G2 8SP

Slough Energy Supplies             2474514       234 Bath Road
Limited                                          Slough SL1 4EE

Teesside Power Limited             2464040       4 M illbank
                                                 London SW1P SET

Winterton Power Limited            3001798       800 Park Avenue
                                                 Aztec West
                                                 Almondsbury
                                                 Bristol BS12 4SE

                       Part II: The Suppliers

                                 Registered      Registered or
Name                               Number        Principal Office

British Gas Trading Ltd            3078711       Rivermill House
                                                 152 Grosvenor Road
                                                 London SW1V 3JL

British Nuclear Fuels pie          1002607       Risley
                                                 Warrington
                                                 Cheshire WAS 6AS

Candecca Resources Limited         953066        Welton Gathering
                                                 Centre
                                                 Barfield Lane
                                                 Off Wragby Road
                                                 Sudbrooke
                                                 Lincoln LN2 2QU

Citigen (London) Limited           2427823       Rivermill House
                                                 152 Grosvenor Road
                                                 London SW1V 3JL

Crosfield Limited                   48745        Bank Quay
                                                 PO Box 26
                                                 Warrington
                                                 Cheshire WAS 1AB

Eastern Electricity plc            2366906       Wherstead Park
                                                 PO Box 40
                                                 W herstead
                                                 Ipswich
                                                 Suffolk IP9 2AQ

East Midlands Electricity          2366923       PO Box 444
pie                                              Woodyard Lane
                                                 Wollaton
                                                 Nottingham NG8 lEZ

Electricite de France,                -          Department
Service National                                 Relations avec
                                                 l'Etranger
                                                 Echanges d'Energie
                                                 2 Bale Louis Mural
                                                 5eme etage
                                                 75384 Paris
                                                 Cedex 08

Energy Supply Contracts            172268        The Havens
Limited                                          Ransomes Europark
                                                 Ipswich
                                                 Suffolk IP3 9SJ

Enron Capital and Trade            3003823       4 Millbank
Resources Limited                                London SW1P SET

Impkemix Energy Limited            2076043       The Heath
                                                 Runcorn
                                                 Cheshire WA7 4QF

Independent Energy UK              3033406       2nd Floor Park
Limited                                          House
                                                 Park Street M
                                                 aidenhead
                                                 Berkshire SL6 1SL

London Electricity pie             2366852       Templar House
                                                 81-87 High Holborn
                                                 London WC1V 6NU

Magnox Electric plc                2264251       Berkeley Centre
                                                 Berkeley
                                                 Gloucestershire
                                                 GL13 9PB

Manweb plc                         2366937       Manweb House
                                                 Chester Business
                                                 Park
                                                 Chester CH4 9RF

Midlands Electricity plc           2366928       Mucklow Hill
                                                 Halesowen
                                                 West Midlands B62
                                                 8BP

National Power pie                 2366963       Windmill Hill
                                                 Business Park
                                                 Whitehill Way
                                                 Swindon
                                                 Wiltshire
                                                 SN5 6PB

Norsk Hydro (UK) Limited           841421        Bridge House
                                                 69 London Road
                                                 Twickenham
                                                 MiddlesexTW1 3RH

Northern Electric plc              2366942       Carliol House
                                                 Market Street
                                                 Newcastle upon
                                                 Tyne
                                                 NE1 ONE

NORWEB pie                         2366949       PO Box 14
                                                 410 Birchwood
                                                 Boulevard
                                                 Birchwood
                                                 Warrington WAS 7GA

Nuclear Electric Limited           3076445       Barnett Way
                                                 Barnwood
                                                 Gloucester
                                                 GL4 3RS

PowerGen plc                       2366970       53 New Broad
                                                 Street
                                                 London EC2M 1JJ

Scottish Hydro-Electric plc        117119        10 Dunkeld Road
                                                 Perth PHI 5WA

Scottish Power pie                 117120        1 Atlantic Quay
                                                 Glasgow G2 8SP

SEEBOARD plc                       2366867       Forest Gate
                                                 Brighton Road
                                                 Crawley
                                                 West Sussex RH11
                                                 9BH

Shell Power Limited                2559630       Rowlands Way
                                                 W ithenshawe
                                                 Manchester M22 5SB

Slough Energy Supplies             2474514       234 Bath Road
Limited                                          Slough SL1 4EE

Southern Electric pie              2366879       Westacott Way
                                                 Littlewick Green
                                                 Maidenhead
                                                 Berkshire SL6 3QB

South Wales Electricity plc        2366985       Newport Road
                                                 St. Mellons
                                                 Cardiff CF3 9XW

South Western Electricity          2366894       800 Park Avenue
pie                                              Aztec West
                                                 Almondsbury
                                                 Bristol BS 12 4SE

The Renewable Energy Company       3043412       Stroud House
Limited                                          Russell Street
                                                 Stroud
                                                 G. lo u ce ste rs
                                                 h ire
                                                 GL5 BAN

UK Electric Power Limited          2844010       21 St. Thomas
                                                 Street
                                                 Bristol BS 1 BUS

UML Limited                        661900        PO Box 115
                                                 Port Sunlight
                                                 Wirral
                                                 Merseyside
                                                 L62 4ZL

Yorkshire Electricity Group        2366995       Wetherby Road
pie                                              Scarcroft
                                                 Leeds LS14 3HS

                             SCHEDULE 2:
                          The Other Parties

                                 Registered      Registered or
Name                               Number        Principal Office

Accord Energy Limited              2877398       Rivermill House
                                                 152 Grosvenor Road
                                                 London SW1V 3JL

AES Barry Limited                  3135522       Burleigh House
                                                 17-19 Worpe Way
                                                 Richmond
                                                 Surrey TWIG 6AG

Alcan Aluminium UK Limited         750143        Chalfont Park
                                                 Gerrards Cross
                                                 Buckinghamshire
                                                 SL9 OQB

British Gas pie                    2006000       Rivermill House
                                                 152 Grosvenor Road
                                                 London SW1V 3JL

Cabah Energy Limited               2759706       190 Strand
                                                 London WC2R 1JN

Eastern Generation Services        2529347       Wherstead Park
Limited                                          Wherstead
                                                 Ipswich
                                                 Suffolk
                                                 IP9 2AQ

Enfield Energy Centre              2796628       Concorde House
Limited                                          Concorde Way
                                                 Stockton on Tees
                                                 Cleveland
                                                 TS18 3RB

Fibrowatt Thetford Limited         3057688       Astley House
                                                 33 Notting Hill
                                                 Gate
                                                 London W11 3JQ

Hydra Electric Energy              2487475       Royex House
Limited                                          Aldermanbury
                                                 Square
                                                 London EC2V 7LD

Keadby Power Limited               2548042       PO Box 89 Keadby
                                                 Scunthorpe North
                                                 Lincolnshire DN17
                                                 3AZ

Kingsnorth Power Limited           2656343       190 Strand
                                                 London WC2R 1JN

Meter Operators Limited            2841018       Lynton House
                                                 7-12 Tavistock
                                                 Square
                                                 London WC1H 9BQ

Pentex (East M idlands)            2275006       Union Buildings
Limited                                          15 Union Street
                                                 Aberdeen AB1 2BU

Rocksavage Power Company            18868        20 St. James's
Limited                                          Street
                                                 London SW10 4UJ

Seabank Power Limited              2591188       Severn Road Hallen
                                                 Bristol BS10 7SP

Spalding Energy Company             19668        20 St. James's
Limited                                          Street
                                                 London SW 1A 1 ES

                             SCHEDULE 3:
           The Meter Operator Parties who are not Parties

                                 Registered      Registered or
Name                               Number        Principal Office

Control Devices and Systems        1242585       PO Box 56
Limited                                          101 Mill Lane
                                                 Newbury
                                                 Berkshire
                                                 RG14 5RE

DrakMarn O&M Ltd                   3124701       53 New Broad
                                                 Street
                                                 London EC2M 1JJ

E. Squared Limited                 2674129       Almac House
                                                 Church Lane
                                                 Bisley
                                                 Surrey
                                                 GU24 9DR

Northern Energy Services           2868141       5 Derwent Place
Limited                                          Spotborough
                                                 Doncaster
                                                 DN5 7PN

PowerMet Limited                   2877912       3 Park Place
                                                 London SW1A lLP

Schlumberger Industries            534821        1 Kingsway
Limited                                          London WC2B 6XH

Stanor National Contracts          2769170       7-12 Tavistock
Limited                                          Square
                                                 London WClH 9BQ

The Challenge Group                   -          22 Tally Road
                                                 Oxted
                                                 Surrey RHO OTG



                             SCHEDULE 4:
         Amendments to the Pooling and Settlement Agreement

The Pooling and Settlement Agreement shall be amended as follows:

1.   Operative Provisions

(a) By the insertion of the following new definitions in the correct alphabetical order in Clause 1. 1:


""Allocated Generating Unit"       has the meaning given to that
                                   term in Clause 11.2.2(a); ";

""Annual Conference"               has the meaning given to that
                                   term in Clause 9.6.1;";

""Constituent"                     has the meaning given to that
                                   term in Clause 23.6.5;";

""Generator Weighted Vote"         has the meaning given to that
                                   term in Clause 11.2.1;";

""Identified Pool Member"          has the meaning given to that
                                   term in Clause 11.2.2(a) or, as
                                   the context may require,
                                   paragraph 2(A) of Schedule 13;",

""IS Committee Member"             means an RS Committee Member
                                   elected in order to represent the
                                   interests of Independent
                                   Suppliers on the Executive
                                   Committee;";

""lS Nominee"                      has the meaning given to that
                                   term in Clause 15.6.4(c) ;";

""IS Preference List"              has the meaning given to that
                                   term in Clause 15.6.4(i) ;";

""IS Pool Member"                  means an Independent Supplier:

                                       (i)  which is not a Public
                                   Electricity Supplier;

                                        (ii) which is not in the
                                   same Pool Member's Group as an MP
                                   Pool Member; and

                                        (iii)     whose Weighted
                                   Votes constitute one per cent. or
                                   less of the Total Weighted
                                   Votes;";

""Membership Vote"                 has the meaning given to that
                                   term in Clause 11.1;";

""Moderator"                       means a person nominated for the
                                   time being and from time to time
                                   by the Pool Chairman (failing
                                   whom, by the Chief Executive) to
                                   perform certain obligations
                                   pursuant to Clause 15;";

""MP Committee Member"             has the meaning given to that
                                   term in Clause 15.5;";

""MP Nominee"                      has the meaning given to that
                                   term in Clause 15.5.1;;

""MP Nominee List"                 has the meaning given to that
                                   term in Clause 15.5.2;";

""MP Pool Member"                  means a Pool Member which is
                                   neither an Independent Supplier
                                   nor a Small Generator but shall
                                   include:

                                        (i)  a Pool Member which is
                                   an Independent Supplier if:

                                        (a)  it is a Public
                                   Electricity Supplier; or

                                        (b)  its Weighted Votes
                                   constitute more than one per
                                   cent. of the Total Weighted
                                   Votes; and
                                        (ii) a Pool Member which is
                                   an Independent Supplier or Small
                                   Generator which is a member of a
                                   Pool Member's Group in which
                                   there is at least one other Pool
                                   Member which is neither:

                                        (a) an Independent Supplier
                                   (not being a Public Electricity
                                   Supplier) with Weighted Votes
                                   constituting one per cent. or
                                   less of the Total Weighted Votes;
                                   or

                                        (b)  a Small Generator;";

""MP Preference List"              has the meaning given to that
                                   term in Clause 15.5.3(f);";

''"Outgoing Committee Member       has the meaning given to that
                                   term in Clause 15.12;;

""Pool Auditor's Report"           has the meaning given to that
                                   term in Clause 9.7.1;";

""Pool Member's Group"             in relation to any Pool Member
                                   means that Pool Member and any
                                   affiliate (as defined in Clause
                                   1.2.3) of that Pool Member;";

""Preferred IS Nominee"            has the meaning given to that
                                   term in Clause 15.6.4(e);";

""Preferred MP Nominee"            has the meaning given to that
                                   term in Clause 15.5.3(b);n;

""Preferred RS Nominees"           has the meaning given to that
                                   term in Clause 15.6.4(e);n;

""Preferred SG Nominee"            has the meaning given to that
                                   term in Clause 15.6.4(d);";

""Redistributed Votes"             has the meaning given to that
                                   term in Clause 11.4.3(a);";

""RS Committee Member"             means a member of the Executive
                                   Committee elected by RS Pool
                                   Members in accordance with
                                   provisions of Clause 15.6;";

""RS Nominee"                      has the meaning given to that
                                   term in Clause 15.6.1;";

""RS Nominee List"                 has the meaning given to that
                                   term in Clause ] 5.6.2 ;";

""RS Pool Member"                  means an IS Pool Member or a SG
                                   Pool Member, as the context may
                                   require;";

""SG Committee Member"             means an RS Committee Member
                                   elected in order to represent the
                                   interests of Small Generators on
                                   the Executive Committee;";

''"SG Nominee"                     has the meaning given to that
                                   term in Clause 15.6.4(b);";

""SG Pool Member"                  means a Small Generator which is
                                   not in the same Pool Member's
                                   Group as an MP Pool Member;";

""SG Preference List"              has the meaning given to that
                                   term in Clause 15.6.4(h);n;

""Supplier Weighted Vote"          has the meaning given to that
                                   term in Clause 11.2.2;n;

""Total Weighted Votes"            means at any time the aggregate
                                   number of Weighted Votes to which
                                   all Pool Members (in whatever
                                   capacity) are entitled at such
                                   time before the application of
                                   Clause 11.4;";

""Transferee Pool Member"          has the meaning given to that
                                   term in Clause 11.2.2(a) or, as
                                   the context may require,
                                   paragraph 2(A) of Schedule 13;"

''"Voting Paper"                   has the meaning given to that
                                   term in Clause 15.5.3(a) or (as
                                   the context may require) Clause
                                   15.6.4(a);"; and

""Weighted Vote"                   means a Generator Weighted Vote
                                   or a Supplier Weighted Vote or
                                   the sum of the two for each Pool
                                   Member, as the context may
                                   require;"


(b) By the deletion from Clause 1.1 of the existing definition of "Committee Member" and the substitution therefor of the following:

''''Committee Member"              means a member of the Executive
                                   Committee appointed in accordance
                                   with the provisions of Part IV;".

(c) (i) By the deletion of the current definition of "Total Votes" from Clause 1.1.

     (ii) By the deletion of all remaining references to "Total Votes" (including (but not limited to) those references in Clauses 9.3, 9.4.2(b), 10.6.3, 61.3.2(c)(vii), 61.5.3(b), 61.7.5 and
paragraph 7 of Schedule 22) throughout the Pooling and Settlement Agreement and the substitution therefor of "Total Weighted Votes".

(d) By the deletion of Clauses 9 to 24 and the substitution therefor of the following:

"9.  GENE"L MEETINGS

9.1 Annual general meeting: Once in, and no later than 31st March of, each year Pool Members shall hold a general meeting as their annual general meeting in addition to any other meetings of Pool Members in that year, and notices calling such general meeting shall specify it as the annual general meeting. At each annual general meeting the Pool Members shall be required to consider and, where appropriate, resolve upon the following, namely:

9.1.1 a business plan prepared by the Executive Committee for the next following Accounting Period and the four Accounting Periods thereafter (or for such shorter period as the Pool Members in general meeting shall from time to time determine) in relation to the operation of the Settlement System and the Funds Transfer System and all other matters which are the subject of this Agreement;

9.1.2 a report prepared by the Executive Committee, which report shall include:

     (a) a review against the business plan prepared by the Executive Committee for the current Accounting Period including a reconciliation based on the then latest available figures against budget for all items within such business plan for that Accounting Period;

     (b) a review of the operation of the Settlement System and the Funds Transfer System during that Accounting Period;

     (c)  a report on the performance by the Settlement System
Administrator of its obligations under Schedule 4 and the related
Service Lines during that Accounting Period;

     (d) a report on the performance by the Pool Funds Administrator of its obligations under Schedules 11 and 15 during that Accounting Period;

     (e) a report on the performance of the Chief Executive's Office (taken as a whole) during that Accounting Period; and

     (f)  such other information or matters as the Executive
Committee shall consider appropriate (including any proposed revision to this Agreement);

9.1.3 the appointment of Committee Members pursuant to Clause 15;

9.1.4 the election of the Pool Chairman pursuant to Clause 16;

9.1.5 such matters as any Pool Member present in person may wish to raise at such meeting, notice of which has been given to the Secretary no later than seven days before the date of such meeting, it being acknowledged and agreed that failure by a Pool Member so to notify shall not prejudice the right of any Pool Member to ask questions at such meeting on any matter then before such meeting; and

9.1.6 such other matters as the Executive Committee sees fit to propose and of which notice has been given in accordance with Clause 9.4.1.

9.2 General meetings: All general meetings of Pool Members other than annual general meetings shall be extraordinary general meetings.

9.3 Calling meetings: All general meetings of Pool Members shall be called by 14 days' notice in writing at the least, provided that a general meeting of Pool Members shall, notwithstanding that it is called by shorter notice, be deemed to have been duly called if it is so agreed by a majority in number of the Pool Members having a right to attend and vote at such meeting, being a majority in number together holding not less than 95 per cent. of the Total Votes.

9.4  Convening meetings:

9.4.1 An annual general meeting shall be convened by the Secretary on the instructions of the Executive Committee and any notice convening such a meeting shall set out or append details of any such matters as are referred to in Clause 9.1.6 and shall be accompanied by a copy of the business plan referred to in Clause 9.1.1 and of the report referred to in Clause 9.1.2. The Secretary shall use its reasonable endeavours to notify the Pool Chairman and Pool Members in advance of the relevant annual general meeting of any such matters referred to in Clause 9.1.6 of which the Secretary has received notice in accordance with that Clause.

9.4.2 Extraordinary general meetings shall be convened:

     (a)  by the Secretary on the instructions of the Executive
Committee or of any one or more Committee Members pursuant to Clause
13.4; or

     (b) by the Executive Committee, forthwith upon receipt of a Pool Members' requisition being a requisition of Pool Members holding together at the date of the deposit of the requisition not less than two per cent. of the Total Votes of all Pool Members; or

     (c)  by the Secretary on the instructions of the Pool Chairman.

9.4.3 A Pool Members' requisition shall state the objects of the meeting and must be signed by or on behalf of the requisitionists and deposited at the office of the Secretary, and may consist of several documents in like form each signed by one or more requisitionists. If the Executive Committee does not within 21 days from the date of the deposit of the requisition proceed duly to convene an extraordinary general meeting for a date not later than two months after the said date of deposit, the requisitionists may themselves convene a meeting, but any meeting so convened shall not be held after the expiration of three months from such date. A meeting convened under this Clause 9.4 by requisitionists shall be convened in the same manner, as nearly as possible, as that in which meetings are to be convened by the Executive Committee.

9.5 Notice of general meetings: Any notice convening any general meeting of Pool Members shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the day and the hour of the meeting and the general nature of the business of such meeting and shall be given to all Parties, all Committee Members, the Pool Chairman, the Chief Executive (if any), the Pool Auditor and the Director. The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting. In every such notice there shall appear with reasonable prominence a statement that a Pool Member entitled to attend and vote is entitled to appoint a proxy to attend, speak and (subject to Clause 12.1) vote in its place and that a proxy need not also be a Pool Member.

9.6  Annu al conference:

9.6.1 In each year, on a date falling as near as practicable to, but in any event not later than, eight months after the immediately preceding annual genera meeting, a meeting of Pool Members shall be convened and held which shall not be the annual general meeting but which may (but need not) be convened as an extraordinary general meeting (the "Annual Conference").

9.6.2 At the Annual Conference a report shall be presented by the Executive Committee on the matters referred to in Clause 9.1.2, such report to cover the period commencing on the day after the immediately preceding annual general meeting and ending on the day falling one calendar month before the date for which the Annual Conference has been convened. In addition, the Executive Committee shall arrange for such other matters to be discussed, presentations to be made and Pool Member activities to be organised at the Annual Conference as it may resolve to be appropriate.

9.7  Pool Auditor's Report:

9.7.1 The Secretary shall provide to all Pool Members annually by the last day of the first Quarter following the end of the then most recent Accounting Period a copy of a report prepared by the Pool
Auditor on the Settlement System and its operation during such Accounting Period (the spool Auditor's Report").

9.7.2 The Pool Auditor's Report shall include:

     (i) a summary of the audits, reviews, tests and/or checks referred to in Part IX carried out by the Pool Auditor during that Accounting Period;

     (ii) any recommendation which the Pool Auditor wishes to make regarding the operation of the Settlement System, the Charging
Procedure, the PEA Accounting Procedure, the ASP Accounting Procedure and/or the Funds Transfer System; and

     (iii) such other information or matters which the Executive Committee may reasonably require or the Pool Auditor shall consider appropriate.

9.7.3 If the Executive Committee so resolves, the Secretary shall convene a meeting of all Pool Members in order to discuss the Pool Auditor's Report.

10.  PROCEEDINGS AT GENERAL MEETINGS

10.1 General: Save as provided in Clause 12.8 and Part IV, all business of Pool Members shall be transacted at general meetings of Pool Members, the proceedings for the conduct of which are set out in this Clause 10.

10.2 Quorum: No business shall be transacted at any general meeting of Pool Members unless a quorum of Pool Members is present at the time when the meeting proceeds to business. Save as herein otherwise provided, a quorum shall be Pool Members present in person representing:

10.2.1 50 per cent. or more of the aggregate number of Weighted Votes to which all Generators are entitled under Clause 11.2.1; and

10.2.2 50 per cent. or more of the aggregate number of Weighted Votes to which all Suppliers are entitled under Clause 11.2.2.

10.3 Lack of quorum: If within half an hour from the time appointed for the general meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Executive Committee may determine and, if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Pool Member(s) present shall be a quorum.

10.4 Chairman: The Pool Chairman shall preside as chairman at every general meeting and separate general meeting of Poo! Members (other than one convened to consider his removal) or, if there is no Pool Chairman or if he shall not be present within 15 minutes after the time appointed for the holding of the meeting or is unwilling to act or if the relevant meeting has been convened to consider the removal of the Pool Chairman, the Chief Executive (if any) shall preside as chairman or, if the Chief Executive shall not be present or is unwilling to act or if the relevant meeting has been convened to consider the removal of the Chief Executive, the Pool Members present shall choose one of their number to be chairman of the meeting.

10.5 Adjournments: The chairman of the meeting may, with the consent of any general meeting of Pool Members at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

10.6 Demand for a poll. At any general meeting of Pool Members a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:

10.6.1 by the chairman of the meeting; or

10.6.2 by at least two Pool Members present in person or by proxy; or

10.6.3 by any Pool Member present in person or by proxy and holding not less than two per cent. of the Total Votes of all Pool Members.

Unless a poll be so demanded a declaration by the chairman of the meeting that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost and an entry to that effect in the book containing minutes of the proceedings of general meetings shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution. The demand for a poll may be withdrawn.

10.7 Timing of poll: Except as hereinafter provided in this Clause 10.7, if a poll is duly demanded it shall be taken in such manner as the chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. A poll demanded on the election of the chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

10.8 No casting vote: In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

10.9 Representation of non-Pool Members: Each of the Chief Executive (if any) or his duly appointed representative, the Settlement System Administrator, the Pool Funds Administrator, the Grid Operator and the Ancillary Services Provider shall be obliged to attend, and each other Party, each Committee Member, the Pool Auditor and the Director (or its or his duly appointed representative) shall have the right to attend, at each general meeting of Pool Members, and each of them shall have the right to speak (but not to vote) thereat.

10.10 Minutes: The Secretary shall prepare minutes of all general meetings of Pool Members and shall circulate copies thereof to all Parties, each Committee Member, the Pool Chairman, the Chief Executive (if any), the Pool Auditor and the Director as soon as practicable (and in any event within ten working days) after the relevant meeting has been held.

11.  VOTING

11.1 Membership Votes: Each Pool Member shall be entitled to one vote by reason of its Pool Membership (its "Membership Vote").

11.2 Weighted Votes: Subject as provided in the following provisions of this -Clause 11, in respect of any Quarter:

11.2.1 each Pool Member which is a Generator shall be entitled in that capacity to one vote (each such vote a "Generator Weighted Vote") for each GWh of Genset Metered Generation of all its Allocated Generating Units for all Settlement Periods falling in the Votes Calculation Period relative to such Quarter, as determined from the final run of Settlement for each such Settlement Period and with the number of GWh being rounded up or down (0.5 being rounded upwards) to the nearest whole number;

11.2.2 the number of votes (each a "Supplier Weighted Vote") to which a Pool Member which is a Supplier shall be entitled in that capacity shall be calculated in accordance with the following formula:

GWV x SV
             SV

where:

          SV   is equal to the total GWh of Consumer Metered Demand
          taken by the relevant Pool Member in all Settlement Periods falling in the Votes Calculation Period relative to the relevant Quarter, as determined from the final run of Settlement for each such Settlement Period and with the number of GWh being rounded up or down (0.5 being rounded upwards) to the nearest whole number;

          GWV is the total number of Generator Weighted Votes of all Pool Members for the relevant Quarter; and

          E     means summed over the total SV of all Pool Members
          for the relevant Quarter,

provided that the total number of Supplier Weighted Votes shall at all times equal the total number of Generator Weighted Votes and if, as a result of the foregoing, such would not be the case, the Pool Member with the greatest number of Generator Weighted Votes or of Supplier Weighted Votes calculated as aforesaid shall have deducted that number of Weighted Votes of the relevant class as will ensure that the total number of Supplier Weighted Votes equals the total number of Generator Weighted Votes.

For the purposes of this Clause 11.2:

     (a) a Generating Unit shall be an Allocated Generating Unit of a Pool Member (in this Clause, the "Identified Pool Member") if it belongs to the Identified Pool Member as of the date on which the Executive Committee calculates the Weighted Votes of Pool Members for the relevant Quarter pursuant to Clause 11.3.2. If at any time during such Quarter an Allocated Generating Unit shall belong to another Pool Member (in this Clause, the "Transferee Pool Member"), the Weighted Votes attributed to the Identified Pool Member for such Quarter by reason of the Allocated Generating Unit belonging to it shall (subject to Clause 11.4) be transferred to the Transferee Pool Member as of the date on which such Allocated Generating Unit first belongs to the Transferee Pool Member (and the Identified Pool Member and the Transferee Pool Member shall jointly notify the Executive Committee in writing of such date in good time before its occurrence);

     (b) a Generating Unit shall belong to a Pool Member if it is owned by that Pool Member and not leased to another person or if it is leased by that Pool Member from another person;

     (c) a Pool Member shall notify the Executive Committee promptly on request of its Allocated Generating Units and the Executive
Committee and each other Party may rely on the information in that notification and in any notification under paragraph (a) above without further enquiry or need to verify that information;

     (d) in determining the meaning of Good time" for the purposes of paragraph (a) above one factor to be taken into account is that the Settlement System Administrator must be allowed sufficient time to effect the necessary changes in Settlement associated with the transfer of the relevant Allocated Generating Unit; and

     (e) the Executive Committee may, upon application of any Pool Member involved in any transfer of assets between Pool Members during any Quarter, adjust as between the Pool Members involved in such transfer, the number of Points and/or Weighted Votes to which they in their capacities as Suppliers are entitled in respect of the remaining part of that Quarter and/or one or both of the two immediately succeeding Quarters if, in the opinion of the Executive Committee, such adjustment would help accommodate the consequences of such a transfer and not prejudice the interests of any other Pool Member in any material respect.

11.3 Calculation of Weighted Votes: Subject as provided in the following provisions of this Clause 11:

11.3.1 New Pool Members:

     (a) until the third Quarter Day next falling after the date of its admission as a Pool Member, any Party who is admitted as a Pool Member pursuant to Clause 8.2 shall have that number of Weighted Votes as fall to be determined in accordance with the following provisions of this Clause 11.3.1. Thereafter, such Pool Member's Weighted Votes shall be calculated in accordance with Clause 11.2;

     (b) until the third Quarter Day next falling after the date of admission of the relevant Pool Member as a Pool Member, such Pool Member shall have that number of Generator Weighted Votes and/or Supplier Weighted Votes as are accorded to it upon its admission as a Pool Member by the Executive Committee (which the Executive Committee shall do prior to the date of such admission) who shall have regard to the factors listed in paragraphs (c), (d) and/or (as the case may be) (e) below or as are determined by the Director in accordance with Clause 11.5;

     (c) the factors referred to in paragraph (b) shall in the case of a Generator include:

     (i) the Registered Capacity of all Generating Units of such Generator;

     (ii) the Executive Corr.mittee's assessment of the likely availability of all such Generating Units for the period from the date of admission of such Pool Member as a Pool Member to the third Quarter Day next falling after such date, having regard to the registered Generation Scheduling and Despatch Parameters or (as the case may be) Generation Trading Block Scheduling and Despatch Parameters for such Generating Units;

     (iii) the Executive Committee's assessment of the likely output of al! such Generating Units during such period having regard to the output of Generating Units which in the Executive Committee's opinion most nearly correspond to such Generating Units;

     (iv) the Executive Committee's assessment of the likely daily station load associated with the Power Stations of which such Generating Units form part during such period; and

     (v) where a Generating Unit of an existing Pool Member is transferred to, and then belongs to, such Generator at or soon after the time of such Generator's admission as a Pool Member, the Generator Weighted Votes most recently attributed to that existing Pool Member by reason of that Generating Unit shall be attributed to such Generator as if such Generator were a Transferee Pool Member under the provisions of paragraph (a) of Clause 11.2;

     (d) the factors referred to in paragraph (b) above shall in the case of a Supplier be the total GWh which would be supplied by the relevant Supplier in the period from the date of admission of such Pool Member as a Pool Member to the third Quarter Day next falling after such date on the basis of its Customers' metered demand or, where such metered information is not available, the load profiles of its Customers used for the purposes of estimating the consumption of Second Tier Customers; and

     (e) the factors referred to in paragraph (b) above shall in the case of an External Pool Member be whichever one or more of those factors referred to in paragraph (c) above and those referred to in paragraph (d) above as the Executive Committee considers to be most readily applicable to the Generating Units (if any) of such Pool Member and to the level of demand for Active Energy of that Pool Member across the relevant External Interconnection but as if the references to Customers in paragraph (d) were references to that Pool Member's own requirements;

11.3.2 Calculation: on or prior to each Quarter Day and on each admission, resignation or removal of a Party as a Pool Member or change in the capacity in which it participates as a Pool Member the Executive Committee shall, on the basis of information to be supplied by the Settlement System Administrator in accordance with Service Line 10 (Service to CEO and Pool Members), calculate the number of Weighted Votes to which each Pool Member whose Weighted Votes are to be calculated in accordance Wit' Clause 11.2 is entitled in its capacity as a Generator or a Supplier for the Following Quarter (or, in the case of an admission, resignation or removal of a Party as a Pool Member or a change in the capacity in which it participates as a Pool Member, for the remainder of the then current Quarter), and shall notify each Pool Member and the Director in writing of the number of Generator Weighted Votes and Supplier Weighted Votes of all Pool Members (whether calculated in accordance with Clause 11.2 or 11.3.1). Subject to Clauses 11.5 and 11.6, the determination of the Executive Committee as to the number of Generator Weighted Votes and Supplier Weighted Votes of each Pool Member shall (in the absence of manifest error) be final and binding for all purposes of this Agreement;

11.3.3 Attribution: if a Pool Member shall not receive any Weighted Vote by reason of the calculations under Clause 11.2 or the foregoing provisions of this Clause 11.3, such Pool Member shall nevertheless be accorded one Generator Weighted Vote and/or one Supplier Weighted Vote, depending on the capacity(ies) in which it is participating as a Pool Member; and

11.3.4 Additional capacity: for the purposes of this Clause 11 any Pool Member who acquires an additional capacity in which it participates as a Pool Member shall be deemed to have been admitted as a new Pool Member pursuant to Clause 8.2 in that additional capacity and until the third Quarter Day next falling after the date such Pool Member's application to the Executive Committee pursuant to Clause 8.12 is approved, it shall have that number of Weighted Votes in that additional capacity as fall to be determined in accordance with the provisions of Clause 11.3.1. Thereafter, such Pool Member's Weighted Votes shall be calculated in accordance with Clause 11.2.

11.4 Cap on Weighted Votes:

11.4.1 The aggregate number of Weighted Votes to which a Pool Member shall be entitled (in whatever capacity) under Clauses 11.2 and 11.3 shall not at any time exceed 15 per cent. of the Total Weighted
Votes.

11.4.2 The aggregate number of Weighted Votes to which all Pool
Members which are members of the same Pool Member's Group are entitled (in whatever capacity) under Clauses 11.2 and 11.3 shall not at any time exceed 15 per cent. of the Total Weighted Votes.

11.4.3 If, by virtue of the number of Weighted Votes accorded to a Pool Member or to Pool Members which are members of the same Pool Membe`'s Group pursuant to Clauses 11.2 and/or 11.3, a Pool Member or Pool Members would in the absence of this Clause 11.4.3 be in breach of Clause 11.4.1 or 11.4.2, the number of Weighted Votes to which that Pool Member or (as the case may be) those Pool Members which are members of the same Pool Member's Group shall be entitled shall be determined as follows:

     (a) in the case of a Pool Member which would otherwise be in breach of Clause 11.4.1, the aggregate number of Weighted Votes to which that Pool Member shall be entitled shall be reduced by such number (in this paragraph (a) the "Redistributed Votes") as will ensure that, after redistribution of its Weighted Votes in accordance with Clause 11.4.5, such Pool Member shall have as nearly as practicable (but not in excess of) 15 per cent. of the Total Weighted Votes. The Redistributed Votes shall:

     (i) consist of that number of Weighted Votes in excess of 15 per cent. of the Total Weighted Votes to which the relevant Pool
Member is entitled; and

     (ii) comprise Generator Weighted Votes and Supplier Weighted Votes in the same proportion (as nearly as practicable) as the total number of Generator Weighted Votes and Supplier Weighted Votes of that Pool Member (before such redistribution) bear one to the other;

     (b) in the case of Pool Members which are members of the same Pool Member's Group and which would otherwise be in breach of Clause 11.4.2, the aggregate number of Weighted Votes to which those Pool Members shall be entitled shall be reduced by such number (in this paragraph (b), the "Redistributed Votes") as will ensure that, after redistribution of their Weighted Votes in accordance with Clause 11.4.6, such Pool Members shall together have as nearly as practicable (but not in excess of) 15 per cent. of the Total Weighted Votes. The Redistributed Votes shall:

     (i) consist of that number of Weighted Votes in excess of 15 per cent. of the Total Weighted Votes to which all Pool Members which are members of that Pool Member's Group are, in aggregate, entitled;

     (ii) comprise Generator Weighted Votes and Supplier Weighted Votes in the same proportion (as nearly as practicable) as the total number of Generator Weighted Votes and Supplier Weighted Votes of all Pool Members which are members of that Pool Member's Group (before such redistribution) bear one to the other; and

     (iii) be taken from each Pool Member which is a member of that Pool Member's Group (in the case of Redistributed Votes which are Generator Weighted Votes) in the proportion (as nearly as practicable) which that Pool Member's Generator Weighted Votes (if any) bear to the total number of Generator Weighted Votes of all Pool Members which are members of that Pool Member's Group and (in the case of Redistributed Votes which are Supplier Weighted Votes) in the proportion (as nearly as practicable) which that Pool Member's Supplier Weighted Votes (if any) bear to the total number of Supplier Weighted Votes of all Pool Members which are members of that Pool Member's Group; and

     (c) in the case where both paragraphs (a) and (b) above apply in respect of a Pool Member, the provisions of paragraph (a) above shall be applied before those of paragraph (b) above.

11.4.4 Subject to Clause 11.4.7, where more than one Pool Member or Pool Member's Group would, in the absence of Clause 11.4.3, be in breach of Clause 11.4.1 or (as the case may be) 11.4.2, the redistribution of Weighted Votes pursuant to Clause 11.4.5 or (as the case may be) 11.4.6 shall commence with the Pool Member or Pool Member's Group that has the greatest percentage of Total Weighted Votes, shall continue with the Pool Member or Pool Member's Group with the next greatest percentage and so on, and the process of redistributing Weighted Votes in accordance with such Clauses shall continue until such time as no Pool Member or Pool Member's Group is in breach of Clause 11.4.1 or 1 1.4.2.

11.4.5 Where Clause 11.4.3(a) applies, the Redistributed Votes shall (subject as provided in Clauses 11.4.7 and 11.4.8) be allocated as follows:

     (a) the Redistributed Votes which are Generator Weighted Votes shall be allocated across all other Pool Members in the proportions (as nearly as practicable) which their respective Generator Weighted Votes bear to each other (such proportions to be calculated before any redistribution of Weighted Votes pursuant to this Clause 11.4); and

     (b) the Redistributed Votes which are Supplier Weighted Votes shall be allocated across all other Pool Members in the proportions (as nearly as practicable) which their respective Supplier Weighted Votes bear to each other (such proportions to be calculated before any redistribution of Weighted Votes pursuant to this Clause 1 1.4).

11.4.6 Where Clause 11.4.3(b) applies, the Redistributed Votes shall (subject as provided in Clauses 11.4.7 and 11.4.8) be allocated as follows:

     (a) the Redistributed Votes which are Generator Weighted Votes shall be allocated across all other Pool Members which are not members of the relevant Pool Member's Group in the proportions (as nearly as practicable) which their respective Generator Weighted Votes bear to each other (such proportions to be calculated before any redistribution of Weighted Votes pursuant to this Clause 11.4); and

     (b) the Redistributed Votes which are Supplier Weighted Votes shall be allocated across all other Pool Members which are not members of the relevant Pool Member's Group in the proportions (as nearly as practicable) which their respective Supplier Weighted Votes bear to each other (such proportions to be calculated before any redistribution of Weighted Votes pursuant to this Clause 1 1.4).

11.4.7 Redistributed Votes shall not be allocated pursuant to Clause
11.4.5 or 11.4.6 to any Pool Member which before such allocation is or, but for Clause 11.4.3, would be in breach of Clause 11.4.1 or 11.4.2.

11.4.8 Any allocation of Redistributed Votes in accordance with the foregoing provisions of this Clause 11.4 shall rot be effected in the case of votes amounting to fractions of whole numbers and any Redistributed Votes which are incapable of allocation as a result of this or any other provision of this Clause 11.4 ("Fractional Redistributed Votes") shall, in the case of Generator Weighted Votes, be allocated automatically to the largest Generator in terms of Genset Metered Generation for the relevant Quarter or, in the case of Supplier Weighted Votes, to the largest Supplier in terms of Consumer Metered Demand for the relevant Quarter, to the extent that this does not cause a breach of Clause 11.4.1 or Clause 11.4.2. Thereafter, any unallocated Fractional Redistributed Votes shall be allocated in accordance with this Clause 11.4.8 to the next such largest Generator and/or Supplier and the process shall continue until all Fractional Redistributed Votes have been so allocated.

11.5 New Pool Member's reference to the Director: If any Pool Member referred to in Clause 11.3.1(a) shall dispute the calculation of or the number of Weighted Votes accorded to it in accordance with Clause 11.3.1, such Pool Member may refer such dispute to the Director for determination, whose determination as to the calculation of or the number of Weighted Votes to which such person shall be entitled shall be final and binding for all purposes of this Agreement.

11.6 Alteration of Weighted Votes: The Director may at any time by notice to the Executive Committee alter the calculation of Weighted Votes set out in Clauses 11.2.1 and 11.2.2 and/or the caps on Weighted Votes set out in Clauses 11.4.1 and 11.4.2 if, in his opinion, such alteration is required to achieve fair representation for all Pool Members.

11.7 Pool Member Group Information: Each Pool Member shall provide the Executive Committee with such details of its Pool Member Group as the Executive Committee may at any time and from time to time reasonably require for the purposes of this Clause 11 and such Pool Member shall be deemed to warrant to all other Pool Members that all such details are true and accurate in all material respects as at the date they are provided to the Executive Committee. The Executive Committee may rely on such details without further enquiry or need to verify them.

11.8 [Not used]

11.9 Records: The Executive Committee shall maintain, and retain for a period of not less than eight years, a register recording the Generator Weighted Votes and Supplier Weighted Votes of each Pool Member, which register shall be open for inspection by any Party at the office of the Secretary during normal business hours.

11.10 Voting on a show of hands: On a show of hands every Pool Member present in person shall have only its Membership Vote (that is, one vote).

11.11 Voting on a poll: On a poll every Pool Member shall have only its Weighted Votes. On a poll votes may be given either personally or by proxy.

11.12 Objections: No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

11.13 Scrutiny: At each meeting at which a Pool Member casts a vote, the Secretary or another person specifically appointed for the purpose by the Secretary shall ensure that proper scrutiny of all such votes takes place, such that he is entirely satisfied that every vote cast was so cast properly and in accordance with all relevant provisions of this Agreement and any other applicable agreement between all Pool Members or rules or regulations governing such votes.

12.PROXIES

12.1 Authority: Any Pool Member entitled to attend and vote at any general meeting of Pool Members shall be entitled to appoint another person (whether a Pool Member or not) as its proxy to attend, speak and vote in its place, save that a proxy shall not be entitled to vote except on a poll.

12.2 Authentication of proxy: The instrument appointing a proxy shall be in writing either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Pool Member.

12.3 Deposit of proxy: The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a certified copy of that power or authority shall be deposited at the office of the Secretary or at such other place within the United Kingdom as is specified for that purpose in the notice convening the relevant general meeting of Pool Members, not less than 48 hours before the time for holding the meeting or adjourned meeting, at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than 24 hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid.

12.4 Form of proxy (1): An instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit:

"POOLING AND SETTLEMENT AGREEMENT FOR THE ELECTRICITY INDUSTRY TN
ENGLAND AND WALES dated 30th March, 1990

we,              , of                , being a Pool Member (as
defined in the above-mentioned Agreement), hereby appoint of or, failing him, of , as our proxy to vote for us on ur behalf at the [annual or extraordinary, as the case may be] general meeting of Pool
Members, to be held on the               day of                    19
,and at any adjournment thereof.

     Signed this    day of            19 ."

12.5 Form of proxy (2): Where it is desired to afford Pool Members an opportunity of voting for or against a resolution the instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit:

"POOLING AND SETTLEMENT AGREEMENT FOR THE ELECTRICITY INDUSTRY IN
ENGLAND AND WALES dated 30th March, 1990

We,                     , of                            , being a
Pool Member (as defined in the above-mentioned Agreement), hereby
appoint                       of                      or, failing
him,                       of                          , as our proxy
to vote for us on our behalf at the [annual or extraordinary, as the case may be] general meeting of Pool Members, to be held on the
                        day of                    19             and
at any adjournment thereof.

     Signed this    day of            19 ."

This form is to be used in favour of the resolution.
                          against

Unless otherwise instructed, the proxy will vote as he thinks fit.

Strike out whichever is not desired."

12.6 Authority to demand a poll: The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

12.7 Proxy valid: A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous revocation of the proxy or of the authority under which the proxy was executed, provided that no intimation in writing of such revocation shall have been received by the Secretary at his office before the commencement of the meeting or adjourned meeting at which the proxy is used.

12.8 Resolution in writing: A resolution in writing signed by all the Pool Members for the time being entitled to receive notice of and to attend and vote at general meetings of Pool Members (or by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of Pool Members duly convened and held and may consist of several instruments in like form and executed by or on behalf of one or more Pool Members.

12.9 Corporations acting by representatives at meetings: Any company, corporation, partnership, firm, joint venture, trust, association or other organization which is a Pool Member may by resolution of its directors or other governing body autl-orise such person as it thinks fit to act as its representative at any general meeting of Pool Members, and references in this Agreement to a Pool Member acting in person (howsoever expressed) shall be deemed to include Pool Members acting by their duly authorised representatives.

13.  MATTERS RESERVED TO THE GENERAL MEETING: CI^SS RIGHTS

13.1 Matters reserved generally:

13.1.1 As between the Pool Members each of the matters referred to in Clause 13.1.2 shall require the prior approval of Pool Members in general meeting before effect is given to the same, such approval to be (subject as provided in Sections 15, 16 and 17 of Schedule 4) by resolution of Pool Members passed by not less than 65 per cent. of the Membership Votes or (as the case may be) Weighted Votes of such Pool Members as (being entitled to do so) vote in person or by proxy at a general meeting of Pool Members of which notice specifying the intention to propose the resolution has been duly given.

13.1.2 The matters referred to in Clause 13.1.1 are:

     (a)  the removal of the Settlement System Administrator;

     (b)  the appointment and removal of the Pool Auditor;

     (c) any amendment to or variation of this Agreement (other than any amendment or variation referred to in Clause 13.2.1, 13.2.2 or
13.2.3 or any amendment of or variation to Schedule 9 (including any amendment thereto made pursuant to Clause 56.2) or to Schedule 15);

     (d) the approval pursuant to Clause 5.8 of any Recommendation and pursuant to Clause 5.11 of any Works Programme and any approval pursuant to Clause 5.14;

     (e)  the removal of the Pool Chairman; and

     (f) such other matters (not being matters referred to in Clause 9 1 8) which are otherwise designated under this Agreement for reference to the Pool Members in general neeting

13.2  Matters reserved to particular classed of Pool Members:

13.2.1 As between the Pool Members any amendment to or variation of this Clause 13.2 shall require the prior approval of the Generators in separate general meeting.

13.2.2 As between the Pool Members each of the following matters shall require the prior approval of the Suppliers in separate general meeting:

     (a) any change prior to 1st April, 1998 to the standards of accuracy of Metering Equipment required for Second Tier Customers up to (and including) lOOkW or required for Non-Pooled Generators;

     (b)  any amendment to or variation of Part Xl and/or Schedule
18; and

     (c)  any amendment to or variation of this Clause 13.2.

13.2.3 As between the Pool Members any amendment to or variation of Clauses 10.2, 10.6, 13.4, 13.5, 15, 16.2, 19.2, 22 or 83, or this
Clause 13.2 shall, in addition to the applicable requirements of Clauses 13.2.1 and 13.2.2, require the prior approval of Pool Members in general meeting, such approval to be by resolution of Pool Members passed by not less than 84 per cent. of the Membership Votes or (as the case may be) Weighted Votes of such Pool Members as (being entitled to do so) vote in person or by proxy at a general meeting of Pool Members of which notice specifying the intention to propose the resolution has been duly given.

13.2.4 To every separate general meeting referred to in this Clause
13.2 the provisions of this Part Ill relating to general meetings of Pool Members (other than Clause 10.9, save in respect of the attendance by the Pool Auditor or the Director or its or his duly appointed representative) shall apply mutates mutand~s but so that:

     (a) in the case of the Generators, the necessary quorum shall be two Pool Members of that class;

     (b) in the case of the Suppliers, the necessary quorum shall be eight Pool Members of that class; and

     (c) notice of any such separate general meeting need be given only to those entitled to attend the same, and any resolution put to any such separate general meeting shall, to be passed, require (in the case of the Generators) 75 per cent. and (in the case of the Suppliers) a simple majority of the Membership Votes or (as the case may be) Weighted Votes of such Pool Members as (being entitled to do
so) vote in person or by proxy at such separate general meeting of which notice specifying the intention to propose the resolution has been duly given provided that any such resolution shall be deemed passed if it would have been passed but for the resolution being opposed by a single Pool Member or one or more Pool Members of a single Pool Member's Group.

13.2A As between the Pool Members any amendment to or variation of
Schedule 22 shall require the approval of the Public Electricity
Suppliers in separate general meeting in accordance with the provisions of that Schedule.

13.3 Provisions cumulative: The provisions of Clauses 13.1 and 13.2 are cumulative and not exclusive one of the other.

13.4 Executive Committee's referral: in the event of receipt by the Secretary from one or more of the Committee Members of a request that any matter resolved upon on a poll by the Executive Committee (or upon which it has been unable or has refused to resolve other than where the taking of a vote has been deferred pursuant to Clause 22.1) be remitted to the Pool Members in general meeting, such request having been received no later than five working days after the date on which the results of such poll were notified to Committee Members (exclusive of the date on which notice was given) (or, as the case may be, the date of its failure or refusal so to resolve), the matter the subject of the relevant resolution shall be remitted to the Pool Members in general meeting and, pending the decision of Pool Members in general meeting, such resolution shall not have effect. The provisions of this Clause 13.4 are subject to the provisions of Clause 61.9.

13.5 Dissentient Pool Member's right of appeal:

13.5.1 Any Pool Member who:

     (a) voted against a resolution passed or in favour of a resolution not passed by Pool Members in general meeting; or

     (b) voted against a resolution passed or in favour of a resolution not passed by Generators or (as the case may be) Suppliers in separate general meeting; or

     (c) is directly affected by Pool Creditors passing or failing to pass a resolution of Pool Creditors (but only where such resolution does not concern the enforcement or nonenforcement of any payment obligation), and each Externally Interconnected Party (not being a Pool Member) (each such Pool Member a "Dissentient Pool Member", which expression shall include each such Externally Interconnected Parq) shall be entitled within ten working days after the date of such resolution to apply in writing to the Director seeking a ruling that the relevant resolution shall or shall not have effect on the grounds that either:

     (i) the interests of a group of Pool Members (including the Dissentient Pool Member) or of the Dissentient Pool Member under this Agreement have been, are or will be unfairly prejudiced by the passing of or the failure to pass such resolution; or

     (ii) such resolution will breach, or will cause the Dissentient Pool Member to be in breach of, one or more provisions of this Agreement or of its Licence or of the Act.

Any such application shall give detailed reasons and evidence in support and shall be copied to the Executive Committee. The Dissentient Pool Member shall be entitled to mark all or any part of such application as confidential and the Executive Committee shall give such weight as it sees fit to such marking in the copying of such application to those persons to whom it is obliged to copy such application. The Executive Committee shall promptly notify all other Pool Members, each Externally Interconnected Party (not being a Pool Member), the Pool Chairman, the Settlement System Administrator and the Pool Funds Administrator of receipt of such application. At the same time as the Executive Committee shall notify all such other Pool Members, each Externally Interconnected Party (not being a Pool Member), the Pool Chairman, the Settlement System Administrator and the Pool Funds Administrator of such receipt, the Executive Committee shall send each of them a copy of the relevant application (amended, if appropriate, to take account of any such marking where the Executive Committee shall have seen fit so to do). The Executive Committee, each Pool Member, each Externally Interconnected Party (not being a Pool Member). the Pool Chairman, the Settlement System Administrator and the Pool Funds Administrator and (if invited by the Director) the Pool Auditor shall each be entitled to make representations to the Director. If the Pool Auditor shall be so invited to make any such representations, the Executive Committee will provide it with a copy of the relevant application (amended, if appropriate, as aforesaid).

13.5.2 Any determination of the Director in respect of any such application as is referred to in Clause 13.5.1 shall be final and binding. Pending any determination of the Director in respect of any such application, the relevant resolution (if passed) shall not have effect provided that, if the Director shall decline to accept a reference or to make a determination (in either case, for whatsoever reason), such resolution shall take effect from the date that the Director notifies the Executive Committee that he declines to accept the reference or to make the determination.

13.5.3 The Parties acknowledge and agree that the satisfaction of either of the grounds referred to in Clause 13.5.1(i) or (ii) shall not of itself entitle the Dissentient Pool Member to a determination by the Director in its favour.

                               PART IV

                       THE EXECUTIVE COMMITTEE

14.  ESTABLISHMENT OF THE EXECUTIVE COMMITTEE

Establishment: The Pool Members hereby establish the Executive
Committee upon the terms and subject to the conditions of this Agreement.

15. MEMBERSHIP OF THE EXECUTIVE COMMITTEE

15 1 Number of the Committee Members: The maximum number of Committee Members shall not at any time exceed twelve or such lesser number (subject to a minimum of six) as Pool Members may decide in general meeting not later than 90 days before each annual general meeting of Pool Members. Any such lesser number so decided upon prior to an annual general meeting of Pool Members shall be the maximum number of Committee Members during the entire term of office (according to Clause 15.4) of those Committee Members elected at that annual general meeting (or, as the case may be, a subsequent extraordinary general meeting). On the expiry of that term of office, the maximum number of Committee Members shall be twelve unless a lesser number shall have been decided upon in accordance with the procedures set out in this Clause 15.1.

15.2 Maximum number of Committee Membersfewer than twelve: If Pool Members decide on a maximum number of Committee Members fewer than twelve in accordance with Clause 15.1, then:

15.2.1 The number of Committee Members to be appointed in accordance with the provisions of Clause 15.5 shall be two fewer than the agreed maximum number of Committee Members and the number of Committee Members to be appointed in accordance with Clause 15.6 shall be two; and

15.2.2 The references to "ten" and its derivatives in Clauses
15.5.3(g) and 15.5.3(i) shall be substituted by the number that is two fewer than the maximum number of Committee Members agreed by Pool Members and the references to "nine" and "eleven" (and their respective derivatives) in Clause 15.5.3(i) shall be correspondingly altered.

15.3 Appointment and Rcmoval: As from 1st April, 1997 and subject as provided in Clauses 15.2 and 15.8, ten Committee Members shall be appointed and removed in accordance with the provisions of Clauses
15.5 and 15.10 and two Committee Members shall be appointed and removed in accordance with the provisions of Clauses 15.6 and 15.10.

15.4 Term of Office: Subject to Clause 15.11, the term of office of Committee Members shall be from 1st April in the year of appointment to 31st March in the next following year provided that, if the meeting at which any Committee Member is appointed is held after 1st April, his term of office shall commence from the time of his appointment. A Committee Member whose term of office has expired or is to expire shall be eligible for reselection.

15.5 MP Committee Member election procedure: The procedures set out in this Clause 15.5 shall apply to the election of those Committee Members who are not RS Committee Members ("MP Committee Members"):

15.5.1 Each MP Pool Member shall be entitled, by notice to the Executive Committee given no earlier than 90 days and no later than 30 days before each annual general meeting of Pool Members or, failing election of any MP Committee Members at such meeting, no later than 15 days before an extraordinary general meeting convened for such purpose to propose, one individual (an "MP Nominee") to be an MP Committee Member. The MP Nominee need not be an officer or employee of a Pool Member but shall not be the Chief Executive or Pool Chairman or any then current nominee for the position of Chief Executive or Pool Chairman. Any such proposal to be valid shall be accompanied by a written statement from the MP Nominee stating that he is aware of the proposal and would be prepared to serve as a Committee Member if elected.

15.5.2 No later than 10 days before the date of the annual general meeting (or, as the case may be, extraordinary general meeting) the Executive Committee shall circulate (or cause to be circulated) to all Pool Members and the Director a list of all the names of the MP Nominees and of the Pool Members who proposed them (the UMP Nominee List"). The MP Nominee List shall also be circulated at the annual general meeting or, as the case may be, extraordinary general meeting to all Pool Members present in person; and

15.5.3 At the annual general meeting or extraordinary general meeting (as the case may be) of Pool Members held to appoint Committee
Members the following procedures shall be applied in sequence:

     (a) each MP Pool Member shall be given a voting paper (in this Clause 15.5, a "Voting Paper") with the name of every MP Nominee who appears on the MP Nominee List;

     (b) subject to paragraphs (c) and (d) below, an MP Pool Member shall rank each MP Nominee on its Voting Paper in order of preference by marking the MP Nominee which is its first choice for membership of the Executive Committee (its "Preferred MP Nominee") with the number "1" and continuing numbering sequentially in order of preference until it is indifferent as to the preference it accords to any remaining MP Nominees;

     (c) if an MP Pool Member has proposed an MP Nominee in accordance with Clause 15.5.1, then such MP Pool Member must choose that MP Nominee as its Preferred MP Nominee:

     (d)  all MP Pool Members that are members of the same Pool
Member's Group shall be obliged to rank the same MP Nominees in the same order of preference;

     (e) the Moderator shall collect in all Voting Papers and for each Preferred MP Nominee shall calculate the number of Weighted Votes cast by those MP Pool Members in his favour and for this purpose each MP Pool Member shall be deemed to have cast all its Weighted Votes in favour of its Preferred MP Nominee;

     (f) the Moderator shall prepare a list (the "MP Preference List") ranking the Preferred MP Nominees in order according to the number of Weighted Votes cast for each such Preferred MP Nominee, with the Preferred MP Nominee with the most number of Weighted Votes being at the head of the list;

     (g) when there are more than ten MP Nominees on the MP Preference List then, if the MP Nominee ranked tenth on the MP Preference List has more Weighted Votes cast in his favour than the sum of all Weighted Votes cast for all those MP Nominees ranked below him on the MP Preference List, those MP Nominees ranked first to tenth on the MP Preference List shall be elected as Committee Members and the voting procedure in this Clause 15.5.3 shall terminate;

     (h) if the condition in paragraph (g) above is not satisfied, the MP Nominee whose name appears last on the MP Preference List shall be removed from the MP Preference List and shall take no further part in the election process for the MP Committee Members and the Moderator shall transfer the Weighted Votes of all those MP Pool Members who voted for that MP Nominee to the MP Nominee(s) who is their respective second preference. The Moderator shall then prepare a revised MP Preference List to which paragraph (g) above shall be applied and the procedure set out in this paragraph (h) shall be repeated as often as may be necessary until the condition in paragraph (g) above is satisfied (on each occasion the MP Nominee whose name appears last on the MP Preference List being removed from it and the Moderator transferring the Weighted Votes of all those MP Pool Members attributable to that MP Nominee to the MP Nominee(s) who is their next respective preference); and

     (i) if the provisions of paragraph (h) above have been followed with the result that only eleven MP Nominees appear on the MP Preference List, and if the MP Nominee ranked tenth has more Weighted Votes cast in his favour than the MP Nominee ranked eleventh, then those MP Nominees ranked first to tenth on the MP Preference List shall be elected as Committee Members. If, however, the Weighted Votes cast in favour of the MP Nominees ranked tenth and eleventh on the MP Preference List are equal, then those MP Nominees ranked first to ninth on the MP Preference List shal' be elected as Committee Members and the selection of the tenth Committee Member from the tenth and eleventh MP Nominee on the MP Preference List shall be decided by the drawing of lots in a manner to be determined by the Pool Chairman.

15.6 RS Committee Member election procedures: The procedures set out in this Clause 15.6 shall apply to the election of the RS Committee
Members:

15.6.1 Each RS Pool Member shall be entitled, by notice to the Executive Committee given no earlier than 90 days and no later than 30 days before each annual general meeting of Pool Members or, failing election of either RS Committee Member at such meeting, no later than 15 days before an extraordinary general meeting convened for such purpose to propose one individual (a "RS Nominee") to be a RS Committee Member. The RS Nominee need not be an officer or employee of a Pool Member but shall not be the Chief Executive or Pool Chairman or any then current nominee for the position of Chief Executive or Pool Chairman. Any such proposal to be valid shall be accompanied by a written statement from the RS Nominee stating that he is aware of the proposal and would be prepared to serve as a Committee Member if elected and identifying whether he is standing for the position of SG Committee Member or IS Committee Member;

15.6.2 No later than 10 days before the annual general meeting (or, as the case may be, the extraordinary general meeting) the Executive Committee shall circulate (or cause to be circulated) to all Pool Members and the Director a list of all the names of the RS Nominees and of the Pool Members who nominated them (the "RS Nominee List"). The Director may object to any RS Nominee by notice to the Executive Committee no later than 5 working days before the annual general meeting on the grounds that such RS Nominee could not reasonably be expected to represent the interests of Small Generators or (as the case may be) Independent Suppliers on the Executive Committee. Any RS Nominee to whom the Director so objects shall not be eligible for election at the relevant meeting of Pool Members as an RS Committee Member and his name shall be deleted from the RS Nominee List. The RS Nominee List (amended, if necessary, to take account of the Director's objections) shall be circulated at the annual general meeting or, as the case may be, extraordinary general meeting to all Pool Members present in person and (if practicable) to all Pool Members in advance of such meeting;

15.6.3 If there is no RS Nominee or no RS Nominee eligible for election as the SO Committee Member or (as the case may be) the IS Committee Member, the Director shall be entitled to appoint and remove an individual to serve in that capacity for the term of office referred to in Clause 15.4 and the procedures in Clause 15.6.4 shall not apply to the election of such RS Nominee;

15.6.4 At the annual general meeting or extraordinary general meeting (as the case may be) of Pool Members the following procedures shall be applied (subject to Clause 15.6.5) in sequence first for the election of the SG Committee Member and, secondly, for the election of the IS Committee Member immediately following the conclusion of the election procedures for the MP Committee Members in Clause 15.5:

     (a) each RS Pool Member shall be given a voting paper (in this Clause 15.6, a "Voting Paper") with the name of every RS Nominee who appears on the RS Nominee List (amended, if appropriate, in accordance with Clause 15.6.2);

     (b)  SG Pool Members shall be entitled to vote only for RS
Nominees nominated by SG Pool Members and whose names appear on the Voting Paper ("SG Nominees");

     (c)  IS Pool Members shall be entitled to vote only for RS
Nominees nominated by IS Pool Members and whose names appear on the Voting Paper ("IS Nominees");

     (d) in the case of the election of the SG Committee Member, each SG Pool Member shall rank each SG Nominee on its Voting Paper in order of preference by marking the SG Nominee which is its first choice for membership of the Executive Committee (its "Preferred SG Nominee") with the number"1" and continuing numbering sequentially in order of preference until it is indifferent as to the preference it accords to any remaining SG Nominees;

     (e) in the case of the election of the IS Committee Member, each IS Pool Member shall rank each IS Nominee on its Voting Paper in order of preference by marking the IS Nominee which is its Rrst choice for membership of the Executive Committee (its "Preferred IS Nominee") with the number "1" and continuing numbering sequentially in order of preference until it is indifferent as to the preference it accords to any remaining IS Nominees. Preferred SG Nominees and Preferred IS Nominees are, for the purposes of this Clause 15.6, known as the ``Preferred RS Nominees';

     (f)  if a RS Pool Member has proposed a SG Nominee or an IS
Nominee in accordance with Clause 15.6.1, then such RS Pool Member must choose that SG Nominee or (as the case may be) IS Nominee as its Preferred RS Nominee;

     (g) the Moderator shall collect in all Voting Papers and for each SG Nominee and each IS Nominee shall calculate the number of Weighted Votes cast by RS Pool Members in his favour and for this purpose each RS Pool Member shall be deemed to have cast all its Weighted Votes in favour of its Preferred RS Nominee;

     (h) the Moderator shall prepare a list (the "SG Preference List") ranking the Preferred SG Nominees in order according to the number of Weighted Votes cast for each such Preferred SG Nominee, with the Preferred SG Nominee with the most number of Weighted Votes being at the head of the list;

     (i) the Moderator shall prepare a list (the "IS Preference List") ranking the Preferred IS Nominees in order according to the number of Weighted Votes cast for each such Preferred IS Nominee, with the Preferred IS Nominee with the most number of Weighted Votes being at the head of the list;

     (j) if the RS Nominee ranked first on the SG Preference List or (as the case may be) IS Preference List has more Weighted Votes cast in his favour than the sum of all Weighted Votes cast for all those RS Nominees ranked below him on the same list, the RS Nominee ranked first on the relevant list shall be elected as the SG Committee Member or (as the case may be) IS Committee Member and the voting procedure in this Clause 15.6.4 shall terminate; and

     (k) if the condition in paragraph (I) above is not satisfied, the RS Nominee whose name appears last on the SG Preference List or (as the case may be) IS Preference List shall be removed from that list and shall take no further part in the election process for the relevant RS Committee Members and the Moderator shall transfer the Weighted Votes of all those RS Pool Members who voted for that RS Nominee to the RS Nominee(s) who is their respective second preference. The Moderator shall then prepare a revised SG Preference List or (as the case may be) IS Preference List in each case to which paragraph (j) above shall b" applied and the procedure set out in this paragraph (k) shall be repeated as often as may be necessary until the condition in paragraph (I) above is satisfied in relation to the relevant list (on each occasion the RS Nominee whose name appears last on the SG Preference List or (as the case may be) IS Preference List being removed from it and the Moderator transferring the Weighted Votes of all those RS Pool Members attributable to that RS Nominee to the RS Nominee(s) who is their next respective preference); and

15.6.5 If a SG Pool Member is a member of a Pool Member's Group of which an IS Pool Member is also a member (or vice versa) and there are no MP Pool Members in that Pool Member's Group, the SG Pool Member and the IS Pool Member shall jointly notify the Secretary upon receipt of the RS Nominee List at the annual general meeting or, as the case may be, extraordinary general meeting whether the SG Pool Member will participate in the election of the SG Committee Member or the IS Pool Member will participate in the election of the IS Committee Member. In the former case, the IS Pool Member shall not have the right to participate in the election of either RS Nominee and, in the latter case, the SG Pool Member shall not have the right to participate in the election of either RS Nominee. If no such notification is received by the Secretary before the election procedure for the RS Nominees begins, the votes of both the SG Pool Member and the IS Pool Member shall be discounted and ignored.

15.7 Spoilt papers: If any Voting Paper is incorrectly completed or otherwise spoilt, the Moderator shall take no account of it or of the Weighted Votes purported to be cast by it in the conduct of the procedures set out in Clause 15.5 and/or 15.6.

15.8 Default appointment: If the procedures set out in Clause 15.5 or
15.6 (other than Clause 15.6.3) shall result in less than the prescribed or (as the case may be) agreed maximum number of Committee Members permitted under Clause 15.1 being appointed (including where there are insufficient nominees nominated to fill the seats), the Director shall have the right to appoint and remove individuals to the Executive Committee as Committee Members in such numbers as may be necessary to provide for such maximum number of Committee Members until such time as another election pursuant to Clause 15.5.3 or (as the case may be) 15.6.4 takes place. Any Committee Member appointed pursuant to this Clause 15.8 shall, for the purposes of Clause 23.6, represent the interests of all Pool Members for the time being and from time to time.

15.9 Notification of Committee Members: The Secretary shall promptly notify all Pool Members and the Director of the appointment and removal of any Committee Member

15.10 Removal of Committee Members:

15.10.1 A Committee Member may be removed by vote of all those Pool Members whose Weighted Votes were cast in favour of that Committee Member in his election pursuant to Clause 15.5 or Clause 15.6, such vote to be passed requiring a majority of 65 per cent. of the total number of Weighted Votes of all such Pool Members (after deduction of any Weighted Votes of persons who were Pool Members at the time of his election and who voted in favour of him but who are no longer Pool Members). For the purposes of such vote, relevant Pool Members may cast only that number of Weighted Votes which they cast in favour of such Committee Member in his election pursuant to Clause 15.5 or 15.6.

15.102 A separate general meeting of those Pool Members entitled to vote may be convened for the purpose of removing a Committee Member and to every such separate general meeting the provisions of Part III relating to general meetings of Pool Members (other than Clause 10.9, save in respect of the attendance by the Pool Auditor or the Director or its or his duly appointed representative) shall apply mutatis mutandis but so that:

     (a) the necessar,y quorum shall be one Pool Member entitled to vote thereat; and

     (b) notice of any such separate general meeting need be given only to those entitled to attend the same.

15.11 Vacation of office by Committee Members: The office of a Committee Member shall be vacated if:

15.11.1 He resigns his office by notice delivered to the Secretary;
or

15.1 1.2 He becomes bankrupt or compounds with his creditors generally; or

15.11.3 He becomes of unsound mind or a patient for any purpose of any statute relating to mental health; or

15.11.4 He and his alternate fail to attend more than three consecutive meetings of the Executive Committee; or

15.11.5   He dies; or

15.11.6   He is removed from office pursuant to Clause 15.10.

15.12 Election of replacement Committee Members: At the time of the vacation of office of a Committee Member (for the purposes of this Clause 15.12 an "Outgoing Committee Member") or as soon as is reasonably practicable thereafter, a replacement Committee Member shall be elected following the procedures set out in, in the case of an MP Committee Member, Clause 15.5 or, in the case of an RS Committee Member, Clause 15.6, provided that :

     (a) only Pool Members whose Weighted Votes were cast in favour of the Outgoing Committee Member in an election pursuant to Clause
15.5 or 15.6 and who were, at the time of his vacation of office, represented by him pursuant to Clause 23.6.1 or 23.6.2; and

     (b) only those persons who have become Pool Members in the period of the Outgoing Committee Member's term of office and who were, at the time of his vacation of office, represented by him pursuant to Clause 23.6.4 may take part in the election of a replacement Committee Member pursuant to this Clause 15.12.

15.1 3 Alternates:

15.13.1 Each Committee Member shall have the power to appoint any person (who may be an existing Committee Member) to be his alternate and may at his discretion remove an alternate Committee Member so appointed. Any appointment or removal of an alternate Committee Member shall be effected by notice in writing executed by the appointor and delivered to the Secretary who shall forthwith notify all other Committee Members of such appointment. If his appointor so requests, an alternate Committee Member shall be entitled to receive notice of all meetings of the Executive Committee or of subcommittees or sub-groups of which his appointor is a member and to receive a voting paper on a poll instead of the appointor. He shall also be entitled to attend, speak and vote as a Committee Member at any such meeting at which the Committee Member appointing him is not personally present and at the meeting to exercise and discharge all the functions, powers and duties of his appointor as a Committee Member and for the purposes of the proceedings at the meeting the provisions of this Part IV shall apply as i'he were a Committee Member. He shall also be entitled to demand a poll (whether at or after the meeting) pursuant to Clause 22.3, to carry out consultations with Pool Members contemplated by Clause 22.8 insofar as his appointor shall be unable to do so, to act on the instructions of Pool Members duly given to his Pintos or to him on behalf of his appointor and to complete his appointor's voting paper on a poll on behalf of his appointor.

15.13.2 Except on a poll, every person acting as an alternate Committee Member shall have one vote for each Committee Member for whom he acts as alternate, in addition to his own vote if he is also a Committee Member. On a poll, an alternate Committee Member shall be entitled (if his appointor is unable to do so) to exercise (on behalf of his appointor and by completion of the appointor's separate voting paper) all of the votes which his appointor is entitled to cast, in addition to any votes which the alternate is entitled to cast in his own capacity if he is also a Committee Member. Execution by an alternate Committee Member of any resolution in writing of the Executive Committee shall, unless the notice of his appointment provides to the contrary, be as effective as execution by his appointor.

15.13.3 An alternate Committee Member shall ipso facto cease to be an alternate Committee Member if his appointor ceases for any reason to be a Committee Member.

15.13.4 References in this Agreement to a Committee Member shall, unless the context otherwise requires, include his duly appointed alternate.

16.  POOL CHAIRMAN

16.1 Pool Chairman: There shall at all times be a Chairman of the pooling and settlement arrangements for the electricity industry in England and Wales established by this Agreement (the "Pool
Chairman").

16.2 Appointment and Term:

16.2.1 The election of a Pool Chairman shall take place either:

     (i) at the annual general meeting or (as the case may be) an extraordinary general meeting of Pool Members convened for that purpose (where practicable) held not less than three months before the end of the term of the then current Pool Chairman; or

     (ii) should the Executive Committee so decide, by a postal vote in accordance with Clause 16.4, such postal vote to have a closing date which (where practicable) is not less than three months before the end of the term of the then current Pool Chairman.

16.2.2 Subject to Clause 16.2.4, the term of office of the Pool
Chairman shall be from 1st April in the year of his election to the 31st March falling two years thereafter provided that:

     (i) where the Pool Chairman is to be elected at an annual general meeting or (as the case may be) an extraordinary general meeting of Pool Members, if the meeting at which he is elected is held after 1st April, his term of office shall commence from such date as the Pool Members in general meeting shall resolve (being no earlier than the date of such meeting);

     (ii) where the Pool Chairman is to be elected by postal vote, if the closing date of such postal vote is after 1st April, his term of office shall commence from such date as shall be set out in the notice of postal vote which shall have been sent to all Pool Members by the Chief Executive in accordance with Clause 16.4; and

     (iii) his term of office shall expire before 31st March if he resigns or is unable for whatever reason to continue to act or if a successor Pool Chairman is elected with a term of office which Pool Members either in general meeting or (as the case may be) by the terms of a postal vote resolve is to commence before that date.

16.2.3 The appointment of the Pool Chairman shall be on such terms and conditions (including, but not limited to, terms and conditions in relation to reimbursement, hours of work and removal (subject to Clause 13.1.2)) as have been approved by Pool Members in general meeting. Any amendment to those terms and conditions shall require the prior approval of Pool Members in general meeting.

16.2.4 Not later than three months prior to the end of the two year term of the then current Pool Chairman, Pool Members may either (i) call and hold a general meeting or (ii) call and hold a postal vote and, if the Pool Chairman agrees, may resolve to extend the term of appointment of the Pool Chairman by one year. If the resolution is approved in accordance with the terms of this Agreement then the term of appointment shall be so extended provided that under no circumstances shall the term of appointment exceed three y ears.

16.2 5 If at any time the Pool Chairman shall resign or be unable for whatever reason to continue to act, an extraordinary general meeting shall be called in accordance with Clause 9.4 or a postal vote shall be called in accordance with Clause 16.4 for the purposes of electing a successor Pool Chairman. Unless that successor Pool Chairman himself is removed, resigns or is unable for whatever reason to continue to act, he shall hold omce until the 31st March falling ^losest to the date two years after the date of his election and his appointment may be extended in accordance with Clause 16.2.4.

16.3 Transitional Provisions: The appointment of the Pool Chairman whose two year term of office starts on 1st April, 1996 is hereby ratified and confirmed by all Pool Members.

16.4 Election procedure fpostal vote): The Executive Committee may (where practicable) resolve to call a postal vote to elect a Pool
Chairman. Where the Executive Committee so resolves, such postal vote shall be held in accordance with the following principles:

16.4.1 The Executive Committee shall instruct the Chief Executive, who shall send a notice to Pool Members, stating that a postal vote has been called and inviting nominations to be sent to the Chief Executive within a period of not less than 21 days from the date of such notice;

16.4.2 Once such period for nomination has closed, the Chief
Executive shall send to all Pool Members a ballot paper containing a list of all eligible nominees and a closing date for the receipt by the Chief Executive of completed ballot papers, such date being no less than 21 days from the date of such ballot paper; and

16.4.3 Each Pool Member shall have one vote and the successor Pool Chairman shall be elected by single transferable vote in accordance with the procedures approved by the Executive Committee.

16.5 Election procedure (general meeting):

16.5.1 Where any successor Pool Chairman is to be elected at an annual general meeting or (as the case may be) extraordinary general meeting, nominations shall be delivered no later than 21 days prior to the relevant annual general meeting or (as the case may be) extraordinary general meeting.

16.5.2 At the relevant annual general meeting or (as the case may be) extraordinary general meeting, all eligible nominees shall be proposed by the Pool Chairman (failing whom, the Chief Executive). Each Pool Member shall have one vote and the successor Pool Chairman shall be elected by single transferable vote in accordance with the procedures approved by the Executive Comer. tee.

16.6 Nominations: Any Pool Member can nominate any one person, whether or not an employee of a Pool Member, to be Pool Chairman. Nominations made pursuant to this Clause 16.6 shall be delivered in writing to the Chief Executive within any time period specified pursuant to Clause 16.4 or (as the case may be) Clause 16.5. Any such nomination shall only be valid where accompanied by a written statement from the nominee stating that he is aware of the proposal and would be prepared to serve as Pool Chairman in accordance with this Agreement and the relevant terms and conditions if elected.

16.7 Functions: The Pool Chairman shall have and carry out only such duties and responsibilities and exercise such powers as are expressly provided in this Agreement and in his terms of reference approved by the Executive Committee from time to time. The Pool Chairman shall exercise impartially all such duties, responsibilities and powers.

16.8 No voting rights: The Pool Chairman in his capacity as Pool
Chairman shall have no voting rights under this Agreement.

16.9 Indemnity: The Pool Chairman shall be indemnified and kept indemnified jointly and severally by all Pool Members (and, as between the Pool Members, rateably in the proportion which their respective Contributory Shares bear one to the other at the time of receipt of the request for indemnification) from and against any and all costs (including legal costs), charges, expenses, damages or other liabilities properly incurred or suffered by him in relation to his office as Pool Chairman or the due exercise by him of his powers, duties and responsibilities as Pool Chairman and all claims, demands or proceedings arising out of or in connection with the same except any such costs, charges, expenses, damages or other liabilities which are suffered or incurred or occasioned by the wilful default or bad faith of, or breach of duty or trust by, the Pool Chairman. The Pool Members shall, upon request, provide the Pool Chairman with a written deed of indemnity to that effect.

17.  CHIEF EXECUTIVE, SECRETARIAT AND SECRETARY

17.1 Chief Executive:

17.1.1 Subject to Clause 15.7.4, a chief executive of the Executive Committee (the UChief Executives) shall be appointed and be subject to removal and replacement by resolution of the Executive Committee passed by 70 per cent or more of the votes of all Committee Members (after consultation with the Pool Chairman). The Chief Executive shall be appointed on such terms and conditions as they see fit.

17.1.2 The Chief Executive shall undertake such duties and responsibilities and exercise such powers in relation to the Executive Committee and its activities as the Executive Committee may from time to time assign to or vest in him.

17.1.3 The Chief Executive shall have the right and shall be obliged to attend all meetings of the Executive Committee and all meetings of the Pool Members in general meeting. The Chief Executive in his capacity as Chief Executive shall have no voting rights under this Agreement. If for any reason the Chief Executive is unable to attend any such meeting, he shall nominate a representative to attend in his place.

17.1.4 The Executive Committee shall make arrangements for the remuneration of the Chief Executive and the payment of his costs and expenses and the same shall be recovered in accordance with the PEA Accounting Procedure or as otherwise directed by the Executive Committee from time to time.

17.2 Secretariat:

17.2.1 The Executive Committee may from time to time appoint and remove, or make arrangements for the appointment and removal of, such personnel as the Executive Committee requires to assist the Executive Committee, any sub-committee of the Executive Committee, the chairman of the Executive Committee or any such sub-committee, the Pool Chairman, the Chief Executive or the Secretary in the proper performance of its or his duties and responsibilities, in each such case upon such terms and conditions as the Executive Committee sees fit.

17.2.2 Any personnel referred to in Clause 17.2.1 shall undertake such duties and responsibilities and exercise such powers as the Executive Committee may from time to time assign to or vest in him, it or them.

17.2.3 The Executive Committee shall make arrangements for the remuneration of such personnel as are referred to in Clause 17.2.1 and the payment of their costs and expenses and the same shall be recovered in accordance with the PFA Accounting Procedure or as otherwise directed by the Executive Committee from time to time.

17.3 Secretary:

17.3.1 The Executive Committee may from time to time appoint and remove, or make arrangements for the appointment and removal of, the Secretary on such terms and conditions as it sees fit.

17.3.2 The Secretary in his capacity as Secretary shall have no voting rights under this Agreement.

17.3.3 The Secretary shall have and carry out only such duties and responsibilities as are expressly provided in this Agreement and such other reasonable secretarial and administrative duties and responsibilities as may from time to time be delegated to it by the Executive Committee. If at any time there is no Secretary, the responsibilities and duties of the Secretary under this Agreement shall become those of the Chief Executive or, if there shall be no Chief Executive, the Executive Committee until such time as a Secretary is appointed pursuant to Clause 17.3.1 or a Chief Executive is appointed pursuant to Clause 17.1.1 (and notices to the Secretary under this Agreement shall be readdressed accordingly).

17.3.4 The Secretary shall be entitled to receive such remuneration (if any) as the Executive Committee may from time to time approve, such remuneration to be paid to it at such times and in such manner as the Executive Committee shall from time to time direct and to be recovered in accordance with the PFA Accounting Procedure or as otherwise directed by the Executive Committee from time to time. Further, the Secretary shall be paid its reasonable travelling, hotel and incidental expenses of attending and returning from meetings of the Executive Committee or any sub-committee thereof and any general meetings and separate general meetings of Pool Members and all costs and expenses properly and reasonably incurred by it in the performance of its duties and responsibilities under this Agreement. All such costs and expenses shall be recovered in accordance with the PFA Accounting Procedure or as otherwise directed by the Executive Committee from time to time.

17.4 Indemnity:

17.4.1 All Pool Members shall jointly and severally indemnify and keep indemnified the Chief Executive, the Contract Manager, the personnel referred to in Clause 17.2.1, the Secretary and each member of any sub-committee of the Executive Committee or of any sub-group established by any such sub-committee (other than a Committee Member, but without prejudice to Clause 23.3.4) (and, as between the Pool Members, according to their respective Contributory Shares at the time of receipt of the request for indemnification) from and against any and all costs (including legal costs), charges, expenses, damages or other liabilities properly incurred or suffered by the Chief Executive in relation to his office as Chief Executive or (as the case may be) the Secretary in relation to its office as Secretary or the due exercise by the Chief Executive, the Contract Manager, the said personnel, the Secretary or (as the case may be) any such member of his, their or its powers, duties and responsibilities under this Agreement and all claims, demands or proceedings arising out of or in connection with the same except any such costs, charges, expenses, damages or other liabilities which are suffered or incurred or occasioned by the wilful default or bad faith of, or breach of obligation by, the Chief Executive, the Contract Manager, such personnel, the Secretary or (as the case may be) any such member.

17.4.2 The Pool Members undertake to enter into an indemnity in favour of any employer of the Chief Executive, any personnel referred to in Clause 17.2.1, the Secretary or (as the case may be) any such member of any sub-committee of the Executive Committee or of any sub-group established by any such subcommittee as is referred to in Clause 17.4.1 under which they shall jointly and severally indemnify and keep indemnified any such employer in respect of all acts and omissions of the Chief Executive, the Contract Manager, such personnel, the Secretary or (as the case may be) any such member in the performance of his, their or its rights, powers, duties and responsibilities under this Agreement (and, as between the Pool Members, according to their respective Contributory Shares at the time of receipt of the request for indemnification under the relevant indemnity).

18.  PROCEEDINGS OF THE EXECUTIVE COMMITTEE

18.1 Meetings:

18.1.1 Meetings of the Executive Committee (other than special meetings referred to in Clause 18.1.3) shall be held at least quarterly (or at such shorter regular intervals as may be agreed from time to time by the Executive Committee) at such time and place in any jurisdiction in which any Pool Member is incorporated or has its principal place of business as may be agreed from time to time by the Executive Committee (or, in default of agreement, as stipulated by the Pool Chairman).

18.1.2 Meetings of the Executive Committee shall be convened by the Secretary upon giving to the Committee Members, the Pool Chairman, the Chief Executive (if any), the Settlement System Administrator, the Director and the Pool Auditor and (where matters the subject of the agenda referred to in Clause 18.1.4 concern directly the functions, duties or responsibilities of any Externally Interconnected Party (not being a Pool Member), the Pool Funds Administrator, the Grid Operator and/or the Ancillary Services Provider) the relevant one(s) of them at least five working days' notice of the place, the day and the hour of the relevant meeting.

18.1.3 Special meetings of the Executive Committee shall be convened upon the request of any Committee Member, the Pool Chairman or the Chief Executive. Such request shall be made in writing to the Secretary and shall state the matters to be considered at that special meeting. Upon receipt of such request the Secretary shall convene in accordance with Clause 18.1.2 without delay such special meeting for a date occurring as soon as practicable thereafter but not less than five nor more than ten working days after receipt of such request. If the Secretary shall fail so to convene a special meeting the Committee Member which made such request, the Pool Chairman or (as the case may be) the Chief Executive may himself convene a special meeting, but any meeting so convened shall not be held after the expiration of two months from the date of such request. A special meeting convened under this Clause 18.1.3 by a Committee Member, the Pool Chairman or the Chief Executive shall be convened in the same manner, as nearly as possible, as that in which meetings of the Executive Committee are to be convened by the Secretary pursuant to Clause 18.1.2.

18.1.4 Any notice given under Clause 18.1.2 shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given and shall be accompanied by an agenda of the matters to be considered at the relevant meeting together with any supporting documents C`r papers then available to the Secretary. Any Committee Member may advise additional matters which he wishes to be considered at such meeting by notice to all other Committee Members, the Pool Chairman, the Chief Executive (if any), the Secretary, the Settlement System Administrator, the Director and the Pool Auditor "...i Where such additional matters concern directly the functions, duties or responsibilities of any Externally Interconnected Party (not being a Pool Member), the Pool Funds Administrator, the Grid Operator and/or the Ancillary Services Provider) the relevant one(s) of them given no later than three working days before the date of such meeting. Only matters identified in such agenda or so advised shall be discussed or resolved upon at such meeting. The accidental omission to give notice of a meeting or accompanying agenda or supporting documents or papers to, or the non-receipt of notice of a meeting or accompanying agenda or supporting documents or papers by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

18.1.5 For any meeting of the Executive Committee, the periods and methods of notice referred to in the foregoing provisions of this Clause 18 may be waived prospectively or retrospectively with the consent in writing of all such persons as are entitled to attend the relevant meeting.

18.1.6 The Secretary shall prepare minutes of all meetings of the Executive Committee and shall provide copies thereof to all such persons as were entitled to attend the relevant meeting as soon as practicable (and in any event within ten working days) after the relevant meeting has been held. Each person who attended such meeting shall notify his approval or disapproval of the minutes thereof to the Secretary no later than ten working days after receipt thereof and, if he fails to do so, he or it shall be deemed to have approved the same. The Secretary shall record any such disapproval in the minutes unless the same shall have been withdrawn or the minutes amended with the agreement of the Executive Committee. The Secretary shall provide copies of minutes of meetings of the Executive Committee to any other Party within a reasonable time after request therefor provided that the said time for approving or disapproving the same has expired. Further, the Secretary shall provide copies of such minutes to such persons as the Executive Committee may from time to time direct within a reasonable time after receipt of such direction.

19.  CONDUCT OF EXECUTIVE COMMITTEE MEETINGS

19.1 General: Chairman:

19 1.1 Subject as provided in Clauses 13, 18 and 22 and this Clause 19, the Executive Committee may meet for the transaction of business, and adjourn and otherwise regulate its meetings, as it shall see fit.

19.1.2 The Pool Chairman shall preside as chairman at every meeting of the Executive Committee provided that:

     (a) if the Pool Chairman is unable to attend any meeting, he shall nominate another individual to preside as chairman at that meeting in his place. Such individual shall be a director or senior executive of one of the Pool Members but shall not be a Committee Member or an alternate for any Committee Member; and

     (b) if there is no Pool Chairman or the Pool Chairman or his duly appointed nominee shall not be present within 15 minutes after the time appointed for the holding of the meeting or the Pool Chairman is unwilling to act, the Committee Members present may appoint one of their number to be chairman of the meeting.

19.1.3 The chairman of the meeting in his capacity as chairman shall not have any vote at meetings of the Executive Committee.

19.2 Lack of quorum: If, within half an hour from the time appointed for holding any meeting of the Executive Committee, a quorum is not present, the meeting shall be adjourned to the same day in the next week at the same time and place and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for holding the meeting, those present shall constitute a quorum.

19.3 Representation of non-Committee Members: Each of the Settlement System Administrator, the Pool Chairman, the Director and the Pool Auditor (or its or his duly appointed representative) shall have the right to attend and speak (but not to vote) at meetings of the Executive Committee. Each Externally Interconnected Party (not being a Pool Member) and each of the Pool Funds Administrator, the Grid Operator and the Ancillary Services Provider (or its duly appointed representative) shall be entitled to attend and speak (but not vote) at meetings of the Executive Committee only where matters directly concerning its functions, duties or responsibilities have been identified or advised as provided in Clause 18.1.4 or if so requested by the Executive Committee. The Chief Executive (or his duly appointed representative) shall have the right to attend and speak (but not vote) at meetings of the Executive Committee and shall be obliged so to attend. With the exception of attendances by the Pool Chairman, the Chief Executive and the Pool Audito-, no payment shall be made to any person who has the right by virtue of this Clause 19.4 to attend Executive Committee meetings in respect of any such attendance.

19.4 Written resolutions: A resolution in writing, executed by or on behalf of each Committee Member, shall be as valid and effectual as if it had been passed at a meeting of the Executive Committee duly convened and held and may consist of several instruments in like form and executed by or on behalf of one or more of such Committee Members. Any proposed resolution in writing shall be circulated to all those persons who would have been entitled to attend a meeting of the Executive Committee at which such resolution could properly have been passed.

19.5 Default in appointment: All acts done by any meeting of the Committee Members or of a sub-committee of the Executive Committee shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of such Committee Member, be as valid as if such person had been duly appointed.

20.  DELEGATION

20.1 Sub-committees: The Executive Committee may establish sub committees. Each sub-committee:

20.1.1 Shall be composed of such persons (whether or not Committee Members) and shall discharge such rights, powers, duties and responsibilities as from time to time the Executive Committee considers desirable to delegate to it; and

20.1.2 In the exercise of its rights and powers and the performance of its duties and responsibilities delegated to it by the Executive Committee shall at all times conduct itself and its affairs in a manner which it considers best designed to She effect to the principal objects and purpose set out in Clause 4.1.2 and to promote, and not obstruct, the fair and efficient operation of the procedures referred to in Clause 4.1.3 so that the objectives set out in Clause
4.1.3 are thereby achieved; and

20.1.3 Shall be given written terms of reference and, unless otherwise varied by the Executive Committee, the provisions of Clauses 18 and 19 shall apply mutatis mutandis to meetings of such subcommittee and the provisions of Clauses 19.4, 23.3.1, 23.3.2 and
23.3.3 shall apply mutatis mutandis in relation to any such sub committee and the members thereof; and

20.1.4 May establish sub-groups to assist in the discharge of the rights, powers, duties and responsibilities of such sub-committee, each of which sub-groups shall be given written terms of reference and, unless otherwise varied by the Executive Committee or any sub-committee acting on the authority of the Executive Committee, the provisions of Clauses 18 and 19 shall apply mutates mr~tanctis to meetings of such sub-groups and the provisions of Clauses 23.3.1, 23.3.2, and 23.3.3 shall apply mutatis mutandis in relation to each such sub-group and the members thereof.

20.2 Nominees: Upon written request of the Executive Committee or, in the. case of the Settlement System Administrator, Order issued by the Contract Manager under Schedule 4, each Pool Member and the
Settlement System Administrator shall:

20.2.1 Nominate one or more persons knowledgeable in the matters referred to, or the subject of consideration by, the relevant sub committee to attend at meetings of, and otherwise participate as a member of, any sub-committee established by the Executive Committee; and

20.2.2 Procure that such nominee(s) shall so attend and participate at such time or times as the Executive Committee or such subcommittee may require,

provided that a Pool Member shall not be required in any period of 12 months to make available nominees for more than 60 days in aggregate. Save as provided by Clause 23.5 no payment shall be made to Pool
Members in respect of any such attendance or participation.

20.3 Member's responsibilities: To the extent not inconsistent with the provisions of Clauses 20.1.1, 20.1.2 and 20.1.3 a member of any subcommittee established by the Executive Committee shall be free to represent the interests of the person or persons which nominated him to that sub-committee but each such person acknowledges and agrees the subordination of those interests to the responsibilities of such subcommittee under Clause 20.1.2.

20.4 Chief Executive: The Executive Committee may from time to time delegate all or any of its rights, powers, duties and responsibilities under this Agreement to the Chief Executive upon such terms and conditions as the Executive Committee thinks fit.

20.5 Effect of decisions: Resolutions of sub-committees shall not have binding effect (a) unless and then only to the extent that the Executive Committee shall have delegated the relevant decision-making powers to the sub-committee, or (b) unless approved by resolution of the Executive Committee (and then subject to Clause 13). Meetings of such sub-committees shall, so far as possible, be arranged so that minutes of such meetings can be circulated to each Committee Member in sufficient time for consideration before the next following regular meeting of the Executive Committee. Resolutions of sub-groups shall not have binding effect. The Executive Committee shall remain at all times responsible for the actions of all its sub-committees and sub-groups.

20.6 Other delegation: Subject to any direction to the contrary by Pool Members in general meeting but without prejudice to the Executive Committee's rights under Clauses 20.1 and 20.4, the Executive Committee may from time to time delegate in any particular case all or any of its rights, powers, duties and responsibilities under this Agreement, including any decision-making powers and the conduct of any review or consultation and the preparation and submission of any report required of it under this Agreement, to such person or persons as it thinks fit and on such terms and conditions as it thinks fit and shall require that, in the performance of the delegated duties, such person or persons shall conform to any regulations that may be imposed on it or them by the Executive Committee.

21.  [Not used].

22.  VOTING

22.1 Voting: The chairman of the relevant meeting of the Executive Committee and any Committee Member may demand that any question or matter arising at a meeting of the Executive Committee be put to a vote of Committee Members. Any vote so demanded shall be taken forthwith or at such other time as such chairman directs not being later than the date of the next meeting of the Executive Committee. Any demand for a vote may, before the vote is taken, be withdrawn.

22.2 Simple majority: Subject as provided in the following provisions of this Clause 22, any question or matter arising at a meeting of the Executive Committee shall be decided by a simple majority of the votes cast at the meeting by Committee Members. On any such question or matter each Committee Member shall be entitled to one vote. In the event of an equality of votes on any resolution put to the Executive Committee, the matter the subject of the relevant resolution shall be remitted to the Committee Members for decision on a poll.

22.3 Demand for a poll: In respect of any matter or question which is put to a vote of Committee Members a poll may be demanded (before or after the simple majority vote) either:

22.3.1 At the meeting at which the simple majority vote takes place, by the chairman of the meeting or by any Committee Member; or

22.3.2 By no later than five working days after such meeting, by notice in writing to the Chief Executive by any Committee Member
(whether or nor present at the relevant meeting).

22.4 Effect of decision: A decision duly made at a meeting of the Executive Committee shall (unless otherwise determined by the Executive Committee or otherwise provided by the terms of the decision) have immediate effect, unless a poll be duly demanded in accordance with Clause 22.3, in which case, pending the outcome of the vote on a poll, the decision shall cease to or shall not have effect.

22.5 Withdrawal of demand: Any demand for a poll may be withdrawn by the person who made it at any time provided that notice of withdrawal is received by the Chief Executive by no later than the seventh working day following the date of the Executive Committee meeting at which the vote took place. The Chief Executive shall as soon as reasonably practicable notify all Parties and all other persons entitled or required to attend general meetings of Pool Members of receipt of any such notice of withdrawal.

22.6 Conduct of a poll: The Secretary shall without delay following the demand for, or the remittance of a matter for decision on, a poll despatch to each Committee Member a voting paper in such form as shall be agreed by the chairman of the Executive Committee meeting at which the matter in question was considered or (failing him) the Chief Executive but which shall in any event set out the full text of the resolution in respect of which the poll is required (which shall be the same as the resolution which was put to a simple majority vote), shall provide for each Committee Member to cast votes for or against the resolution and shall specify the date by which votes must be lodged by Committee Members. The Secretary shall at the same time give notice to all Parties that a poll has been demanded and shall specify in such notice the resolution on which the poll has been called (if applicable), the identity of the person (or persons) who has demanded the poll and the date by which votes must be lodged by the Committee Members. The accidental omission to issue a voting paper or to give notice of a poll, or the non-receipt of a voting paper or such a notice by, any person entitled to receive the voting paper or (as the case may be) the notice shall not invalidate the conduct of the poll or the result thereof.

22.7 Votes on a poll: on a vote on a poll:

22.7.1 The Committee Members shall in aggregate be entitled to a number of votes equal to the number of votes which the Pool Members would have been entitled to cast on a poll at a general meeting if such meeting had taken place on the day of the Executive Committee meeting at which the matter in question was considered;

22.7.2 Each Committee Member shall have the votes attributable to his Constituents and shall cast such votes in accordance with the individual written instructions of each such Constituent, but so that no Constituent shall be entitled to instruct that the votes attributable to it be cast more than once;

22.7.3 In the absence of any written instructions from any Constituent, a Committee Member shall not be entitled to cast any votes on behalf of that Constituent;

22.7.4 A Constituent may instruct the relevant Committee Member to abstain from casting any or a specified number of votes on its behalf;

22.7.5 The votes cast by a Committee Member shall not be valid unless:

     (a) the relevant voting paper shall have been received by the Secretary on or before the date falling 10 working days after the date on which the voting papers were despatched to Committee Members and the votes cast in such voting paper accord with the written instructions referred to in paragraph (b) below;

     (b) accompanied by a copy of the written instructions given by or on behalf of the Constituent(s) whose votes the Committee Member is entitled to cast;

     (c) the Committee Member in other respects shall have complied with the procedures for votes on a poll (if any) from time to time established by the Executive Committee;

22.7.6 Any Constituent on whose instructions a Committee Member is required to act in accordance with the foregoing provisions shall be entitled to make arrangements with any other Constituent on whose instructions that same Committee Member is required to act for the requisite written instructions to be given on its behalf by that other Constituent. Details of any such arrangement shall promptly be given to the Secretary.

22.8 65 per cent. majority: A resolution on a poll shall be decided by a majority of not less than 65 per cent. of the votes duly cast. The Secretary shall as soon as reasonably practicable after the expiry of the 10 working day period for return of voting papers referred to in Clause 22.7.5(a) ascertain the results of the poll in consultation with the Pool Chairman or (failing him) the Chief Executive and the Chief Executive or (failing him) the Secretary shall as soon as practicable thereafter notify all Parties and all other persons entitled or required to attend general meetings of Pool Members of the outcome of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which or after which the poll was demanded.

22.9 Responsibilities of Committee Members. The Committee Members shall consult the Pool Members whose votes they are entitled to cast as soon as reasonably practicable following the demand for a poll and shall be required to cast, or to refrain from casting, the votes of such Pool Members in accordance with their individual instructions. The provisions of Clause 23.1 shall not apply in respect of any vote conducted on a poll.

22.10 Referral to general meetings: The provisions of this Clause 22 are subject to the requirements of referral to the Pool Members in general meeting described in Clause 13.4.

22.11 Civil emergencies: The provisions of this Clause 22 are subject to the provisions of Clause 61.9.

23.  COMMITTEE MEMBERS' RESPONSIBILITIES AND PROTECTIONS; POOL
     MEMBER REPRESENTATION

23.1 Executive Committee's responsibilities: In the exercise of its powers and the performance of its duties and responsibilities under this Agreement the Executive Committee shall at all times conduct itself and its affairs in a manner which it considers best designed to give effect to the principal objects and purpose set out in Clause
4.1.2 and to promote, and not obstruct, the fair and efficient operation of the procedures referred to in Clause 4.1.3 so that the objectives set out in Clause 4.1.3 are thereby achieved. To the extent not inconsistent with the responsibilities of the Executive Committee under this Clause 23.1 a Committee Member shall be free to give effect to his responsibilities under Clause 23.2 but each of the Pool Members whom such Committee Member represents acknowledges and agrees the subordination of such Committee Member's responsibilities under Clause 23.2 to the responsibilities of the Executive Committee under this Clause 23.1.

23.2 Committee Members' responsibilities: In the exercise of his powers and the performance of his duties and responsibilities as a Committee Member under this Agreement a Committee Member shall represent those Pool Members which he is required to represent from time to time in accordance with the provisions of Clause 23.6.

23.3 Protections:

23.3.1 The Executive Committee, each Committee Member, the Pool Chairman, the Chief Executive, the Contract Manager and the Secretary shall be entitled to rely upon any communication or document reasonably believed by it or hirr to be genuine and correct and to have been communicated or signed by the person by whom it purports to be communicated or signed and shall nor be liable to any of the Parties for any of the consequences of such reliance.

23.3.2 The Executive Committee, each Committee Member, the Pool Chairman, the Chief Executive, the Contract Manager and the Secretary may in relation to any act, matter or thing contemplated by this Agreement act on the opinion or advice of, or any information from, any lawyer, banker, valuer, broker, accountant or any other specialist or professional adviser given within the held of expertise usually ascribed to persons of such description or the specialist field of expertise for which he has been retained and duly instructed so to act by the Executive Committee, and shall not be liable for the consequences of so acting. The appointment of any such adviser to the Executive Committee shall be approved by the Executive Committee before any such cost is charged to the PEA Accounting Procedure.

23.3.3 In the event of any conflict or inconsistency, any directions and instructions of the Director (which the Director is entitled under his statutory or regulatory powers to issue or give) shall prevail over the duties and responsibilities of the Executive Committee or the Secretary under this Agreement and no liability whatsoever shall attach to the Executive Committee or any Committee Member or the Pool Chairman or the Chief Executive or the Contract Manager or the Secretary (as the case may be) as a result of due compliance by it or him with any such directions and instructions.

23.3.4 Each Committee Member shall be indemnified and kept indemnified jointly and severally by all Pool Members and, as between all Pool Members, rateably in the proportion which their respective Contributory Shares bear one to the other at the time of receipt of the request for indemnification from and against any and all costs (including legal costs), charges, expenses, damages or other liabilities properly incurred or suffered by him in relation to the Executive Committee or his office as Committee Member or the due exercise by him of his powers, duties and responsibilities as a Committee Member and all claims, demands or proceedings arising out of or in connection with the same except any such costs and expenses referred to in Clause 23.4 which have been recovered in accordance with the PEA Accounting Procedure and any such costs, charges, expenses, damages or other liabilities which are suffered or incurred or occasioned by the wilful default or bad faith of, or breach of duty or trust by, such Committee Member.

23.3.5 The Pool Funds Administrator acknowledges and agrees that it holds the benefit of Clause 23.3.4 as trustee and agent for each Committee Member.

23.3.6 Each Pool Member shall, upon request by any Committee Member, provide that Committee Member with a written deed of indemnity in the terms set out in Clause 23.3.4.

23.4 Committee Members'costs and expenses: Each Committee Member and each member of any sub-committee or sub-group of the Executive Committee may be paid his reasonable travelling, hotel and incidental expenses of attending and returning from meetings of the Executive Committee or any such sub-committee or sub-group and shall be paid all expenses properly and reasonably incurred by him in the conduct of the business of the Executive Committee or the relevant sub-committee or sub-group or in the discharge of his duties as a Committee Member or (as the case may be) a member of the relevant sub-committee or subgroup. All such expenses shall be recovered in accordance with the PEA Accounting Procedure.

23.5 Committec's costs and expenses: The Executive Committee and each of its sub-committees and sub-groups shall be entitled to recover all its costs and expenses properly incurred in accordance with the PEA Accounting Procedure. For this purpose, the costs and expenses of the Executive Committee shall include properly incurred costs, expenses and liabilities of or associated with any business accommodation and services required by the Executive Committee, the Chief Executive, the Secretary or the personnel referred to in Clause 17.2.1 and the properly incurred costs and expenses of any consultant or adviser retained by the Executive Committee or any such person in the proper performance of its or his duties and responsibilities.

23.6 Pool Member representation: Each Pool Member will be represented on the Executive Committee as follows:

23.6.1 Subject as provided in Clause 23.6.3, if the first preferred MP Nominee or RS Nominee of a Pool Member is elected to the Executive Committee pursuant to Clause 15.5 or 15.6, that MP Nominee or RS Nominee in its capacity as a Committee Member will represent the interests of that Pool Member;

23.6.2 If the first preferred MP Nominee or RS Nominee of a Pool Member is not elected to the Executive Committee pursuant to Clause
15.5 or 15.6, or if a Pool Member did not vote in any such election, then that Pool Member shall within five working days after the relevant meeting of Pool Members at which the Committee Members are elected notify the Secretary of the identity of the Committee Member whom it wishes to represent its interests on the Executive Committee and, subject to Clause 23.6.3, such Committee Member will represent those interests;

23.6.3 Subject to the prior written agreement of the Committee Member concerned (such agreement not to be unreasonably withheld or delayed) and to the relevant Pool Member having first consulted the Pool Chairman, a Peal Member may by written notice to the Secretary elect, on no more than two occasions during the Committee Members' term of office, to have its interests on the Executive Committee represented by a Committee Member other than the Committee Member referred to in Clause 23.6.1 or 23.6.2 (as the case may be);

23.6.4 A person becoming a Pool Member during the Committee Members' term of office shall be represented by the Committee Member of their choice, such choice to be notified in writing to the Director and the Secretary within five working days of that person becoming a Pool Member. That person shall continue to be represented by his chosen Committee Member (or his successor) until the expiry of that Committee Member's term of office (or, if earlier, its ceasing to be a Pool Member) and will not during that period be entitled to the benefit of Clause 23.6.3; and

23.6.5 A Pool Member will be a Constituent of the Committee Member representing its interests on the Executive Committee for the time being and from time to time.

23.7 Notification: The Secretary shall notify all Pool Members and the Director promptly after the meeting of Pool Members at which Committee Members are elected of the Pool Members and their respective Committee Member representatives and of any subsequent nomination or change of representation during the term of office of the Committee M embers.

24.  POWERS OF THE EXECUTIVE COMMITTEE

24.1 General power: Subject as otherwise provided in this Agreement, the Executive Committee shall, as between itself and the Pool Members in general meeting, exercise overall supervision of the Settlement System and its operations.

24.2 Specific powers: Subject as otherwise provided in this Agreement, the powers, duties and responsibilities of the Executive Committee shall, as between itself and the Pool Members in general meeting, include:

24.2.1 The specific powers, duties and responsibilities set out in the Pool Rules;

24 2.2 Monitoring on a regular basis the Settlement System
Administrator Hits operation of the Settlement System (including deciding whether to propose to the Pool Members in general meeting for their approval the removal of the Settlement System
Administrator);

24.2.3 The power to appoint and remove the Pool Funds Administrator and to carry out the other functions ascribed to it in Schedules 11 and 15 and to enter into on behalf of Pool Members any agreement or arrangement with the Pool Funds Administrator (or successor Pool Funds Administrator) in substitution for that set out in Schedule 15;

24.2.4 Monitoring on a regular basis each of the Grid Operator and the Ancillary Services Provider in the performance of its obligations under this Agreement;

24.2.5 Considering applications by New Parties to be admitted as parties to this Agreement under Clause 3 and of Parties to be admitted as Pool Members under Clause 8;

24.2.6 Considering, amending, substituting, approving and disapproving all Agreed Procedures, Codes of Practice (including commissioning reviews thereof by the Pool Auditor in accordance with Clause 47.1.5 or by other technical experts) and Service Lines;

24.2.7 The specific powers, duties and responsibilities set out in
Schedule 4;

24.2.8 The specific powers, duties and responsibilities set out in
Schedule 15;

24.2.9 Appointing and removing the Pool Auditor, and instructing the Pool Auditor to conduct audits, reviews, tests and checks and the monitoring and review thereof, all in accordance with Part IX;

24.2.10 Opening, maintaining and closing bank accounts for its own purposes and crediting and debiting sums thereto;

24.2.11 Controlling the development of the Pool Rules and considering and approving or disapproving amendments to the Pool Rules in accordance with Clause 7.4.2;

24.2.12 Commissioning independent reviews of the Scheme and its operation in accordance with Part XI11;

24.2.13 Conducting reviews, preparing Works Programmes and implementing Transitional Arrangements, all in accordance with Clause 5;

24.2.14 Preparing the reports referred to in Clause 9.1.2 and the business plan referred to in Clause 9.1.1 and preparing and despatching regular quarterly reports to the Parties (with a copy to the Director) in relation to all matters which are the subject of this Agreement and in such reports reviewing performance over the immediately preceding Quarter against the business plan referred to in Clause 9.1.1;

24.2.15 Considering any representation from any Pool Member in relation to any regular quarterly report prepared pursuant to Clause
24.2.14 above or otherwise relating to any matter which is the subject of this Agreement;

24.2.16 Overseeing the standards of Metering Equipment and the Codes of Practice, agreeing in accordance with paragraph 14 of Schedule 21 dispensations therefrom and reviewing the need for new standards for Metering Equipment and, where it considers such new standards are required, adopting such standards in accordance with the requirements for adoption of Codes of Practice (as contained in the definition of Code of Practice) and in accordance with the provisions of Schedule 21;

24.2.17 Dealing promptly and efficiently with any dispute referred to it concerning Settlement or its operation (including with respect to data);

24.2.18 Convening in accordance with Clause 9.4 general meetings of Pool Members or classes of Pool Members;

24.2.19 Appointing, remunerating and removing the Chief Executive in accordance with Clause 17.1 and, where permitted by the terms of this Agreement, giving directions and instructions to the Chief Executive, the Contract Manager, the Settlement System Administrator, the Pool Funds Administrator, the Grid Operator, the Ancillary Services Provider, Externally Interconnected Parties (not being Pool Members) and other persons to carry into effect the decisions of the Executive Committee cr Pool Members in genera' meeting or separate general meeting;

24.2.20 If requested by the Director, conveying any direction or request of the Director to the Settlement System Administrator, the Pool Funds Administrator, the Grid Operator, the Ancillary Services Provider or any other Party or the Pool Auditor;

24.2.21 Appointing, remunerating and removing in accordance with the Grid Code one or more persons to represent the Executive Committee on the Grid Code Review Panel;

24.2.22 Appointing, remunerating and removing lawyers, bankers, valuers, brokers, accountants and other professional and specialist advisers to assist the Executive Committee or any of its sub-committees in the performance of its duties and responsibilities under this Agreement;

24.2.23 Subject to any applicable confidentiality provisions, monitoring any litigation, arbitration or other proceedings affecting or which may affect the Settlement System;

24.2.24 Subject to any applicable confidentiality provisions, advising Pool Members, Externally Interconnected Parties (not being Pool Members), the Settlement System Administrator, the Pool Funds Administrator, the Grid Operator and the Ancillary Services Provider of decisions of the Executive Committee applicable to them or the relevant one(s) of them and liaising with all such persons on an ongoing and regular basis;

24.2.25 Advising each of the Pool Auditor and the Director of decisions of the Executive Committee and of Pool Members in general meeting or separate general meeting and liaising with each of the Pool Auditor and the Director on an ongoing and regular basis;

24.2.26 Investigating any complaints made by any Pool Member concerning the Settlement System, the Funds Transfer System (or any part or aspect of any thereof), the Settlement System Administrator, the Pool Funds Administrator, the Grid Operator, the Ancillary
Services Provider, the Pool Auditor, the Pool Banker or the
Custodian;

24.2.27 Approving the Pool Banker and giving instructions for, or consenting to, the removal of the same;

24.2.28 Reviewing and approving or disapproving the Procedures Manual in accordance with Clause 64;

24.2.29 Considering and dealing with any other matter relating to the Settlement System, the Funds Transfer System (or any part or aspect of any thereof) or its or their operation referred to the Executive Committee by the Pool Members in general meeting or separate general meeting, any Pool Member, the Pool Chairman, the Pool Auditor or the Director and any other matter which is otherwise designated under this Agreement for reference to it; and

24.2.30 Determining the amount of the Second Tier Suppliers' System
Charge.

24.3 Exclusion of general meeting powers: Pool Members in general meeting shall have no powers in relation to the matters expressly reserved under this Agreement to the Executive Committee except to the extent that such matters are remitted to the Pool Members in general meeting under Clause 13.4.".

2. Schedule 13

By the deletion of Schedule 13 and the substitution therefor of the following:

                            "SCHEDULE 13

                         Contributory Shares

1. Contributory Share: The Contributory Share of a Pool Member shall be calculated in accordance with the following provisions of this Schedule.

2.   Points: Subject as provided in Section 3, in respect of each
Quarter:

2.1 each Pool Member which is a Generator shall receive in that capacity one point (a "Point") for each MWh of Genset Metered Generation of all Allocated Generating Units for all Settlement Periods falling in the Votes Calculation Period relative to such Quarter, as determined from the final run of Settlement for each such Settlement Period; and

2.2 each Pool Member which is a Supplier shall receive in that capacity such number of points (each a UPoint") as is equal to the total MWh of Consumer Metered Demand taken by that Pool Member in all Settlement Periods falling in the Votes Calculation Period relative to such Quarter, as determined from the final run of Settlement for each such Settlement Period.

For the purposes of this paragraph 2:

     (A) a Generating Unit shall be an Allocated Generatir,g Unit of a Pool Member (in this paragraph, the "Identified Pool Member") if it belongs to the Identified Pool Member as of the date on which the Executive Committee calculates the Contributory Shares of Pool Members for the relevant Quarter pursuant to paragraph 6. If at any time during such Quarter an Allocated Generating Unit shall belong to another Pool Member (in this paragraph, the Transferee Pool Member"), the Contributory Shares attributed to the Identified Pool Member for such Quarter by reason of the Allocated Generating Unit belonging to it shall be transferred to the Transferee Pool Member as of the date on which such Allocated Generating Unit first belongs to the Transferee Pool Member (and the Identified Pool Member and the Transferee Pool Member shall jointly notify the Executive Committee in writing of such date in good time before its occurrence);

     (B) a Generating Unit shall belong to a Pool Member if it is owned by that Pool Member and not leased to another person or if it is leased by that Pool Member from another person;

     (C) a Pool Member shall notify the Executive Committee promptly on request of its Allocated Generating Units and the Executive
Committee and each other Party may rely on the information in that notification and in any notification under paragraph (A) above without further enquiry or need to verify that information;

     (D) in determining the meaning of Good time" for the purposes of paragraph (A) above one factor to be taken into account is that the Settlement System Administrator must be allowed sufficient time to effect the necessary changes in Settlement associated with the transfer of the relevant Allocated Generating Unit; and

     (E) the Executive Committee may, upon application of any Pool Member involved in any transfer of assets between Pool Members during any Quarter, adjust as between the Pool Members involved in such transfer, the number of Points and/or Weighted Votes to which they in their capacities as Suppliers are entitled in respect of the remaining part of that Quarter and/or one or both of the two immediately succeeding Quarters if, in the opinion of the Executive Committee, such adjustment would help accommodate the consequences of such a transfer and not prejudice the interests of any other Pool Member in any material respect.

3. New Pool Members: Until the third Quarter Day next falling after the date of its admission as a Pool Member, any Party which is admitted as a Pool Member pursuant to Clause 8.2 shall receive that number of Points as is equal to one thousand times the number of Weighted Votes to which such Pool Member would have been entitled under Clause 11.3.1(b) had:

3.1 the provisions of Clause 11.3.3 been ignored; and

3.2 any applicable restrictions under Clause 11.4 been ignored, as determined by the Executive Committee. Thereafter, such Pool Member's Points shall be calculated in accordance with paragraph 2.

4. Cakulation of Points: On or prior to each Quarter Day and at such other times as are referred to in paragraph 6 the Executive Committee shall, on the basis of information to be supplied by the Settlement System Administrator as referred to in Clause 11.3.2, calculate for the Following Quarter or (as the case may be) the remainder of the then current Quarter the number of Points which each Pool Member whose Points are to be calculated in accordance with paragraph 2 shall receive, and shall notify each Pool Member and the Director in writing of the number of Points received by all Pool Members (whether calculated in accordance with paragraph 2 or 3). The determination of the Executive Committee as to the number of Points of each Pool Member shall (in the absence of manifest error) be final and binding for all purposes of this Agreement.

5. Contributory Shares: The Contributory Share of a Pool Member shall be calculated in accordance with the following formula:

CS = X + Y

Where:

X=         A
     2 x B

Y=         C
     2 x D

and where:

               CS   =    the Contributory Share of such Pool Member,
               expressed as a percentage
               A    =    the number of Points for the time being of
               such Pool Member in its capacity as a Generator
               B    =    the number of Points for the time being of
               all Pool Members which are Generators, in their
               capacity as such
               C    =    the number of Points for the time being of
               such Pool Member in its capacity as a Supplier
               D    =    the number of Points for the time being of
               all Pool Members which are Suppliers, in their capacity as such.


6.   Calculation of Contributory Shares: On or prior to:-

6.1  each Quarter Day;

6.2 each date upon which a New Party is admitted, resigns or is removed as a Pool Member; and

6.3 each date upon which there is a change in the capacity in which a Pool Member participates as a Pool Member,

the Executive Committee shall calculate for the Following Quarter or (as the case may be) the remainder of the then current Quarter the Contributory Share for the time being of each Pool Member, and shall notify each Pool Member and the Director in writing of the Contributory Share of each of the Pool Members. The determination of the Executive Committee as to the Contributory Share of each Pool Member shall (in the absence of manifest error) be final and binding for all purposes of this Agreement.

7. Records: The provisions of Clause 11.9 shall apply mutatis mutandis in respect of each Pool Member's Points and Contributory
Share.

8. Additional Capacity: For the purposes of Section 3, any Pool Member who acquires an additional capacity in which it participates as a Pool Member shall be deemed to have been admitted as a new Pool Member pursuant to Clause 8.2 in that additional capacity and, until the third Quarter Day next falling after the date such Pool Member's application to the Executive Committee pursuant to Clause 8.12 is approved, it shall receive that number of Points as is equal to one thousand times the number of Weighted Votes to which such Pool Member would have been entitled under Clause 11.3.1(b) had:

8.1 the provisions of Clause 11.3.3 been ignored; and

8.2 any applicable restrictions under Clause 11.4 been ignored,

as determined by the Executive Committee. Thereafter, such Pool
Member's Points shall be calculated in accordance with paragraph 2.".

3. Schedule 14

By the deletion of Schedule 14.

                               SIGNATORIES

THE GENERATORS

AnglianPower Generators Limited

Address:      Kings Lynn Power Station, Willows Business Park,
              Saddlebow, Kings
              Lynn, Norfolk PE34 3RD
Facsimile no: 01553 667166
Attention:    R. Rigg

By:

Barking Power Limited

Address:          Barking Power Station, Chequers Lane, Dagenham,
                  Essex RM9
6PF Facsimile no: 0181 984 5174
Attention:        Dr S.J. Mancey

By:

British Nuclear Fuels plc

Address:       F13, Sellafield, Seascale, Cumbria CA20 1PG
Facsimile no:  019467 27132
Attention:     P.L. O'Neill, Business Manager, Electricity Generation

By:

CeltPower Limited

Address:       Plas Yn Dre Broad Street, Newtown, Powys SY16 2NA
Facsimile no:  01686 629887
Attention:     B. Holst

By:

Citigen (London) Limited

Address:       47-53 Charterhouse Street, London EC1M 6HA
Facsimile no:  0171 253 9319
Attention:     Mr. G. Caswell

By:

Corby Power Limited

Address:       Mitchell Road, Phoenix Parkway, Corby,
               Northamptonshire NN17 5QT
Facsimile no:  01536 402619
Attention:     General Manager

By:

Derwent Cogeneration Limited

Address:       P.O. Box 5, Spondon, Derby DE21 7BP
Facsimile no:  01332 669829
Attention:     J. Unwin

By:

Eastern Merchant Generation Limited

Address:       Wherstead Park, Wherstead, Ipswich, Suffolk IP9 2AQ
Facsimile no:  01473 552966
Attention:     Coral Woodard

By:

Electricite de France, Service National

Address:       EDF Production Transport, Department Relations avec
               l'Etranger,
               Echanges d'Energie, 2 Rue Louis Murat, 5eme etage,75384
               Paris Cedex 08
Facsimile no:  (00 331) 40 42 63 41
Attention:     P. Gaillet

(copy to: Associated Electricity Supplies Limited

Address:       53 St George's Road, Wimbledon, London SW19 4EA
Facsimile no:  0181 944 0750
Attention:     P. Clubb)

By:

Elm Energy & Recycling (UK) Limited

Address:      Elm Energy House, Ettingshall Road, Wolverhampton, West
              Midlands WV2 2LA
Facsimile no: 01902 408517
Attention:    M.D. Wyckoff

By

Fellside Heat and Power Limited

Address:       Fellside Lodge, Seascale, Cumbria CA20 1PG
Facsimile no:  01946 721130
Attention:     J.A. Bartlett

By:

Fibrogen Limited

Address:       Astley House, 33 Notting Hill Gate, London W11 3JQ
Facsimile no:  0171 221 8671
Attention:     A. Macdonald

By:

Fibropower Limited

Address:       Astley House, 33 Notting Hill Gate, London W 11 3JQ
Facsimile no:  01712218671
Attention:     A. Macdonald

By:

First Hydro Company

Address:       Bala House, Lakeside Business Village, St. Davids Park,
               Deeside, Clwyd CH5 3XJ
Facsimile no:  01244 520697
Attention:     B. Stalker

By:

Humber Power Limited

Address:       South Humber Bank Power Station, South Marsh Road,
               Stallingborough N.E. Lincs. DN37 8BZ
Facsimile no:  01469 57S484
Attention:     A. Murray

By:

Independent Energy UK Limited

Address:       St John's Court, 70 St John's Close, Knowle, Solihull,
               West Midlands B93 ONN
Facsimile no:  01564 770010
Attention:     J. Sulley

By:

Indian Queens Power Limited

Address:       1 Northumberland Avenue, Trafalgar Square,
               London WC2N 5BW
Facsimile no:  0171872 5539
Attention:     G. Long

Keadby Generation Limited

Address:      P.O. Box 89, Keadby, Scunthorpe,
              North Lincolnshire DN17 3AZ
Facsimile no: 01724 784270
Attention:    Dr. C.K. Stanley

By:

Lakeland Power Limited

Address:       Roosecote Power Station, Roosecote Marsh,
               Barrow-in-Furness, Cumbria LA13 0PQ
Facsimile no:  01229 870919
Attention:     Jackie Mahon

By:

Magnox Electric plc

Address:       Berkeley Centre, Berkeley, Gloucestershire GL13 9PB
Facsimile no:  01453 810451
Attention:     Company Secretary

By:

Medway Power Limited

Address:       Medway Power Station, Isle of Grain, Rochester,
               Kent ME3 OAG
Facsimile no:  01634 271666
Attention:     P. Stinson

By:

Midlands Power (UK) Limited

Address:       Headquarters, Mucklow Hill, Halesowen, West Midlands
Facsimile no:  0121423 0261
Attention:     Company Secretary

By:

National Power plc

Address:       Windmill Hill Business Park, Whitehill Way, Swindon,
               Wiltshire SN5 6PB
Facsimile no:  01793 893051
Attention:     G. Brown

By:

Nuclear Electric Limited

Address:       Barnett Way, Barnwood, Gloucester GL4 3RS
Facsimile no:  01452 653375
Attention:     Company Secretary

By:

Peterborough Power Limited

Address:       Storeys Bar Road, Peterborough PE1 5NT
Facsimile no:  01733 894622
Attention:     W. Burrough

By:

PowerGen pie

Address:       Westwood Way, Westwood Business Park, Coventry CV4 8LG
Facsimile no:  01203 425479
Attention:     S. Skillings

By:

Regional Power Generators Limited

Address:       Glanford Brigg Generating Station, Scawby Brook, Brigg,
               South Humberside DN70 SILT
Facsimile no:  01482 495916
Attention:     P. Knight

By:

Scottish Hydro-Electric plc

Address:       Inveralmond House, 200 Dunkeld Road, Perth PHI 3AQ
Facsimile no:  01738 456190
Attention:     R. Hackland

By:

Scottish Power pie

Address:       Strathkelvin House, Kirkintilloch, Glasgow G66 1RN
Facsimile no:  0141636 4706
Attention:     B.J.H. Paget

By:

Slough Energy Supplies Limited

Address:       342 Edinburgh Avenue, Slough SL1 4TU
Facsimile no:  01753 790038
Attention:     P.N. Jackson

By:

Teesside Power Limited

Address:       Four Millbank, London SW1P SET
Facsimile no:  0171 316 5322
Attention:     D. Lewis

By:

Winterton Power Limited

Address:       800 Parl< Avenue, Aztec West, Bristol BSl2 4S
Facsimile no:  01454 616675
Attention:     T. Masood

By:


THE SUPPLIERS

British Gas Trading Ltd

Address:       17 London Road, Staines, Middlesex TW18 4AE
Facsimile no:  01784 413242
Attention:     T. Brookshaw

By:

British Nuclear Fuels plc

Address:       F13, Sellafield, Seascale, Cumbria CA20 1PG
Facsimile no:  019467 27132
Attention:     P.L. O'Neill, Business Manager, Electricity Generation

By:

Candecca Resources Limited

Address:        Welton Gathering Centre, Barfield Lane,
                off Wragby Road, Sudbrooke, Lincoln LN2 2QU
Facsimile no:   01522 754255
Attention:      D. Wood

By:

Citigen (London) Limited

Address:       47-53 Charterhouse Street, London EC1M 6HA
Facsimile no:  0171253 9319
Attention:     G. Caswell

By:

Crosfield Limited

Address:       Bank Quay, PO Box 26, Warrington, Cheshire WA5 1AB
Facsimile no:  01925 59828
Attention:     K. Sowley

By:

Eastern Electricity plc

Address:            Wherstead Park, PO Box 40, Wherstead, Ipswich,
                    Suffolk IP9 2AQ
Facsimile no:       01473 554393
Attention:          J. Whelan

By:

East Midlands Electricity plc

Address:         398 Coppice Road, PO Box 4, North PDO Arnold,
                 Nottingham NG5 7HX
Facsimile no:    01159 358190
Attention:       A. Musto

By:

Electricite de France, Service National

Address:       EDF Production Transport, Department Relations avec
               l'Etranger, Echanges d'Energie, 2 Rue Louis Murat,
               5eme etage, 75384, Paris, Cedex 08
Facsimile no:  (010 331) 40 42 6341
Attention:     P. Gaillet

(copy to: Associated Electricity Supplies Limited

Address:       53 St. George's Road, Wimbledon, London SW19 4EA
Facsimile no:  0181 944 0750
Attention:     P. Clubb)

By:

Energy Supply Contracts Limited

Address:       The Havens, Ransomes Europak, Ipswich, Suffolk IP3 9SJ
Facsimile no:  01473 273871
Attention:     E.C. Cumberland

By:

Enron Capital and Trade Resources

Address:       Fou- Millbank, London SW1P 3ET
Facsimile no:  0171 873 0140
Attention:     D. Gosling

By:

Impkemix Energy Limited

Address:       PO Box 90, Wilton Centre, Middlesborough,
               Cleveland TS90 8JE
Facsimile no:  01642 437838
Attention:     K.J. Green

By:

Independent Energy UK Limited

Address:         St. John's Court, St. John's Close, Knowle,
                 West Midlands B93 ONN
Facsimile no:    01564 770010
Attention:       J. Sulley

By:

London Electricity pie

Address:       Templar House, 81-87 High Holborn, London WC1V 6NU
Facsimile no:  0171430 2903
Attention:     M. Holmes

By:

Magnox Electric pie

Address:       Berkeley Centre, Berkeley, Gloucestershire GL13 9PB
Facsimile no:  01453 810451
Attention:     Company Secretary

By:

Manweb plc

Address:       Manweb House, Kingsfield Court, Chester Business Park,
               Chester CH4 9QH
Facsimile no:  0141568 3393
Attention:     P. Brown, Energy Supply, Cathcart Business Park, Spean
               Street, Glasgow G44 4BE

By:

Midlands Electricity plc

Address:       Mucklow Hill, Halesowen, West Midlands B62 8BP
Facsimile no:  0121423 2777
Attention:     R. Murray

By:

National Power plc

Address:      Windmill Hill Business Park, Whitehill Way, Swindon,
              Wiltshire SN5 6PB
Facsimile no: 01793 893051
Attention:    G. Brown

By:

Norsk Hydro (UK) Limited

Address:       Bridge House, 69 London Road, Twickenham,
               Middlesex TW1 3RH
Facsimile no:  0181892 1686
Attention:     J. Hamilton

By:

Northern Electric pie

Address:       Carliol House, Market Street, Newcastle upon Tyne
               NE1 ONE
Facsimile no:  0191235 2295
Attention:     M. Chandler

By:

NORWEB pie

Address:       Talbot Road, Manchester M16 OHQ
Facsimile no:  0161875 7089
Attention:     K. Lee

By:

Nuclear Electric Limited

Address:       Barnett Way, Ba nwood, Gloucester GL4 3RS
Facsimile no:  01452 653375
Attention:     Company Secretary

By:

PowerGen plc

Address:       Westwood Way, Westwood Business Park, Coventry CV4 8LG
Facsimile no:  01203 425479
Attention:     S. Skillings

By:

Scottish Hydro-Electric plc

Address:       Inveralmond House, 200 Dunkeld Road, Perth PHI 3AQ
Facsimile no:  01738 456190
Attention:     R. Hackland

By:

Scottish Power plc

Address:       Strathkelvin House, Kirkintilloch, Glasgow G66 1RN
Facsimile no:  0141636 4706
Attention:     B.J.H. Paget

By:

SEEBOARD plc

Address:      PO Box 639, 329 Portland Road, Hove, East Sussex BN3 3SY
Facsimile no: 01273 428404
Attention:    R.A. Page

By:

Shell Power Limited

Address:       Rowlands Way, Withenshawe, Manchester M22 5SB
Facsimile no:  0161499 8387
Attention:     John Tucker

By:

Slough Energy Supplies Limited

Address:       342 Edinburgh Avenu., Slough SL1 4TU
Facsimile no:  01753 790038
Attention:     P.N. Jackson

By:

Southern Electric pie

Address:       Westacott Way, Littlewick Green, Maidenhead,
               Berkshire SL6 3QB
Facsimile no:  01628 584410
Attention:     J. Sykes

By:

South Wales Electricity plc

Address:       Newport Road, St. Mellons, Cardiff CF3 9XW
Facsimile no:  01222 790971
Attention:     M. Mackey

By:

South Western Electricity plc

Address:       800 Park Avenue, Aztec West, Almondsbury,
               Bristol BS12 4SE
Facsimile no:  01454 616675
Attention:     D.G. Harris

By:

The Renewable Energy Company Limited

Address:       Stroud House, Russell Street, Stroud, Glos GL5 BAN
Facsimile no:  01453 756222
Attention:     M. Alder

By:

UK Electric Power Limited

Address:       Overdale, Synchant Pass Road, Conwy, Gwynedd LL32 ORE
Facsimile no:  01492 592077
Attention:     N.Bryson

By:

UML Limited

Address:       PO Box 115, Port Sunlight, Corral, Merseyside L62 4ZL
Facsimile no:  0151 643 6299
Attention:     R. Ashton

By:

Yorkshire Electricity Group pie

Address:       Wetherby Road, Scarcroft, Leeds LS14 3HS
Facsimile no:  01132 895926
Attention:     Company Secretary

By:

THE OTHER PARTIES

Accord Energy Ltd

Address:       Heron House, 322 High Holborn, London WC1V 7PW
Facsimile no:  0171269 4010
Attention:     B. King

By:

AES Barry Limited

Address:       Sully Moors Road, Sully, S. Glamorgan CF64 5YU
Facsimile no:  01446 722587
Attention:     P. Norgeot

By:

Alcan Aluminium UK Limited

Address:       Lynemouth Power Station, Ashington, Northumberland
               NE63 9YH
Facsimile no:  01670 393970
Attention:     D. Alderton

By:

British Gas plc

Address:       17 London Road, Staines, Middlesex TW18 4AE
Facsimile no:  01784 645453
Attention:     D. Meachem

By:

Cabah Energy Limited

Address:       c/o ABB ForStar Developments Limited, Tilford House,
               Farnham Business Park, Weydon Lane, Farnham,
               Surrey GU9 8QT
Facsimile no:  01252 732110
Attention:     Paul Abbott

By:

Eastern Generation Services Limited

Address:       Wherstead Park, Wherstead, Ipswich, Suffolk IP9 2AQ
Facsimile no:  01473 601036
Attention:     Ms. C. Woodard

By:

Enfield Energy Centre Limited

Address:       Concorde House, Concorde Way, Stockton on Tees,
               Cleveland TS18 3RB
Facsimile no:  01642 678123
Attention:     K. Clarke

By:

Fibrowan Thefford Limited

Address:       Astley House, 33 Notting Hill Gate, London W11 3JQ
Facsimile no:  01712218671
Attention:     Rupert Fraser

By:

Hydro Electric Energy Limited

Address:       c/o Scottish Hydro Electric PLC, Inveralmond House,
               200 Dunkeld Road, Perth PHI 3AQ
Facsimile no:  01738 455281
Attention:     Company Secretary

By:

Keadby Power Limited

Address:       P.O. Box 89, Keadby, Scunthorpe, North Lincolnshire
               DN17 3AZ
Facsimile no:  01724 784270
Attention:     Dr. C.K. Stanley

By:

Kingsnorth Power Limited

Address:       c/o Budd Martin & Co, Industria House, Red Houses, St.
               Brelade, Jersey JE3 OLD
Facsimile no:  01534 44777
Attention:     R. Martin

By:

Meter Operators Limited

Address:       Ryden Lane, Charton, Nr. Pershore, Worscester WR10 3LQ
Facsimile no:  01386 861113
Attention:     R. Edmed

By:

Pentex (East Midlands) Limited

Address:       Union Buildings, 15 Union Street, Aberdeen AB1 2BU
Facsimile no:  01244 211444
Attention:     H. Jamieson

By:

Rocksavage Power Company Limited

Address:       20 St. James's Street, London SW1A lES
Facsimile no:  0171839 0905
Attention:     G. Grant

By:

Seabank Power Limited

Address:       Severn Road, Hallen, Bristol BS10 7SP
Facsimile no:  0117 982 0351
Attention:     J.P. Baldry, General Manager

By:

Spalding Energy Company Limited

Address:       20 St. James's Street, London SW1A lES
Facsimile no:  0171 839 d905
Attention:     G. Grant


THE METER OPERATOR PARTIES WHO ARE NOT PARTIES

Control Devices and Systems Limited

Address:      PO. Box 56, 101 Mill Lane, Newbury, Berkshire RG14 SRE
Telex no:     849811
Facsimile no: 01635 528224
Attention:    J.W. Dowse

By:

DrakMarn O&M Ltd

Address:       Westwood Way, Westwood Business Park, Coventry CV4 8LG
Facsimile no:  01203 425431
Contact:       Company Secretary

By:

E. Squared Limited

Address:       52-54 Southwark Street, London SE1 1UN
Facsimile no:  0171 378 0012
Attention:     Graham Nicholls

By:

Northern Energy Services Limited

Address:       208 Askern Road, Bentley, Doncaster DN5 OEU
Facsimile no:  01302 820790
Attention:     W. Tuczemzkyi

By:

PowerMet Limited

Address:       13 Wimpole Street, London W1M 7AB
Facsimile no:  0171493 7151
Attention:     M. Rugman

By:

Schlumberger Industries Limited

Address:       Langer Road, Felixstowe, Suffolk IP11 8ER
Facsimile no:  01394 276030
Attention:     A.P. Mahoney, Managing Director

By:

Stanor National Contracts

Address:       66/68 Kingsland Road, London E2 8DP
Facsimile no:  0171739 6135
Attention:     A. Yardley

By:

The Challenge Group

Address:       22 Tally Road, Oxted, Surrey RHO OTG
Facsimile no:  01883 730543
Attention:     J. Glover

By:

EXTERNAL POOL MEMBERS

British Nuclear Fuels plc

Address:       F13, Sellafield, Seascale, Cumbria CA20 1PG
Facsimile no:  019467 27132
Attention:     P.L. O'Neil, Business Manager, Electricity Generation

By:

Electricite de France, Service National

Address:       EDF Production Transport, Departement Relations avec
               l'Etranger, Echanges d'Energie, 2 Rue Louis Murat,
               5eme etage, 75384 Paris, Cedex 08
Telex no:      280098 FRANCE
Facsimile no:  (00 331) 40 42 63 41
Attention:     P. Gaillet

(copy to: Associated Electricity Supplies Limited

Address:       53 St. George's Road, Wimbledon, London SW 19 4EA
Facsimile no:  0181 944 0750
Attention:     P. Clubb)

By:

Scottish Hydro-Electric plc

Address:       Inveralmond House, 200 Dunkeld Road, Perth PHI 3AQ
Facsimile no:  01738 456190
Attention:     R. Hackland

By:

Scottish Power plc

Address:       Strathkelvin House, Kirkintilloch, Glasgow G66 1RN
Facsimile no:  0141636 4706
Attention:     B.J.H. Paget

By:

SETTLEMENT SYSTEM ADMINISTRATOR

Energy Settlements and Information Services Limited

Address:       Fairham House, Green Lane, Clifton, Nottingham NG11 9LN
Facsimile no:  0115 945 6728
Attention:     G. K. James, General Manager

By:


POOL FUNDS ADMINISTRATOR

Energy Pool Funds Administration Limited

Address:       3rd Floor, 185 Park Street, London SE1 9DY
Fascimile no:  01203 423558
Attention:     A Marks, Director (National Grid House, 2nd Floor,
               Kirby Corner Road, Coventry CV4 8JY)

By:



GRID OPERATOR

EXECUTED AS A DEED by              )
The National Grid                  )
Company plc by the                 )
affixing of its                    )
common seal in the                 )
presence of:-                      )


MEMBER OF BOARD SEALING COMMITTEE
Authorised Signatory

Address:      National Grid House, Kirby Corner Road, Coventry CV4 8JY
Telex no:     -
Facsimile no: 01203 423577
Attention:    Company Secretary (copy to: J. Irgin, c/o A. G.
              Ferens, The National Grid Company plc., St. Catherine's
              Lodge, Bearwood Road, Sindlesham, Nr. Wokingham,
              Berkshire RG11 5BN)

ANCILLARY SERVICES PROVIDER

EXECUTED AS A DEED by              )
The National Grid                  )
Company plc by the                 )
affixing of its                    )
common seal in the                 )
presence of:-                      )

MEMBER OF BOARD SEALING COMMITTEE
Authorised Signatory

Address:      National Grid House, Kirby Corner Road, Coventry CV4 8JY
Telex no.:    25815
Facsimile no: 01203 423577
Attention:    Company Secretary (copy to: Mr. Carlton)

EXTERNALLY INTERCONNECTED PARTIES

Scottish Power plc.

Address:       Strathkelvin House, Kirkintilloch, Glasgow G66 1RN
Telex no: -
Facsimile no:  0141 636 4706
Attention:     B.J.H. Paget

By:

Electricite de France, Service National

Address:       EDF Production Transport, Departement Relations avec
               l'Etranger, Echanges d'Energie, 2 Rue Louis Murat,
               5eme etage, 75384 Paris, Cedex 08
Telex no:      280098 FRANCE
Facsimile no:  (00 331) 40 42 63 41
Attention:     P. Gaillet

(copy to: Associated Electricity Supplies Limited

Address:       53 St. George's Road, Wimbledon, London SW 19 4EA
Telex no.:     -
Facsimile no:  0181 944 0750
Attention:     P. Clubb)

By:

                       DATED 20 May, 1997

                         THE GENERATORS
                          named herein

                             - and -

                          THE SUPPLIERS
                          named herein

                             - and -

       ENERGY SETTLEMENTS AND INFORMATION SERVICES LIMITED as Settlement System Administrator

                             - and -

                        ENERGY POOL FUNDS
                     ADMINISTRATION LIMITED
                   as Pool Funds Administrator

                             - and -

                  THE NATIONAL GRID COMPANY PLC
        as Grid Operator and Ancillary Services Provider

                             - and -

                       SCOTTISH POWER PLC
                               and
             ELECTRICITE DE FRANCE, SERVICE NATIONAL
                          as Externally
                     Interconnected Parties

                             - and -

                        THE OTHER PARTIES
                          named herein

                              - and

                   THE METER OPERATOR PARTIES
                          named herein

                  SEVENTEENTH SUPPLEMENTAL DEED
        relating to the Pooling and Settlement Agreement
                  for the Electricity Industry
                      in England and Wales

                            CONTENTS

                                                          Page

1.   INTERPRETATION                                         2

2.   AMENDMENTS                                             2

3.   CONTINUATION OF THE POOLING AND SETTLEMENT AGREEMENT   2

4.   MISCELLANEOUS                                          2

5.   ENTIRE AGREEMENT                                       2

6.   GOVERNING LAW                                          3

SCHEDULE 1:    Part I:  The Generators                      4

               Part II: The Suppliers                       8

SCHEDULE 2:    The Other Parties                           12

SCHEDULE 3:    The Meter Operator Parties who are not
               Parties                                     14

SCHEDULE 4:    Amendments to the Pooling and Settlement
               Agreement                                   15

SIGNATORIES                                                84

THIS SUPPLEMENTAL DEED is made on May 20, 1997

BETWEEN:-

(1) THE PERSONS whose names, registered numbers and registered or principal offices are set out in Part I of Schedule 1;

(2) THE PERSONS whose names, registered numbers and registered or principal offices are set out in Part II of Schedule 1;

(3)  ENERGY SETTLEMENTS AND INFORMATION SERVICES LIMITED
     (registered number 2444282) whose registered office is situate at Fairham House, Green Lane, Clifton, Nottingham
     NG11 9LN as Settlement System Administrator;

(4)  ENERGY POOL FUNDS ADMINISTRATION LIMITED (registered number
     2444187) whose registered office is situate at 185 Park
     Street, London SE1 9DY as Pool Funds Administrator;

(5) THE NATIONAL GRID COMPANY PLC (registered number 2366977) whose registered office is situate at National Grid House, Kirby Corner Road, Coventry CV4 8JY as Grid Operator and
     Ancillary Services Provider;

(6) SCOTTISH POWER PLC (registered number 117120) whose principal office is situate at 1 Atlantic Quay, Glasgow G2
     8SP, Scotland as an Externally Interconnected Party;

(7) ELECTRICITE DE FRANCE, SERVICE NATIONAL whose principal office is situate at Departement Relations avec l'Etranger, Echanges d'Energie, 2 Rue Louis Murat, 5eme etage, 75384 Paris, Cedex 08, France as an Externally Interconnected Party;

(8) THE OTHER PARTIES whose names, registered numbers and registered or principal offices are set out in Schedule 2;
     and

(9) THE METER OPERATOR PARTIES whose names, registered numbers and registered or principal offices are set out in Schedule
     3.

WHEREAS:-

(A) by a Pooling and Settlement Agreement for the Electricity Industry in England and Wales dated 30th March, 1990 (the "Pooling and Settlement Agreement") the parties thereto agreed to give effect to and be bound by certain rules and procedures for the operation of an electricity trading pool and the operation of a settlement system;

(B) the Pooling and Settlement Agreement has been amended and/or restated by sixteen supplemental agreements, and hereinafter references to the Pooling and Settlement Agreement are to that agreement as most recently amended and restated; and

(C) the parties to this Deed (being (i) all the Parties at the date hereof and (ii) all the Meter Operator Parties at the date hereof) have agreed to amend the Pooling and Settlement Agreement on the terms and subject to the conditions set out below.

NOW THIS DEED WITNESSES as follows:-

1.   INTERPRETATION

     1.1 Except where defined herein or where the context otherwise requires, words and expressions defined in the Pooling and Settlement Agreement shall have the same respective meanings when used in this Deed.

     1.2 The table of contents and the headings to each of the Clauses are inserted for convenience only and shall be ignored in construing this Deed.

2.   AMENDMENTS

     The parties hereby agree that with effect on and from midnight on 31st March, 1997, the Pooling and Settlement
     Agreement shall be amended as set out in Schedule 4.

3.   CONTINUATION OF THE POOLING AND SETTLEMENT AGREEMENT

     The Pooling and Settlement Agreement shall remain in full force and effect and this Deed and the Pooling and Settlement Agreement shall be treated as one document so that, upon the Pooling and Settlement Agreement being amended pursuant to Clause 2, all references to the Pooling and Settlement Agreement shall be treated as references to that agreement as amended by this Deed.

4.   MISCELLANEOUS

     The provisions of Clauses 75 to 79 (inclusive) and 81 to 84
     (inclusive) of the Pooling and Settlement Agreement shall be deemed to be incorporated herein mutatis mutandis.

5.   ENTIRE AGREEMENT

     5.1 Each party acknowledges that in entering into this Deed on the terms set out herein it is not relying upon any representation, warranty, promise or assurance made or given by any other party or any other person, whether or not in writing, at any time prior to the execution of this Deed which is not expressly set out herein.

     5.2 None of the parties shall have any right of action against any other party arising out of or in connection with any representation, warranty, promise or assurance referred to in sub-clause 5.1 (except in the case of fraud).

6.   GOVERNING LAW

     This Deed shall be governed by, and construed in all respects in accordance with, English law.

IN WITNESS whereof this document has been duly executed and delivered as a deed the day and year first above written.

                           SCHEDULE 1:
                     Part I: The Generators


Name                  Registered            Registered or
                      Number                Principal Office

Anglian Power         2488955               Wherstead Park
Generators Limited                          Wherstead
                                            Ipswich
                                            Suffolk
                                            IP9 2AQ

Barking Power         2354681               Devonshire House
Limited                                     Mayfair House
                                            London W1X 5FH

British Nuclear       1002607               Risley
Fuels plc                                   Warrington
                                            Cheshire
                                            WA3 6AS

Celtpower Limited     2656561               13 Charles II Street
                                            London
                                            SW1Y 4QT

Citigen (London)      2427823               152 Grosvenor Road
Limited                                     Rivermill House
                                            London
                                            SW1V 3JL

Corby Power Limited   2329494               Mitchell Road
                                            Phoenix Parkway
                                            Corby
                                            Northamptonshire
                                            NN17 1QT

Derwent Cogeneration  2329494               Landsdowne House
Limited                                     Berkeley Square
                                            London W1X 5DH

Eastern Merchant      3116225               Wherstead Park
Generation                                  Wherstead
Limited                                     Ipswich
                                            Suffolk
                                            IP9 2AQ

Electricite de                              Department Relations
France, Service                             avec
National                                    I'Etranger
                                            Echanges d'Energie
                                            2 Rue Louis Murat
                                            5eme etage
                                            75384 Paris
                                            Cedex 08
                                            France

Elm Energy &          2516685               Elm Energy House
Recycling (UK)                              Ettingshall Road
Limited                                     Wolverhampton
                                            West Midlands WV2
                                            2LA

Fellside Heat and     2614535               Fellside Lodge
Power                                       Seascale
Limited                                     Cumbria CA20 1PG

Fibrogen Limited      2547498               Astley House
                                            33 Notting Hill Gate
                                            London W 11 3JQ

Fibropower Limited    2234141               Astley House
                                            33 Notting Hill Gate
                                            London W11 3JQ

First Hydro Company   2444277               Bala House
                                            Lakeside Business
                                            Village
                                            St. David's Park
                                            Deeside
                                            Clwyd
                                            CH5 3XJ

Humber Power Limited  2571241               18 Savile Row
                                            London
                                            W1X 1AE

Indian Queens Power   2928100               1 Northumberland
Company Limited                             Avenue
                                            London
                                            WC2N 5BW

Independent Energy    3033406               2nd Floor, Park
UK                                          House
Limited                                     Park Street
                                            Maidenhead
                                            Berkshire
                                            SL6 1SL

Keadby Generation     2729513               P O Box 89, Keadby
Limited                                     Scunthorpe, North
                                            Lincolnshire DN17
                                            3AZ

Lakeland Power        2355290               Roosecote Power
Limited                                     Station
                                            Roosecote Marsh
                                            Barrow-in-Furness
                                            Cumbria LA13 OPQ

Magnox Electric plc   2264251               Berkeley Centre
                                            Berkeley
                                            Gloucestershire GL13
                                            9PB

Medway Power Limited  2537903               Boston House
                                            The Little Green
                                            Richmond TW9 1QE

Midlands Power (UK)   2251099               Mucklow Hill
Limited                                     Halesowen
                                            West Midlands B62
                                            8BP

National Power plc    2366963               Windmill Hill
                                            Business Park
                                            Whitehill Way
                                            Swindon
                                            Wiltshire
                                            SN5 6PB

Nuclear Electric      3076445               Barnett Way
Limited                                     Barnwood
                                            Gloucester
                                            GL4 3RS

Peterborough Power    2353599               Storeys Bar Road
Limited                                     Peterborough PE1 5NT

PowerGen plc          2366970               53 New Broad Street
                                            London EC2M 1JJ

Regional Power        2352390               Wetherby Road
Generators                                  Scarcroft,
Limited                                     Leeds LS14 3HS

Scottish              117119                10 Dunkeld Road
Hydro-Electric plc                          Perth PH1 5WA

Scottish Power plc    117120                1 Atlantic Quay
                                            Glasgow G2 8SP

Slough Energy         2474514               234 Bath Road
Supplies                                    Slough SL1 4EE
Limited

Teesside Power        2464040               4 Millbank
Limited                                     London SW1P 3ET

Winterton Power       3001798               800 Park Avenue
Limited                                     Aztec West
                                            Almondsbury
                                            Bristol BS12 4SE

                     Part II: The Suppliers


Name                  Registered            Registered or
                      Number                Principal Office

British Gas Trading   3078711               Rivermill House
Ltd                                         152 Grosvenor Road
                                            London SW1V 3JL

British Nuclear       1002607               Risley
Fuels plc                                   Warrington
                                            Cheshire WA3 6AS

Candecca Resources    953066                Welton Gathering
Limited                                     Centre
                                            Barfield Lane
                                            Off Wragby Road
                                            Sudbrooke
                                            Lincoln LN2 2QU

Citigen (London)      2427823               Rivermill House
Limited                                     152 Grosvenor Road
                                            London SW1V 3JL

Crosfield Limited     48745                 Bank Quay
                                            PO Box 26
                                            Warrington
                                            Cheshire WA5 1AB

Eastern Electricity   2366906               Wherstead Park
plc                                         PO Box 40
                                            Wherstead
                                            Ipswich
                                            Suffolk IP9 2AQ

East Midlands         2366923               PO Box 444
Electricity plc                             Woodyard Lane
                                            Wollaton
                                            Nottingham NG8 lEZ

Electricite de                              Department Relations
France, Service                             avec
National                                    l'Etranger
                                            Echanges d'Energie
                                            2 Rue Louis Murat
                                            5eme etage
                                            75384 Paris
                                            Cedex 08

Energy Supply         172268                The Havens
Contracts                                   Ransomes Europark
Limited                                     Ipswich
                                            Suffolk IP3 9SJ

Enron Capital and     3003823               4 Millbank
Trade                                       London SW1P 3ET
Resources Limited

Impkemix Energy       2076043               The Heath
Limited                                     Runcorn
                                            Cheshire WA7 4QF

Independent Energy    3033406               2nd Floor Park House
UK                                          Park Street
Limited                                     Maidenhead
                                            Berkshire SL6 1SL

London Electricity    2366852               Templar House
plc                                         81-87 High Holborn
                                            London WC1V 6NU

Magnox Electric plc   2264251               Berkeley Centre
                                            Berkeley
                                            Gloucestershire GL13
                                            9PB

Manweb plc            2366937               Manweb House
                                            Chester Business
                                            Park
                                            Chester CH4 9RF

Midlands Electricity  2366928               Mucklow Hill
plc                                         Halesowen
                                            West Midlands B62
                                            8BP

National Power plc    2366963               Windmill Hill
                                            Business Park
                                            Whitehill Way
                                            Swindon
                                            Wiltshire
                                            SN5 6PB

Norsk Hydro (UK)      841421                Bridge House
Limited                                     69 London Road
                                            Twickenham
                                            Middlesex TW1 3RH

Northern Electric     2366942               Carliol House
plc                                         Market Street
                                            Newcastle upon Tyne
                                            NE1 6NE

NORWEB plc            2366949               PO Box 14
                                            410 Birchwood
                                            Boulevard
                                            Birchwood
                                            Warrington WA3 7GA

Nuclear Electric      3076445               Barnett Way
Limited                                     Barnwood
                                            Gloucester
                                            GL4 3RS

PowerGen plc          2366970               53 New Broad Street
                                            London EC2M 1JJ

Scottish              117119                10 Dunkeld Road
Hydro-Electric plc                          Perth PH1 5WA

Scottish Power plc    117120                1 Atlantic Quay
                                            Glasgow G2 8SP

SEEBOARD plc          2366867               Forest Gate
                                            Brighton Road
                                            Crawley
                                            West Sussex RH11 9BH

Shell Power Limited   2559630               Rowlands Way
                                            Withenshawe
                                            Manchester M22 5SB

Slough Energy         2474514               234 Bath Road
Supplies                                    Slough SL1 4EE
Limited

Southern Electric     2366879               Westacott Way
plc                                         Littlewick Green
                                            Maidenhead
                                            Berkshire SL6 3QB

South Wales           2366985               Newport Road
Electricity plc                             St. Mellons
                                            Cardiff CF3 9XW

South Western         2366894               800 Park Avenue
Electricity plc                             Aztec West
                                            Almondsbury
                                            Bristol BS12 4SE

The Renewable Energy  3043412               Stroud House
Company Limited                             Russell Street
                                            Stroud
                                            Gloucestershire
                                            GL5 3AN

UK Electric Power     2844010               21 St. Thomas Street
Limited                                     Bristol BS1 6US

UML Limited           661900                PO Box 115
                                            Port Sunlight
                                            Wirral
                                            Merseyside
                                            L62 4ZL

Yorkshire             2366995               Wetherby Road
Electricity Group                           Scarcroft
plc                                         Leeds LS14 3HS

                           SCHEDULE 2:
                        The Other Parties


Name                  Registered            Registered or
                      Number                Principal Office

Accord Energy         2877398               Rivermill House
Limited                                     152 Grosvenor Road
                                            London SW1V 3JL

AES Barry Limited     3135522               Burleigh House
                                            17-19 Worpe Way
                                            Richmond
                                            Surrey TW10 6AG

Alcan Aluminium UK    750143                Chalfone Park
Limited                                     Gerrards Cross
                                            Buckinghamshire
                                            SL9 0QB

British Gas plc       2006000               Rivermill House
                                            152 Grosvenor Road
                                            London SW1V 3JL

Cabah Energy Limited  2759706               190 Strand
                                            London WC2R 1JN

Eastern Generation    2529347               Wherstead Park
Services                                    Wherstead
Limited                                     Ipswich
                                            Suffolk
                                            IP9 2AQ

Enfield Energy        2796628               Concorde House
Centre                                      Concorde Way
Limited                                     Stockton on Tees
                                            Cleveland
                                            TS18 3RB

Fibrowatt Thetford    3057688               Astley House
Limited                                     33 Notting Hill Gate
                                            London W11 3JQ

Hydro Electric        2487475               Royex House
Energy                                      Aldermanbury Square
Limited                                     London EC2V 7LD

Keadby Power Limited  2548042               PO Box 89 Keadby
                                            Scunthorpe North
                                            Lincolnshire DN17
                                            3AZ


Kingsnorth Power      2656343               190 Strand
Limited                                     London WC2R 1JN

Meter Operators       2841018               Lynton House
Limited                                     7-12 Tavistock
                                            Square
                                            London WC1H 9BQ

Pentex (East          2275006               Union Buildings
Midlands)                                   15 Union Street
Limited                                     Aberdeen AB1 2BU

Rocksavage Power      18868                 20 St. James's
Company                                     Street
Limited                                     London SW10 4UJ

Seabank Power         2591188               Severn Road Hallen
Limited                                     Bristol BS10 7SP

Spalding Energy       19668                 20 St. James's
Company                                     Street
Limited                                     London SW1A lES

                           SCHEDULE 3:
         The Meter Operator Parties who are not Parties


Name                  Registered            Registered or
                      Number                Principal Office

Control Devices and   1242585               PO Box 56
Systems                                     101 Mill Lane
Limited                                     Newbury
                                            Berkshire
                                            RG14 5RE

DrakMarn O&M Ltd      3124701               53 New Broad Street
                                            London EC2M 1JJ

E. Squared Limited    2674129               Almac House
                                            Church Lane
                                            Bisley
                                            Surrey
                                            GU24 9DR

Northern Energy       2868141               5 Derwent Place
Services                                    Spotborough
Limited                                     Doncaster
                                            DN5 7PN

PowerMet Limited      2877912               3 Park Place
                                            London SW1A lLP

Schlumberger          534821                1 Kingsway
Industries                                  London WC2B 6XH
Limited

Stanor National       2769170               7-12 Tavistock
Contracts                                   Square
Limited                                     London WC1H 9BQ

The Challenge Group                         22 Tally Road
                                            Oxted
                                            Surrey RH8 0TG

                           SCHEDULE 4:
       Amendments to the Pooling and Settlement Agreement

The Pooling and Settlement Agreement shall be amended as follows:-

1.   Recitals

     (a) By the deletion of Recital (G) and the relettering of Recital (F) as Recital (G), and by the deletion of the semi-colon and the word "and" from the end of Recital
          (F) and the substitution therefor of a full stop.

     (b) By the insertion of the following new Recital (F) immediately after Recital (E):-

     "(F) in addition to the rules and procedures set out herein, payments to the Grid Operator connected with the Transmission Services Activity (as that term is defined in the Transmission License) are dealt with pursuant to specific arrangements between the Grid Operator and certain parties to this Agreement; and".

2.   Operative Provisions

     (a) By the insertion of the word "Transmission" before the word "License" in the definition of "Grid Operator" in Clause 1.1 and by the insertion, in such Clause 1.1, of the following definition immediately after the definition of "Transmission License":-

     ""Transport Uplift" has the meaning given to that term in Appendix 1 to Schedule 9;".

     (b) By the deletion of Clause 4.1.1 and the substitution therefor of the following:-

     "4.1.1    to provide a set of rules which, when implemented,
          will quantify:-

          (a) the financial obligations owed by certain Pool Members to other Pool Members in respect of the former Pool Members' purchases of electricity produced or delivered by such other Pool Members;

          (b)  the financial obligations owed by the Grid
               Operator to the Ancillary Services Provider in respect of the purchase of Ancillary Services; and

          (c)  the financial obligations owed by the Grid
               Operator to certain Pool Members in respect of Transport Uplift (exclusive of any element thereof relating to Ancillary Services);".

     (c) By the deletion of Clause 29.1 and the substitution therefor of the following:-

     "29.1     "Provision of information: The Settlement System
          Administrator shall upon request provide each Pool Member, the Ancillary Services Provider and the Grid Operator with a certified copy of such records, data and other information concerning amounts payable by or to such Pool Member, the Ancillary Services Provider and the Grid Operator as such Pool Member, the Ancillary Services Provider or the Grid Operator may reasonably request for the purpose of establishing the amounts which are owed to or by such Pool Member, the Ancillary Services Provider or the Grid Operator in accordance with this Agreement, and in any event with such information as any Pool Member, the Ancillary Services Provider or the Grid Operator may request from the Settlement System Administrator in order to establish or prove a claim to any amounts due or claimed to be due. The Settlement System Administrator shall provide such information forthwith upon request or (if so required by the Settlement System Administrator) upon delivery of a certificate from the Pool Member's, the Ancillary Service Provider's or the Grid Operator's counsel certifying that such information is required for such purpose. Each of the Parties agrees to the release of all such records, data and other information in the circumstances described in this Clause 29.1.".

     (d) By the deletion of Clause 49 and the substitution therefor of the following:-

     "49.      RESPONSIBILITIES

     49.1 The Grid Operator shall have the following duties, responsibilities and obligations under this Agreement:

          49.1.1 PORTHOLE: Ensuring that, insofar as relevant to the operation of the Settlement System and the Pool Rules, PORTHOLE will in its operation comply with its user and functional specifications.

          49.1.2 Services: Making available to any successor Settlement System Administrator those services necessary for the proper functioning of the Settlement System which the Grid Operator made available to the incumbent Settlement System Administrator at any time in the twelve month period prior to the resignation or removal of such incumbent Settlement System Administrator, in any such case upon such terms as may be agreed between the Grid Operator, such successor Settlement System Administrator and the Executive Committee.

          49.1.3 Transport Uplift: Making payments in relation to Transport Uplift.

          49.1.4    Generally: Such other duties,
               responsibilities and obligations as are set out in this Agreement

          49.2No amendment, variation or replacement of any provision of this Agreement (which, for the avoidance of doubt, includes the Pool Rules) which is reasonably likely to affect in any material respect Transport Uplift or any constituent element thereof or the obligations of the Grid Operator related thereto, shall become effective except with the prior written agreement of the Grid Operator (such consent not to be unreasonably withheld or delayed).".

     (e) By the deletion of Clause 51.3 and the substitution therefor of the following:-

     "51.3    Obligations of Grid Operator: The Grid Operator
         shall:-

          51.3.1   pay the Ancillary Services Provider for
              Ancillary Services in accordance with this Agreement; and

          51.3.2 enforce the Master Connection and Use of System Agreement and each Supplemental Agreement (insofar as it concerns the provision of Ancillary Services) in accordance with their respective terms in all circumstances in which it is reasonable to do so having regard to its obligations under the Act, the Transmission. License and the Grid Code.".

     (f) By the deletion of Clause 51.4 and the substitution therefor of the following:-

     "51.4     [Not used] ".

     (g)  By the deletion of the word "Suppliers" from Clause
          51.6 and the substitution therefor of the words "the
          Grid Operator" wherever it appears.

     (h) By the deletion of Clause 51.7 and the substitution therefor of the following:-

     "51.7     Lost opportunity costs:

          51.7.1 Subject to Clause 51.6, where the Ancillary Services Provider pays any Generator an amount in respect of lost opportunity costs, the Ancillary Services Provider shall use reasonable endeavours to include any such amount in its Ancillary Service charge to the Grid Operator in the Settlement Day on which it arises or as soon as possible thereafter.

          51.7.2 As soon as the Ancillary Services Provider is notified by any Generator that any obligation to pay any lost opportunity costs may arise, it shall consult the Suppliers and the Grid Operator and, without prejudice to the Ancillary Services Provider's right to recover such lost opportunity costs from the Grid Operator in accordance with Clause 51.6 or Clause 51.7.1, the Ancillary Services Provider shall, if requested by the Suppliers or Grid Operator, collect payment from the Grid Operator on account of or by way of recovery of such costs over such period as may be agreed between the Ancillary Services Provider, the Suppliers and the Grid Operator and, in default of agreement, over such period as the Ancillary Services Provider considers to be reasonable.".

     (i) By the deletion of Clauses 51A and 51B and the substitution therefor of the following:-

     "51A TRANSMISSION SERVICES

          It is expressly acknowledged by the Parties that neither (i) the termination or expiry of the provisions of Clauses 51A (Transmission Services) and 51B (Transmission Services Scheme 2) of this Agreement as in force immediately prior to the coming into effect of this Clause 51A including the Transmission Services Scheme and the Transmission Services Scheme 2 (as therein respectively defined) and/or any addition to or amendment of any other provision of this Agreement effected pursuant to those Clauses whilst in force, nor
          (ii) the termination or expiry of previous Clauses in this Agreement which related to UMIS and/or UMIS 2 (as were therein defined) shall prejudice the accrued rights and liabilities of any Consumer (as defined in the Pool Rules) or the Grid Operator (in whatever capacity) under each of the Transmission Services Scheme and/or the Transmission Services Scheme 2 at the date of such termination or expiry which accrued rights shall include, for the avoidance of doubt, the ability to adjust sums calculated under UMIS, UMIS 2, the Transmission Services Scheme and/or the Transmission Services Scheme 2 in respect of disputes arising before or after such termination or expiry in respect of periods falling before such termination or expiry.

     51B  ENERGY UPLIFT AND TRANSMISSION LOSSES SCHEME

          General:

     51B.1     Notwithstanding any other provision of this
          Agreement, the provisions of this Clause shall govern the rights and obligations of the Parties in relation to the Energy Uplift and Transmission Losses Scheme.

     51B.2     In this Clause SIB, in Schedule 9 and in Schedule
          11, the term "Energy Uplift and Transmission Losses Scheme" means the scheme to provide an incentive for the Grid Operator to minimize (taking into account other associated costs) a proportion of the costs arising under this Agreement and which provides for payments between the Grid Operator (acting through its agent the Ancillary Services Provider) and Consumers in relation to an Energy Uplift Daily Payment and a Transmission Losses Daily Payment in the form agreed pursuant to Clause 51B.6 as the same may be amended, varied or replaced from time to time in accordance with the terms of that Clause.

     51B.3   (a)    The Parties agree (and agree that they will
               procure that the Executive Committee will so agree) that in the period from 00.00 hours on 1st April, 1997 to 24.00 hours on 31st March, 1998 the Energy Uplift and Transmission Losses Scheme, the amendments and/or additions to the Pool Rules to implement the Energy Uplift and Transmission Losses Scheme and the provisions of this Clause, shall apply. This Clause 51B.3(a) may not be amended without the prior written consent of all Parties.

          (b) The provisions of this Clause SIB, the Energy Uplift and Transmission Losses Scheme and any addition to or amendment of any other provisions of this Agreement or the Pool Rules effected pursuant to this Clause 51B shall terminate at
               24.00 hours on 31st March, 1998, except for any provision, addition or amendment which is required to continue beyond that day to give effect to the operation of the Energy Uplift and Transmission Losses Scheme in respect of any period before that date.

     51B.4     Obligations: The Parties agree:-

          (a) to be bound by the terms, conditions and other provisions of the Energy Uplift and Transmission
               Losses Scheme;

          (b) that the Grid Operator (acting through its agent the Ancillary Services Provider) and each Consumer shall make such payments as are required and determined by the provisions of the amendments and/or additions to the Pool Rules to implement the Energy Uplift and Transmission Losses Scheme; and

          (c) that for the period during which this Clause 51B applies, the following changes shall be made to the provisions of this Agreement:-

               (i)  in paragraphs 1, 5.4, 5.14,17.5 and 17.6 of
                    Schedule 11, references to the Ancillary
                    Services Provider shall be deemed to be
                    references to itself and as agent for the Grid Operator in relation to the Energy Uplift and Transmission Losses Scheme;

               (ii) in paragraph 2.1 of Schedule 11, the words
                    "and the Energy Uplift and Transmission
                    Losses Scheme" shall be inserted after the words "Ancillary Services";

               (iii)     in paragraph 5.14 of Schedule 11, the
                    words "or in respect of the Energy Uplift and Transmission Losses Scheme" shall be inserted after the expression "Ancillary Services" where it first appears and the words "or in respect of the Energy Uplift and Transmission Losses Scheme" shall be inserted after the words "that same day", and in paragraph 5.15 of Schedule 1 1 the words "or the Ancillary Services Provider" shall (except where they already appear) be inserted after the expression spool Member" wherever it occurs in that paragraph; and

               (iv) in Part 4 of Schedule 11, references to
                    information in respect of Ancillary Services shall be deemed to include information in respect of the Energy Uplift and Transmission Losses Scheme, in paragraph 17.5 the information required shall include the total amount payable by the Ancillary Services Provider (exclusive of United Kingdom Value Added Tax) pursuant to the Energy Uplift and Transmission Losses Scheme in respect of each Settlement Day, in paragraph 17.6 the Pool Funds Administrator shall include in its verification the amount shown to be payable by the Ancillary Services Provider pursuant to the Energy Uplift and Transmission Losses Scheme in respect of each Settlement Day, and in paragraph 22.4 the Confirmation Statements shall include the total amount payable by the Ancillary Services Provider pursuant to the Energy Uplift and Transmission Losses Scheme in respect of each Settlement Day.

     51B.5     The Suppliers and the Grid Operator may request
          the Parties and the Executive Committee promptly (and in any event before the date the Energy Uplift and Transmission Losses Scheme is to take effect) to execute and do all such acts, matters and things (including effecting amendments to the Pool Rules) as may be necessary to give effect to the Energy Uplift and Transmission Losses Scheme. The Parties shall not refuse (and agree that they will procure that the Executive Committee shall not refuse) any such request on the grounds of any objections to any provisions of any of the Annexes of Appendix 3 to the Pool Rules as agreed from time to time between the Suppliers and the Grid Operator.

     51B.6     Effectiveness: Neither this Clause 51B (other than
          Clauses 51B.2, 51B.5 and this Clause 51B.6), nor the Energy Uplift and Transmission Losses Scheme, nor any amendment, variation or replacement of either of them, nor any amendment, variation or replacement to the Pool Rules relating to the Energy Uplift and Transmission Losses Scheme, shall become effective except with the prior agreement of the Suppliers (which agreement shall be given by the passing of a resolution in a separate class meeting) and the prior written agreement of the Grid Operator.

     51B.7     Survival:

          (a) Termination or expiry of the provisions of this Clause SIB' the Energy Uplift and Transmission Losses Scheme and/or any addition to or amendment of any other provision of this Agreement effected pursuant to this Clause shall not prejudice the accrued rights and liabilities of any Consumer or the Grid Operator under the Energy Uplift and transmission Losses Scheme at the date of such termination or expiry, which accrued rights shall, for the avoidance of doubt, include the ability to adjust sums calculated under the Energy Uplift and Transmission Losses Scheme in respect of disputes arising after such termination or expiry in respect of periods falling before such termination or expiry.

          (b)  The provisions of this Clause 51B.7 and Clause
               51B.3(b) shall survive the termination of the Energy Uplift and Transmission Losses Scheme.

     51B.8     Definitions: In, and in relation to, this Clause
               51B the term "Consumer" shall bear the meaning given to that term in the Pool Rules.".

          (j) By the insertion of the words "and the Grid Operator" after the words "the Ancillary Services Provider" in the second sentence of Clause 52.1, and by the deletion of the third sentence of such Clause 52.1 and the substitution therefor of the following:-

               "In particular, but without prejudice to the generality of the foregoing, the Executive Committee may require following any relevant final run of Settlement (and shall take due notice of any request from the Ancillary Services Provider or the Grid Operator to this effect) the Settlement System Administrator to re-run, and the Settlement System Administrator shall re-run, Settlement in respect of any Settlement Day for relevant part thereof) using the software and data originally used in respect of such Settlement Day (or relevant part thereof) but subject to such changes, amendments or additional inputs as may be required by the Executive Committee (in consultation with the Ancillary Services Provider, the Grid Operator or any other relevant party) or by (as the case may be) such arbitrator(s) or court.".

          (k)  By the deletion of paragraph (g) from Clause
               63.1.4 and the substitution therefor of the following:-

               (g) details of Security Cover supplied and to be supplied by each Providing Member (as defined in Schedule 11) or the Grid Operator, as the case may be; and".

          (l) By the deletion of Clause 63.1.7 and the substitution therefor of the following:-

     "63.1.7   subject to the provisions of Part XX, to provide a
          certified copy of such records, data and other information concerning the Funds Transfer System (and any part thereof! and amounts payable by or to any Pool Member, the Ancillary Services Provider or the Grid Operator as the relevant Pool Member, the Ancillary Services Provider or (as the case may be) the Grid Operator may reasonably request for the purpose of establishing the amounts which are owed to or by such Pool Member, the Ancillary Services Provider or the Grid Operator in accordance with this Agreement, and in any event such information as any Pool Member, the Ancillary Services Provider or the Grid Operator may request from the Pool Funds Administrator in order to establish or prove a claim to any amounts due or claimed to be due. The Pool Funds Administrator shall forthwith upon such request provide such information upon delivery (if so required by the Pool Funds Administrator) of a certificate from the counsel of such Pool Member, the Ancillary Services Provider or the Grid Operator certifying that, in such counsel's opinion, such information is required for such purpose;".

          (m) By the deletion from Clause 63.1.9 of the word "and" after the words "Pool Members" and "Pool Member concerned and the substitution therefor of a comma, and by the insertion, in such Clause 63.1.9, of the words "and the Grid Operator" immediately after the expression "Ancillary Services Provider", wherever it occurs in that Clause.

          (n) By the deletion from Clause 63.1.10 of the word "and" after the words "Settlement System Administrator" and the substitution therefor of a comma, and by the insertion, in such Clause 63.1.10, of the words "and the Grid Operator" immediately after the expression "Ancillary Services Provider".

          (o) By the deletion from Clause 63.1.11 of the word "or" after the words Spool Member" and the substitution therefor of a comma, and by the insertion, in such Clause 63.1.11, of the words "or the Grid Operator" immediately after the expression "Ancillary Services Provider".

          (p)  By the deletion of Clause 63.3 and the
               substitution therefor of the following:-

     "63.3     UK value added tax indemnity:

          63.3.1    Indemnity (1): Without prejudice to paragraph
               63.3.2 all Pool Members and the Grid Operator shall jointly and severally indemnify and keep indemnified the Pool Funds Administrator, its officers, employees and agents (but so that, as between Pool Members and the Grid Operator, their liability shall be apportioned so that the Grid Operator is liable for 5 per cent. of the indemnified amount and the Pool Members are liable for the balance of such indemnified amount in proportion to their respective Contributory Shares at the time of receipt of the request for indemnification calculated on the basis that the points allocated to the Pool Member in default are disregarded) against any liability which the Pool Funds Administrator may incur as a result of the failure of any Pool Member, the Grid Operator or the Ancillary Services Provider (as the case may be) properly to account to H.M. Customs and Excise for all amounts of United Kingdom Value Added Tax payable or receivable by it in respect of any supplies of Electricity, Ancillary Services or Transport Uplift.

          63.3.2 Indemnity (2): If any Pool Member, the Ancillary Services Provider or the Grid Operator shall fail properly to account for any amount of United Kingdom Value Added Tax payable or receivable by it, that person shall indemnify and keep indemnified each non-defaulting Pool Member and (if it is not in default) the Grid Operator (on an after tax basis, but taking account of any tax relief available to the relevant Pool Member or the Grid Operator, as the case may be) against any liability which such non-defaulting Pool Member and (if it is not in default) the Grid Operator shall incur pursuant to paragraph 63.3.1.".

     3.   Schedule 4

          By the deletion from sub-sections 6.9 and 6.14 of
          Schedule 4 of the word Sand" when it appears after the expression "Pool Member" and the substitution therefor of a comma, and by the insertion, in such sub-sections
          6.9 and 6.14, of the words "and the Grid Operator" immediately after the expression 'ancillary Services Provider", wherever it occurs in those sub-sections.

     4.   Schedule 11

          By the deletion of Schedule 11 and the substitution therefor of the following:-

                          "SCHEDULE 11
                     Billing and Settlement

PART 1: PRELIMINARY

1.   DEFINITIONS AND INTERPRETATION

     1.1  Definitions

     1.2  Interpretation

PART 2: ESTABLISHMENT OF SYSTEMS

2.   PAYMENTS CALENDAR

     2.1  Preparation

     2.2  Principles

     2.3  Form

     2.4  Default

     2.5  Distribution

3.   INFORMATION SYSTEMS

     3.1  Provision of information

     3.2  Communications Equipment

     3.3  Authorized persons

4.   BANKING SYSTEM

     4.1  Funds Transfer Agreement

     4.2  Establishment of Accounts

     4.3  Rights and obligations under Funds Transfer Agreement

     4.4  Settlement Account

     4.5  Further information

     4.6  Change of Settlement Account

     4.7  Maintenance of Settlement Account and Settlement Bank
          Mandate

     4.8  Details of Accounts

5.   ESTABLISHMENT OF TRUSTS

     5.1  Trusts

     5.2  Trusts in respect of the Credit Facility

     5.3  Rights of Pool Creditors other than the Ancillary
          Services Provider

     5.4  Rights of Ancillary Services Provider

     5.5  Trusts in respect of Pool Reserve Assets

     5.6  Overdue amounts

     5.7  Shortfall

     5.8  Providing Members' rights to funds

     5.9  Funds not to be withdrawn

     5.10 Providing Members' rights to withdraw funds

     5.11 Waiver of Providing Members' rights

     5.12 Pool Reserve Assets

     5.13 Providing Members' rights and interests in the Pool
          Reserve Account

     5.14 Overpayments to be held on trust

     5.15 Reimbursement of overpayments

     5.16 Repayment of loans

     5.17 No claim for breach of trust

6.   POOL LEDGER ACCOUNTS

     6.1  Maintenance of Pool Ledger Accounts

     6.2  Ledger extracts

     6.3  Certified copy extracts

     6.4  Confidentiality

     6.5  Information

     6.6  Review of extracts

     6.7  Dispute of accuracy

[Sections 7 to 14 (inclusive) not used]

PART 3: SECURITY COVER AND CREDIT MONITORING

15.  SECURITY COVER

     15.1 Provision of Security Cover

     15.2 Letters of Credit

     15.3 Cash deposit

     15.4 Maintenance of Security Cover

     15.5 Failure to supply Security Cover

     15.6 Substitute Letter of Credit

16.  CREDIT MONITORING

     16.1 Determination of Security Cover

     16.2 Criteria for provision of Security Cover

     16.3 Six monthly variation

     16.4 Review of Security Cover

     16.5 Increase or Decrease of Security Cover

     16.6 Notification in respect of Security Cover

     16.7 Release from Security Cover Obligations

     16.8 No liability for amount of Security Cover

PART 4: BILLING AND PAYMENT PROCEDURES

17.  RECEIPT AND VERIFICATION OF INFORMATION

     17.1 Receipt of Information from Settlement System
          Administrator

     17.2 Information for each Settlement Day

     17.3 Information - taking of electricity

     17.4 Information - provision of electricity

     17.5 Information - Ancillary Services Provider

     17.6 Verification of Information

     17.7 Deemed Verification

     17.8 Rectification of Errors

     17.9 Amounts in Advice Notes; Adjustments

    17.10 Postponed Payment Date

    17.11 Further notification

    17.12 Payment by Pool Debtor

    17.13 Liability several

18.  ADVICE NOTES

     18.1 Despatch of Advice Notes

     18.2 Method of despatch

     18.3 Content of Advice Notes

     18.4 Interest

19.  PAYMENT PROCEDURE

     19.1 Instructions for payment

     19.2 Pool Funds Administrator's responsibilities

     19.3 Non-payment by Pool Member

     19.4 Excess payments

     19.5 Payment to Pool Creditors

     19.6 Making good the Pool Reserve Account

     19.7 Prohibition on transfers

     19.8 Application of payments

     19.9 Bank contacts

20.  ALTERNATIVE PAYMENT PROCEDURE

     20.1 Alternative Payment procedure

     20.2 Pool Debtor to effect remittance

     20.3 Receipt of remittance

     20.4 Method of remittance

     20.5 Notification of non-payment

     20.6 Payment default

     20.7 Late payment

     20.8 Payments to Pool Creditors

     20.9 Construction

21.  PAYMENT DEFAULT

     21.1 Payment default

     21.2 Amount in default likely to be remedied

     21.3 Loans part of Pool Reserve Assets

     21.4 Repayment of loans

     21.5 Reduction of payments to Pool Creditors

     21.6 Obligation to mace calls

     21.7 Indemnification by non-paying Pool Debtor

     21.8 Notification to Pool Creditors

     21.9 Default Interest

    21.10 Application of payments

    21.11 Clearing of Pool Clearing Account

    21.12 Credit Facility

22.  CONFIRMATION NOTICES

     22.1 Despatch of Confirmation Notices

     22.2 Information - taking of electricity

     22.3 Information - supplies of electricity

     22.4 Information - Ancillary Services Provider

     22.5 Interest

23.  PAYMENT ERRORS

     23.1 Overpayments

     23.2 Repayment of overpayment (1)

     23.3 Repayment of overpayment (2)

     23.4 Underpayments

24.  ENFORCEMENT OF CLAIMS

     24.1 Notification of amount in default

     24.2 Duties of Pool Funds Administrator

     24.3 Notice before action

     24.4 Proceedings to Recover Overdue Amounts

25.  CREDIT FACILITY: PAYMENT DEFAULTS

     25.1 Purpose of Credit Facility

     25.2 Modification of other provisions of this Schedule

     25.3 Payment default

     25.4 Amounts in default

     25.5 Application of payments

     25.6 Payments to Facility Bank

     25.7 Reduction in payments to Pool Creditors

     25.8 Enforcement of Claims and other provisions

     25.9 Unavailability of Credit Facility

    25.10 Interpretation

26.  CREDIT FACILITY: GENERAL

     26.1 Notifications to the Executive Committee

     26.2 Notifications to Providing Members

     26.3 Amendment and Cancellation

     26.4 Extension and Renewal

     26.5 Fees not attributable to a particular Providing Member

     26.6 No additional charge

     Annex 1:  Form of Advice Note

     Annex 2:  Form of Confirmation Notice

     Annex 3:  Part 1 - Form of Settlement Account Designation

               Part 2 - Form of Change of Settlement Account

     Annex 4:  Form of Letter of Credit

                           SCHEDULE 11

                     Billing and Settlement

                             PART 1

                           PRELIMINARY

1.   DEFINITIONS AND INTERPRETATION

     1.1 Definitions: In this Schedule, except where the context otherwise requires:-

     "Advice Note" means a statement substantially in the form and containing the information set out in Annex 1 (or in such other form or containing such further information as may from time to time be specified by the Executive Committee) issued in the name of the Pool Funds Administrator to a Pool Member, the Ancillary Services Provider or the Grid Operator;

     "Approved Credit Rating" means, in relation to a Pool Member or the Grid Operator a short-term debt rating of not less than A1 by Standard and Poor's Corporation or a rating of not less than P1 by Moody's Investors Service or an equivalent rating from any other reputable credit rating agency approved by the Executive Committee;

     "Banking System" means the banking system described in
     Section 4, for the transfer of funds from Pool Debtors to Pool Creditors in accordance with this Schedule, as amended or replaced from time to time in accordance with the provisions of the Agreement;

     "Billing System" means the systems and procedures described in Sections 18 and 22 for the issuing of Advice Notes and Confirmation Notices by the Pool Funds Administrator to Pool
     Members, the Ancillary Services Provider and the Grid
     Operator, as amended or replaced from time to time in accordance with the provisions of the Agreement;

     "CHAPS" means the Clearing House Automated Payments System;

     "Collection Account" means an account denominated in sterling maintained by the Pool Funds Administrator at a branch of a Settlement Bank, and designated from time to time as a Collection Account in accordance with Section 4;

     "Confirmation Notice" means a statement substantially in the form and containing the information set out in Annex 2 (or in such other form or containing such further information as may from time to time be specified by the Executive Committee) issued in the name of the Pool Funds Administrator to a Pool Member, the Ancillary Services Provider or the Grid Operator;

     "Credit Facility" means the credit facility in a principal amount of up to pounds 20,000,000 provided to the Pool Funds Administrator by Barclays Bank PLC (acting through its branch at 54 Lombard Street, London EC3 9EX) with effect from 1st January, 1993 as from time to time extended, renewed or modified and any other facility provided to the Pool Funds Administrator by Barclays Bank PLC or any other bank (approved by the Executive Committee) whether in substitution for or in addition to the same in any such case on terms approved by the Executive Committee;

     "Credit Facility Contribution" means a sum equal to 5 per cent. of the fees (and any additional amounts payable under the terms of the Credit Facility which are not the responsibility of any particular Providing Member or the Grid Operator) charged under the Credit Facility to the Pool Funds Administrator;

     "Default Interest Rate" means:

     (i)  a rate per annum determined by the Pool Funds
          Administrator to be equal to the aggregate of:

          (a)  4 per cent. per annum; and

          (b) the Pool Banker's base lending rate from time to time; or

     (ii) such other rate as the Executive Committee may from time to time determine;

     "Facility Bank" means Barclays Bank PLC (acting through its branch at 54 Lombard Street, London EC3 9EX) or such other bank as may from time to time provide a Credit Facility;

     "Funds Transfer Agreement" means the agreement of that name dated 30th March, 1990 and made between Energy Pool Funds Administration Limited, Barclays Bank PLC, the Pool Members named therein and The National Grid Company plc, as amended, varied, supplemented, modified or suspended from time to time in accordance with the terms hereof and thereof;

     "Funds Transfer Business" means the business of the Pool
     Funds Administrator in operating the Funds Transfer System and providing the Services;

     "Funds Transfer Hardware" has the meaning ascribed to it in
     Schedule 15;

     "Funds Transfer Software" has the meaning ascribed to it in
     Schedule 15;

     "Funds Transfer System" means the Banking System, the
     Billing System and the Information Systems;

     "Information Systems" means the information systems described in Section 3 for the transfer of information to be given by or to the Pool Funds Administrator in connection with the Funds Transfer Business, as amended or replaced from time to time in accordance with the provisions of the Agreement;

     "Letter of Credit" means an unconditional irrevocable standby letter of credit substantially in the form set out in Annex 4 (or such other form as the Executive Committee may approve) issued for the account of a Providing Member or the Grid Operator in sterling in favour of the Pool Funds Administrator as trustee on the trusts set out in Section 5 by any United Kingdom clearing bank or any other bank which has a long term debt rating of not less than single A by Standard and Poor's Corporation or by Moody's Investors Service, or such other bank as the Executive Committee may approve, and which shall be available for payment at a branch of the issuing bank;

     "Notification Date" means, in respect of any Settlement Day, the day specified in the Payments Calendar as the day on which the Settlement Run shall be required to be delivered by the Settlement System Administrator to the Pool Funds Administrator for that Settlement Day;

     "Notified Payment" means a payment notified in accordance with Section 18 by the Pool Funds Administrator to a Pool Member, the Ancillary Services Provider or the Grid Operator as being a payment required to be cleared through the Pool Clearing Account;

     "Notified Payments System" means the system to be established by Section 19 for the settling of Notified
     Payments, as amended or replaced from time to time in accordance with the provisions of the Agreement;

     "Payment Date" means, in relation to any Settlement Day, the date fixed in accordance with Section 2 upon which Notified
     Payments in respect of supplies of electricity, the provision of Ancillary Services and payments due in accordance with the provisions of Clause 49 of the Agreement must be settled in accordance with this Schedule;

     "Payments Calendar" means the calendar prepared and issued in accordance with Section 2 showing a Notification Date and a Payment Date in respect of each Settlement Day;

     "Pool Accounts" means the Pool Clearing Account, the Pool
     Borrowing Account, the Pool Reserve Account and the
     Collection Accounts and such other accounts as may be established in accordance with sub-section 4.2;

     "Pool Banker" means Barclays Bank PLC or such o her person nominated from time to time by the Executive Committee as Pool Banker and appointed as Pool Banker;

     "Pool Borrowing Account" means the account of that title in the name of the Pool Funds Administrator with the Facility
     Bank which may from time to time be opened in respect of the Credit Facility;

     "Pool Clearing Account" means the account in the name of the Pool Funds Administrator (holding as trustee on the trusts set out in Section 5) with the Pool Banker to which Notified Payments are required to be transferred for allocation to Pool Creditors in accordance with their respective entitlements;

     "Pool Creditor" means each Pool Member, the Ancillary Services Provider and the Grid Operator to whom moneys are payable pursuant to the terms of this Schedule, other than a Providing Member or the Grid Operator, in respect of (i) amounts standing to the credit of its account with the Pool Reserve Account or (ii) amounts owing to it by another Providing Member or (as the case may be) the Grid Operator pursuant to the operation of sub-section 21.1;

     "Pool Debt" means, in respect of a Pool Member, the Ancillary Services Provider or the Grid Operator, the aggregate amount payable by such Pool Member, the Ancillary
     Services Provider or (as the case may be) the Grid Operator pursuant to the terms of this Schedule;

     "Pool Debtor" means each Pool Member, the Ancillary Services
     Provider and the Grid Operator, but in any such case only where it is required to make payment under this Schedule;

     "Pool Ledger Accounts" means the accounting records required to be maintained by the Pool Funds Administrator in accordance with Section 6 for the recording of transactions settled in accordance with this Schedule;

     "Pool Reserve Account" means the account established pursuant to subsection 4.2 for the purpose of holding a cash deposit which may be used in or towards clearing the Pool
     Clearing Account in accordance with Section 21;

     "Pool Reserve Assets" has the meaning given to that expression in subsection 5.12;

     "Providing Member" means each Pool Member who may, under the terms of this Schedule, become at any time a Pool Debtor;

     "Reserve Interest Rate" means the rate of interest payable from time to time by the Pool Banker on amounts standing to the credit of the Pool Reserve Account;

     "Security Amount" means, in respect of a Providing Member or the Grid Operator (as the case may be), the aggregate of available amounts of each outstanding Letter of Credit plus the principal amount (if any) of cash that such Providing Member or the Grid Operator has paid to the credit of the Pool Reserve Account (and which has not been repaid to such Providing Member or the Grid Operator) and less the amount of all outstanding loans deemed to be made under paragraphs
     21.1.3 or 21.1.5 of this Schedule to such Providing Member or the Grid Operator. For the purposes of this definition, in relation to a Letter of Credit, "available amount" means the face amount thereof less (i) payments already made thereunder and (ii) claims made thereunder but not yet paid;

     "Security Cover" means, in respect of each Providing Member and the Grid Operator, the aggregate amount for the time being which it shall be required by the Executive Committee to provide and maintain by way of security in accordance with Part 3;

     "Services" means the services and responsibilities to be supplied or discharged by the Pool Funds Administrator pursuant to the Agreement;

     "Settlement Account" means, in relation to a Pool Member, the Ancillary Services Provider or the Grid Operator, an account maintained at a Settlement Bank and designated in accordance with sub-section 4.4;

     "Settlement Account Designation" means a notice substantially in the form set out in Part 1 of Annex 3 or in such other form as may be specified by the Executive
     Committee, completed and signed by a Pool Member, the Ancillary Services Provider or the Grid Operator designating a Settlement Account for the purposes of this Schedule;

     "Settlement Bank" means a bank which:

     (a)  has its head office or a branch situated in the United
          Kingdom and which holds sterling denominated accounts at such office or branch;

     (b)  is a settlement member of the Clearing House Automated
          Payment System ("CHAPS") or is a CHAPS participant by virtue of an agency agreement with a settlement member;
          and

     (c)  is either:-

          (i)  a European institution under the Banking
               Coordination (Second Council Directive)
               Regulations 1992; or

          (ii) an authorized institution under the Banking Act
               1987;

     "Settlement Bank Mandate" means any mandate referred to in sub-section 4.7 to be given by the Pool Funds Administrator in favour of a Settlement Bank or, as the context may require, a particular one of them in such form(s) as the Executive Committee may approve, such approval not to be unreasonably withheld, such mandate being given for the purpose of establishing and maintaining a Collection Account;

     "Settlement Re-run" means any re-run of Settlement in accordance with Part XII of the Agreement;

     "Settlement Run" means, in respect of transactions occurring on the relevant Settlement Day for which payments are to be settled pursuant to this Schedule, the data which the Settlement System Administrator is required to deliver from time to time to the Pool Funds Administrator pursuant to
     Section 17 in respect of such transactions; and

     "Shortfall" has the meaning given to that expression in sub-section 5.7.


1.2 Interpretation: In this Schedule, except where the context otherwise requires, references to a particular Annex, Part, Section, sub-section, paragraph or subparagraph shall be a reference to that Annex to or Part of this Schedule or, as the case may be, that Section, sub-section, paragraph or sub-paragraph in this Schedule and references to any amount being exclusive or inclusive of United Kingdom Value Added Tax shall mean that that amount is exclusive or inclusive (as the case may be) of a sum equal to such amount, if any, of United Kingdom Value Added Tax as is properly chargeable on the supply to which the firstmentioned amount is attributable as being all or part of the consideration for that supply.

                             PART 2

                    ESTABLISHMENT OF SYSTEMS

2.   PAYMENTS CALENDAR

2.1 Preparation: No later than 31st January in each year the Pool Funds Administrator and the Settlement System Administrator shall agree on a Payments Calendar showing for the period from 1st April in that year to 31st March in the next succeeding year (both dates inclusive) the Payment Dates on which payments pursuant to the Agreement in respect of supplies of electricity, the provision of Ancillary Services and in respect of sums payable by the Grid Operator in relation to Transport Uplift on each Settlement Day are required to be settled and showing the Notification Dates on which the Settlement Run in respect of such supplies shall be delivered by the Settlement System Administrator to the Pool Funds Administrator.

2.2 Principles: Each Payments Calendar shall give effect to the following principles:

     2.2.1 the Settlement Run shall be required to be delivered by the Settlement System Administrator to the Pool Funds Administrator no later than the 24th day after the Settlement Day to which the Settlement Run relates (or, if such day is not a Business Day, the next succeeding day which is a Business Day);

     2.2.2 the Payment Date shall not fall earlier than two clear Business Days after the day on which the Settlement Run is required to be delivered by the Settlement System Administrator to the Pool Funds
          Administrator;

     2.2.3 expressed as an average over the entire period covered by the Payments Calendar, the Payment Date shall fall, as near as practicable, 28 days after the Settlement Day to which it relates; and

     2.2.4 each Payment Date shall fall as close as is reasonably practicable to the 28th day after the Settlement Day to which it relates,

     and shall be prepared in accordance with the relevant Agreed
     Procedure.

2.3 Form: The Payments Calendar shall be in such form as the Executive Committee shall from time to time prescribe.

2.4 Default: If the Pool Funds Administrator and the Settlement System Administrator shall fail to agree a Payments Calendar for any period by the date stated in sub-section 2.1 or the Payments Calendar prepared by them does not give effect to the principles set out in sub-section 2.2, the Executive Committee shall prepare or cause to be prepared a Payments Calendar for that period giving effect to the said principles and that shall be the Payments Calendar for use for that period.

2.5 Distribution: Any Payments Calendar prepared pursuant to this Section 2 shall be distributed promptly to each Pool Member, the Ancillary Services Provider, the Grid Operator, the Pool Banker, the Pool Auditor and the Director and (if prepared by the Pool Funds Administrator and the Settlement System Administrator) the Executive Committee and (if prepared by or for the Executive Committee) the Pool Funds Administrator and the Settlement System Administrator.

3.   INFORMATION SYSTEMS

3.1 Provision of information: Unless otherwise required by the Executive Committee, all written information to be given by or to the Pool Funds Administrator in connection with the Banking System and the Billing System shall be provided in the following manner:-

     3.1.1 for information flowing between the Pool Funds Administrator, the Settlement System Administrator, the Ancillary Services Provider and the Grid Operator by electronic mail as designated from time to time by the recipient in a written notice to the sender of the information or if such electronic mail systems are not operational by the Effective Date then, until such systems are operational, by such means as such parties shall agree;

     3.1.2 for information flowing between the Pool Funds Administrator and the Pool Banker, in the manner prescribed in the Funds Transfer Agreement or in such other manner as may be agreed between the Pool Funds Administrator and the Pool Banker;

     3.1.3 for information flowing between the Pool Funds Administrator and a Settlement Bank, in the manner prescribed in the relevant Settlement Bank Mandate or in such manner as may be agreed between the Pool Funds Administrator and the Settlement Bank;

     3.1.4 for information flowing between the Pool Funds Administrator and any Pool Member who has installed an electronic mail transfer system compatible with the Pool Funds Administrator's electronic mail transfer system, by electronic mail as designated from time to time by the recipient in a written notice to the sender of the information; and

     3.1.5 for information flowing between the Pool Funds Administrator and any other Pool Member, by facsimile transmission and addressed for the attention of the Authorized Person (as defined in sub-section 3.3) for such Pool Member and sent to the then latest facsimile number of such Authorized Person noticed to the Pool Funds Administrator pursuant to sub-section 3.3 provided that, if at the relevant time there is no Authorized Person for such Pool Member, such information shall be sent by facsimile transmission and addressed for the attention of the company secretary of such Pool Member and sent to the facsimile number of its registered or principal office.

3.2 Communications Equipment: Each Party undertakes to exercise reasonable skill and care to ensure that its communications equipment at all tunes is adequate to transmit and receive information in connection with the Banking System and the Billing System. In the case of any breakdown, failure or non-availability of the communications or other equipment, each Party affected shall use all reasonable efforts to agree promptly on the use and implementation of alternative, effective and secure means of communication (and; in default of agreement, notices or other communications shall be by letter delivered or sent in accordance with Clause 75).

3.3 Authorized persons: Upon written request of the Pool Funds Administrator each Pool Member shall (and may of its own accord) provide the Pool Funds Administrator in writing with
     the name of, and communication details for, one   or more
     individuals ("Authorized Persons") who are authorized (and, until it receives written notice to the contrary, the Pool Funds Administrator shall be entitled to assume that they are authorized) to take action on behalf of such Pool Member in respect of all communications and other dealings under this Schedule between the Pool Funds Administrator and such Pool Member. Each Pool Member shall promptly advise the Pool Funds Administrator in writing of any change of any such individual or his communication details. The Pool Funds Administrator shall notify all Pool Members and the Executive Committee of the names and communication details of all Authorized Persons and of any change in any such individual or his communication details.

4.   BANKING SYSTEM

4.1  Funds Transfer Agreement: On the Effective Date the Pool
     Funds Administrator, the Pool Banker, each Pool Member and
     NGC (in each case as at such date) entered into the Funds
     Transfer Agreement.

4.2 Establishment of Accounts: The Pool Funds Administrator shall establish and operate in accordance with the Agreement and the Funds Transfer Agreement a Pool Clearing Account to and from which all payments calculated in accordance with this Schedule are to be made, a Pool Reserve Account from which any debit balances on the Pool Clearing Account at the close of banking business on each Business Day shall be settled or reduced in accordance with this Schedule, a Collection Account at each bank at which, from time to time, any Pool Member, the Ancillary Services Provider or the Grid Operator maintains a Settlement Account and such other accounts (including a Pool Borrowing Account on which the Pool Funds Administrator may make drawings under the Credit Facility) as the Pool Funds Administrator (with the prior written consent of the Executive Committee) considers desirable to enable it efficiently to perform any obligations imposed on it pursuant to the Agreement. Each Pool Account shall be in the name of the Pool Funds Administrator and (save for the Pool Borrowing Account) shall be designated as being held in trust in accordance with the provisions of Section 5. The Pool Funds Administrator shall not commingle any funds standing to the credit of any Pool Account with its own personal funds.

4.3 Rights and obligations under Funds Transfer Agreement: The Pool Funds Administrator is authorized by the Pool Members, the Ancillary Services Provider and the Grid Operator to exercise the rights granted to it under, and shall perform its obligations pursuant to, the Funds Transfer Agreement except that it shall not remove the Pool Banker without the prior written consent of the Executive Committee; and that at the request of the Executive Committee it shall remove the Pool Banker in accordance with the Funds Transfer Agreement. Subject to the agreement of the Pool Banker, the Parties agree promptly to give effect to any amendment to the Funds Transfer Agreement as may be required by the Executive Committee.

4.4 Settlement Account: Each Pool Member, the Ancillary Services Provider and the Grid Operator shall deliver to the Pool Funds Administrator, in the case of a Pool Member, not later than the later of the Effective Date and 10 Business Days (or such lesser number of Business Days as the Executive Committee may, in respect of any Pool Member, by notice to such Pool Member and the Pool Funds Administrator specify) before it is admitted as a Pool Member, in the case of the Ancillary Services Provider, not later than the later of the Effective Date and the date of its admission as a Party and, in the case of the Grid Operator, not later than the date on which the Grid Operator first becomes a Pool Debtor, a duly completed and signed Settlement Account Designation providing details of the Settlement Account to which the Pool Funds Administrator is instructed to make payments to such person and, if such person wishes to designate a second account as its Settlement Account from which payments due from such person are to be transferred in accordance with this Schedule, providing details of such other account.

4.5 Further information: Each Pool Member, the Ancillary Services Provider and the Grid Operator shall also supply to the Pool Funds Administrator and the Executive Committee such information or (as the case may be) further information concerning its Settlement Account as shall be reasonably requested by the Executive Committee or the Pool Funds Administrator.

4.6 Change of Settlement Account: Each Pool Member, the Ancillary Services Provider and the Grid Operator may, in consultation with the Pool Funds Administrator and the Pool Banker, change its Settlement Account at any time by delivering to the Pool Funds Administrator and the Pool Banker a duly completed and signed notice substantially in the form set out in Part 2 of Annex 3 (or in such other form as may from time to time be specified by the Executive Committee) specifying the effective date of the change (which shall be no less than 10 Business Days after the notice is received by the Pool Funds Administrator).

4.7  Maintenance of Settlement Account and Settlement Bank
     Mandate: Each Pool Member, the Ancillary Services Provider and the Grid Operator shall, unless otherwise agreed by the Executive Committee, at all times maintain a Settlement Account and the Pool Funds Administrator shall enter into and maintain a Settlement Bank Mandate with each of the relevant Settlement Banks.

4.8 Details of Accounts: The Pool Funds Administrator shall supply full details to each Pool Member, the Ancillary Services Provider and the Grid Operator of the Pool Clearing Account, the Pool Reserve Account and any relevant Collection Account and, for so long as it is maintained, the Pool Borrowing Account and shall supply the Executive Committee with full details of all Pool Accounts and Settlement Accounts.

5.   ESTABLISHMENT OF TRUSTS

5.1 Trusts: The Pool Funds Administrator shall hold all moneys deposited with or paid to it (other than Pool Reserve Assets) and such rights as may from time to time be vested in it with regard to payment by Pool Members (apart from fees owed or paid to it for its services in accordance with
     Schedule 15 and any amounts payable to it pursuant to that Schedule upon its removal as Pool Funds Administrator or the expiry or termination of its appointment as such), by and from each Pool Debtor or with regard to the provision of Security Cover by each Pool Member or the Grid Operator including:-

     5.1.1 subject as provided in sub-section 5.2, all moneys from time to time standing to the credit of each Pool
          Account other than the Pool Reserve Account and the Pool Borrowing Account;

     5.1.2 all rights of the Pool Funds Administrator to call for payment or Security Cover;

     5.1.3 the Letters of Credit and all rights to, and (subject to sub-section 15.5) moneys representing, any proceeds therefrom other than proceeds repayable by loan in accordance with paragraphs 5.12.5 and 5.16; and

     5.1.4 any interest received or receivable in respect of a Pool Debt or a Pool Account (other than interest on the Pool Reserve Account),

     on trust for Pool Creditors in accordance with their respective individual entitlements as they arise in accordance with the Agreement. Upon termination of the said trust any residual balance after satisfaction of the entitlement of all Pool Creditors shall be held for Providing Members, the Ancillary Services Provider and the Grid Operator in accordance with their respective individual entitlements as they arise in accordance with the Agreement.

5.2 Trusts in respect of the Credit Facility: The Pool Funds Administrator shall hold all moneys from time to time standing to the credit of the Pool Clearing Account on trust first for the Facility Bank to the extent that there is an aggregate amount outstanding under the Credit Facility but on terms that no funds shall be withdrawn in favour of the Facility Bank except in satisfaction of a payment due to the Facility Bank under the terms of the Credit Facility or in accordance with this Schedule and on terms that the Pool Funds Administrator will be entitled to make payments out of the account to Pool Members and other Parties in accordance with the other provisions of this Schedule.

5.3  Rights of Pool Creditors other than the Ancillary Services
     Provider: The respective rights of Pool Creditors other than the Ancillary Services Provider to the assets held by the Pool Funds Administrator on the trusts set out in sub-section 5.1 shall be determined in accordance with the Agreement and in accordance with the following principles:

     5.3.1 the extent of each Pool Creditor's individual rights shall be deemed to consist of the aggregate of the claims (to the extent not paid or otherwise satisfied) of such Pool Creditor in respect of each Settlement Period; and

     5.3.2 the assets referred to in sub-section 5.1 shall be deemed to consist of a series of funds, each fund representing the rights or moneys owed, paid, held or otherwise attributable to each Settlement Period. The Pool Funds Administrator shall not be obliged to segregate moneys into separate funds.

5.4  Rights of Ancillary Services Provider: The rights of the
     Ancillary Services Provider to assets held on trust shall be determined in accordance with Section 23 of Schedule 9.

5.5  Trusts in respect of Pool Reserve Assets: The Pool Funds
     Administrator shall stand possessed of the Pool Reserve
     Assets on the following trusts, that is to say:-

     5.5.1 at any time when no amounts owed by Pool Debtors are overdue, on trust to repay (subject to and in accordance with the provisions of sub-sections 5.8 and 5.9) to each Providing Member and the Grid Operator the respective share of such Providing Member or (as the case may be) the Grid Operator (determined in accordance with sub-section 5.13) of the Pool Reserve Assets; and

     5.5.2 with automatic effect as soon as any amount owed by a Pool Debtor becomes overdue, to hold an amount of the moneys credited from time to time to the Pool Reserve Account equal to the Shortfall or the amount held in the Pool Reserve Account attributable to such Pool Debtor (whichever is less) on the trusts set out in sub-section 5 1 and the balance (if any) shall be held on the trusts set out in paragraph 5.5.1.

5.6 Overdue amounts: In respect of a Pool Debtor and for the purposes of sub-section 5.5, an amount shall be deemed to become overdue at the time at which the Pool Funds Administrator becomes aware that such Pool Debtor has not made or will not make by 12:30 hours payment in full to the credit of the Collection Account of such Pool Debtor of such an amount as it is required on such day to make and, for as long as the Credit Facility remains unconditionally available, the Pool Funds Administrator considers in good faith that the amount in default is not likely to be remedied on the next Business Day and the amount overdue shall be the amount of the Shortfall.

5.7 Shortfall: The term "Shortfall", as used in this Section 5, means the amount from time to time of Notified Payments which have become overdue by application of the rule set out in sub-section 5.6 and which have not subsequently been paid (whether by remittance from a Pool Debtor, payment out of the Reserve Account or a call under a Letter of Credit). To the extent that the Pool Funds Administrator is unable to determine the precise amount of a Shortfall, it shall be deemed to be such amount as the Pool Funds Administrator and the Pool Banker shall agree, or failing agreement, the entire amount of the Notified Payment.

5.8  Providing Members' and the Grid Operator's rights to funds:
     Each Providing Member and the Grid Operator remitting funds for credit to the Pool Reserve Account agrees that the following terms shall apply. None of the remittances shall be repayable until a Providing Member has ceased to be a Pool Member or (as the case may be) the Grid Operator has ceased to be a Party and has paid in full all amounts actually or contingently owed by it to any Pool Creditor, the Settlement System Administrator or the Pool Funds Administrator. Furthermore, if and to the extent that, at any time when an amount would be repayable to a Providing Member or the Grid Operator pursuant to this sub-section 5.8, all or any part of the Providing Member's or the Grid Operator's interest in the Pool Reserve Assets is represented by a loan to a Pool Member or the Grid Operator deemed to be made in accordance with paragraph 21.1.3 or
     21.1.5 the rights of a Providing Member or (as the case may be) the Grid Operator as against the Pool Funds Administrator to receive a payment of its share in the Pool Reserve Assets (or the relevant portion of such share) shall be conditional on repayment in full of the relevant loan.

5.9 Funds not to be withdrawn: Each Providing Member and the Grid Operator undertakes not to seek withdrawal of any funds to which it may be entitled except in the circumstances permitted by sub-section 5.10 or 16.7. The Pool Funds Administrator shall be entitled to disregard any purported notice of withdrawal not complying with this sub-section 5.9.

5.10 Providing Members' and Grid Operator's rights to withdraw funds: Notwithstanding the sub-sections 5.8 and 5.9, if a Providing Member or (as the case may be) the Grid Operator is not in default in respect of any amount owed to a Pool Creditor:-

     5.10.1 the Pool Funds Administrator shall transfer to the relevant Providing Member or the Grid Operator quarterly its share of interest credited to the Pool
          Reserve Account; and

     5.10.2 the Pool Funds Administrator shall transfer to such Providing Member or the Grid Operator within a reasonable time after a written request of such Providing Member or (as the case may be) the Grid Operator therefor any amount of cash which exceeds the amount which such Providing Member or the Grid Operator is required to maintain in the Pool Reserve Account from time to time in accordance with Section 16.

5.11 Waiver of Providing Members' and Grid Operator's rights:
     Each Providing Member and the Grid Operator waives any right it might otherwise have to set off against any obligation owed to the Pool Funds Administrator, the Pool Banker, any Pool Member, the Ancillary Services Provider or the Grid Operator any claims such Providing Member or the Grid Operator may have to or in respect of the Pool Reserve Assets.

5.12 Pool Reserve Assets: "Pool Reserve Assets" means the aggregate of:-

     5.12.1    amounts from time to time credited to the Pool
          Reserve Account;

     5.12.2    amounts which any Providing Member or the Grid
          Operator is from time to time obligated to pay tot he
          Pool Funds Administrator for credit to the Pool Resrve
          Account and claims in respect of such amounts;

     5.12.3    interest accrued and accruing on the Pool Reserve
          Account;

     5.12.4 any amounts credited to the Pool Reserve Account pursuant to paragraph 15.4.3; and

     5.12.5 any loans deemed to be made from any amounts credited to the Pool Reserve Account pursuant to paragraph 21.1.3 or 21.1.5.

5.13 Providing Members' and Grid Operator's rights and interests in the Pool Reserve Account: At any time when it is necessary to determine the respective rights and interests of Providing Members and the Grid Operator in and to funds standing to the credit of the Pool Reserve Account, such rights shall be determined in accordance with the following rules:-

     5.13.1 any amount withdrawn from the Pool Reserve Account following the occurrence of a Shortfall which the Pool Funds Administrator has determined to be attributable to a particular Providing Member or (as the case may be) the Grid Operator (the "Relevant Provider") (irrespective of the existence or otherwise of actual fault on the part of the Relevant Provider) shall in the first instance reduce pro tanto the Relevant Provider's interest in the Pool Reserve Assets;

     5.13.2 if, in any circumstances described in paragraph 5.13.1, the Shortfall exceeds the Relevant Provider's interest in the Pool Reserve Account, then any excess required to be withdrawn from the Pool Reserve Account shall reduce the respective interests of Providing Members and the Grid Operator, other than the Relevant Provider, in proportion to their respective interests in the Pool Reserve Account prior to the withdrawal;

     5.13.3 any proceeds of a Letter of Credit which are to be credited to the Pool Reserve Account pursuant to sub-
          section 5.16, and any amounts paid by a Relevant Provider to make up a payment out of the Pool Reserve Account, shall be applied in priority in or towards reinstating (rateably among themselves) the respective interests of Providing Members and the Grid Operator other than the Relevant Provider in the Pool Reserve Account;

     5.13.4 subject to the rules set out in paragraphs 5.13.1 to 5.13.3 (inclusive), the respective rights of each Providing Member and the Grid Operator in and to funds standing to the credit of the Pool Reserve Account shall be to receive (subject to sub-sections 5.8 and 5.9) an amount equal to the aggregate amounts remitted by the Providing Member and the Grid Operator to the Pool Reserve Account and not subsequently withdrawn, together with a proportionate share of any interest from time to time credited to the Pool Reserve Account; and

     5.13.5 in the absence of a Shortfall, any amounts credited to the Pool Reserve Account following a call under a Letter of Credit pursuant to sub-section 15.5 shall be considered as an interest in the Pool Reserve Assets of the Relevant Provider in respect of the relevant Letter of Credit.

5.14 Overpayments to be held on trust: If and to the extent that payments under this Schedule actually made on any day by the Pool Funds Administrator to Pool Members or the Ancillary Services Provider in respect of supplies of electricity under the Agreement or the provision of Ancillary Services do not correspond exactly with their respective payment entitlements established in accordance with the Agreement in relation to supplies of electricity or the provision of Ancillary Services in respect of that same day, then the person receiving any overpayment shall receive and be deemed to hold the amount of such overpayment on trust for the Pool Member or rateably for the Pool Members, the Ancillary Services Provider or (as the case may be) for the Grid Operator which, in respect of that same day was (were) underpaid and, on the written instruction of the Pool Funds Administrator, shall account in accordance with sub-section
     23.2 to the Pool Funds Administrator accordingly for redistribution of the moneys.

5.15 Reimbursement of overpayments: Subject to sub-sections 5.8 and 5.14, all payments under this Schedule shall be made on the basis that a Pool Member or the Grid Operator shall only be entitled to claim reimbursement of an overpayment made by it (whether to the Pool Funds Administrator or (through the Pool Funds Administrator) to another Pool Member, the Ancillary Services Provider or the Grid Operator) if, and then only to the extent that:-

     (a) the aggregate amounts paid by the Pool Member or (as the case may be) the Grid Operator in respect of the relevant Payment Date exceed

     (b) the total amounts payable by that Pool member or (as the case may be) the Grid Operator to Pool Creditors in respect of that Payment Date together with all amounts (if any) overdue by that Pool Member or (as the case may be) the Grid Operator in respect of periods prior to the relevant Payment Date.

5.16 Repayment of Loans: Notwithstanding their rights pursuant to sub-section 5.1 in and to Letters of Credit and the proceeds thereof, Pool Creditors agree that if:-

     5.16.1 a payment is received under a Letter of Credit after a sum has been withdrawn from the Pool Reserve Account to make good (in whole or in part) a discrepancy between amounts owed and amounts received by the due time on a particular Payment Date; and

     5.16.2    the aggregate of the amounts paid out of the Pool
          Reserve Account and paid under the Letter of Credit exceeds the amounts owed in respect of the relevant
          Payment Date,

     then any excess paid under the Letter of Credit over the amount then remaining unpaid in respect of the relevant Payment Date shall be credited to the Pool Reserve Account. Where appropriate, any such credit shall pro tanto constitute repayment of any loans deemed to be made pursuant to paragraphs 21.1.3 or 21.1.5.

5.17 No claim for breach of trust: Provided that the Pool Funds Administrator carries out its duties under the Agreement, none of the Pool Members, Ancillary Services Provider nor the Grid Operator shall have any claim against the Pool Funds Administrator for breach of trust or fiduciary duty arising solely out of any discrepancy between payments actually made in respect of any day and the entitlement of Pool Members, Ancillary Services Provider or the Grid Operator to receive payments in respect of that same day.

6.   POOL LEDGER ACCOUNTS

     6.1 Maintenance of Pool Ledger Accounts: The Pool Funds Administrator shall maintain ledger accounts showing all amounts payable and receivable by each Pool Member, the Ancillary Services Provider and the Grid Operator according to calculations made and notifications issued by the Pool Funds Administrator pursuant to this Schedule.

     6.2 Ledger extracts: Each Pool Member, the Ancillary Services Provider and the Grid Operator shall be entitled to receive a quarterly extract of the ledger account which is relevant to it showing all amounts debited and credited to its account provided that, if a Pool Member, the Ancillary Services Provider or the Grid Operator so requests of the Pool Funds Administrator, it shall be entitled to receive a monthly extract of such ledger account.

     6.3 Certified copy extracts: Without prejudice to the generality of the general duties and responsibilities of the Pool Funds Administrator set out in Schedule 15, in the event of any enforcement proceedings being brought by a Pool Creditor against a non-paying Pool Member or the Grid Operator, the Pool Funds Administrator shall forthwith upon request being made to it at the cost of the requesting Pool Creditor provide a certified copy of an extract of the ledger accounts sufficient to establish the details of each transaction in respect of which the Pool Creditor has a claim against the non-paying Pool Member or the Grid Operator.

     6.4 Confidentiality: The ledger accounts maintained by the Pool Funds Administrator shall be kept confidential in accordance with Part XVIII of the Agreement from Committee Members and from all Pool Members and the Grid Operator (except as required pursuant to Clause
          63.1.5 or 63.1.6 or sub-section 6.2 or 6.3) but the Pool Funds Administrator shall disclose such ledger accounts to the Pool Auditor for the purpose of any audit requested to be conducted pursuant to Part IX of the Agreement.

     6.5 Information: Any extract of a ledger account of any other records, data or information provided pursuant to Clause 63.1.5 or 63.1.6 or sub-section 6.2 (collectively referred to in this Section 6 as the "information") shall, save in the case of manifest error, be deemed prima facie evidence of its contents.

     6.6 Review of extracts: Each Pool Member, the Ancillary Services Provider and the Grid Operator shall promptly review all extracts of ledger accounts sent to it and shall (without prejudice to any of its rights under the Agreement) where practicable within 10 Business Days after receiving such information notify the Pool Funds Administrator of any errors in such account of which it is aware.

     6.7 Dispute of accuracy: If the Pool Funds Administrator at any time receives a notice disputing the accuracy of any ledger account, records, data or information, it shall consult with the Pool Member who gave the notice, the Ancillary Services Provider or (as the case may be) the Grid Operator and each shall use all reasonable endeavours to agree the information. Promptly after agreement is reached, the Pool Funds Administrator shall, if necessary, issue corrected information and notifications under the provisions of sub-section 17.8.

[Section 7 to 14 (inclusive) not used].

                             PART 3

              SECURITY COVER AND CREDIT MONITORING

15.  SECURITY COVER

15.1 Provision of Security Cover: Each Providing Member and the
     Grid Operator shall provide Security Cover from time to time in accordance with the following provisions:-

     15.1.1 each Providing Member and the Grid Operator (with the exception of any entity of or wholly-owned or Controlled by the United Kingdom Government) shall:-

          (a) deliver to the Pool Funds Administrator evidence reasonably satisfactory to the Executive Committee that:

               (i)  it presently holds an Approved Credit Rating;
                    or

               (ii) it has provided and is not in default under
                    alternative or additional security as may be approved from time to time by unanimous decision of all Committee Members (Committee Members being under no obligation to approve any such security); or

          (b)  comply with the provisions of paragraph 15.1.3;

     15.1.2 in addition to the provisions of paragraph 15.1.1 but subject as provided in Sections 21.12 and 25:-

          (a) each Supplier (including any Supplier which is an entity of or wholly-owned or Controlled by the United Kingdom Government) shall, not later than the date of its admission as a Pool Member, deliver to the Pool Funds Administrator:

               (i) a Letter of Credit (available for an initial period of not less than 12 months); and

               (ii) cash for credit to the Pool Reserve Account,

               in both cases in such amount as shall be notified by the Executive Committee in accordance with
               Section 16; and

          (b) each Providing Member, not being a Supplier, (including any entity of or wholly-owned or Controlled by the United Kingdom Government and not referred to in paragraph 15.1.2(a) above) shall, not later than the date of its admission as a Pool Member or 31st March, 1995 (whichever is the later) and the Grid Operator shall, not later than 1st April, 1997, deliver to the Pool Funds
               Administrator:

               (i) a Letter of Credit (available for an initial period of not less than 12 months); and

               (ii) cash for credit to the Pool Reserve Account,

               in both cases in such amount as shall be notified by the Executive Committee in accordance with
               Section 16;

     15.1.3 each Providing Member and the Grid Operator mentioned in paragraph 15.1.1 to which paragraph (b) of paragraph 15.1.1 applies and (if paragraph (b) of paragraph 15.1.1 applies to it) the Grid Operator shall immediately be required (in addition to its obligations, if any, under paragraph 15.1.2) to deliver to the Pool Funds Administrator a Letter of Credit (available for an initial period of not less than 12 months) or cash for credit to the Pool Reserve Account in such amount and in such proportions as shall be notified by the Executive Committee in accordance with
          Section 16.

15.2 Letters of Credit: For the avoidance of doubt nothing in sub-section 15.1 or 15.6 shall prevent any Providing Member or the Grid Operator from delivering a single Letter of Credit in respect of its obligations under paragraphs 15.1.2 and 1 5.1 .3.

15.3 Cash deposit: Any cash amount delivered to the Pool Funds
     Administrator for credit to the Pool Reserve Account shall be held on the terms set out in Section 5. Amounts standing to the credit of the Pool Reserve Account shall bear interest at the Reserve Interest Rate.

15.4 Maintenance of Security Cover: Each Providing Member and the Grid Operator shall be required to provide and at all times thereafter maintain a Security Amount equal to or more than the Security Cover applicable to it in such aggregate amount as shall be set from time to time in accordance with this
     Part 3. Immediately upon any reduction occurring in the Security Amount provided by any Providing Member or the Grid Operator or any Letter of Credit being for any reason drawn down (and including the deemed making of any loan to that Providing Member or the Grid Operator under the provisions of paragraph 21.1.3 or 21.1.5) the Providing Member or as the case may be) the Grid Operator will procure that new Letters of Credit are issued or existing Letters of Credit are reinstated (to the satisfaction of the Pool Funds Administrator) to their full value or that cash is placed to the credit of the Pool Reserve Account in an amount required to restore the Security Amount to an amount at least equal to the Security Cover applicable to the Providing Member or (as the case may be) the Grid Operator and in such proportions of Letters of Credit and cash as this Part 3 requires. Not later than 10 Business Days before any outstanding Letter of Credit is due to expire, the Providing Member or the Grid Operator providing such Letter of Credit shall procure to the satisfaction of the Pool Funds Administrator that its required Security Amount will be available for a further period of not less than 12 months which may be done in one of the following ways:

     15.4.1 (subject to the issuing bank continuing to have the credit rating referred to in sub-section 15.6) provide the Pool Funds Administrator with confirmation from the issuing bank that the validity of the Letter of Credit has been extended for a period of not less than 12 months on the same terms and otherwise for such amount as is required by this Part 3; or

     15.4.2 provide the Pool Funds Administrator with a new Letter of Credit issued by an issuing bank with the credit rating required by this Schedule for an amount at least equal to the required Security Amount applicable to it (less its balance on the Pool Reserve Account) which Letter of Credit shall be available for a period of not less than 12 months; or

     15.4.3    procure such transfer to the Pool Funds
          Administrator for credit to the Pool Reserve Account as shall ensure that the credit balance applicable to it standing to the credit of the Pool Reserve Account shall be at least equal to the required Security
          Amount.

15.5 Failure to supply Security Cover: If a Providing Member or the Grid Operator fails at any time to provide Security Cover to the satisfaction of the Pool Funds Administrator in accordance with the provisions of this Section 15, the Pool Funds Administrator may at any time while such default continues, and if at such time any Letter of Credit forming part of the Security Cover is due to expire within nine Business Days it shall immediately, and without notice to such Providing Member or (as the case may be) the Grid Operator, demand payment of the entire amount of any outstanding Letter of Credit and shall credit the proceeds of the Letter of Credit to the Pool Reserve Account to be held on the terms and on the trusts set out in Section 5.

15.6 Substitute Letter of Credit: If the bank issuing the Letter of Credit of any Providing Member or the Grid Operator ceases to have the credit rating as is set out in sub-section 1.1 under "Letter of Credit", such Providing Member or (as the case may be) the Grid Operator shall forthwith procure the issue of a substitute Letter of Credit by a bank that has such credit rating.

16.  CREDIT MONITORING

16.1 Determination of Security Cover: The amount of Security Cover which each Providing Member and the Grid Operator shall be required to maintain and, in respect of the amounts of Security Cover to be provided under paragraph 15.1.2 (so long as applicable) and paragraph 15.1.3 the proportions as between cash and Letter of Credit that may be permitted, shall be determined from time to time by the Executive Committee in consultation with the Pool Funds Administrator in accordance with this Section 16 and on the basis of the criteria set out in sub-section 16.2, and shall be notified to such Providing Member or (as the case may be) the Grid Operator, and to the Pool Funds Administrator.

16.2 Criteria for provision of Security Cover:

     16.2.1 If paragraph (b) of paragraph 15.1.1 applies to a Providing Member or the Grid Operator, the amount of Security Cover required to be provided by such Providing Member or (as the case may be) the Grid Operator in addition to the amounts referred to in paragraph 15.1.2 (so long as applicable) shall be provided by Letter of Credit in an amount to be assessed by the Executive Committee in consultation with the Pool Funds Administrator as the aggregate amounts payable pursuant to the Agreement by the relevant Providing Member or (as the case may be) the Grid Operator in respect of purchases of, or as the case may be, prospective purchases of electricity (including Ancillary Services) made by the relevant Providing Member or in respect of sums payable in accordance with Clause 49 of the Agreement by the Grid Operator over a 28 day period, as determined by the Executive Committee provided that with the approval of the Executive Committee, all or part of the required Security Cover may be provided in cash credited to the Pool Reserve Account.

     16.2.2 In respect of all Providing Members and the Grid Operator, the amounts required to be provided by each of them which are referred to in paragraph 15.1.2 (so long as applicable) shall (subject as provided in sub-section 21.12 and Section 25) be initially as to a minimum of 20 per cent. in cash and the remainder by way of Letter of Credit, and thereafter as revised by the Executive Committee. Such amounts shall be assessed by the Executive Committee in consultation with the Pool Funds Administrator to cover banking error and to minimize reductions of payments to Pool Creditors.

16.3 Six monthly variation: In respect of paragraphs 16.2.1 and 16.2.2, the Executive Committee shall calculate two amounts for the two six-month periods commencing 1st April and 1st October in each year and shall advise the Pool Funds Administrator and the relevant Providing Members or (as the case may be) the Grid Operator accordingly. Such six monthly variation shall not apply to paragraph 16.2.2 where Section 25 is applicable.

16.4 Review of Security Cover: The Pool Funds Administrator shall keep under review the Security Amounts relating to each Providing Member and the uric Operator and shall promptly advise the Executive Committee, the relevant Providing Member or (as the case may be) the Grid Operator whenever the Security Cover maintained by such Providing Member or (as the case may be) the Grid Operator is significantly more or less than the amount required to be maintained pursuant to this Part 3.

16.5 Increase or Decrease of Security Cover: If, after considering the recommendations of the Pool Funds Administrator and any representations which may be made by the relevant Providing Member or (as the case may be) the Grid Operator, the Executive Committee determines that the Security Cover of a Providing Member or the Grid Operator should be increased or decreased, it shall so notify the Providing Member or the Grid Operator (as the case may be), the Pool Funds Administrator and the Director. If the Executive Committee determines that such Security Cover should be decreased, the Providing Member or (as the case may be) the Grid Operator consents and the Director so approves, that reduction shall take place. The Pool Funds Administrator shall consent to an appropriate reduction in the available amount of any outstanding Letter of Credit and/or shall repay to the Providing Member or (as the case may be) the Grid Operator such part of the deposit held in the Pool Reserve Account for the account of such Providing Member or the Grid Operator (together with all accrued interest on the part to be repaid) sufficient to reduce the Providing Member's or Grid Operator's Security Amount to the level of Security Cover applicable to it. If the Executive Committee determines that the Providing Member's or the Grid Operator's Security Cover should be increased, the relevant Providing Member or (as the case may be) the Grid Operator shall, within five Business Days of notice as aforesaid, procure an additional or replacement Letter of Credit or transfer to the Pool Funds Administrator a cash deposit for credit to the Pool Reserve Account in an amount sufficient to increase its Security Amount so as to be at least equal to the level of Security Cover applicable to it.

16.6 Notification in respect of Security Cover: The Pool Funds
     Administrator shall notify the Executive Committee, the Settlement System Administrator and the Director promptly if:

     16.6.1 a Providing Member or the Grid Operator fails to provide, extend or renew a Letter of Credit which it is required to maintain pursuant to Section 15; or

     16.6.2 the Pool Funds Administrator shall make a call under any such Letter of Credit; or

     16.6.3 the Pool Funds Administrator becomes aware that a Providing Member or the Grid Operator (a) shall cease to retain an Approved Credit Rating, or (b) shall be placed on credit watch by the relevant credit rating agency (or becomes subject to an equivalent procedure) which in any case casts doubt on the Providing Member or the Grid Operator retaining an Approved Credit Rating, or (c) shall be in default under the additional or alternative security referred to in paragraph 15.1.1; or

     16.6.4    the Security Amount in relation to any Providing
          Member or the Grid Operator is at any time less than the level of its required Security Cover for the time being; or

     16.6.5 the Pool Funds Administrator becomes aware that any bank that has issued a Letter of Credit which has not expired ceases to have the credit rating required by this Schedule.

16.7 Release from Security Cover Obligations: Upon a Providing Member ceasing to be a Pool Member or the Grid Operator ceasing to be a Party to the Agreement (as the case may be) and provided that all amounts owed by the Providing Member or the Grid Operator have been duly and Annually paid and that it is not otherwise in default in any respect under the Agreement, the Providing Member or the Grid Operator shall be released from the obligation to maintain Security Cover and the Pool Funds Administrator shall consent to the revocation of any outstanding Letter of Credit.

16.8 No liability for amount of Security Cover: Any recommendations made by the Pool Funds Administrator pursuant to this Section 16 shall be given in good faith. Any instructions given by the Executive Committee in respect of the amount of Security Cover to be maintained by a Providing Member or the Grid Operator if given in good faith shall, insofar as applicable in terms of this Schedule, be binding on all Pool Members, the Ancillary Services Provider and the Grid Operator and neither the Pool Funds Administrator nor any Committee Member shall incur any liability by reason of the Security Cover of a Providing Member or the Grid Operator proving to be inadequate or excessive.

                             PART 4

                 BILLING AND PAYMENT PROCEDURES

17.  RECEIPT AND VERIFICATION OF INFORMATION

17.1 Receipt of Information from Settlement System Administrator:
     Not later than 12.00 hours on the Notification Date the Pool Funds Administrator shall require of, and take all steps available to it to procure from, the Settlement System Administrator, and the Settlement System Administrator shall use its best endeavours to provide to the Pool Funds Administrator, the information referred to in sub-sections
     17.2 to 17.5 (inclusive) concerning supplies of electricity, the provision of Ancillary Services and the sums payable in relation to Transport Uplift in respect of each Settlement Day.

17.2 Information for each Settlement Day: The information required in respect of each Settlement Day is as follows:

     17.2.1    the Settlement Day;

     17.2.2    the corresponding Payment Date;

     17.2.3    the Settlement Run identification number;

     17.2.4 the total amount owing in accordance with the Agreement (exclusive of United Kingdom Value Added Tax) in respect of electricity supplied and Ancillary
          Services provided and Transport Uplift due during each Settlement Day; and

     17.2.5    the total amount owing (exclusive of United
          Kingdom Value Added Tax) in respect of Ancillary
          Services provided during each Settlement Day.

17.3 Information - taking of electricity: The information required in respect of each Pool Member taking electricity in each Settlement Day is as follows:

     17.3.1    the Pool Member's identification number;

     17.3.2    the Pool Member's name; and

     17.3.3 the total amount owing in accordance with the Agreement (exclusive of United Kingdom Value Added Tax) in respect of electricity taken by such Pool Member during each Settlement Day.

17.4 Information - provision of electricity: The information required in respect of each Pool Member providing electricity during each Settlement Day is as follows:

     17.4.1    the Pool Member's identification number;

     17.4.2    the Pool Member's name; and

     17.4.3 the total amount owing in accordance with this Agreement (exclusive of United Kingdom Value Added Tax) in respect of electricity provided by such Pool Member during each Settlement Day.

17.5 Information - Ancillary Services Provider and Grid Operator:
     The information required in relation to the Ancillary Services Provider and the Grid Operator in respect of each Settlement Day is the total amount receivable in accordance with the Agreement by the Ancillary Services Provider (exclusive of United Kingdom Value Added Tax) for the provision of Ancillary Services during each Settlement Day and the total amount (exclusive of United Kingdom Value :Added Tax) payable by the Grid Operator in relation to Transport Uplift (including in relation to Ancillary Services) during each Settlement Day.

17.6 Verification of Information: Upon receipt of the information supplied by the Settlement System Administrator, the Pool Funds Administrator shall verify whether, on the basis of such information, the sum of the amounts shown to be receivable by each Pool Member in respect of its sales of electricity plus the amount shown to be payable to the Ancillary Services Provider in respect of its provision of Ancillary Services on the relevant Settlement Day is equal to the sum of the amounts shown to be payable by each Pool Member in respect of its purchases of electricity on the same Settlement Day and by the Grid Operator in relation to Transport Uplift.

17.7 Deemed Verification: Unless the Pool Funds Administrator shall, by close of business on the Notification Date, otherwise inform the Settlement System Administrator, each Pool Member, the Ancillary Services Provider and the Grid Operator to the contrary before the Payment Date, the information provided by the Settlement System Administrator shall be deemed to be verified.

17.8 Rectification of Errors: If the Pool Funds Administrator determines that the information provided by the Settlement System Administrator cannot be verified in accordance with sub-section 17.6, it shall as soon as possible notify the Settlement System Administrator, each Pool Member, the Ancillary Services Provider and the Grid Operator accordingly and require the Settlement System Administrator to correct any errors and obtain the Pool Funds Administrator's verification of the corrected information as quickly as possible. As soon as the Pool Funds Administrator verifies that the information provided by the Settlement System Administrator can be verified in accordance with sub section 17.6, the Pool Funds Administrator shall notify the Settlement System Administrator, each Pool Member, the Ancillary Services Provider and the Grid Operator of the verified information required to be given pursuant to sub section 17.6. The Settlement System Administrator shall use its best endeavours to provide such corrected information as may be necessary for the Pool Funds Administrator to issue verification.

17.9 Amounts in Advice Notes; Adjustments:

     17.9.1 The amounts to be incorporated in the Advice Notes in accordance with sub-section 18.1 (and in all cases together with United Kingdom Value Added Tax thereon) shall be:

          (a) if verification has been made in accordance with subsection 17.6, the full relevant amounts so verified;

          (b) to the extent verification can reasonably be made in circumstances where all the information cannot be fully verified as described in sub-section 17.6, those amounts which are shown against the name of each Pool Debtor in such information as is received under the provisions of sub-section 17.1 (whether or not such information is an estimate only) and such amounts will be shared amongst the relevant Pool Creditors in the proportion which the amount shown as due to each of them in such information as aforesaid bears to the amounts which are so shown as due to all of them; and

          (c) to the extent that for any reason whatever the amounts to be paid cannot be verified at all (including, but not limited to, application of Force Majoure and failure to provide information on the part of the Settlement System Administrator) or the appropriate calculations to permit payment in accordance with sub-paragraph
               (b) above cannot properly be made, the same as the amounts calculated as being payable by and to Pool Members, to the Ancillary Services Provider and by the Grid Operator in respect of the last same day of the week in respect of which payments were verified under sub-section 17.6 (provided that any Pool Member who was not at that earlier time a Pool Member, or vice versa, shall be ignored and such adjustment made as the Pool Funds Administrator considers appropriate).

     17.9.2 In the event that payments are made in the circumstances set out in paragraph 17.9.1(b) or (c), the Settlement System Administrator in conjunction with the Pool Funds Administrator shall, as soon as actual verification can thereafter be made, make such adjustments as may be necessary (and, where relevant, apply interest at the Reserve Interest Rate or at such rate as shall be set from time to time by the Executive Committee) to account for any differences between payments made and actual verified payment information.

17.10 Postponed Payment Date: If for any reason beyond the reasonable control of the Pool Funds Administrator it is not possible, after application of sub-section 17.9, for the Pool Funds Administrator to determine by the close of business on the Notification Date the amounts to be incorporated in the Advice Notes, the Pool Funds Administrator shall inform the Settlement System Administrator, each Pool Member, the Ancillary Services Provider and the Grid Operator that the Payment Date shall be postponed so that it falls on the second Business Day after the day on which the Pool Funds Administrator verifies the information provided by the Settlement System Administrator pursuant to sub-section 17.6 (any such Payment Date being the "Postponed Payment Date" and a reference to a Payment Date in this Schedule shall where applicable include a reference to a Postponed Payment Date). On the Postponed Payment Date, each Pool Member who took electricity on the Settlement Day to which the Postponed Payment Date applies and the Grid Operator shall pay interest on all such amounts for each day from and including the originally scheduled Payment Date to (but excluding) the Postponed Payment Date at such rate as shall be set from time to time by the Executive Committee or, in the absence of such rate, at the Reserve Interest Rate and all Pool Members who supplied electricity and the Ancillary Services Provider on such Settlement Day shall be entitled to receive in addition to the amounts that they are entitled to receive in respect of such supplies, interest on such amounts for each day during the same period and at the same rate. Interest shall accrue from day to day and shall be calculated by the Pool Funds Administrator on a 365 day year basis.

17.11 Further notification: Where instructed by the Executive Committee, or where there is an award by a Court of competent jurisdiction or an arbitrator, or a decision of the Pool Auditor or where rendered appropriate by Clause 52, the Pool Funds Administrator shall issue further or other notification to the Pool Members, the Ancillary Services Provider and the Grid Operator in accordance with the provisions of this Section 17; and the Business Day which falls five Business Days after the date of such notification or earlier if practicable shall be a Payment Date.

17.12 Payment by Pool Debtor: Without prejudice to its obligations in respect of supplies of electricity in accordance with the provisions of the Agreement, each Pool Debtor shall without defense, set-off or counterclaim (but without prejudice to any other rights or remedies available to such Pool Debtor) make payment on the relevant Payment Date of the full amount (including United Kingdom Value Added Tax) so notified as being payable by it for the account of those Pool Members and, as the case may be, the Ancillary Services Provider so notified as being entitled to receive payments. Payment shall be made in accordance with the terms of this Schedule. For the avoidance of doubt no payment made shall be treated as being paid on account or subject to any condition or reservation, notwithstanding the provisions for the making of subsequent adjusting payments provided in this Schedule. The provisions of sub-section
     5.14 shall apply to any payment insofar as it is or may constitute an overpayment.

17.13 Liability several: Save as otherwise expressly provided, the liability of each Pool Member and the Grid Operator for amounts payable by it pursuant to this Schedule is several and no Pool Member shall be liable for the default of any other Pool Member or the Grid Operator and the Grid Operator shall not be liable for the default of any Pool Member.

18.  ADVICE NOTES

18.1 Despatch of Advice Notes: Not later than 17.00 hours on the relevant Notification Date (and, if this is not practicable, in good time (as that expression is explained in more detail in the relevant Agreed Procedure) to enable Pool Members, the Ancillary Services Provider and the Grid Operator to give all necessary instructions for payments to be effected on the relevant Payment Date) the Pool Funds Administrator shall:

     18.1.1 despatch to Pool Members, the Ancillary Services Provider and the Grid Operator Advice Notes showing amounts (inclusive of United Kingdom Value Added Tax) which, according to its calculations, are to be paid by or to each Pool Member, the Ancillary Services Provider and the Grid Operator on each Payment Date in respect of supplies of electricity, the provision of Ancillary Services and sums to be paid in relation to Transport Uplift during each Settlement Day to which that Notification Date relates;

     18.1.2 notify each Settlement Bank of amounts payable by the Pool Members, the Ancillary Services Provider or the Grid Operator maintaining a Settlement Account at the relevant Settlement Bank; and

     18.1.3 notify the Pool Banker of the amount to be remitted to the Pool Clearing Account by each Settlement Bank.

18.2Method of despatch: All Advice Notes shall be despatched by the means established in accordance with paragraphs 3.1.1 and 3.1.5, or by such other means as the Executive Committee may reasonably direct.

18.3Content of Advice Notes: All Advice Notes will include an appropriate indication if payment is being made under the provisions of paragraph 17.9.1(b), 17.9.1(c) or 17.9.2.

18.4Interest: Where interest is payable by or to any Pool
    Member, the Ancillary Services Provider or the Grid Operator pursuant to this Schedule, the Pool Funds Administrator shall, at the same time as it despatches the Advice Notes, despatch to each Pool Member and the Ancillary Services Provider who is required to pay interest and to each Pool Member, the Ancillary Services Provider and the Grid Operator who is entitled to receive interest a statement showing the amount of interest payable or receivable by it, the rate of interest applicable thereto and the amount (if any) of tax to be withheld.

19.  PAYMENT PROCEDURE

19.1Instructions for payment: Each Pool Member, the Ancillary
    Services Provider and the Grid Operator shall, in respect of each Payment Date on which it is under an obligation to make a payment under this Schedule, make such arrangements as will ensure that such payment is credited to the relevant Collection Account in sufficient time to allow such Settlement Bank to make irrevocable arrangements to remit to the Pool Clearing Account by 12.30 hours the amount payable by that Pool Member, the Ancillary Services Provider or (as the case may be) the Grid Operator in respect of that Payment Date. Each Pool Member, the Ancillary Services Provider and the Grid Operator shall ensure all remittances by its bank to the relevant Collection Account shall be remittances for value on the relevant Payment Date.

19.2Pool Funds Administrator's responsibilities:

     19.2.1 As soon as practicable and in any event not later than 13.00 hours on each Payment Date the Pool Funds Administrator shall take such action as is required to ensure that all amounts required to be credited to each Collection Account on such Payment Date have been so credited (or if not so credited, the reason therefor established).

     19.2.2 As soon as practicable and in any event not later than 13.30 hours on each Payment Date the Pool Funds Administrator shall take such action as is required to ensure that all amounts credited to each Collection Account on such Payment Date in accordance with sub-section 19.1 have been remitted to the Pool Clearing Account.

     19.2.3 As soon as practicable and in any event not later than 14.30 hours on each Payment Date the Pool Funds Administrator shall take such action as is required to ensure that it verifies the actual amounts credited to each Collection Account and remitted to the Pool Clearing Account on or before 13.30 hours on that Payment Date and the aggregate of such amounts.

19.3 Non-payment: If a Pool Member or the Grid Operator becomes aware that a payment for which it is responsible will not be credited to the relevant Collection Account by 12.30 hours on the relevant Payment Date, it will immediately notify the Pool Funds Administrator, giving all details available to the Pool Member or (as the case may be) the Grid Operator. The Pool Funds Administrator shall, as soon as it becomes aware that a payment will not be remitted, use its best endeavours to establish the cause of non-payment.

19.4 Excess payments: If by 12.30 hours on any Payment Date the Pool Funds Administrator is advised by a Settlement Bank that the Settlement Bank will be making a payment in excess of the amount notified to the Pool Member or the Grid Operator pursuant to sub-section 18.1 in respect of that Payment Date, or if the Pool Banker notifies the Pool Funds Administrator by 13.30 hours that amounts greater than the amounts notified to the Pool Banker pursuant to paragraph
     18.1.3 have been credited to the Pool Clearing Account, the Pool Funds Administrator shall use its best endeavours to ascertain the nature of the excess payment, to calculate the entitlement to such payment and to instruct the Pool Banker. by 14.30 hours that day to credit the appropriate Settlement Account(s) with the amount determined by the Pool Funds Administrator as falling due to each Pool Creditor in accordance with this Schedule provided that, where an External Pool Member makes a payment in excess of the amount owing by it on any Payment Date and the reason for such overpayment is the difficulty in remitting funds on a future Payment Date because of the mismatch of bank and public holidays between countries, the Pool Funds Administrator shall instruct the Pool Banker to credit the Pool Reserve Account with the amount of the excess. Any Pool Member or the Grid Operator who instructs its bank to make a payment in excess of the amount owing by that Pool Member or (as the case may be) the Grid Operator on any Payment Date shall simultaneously with giving such instructions advise the Pool Funds Administrator in writing of the amount of the excess payment providing a description of what the Pool Member or the Grid Operator considers the excess payment relates to.

19.5 Payment to Pool Creditors: The Pool Funds Administrator shall, prior to 14.30 hours on each day, calculate the amounts available for distribution to Pool Creditors on that day. As soon as practicable and not later than 14.30 hours on that day the Pool Funds Administrator shall give irrevocable instructions to the Pool Banker to remit from the Pool Clearing Account to the relevant Settlement Accounts maintained by the Pool Creditors the aggregate of amounts determined by the Pool Funds Administrator to be available for payment to Pool Creditors and, if required, to transfer amounts from the Pool Reserve Account or the Pool Borrowing Account to the Pool Clearing Account or vice versa.

19.6 Making good the Pool Reserve Account: If the Pool Reserve Account is debited or credited in or towards clearing the Pool Clearing Account, the Pool Funds Administrator shall as soon as possible thereafter take the necessary steps, including making any calculations or taking any action in accordance with Section 21, to reverse the debit or credit to the Pool Reserve Account and/or to make a call under a Letter of Credit.

19.7 Prohibition on transfers: The Pool Funds Administrator shall not at any time instruct the Pool Banker to transfer any sum from a Pool Account to another account (not being a Pool
     Account) unless that account is a Settlement Account.

19.8 Application of payments: Where payments in respect of more than one Settlement Day are required to be settled on a Payment Date, payments in respect of the longest outstanding Settlement Day shall be, and be deemed to be, settled first.

19.9 Bank contacts: Upon written request of the Pool Funds Administrator each Pool Member, the Ancillary Services Provider and the Grid Operator shall provide the Pool Funds Administrator in writing with the name of, and communication details for, one or more individuals at the branch of its Settlement Bank from which payments or payment instructions required to be made or given by it pursuant to this Schedule originate (the "Local Branch") who is (are) familiar with the payment procedures set out in this Section 19 applicable to such Pool Member, the Ancillary Services Provider or (as the case may be) the Grid Operator, and shall promptly advise the Pool Funds Administrator in writing of any change of any such individual or his communication details. Each Pool Member, the Ancillary Services Provider and the Grid Operator hereby authorizes the Pool Funds Administrator to contact any such individual to enquire in respect of any Payment Date whether and in respect of what amount instructions have been given for the remittance of any payment required to be made by such Pool Member, the Ancillary Services Provider or (as the case may be) the Grid Operator under this Schedule and/or whether such payment has been remitted or otherwise made as provided for in this Schedule, and undertakes not to withdraw, qualify or revoke such authority at any time. Each Pool Member, the Ancillary Services Provider and the Grid Operator shall instruct its Local Branch to co-operate with the Pool Funds Administrator accordingly and to provide the Pool Funds Administrator with all such information as is necessary to answer such enquiries. The Pool Funds Administrator shall comply with all reasonable security arrangements imposed by the relevant Pool Member, the Ancillary Services Provider or the Grid Operator or any Local Branch.

20.  ALTERNATIVE PAYMENT PROCEDURE

20.1 Alternative Payment procedure: Without prejudice to other obligations in the Agreement not substituted by the provisions of this Section 20, the provisions set out in this Section 20 shall apply:

     20.1.1 if, on the Effective Date, it has not been possible to establish the Notified Payments System (in which case they shall continue to apply until the Notified Payments System is established, or until such other time as the Executive Committee may determine); or

     20.1.2 if, for any reason, it is not possible to apply the procedures contemplated by the Notified Payments
          System and for so long as it is not possible to apply such procedures.

20.2 Pool Debtor to effect remittance: Each Pool Debtor shall, in respect of each Payment Date on which it is under an obligation to make a payment under the Agreement, give instructions to its bank, which it undertakes not to qualify, withdraw or revoke, to effect remittance to the Pool Clearing Account of the amount payable by that Pool Debtor to be received on that Payment Date.

20.3 Receipt of remittance: Any remittance must be received by the Pool Banker in the Pool Clearing Account no later than
     12.30 hours on the Payment Date unless arrangements have been made between the Pool Banker and the relevant Pool Member or the Grid Operator (as the case may be) which shall be notified to the Pool Funds Administrator and which are satisfactory to the Pool Banker such that funds will be received for value on that Payment Date. The Pool Members and the Grid Operator shall ensure that instructions are giver to their banks in sufficient time to ensure that their respective banks comply with this time limit.

20.4Method of remittance: The Parties acknowledge and agree that when practicable to give effect to sub-section 20.3 a Pool Debtor shall cause remittances to be effected through CHAPS but, where not practicable or where the amount payable is less than the minimum individual amount then processed through CHAPS, the Pool Member and the Grid Operator shall ensure by whatever means at their disposal that remittance for value on the relevant Payment Date is made for credit to the Pool Clearing Account not later than 12.30 hours.

20.5Notification of non-payment: The Parties acknowledge and agree that if a Pool Debtor becomes aware that a payment for which it is responsible will not be remitted to the Pool Banker by 12.30 hours on the relevant day, and where satisfactory arrangements, as referred to in sub-section
    20.3 have not been made, it shall immediately notify the Pool Funds Administrator, giving all details available to that Pool Debtor.

20.6Payment default: If the Pool Funds Administrator determines at any time after 12.30 hours on any day that a remittance which should have been credited on that day to the Pool Clearing Account has not been made (or that the credit has not been received) (in whole or in part) and where satisfactory arrangements, as referred to in sub-section 20.3, have not been made, the provisions of Section 21 shall apply mutatis mutandis.

20.7Late payment: If, after the Pool Funds Administrator has either debited the Pool Reserve Account or made a call under a Letter of Credit, the Pool Banker receives the remittance which had not been credited to the Pool Clearing Account by
    12.30 hours, then such remittance shall be credited to the Pool Reserve Account.

20.8Payments to Pool Creditors: The Pool Funds Administrator shall, prior to 14.30 hours on each day, calculate the amounts available for distribution to Pool Creditors on that day (including amounts resulting from the application of sub section 20.6). Not later than 14.30 hours on that day the Pool Funds Administrator shall give instructions to the Pool Banker, which it undertakes not to qualify, withdraw or revoke, to make same day value remittances to the Pool Creditors.

20.9Construction: Where the provisions of this Section 20 apply references in Sections 5 and 18 and sub-section 21.1 to "Settlement Bank" and "Collection Account" shall be construed as references to "bank" and "Pool Clearing
    Account" respectively.

21.  PAYMENT DEFAULT

21.1 Payment default: Subject as provided by sub-section 21.12, if, by 12.30 hours on a Payment Date, the Pool Funds Administrator has been notified by a Settlement Bank or it otherwise has reason to believe that a Settlement Bank will not remit to the Pool Clearing Account all or any part (the Amount in default") of any amount which has been notified by the Pool Funds Administrator as being payable by a Pool Debtor (the "non-paying Pool Debtor") on the relevant Payment Date in sufficient time to ensure that such amount can be cleared through the Pool Clearing Account not later than the close of banking business on such Payment Date, the Pool Funds Administrator shall act in accordance with the following provisions (or whichever of them shall apply) in the order in which they appear until the Pool Funds Administrator is satisfied that the Pool Clearing Account will clear not later than the close of business on the relevant Payment Date:

     21.1.1 if the Pool Funds Administrator has been able to identify the nonpaying Pool Debtor in sufficient time to apply this paragraph 21.1.1 and to the extent that the non-paying Pool Debtor is entitled to receive payment from any Pool Debtor pursuant to this Schedule on the relevant Payment Date, then the Pool Funds Administrator shall (unless it reasonably believes that such set-off shall be unlawful) set off the amount of such entitlement against the amount in default;

     21.1.2 if the Pool Funds Administrator has been able to identify the nonpaying Pool Debtor in sufficient time to apply this paragraph 21.1.2, the Pool Funds Administrator shall debit the Pool Reserve Account and credit the Pool Clearing Account with a sum not exceeding the amount of funds standing to the credit of the non-paying Pool Debtor in the Pool Reserve Account;

     21.1.3 subject to sub-section 21.2, the Pool Funds Administrator shall debit the Pool Reserve Account and credit the Pool Clearing Account with a sum not exceeding the amount of funds then standing to the credit of the Pool Reserve Account to the extent that they represent Security Cover provided in accordance with paragraph 15.1.2, the transfer of such amount as is not attributable to the funds standing to the credit of the non-paying Pool Debtor being deemed to give rise to a series of loans to the non-paying Pool Debtor by each Providing Member and the Grid Operator rateably according to its share of the funds standing to the credit of the Pool Reserve Account to the extent that they represent Security Cover provided in accordance with paragraph 15.1.2, at the time immediately prior to the transfer, such loans to be repayable on demand and to carry interest at the Reserve Interest Rate and in any case repayable not later than two Business Days after they arise after which, to the extent that any such loans remain outstanding, such loans shall carry interest at the Default Interest Rate (which interest shall be credited to the Pool Ledger Account of the relevant Providing Member and (where applicable) the Grid Operator). Each Providing Member and the Grid Operator hereby irrevocably authorizes the Pool Funds Administrator to advance, collect in and enforce payment of such loans for its account and on its behalf and each Pool Member and the Grid Operator hereby irrevocably consents to the making of such loans to the extent that such Pool Member or (as the case may be) the Grid Operator has a share in the Pool Reserve Account;

     21.1.4 if the Pool Funds Administrator has been able to identify the nonpaying Pool Debtor in sufficient time to apply this paragraph 21.1.4 and provided that the Pool Funds Administrator is satisfied that the proceeds of a call under the Letter of Credit will be paid into the Pool Clearing Account in sufficient time to ensure that it will clear not later than the close of business on the relevant Payment Date, the Pool Funds Administrator shall make a call under the Letter of Credit supplied by the non-paying Pool Debtor in a sum not exceeding the available amount of such Letter of Credit, and the Pool Funds Administrator shall cause the proceeds of such call to be paid into the Pool Clearing Account;

     21.1.5 subject to sub-section 21.2 and provided that the Pool Funds Administrator is satisfied that the proceeds of a call under a Letter of Credit will be paid into the Pool Clearing Account in sufficient time to ensure that it will clear not later than the close of business on the relevant Payment Date, the Pool Funds Administrator shall make a call under one or more Letters of Credit supplied by Pool Members or the Grid Operator (other than the non-paying Pool Debtor) in a total sum not exceeding the total available amount of all such Letters of Credit to the extent that such amount represents Security Cover provided in accordance with paragraph 15.1.2, and the Pool Funds Administrator shall cause the proceeds of such call or calls to be paid into the Pool Clearing Account. The transfer of such proceeds into the Pool Clearing Account shall be deemed to give rise to a series of loans to the non paying Pool Debtor by each Providing Member or the Grid Operator whose Letter of Credit was called rateably according to the amounts called under their respective Letter of Credit, such loans to be repayable on demand and to carry interest at the Reserve Interest Rate and in any case repayable not later than two Business Days after they arise after which, to the extent that any such loans remain outstanding, such loans shall carry interest at the Default Interest Rate (which interest shall be credited to the Pool Ledger Account of the relevant Providing Member and (where applicable) the Grid Operator). Each Providing Member and the Grid Operator hereby irrevocably authorises the Pool Funds Administrator to advance, collect in and enforce payment of such loans for its account and on its behalf and each Pool Member and the Grid Operator hereby irrevocably consents to the making of such loans to the extent that such Pool Member or (as the case may be) the Grid Operator has a share in the Pool Reserve Account; and

     21.1.6 if and to the extent that, notwithstanding application of the foregoing measures, it is not possible to clear the Pool Clearing Account by any of the foregoing means, the Pool Funds Administrator shall reduce payments to all Pool Creditors in proportion to the amounts payable to them on the relevant Payment Date by an aggregate amount equal to the amount necessary to clear the Pool Clearing Account and shall account for such reduction in the Pool Ledger Accounts as amounts due and owing by the non-paying Pool Debtor to each Pool Creditor whose payments were reduced.

21.2 Amount in default likely to be remedied: The Pool Funds Administrator shall not apply paragraph 21.1.3 or 21.1.5 unless it considers in good faith that the amount in default is likely to be remedied by the non-paying Pool Debtor no later than the next Business Day and in such a case the Pool Funds Administrator shall only apply paragraphs 21.1.2 and
    21.1.4 to the extent of any amounts provided by way of Security Cover pursuant to paragraph 15.1.2.

21.3 Loans part of Pool Reserve Assets: Any loans arising pursuant to paragraph 21.1.3 or 21.1.5 shall be deemed to constitute part of the Pool Reserve Assets and all repayments of such loans, together with interest thereon, shall be paid into the Pool Reserve Account for the account of each Providing Member or the Grid Operator who is deemed to have made such loan.

21.4 Repayment of loans: If any loans to a non-paying Pool Debtor arising pursuant to paragraph 21.1.3 or 21.1.5 shall not have been repaid in full (together with interest at the rate or rates specified therein) by 12.00 hours on the next
    Business Day after such loan is deemed to have arisen, the Pool Funds Administrator shall make a call under the Letter of Credit (if any) which shall have been supplied by the non-paying Pool Debtor and which remains outstanding in an amount not exceeding the amount necessary to repay such loans and all accrued interest in full and, if the proceeds of any Letter of Credit are insufficient to repay all outstanding loans to the relevant non-paying Pool Debtor, such proceeds shall be applied towards repayment of each such outstanding loan rateably.

21.5 Reduction of payments to Pool Creditors: If, after the date that any loans to a nonpaying Pool Debtor arise pursuant to paragraph 21.1.3 or 21.1.5, the Pool Funds Administrator shall reasonably be of the opinion that the non-paying -Pool Debtor will not repay forthwith all of such loans and all accrued interest in full or the loans have not been repaid with all interest within two Business Days after they arose (whichever occurs first), the Pool Funds Administrator shall reduce payments to all Pool Creditors in proportion to the amounts payable to them on the Payment Date to which the default relates and any succeeding Payment Dates as may be required by an aggregate amount necessary to restore the balance in the Pool Reserve Account to the sum for the time being required under this Schedule to be deposited by the Pool Members and the Grid Operator other than the non-paying Pool Debtor, to the intent that all loans arising under paragraphs 21.1.3 and 21.1.5 and remaining undischarged after application of the non-paying Pool Debtor's Letter of Credit are discharged in full together with interest thereon at the Reserve Interest Rate.

21.6 Obligation to make calls: If and whenever the Pool Funds Administrator has not applied the provisions of paragraph 21.1.4, and has reduced payments to Pool Creditors in accordance with paragraph 21.1.6, it shall, on the relevant Payment Date or so soon thereafter as the non-paying Pool Debtor has been identified (but, in any event, not later than the close of business on the Business Day following such Payment Date) make a call under the Letter of Credit supplied by the non-paying Pool Debtor in a sum sufficient to cover the reduction made under paragraph 21.1.6 (but not exceeding the available amount of all such Letters of Credit) and the Pool Funds Administrator shall cause the proceeds of such call to be paid forthwith into the Pool Reserve Account. On the next Business Day following receipt of such proceeds, the Pool Funds Administrator shall pay such amounts as have been credited to the Pool Reserve Account to the Pool Creditors whose payments were reduced in full or (as the case may be) in proportion to their respective entitlements including interest on such amounts at the Reserve Interest Rate.

21.7 Indemnification by non-paying Pool Debtor: The non-paying Pool Debtor shall indemnify and keep indemnified each Pool Member and the Grid Operator whose Letter of Credit is called under paragraph 21.1.5 and/or who is deemed to have made loans under paragraph 21.1.3 or 21.1.5 on demand against all costs, expenses and losses (including the costs of management time) suffered or incurred by such Pool Member or (as the case may be) the Grid Operator arising from its Letter of Credit being so called (including the costs of reinstating the same) or such loans being deemed to have been made to the extent that such Pool Member or (as the case may be) the Grid Operator is not compensated under this
    Section 21. This indemnity shall be in addition to and without prejudice to the liability of the non-paying Pool Debtor to repay the loan, together with accrued interest, which arises pursuant to paragraph 21.1.5. The Pool
    Creditors, in proportion to the amounts payable to them on the Payment Date to which a default relates in respect of which the Pool Funds Administrator has operated sub-section 21.5, and any succeeding Payment Dates as may be required, shall indemnify and keep indemnified each Pool Member as is referred to in the earlier provisions of this sub-section
    21.7 and the Grid Operator to the extent of any failure by the non-paying Pool Debtor to fulfill its obligations under this sub-section 21.7.

21.8 Notification to Pool Creditors: The Pool Funds Administrator shall use all reasonable endeavours promptly to notify the relevant Pool Creditors whenever it makes any such reduction as is referred to in paragraph 21.1.6.

21.9 Default Interest: Save as otherwise provided in the Agreement (including where an express rate of interest is provided), if any amount payable by any Pool Debtor pursuant to this Schedule is not given value for the due date by close of banking business on the due date the Pool Debtor shall on written demand by the Pool Funds Administrator pay to the Pool Funds Administrator, for the account of the person or persons entitled to receive the amount in default, interest on such amount from the due date up to the day of actual receipt by the Pool Funds Administrator (after as well as before judgment) at the Default Interest Rate.

21.10 Application of payments: Any amount received by the Pool Funds Administrator from a non-paying Pool Debtor for the credit of any Pool Account shall be applied by the Pool Funds Administrator in or towards payment of amounts payable by the non-paying Pool Debtor to Pool Creditors on each successive Payment Date in respect of which there is an outstanding default (with the longest outstanding default being settled first).

21.11 Clearing of Pool Clearing Account: All amounts standing to the credit of the Pool Clearing Account at the close of business on any Payment Date shall be transferred to the Pool Reserve Account so that the balance in the Pool
    Clearing Account shall at the end of such day be nil.

21.12    Credit Facility: If and for so long as the Credit
    Facility remains unconditionally available, the provisions of this Section 21 shall apply with the modifications provided by Section 25.

22.  CONFIRMATION NOTICES

22.1 Despatch of Confirmation Notices: Within two Business Days after each Payment Date the Pool Funds Administrator shall issue a Confirmation Notice to each Pool Member, the Ancillary Services Provider and the Grid Operator in respect of the corresponding Payment Date setting out the information required in subsections 22.2, 22.3 and 22.4.

22.2 Information - taking of electricity: The information required on a Confirmation Notice in respect of each Pool
    Member taking electricity on each Settlement Day is as follows:-

     22.2.1    the Pool Member's identification number;

     22.2.2    the Pool Member's name;

     22.2.3 the total amount (inclusive of United Kingdom Value Added Tax) received in the Pool Clearing Account on the relevant Payment Date by the Pool Funds Administrator in respect of electricity taken by such Pool Member during the Settlement Day and Ancillary Services attributable thereto;

     22.2.4 the amount received in the Pool Clearing Account on the relevant Payment Date by the Pool Funds Administrator in respect of electricity taken by such Pool Member during the Settlement Day and Ancillary Services attributable thereto, exclusive of United Kingdom Value Added Tax; and

     22.2.5 the amount of United Kingdom Value Added Tax received in the Pool Clearing Account on the Payment Day by the Pool Funds Administrator in respect of electricity taken by such Pool Member during the Settlement Day and Ancillary Services attributable thereto.

22.3 Information - supplies of electricity: The information required on a Confirmation Notice in respect of each Pool
    Member supplying electricity on each Settlement Day shall include:

     22.3.1    the Pool Member's identification number;

     22.3.2    the Pool Member's name;

     22.3.3    the Settlement Run identification number;

     22.3.4    the total amount (inclusive of United Kingdom
          Value Added Tax) paid out of the Pool Clearing Account on the relevant Payment Date by the Pool Funds
          Administrator in respect of electricity supplied by such Pool Member during the Settlement Day;

     22.3.5 the amount paid out and the date on which such amount is paid out of the Pool Clearing Account on the relevant Payment Date by the Pool Funds Administrator in respect of electricity supplied by such Pool Member during the Settlement Day exclusive of United Kingdom Value Added Tax and the Settlement Run identification number; and

     22.3.6 the amount of United Kingdom Value Added Tax paid out of the Pool Clearing Account on the relevant
          Payment Date by the Pool Funds Administrator in respect of electricity supplied by such Pool Member during the Settlement Day.

22.4     Information - Ancillary Services Provider and Grid Operator:
    The information required on a Confirmation Notice in respect of the Ancillary Services Provider and the Grid Operator is as follows:

     22.4.1 the total amount receivable by the Ancillary Services Provider for the provision of Ancillary Services and the total amount payable by the Grid Operator in relation to Transport Uplift (in each case exclusive of United Kingdom Value Added Tax) during the Settlement Day;

     22.4.2 the total amount receivable by the Ancillary Services Provider for the provision of Ancillary Services and the total amount payable by the Grid Operator in relation to Transport Uplift (in each case inclusive of United Kingdom Value Added Tax) during the Settlement Day; and

     22.4.3 the total amount of United Kingdom Value Added Tax receivable by the Ancillary Services Provider for the provision of Ancillary Services and the total amount payable by the Grid Operator in relation to Transport Uplift during the Settlement Day.

22.5 Interest: Where interest has been paid to any Pool Member, the Ancillary Services Provider or the Grid Operator, the
    Pool Funds Administrator shall promptly after such payment provide to each Pool Member, the Ancillary Services Provider or the Grid Operator (as the case may be) a statement showing the amount of interest paid or received, the rate of interest applicable thereto and the amount (if any) of tax withheld. If applicable, the Pool Funds Administrator shall provide to the relevant Pool Member, the Ancillary Services Provider or the Grid Operator an appropriate tax deduction certificate in respect of any withholding tax.

23.  PAYMENT ERRORS

23.1 Overpayments: If for any reason whatsoever (including the negligence of the Pool Banker or the Pool Funds
    Administrator) a Pool Creditor receives on any Payment Date a payment in excess of the amount disclosed in the Pool
    Ledger Account as calculated as being payable to it (an "overpayment") (including but not limited to the proceeds of any loan made or deemed to be made in accordance with
    Section 21 or Section 25 to any non-paying Pool Debtor which becomes insolvent before such advance is repaid) the provisions of subsection 5.15 apply, and the Pool Creditor shall forthwith notify the Pool Funds Administrator of the amount of the overpayment and shall forthwith pay the overpayment into a Pool Account specified by the Pool, Funds Administrator

23.2 Repayment of overpayment (1): If prior to a Pool Creditor notifying the Pool Funds Administrator of the overpayment, the Pool Funds Administrator receives notice (from the Pool Banker or otherwise) of the overpayment, the Pool Funds Administrator shall forthwith require (by written notice) that the recipient of the overpayment pay the overpayment to a Pool Account specified by the Pool Funds Administrator and any Pool Creditor who receives such notice shall forthwith pay the amount to an account specified by the Pool Funds Administrator. If the overpayment is repaid within two Business Days of receiving the notice, the overpayment (or any part not paid) shall bear interest at the Reserve
    Interest Rate or at such rate as shall be set from time to time by the Executive Committee from the date the overpayment was received up to the date that value is given in a Pool Account by the Pool Funds Administrator (after as well as before judgment). Any overpayment (or part thereof) not repaid within two Business Days after demand therefor in accordance with this Section 23 shall bear interest at the Default Interest Rate from the expiry of that period and shall be recoverable in accordance with Section 24. The Pool Funds Administrator shall account to those entitled to payment by reason of an overpayment.

23.3 Repayment of overpayment (2): Upon receipt of the overpayment (including any interest) the Pool Funds Administrator shall (forthwith upon entitlement to it being ascertained) pay the amount received to the Pool Member, the Ancillary Services Provider or the Grid Operator who should have received the payment on the Payment Date.

23.4 Underpayments: If for any reason whatsoever (including the negligence of the Pool Banker or the Pool Funds
    Administrator) a Pool Creditor does not receive on the relevant Payment Date the full amount disclosed as owing to it pursuant to the Pool Ledger Account (an "underpayment") that Pool Creditor shall forthwith notify the Pool Funds Administrator of the amount of the underpayment, and the Pool Funds Administrator after consultation with the Pool Banker shall use all reasonable endeavours to identify such person as shall have received any corresponding overpayment and promptly to correct the underpayment. If, by reason of negligence, the Pool Funds Administrator holds . or has under its control amounts which it ought properly to have paid to Pool Members, the Ancillary Services Provider or the Grid Operator, such Pool Members, the Ancillary Services Provider or the Grid Operator shall be entitled to interest on such amounts at the Default Interest Rate and for such period as the Pool Funds Administrator improperly holds or has such amounts under its control.

24.  ENFORCEMENT OF CLAIMS

24.1 Notification of amount in default: Without prejudice to the provisions of Section 21, if a Pool Member or the Grid
    Operator shall fail to pay any amount payable pursuant to this Schedule on the due date, the Pool Funds Administrator shall notify the Director, the Executive Committee and each Pool Creditor to whom the amount in default is owed pursuant to this Agreement of the name of the non-paying Pool Debtor, the aggregate amount in default and the amount owed to each Pool Creditor.

24.2 Duties of Pool Funds Administrator: Except as otherwise expressly provided in this Schedule, the Pool Funds Administrator shall not be required to ascertain or enquire as to the performance or observance by any Pool Member, the Ancillary Services Provider or the Grid Operator of its obligations under the Agreement and shall have no duty to inform the Executive Committee or any Pool Member, the Ancillary Services Provider or the Grid Operator of any default, other than a failure to pay as may come to its attention.

24.3 Notice before action: Each Pool Creditor shall give notice to the Pool Funds Administrator before instituting any action or proceedings in any court to enforce payments due to it pursuant to this Schedule. Upon receipt of any notice under this sub-section 24.3, the Pool Funds Administrator will as soon as practicable notify the Executive Committee, all Pool Members, the Settlement System Administrator, the Ancillary Services Provider, the Grid Operator and the Director.

24.4 Proceedings to Recover Overdue Amounts: Without prejudice to the right of any Pool Member or the Grid Operator to bring such proceedings as it sees fit in connection with matters related to the Agreement, the Pool Funds Administrator shall, if instructed to do so by the Executive Committee, bring proceedings against a Pool Member or the Grid Operator
    (on behalf of those Pool Members and/or (as the case may be) the Grid Operator who have (has) indicated their (its) willingness to the Executive Committee for the Pool Funds Administrator first so to act) for the recovery of any amounts due by that Pool Member or (as the case may be) the Grid Operator pursuant to this Schedule so long as the Pool Funds Administrator has first reached agreement with the Executive Committee, those Pool Members and/or (as the case may be) the Grid Operator as to appropriate remuneration, is indemnified to its reasonable satisfaction or, if it so requires, provided that it shall have received such security as it may reasonably request against all costs, claims, expenses (including legal fees) and liabilities which it will or may sustain or incur in complying with such instructions. Save as provided in the foregoing provisions of this sub-section 24.4, the Pool Funds Administrator shall not be obliged to bring any such proceedings.

25.  CREDIT FACILITY: PAYMENT DEFAULTS

25.1 Purpose of Credit Facility: It is acknowledged that the Credit Facility provides an alternative to the Security Cover referred to in paragraph 15.1.2 and the Pool Funds Administrator will use the Credit Facility to cover banking error and payment error and to minimize reductions of payments to Pool Creditors unless it considers in good faith that an amount in default is not likely to be remedied by the non-paying Pool Debtor no later than the next Business Day.

25.2 Modification of other provisions of this Schedule: If and so long as the Credit Facility is unconditionally available to the Pool Funds Administrator (whether or not there remains any amount undrawn), paragraphs 15.1.2, 21.1.3 and 21.1.5 shall be of no effect and the remaining provisions of this Schedule shall be implemented on the basis that the following sub-sections apply.

25.3 Payment default: The Pool Funds Administrator shall operate the Credit Facility on the following basis:

     25.3.1 the Credit Facility may be drawn down by the Pool Funds Administrator if, by 12.30 hours on any Payment Date, there is an amount in default unless the Pool Funds Administrator considers in good faith that the amount in default is not likely to be remedied by the non-paying Pool Debtor no later than the next Business Day;

     25.3.2 if paragraph 25.3.1 applies such that the Credit Facility may be drawn down, the Pool Funds Administrator will first act in accordance with paragraph 21.1.1, will then draw on the Credit Facility for an amount not exceeding the available amount under the Credit Facility (after allowing for any repayment to be made to the Facility Bank under subsection 25 6) and, if it is not possible to clear the Pool Clearing Account by either or both of those means, it will then act in accordance with paragraph 21.1.6; and

     25.3.3 if paragraph 25.3.1 does not apply, then the Pool Funds Administrator will act in accordance first with paragraph 21.1.1, then with paragraph 21.1.2, then with paragraph 21.1.4 and only then with paragraph 21.1.6.

25.4 Amounts in default: Each non-paying Pool Debtor will be responsible in relation to any amount in default in accordance with the following paragraphs:

     25.4.1 each non-paying Pool Debtor will be responsible for the repayment of all amounts of principal drawn down under the Credit Facility in respect of any amount in default relating to that Pool Debtor as if the Pool Funds Administrator had made a loan to such Pool Debtor of the relevant amount and the amounts so payable are to be paid to, or otherwise made available for credit to, the Pool Clearing Account as soon as possible, but in any event no later than two Business Days after the relevant Payment Date;

     25.4.2 each non-paying Pool Debtor will be responsible also for interest (determined in accordance with paragraph 25.4.4) on all amounts of principal drawn down under the Credit Facility in respect of any amount in default relating to that Pool Debtor as if the Pool Funds Administrator had made a loan to such Pool Debtor of the relevant amount and the amount so payable by way of interest is to be paid to, or otherwise made available for credit to, the Pool Clearing Account by no later than the day notified by the Pool Funds Administrator to such Pool Debtor for payment thereof (being the date which is 2 Business Days prior to the date on which interest is payable under the Credit Facility by the Pool Funds Administrator to the Facility Bank for the month in which the principal amount in question was outstanding);

     25.4.3 each non-paying Pool Debtor will further be responsible for its proportionate share (determined in accordance with paragraph 25.4.5) of any additional sum payable to the Facility Bank pursuant to the terms of the Credit Facility as if the Pool Funds Administrator had made a loan to such Pool Debtor of the relevant amount and the amount so payable is to be paid to, or otherwise made available for credit to, the Pool Clearing Account forthwith on notification thereof by the Pool Funds Administrator to the Pool Debtor in question;

     25.4.4 for the purposes of paragraph 25.4.2, interest is to be calculated using the effective daily rate of interest reasonably determined by the Pool Funds Administrator on the basis of the aggregate interest (including any compound interest) payable under the Credit Facility in relation to any particular day; and

     25.4.5 for the purposes of paragraph 25.4.3, the proportionate share for a particular non-paying Pool Debtor is the amount (if any) which the Pool Funds Administrator reasonably determines (after consultation with the Facility Bank) as being the amount of any additional sum payable in accordance with the terms of the Credit Facility attributable to drawings under the Credit Facility made in respect of that Pool Debtor.

25.5 Application of payments: On the Relevant Date the Pool Funds Administrator shall, if the amount in question has not been received in full from the nonpaying Pool Debtor:

     25.5.1 first debit the Pool Reserve Account and credit the Pool Clearing Account with a sum not exceeding the amount of funds (if any) standing to the credit of the non-paying Pool Debtor in the Pool Reserve Account;

     25.5.2 if that sum is insufficient to repay in full the amount in question, the Pool Funds Administrator shall call the Letter of Credit (if any) provided by the non-paying Pool Debtor (for an amount not exceeding the available amount) and pay or cause the proceeds thereof to be paid into the Pool Clearing Account; and

     25.5.3 if the amount credited to the Pool Clearing Account after following the foregoing procedure is insufficient, reduce payments to all Pool Creditors in proportion to the amounts payable to them on the Payment Date to which the default relates, so that, in any case, the Pool Funds Administrator has available to it on the Pool Clearing Account sufficient funds to comply with paragraph 25.6. For the purposes of this paragraph, the "Relevant Date" is whichever of the following is applicable:

     (a) in relation to any principal amount for which a non-paying Pool Debtor is responsible under paragraph
          25.4.1, the last date specified for payment under paragraph 25.4.1;

     (b) in relation to any principal amount as referred to in sub-paragraph (a), the first date (if earlier than the date referred to in sub-paragraph (a)) on which the Pool Funds Administrator is reasonably of the opinion that the non-paying Pool Debtor will not repay forthwith all of the amounts of principal in question;

     (c)  in relation to payment of interest under paragraph
          25.4.2, the last date for payment thereof; and

     (d)  in relation to an additional amount under paragraph
          25.4.3 the last date for payment of this amount.

25.6 Payments to Facility Bank: To the extent of any payment by the non-paying Pool Debtor and/or if any of the circumstances described in sub-section 25.5 occur, the Pool Funds Administrator will forthwith repay to the Facility Bank by credit to the Pool Borrowing Account, if applicable, an amount equal, in the former case, to the amount so paid and, in the latter case, to the amount which should have been paid by the non-paying Pool Debtor.

25.7 Reduction in payments to Pool Creditors: A reduction in payments as contemplated by paragraph 25.5.3 will also apply in the event of any amounts drawn down under the Credit Facility being required to be repaid in accordance with the terms of the Credit Facility and the Pool Funds Administrator shall account for such reduction in the Pool Ledger Accounts as amounts due and owing by the non-paying Pool Debtor to each Pool Creditor whose payments were reduced.

25.8     Enforcement of Claims and other provisions: Sub-sections
    21.7, 21.8, 21.9, 21.10 and Section 24 shall have effect in relation to amounts due from a non-paying Pool Debtor which arise under the foregoing sub-sections.

25.9 Unavailability of Credit Facility: If at any time the Credit Facility ceases to be unconditionally available and paragraph 15.1.2 shall thereupon have become effective, the whole or any part of the Security Cover thereby required to be provided by each Providing Member or the Grid Operator may be provided by a credit to the Pool Reserve Account, unless otherwise determined by the Executive Committee. The Executive Committee shall from time to time assess (in consultation with the Pool Funds Administrator) and determine the amount of Security Cover which would be required pursuant to paragraph 15.1.2 as if that paragraph were in effect and such assessment and determination shall apply for the purposes of paragraph 16.2.2 if paragraph
    15.1.2 becomes applicable, pending any revised assessment by the Executive Committee.

25.10    Interpretation: Terms and expressions used in this
    Section 25 shall, unless the context otherwise requires, have the same meanings as are given to them for the purposes of Clause 21.

26.  CREDIT FACILITY: GENERAL

26.1     Notifications to the Executive Committee: The Pool Funds
    Administrator shall notify the Executive Committee forthwith:

     26.1.1 on it becoming aware of any circumstances which might lead to an event under the Credit Facility as a result of which the Credit Facility might cease to be available; and

     26.1.2    upon receipt of a written demand from the Facility
          Bank pursuant to the terms of the Credit Facility as a result of which the Facility ceases to be available;
          and

     26.1.3 in the event that the Facility Bank requires any additional amount to be paid under the Credit Facility by reason of any increased costs to the Facility Bank or any changes in circumstances.

26.2     Notifications to Providing Members and the Grid Operator:
    The Pool Funds Administrator shall notify the Providing
    Members and the Grid Operator as soon as reasonably practicable after receipt by it of a notice from the Facility Bank that an additional amount will or may be payable by the Pool Funds Administrator to the Facility Bank under the terms of the Credit Facility.

26.3 Amendment and Cancellation:

     26.3.1    The Pool Funds Administrator shall not:

          (a) amend or supplement, or agree to any amendment or supplement to, the terms of the Credit Facility without the approval of the Executive Committee;
               or

          (b) cancel the Credit Facility unless either the approval of the Executive Committee has been obtained or paragraph 26.3.2 applies.

     26.3.2 The Pool Funds Administrator shall cancel the Credit Facility in full at any time if a resolution to that effect is passed (on a simple majority vote) by the Providing Members in separate general meeting and the Grid Operator consents or if all Providing Members and the Grid Operator have requested such cancellation.

26.4 Extension and Renewal: The Pool Funds Administrator shall negotiate with the Facility Bank an extension or renewal of the Credit Facility on the instructions of the Executive Committee and, in the absence of such instructions, shall begin negotiations with the Facility Bank no later than ten weeks before the Credit Facility is due to terminate in accordance with its terms, with a view to the extension or renewal of the Credit Facility on substantially the same terms for a further year and, in any event, to keep the Executive Committee informed on a timely basis of the progress of any such negotiations. The Pool Funds Administrator shall, however, act only with the approval and consent of the Executive Committee in agreeing any extension or renewal of the Credit Facility and the Executive
    Committee shall be responsible for deciding whether or not to renew or extend the Credit Facility and, if so, on what terms and for what period.

26.5 Fees not attributable to a particular Providing Member or the Grid Operator: Any fees (and any additional amounts payable under the terms of the Credit Facility which are not the responsibility of any particular Providing Member or the Grid Operator) charged under the Credit Facility to the Pool Funds Administrator shall be recharged to the Providing Members, in accordance with their respective Providing
    Member Contributory Shares (to be calculated on the basis of those current on the date on which the relevant fee (or the relevant portion thereof) or additional amount is payable by the Pool Funds Administrator under the Credit Facility and having deducted the relevant Credit Facility Contribution).

26.6 Fees attributable to the Grid Operator: The Grid Operator shall, from the date on which it first becomes a Pool Debtor and for the period thereafter during which the Credit
    Facility is in place, pay each year to the Pool Funds Administrator the Credit Facility Contribution on a date agreed from time to time by the Grid Operator and the Pool Funds Administrator (and, failing such agreement, on 31st January in each year). If the Credit Facility is available for part of a year only, the Credit Facility Contribution shall be adjusted accordingly on a pro rata basis.

26.7 No additional charge: The Pool Funds Administrator shall not make any additional charge for arranging, participating in or administering the Credit Facility.

                             ANNEX 1

                       Form of Advice Note

                           ADVICE NOTE


DATE:                            Entergy Pool Funds
                                 Administration Ltd
                                 Room 157.2
                                 185 Park Street
                                 London SE1 9DY
                                 TELEPHONE: (0171) 620-9456
                                 FAX NO:        (0171) 401 2799

NAME:

ADDRESS:


                                 ADVICE NOTE:

                                 PAYMENT DATE:

FAX NO:

                    THIS IS NOT A TAX INVOICE


Advice Note issued in accordance with the Pooling and Settlement
Agreement for the Electricity Industry in England and Wales dated
30th March 1990 as amended, varied or supplemented from time to time.

SETTLEMENT     RUN/   DESCRIPTION          AMOUNT          AMOUNT
DATE           TYPE                       PAYABLE         PAYABLE
                                          EXC VAT         INC VAT









          DO NOT NET YOUR PAYABLES TO YOUR RECEIVABLES

A wholly owned subsidiary of The National Grid Company plc. Regd.
in England
No. 2444187 VAT No 547 8630 11

                             ANNEX 2

                   Form of Confirmation Notice

                       CONFIRMATION NOTICE


DATE:                            Entergy Pool Funds
                                 Administration Limited
                                 Room 157.2
                                 185 Park Street
                                 London SE1 9DY

TELEPHONE:

FAX NO:

TELEX:

ADDRESS:

                                 CONFIRMATION NO:

                                 PAYMENT DATE:

FAX NO:

Confirmation Note issued in accordance with the Pooling and Settlement Agreement for the Electricity Industry in England and
Wales dated 30th March 1990 as amended, varied or supplemented from time to time.
                      THIS IS A TAX INVOICE

PAYMEN  SETTLEMEN DESCRIPTI  AMOUNT     VAT    VAT     AMOUNT
T       T         ON         PAID       RATE   PAID    PAID
DATE    DATE                 EXC VAT                   INC VAT









A wholly owned subsidiary of The National Grid Company plc. Regd.
in England No
2444187 VAT No 547 8630 11

                             ANNEX 3

                             Part 1

             Form of Settlement Account Designation

To: Energy Pool Funds Administration Limited as Pool Funds Administrator
          and
     Barclays Bank PLC
     54 Lombard Street Branch
     as Pool Banker

                                                            Date:

                 Settlement Account Designation

1. [Insert name of Pool Member/Ancillary Service Provider/Grid Operator] hereby designates the following account as its Settlement Account to which you are instructed to remit all amounts which are payable to us through the Pool Clearing Account in accordance with Schedule 11 to the Pooling and Settlement Agreement for the Electricity Industry in England and Wales dated 30th March, 1990, as amended, varied or supplemented from time to time (the "Agreement") .

Name of      Branch       Sorting      Name of       Account No.
Bank         Address      Code         Account



2.  We hereby designate the following account as our Settlement
    Account from which all payments due from us in accordance with Schedule 11 to the Agreement will be remitted.

Name of      Branch       Sorting      Name of       Account No.
Bank         Address      Code         Account



Signed by ...................................................

Position .......................................................

For and on behalf of [Name of Pool Member/Ancillary Services
Provider/Grid Operator]

                             ANNEX 3

                             Part 2

              Form of Change of Settlement Account

To: Energy Pool Funds Administration Limited as Pool Funds Administrator
          and
     Barclays Bank PLC
     54 Lombard Street Branch
     as Pool Banker

In accordance with sub-section 4.6 of Schedule 11 to the Pooling and Settlement Agreement [insert name] hereby gives you notice that, with effect from [insert date] (or 10 Business Days after you receive this notice, whichever is later), our new Settlement Account [from which payments due from the undersigned/to which payments due to the undersigned]* will be paid shall be:

Name of      Branch       Sorting      Name of       Account No.
Bank         Address      Code         Account






Yours sincerely,



[         ]
for and on behalf of
[Name of Pool Member/Ancillary Services Provider/Grid Operator]



*Please complete as appropriate

                             ANNEX 4

                    Form of Letter of Credit

To: Energy Pool Funds Administration Limited as Pool Funds Administrator

At the request of [Providing Member] [the Grid Operator] we have opened in your favour our irrevocable Letter of Credit Number (
) for pounds [              ] (amount in words).

This Letter of Credit is available against your sight drafts accompanied by a signed statement either that the applicant has failed to pay to you the amount you are claiming under the terms of the Pooling and Settlement Agreement for the electricity industry in England and Wales dated 30th March, 1990 (the "Agreement") or that the claim is being made under sub-section
15.5 or Section 21 of Schedule 11 to the Agreement. Payments under this Letter of Credit shall be effected immediately to [insert relevant account details].

Partial drawings are allowed hereunder.

Claims under this Letter of Credit shall be made at the counters of [insert details of the branch of the issuing bank].

This Letter of Credit expires on [         ].

We waive any right to set off against any amount payable hereunder any claims we may have against you.

Any demand hereunder must comply with all the above requirements
[and signatures thereon must be confirmed by your Bankers].

This Letter of Credit is subject to Uniform customs and practice for Documentary Credits (1983 Revision) International Chamber of
Commerce.

We undertake that drafts and documents drawn under and in strict conformity with the terms of this credit will be honoured upon presentation.

This Letter of Credit shall be governed by and construed in accordance with English law,

For and on behalf of [                ] Bank [Plc]".

5.   Schedule 15

     By the deletion from paragraph 3.2.1 and sub-section 4.1 of
     Schedule 15 of the word "or" when it appears after the expression "Pool Member" and the substitution therefor of a comma, and by the insertion, in such paragraph 3.2.1 and such sub-section 4.1 of Schedule 15, of the words "or the Grid Operator" immediately after the expression "Ancillary Services Provider", wherever it occurs in that paragraph and that sub-section.

6.   Schedule 18

     By the deletion of the word "Suppliers" from Section 5 of
     Schedule 18 and the substitution therefor of the word "Grid
     Operator".

7.   Schedule 21

     (a)  By the deletion of the second sentence of paragraph
          17.3 of Schedule 21.

     (b) By the deletion from paragraph 21.2 of Schedule 21 of the word "and" after the semi-colon at the end of sub-paragraph (v), by the deletion from such paragraph
          21.2 of Schedule 21 of the full stop at the end of sub-paragraph (vi) and the substitution therefor of a semi-colon and the word "and", and by the insertion of the following new sub-paragraph immediately after sub-paragraph (vi) :

          "(vii)    the Grid Operator acting through any
               reasonably nominated employees, agents or contractors.".

                           SIGNATORIES

THE GENERATORS

Anglian Power Generators Limited

Address:       Kings Lynn Power Station, Willows Business Park,
               Saddlebow, Kings Lynn, Norfolk PE34 3RD
Facsimile no:  01553 667166
Attention:     R. Rigg

By:

Barking Power Limited

Address:       Barking Power Station, Chequers Lane, Dagenham, Essex
               RM9 6PF
Facsimile no:  0181984 5174
Attention:     Dr S.J. Mancey

By:

British Nuclear Fuels plc

Address:       F13, Sellafield, Seascale, Cumbria CA20 1PG
Facsimile no:  019467 27132
Attention:     P.L. O'Neill, Business Manager, Electricity
Generation

By:

CeltPower Limited

Address:       Plas Yn Dre Broad Street, Newtown, Powys SY16 2NA
Facsimile no:  01686 629887
Attention:     B. Holst

By:

Citigen (London) Limited

Address:       47-53 Charterhouse Street, London EC1M 6HA
Facsimile no:  0171 253 9319
Attention:     Mr. G. Caswell

By:

Corby Power Limited

Address:       Mitchell Road, Phoenix Parkway, Corby,
               Northamptonshire NN17 5QT
Facsimile no:  01535 402619
Attention:     General Manager

By:

Derwent Cogeneration Limited

Address:       P.O. Box 5, Spondon, Derby DE21 7BP
Facsimile no:  01332 669829
Attention:     J. Unwin

By:

Eastern Merchant Generation Limited

Address:       Wherstead Park, Wherstead, Ipswich, Suffolk IP9 2AQ
Facsimile no:  01473 552966
Attention:     Coral Woodard

By:

Electricite de France, Service National

Address:       EDF Production Transport, Department Relations avec
               l'Etranger,
               Echanges d'Energie, 2 Rue Louis Murat, 5eme etage,
               75384, Paris Cedex
               08
Facsimile no:  (00 331) 40 42 63 41
Attention:     P. Gaillet

(copy to: Associated Electricity Supplies Limited

Address:        53 St George's Road, Wimbledon, London SW19 4EA
Facsimile no:   0181 944 0750
Attention:      P. Clubb)

By:

Elm Energy & Recycling (UK) Limited

Address:      Elm Energy House, Ettingshall Road, Wolverhampton, West
              Midlands WV2 2LA
Facsimile no: 01902 408517
Attention:    M.D. Wyckoff

Fellside Heat and Power Limited

Address:       Fellside Lodge, Seascale, Cumbria CA20 1PG
Facsimile no:  01946 721130
Attention:     J.A. Bartlett

Fibrogen Limited

Address:       Astley House, 33 Notting Hill Gate, London W 11 3JQ
Facsimile no:  0171 221 8671
Attention:     A. Macdonald

By:

Fibropower Limited

Address:       Astley House, 33 Notting Hill Gate, London W 11 3JQ
Facsimile no:  01712218671
Attention:     A. Macdonald

By:

First Hydra Company

Address:       Bala House, Lakeside Business Village, St. Davids Park,
               Deeside, Clwyd
               CH5 3XJ
Facsimile no:  01244 520697
Attention:     B. Stalker

By:

Humber Power Limited

Address:       South Humber Bank Power Station, South Marsh Road,
               Stallingborough N.E. Lincs. DN37 8BZ
Facsimile no:  01469 578484
Attention:     A. Murray

By:

Independent Energy UK Limited

Address:       St John's Court, 70 St John's Close, Knowle, Solihull,
               West Midlands B93
               ONN
Facsimile no:  01564 770010
Attention:     J. Sulley

By:

Indian Queens Power Limited

Address:       1 Northumberland Avenue, Trafalgar Square,
               London WC2N 5BW
Facsimile no:  0171872 5539
Attention:     G. Long

Keadby Generation Limited

Address:       P.O. Box 89, Keadby, Scunthorpe, North Lincolnshire
               DN17 3AZ
Facsimile no:  01724 784270
Attention:     Dr. C.K. Stanley

By:

Lakeland Power Limited

Address:       Roosecote Power Station, Roosecote Marsh,
               Barrow-in-Furness, Cumbria
               LA13 0PQ
Facsimile no:  01229 870919
Attention:     Jackie Mahon

By:

Magnox Electric plc

Address:       Berkeley Centre, Berkeley, Gloucestershire GL13 9PB
Facsimile no:  01453 810451
Attention:     Company Secretary

By:

Medway Power Limited

Address:       Medway Power Station, Isle of Grain, Rochester, Kent
               ME3 OAG
Facsimile no:  01634 271666
Attention:     P. Stinson

By:

Midlands Power (UK) Limited

Address:       Headquarters, Mucklow Hill, Halesowen, West Midlands
Facsimile No:  0121 423 0261
Attention:     Company Secretary

By:

National Power, plc

Address:       Windmill Hill Business Park, Whitehill Way, Swindon,
               Wiltshire
               SN5 6PB
Facsimile No:  01793 893051
Attention:     G. Brown

By:

Nuclear Electric Limited

Address:       Barnett Way, Barnwood, Gloucester GL4 3RS
Facsimile No:  01452 653375
Attention:     Company Secretary

By:

Peterborough Power Limited

Address:       Storeys Bar Road, Peterborough PE1 5NT
Facsimile No:  01733 894622
Attention:     W. Burrough

By:

PowerGen plc

Address:       Westwood Way, Westwood Business Park, Coventry CV4 8LG
Facsimile No:  01203 425479
Attention:     S. Skillings

By:

Regional Power Generators Limited

Address:       Glanford Brigg Generating Station, Scawby Brook, Brigg,
               South Humberside DN70 SILT
Facsimile no:  01482 495916
Attention:     P. Knight

By:

Scottish Hydro-Electric plc

Address:       Inveralmond House, 200 Dunkeld Road, Perth PHI 3AQ
Facsimile no:  01738 456190
Attention:     R. Hackland

By:

Scottish Power plc

Address:       Strathkelvin House, Kirkintilloch, Glasgow G66 1RN
Facsimile no:  0141636 4706
Attention:     B.J.H. Paget

By:

Slough Energy Supplies Limited

Address:       342 Edinburgh Avenue, Slough SL1 4TU
Facsimile no:  01753 790038
Attention:     P.N. Jackson

By:

Teesside Power Limited

Address:       Four Millbank, London SW1P SET
Facsimile no:  0171 316 5322
Attention:     D. Lewis

By:

Winterton Power Limited

Address:       800 Park Avenue, Aztec West, Bristol BS12 4SE
Facsimile no:  01454 616675
Attention:     T. Masood

THE SUPPLIERS

British Gas Trading Ltd

Address:       17 London Road, Staines, Middlesex TW18 4AE
Facsimile no:  01784 413242
Attention:     T. Brookshaw

By:

British Nuclear Fuels plc

Address:       F13, Sellafield, Seascale, Cumbria CA20 1PG
Facsimile no:  019467 27132
Attention:     P.L. O'Neill, Business Manager, Electricity
Generation

By:

Candecca Resources Limited

Address:       Welton Gathering Centre, Barfield Lane, off Wragby
               Road, Sudbrooke, Lincoln LN2 2QU
Facsimile no:  01522 754255
Attention:     D. Wood

By:

Citigen (London) Limited

Address:       47-53 Charterhouse Street, London EC1M 6HA
Facsimile no:  0171 253 9319
Attention:     G. Caswell

By:

Crosfield Limited

Address:       Banl; Quay, PO Box 26, Warrington, Cheshire WA5 1AB
Facsimile no:  01925 59823
Attention:     K. Sowley

By:

Eastern Electricity plc

Address:       Wherstead Park, PO Box 40, Wherstead, Ipswich,
               Suffolk IP9 2AQ
Facsimile no:  01473 554393
Attention:     J. Whelan

By:

East Midlands Electricity plc

Address:       398 Coppice Road, PO Box 4, North PDO Arnold,
               Nottingham NG5 7HX
Facsimile no:  01159 358190
Attention:     A. Musto

By:

Electricite de France, Service National

Address:       EDF Production Transport, Department Relations avec
               l'Etranger,
               Echanges d'Energie, 2 Rue Louis Murat, 5eme etage,
               75384, Paris,
               Cedex 08
Facsimile no:  (010 331) 40 42 6341
Attention:     P. Gaillet

(copy to: Associated Electricity Supplies Limited

Address:       53 St. George's Road, Wimbledon, London SW19 4EA
Facsimile no:  0181 944 0750
Attention:     P. Clubb)

By:

Energy Supply Contracts Limited

Address:       The Havens, Ransomes Europak, Ipswich, Suffolk IP3 9SJ
Facsimile no:  01473 273871
Attention:     E.C. Cumberland

By:

Enron Capital and Trade Resources

Address:       Four Millbank, London SW 1P 3ET
Facsimile no:  0171873 0140
Attention:     D. Gosling

By:

Impkemix Energy Limited

Address:       PO Box 90, Wilton Centre, Middlesborough, Cleveland
               TS90 8JE
Facsimile no:  01642 437838
Attention:     K.J. Green

By:

Independent Energy UK Limited

Address:       St. John's Court, St. John's Close, Knowle, I`'est
               Midlands B93 ONN
Facsimile no:  01564 770010
Attention:     J. Sulley

By:

London Electricity plc

Address:       Templar House, 81-87 High Holborn, London WC1V 6NU
Facsimile no:  0171 430 2903
Attention:     M. Holmes

By:

Magnox Electric plc

Address:       Berkeley Centre, Berkeley, Gloucestershire GL13 9PB
Facsimile no:  01453 810451
Attention:     Company Secretary

By:

Manweb plc

Address:       Manweb House, Kingsfield Court, Chester Business Park,
               Chester CH4 9QH
Facsimile no:  0141568 3393
Attention:     P. Brown, Energy Supply, Cathcart Business Purls,
               Spean Street, Glasgow G44 4BE

By:

Midlands Electricity plc

Address:       Mucklow Hill, Halesowen, West Midlands B62 8BP
Facsimile no:  0121423 2777
Attention:     R. Murray

By:

National Power plc

Address:       Windmill Hill Business Park, Whitehill Way, Swindon,
               Wiltshire SN5 6PB
Facsimile no:  01793 893051
Attention:     G. Brown

By:

Norsk Hydro (UK) Limited

Address:       Bridge House, 69 London Road, Twickenham, Middlesex TW1
               3RH
Facsimile no:  0181892 1686
Attention:     J. Hamilton

By:

Northern Electric plc

Address:       Carliol House, Market Street, Newcastle upon Tyne NE1
               ONE
Facsimile no:  0191 235 2295
Attention:     M. Chandler

By:

NORWEB plc

Address:       Talbot Road, Manchester M16 OHQ
Facsimile no:  0161875 7089
Attention:     K. Lee

By:

Nuclear Electric Limited

Address:       Barnett Way, Barnwood, Gloucester GL4 3RS
Facsimile no:  01452 653375
Attention:     Company Secretary

By:

PowerGen plc

Address:       Westwood Way, Westwood Business Park, Coventry CV4 8LG
Facsimile no:  01203 425479
Attention:     S. Skillings

By:

Scottish Hydro-Electric plc

Address:       Inveralmond House, 200 Dunkeld Road, Perth PHI 3AQ
Facsimile no:  01738 456190
Attention:     R. Hackland

By:

Scottish Power plc

Address:       Strathkelvin House, Kirkintilloch, Glasgow G66 1RN
Facsimile no:  0141636 4706
Attention:     B.J.H. Paget

By:

SEEBOARD plc

Address:       PO Box 639, 329 Portland Road, Hove, East Sussex BN3
               3SY
Facsimile no:  01273 428404
Attention:     R.A. Page

By:

Shell Power Limited

Address:       Rowlands Way, Withenshawe, Manchester M22 5SB
Facsimile no:  0161499 8387
Attention:     John Tucker

By:

Slough Energy Supplies Limited

Address:       342 Edinburgh Avenue, Slough SL1 4TU
Facsimile no:  01753 790038
Attention:     P.N. Jackson

By:

Southern Electric plc

Address:       Westacott Way, Littlewick Green, Maidenhead, Berkshire
               SL6 3QB
Facsimile no:  01628 584410
Attention:     J. Sykes

By:

South Wales Electricity plc

Address:       Newport Road, St. Mellons, Cardiff CF3 9XW
Facsimile no:  01222 790971
Attention:     M. Mackey

By:

South Western Electricity plc

Address:       800 Park Avenue, Aztec West, Almondsbury, Bristol BS12
               4SE
Facsimile no:  01454 616675
Attention:     D.G. Harris

By:

The Renewable Energy Company Limited

Address:       Stroud House, Russell Street, Stroud, Glos GL5 BAN
Facsimile no:  01453 756222
Attention:     M. Alder

By:

UK Electric Power Limited

Address:       Overdale, Synchant Pass Road, Conwy, Gwynedd LL32 ORE
Facsimile no:  01492 592077
Attention:     N.Bryson

By:

UML Limited

Address:       PO Box 115, Part Sunlight, Wirral, Merseyside L62 4ZL
Facsimile no:  0151 643 6299
Attention:     R. Ashton

By:

Yorkshire Electricity Group plc

Address:       Wetherby Road, Scarcroft, Leeds LS14 3HS
Facsimile no:  01132 895926
Attention:     Company Secretary

By:

THE OTHER PARTIES

Accord: Energy Ltd

Address:       Heron House, 322 High Holborn, London WC1V 7PW
Facsimile no:  0171 269 4010
Attention:     B. King

By:

AES Barry Limited

Address:       Sully Moors Road, Sully, S. Glamorgan CF64 5YU
Facsimile no:  01446 722587
Attention:     P. Norgeot

By:

Alcan Aluminium UK Limited

Address:       Lynemouth Power Station, Ashington, Northumberland NE63
               9YH
Facsimile no:  01670 393970
Attention:     D. Alderton

By:

British Gas plc

Address:       17 London Road, Staines, Middlesex TW18 4AE
Facsimile no:  01784 645453
Attention:     D. Meachem

By:

Cabah Energy Limited

Address:       c/o ABB ForStar Developments Limited, Tilfold House,
               Farnham Business Park, Weydon Lane, Farnham,
               Surrey GU9 8QT
Facsimile no:  01252 732110
Attention:     Paul Abbott

By:

Eastern Generation Services Limited

Address:       Wherstead Park, Wherstead, Ipswich, Suffolk IP9 2AQ
Facsimile no:  01473 601036
Attention:     Ms. C. Woodard

By:

Enfield Energy Centre Limited

Address:       Concorde House, Concorde Way, Stockton on Tees,
               Cleveland TS18 3RB
Facsimile no:  01642 678123
Attention:     K. Clarke

By:

Fibrowatt Thetford Limited

Address:       Astley House, 33 Notting Hill Gate, London W 11 3JQ
Facsimile no:  0171 221 8671
Attention:     Rupert Fraser

By:

Hydro Electric Energy Limited

Address:       c/o Scottish Hydro Electric PLC, Inveralmond House, 200
               Dunkeld Road, Perth PH 1 3AQ
Facsimile no:  01738 455281
Attention:     Company Secretary

By:

Keadby Power Limited

Address:       P.O. Box 89, Keadby, Scunthorpe, North Lincolnshire
               DN17 3AZ
Facsimile no:  01724 784270
Attention:     Dr. C.K. Stanley

By:

Kingsnorth Power Limited

Address:       c/o Budd Martin & Co, Industria House, Red Houses, St.
               Brelade, Jersey JE3 OLD
Facsimile no:  01534 44777
Attention:     R. Martin

By:

Meter Operators Limited

Address:       Ryden Lane, Charton, Nr. Pershore, Worscester WR10 3LQ
Facsimile no:  01386 861113
Attention:     R. Edmed

By:

Pentex (East Midlands) Limited

Address:       Union Buildings, 15 Union Street, Aberdeen AB1 2BU
Facsimile no:  01244 211444
Attention:     H. Jamieson

By:

Rocksavage Power Company Limited

Address:       20 St. James's Street, London SW1A lES
Facsimile no:  0171839 0905
Attention:     G. Grant

By:

Seabank Power Limited

Address:       Severn Road, Hallen, Bristol BS10 7SP
Facsimile no:  0117 982 0351
Attention:     J.P. Baldry, General Manager

By:

Spalding Energy Company Limited

Address:       20 St. James's Street, London SW1A lES
Facsimile no:  0171839 0905
Attention:     G. Grant

THE METER OPERATOR PARTIES WHO ARE NOT PARTIES

Control Devices and Systems Limited

Address:      P.O. Box 56, 101 Mill Lane, Newbury, Berkshire RG14 5RE
Telex no:     849B11
Facsimile no: 01635 528224
Attention:    J.W. Dowse

By:

DrakMarn O&M Ltd

Address:       Westwood Way, Westwood Business Park, Coventry CV4 8LG
Facsimile no:  01203 425431
Contact:       Company Secretary

By:

E. Squared Limited

Address:       52-54 Southwark Street, London SE1 1UN
Facsimile no:  0171 378 0012
Attention:     Graham Nicholls

By:

Northern Energy Services Limited

Address:       208 Askern Road, Bentley, Doncaster DN5 OEU
Facsimile no:  01302 820790
Attention:     W. Tuczemzkyi

By:

PowerMet Limited

Address:       13 Wimpole Street, London W1M 7AB
Facsimile no:  0171 493 7151
Attention:     M. Rugman

By:

Schlumberger Industries Limited

Address:       Langer Road, Felixstowe, Suffolk IP11 8ER
Facsimile no:  01394 276030
Attention:     A.P. Mahoney, Managing Director

By:

Stanor National Contracts

Address:       66/68 Kingsland Road, London E2 8DP
Facsimile no:  0171 739 6135
Attention:     A. Yardley

By:

The Challenge Group

Address:       22 Tally Road, Oxted, Surrey RHO OTG
Facsimile no:  01883 730543
Attention:     J. Glover

By:

EXTERNAL POOL MEMBERS

British Nuclear Fuels plc

Address:       F13, Sellafield, Seascale, Cumbria CA20 1PG
Facsimile no:  019467 27132
Attention:     P.L. O'Neil, Business Manager, Electricity
               Generation

By:

Electricite de France, Service National

Address:       EDF Production Transport, Departement Relations avec
               l'Etranger,
               Echanges d'Energie, 2 Rue Louis Murat, 5eme etage,
               75384 Paris,
               Cedex 08
Telex no:      280098 FRANCE
Facsimile no:  (00 331) 40 42 63 41
Attention:     P. Gaillet

(copy to: Associated Electricity Supplies Limited

Address:       53 St. George's Road, Wimbledon, London SW19 4EA
Facsimile no:  0181 944 0750
Attention:     P. Clubb)

By:

Scottish Hydro-Electric plc

Address:       Inveralmond House, 200 Dunkeld Road, Perth PHI 3AQ
Facsimile no:  01738 456190
Attention:     R. Hackland

By:

Scottish Power plc

Address:       Strathkelvin House, Kirkintilloch, Glasgow G66 1RN
Facsimile no:  0141 636 4706
Attention:     B.J.H. Paget

By:

SETTLEMENT SYSTEM ADMINISTRATOR

Energy Settlements and Information Services Limited

Address:       Fairham House, Green Lane, Clifton, Nottingham NG11 SLN
Facsimile no:  0115 945 6728
Attention:     G.K. James, General Manager

By:

POOL FUNDS ADMINISTRATOR

Energy Pool Funds Administration Limited

Address:       3rd Floor, 185 Park Street, London SE1 9DY
Facsimile no:  01203 423558
Attention:     A. Marks, Director (National Grid House, 2nd
               Floor, Kirby Corner Road, Coventry CV4 8JY)

By:

GRID OPERATOR

EXECUTED AS A DEED by         )
The National Grid             )
Company plc by the            )
affixing of its               )
common seal in the            )
presence of:                  )



MEMBER OF BOARD SEALING COMMITTEE
Authorised Signatory



Address:       National Grid House, Kirby Corner Road, Coventry CV4
               8JY
Telex no:
Facsimile no:  01203 423577
Attention:     Company Secretary (copy to:J. Irgin, c/o A.G.
               Ferens,
               The National Grid Company plc, St. Catherine's Lodge,
               Bearwood Road,
               Sindlesham, Nr. Wokingham, Berkshire RG11 5BN)


ANCILLARY SERVICES PROVIDER

EXECUTED AS A DEED by         )
The National Grid             )
Company plc by the            )
affixing of its               )
common seal in the            )
presence of:-                 )

MEMBER OF BOARD SEALING COMMITTEE
Authorised Signatory



Address:       National Grid House, Kirby Corner Road, Coventry CV4
               8JY
Telex no:      25815
Facsimile no:  01203 423577
Attention:     Company Secretary (copy to Mr. Carlton)

EXTERNALLY INTERCONNECTED PARTIES

Scottish Power plc

Address:       Strathkelvin House, Kirkintilloch, Glasgow G66 1RN
Telex No:
Facsimile No:  0141636 4706
Attention:     B.J.H. Paget

By:

Electricite de France, Service National

Address:  EDF Department Transport, Departement Relations avec
          l'Etranger,
          Echanges d'Energie, 2 Rue Louis Murat, 5eme etage,
          75384 Paris, Cedex
          08
          280098 FRANCE
          (00 331) 40 42 63 41
          P. Gaillet

(copy to: Associated Electricity Supplies Limited

Address:       53 St. George's Road, Wimbledon, London SW19 4EA
Telex no:
Facsimile no:  0181 944 0750
Attention:     P. Clubb)

By:

                       DATED 27 May, 1997


                         THE GENERATORS
                          named herein

                             - and -

                          THE SUPPLIERS
                          named herein

                             - and -

       ENERGY SETTLEMENTS AND INFORMATION SERVICES LIMITED as Settlement System Administrator

                             - and -

                        ENERGY POOL FUNDS
                     ADMINISTRATION LIMITED
                   as Pool Funds Administrator

                             - and -

                  THE NATIONAL GRID COMPANY plc
        as Grid Operator and Ancillary Services Provider

                             - and -

                       SCOTTISH POWER plc
                               and
             ELECTRICITE DE FRANCE, SERVICE NATIONAL
                          as Externally
                     Interconnected Parties

                             - and -

                        THE OTHER PARTIES
                          named herein

                             - and -

                   THE METER OPERATOR PARTIES
                          named herein

                  EIGHTEENTH SUPPLEMENTAL DEED
        relating to the Pooling and Settlement Agreement
                  for the Electricity Industry
                      in England and Wales

                            CONTENTS

                                                         Page

1.  INTERPRETATION                                        2

2.  AMENDMENTS                                            2

3.  CONTINUATION OF THE POOLING AND SETTLEMENT            2
    AGREEMENT

4.  MISCELLANEOUS                                         2

5.  ENTIRE AGREEMENT                                      2

6.  GOVERNING LAW                                         3

SCHEDULE 1:  Part I: The Generators                       4

             Part II: The Suppliers                       8

SCHEDULE 2:  The Other Parties                            12

SCHEDULE 3:  The Meter Operator Parties who are not       14
             Parties

SCHEDULE 4:  Amendments to the Pooling and Settlement     15
             Agreement

SIGNATORIES                                               21

THIS SUPPLEMENTAL DEED is made on 27 May, 1997

BETWEEN:

(1) THE PERSONS whose names, registered numbers and registered or principal offices are set out in Part I of Schedule 1;

(2) THE PERSONS whose names, registered numbers and registered or principal offices are set out in Part II of Schedule 1;

(3)  ENERGY SETTLEMENTS AND INFORMATION SERVICES LIMITED
(registered number 2444282) whose registered office is situate at Fairham House, Green Lane, Clifton, Nottingham NG11 9LN as
Settlement System Administrator;

(4)  ENERGY POOL FUNDS ADMINISTRATION LIMITED (registered number
2444187) whose registered office is situate at 185 Park Street, London SE1 9DY as Pool Funds Administrator;

(5) THE NATIONAL GRID COMPANY plc (registered number 2366977) whose registered office is situate at National Grid House, Kirby
Corner Road, Coventry CV4 8JY as Grid Operator and Ancillary
Services Provider;

(6) SCOTTISH POWER plc (registered number 117120) whose principal office is situate at 1 Atlantic Quay, Glasgow G2 8SP,
Scotland as an Externally Interconnected Party;

(7) ELECTRICITE DE FRANCE, SERVICE NATIONAL whose principal office is situate at Departement Relations avec l'Etranger, Echanges d'Energie, 2 Rue Louis Murat, 5eme etage, 75384 Paris,
Cedex 08, France as an Externally Interconnected Party;

(8) THE OTHER PARTIES whose names, registered numbers and registered or principal offices are set out in Schedule 2; and

(9) THE METER OPERATOR PARTIES whose names, registered numbers and registered or principal offices are set out in Schedule 3.

WHEREAS :

(A) by a Pooling and Settlement Agreement for the Electricity Industry in England and Wales dated 30th March, 1990 (the "Pooling and Settlement Agreement") the parties thereto agreed to give effect to and be bound by certain rules and procedures for the operation of an electricity trading pool and the operation of a settlement system;

(B) the Pooling and Settlement Agreement has been amended and/or restated by seventeen supplemental agreements, and hereinafter references to the Pooling and Settlement Agreement are to that agreement as most recently amended and restated; and

(C) the parties to this Deed (being (I) all the Parties at the date hereof and (ii) all the Meter Operator Parties at the date hereof) have agreed to amend the Pooling and Settlement Agreement on the terms and subject to the conditions set out below.

NOW THIS DEED WITNESSES as follows:

1.   INTERPRETATION

1.1 Except where defined herein or where the context otherwise requires, words and expressions defined in the Pooling and Settlement Agreement shall have the same respective meanings when used in this Deed.

1.2 The table of contents and the headings to each of the Clauses are inserted for convenience only and shall be ignored in construing this Deed.

2.   AMENDMENTS

The parties hereby agree that with effect on and from midnight on 31st March, 1997, the Pooling and Settlement Agreement shall be amended as set out in Schedule 4.

3.   CONTINUATION OF THE POOLING AND SETTLEMENT AGREEMENT

The Pooling and Settlement Agreement shall remain in full force and effect and this Deed and the Pooling and Settlement Agreement shall be treated as one document so that, upon the Pooling and Settlement Agreement being amended pursuant to Clause 2, all references to the Pooling and Settlement Agreement shall be treated as references to that agreement as amended by this Deed.

4.   MISCELLANEOUS

The provisions of Clauses 75 to 79 (inclusive) and 81 to 84
(inclusive) of the Pooling and Settlement Agreement shall be deemed to be incorporated herein mutatis mutandis.

5.   ENTIRE AGREEMENT

5.1 Each party acknowledges that in entering into this Deed on the terms set out herein it is not relying upon any representation, warranty, promise or assurance made or given by any other party or any other person, whether or not in writing, at any time prior to the execution of this Deed which is not expressly set out herein.

5.2 None of the parties shall have any right of action against any ocher party arising out of or in connection with any representation, warranty, promise or assurance referred to in sub-clause 5.1 (except in the case of fraud)

6.  GOVERNING LAW

This Deed shall be governed by, and construed in all respects in accordance with, English law.

IN WITNESS whereof this document has been duly executed and delivered as a deed the day and year first above written

                           SCHEDULE 1:
                     Part I: The Generators

Name                         Registered      Registered or
                             Number          Principal Office

Anglian Power Generators     2488955         Wherstead Park
Limited                                      Wherstead
                                             Ipswich
                                             Suffolk IP9 2AQ

Barking Power Limited        2354681         Devonshire House
                                             Mayfair House
                                             London W1X 5FH

British Nuclear Fuels plc    1002607         Risley
                                             Warrington
                                             Cheshire WA3 6A5

Celtpower Limited            2656561         13 Charles II Street
                                             London SW1Y 4QT

Citigen (London) Limited     2427823         152 Grosvenor Road
                                             Rivermill House
                                             London SW1V 3JL

Corby Power Limited          2329494         Mitchell Road
                                             Phoenix Parkway
                                             Corby
                                             Northamptonshire
                                             NN17 1QT

Derwent Cogeneration Limited 2703635         Landsdowne House
                                             Berkley Square
                                             London W1X 5DH

Eastern Merchant Generation  3116225         Wherstead Park
Limited                                      Wherstead
                                             Ipswich
                                             Suffolk
                                             1P9 2AQ

Name                         Registered      Registered or
                             Number          Principal Office

Electricite de France,                       Department Relations
Service National                             avec
                                             I'Etranger
                                             Echanges d'Energie
                                             2 Rue Louis Murat
                                             5eme etage
                                             75384 Paris
                                             Cedex 08
                                             France

Elm Energy & Recycling (UK)  2516685         Elm Energy House
Limited                                      Ettingshall Road
                                             Wolverhampton
                                             West Midlands WV2
                                             2LA

Fellside Heat and Power      2614535         Fellside Lodge
Limited                                      Seascale
                                             Cumbria CA20 1PG

Fibrogen Limited             2547498         Astley House
                                             33 Notting Hill Gate
                                             London W 11 3JQ

Fibropower Limited           2234141         Astley House
                                             33 Notting Hill Gate
                                             London W 11 3JQ

First Hydro Company          2444277         Bala House
                                             Lakeside Business
                                             Village
                                             St. David's Park
                                             Deeside
                                             Clwyd
                                             CH5 3XJ

Humber Power Limited         2571241         18 Savile Row
                                             London
                                             W1X 1AE

Indian Queens Power          2928100         1 Northumberland
Company Limited                              Avenue
                                             London
                                             WC2N 5BW


Name                         Registered      Registered or
                             Number          Principal Office

Independent Energy UK        3033406         2nd Floor, Park
Limited                                      House
                                             Park Street
                                             Maidenhead
                                             Berkshire
                                             SL6 1SL

Keadby Generation Limited    2729513         P O Box 89, Keadby
                                             Scunthorpe, North
                                             Lincolnshire DN17
                                             3AZ

Lakeland Power Limited       2355290         Roosecote Power
                                             Station
                                             Roosecote Marsh
                                             Barrow-in-Furness
                                             Cumbria LA 13 OPQ

Magnox Electric plc          2264251         Berkeley Centre
                                             Berkeley
                                             Gloucestershire GL13
                                             9PB

Medway Power Limited         2537903         Boston House
                                             The Little Green
                                             Richmond TW9 1QE

Midlands Power (UK) Limited  2251099         Mucklow Hill
                                             Halesowen
                                             West Midlands B62
                                             8BP

National Power plc           2366963         Windmill Hill
                                             Business Park
                                             Whitehill Way
                                             Swindon
                                             Wiltshire
                                             SN5 6PB

Nuclear Electric Limited     3076445         Barnett Way
                                             Barnwood
                                             Gloucester
                                             GL4 3RS

Peterborough Power Limited   2353599         Storeys Bar Road
                                             Peterborough PE1 5NT

PowerGen plc                 2366970         53 New Broad Street
                                             London EC2M 1JJ


Name                         Registered      Registered or
                             Number          Principal Office

Regional Power Generators    2352390         Wetherby Road
Limited                                      Scarcroft,
                                             Leeds LS14 3HS

Scottish Hydro-Electric plc  117119          10 Dunkeld Road
                                             Perth PH1 5WA

Scottish Power plc           117120          1 Atlanta Quay
                                             Glasgow G2 8SP

Slough Energy Supplies       2474514         234 Bath Road
Limited                                      Slough SL1 4EE

Teesside Power Limited       2464040         4 Millbank
                                             London SW1P 3ET

Winterton Power Limited      3001798         800 Park Avenue
                                             Aztec West
                                             Almondsbury
                                             Bristol BS12 4SE

                     Part II: The Suppliers

Name                         Registered      Registered or
                             Number          Principal Office

British Gas Trading Ltd      3078711         Rivermill House
                                             152 Grosvenor Road
                                             London SW1V 3JL

British Nuclear Fuels plc    1002607         Risley
                                             Warrington
                                             Cheshire WA3 6AS

Candecca Resources Limited   953066          Welton Gathering
                                             Centre
                                             Barfield Lane
                                             Off Wragby Road
                                             Sudbrooke
                                             Lincoln LN2 2QU

Citigen (London) Limited     2427823         Rivermill House
                                             152 Grosvenor Road
                                             London SW1V 3JL

Crosfield Limited            48745           Bank Quay
                                             PO Box 26
                                             Warrington
                                             Cheshire WA5 1AB

Eastern Electricity plc      2366906         Wherstead Park
                                             PO Box 40
                                             Wherstead
                                             Ipswich
                                             Suffolk IP9 2AQ

East Midlands Electricity    2366923         PO Box 444
plc                                          Woodyard Lane
                                             Wollaton
                                             Nottingham NG8 1EZ

Electricite de France,                       Department Relations
Service National                             avec
                                             l'Estranger
                                             Echanges d'Energie
                                             2 Rue Louis Murat
                                             5eme etage
                                             75384 Paris
                                             Cedex 08

Name                         Registered      Registered or
                             Number          Principal Office

Energy Supply Contracts      172268          The Havens
Limited                                      Ransomes Europark
                                             Ipswich
                                             Suffolk IP3 9SJ

Enron Capital and Trade      3003823         4 Millbank
Resources                                    London SW1P SET
Limited

Impkemix Energy Limited      2076043         The Heath
                                             Runcorn
                                             Cheshire WA7 4QF

Independent Energy UK        3033406         2nd Floor Park House
Limited                                      Park Street
                                             Maidenhead
                                             Berkshire SL6 1SL

London Electricity plc       2366852         Templar House
                                             81-87 High Holborn
                                             London WC1V 6NU

Magnox Electric plc          2264251         Berkeley Centre
                                             Berkeley
                                             Gloucestershire GL13
                                             9PB

Manweb plc                   2366937         Manweb House
                                             Chester Business
                                             Park
                                             Chester CH4 9RF

Midlands Electricity plc     2366928         Mucklow Hill
                                             Halesowen
                                             West Midlands B62
                                             8BP

National Power plc           2366963         Windmill Hill
                                             Business Park
                                             Whitehill Way
                                             Swindon
                                             Wiltshire
                                             SN5 6PB

Norsk Hydra (UK) Limited     841421          Bridge House
                                             69 London Road
                                             Twickenham
                                             MiddlesexTW1 3RH

Name                         Registered      Registered or
                             Number          Principal Office

Northern Electric plc        2366942         Carliol House
                                             Market Street
                                             Newcastle upon Tyne
                                             NE1 6NE

NORWEB plc                   2366949         PO Box 14
                                             410 Birchwood
                                             Boulevard
                                             Birchwood
                                             Warrington WA3 7GA

Nuclear Electric Limited     3076445         Barnett Way
                                             Barnwood
                                             Gloucester
                                             GL4 3RS

PowerGen plc                 2366970         53 New Broad Street
                                             London EC2M 1JJ

Scottish Hydro-Electric plc  117119          10 Dunkeld Road
                                             Perth PH1 5WA

Scottish Power plc           117120          1 Atlantic Quay
                                             Glasgow G2 8SP

SEEBOARD plc                 2366867         Forest Gate
                                             Brighton Road
                                             Crawley
                                             West Sussex RH11 9BH

Shell Power Limited          2559630         Rowlands Way
                                             Withenshawe
                                             Manchester M22 5SB

Slough Energy Supplies       2474514         234 Bath Road
Limited                                      Slough SL1 4EE

Southern Electric plc        2366879         Westacott Way
                                             Littlewick Green
                                             Maidenhead
                                             Berkshire SL6 3QB

South Wales Electricity plc  2366985         Newport Road
                                             St. Mellons
                                             Cardiff CF3 9XW


Name                         Registered      Registered or
                             Number          Principal Office

South Western Electricity    2366894         800 Park Avenue
plc                                          Aztec West
                                             Almondsbury
                                             Bristol BS12 4SE

The Renewable Energy Company 3043412         Stroud House
Limited                                      Russell Street
                                             Stroud
                                             Gloucestershire
                                             GL5 BAN

UK Electric Power Limited    2844010         21 St. Thomas Street
                                             Bristol BS1 6US

UML Limited                  661900          PO Box 115
                                             Port Sunlight
                                             Wirral
                                             Merseyside
                                             L62 4ZL

Yorkshire Electricity Group  2366995         Wetherby Road
plc                                          Scarcroft
                                             Leeds LS14 3HS

                           SCHEDULE 2:
                        The Other Parties

Name                         Registered      Registered or
                             Number          Principal Office

Accord Energy Limited        2877398         Rivermill House
                                             152 Grosvenor Road
                                             London SW1V 3JL

AES Barry Limited            3135522         Burleigh House
                                             17-19 Worpe Way
                                             Richmond
                                             Surrey TW10 6AG

Alcan Aluminium UK Limited   750143          Chalfont Park
                                             Gerrards Cross
                                             Buckinghamshire
                                             SL9 0QB

British Gas plc              2006000         Rivermill House
                                             152 Grosvenor Road
                                             London SW1V 3JL

Cabah Energy Limited         2759706         190 Strand
                                             London WC2R 1JN

Eastern Generation Services  2529347         Wherstead Park
Limited                                      Wherstead
                                             Ipswich
                                             Suffolk
                                             IP9 2AQ

Enfield Energy Centre        2796628         Concorde House
Limited                                      Concorde Way
                                             Stockton on Tees
                                             Cleveland
                                             TS18 3RB

Fibrowatt Thetford Limited   3057688         Astley House
                                             33 Notting Hill Gate
                                             London W 11 3JQ

Hydro Electric Energy        2487475         Royex House
Limited                                      Aldermanbury Square
                                             London EC2V 7LD

Name                         Registered      Registered or
                             Number          Principal Office

Keadby Power Limited         2548042         PO Box 89 Keadby
                                             Scunthorpe North
                                             Lincolnshire DN17
                                             3AZ

Kingsnorth Power Limited     2656343         Chancery House
                                             53-64 Chancery Lane
                                             London WC2A lQU

Meter Operators Limited      2841018         Lynton House
                                             7-12 Tavistock
                                             Square
                                             London WC1H 9BQ

Pentex (East Midlands)       2275006         Union Buildings
Limited                                      15 Union Street
                                             Aberdeen AB1 2BU

Rocksavage Power Company     18868           20 St. James's
Limited                                      Street
                                             London SW10 4UJ

Seabank Power Limited        2591188         Severn Road Hallen
                                             Bristol BS10 7SP

Spalding Energy Company      19668           20 St. James's
Limited                                      Street
                                             London SWlA lES

                             SCHEDULE 3:
         The Meter Operator Parties who are not Parties

Name                         Registered      Registered or
                             Number          Principal Office

Control Devices and Systems  1242585         PO Box 56
Limited                                      101 M ill Lane
                                             Newbury
                                             Berkshire
                                             RG14 5RE

DrakMarn O&M Ltd             3124701         53 New Broad Street
                                             London EC2M 1JJ

E. Squared Limited           2674129         Almac House
                                             Church Lane
                                             Bisley
                                             Surrey
                                             GU24 9DR

Northern Energy Services     2868141         5 Derwent Place
Limited                                      Spotborough
                                             Doncaster
                                             DN5 7PN

PowerMet Limited             2877912         3 Park Place
                                             London SW1A lLP

Schlumberger Industries      534821          1 Kingsway
Limited                                      London WC2B 6XH

Stanor National Contracts    2769170         7-12 Tavistock
Limited                                      Square
                                             London W C 1 H 9BQ

The Challenge Group                          22 Tally Road
                                             Oxted
                                             Surrey RH8 0TG

                           SCHEDULE 4:
       Amendments to the Pooling and Settlement Agreement

The Pooling and Settlement Agreement shall be amended as follows:

Operative Provisions

(a) By the insertion of the following new definitions in the correct alphabetical order in Clause 1.1:

""ERS" means the electronic registration system operated by the Settlement System Administrator in accordance with Clause 60.5;";

""ERS First Tier Customer" means a Customer with a demand greater than 100kW, other than a Second Tier Customer, of a Public
Electricity Supplier in respect of whom that Public Electricity
Supplier has registered in ERS the Metering System which is associated with supplies to that Customer;"; and

""Non-Second Tier System" means a metering system at premises eligible for supply under a Second Tier Supply Licence in the authorised area of a Supplier holding a PES Licence but not being a Metering System in respect of which a Second Tier Supplier is the Registrant;".

(b) By the insertion of the following sub-paragraphs on a new line after the semi colon in the definition of "Non-Pooled
Generation" in Clause 1.1:

"(a) is exempted from holding a Generation Licence; or

(b) would be exempted from holding a Generation Licence if such site were the only site owned by that Generator;".

(c)  By the insertion of the words "or Public Electricity
Supplier" immediately after the expression "Second Tier Supplier" in the definition of "Non-Pooled Generation System" in Clause
1.1.

(d) By the deletion of sub-paragraphs (a) and (b) from the definition of "Non-Pooled Generator" in Clause 1.1.

(e) By the deletion from paragraph (i) of the definition of "Operator" in Clause 1.1 of the word "Guarantor" where it appears after the words "Non-Pooled" and the substitution therefor of the word "Generator".

(f) By the deletion of paragraph (iv) from the definition of "Registrant" and the substitution therefor of the following:

(iv) the point of connection to a Distribution System of a Generator which is Embedded or of a Second Tier Supplier or of a Second Tier Customer or of an ERS First Tier Customer, the Party which is such Generator which is Embedded or such Second Tier Supplier or the Second Tier Supplier in respect of such Second Tier Customer or the Public Electricity Supplier in respect of such ERS First Tier Customer, as the case may be; or".

(g) By the deletion of paragraph (i) from the definition of "Second Tier Data Collection System" in Clause 1.1 and the substitution therefor of the following: -

"(i) a Second Tier Customer, an ERS First Tier Customer or a
Non-Pooled Generator;".

(h)  By the deletion from the definition of "Supplier's System
Charge" in Clause 1.1 of the text "Clause 34A.3" and the substitution therefor of the text "Clause 34A.4".

(i) By the deletion of paragraph (iii) from the definition of "Site" in Clause 1.1 and the substitution therefor of the following:

"(iii) the point of connection to a Distribution System or the NGC Transmission System of a Generator which is Embedded or of a Second Tier Supplier or of a Second Tier Customer or of an ERS First Tier Customer, or the point of connection of a Non-Pooled Generator to a Distribution System;".

(j) By the deletion of the definition of "Total Second Tier
System Charges" from Clause 1.1 and the substitution therefor of the following:

""Total Second Tier System Charges" means, in respect of any Specified Accounting Period (as defined in Clause 34A.1), the aggregate of the costs, expenses and charges incurred by all Second Tier Agents in respect of the relevant Specified Accounting Period and relating to the collection, aggregation, adjustment and transmission of data from Second Tier Systems, Non-Pooled Generation Systems and any other Metering Systems registered in ERS pursuant to any requirement of this Agreement, or when the collection, aggregation, adjustment and the transmission of data from Second Tier Systems, Non-Pooled Generation Systems and any other Metering Systems registered in ERS pursuant to any requirement of this Agreement is performed by the Settlement System Administrator the costs, expenses and charges directly incurred by the Settlement System Administrator ED the deficit (if any) or (as the case may be) less the surplus (if any) in the amount of Total Second Tier System Charges recovered for the immediately preceding Specified Accounting Period carried forward in accordance with the provisions of Clause 34A.5;".

(k) By the deletion of Clause 34A.3 and the substitution therefor of the following: -

'34A.3    Subject to Section 34A.6, the Second Tier Suppliers'
Non-Pooled Generation System Charge for a Specified Accounting Period shall be determined by the Executive Committee as the amount per annum to be charged to each Supplier in respect of each Non-Pooled Generator for whose Metering System such Supplier is the Registrant.".

(1) By the deletion of paragraph (b) of Clause 34A.5 and the substitution therefor of the following:

"(b) in respect of each Supplier and in addition to the charge in
Section 34A.5(a), in accordance with the following formula:

Second Tier Suppliers' Non-Pooled Generation System Charge x NNPG
_________________________________________________________________
                               12

where NNPG is the total number of Metering Systems of Non-Pooled
Generators for which such Supplier is the Registrant at the beginning of the relevant calendar month;".

(m) By the insertion, in Clause 60.3.3, of the following new paragraph immediately after paragraph (iii):

"(iv)     in the case of a Registrant of a Metering System which
is at the point of connection between a Public Electricity Supplier's Distribution System and an ERS First Tier Customer, the Registrant ceases to act as Supplier in relation to the same at such point of connection; or".

(n) By the deletion from paragraph (iv) of Clause 60.3.3 of the words "Second Tier" before the word "Supplier" and the renumbering of that paragraph as paragraph (v).

(o) By the insertion, in Clauses 60.3.6, 60.5.1 and 60.5.2, of the text a, ERS First Tier Customer" after the expression "Second
Tier Customer" wherever such expression appears in those Clauses.

(p) By the insertion, in Clause 60.5.2, of a comma after the expression "Non-Pooled Generator" where such expression first appears in that Clause.

(q) By the deletion from Clause 60.5.3 of the apostrophe after the word "Generators" and the insertion of a comma immediately after such word.

(r)  By the insertion, in Clauses 60.5.3 and 60.6.5, of the text
"ERS First Tier Customers," after the comma immediately after the expression "Second Tier Customers" wherever such expression appears in those Clauses.

(s)  By the insertion, in Clause 60.6.6, of the words "or an ERS
First Tier Customer" immediately after the expression "Second
Tier Customer".

(t)  By the deletion of the inverted comma at the end of Clause
60.7.3.

(u) By the insertion, in Clause 60.13.1, of the text ", ERS First Tier Customer" after the expression "Second Tier Customer" in the first paragraph of that Clause, and by the insertion, in paragraph (ii) of such Clause 60.13.1, of the text ", such ERS First Tier Customer" after the expression "Second Tier Customer".

(v)  By the insertion, in Clause 60.13.2, of the text, a, ERS
First Tier Customer" after the expression "Second Tier Customer".

(w)  By the insertion, in Clause 60.16.1, of the text ", ERS
First Tier Customers" after the expression "Second Tier
Customers".

(x) By the deletion from the last line of Clause 60.16.4 of the word "Clauses" and the substitution therefor of the word
"Clause".

(y) By the deletion from Clause 60.19 of the expression "Second Tier Unmetered Supplies", wherever it appears in that Clause, and the substitution therefor of the expression "Qualifying Unmetered Supplies", and by the insertion, in Clause 60.19.5, of the words "or ERS First Tier Customer's" after the words "Second Tier Customer's".

(z) By the insertion of the following new Clause immediately after Clause 60.19.6:

"60.20 Obligation on Suppliers to install half-hourly metering and register above 100 kW customers: Each Supplier shall use all reasonable endeavours to ensure that half-hourly metering and the necessary communications links are installed in respect of all Embedded Non-Franchise Sites in respect of which it is Supplier by no later than 1st October, 1997 and that all Metering Systems associated with such Embedded Non-Franchise Sites are registered in ERS by no later than 31st December, 1997, in accordance with the approach specified by the Executive Committee Provided that there shall be no obligation to install metering and communications links in respect of sites relating to Qualifying Unmetered Supplies.".

2.   Schedule 21

(a) By the insertion, in the list of words and expressions in paragraph 1.1 of Schedule 21, of the words "ERS" and "ERS First
Tier Customer" in the correct alphabetical order, and by the insertion of a semi colon after each of those words.

(b) By the insertion, in paragraph 6.1 of Schedule 21, of the words "or ERS First Tier Customer (if any)" after the words "the relevant Second Tier Customer (if any)".

(c) By the insertion, in paragraph 6.6 of Schedule 21, of the text "relevant ERS First Tier Customers," after the comma immediately after the words "Second Tier Customers".

(d) By the deletion of the word "and" from the end of paragraph 13.2(c)(ii), by the deletion of the full stop from the end of paragraph 13.2(d) of Schedule 21 and the substitution therefor of the text "; and", and by the insertion of the following new paragraph 13.2(e) immediately after paragraph 13.2(d) of Schedule 21:

"(e) in relation to Metering Equipment which is associated with supplies to an ERS First Tier Customer, the relevant Code of Practice shall apply as amended by any modifications made (after the time that the relevant Metering System is registered with the Settlement System Administrator for the first time) solely in connection with the inclusion of ERS First Tier Customers in the definition of Site.".

(e) By the insertion, in paragraph 15 of Schedule 21, of the text ", ERS First Tier Customer" after the expression "Second
Tier Customer", wherever such expression appears in that paragraph.

(f) By the insertion, in paragraph 16 of Schedule 21, of the words "or ERS First Tier Customer" after the words "Second Tier
Customer".

(g)  By the insertion, in the first line of paragraph 21.3 of
Schedule 21, of the text ", ERS First Tier Customers," after the expression "Second Tier Customers", by the insertion, in paragraph 21.3(a)(i) of Schedule 21, of the words "or ERS First Tier Customer" after the expression "Second Tier Customer", and by the insertion, in paragraph 21.3(a)(iii) of Schedule 21, of the text ", ERS First Tier Customer" after the expression "Second Tier Customer".

(h)  By the insertion, in the third line of paragraph 21.4 of
Schedule 21, of the text ", an ERS First Tier Customer" after the expression "Second Tier Customer", and by the insertion, in paragraph 21.4(i) of Schedule 21, of the words "or ERS First Tier Customer" after the expression "Second Tier Customer", wherever such expression appears in that paragraph.

(i) By the insertion, in paragraph 21.5 of Schedule 21, of the text ", ERS First Tier Customer's" after the words "Second Tier
Customer's".

(j) By the insertion, in paragraph 21.8 of Schedule 21, of the text ", ERS First Tier Customer's" after the text "Second Tier Customer's", wherever such text appears in that paragraph, and by the insertion, in the second line of paragraph 21.8(b) of
Schedule 21, of the text ", ERS First Tier Customer" after the expression "Second Tier Customer".

(k) By the insertion, in paragraph 21.9(a) of Schedule 21, of the text ", ERS First Tier Customer" after the expression "Second
Tier Customer".

(I) By the insertion, in paragraph 22.9(b)(iii) of Schedule 21, of the words "or an ERS First Tier Customer" after the expression
"Second Tier Customer".

(m) By the deletion from paragraph 25 of Schedule 21 of the expression "Second Tier Unmetered Supplies", wherever such expression appears in that paragraph, and the substitution therefor of the expression "Qualifying Unmetered Supplies".

                           SIGNATORIES

THE GENERATORS

Anglian Power Generators Limited

Address:       Kings Lynn Power Station, Willows Business Park,
               Saddlebow, Kings Lynn, Norfolk PE34 3RD
Facsimile no:  01553 667166
Attention:     R. Rigg

By:

Barking Power Limited

Address:      Barking Power Station, Chequers Lane, Dagenham, Essex
              RM9 6PF
Facsimile no: 0181 984 5174
Attention:    Dr S.J. Mancey

By:

British Nuclear Fuels plc

Address:      F13, Sellafield, Seascale, Cumbria CA20 1PG
Facsimile no: 019467 27132
Attention:    P.L. O'Neill, Business Manager, Electricity Generation

By:

CeltPower Limited

Address:      Plas Yn Dre Broad Street, Newtown, Powys SY16 2NA
Facsimile no: 01686 629887
Attention:    B. Holst

By:

Citigen (London) Limited

Address:      47-53 Charterhouse Street, London EC1M 6HA
Facsimile no: 0171253 9319
Attention:    Mr. G. Caswell

By:

Corby Power Limited

Address:      Mitchell Road, Phoenix Parkway, Corby, Northamptonshire
              NN17 5QT
Facsimile no: 01536 402619
Attention:    General Manager

By:

Derwent Cogeneration Limited

Address:      P.O. Box 5, Spondon, Derby DE21 7BP
Facsimile no: 01332 669829
Attention:    J. Unwin

By:

Eastern Merchant Generation Limited

Address:      Wherstead Park, Wherstead, Ipswich, Suffolk IP9 2AQ
Facsimile no: 01473 552966
Attention:    Coral Woodard

By:

Electricite de France, Service National

Address:       EDF Production Transport, Department Relations avec
               l'Etranger,
               Echanges d'Energie, 2 Rue Louis Murat, 5eme etage,
               75384, Paris Cedex
               08
Facsimile no:  (00 331) 40 42 63 41
Attention:     P. Gaillet

(copy to: Associated Electricity Supplies Limited

Address:      53 St George's Road, Wimbledon, London SW 19 4EA
Facsimile no: 0181 944 0750
Attention:    P. Clubb)

By:

Elm Energy & Recycling (UK) Limited

Address:      Elm Energy House, Ettingshall Road, Wolverhampton, West
              Midlands WV2 2LA
Facsimile no: 01902 408517
Attention:    M.D. Wyckoff

By:

Fellside Heat and Power Limited

Address:      Fellside Lodge, Seascale, Cumbria CA20 1PG
Facsimile no: 01946 721130
Attention:    J.A. Bartlett

By:

Fibrogen Limited

Address:      Astley House, 33 Notting Hill Gate, London W 11 3JQ
Facsimile no: 01712218671
Attention:    A. Macdonald

By:

Fibropower Limited

Address:      Astley House, 33 Notting Hill Gate, London W11 3JQ
Facsimile no: 0171 221 8671
Attention:    A. Macdonald

By:

First Hydro Company

Address:       Bala House, Lakeside Business Village, St. Davids Park,
               Deeside, Clwyd
               CH5 3XJ
Facsimile no:  01244 520697
Attention:     B. Stalker

By:

Humber Power Limited

Address:      South Humber Bank Power Station, South Marsh Road,
              Stallingborough N.E. Lincs. DN37 8BZ
Facsimile no: 01469 573030
Attention:    P. Evans

By:

Independent Energy UK Limited

Address:       St John's Court, 70 St John's Close, Knowle,
               Solihull, West Midlands B93
               ONN
Facsimile no:  01564 770010
Attention:     J. Sulley

By:

Indian Queens Power Limited

Address:      1 Northumberland Avenue, Trafalgar Square, London WC2N
              5BW
Facsimile no: 0171872 5539
Attention:    G. Long

Keadby Generation Limited

Address:      PO Box 89, Keadby, Scunthorpe, North Lincolnshire DN17
              3AZ
Facsimile no: 01724 784270
Attention:    Dr. C.K. Stanley

By:

Lakeland Power Limited

Address:      Roosecote Power Station, Roosecote Marsh,
              Barrow-in-Furness, Cumbria
              LA13 0PQ
Facsimile no: 01229 870919
Attention:    Jackie Mahon

By:

Magnox Electric plc

Address:      Berkeley Centre, Berkeley, Gloucestershire GL13 9PB
Facsimile no: 01453 810451
Attention:    Company Secretary

By:

Medway Power Limited

Address:      Medway Power Station, Isle of Grain, Rochester, Kent ME3
              0AG
Facsimile no: 01634 271666
Attention:    P. Stinson

By:

Midlands Power (UK) Limited

Address:      Headquarters, Mucklow Hill, Halesowen, West Midlands
Facsimile no: 0121423 0261
Attention:    Company Secretary

By:

National Power plc

Address:       Windmill Hill Business Park, Whitehill Way, Swindon,
               Wiltshire
               SN5 6PB
Facsimile no:  01793 893051
Attention:     G. Brown

By:

Nuclear Electric Limited

Address:      Barnett Way, Barnwood, Gloucester GL4 3RS
Facsimile no: 01452 653375
Attention:    Company Secretary

By:

Peterborough Power Limited

Address:      Storeys Bar Road, Peterborough PE1 5NT
Facsimile no: 01733 894622
Attention:    W. Burrough

By:

PowerGen plc

Address:      Westwood Way, Westwood Business Park, Coventry CV4 8LG
Facsimile no: 01203 425479
Attention:    S. Skillings

By:

Regional Power Generators Limited

Address:       Glanford Brigg Generating Station, Scawby Brook, Brigg,
               South Humberside DN70 SILT
Facsimile no:  01482 495916
Attention:     P. Knight

By:

Scottish Hydro-Electric plc

Address:      Inveralmond House, 200 Dunkeld Road, Perth PHI 3AQ
Facsimile no: 01738 456190
Attention:    R. Hackland

By:

Scottish Power plc

Address:      Strathkelvin House, Kirkintilloch, Glasgow G66 1RN
Facsimile no: 0141 636 4706
Attention:    B.J.H. Paget

By:

Slough Energy Supplies Limited

Address:      342 Edinburgh Avenue, Slough SL1 4TU
Facsimile no: 01753 790038
Attention:    P.N. Jackson

By:

Teesside Power Limited

Address:      Four Millbank, London SW1P SET
Facsimile no: 0171316 5322
Attention:    D. Lewis

By:

Winterton Power Limited

Address:      800 Park Avenue, Aztec West, Bristol BS12 4SE
Facsimile no: 01454 616675
Attention:    T. Masood

By:


THE SUPPLIERS

British Gas Trading Ltd

Address:      17 London Road, Staines, Middlesex TW18 4AE
Facsimile no: 01784 413242
Attention:    T. Brookshaw

By:

British Nuclear Fuels plc

Address:      F13, Sellafield, Seascale, Cumbria CA20 1PG
Facsimile no: 019467 27132
Attention:    P.L. O'Neill, Business Manager, Electricity Generation

By:

Candecca Resources Limited

Address:      Welton Gathering Centre, Barfield Lane, off Wragby Road,
              Sudbrooke, Lincoln LN2 2QU
Facsimile no: 01522 754255
Attention:    D. Wood

By:

Citigen (London) Limited

Address:      47-53 Charterhouse Street, London EC1M 6HA
Facsimile no: 0171 253 9319
Attention:    G. Caswell

By:

Crosfield Limited

Address:      Bank Quay, PO Box 26, Warrington, Cheshire WA5 1AB
Facsimile no: 01925 59828
Attention:    K. Sowley

By:

Eastern Electricity plc

Address:      Wherstead Park, PO Box 40, Wherstead, Ipswich, Suffolk
              IP9 2AQ
Facsimile no: 01473 554393
Attention:    J. Whelan

By:

East Midlands Electricity plc

Address:      398 Coppice Road, PO Box 4, North PDO Arnold, Nottingham
              NG5 7HX
Facsimile no: 01159 358190
Attention:    A. Musto

By:

Electricite de France, Service National

Address:      EDF Production Transport, Department Relations avec
              l'Etranger,
              Echanges d'Energie, 2 Rue Louis Murat, 5eme etage,
              75384, Paris,
              Cedex 08
Facsimile no: (010 331) 40 42 6341
Attention:    P. Gaillet

(copy to: Associated Electricity Supplies Limited

Address:      53 St. George's Road, Wimbledon, London SW19 4EA
Facsimile no: 0181 944 0750
Attention:    P. Clubb)

By:

Energy Supply Contracts Limited

Address:      The Havens, Ransomes Europak, Ipswich, Suffolk IP3 9SJ
Facsimile no: 01473 273871
Attention:    E.C. Cumberland

By:

Enron Capital and Trade Resources

Address:      Four Millbank, London SW1P 3ET
Facsimile no: 0171873 0140
Attention:    D. Gosling

By:


Impkemix Energy Limited

Address:      PO Box 90, Wilton Centre, Middlesborough, Cleveland TS90
              8JE
Facsimile no: 01642 437838
Attention:    K.J. Green

By:

Independent Energy UK Limited

Address:      St. John's Court, St. John's Close, Knowle, West
              Midlands B93 0NN
Facsimile no: 01564 770010
Attention:    J. Sulley

By:

London Electricity plc

Address:      Templar House, 81-87 High Holborn, London WC1V 6NU
Facsimile no: 0171430 2903
Attention:    M. Holmes

By:

Magnox Electric plc

Address:       Berkeley Centre, Berkeley, Gloucestershire GL13 9PB
Facsimile no:  01453 810451
Attention:     Company Secretary

By:

Manweb plc

Address:       Manweb House, Kingsfield Court, Chester Business Park,
               Chester CH4 9QH
Facsimile no:  0141568 3393
Attention:     P. Brown, Energy Supply, Cathcart Business Park, Spean
               Street, Glasgow G44 4BE

By:

Midlands Electricity plc

Address:      Mucklow Hill, Halesowen, West Midlands B62 8BP
Facsimile no: 0121423 2777
Attention:    R. Murray

By:

National Power plc

Address:      Windmill Hill Business Park, Whitehill Way, Swindon,
              Wiltshire SN5 6PB
Facsimile no: 01793 893051
Attention:    G. Brown

By:

Norsk Hydra (UK) Limited

Address:      Bridge House, 69 London Road, Twickenham, Middlesex TW1
              3RH
Facsimile no: 0181892 1686
Attention:    J. Hamilton

By:

Northern Electric plc

Address:       Carliol House, Market Street, Newcastle upon Tyne NE1
               ONE
Facsimile no:  0191 235 2295
Attention:     M. Chandler

By:

NORWEB plc

Address:      Talbot Road, Manchester M16 0HQ

Facsimile no: 0161 875 7089
Attention:    K. Lee

By:

Nuclear Electric Limited

Address:      Barnett Way, Barnwood, Gloucester GL4 3RS
Facsimile no: 01452 653375
Attention:    Company Secretary

By:


PowerGen plc

Address:      Westwood Way, Westwood Business Park, Coventry CV4 8LG
Facsimile no: 01203 425479
Attention:    S. Skillings

By:

Scottish Hydro-Electric plc

Address:      Inveralmond House, 200 Dunkeld Road, Perth PHI 3AQ
Facsimile no: 01738 456190
Attention:    R. Hackland

By:

Scottish Power plc

Address:      Strathkelvin House, Kirkintilloch, Glasgow G66 1RN
Facsimile no: 0141636 4706
Attention:    B.J.H. Paget

By:

SEEBOARD plc

Address:      PO Box 639, 329 Portland Road, Hove, East Sussex BN3 3SY
Facsimile no: 01273 428404
Attention:    R.A. Page

By:

Shell Power Limited

Address:      Rowlands Way, Withenshawe, Manchester M22 5SB
Facsimile no: 0161 499 8387
Attention:    John Tucker

By:

Slough Energy Supplies Limited

Address:      342 Edinburgh Avenue, Slough SL1 4TU
Facsimile no: 01753 790038
Attention:    P.N. Jackson

By:

Southern Electric ply

Address:      Westacott Way, Littlewick Green, Maidenhead, Berkshire
              SL6 3QB
Facsimile no: 01628 584410
Attention:    J. Sykes

By:

South Wales Electricity ply

Address:      Newport Road, St. Mellons, Cardiff CF3 9XW
Facsimile no: 01222 790971
Attention:    M. Mackey

By:

South Western Electricity plc

Address:      800 Park Avenue, Aztec West, Almondsbury, Bristol BS12
              4SE
Facsimile no: 01454 616675
Attention:    D.G. Harris

By:

The Renewable Energy Company Limited

Address:      Stroud House, Russell Street, Stroud, Glos GL5 BAN
Facsimile no: 01453 756222
Attention:    M. Alder

By:

UK Electric Power Limited

Address:       Overdale, Synchant Pass Road, Conwy, Gwynedd LL32 8RE
Facsimile no:  01492 592077
Attention:     N.Bryson

By:

UML Limited

Address:      PO Box 115, Port Sunlight, Wirral, Merseyside L62 4ZL
Facsimile no: 0151 643 6299
Attention:    R. Ashton

By:


Cabah Energy Limited

Address:      c/o ABB ForStar Developments Limited, Tilford House,
              Farnham
              Business Park, Weydon Lane, Farnham, Surrey GU9 8QT
Facsimile no: 01252 732110
Attention:    Paul Abbott

By:

Eastern Generation Services Limited

Address:      Wherstead Park, Wherstead, Ipswich, Suffolk IP9 2AQ
Facsimile no: 01473 601036
Attention:    Ms. C. Woodard

By:

Enfield Energy Centre Limited

Address:      Concorde House, Concorde Way, Stockton on Tees,
              Cleveland TS18 3RB
Facsimile no: 01642 678123
Attention:    K. Clarke

By:

Fibrowatt Thetford Limited

Address:      Astley House, 33 Notting Hill Gate, London W11 3JQ
Facsimile no: 01712218671
Attention:    Rupert Fraser

By:

Hydro Electric Energy Limited

Address:      c/o Scottish Hydro Electric PLC, Inveralmond House, 200
              Dunkeld Road, Perth PHI 3AQ
Facsimile no: 01738 455281
Attention:    Company Secretary

By:

Yorkshire Electricity Group plc

Address:      Wetherby Road, Scarcroft, Leeds LS14 3HS
Facsimile no: 01132 895926
Attention:    Company Secretary

By:


THE OTHER PARTIES

Accord Energy Ltd

Address:      Heron House, 322 High Holborn, London WC1V 7PW
Facsimile no: 0171 269 4010
Attention:    B. King

By:

AES Barry Limited

Address:      Sully Moors Road, Sully, S. Glamorgan CF64 5YU
Facsimile no: 01446 722587
Attention:    P. Norgeot

By:

Alcan Aluminium UK Limited

Address:      Lynemouth Power Station, Ashington, Northumberland NE63
              9YH
Facsimile no: 01670 393970
Attention:    D. Alderton

By:

British Gas plc

Address:      17 London Road, Staines, Middlesex TW18 4AE
Facsimile no: 01784 645453
Attention:    D. Meachem

By:


Keadby Power Limited

Address:      P.O. Box 89, Keadby, Scunthorpe, North Lincolnshire DN17
              3AZ
Facsimile no: 01724 784270
Attention:    Dr. C.K. Stanley

By:

Kingsnorth Power Limited

Address:      c/o Budd Martin & Co, Industria House, Red Houses, St.
              Brelade, Jersey JE3 8LD
Facsimile no: 01534 44777
Attention:    R. Martin

By:

Meter Operators Limited

Address:      Ryden Lane, Charton, Nr. Pershore, Worscester WR10 3LQ
Facsimile no: 01386 861113
Attention:    R. Edmed

By:

Pentex (East Midlands) Limited

Address:      Union Buildings, 15 Union Street, Aberdeen A81 2BU
Facsimile no: 01244 211444
Attention:    H. Jamieson

By:

Rocksavage Power Company Limited

Address:      20 St. James's Street, London SW1A lES
Facsimile no: 0171 839 0905
Attention:    G. Grant

By:

Seabank Power Limited

Address:      Severn Road, Hallen, Bristol BS10 7SP
Facsimile no: 0117 982 0351
Attention:    J.P. Baldry, General Manager

By

Spalding Energy Company Limited

Address:      20 St. James's Street, London SW1A lES
Facsimile no: 0171 839 0905
Attention:    G. Grant



THE METER OPERATOR PARTIES WHO ARE NOT PARTIES

Control Devices and Systems Limited

Address:       PO. Box 56, 101 Mill Lane, Newbury, Berkshire RG14 5RE
Telex no:      849811
Facsimile no:  01635 528224
Attention:     J.W. Dowse

By:

DrakMarn O&M Ltd

Address:      Westwood Way, Westwood Business Park, Coventry CV4 8LG
Facsimile no: 01203 425431
Contact:      Company Secretary

By:

E. Squared Limited

Address:      52-54 Southwark Street, London SE1 1UN
Facsimile no: 0171 378 0012
Attention:    Graham Nicholls

By:

Northern Energy Services Limited

Address:      208 Askern Road, Bentley, Doncaster DN5 OEU
Facsimile no: 01302 820790
Attention:    W. Tuczemzkyi

By:


PowerMet Limited

Address:      13 Wimpole Street, London W1M 7AB
Facsimile no: 0171 493 7151
Attention:    M. Rugman

By:

Schlumberger Industries Limited

Address:      Langer Road, Felixstowe, Suffolk IP11 8ER
Facsimile no: 01394 276030
Attention:    A.P. Mahoney, Managing Director

By:

Stanor National Contracts

Address:      66/68 Kingsland Road, London E2 8DP
Facsimile no: 0171 739 6135
Attention:    A. Yardley

By:

The Challenge Group

Address:      22 Tally Road, Oxted, Surrey RH8 0TG
Facsimile no: 01883 730543
Attention:    J. Glover

By:

EXTERNAL POOL MEMBERS

British Nuclear Fuels plc

Address:      F13, Sellafield, Seascale, Cumbria CA20 1PG
Facsimile no: 019467 27132
Attention:    P.L. O'Neil, Business Manager, Electricity Generation

By:

Electricite de France, Service National

Address:      EDF Production Transport, Departement Relations avec
              l'Etranger,
              Echanges d'Energie, 2 Rue Louis Murat, 5eme etage,
              75384 Paris,
              Cedex 08
Telex no:     280098 FRANCE
Facsimile no: (00 331) 40 42 63 41
Attention:    P. Gaillet

         (copy to:Associated Electricity Supplies Limited

Address:      53 St. George's Road, Wimbledon, London SW19 4EA
Facsimile no: 0181 944 0750
Attention:    P. Clubb)

By:

Scottish Hydro-Electric plc

Address:      Inveralmond House, 200 Dunkeld Road, Perth PHI 3AQ
Facsimile no: 01738 456190
Attention:    R. Hackland

By:

Scottish Power plc

Address:      Strathkelvin House, Kirkintilloch, Glasgow G66 1RN
Facsimile no: 0141636 4706
Attention:    B.J.H. Paget

By:

SETTLEMENT SYSTEM ADMINISTRATOR

Energy Settlements and Information Services Limited

Address:      Fairham House, Green Lane, Clifton, Nottingham NG11 9LN
Facsimile no: 0115 945 6728
Attention:    G.K. James, General Manager

By:


POOL FUNDS ADMINISTRATOR

Energy Pool Funds Administration Limited

Address: 3rd Floor, 185 Park Street, London SE1 9DY
Facsimile no:                                01203 423558
Attention:A. Marks, Director (National Grid House, 2nd Floor,
Kirby Corner Road,
                                        Coventry CV4 8JY)

By:

GRID OPERATOR

EXECUTED AS A DEED by         )
The National Grid             )
Company plc by the            )
affixing of its               )
common seal in                )
the presence of:              )



MEMBER OF BOARD SEALING COMMITTEE
Authorised Signatory

Address:      National Grid House, Kirby Corner Road, Coventry CV4 8JY
Telex no:
Facsimile no: 01203 423577
Attention:    Company Secretary (copy to: J. Irgin, c/o A.G. Ferens,
              The National Grid Company plc, St. Catherine's Lodge,
              Bearwood Road,
              Sindlesham, Nr. Wokingham, Berkshire RG11 5BN)


ANCILLARY SERVICES PROVIDER

EXECUTED AS A DEED by )

The National Grid  )
Company plc by the )
affixing of its    )
common seal in the )
presence of:-      )




MEMBER OF BOARD SEALING COMMITTED
Authorised Signatory

Address: National Grid House, Kirby Corner Road, Coventry CV4 8JY
Telex no: 25815
Facsimile no: 01203 423577

Attention:Company Secretary (copy to Mr. Carlton)


EXTERNALLY INTERCONNECTED PARTIES

Scottish Power plc

Address:      Strathkelvin House, Kirkintilloch, Glasgow G66 1RN
Telex No:
Facsimile No: 0141636 4706
Attention:    B.J.H. Paget

By:

Electricite de France, Service National

Address:        EDF Department Transport, Departement Relations avec
                l'Etranger,
                Echanges d'Energie, 2 Rue Louis Murat, 5eme etage,
                75384 Paris, Cedex
                08
Telex no:       280098 FRANCE
Facsimile no:   (00 331) 40 42 63 41
Attention:      P. Gaillet

(copy to:Associated Electricity Supplies Limited

Address:         53 St. George's Road, Wimbledon, London SW19 4EA
Telex no:
Facsimile no:    0181 944 0750
Attention:       P. Clubb)

By:

                       DATED 28 July, 1997

                         THE GENERATORS
                          named herein

                             - and -

                          THE SUPPLIERS
                          named herein

                             - and -

       ENERGY SETTLEMENTS AND INFORMATION SERVICES LIMITED as Settlement System Administrator

                             - and -

                        ENERGY POOL FUNDS
                     ADMINISTRATION LIMITED
                   as Pool Funds Administrator

                             - and -

                  THE NATIONAL GRID COMPANY plc
        as Grid Operator and Ancillary Services Provider

                             - and -

                       SCOTTISH POWER plc
                               and
             ELECTRICITE DE FRANCE, SERVICE NATIONAL
                          as Externally
                     Interconnected Parties

                             - and -

                        THE OTHER PARTIES
                          named herein

                             - and -

                   THE METER OPERATOR PARTIES
                          named herein

                  NINETEENTH SUPPLEMENTAL DEED
        relating to the Pooling and Settlement Agreement
                  for the Electricity Industry
                      in England and Wales

                            CONTENTS

                                                         Page

1.  INTERPRETATION                                        2

2.  AMENDMENTS                                            2

3.  CONTINUATION OF THE POOLING AND SETTLEMENT            2
    AGREEMENT

4.  MISCELLANEOUS                                         2

5.  ENTIRE AGREEMENT                                      2

6.  GOVERNING LAW                                         3

SCHEDULE 1:  Part I: The Generators                       4

             Part II: The Suppliers                       8

SCHEDULE 2:  The Other Parties                            12

SCHEDULE 3:  The Meter Operator Parties who are not       14
             Parties

SCHEDULE 4:  Amendments to the Pooling and Settlement     15
             Agreement

SIGNATORIES                                               50

THIS SUPPLEMENTAL DEED is made on 28 JUL, 1997

BETWEEN:

(1) THE PERSONS whose names, registered numbers and registered or principal offices are set out in Part I of Schedule 1;

(2) THE PERSONS whose names, registered numbers and registered or principal offices are set out in Part II of Schedule 1;

(3)  ENERGY SETTLEMENTS AND INFORMATION SERVICES LIMITED
(registered number 2444282) whose registered office is situate at Fairham House, Green Lane, Clifton, Nottingham NG11 9LN as
Settlement System Administrator;

(4)  ENERGY POOL FUNDS ADMINISTRATION LIMITED (registered number
2444187) whose registered office is situate at 185 Park Street, London SE1 9DY as Pool Funds Administrator;

(5) THE NATIONAL GRID COMPANY plc (registered number 2366977) whose registered office is situate at National Grid House, Kirby
Corner Road, Coventry CV4 8JY as Grid Operator and Ancillary
Services Provider;

(6) SCOTTISH POWER plc (registered number 117120) whose principal office is situate at 1 Atlantic Quay, Glasgow G2 8SP,
Scotland as an Externally Interconnected Party;

(7) ELECTRICITE DE FRANCE, SERVICE NATIONAL whose principal office is situate at Departement Relations avec l'Etranger, Echanges d'Energie, 2 Rue Louis Murat, 5eme etage, 75384 Paris,
Cedex 08, France as an Externally Interconnected Party;

(8) THE OTHER PARTIES whose names, registered numbers and registered or principal offices are set out in Schedule 2; and

(9) THE METER OPERATOR PARTIES whose names, registered numbers and registered or principal offices are set out in Schedule 3.

WHEREAS :

(A) by a Pooling and Settlement Agreement for the Electricity Industry in England and Wales dated 30th March, 1990 (the "Pooling and Settlement Agreement") the parties thereto agreed to give effect to and be bound by certain rules and procedures for the operation of an electricity trading pool and the operation of a settlement system;

(B) the Pooling and Settlement Agreement has been amended and/or restated by eighteen supplemental agreements, and hereinafter references to the Pooling and Settlement Agreement are to that agreement as most recently amended and restated; and

(C) the parties to this Deed (being (i) all the Parties at the date hereof and (ii) all the Meter Operator Parties at the date hereof) have agreed to amend the Pooling and Settlement Agreement on the terms and subject to the conditions set out below.

NOW THIS DEED WITNESSES as follows:

1.  INTERPRETATION

1.1 Except where defined herein or where the context otherwise requires, words and expressions defined in the Pooling and Settlement Agreement shall have the same respective meanings when used in this Deed.

1.2 The table of contents and the headings to each of the Clauses are inserted for convenience only and shall be ignored in construing this Deed.

2.   AMENDMENTS

The parties hereby agree that with effect on and from midnight on 3rd February, 1997, the Pooling and Settlement Agreement shall be amended as set out in Schedule 4.

3.   CONTINUATION OF THE POOLING AND SETTLEMENT AGREEMENT

The Pooling and Settlement Agreement shall remain in full force and effect and this Deed and the Pooling and Settlement Agreement shall be treated as one document so that, upon the Pooling and Settlement Agreement being amended pursuant to Clause 2, all references to the Pooling and Settlement Agreement shall be treated as references to that agreement as amended by this Deed.

4.   MISCELLANEOUS

The provisions of Clauses 75 to 79 (inclusive) and 81 to 84
(inclusive) of the Pooling and Settlement Agreement shall be deemed to be incorporated herein mutatis mutandis.

5.   ENTIRE AGREEMENT

5.1 Each party acknowledges that in entering into this Deed on the terms set out herein it is not relying upon any representation, warranty, promise or assurance made or given by any other party or any other person, whether or not in writing, at any time prior to the execution of this Deed which is not expressly set out herein.

5.2 None of the parties shall have any right of action against any other party arising out of or in connection with any representation, warranty, promise or assurance referred to in sub-clause 5.1 (except in the case of fraud).

6.  GOVERNING LAW

This Deed shall be governed by, and construed in all respects in accordance with, English law.

IN WITNESS whereof this document has been duly executed and delivered as a deed the day and year first above written

                           SCHEDULE 1:
                     Part I: The Generators

Name                         Registered      Registered or
                             Number          Principal Office

Anglian Power Generators     2488955         Wherstead Park
Limited                                      Wherstead
                                             Ipswich
                                             Suffolk
                                             IP9 2AQ

Barking Power Limited        2354681         Devonshire House
                                             Mayfair House
                                             London W 1X 5FH

British Nuclear Fuels plc    1002607         Risley
                                             Warrington
                                             Cheshire
                                             WA3 6AS

Celtpower Limited            2656561         13 Charles II Street
                                             London
                                             SW1Y 4QT

Citigen (London) Limited     2427823         100 Thames Valley
                                             Park Drive
                                             Reading
                                             Berkshire
                                             RG6 1PT

Corby Power Limited          2329494         Mitchell Road
                                             Phoenix Parkway
                                             Corby
                                             Northamptonshire
                                             NN17 1QT

Derwent Cogeneration         2703635         Landsdowne House
Limited                                      Berkeley Square
                                             London W1X 5DH

Eastern Merchant Generation  3116225         Wherstead Park
Limited                                      Wherstead
                                             Ipswich
                                             Suffolk
                                             IP9 2AQ

Name                         Registered      Registered or
                             Number          Principal Office

Electricite de France,                       Department Relations
Service National                             avec
                                             I'Etranger
                                             Echanges d'Energie
                                             2 Rue Louis Murat
                                             5eme etage
                                             75384 Paris
                                             Cedex 08
                                             France

Elm Energy & Recycling (UK)  2516685         Elm Energy House
Limited                                      Ettingshall Road
                                             Wolverhampton
                                             West Midlands WV2
                                             2LA

Fellside Heat and Power      2614535         Fellside Lodge
Limited                                      Seascale
                                             Cumbria CA20 1PG

Fibrogen Limited             2547498         Astley House
                                             33 Notting Hill Gate
                                             London W11 3JQ

Fibropower Limited           2234141         Astley House
                                             33 Notting Hill Gate
                                             London W11 3JQ

First Hydro Company          2444277         Bala House
                                             Lakeside Business
                                             Village
                                             St. David's Park
                                             Deeside
                                             Clwyd
                                             CH5 3XJ

Humber Power Limited         2571241         18 Savile Row
                                             London
                                             W1X 1AE

Indian Queens Power Company  2928100         1 Northumberland
Limited                                      Avenue
                                             London
                                             WC2N 5BW

Name                         Registered      Registered or
                             Number          Principal Office

Independent Energy UK        3033406         2nd Floor, Park
Limited                                      House
                                             Park Street
                                             Maidenhead
                                             Berkshire
                                             SL6 1SL

Keadby Generation Limited    2729513         P O Box 89, Keadby
                                             Scunthorpe, North
                                             Lincolnshire DN17
                                             3AZ

Lakeland Power Limited       2355290         Roosecote Power
                                             Station
                                             Roosecote Marsh
                                             Barrow-in-Furness
                                             Cumbria LA13 OPQ

Magnox Electric plc          2264251         Berkeley Centre
                                             Berkeley
                                             Gloucestershire GL13
                                             9PB

Medway Power Limited         2537903         Boston House
                                             The Little Green
                                             Richmond TW9 1QE

Midlands Power (UK) Limited  2251099         Mucklow Hill
                                             Halesowen
                                             West Midlands B62
                                             8BP

National Power plc           2366963         Windmill Hill
                                             Business Park
                                             Whitehill Way
                                             Swindon
                                             Wiltshire
                                             SN5 6PB

Nuclear Electric Limited     3076445         Barnett Way
                                             Barnwood
                                             Gloucester
                                             GL4 3RS

Peterborough Power Limited   2353599         Storeys Bar Road
                                             Peterborough PE1 5NT

PowerGen plc                 2366970         53 New Broad Street
                                             London EC2M 1JJ

Name                         Registered      Registered or
                             Number          Principal Office

Regional Power Generators    2352390         Wetherby Road
Limited                                      Scarcroft,
                                             Leeds LS14 3HS

Scottish Hydro-Electric plc  117119          10 Dunkeld Road
                                             Perth PHI 5WA

Scottish Power plc           117120          1 Atlantic Quay
                                             Glasgow G2 8SP

Slough Energy Supplies       2474514         234 Bath Road
Limited                                      Slough SL1 4EE

Teesside Power Limited       2464040         4 Millbank
                                             London SW1P 3ET

Winterton Power Limited      3001798         800 Park Avenue
                                             Aztec West
                                             Almondsbury
                                             Bristol BS12 4SE

                     Part II: The Suppliers


Name                         Registered      Registered or
                             Number          Principal Office

British Gas Trading Ltd      3078711         Charter Court
                                             50 Windsor Road
                                             Slough
                                             Berkshire SL1 2HA

British Nuclear Fuels plc    1002607         Risley
                                             Warrington
                                             Cheshire WA3 6AS

Candecca Resources Limited   953066          Welton Gathering
                                             Centre
                                             Barfield Lane
                                             Off Wragby Road
                                             Sudbrooke
                                             Lincoln LN2 2QU

Citigen (London) Limited     2427823         100 Thames Valley
                                             Park Drive
                                             Reading
                                             Berkshire
                                             RG6 1PT

Crosfield Limited            48745           Bank Quay
                                             PO Box 26
                                             Warrington
                                             Cheshire WA5 1AB

Eastern Electricity plc      2366906         Wherstead Park
                                             PO Box 40
                                             Wherstead
                                             Ipswich
                                             Suffolk IP9 2AQ

East Midlands Electricity    2366923         PO Box 444
plc                                          Woodyard Lane
                                             Wollaton
                                             Nottingham NG8 lEZ



Name                         Registered      Registered or
                             Number          Principal Office

Electricite de France,                       Department Relations
Service National                             avec
                                             l'Etranger
                                             Echanges d'Energie
                                             2 Rue Louis Murat
                                             5eme etage
                                             75384 Paris
                                             Cedex 08

Energy Supply Contracts      172268          The Havens
Limited                                      Ransomes Europark
                                             Ipswich
                                             Suffolk IP3 9SJ

Enron Capital and Trade      3003823         4 Millbank
Resources Limited                            London SW1P 3ET

Impkemix Energy Limited      2076043         The Heath
                                             Runcorn
                                             Cheshire WA7 4QF

Independent Energy UK        3033406         2nd Floor Park House
Limited                                      Park Street
                                             Maidenhead
                                             Berkshire SL6 1SL

London Electricity plc       2366852         Templar House
                                             81-87 High Holborn
                                             London WC1V 6NU

Magnox Electric plc          2264251         Berkeley Centre
                                             Berkeley
                                             Gloucestershire GL13
                                             9PB

Manweb plc                   2366937         Manweb House
                                             Chester Business
                                             Park
                                             Chester CH4 9RF

Midlands Electricity plc                     Mucklow Hill
                                             Halesowen
                                             West Midlands B62
                                             8BP

Name                         Registered      Registered or
                             Number          Principal Office

National Power plc           2366963         Windmill Hill
                                             Business Park
                                             Whitehill Way
                                             Swindon
                                             Wiltshire
                                             SN5 6PB

Norsk Hydra (UK) Limited     841421          Bridge House
                                             69 London Road
                                             Twickenham
                                             Middlesex TW1 3RH

Northern Electric plc        2366942         Carliol House
                                             Market Street
                                             Newcastle upon Tyne
                                             NE1 6NE

NORWEB plc                   2366949         PO Box 14
                                             410 Birchwood
                                             Boulevard
                                             Birchwood
                                             Warrington WA3 7GA

Nuclear Electric Limited     3076445         Barnett Way
                                             Barnwood
                                             Gloucester
                                             GL4 3RS

PowerGen plc                 2366970         53 New Broad Street
                                             London EC2M 1JJ

Scottish Hydro-Electric plc  117119          10 Dunkeld Road
                                             Perth PHI 5WA

Scottish Power plc           117120          1 Atlantic Quay
                                             Glasgow G2 8SP

SEEBOARD plc                 2366867         Forest Gate
                                             Brighton Road
                                             Crawley
                                             West Sussex RH11 9BH

Shell Power Limited          2559630         Rowlands Way
                                             Withenshawe
                                             Manchester M 22 5SB


Name                         Registered      Registered or
                             Number          Principal Office

Slough Energy Supplies       2474514         234 Bath Road
Limited                                      Slough SL1 4EE

Southern Electric plc        2366879         Westacott Way
                                             Littlewick Green
                                             Maidenhead
                                             Berkshire SL6 3QB

South Wales Electricity plc  2366985         Newport Road
                                             St. Mellons
                                             Cardiff CF3 9XW

South Western Electricity    2366894         800 Park Avenue
plc                                          Aztec West
                                             Almondsbury
                                             Bristol BS12 4SE

The Renewable Energy Company 3043412         Stroud House
Limited                                      Russell Street
                                             Stroud
                                             Gloucestershire
                                             GL5 3AN

UK Electric Power Limited    2844010         21 St. Thomas Street
                                             Bristol BS 1 BUS

UML Limited                  661900          PO Box 115
                                             Port Sunlight
                                             Wirral
                                             Merseyside
                                             L62 4ZL

Yorkshire Electricity Group  2366995         Wetherby Road
plc                                          Scarcroft
                                             Leeds LS14 3HS


                           SCHEDULE 2:
                        The Other Parties

Name                         Registered      Registered or
                             Number          Principal Office

Accord Energy Limited        2877398         Rivermill House
                                             152 Grosvenor Road
                                             London SW1V 3JL

AES Barry Limited            3135522         Burleigh House
                                             17-19 Worpe Way
                                             Richmond
                                             Surrey TW10 6AG

Alcan Aluminium UK Limited   750143          Chalfont Park
                                             Gerrards Cross
                                             Buckinghamshire
                                             SL9 0QB

British Gas plc              2006000         Rivermill House
                                             152 Grosvenor Road
                                             London SW1V 3JL

Cabah Energy Limited         2759706         190 Strand
                                             London WC2R 1JN

Eastern Generation Services  2529347         Wherstead Park
Limited                                      Wherstead
                                             Ipswich
                                             Suffolk IP9 2AQ

Enfield Energy Centre        2796628         Concorde House
Limited                                      Concorde Way
                                             Stockton on Tees
                                             Cleveland
                                             TS18 3RB

Fibrowatt Thetford Limited   3057688         Astley House
                                             33 Notting Hill Gate
                                             London W11 3JQ

Hydro Electric Energy        2487475         Royex House
Limited                                      Aldermanbury Square
                                             London EC2V 7LD

Name                         Registered      Registered or
                             Number          Principal Office

Keadby Power Limited         2548042         PO Box 89 Keadby
                                             Scunthorpe North
                                             Lincolnshire DN17
                                             3AZ

Kingsnorth Power Limited     2656343         Chancery House
                                             53-64 Chancery Lane
                                             London WC2A lQU

Meter Operators Limited      2841018         Lynton House
                                             7-12 Tavistock
                                             Square
                                             London WC1H 9BQ

Pentex (East Midlands)       2275006         Union Buildings
Limited                                      15 Union Street
                                             Aberdeen AB1 2BU

Rocksavage Power Company     18868           20 St. James's
Limited                                      Street
                                             London SW10 4UJ

Seabank Power Limited        2591188         Severn Road Hallen
                                             Bristol BS10 7SP

Spalding Energy Company      19668           20 St. James's
Limited                                      Street
                                             London SW1A lES

                           SCHEDULE 3:
         The Meter Operator Parties who are not Parties

Name                         Registered      Registered or
                             Number          Principal Office

Control Devices and Systems  1242585         PO Box 56
Limited                                      101 Mill Lane
                                             Newbury
                                             Berkshire
                                             RG14 5RE

Datum Solutions Limited      2815238         185 Park Street
                                             London
                                             SE1 9DY

DrakMarn O&M Ltd             3124701         53 New Broad Street
                                             London EC2M 1JJ

E. Squared Limited           2674129         Almac House
                                             Church Lane
                                             Bisley
                                             Surrey
                                             GU24 9DR

Northern Energy Services     2868141         5 Derwent Place
Limited                                      Spotborough
                                             Doncaster
                                             DN5 7PN

PowerMet Limited             2877912         3 Park Place
                                             London SW1A lLP

Schlumberger Industries      534821          1 Kingsway
Limited                                      London WC2B 6XH

Stanor National Contracts    2769170         7-12 Tavistock
Limited                                      Square
                                             London WC1H 9BQ

The Challenge Group                          22 Tally Road
                                             Oxted
                                             Surrey RH8 0TG

                           SCHEDULE 4:
       Amendments to the Pooling and Settlement Agreement

The Pooling and Settlement Agreement shall be amended as follows:

1. Operative Provisions

(a) By the restatement of Clause 1.7 as set out below:

"1.7 1998: The provisions of Schedule 22 and Schedule 23 shall have effect.".

(b) By the restatement of Clause 19 as set out below:

"19 CONDUCT OF EXECUTIVE COMMITTEE MEETINGS

19.1General: Chairman:

19.1.1Subject as provided in Clauses 13,18 and 22 and this Clause
    19, the Executive Committee may meet for the transaction of business, and adjourn and otherwise regulate its meetings, as it shall see fit.

19.1.2The Pool Chairman shall preside as chairman at every meeting of the Executive Committee provided that:

(a)if the Pool Chairman is unable to attend any meeting, he shall nominate another individual to preside as chairman at that meeting in his place. Such individual shall be a director or senior executive of one of the Pool Members but shall not be a Committee Member or an alternate for any Committee Member; and

(b)if there is no Pool Chairman or the Pool Chairman or his duly appointed nominee shall not be present within 15 minutes after the time appointed for the holding of the meeting or the Pool Chairman is unwilling to act, the Committee Members present may appoint one of their number to be chairman of the meeting.

19.1.3The chairman of the meeting in his capacity as chairman shall not have any vote at meetings of the Executive
    Committee.

19.2Quorum: No business shall be transacted at a meeting of the Executive Committee unless a quorum is present throughout that meeting. Six Committee Members present in person or by their respective alternates shall constitute a quorum.

19.3Lack of quorum: If, within half an hour from the time appointed for holding any meeting of the Executive
    Committee, a quorum is not

present, the meeting shall be adjourned to the same day in the next week at the same time and place and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for holding the meeting, those present shall constitute a quorum.

19.4Representation of non-Committee Members: Each of the Settlement System Administrator, the Pool Chairman, the Director and the Pool Auditor (or its or his duly appointed representative) shall have the right to attend and speak (but not to vote) at meetings of the Executive Committee. Each Externally Interconnected Party (not being a Pool Member) and each of the Pool Funds Administrator, the Grid Operator and the Ancillary Services Provider (or its duly appointed representative) shall be entitled to attend and speak (but not vote) at meetings of the Executive Committee only where matters directly concerning its functions, duties or responsibilities have been identified or advised as provided in Clause 18.1.4 or if so requested by the Executive Committee. The Chief Executive (or his duly appointed representative) shall have the right to attend and speak (but not vote) at meetings of the Executive Committee and shall be obliged so to attend. With the exception of attendances by the Pool Chairman, the Chief Executive and the Pool Auditor, no payment shall be made to any person who has the right by virtue of this Clause 19.4 to attend Executive Committee meetings in respect of any such attendance.

19.5Written resolutions: A resolution in writing, executed by or on behalf of each Committee Member, shall be as valid and effectual as if it had been passed at a meeting of the Executive Committee duly convened and held and may consist of several instruments in like form and executed by or on behalf of one or more of such Committee Members. Any proposed resolution in writing shall be circulated to all those persons who would have been entitled to attend a meeting of the Executive Committee at which such resolution could properly have been passed.

19.6 Default in appointment: All acts done by any meeting of the Committee Members or of a sub-committee of the Executive Committee shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of such Committee Member, be as valid as if such person had been duly appointed.".

2.  Schedule 22

By the deletion of Schedule 22 and the substitution therefor of the following:

                          "SCHEDULE 22

            1998 PROGRAMME FUNDING AND COST RECOVERY

1.  DEFINITIONS AND INTERPRETATION

1.1 Definitions: In this Schedule, except where the context otherwise requires:

"1998 Programme" means the programme of work undertaken by the Pool to establish the systems and processes (including the EAC/AA System, the ISRA System and the NHH Data Aggregation System) to support the trading and settlement system in England and Wales to facilitate the full introduction of a competitive supply market on 1st April, 1998, as described in the Operational Framework;

"1998 Programme Costs" means the development and implementation costs of the 1998 Programme comprising the following (without double-counting):

(a) the costs and expenses of implementing Approved Funding
    Tranches approved in the period until the Implementation
    Date; and

(b)Accrued Costs,

in so far as such costs relate to the 1998 Programme but, for the avoidance of doubt, shall exclude those costs and charges to be paid by the Scottish PESs or Scottish Settlements pursuant to section 9 of Schedule 23;

"1998 Sub-Committees" means the sub-committees, the Programme
Board and project boards established to develop and implement the 1998 Programmer

"Accrued Costs" means the costs accrued in relation to the 1998 Programme prior to 1st April, 1996, which the Pool Members agree amount to pounds 2,878,000 at 1st April, 1996, together with interest calculated at the base rate of Barclays Bank PLC from time to time compounded, with monthly rests, until the date of payment, which costs are repayable in accordance with sub-section 2.4;

"Aggregate Charging Limit" or "ACL" means the aggregate amount of 1998 Programme Costs recoverable by the Public Electricity Suppliers pursuant to Section 8;

"Approved Funding Tranches" means the Funding Tranches approved by the Steering Group in accordance with sub-section 3.4 or by Public Electricity Suppliers in accordance with sub-section 7.2;

"EAC/AA System" means the estimation of annual consumption and annualised advance software and systems which are to be developed for the benefit of Pool Members pursuant to the 1998 Programmer

"EPFAL" means Energy Pool Funds Administration Limited (registered number 2444187) whose registered office is situate at 185 Park Street, London SE1 9DY or such other person as may be appointed as its successor from time to time as Pool Funds Administrator pursuant to Schedule 15;

"Financing Costs" or "FC" means the amount of costs to be incurred and recovered by the Public Electricity Suppliers in respect of their financing of 1998 Programme Costs, such amount being equal to interest upon 1998 Programme Costs at the base rate of Barclays Bank PLC from time to time compounded, with monthly rests, accruing from the date of payment by the Public Electricity Suppliers of such 1998 Programme Costs, until the date the Public Electricity Suppliers are reimbursed in accordance with Section 8;

"Funder" means a person for the time being being party to this Agreement who is a Public Electricity Supplier or a Scottish PES;

"Funding Tranches" means individual and groups of work packages submitted for approval by the Steering Group or Public Electricity Suppliers in accordance with sub-section 3.4 or, as the case may be,
Section 7;

"Implementation Date" means the date on which the first of the following occurs:

(a) a competitive supply market begins to operate in respect of customers below 100kW;

(b) the Executive Committee requires work on the 1998 Programme to cease as agreed or sanctioned by the Secretary of State or the Director; and

(c) the systems and processes developed by the Pool required to facilitate the beginning of the competitive supply market in respect of customers below 100kW would be able to operate, as determined by an independent expert jointly appointed by the Public Electricity Suppliers, the Chief Executive and the Director, but are not capable of operating because of other circumstances, but in any event no earlier than 1st April, 1998;

"ISRA System" means the initial settlement and reconciliation software and systems for electricity trading in England and Wales which are to be developed for the benefit of Pool Members pursuant to the 1998 Programmer

"NHH Data Aggregation System" means the non half hour data aggregation software and systems which are to be developed for the benefit of Pool Members pursuant to the 1998 Programmer

"Non-paying Funder" has the meaning ascribed to that term in paragraph 2.3.3;

"Operational Framework" means the 1998 Operational Framework of the Pool (Release 4.2) submitted to the Director as of 31st
March, 1996;

"Other Pool Members" has the meaning ascribed to that term in
Schedule 23;

"PES Votes" means, in relation to a Public Electricity Supplier, the number of votes to which such Public Electricity Supplier is entitled from time to time, determined in accordance with Section
6;

"Pool" means the Electricity Pool of England and Wales;

"Programme Board" means the 1998 Programme Management Board established by the Executive Committee to monitor, review and oversee implementation of the 1998 Programmer

"Programme Budget" means an estimate of the overall cost of implementing the 1998 Programme, including detailed cost estimates for each element of the 1998 Programme required to be incurred, each element to be broken down into all identified Funding Tranches with each Funding Tranche to contain the details of the timing of the work, the scope of work and the likely costs and expenses to be incurred in its performance, approved in accordance with Section 5;

"Programme Share" means, in relation to a Public Electricity
Supplier or a Scottish PES, the share of 1998 Programme Costs of such Public Electricity Supplier or (as the case may be) such Scottish PES, determined in accordance with Section 6;

"Requisite Proportion" means, in the case of the approval by Public Electricity Suppliers in writing or in separate meeting of the matters referred to:

(a)  in paragraphs 7.2(a) and 7.2(c), 65 per cent.; and

(b)  in paragraph 7.2(b), 50 per cent.,


in the case of written consent, of the total PES Votes of all Public Electricity Suppliers and, in the case of a separate general meeting, of the total PES Votes of those Public Electricity Suppliers as (being entitled to do so) vote in person or by proxy at the relevant separate general meeting of which notice specifying the intention to propose the resolution has been duly given;

"Scottish PES" means Scottish Hydro-Electric PLC and Scottish
Power plc;

"Scottish Settlements" means Scottish Electricity Settlements
Limited (registered in Scotland number SC169212);

"Steering Group" means the 1998 Programme Steering Group established pursuant to Section 3, save that if the Executive Committee so determines, such Steering Group may be disbanded, in which case the Executive Committee shall act as and have the same rights and obligations as the Steering Group for the purposes of this Schedule, as such rights and obligations are set out in
Section 3, and in that event references in this Schedule to a member of the Steering Group appointed by a member of the Executive Committee appointed by Public Electricity Suppliers shall be read as references to any member of the Executive Committee appointed by Public Electricity Suppliers; and

"Total 1998 Programme Costs" has the meaning given to it in
Section 8.1.3.

1.2 Interpretation: In the event of any inconsistency or conflict between the provisions of this Schedule and the other provisions of the Agreement in relation to the 1998 Programme Costs or the Operational
Framework,
the provisions of this Schedule shall, unless otherwise expressly provided, prevail.

2.  PROGRAMME FUNDING

2.1 Programme Costs: All 1998 Programme Costs shall be paid or reimbursed by Public Electricity Suppliers and the Scottish PESs or by a person or persons on their behalf in accordance with this Schedule.

2.2 Allocation of 1998 Programme Costs after 1st April, 1996: In respect of each month from (and including) April 1996, the 1998 Programme Costs incurred in such month shall be allocated amongst Public Electricity Suppliers and the Scottish PESs according to their respective Programme Shares.

2.3 Payment and collection:

2.3.1 EPFAL shall collect from Public Electricity Suppliers and the Scottish PESs the amounts which they are obliged to pay towards the 1998 Programme Costs and each Public Electricity Supplier and each Scottish PES will be obliged to pay its proportionate share of the 1998 Programme Costs "together with Value Added Tax thereon, if applicable) against receipt of any invoice therefor issued by EPFAL.

2.3.2 EPFAL shall arrange for collection from each Public Electricity Supplier and each Scottish PES of its proportionate share of the 1998 Programme Costs in such manner as may be agreed by EPFAL with the Public Electricity Suppliers from time to time (which may include collection in advance) and Public Electricity Suppliers and the Scottish PESs shall comply with such collection procedures and, in particular, shall make payment within the time period prescribed by such procedures.

2.3.3 If any Public Electricity Supplier or Scottish PES fails to pay an amount properly due under this Schedule within fifteen (15) days of the due date for such payment (such
    Public Electricity Supplier or Scottish PES being a "Non-paying Funder") each Pool Member (other than the Non-paying Funder) shall be severally liable for its Contributory Share (calculated on the basis that the Points allocated to the defaulting Non-paying Funder are disregarded) and EPFAL shall accordingly be entitled to recover the due proportion of that amount from each Pool Member (other than the Non-paying Funder). In that event, EPFAL shall advise each Pool Member of the amount payable by invoice despatched to each Pool Member and each Pool Member shall pay the amount advised in the relevant invoice within fifteen (15) days after the invoice date.

2.3.4 A Non-paying Funder shall indemnify and keep indemnified each Pool Member on demand against all sums properly paid by such Pool Member pursuant to this sub-section 2.3.

2.3.5 Each Pool Member shall give notice to the Pool Funds Administrator before instituting any action or proceedings in any court to enforce payments due to it pursuant to this Schedule. Upon receipt of any notice under this paragraph 2.3.5, the Pool

     Funds Administrator will as soon as practicable notify the Executive Committee, all Pool Members and the Director. The provisions of sub-section 24.4 of Schedule 11 shall apply mutatis mutandis in respect of any payment due from a Non-paying Funder pursuant to this Schedule.

2.3.6 Upon EPFAL becoming aware of a Public Electricity Supplier or a Scottish PES becoming a Non-paying Funder, it shall notify the Executive Committee, the remaining Pool Members and the Director, and the Executive Committee shall convene and cause to be convened a general meeting of Pool Members as soon as possible thereafter, which meeting will determine whether any further 1998 Programme Costs shall be incurred.

2.3.7    The provisions of paragraphs 15.2.3, 15.2.4 and sub-section
    15.3 of Schedule 15 shall in any event apply mutatis mutandis in respect of all payments required to be made pursuant to this Section 2.

2.4 Accrued Costs: As soon as reasonably practicable, but in any event no later than 1st April, 1997, the Pool Members will pay each other such sums as will ensure that all Accrued Costs have effectively been paid for or reimbursed only by Public Electricity Suppliers and Scottish PESs and, as between Public Electricity Suppliers and Scottish PESs, according to their respective Programme Shares.

3.  PROGRAMME EXPENDITURE AND THE STEERING GROUP

3.1 Authority to incur expenditure: No 1998 Programme Costs shall be incurred by 1998 Sub-Committees other than pursuant to Approved Funding Tranches.

3.2  Establishment: Pool Members hereby establish the Steering
Group as a
sub-committee of the Executive Committee upon the terms and subject to the conditions of this Schedule 22.

3.3  Steering Group Members: Each member of the Executive
Committee shall
have the right to appoint a member of the Steering Group.

3.4  Approval of programme expenditure:

3.4.1 The Steering Group will notify each 1998 Sub-Committee and such persons as may be nominated by each Public Electricity Supplier in writing to the Steering Group from time to time ("PES Nominees"), no later than 10 working days prior to holding any meeting of the date that meeting will be held, save that, if at least 5 members of the Steering Group (including at least 3 appointed by members of the Executive Committee appointed by Public Electricity Suppliers) consent, a meeting of the Steering Group may be held on 48 hours' notice.

3.4.2 Prior to approving any further work packages after 15th July, 1996, undertaking or commissioning any work in respect of the 1998 Programme, the Programme Board or any member of the Steering Group shall submit one or more Funding Tranches to the Steering Group (with a copy to all PES Nominees) at least 5 working days in advance of any meeting of the Steering Group, for approval. Each Funding Tranche shall contain details of the scope of the work proposed to be undertaken and a budget of all costs associated with that work, together with a comparison of all its elements against the Programme Budget (or, if the Programme Budget shall not then have been agreed, against the planned budget). Any amount to be reimbursed in respect of costs incurred in relation to work packages approved in the period between 31st March, 1996 and 15th July, 1996 shall also be the subject of a Funding Tranche or Funding Tranches to be submitted to the Steering Group (with a copy to all PES Nominees) by the Programme Board or any member of the Steering Group at least five working days in advance of a meeting of the Steering Group. Each such Funding Tranche shall contain details of the scope of the work undertaken and details of the costs associated with it.

3.4.3 At each meeting of the Steering Group, the Steering Group shall resolve whether to approve Funding Tranches duly submitted to it in accordance with paragraph 3.4.2, and, subject to any appeal to Public Electricity Suppliers, any Funding Tranche so approved will become an Approved Funding Tranche. Notwithstanding the decision taken, any Public Electricity Supplier or any member of the Steering Group appointed by a member of the Executive Committee appointed by Public Electricity Suppliers may, within 5 working days of the resolution of the Steering Group, by notice in writing to the Steering Group, appeal the matter to be considered by Public Electricity Suppliers under sub-section 7.2. If the Public Electricity Suppliers then resolve to approve the Funding Tranche, it shall become an Approved Funding Tranche. If the matter has been appealed and Public Electricity Suppliers do not so approve it, the Funding Tranche shall not be an Approved Funding Tranche.

3.4.4 As soon as the Programme Board becomes aware that the cost of any work carried out pursuant to any Approved Funding Tranche is likely to exceed the budget considered by the Steering Group in paragraph 3.4.2 above, it shall forthwith prepare a revised budget and deliver it to the Steering Group, at which point the Steering Group and, if necessary, the Public
Electricity Suppliers, will follow the procedure set out in paragraphs 3.4.2 and 3.4.3 in considering whether to authorise the continuation of work under the Approved Funding Tranche, in accordance with such revised budget. If (a) the Steering
Group does not resolve to approve the revised budget, in accordance with paragraph 3.4.2 or (b) after referral to Public Electricity Suppliers in accordance with sub-section 7.2 they resolve not to approve the revised budget, then the relevant 1998 Sub-Committee shall undertake no work to implement the Approved Funding Tranche which would lead to the cost of implementing the Approved Funding Tranche exceeding the original budget. If the revised budget is approved in accordance with paragraph 4.3.2 or, as the case may be, sub-section 7.2, the cost of that Approved Funding Tranche will be adjusted accordingly.

3.4.5 Any Steering Group member may by reasonable notice request such information of the Chief Executive or the Programme Board as may be reasonably required to assess the performance of the 1998 Programme against the Programme Budget and Approved Funding Tranches, it being understood that the Chief Executive and the Programme Board shall not be required to comply with any such information request unless it is made by 3 or more members of the Steering Group.

3.5  Voting: Any question or matter considered by the Steering
Group shall be resolved by a simple majority of votes of members of the Steering Group.

4.  THE OPERATIONAL FRAMEWORK

4.1 Changes to Operational Framework: Subject to sub-section 4.2, any addition to, deletion from or other change to the Operational Framework by or on behalf of Pool Members shall be made only with the prior approval of Pool Members in general meeting.

4.2 Effect on 1998 Programme Costs: If any addition to, deletion from or other change to the Operational Framework may lead to an increase in the 1998 Programme Costs then, unless such addition, deletion or other change has been approved by the Public Electricity Suppliers in writing or in separate general meeting, the proposed addition, deletion or other change shall not take effect unless Pool Members so resolve (in which case any costs incurred as a result of the addition, deletion or other change in question shall not be 1998 Programme Costs).

    5.PROGRAMME BOARD AND PROGRAMME BUDGET

5.1 Constitution of the Programme Board: At all times, the Programme Board shall comprise three senior users, one senior technical user (together the

"Senior Users") and the Chief Executive. One of the Senior Users shall be an appointee of all Pool Members other than Public
Electricity Suppliers, and the other three shall be appointees of the Public Electricity Suppliers.

5.2 Voting: It is the intention of Pool Members that the Programme Board shall resolve matters by way of consensus.

5.3 Preparation of the Programme Budget: The Programme Board shall prepare and submit a draft programme budget by no later than 15th July, 1996 for approval by the Steering Group. The procedure for approval of the draft programme budget shall follow that for approval of Funding Tranches in paragraphs 3.4.2 and 3.4.3, save that if either the Steering Group or Public Electricity Suppliers do not approve the draft programme budget, they shall notify the Programme Board of any areas requiring revision and the Programme Board shall, as soon as reasonably practicable after such notification, re-submit the draft programme budget to the Steering Group. Once the draft programme budget is approved it shall be the Programme Budget.

6.  PROGRAMME SHARES AND PES VOTES

6.1  Programme Shares: The Programme Share of each Public
Electricity Supplier and each Scottish PES shall be that set opposite its name in column 2 of the table in sub-section 6.3.

6.2 PES Votes: The PES Vote of each Public Electricity Supplier shall be that set opposite its name in column 3 of the table in sub-section
6.3.

6.3  Table:

          Column 1                Column 2      Column 3
       Name of Funder            Programme     PES Votes
                                   Shares

Eastern Group plc                  12.64%        13.82%

East Midlands Electricity plc      8.79%         9.61%

London Electricity plc             7.76%         8.50%

Manweb plc                         5.19%         5.71%

Midlands Electricity plc           8.81%         9.64%

Northern Electric plc              4.97%         5.44%

NORWEB Plc                         8.21%         8.99%

Scottish Hydro-Electric PLC        2.66%       Not
                                               Applicable

Scottish Power plc                 5.97%       Not
                                               Applicable

SEEBOARD PLC                       8.14%         8.91%

Southern Electric plc              10.74%        11.75%

South Wales Electricity plc        3.34%         3.64%

South Western Electricity plc      5.67%         6.21%

Yorkshire Electricity Group        7.11%         7.78%
plc


6.4 Reopener: If the aggregate amount of the 1998 Programme Costs as projected under the 1998 Programme at 31st December, 1997 exceeds the budgeted figure for the 1998 Programme Costs as at 1st January, 1997 (which is agreed only for these purposes to be pounds 58,000,000), the Programme Shares of the Funders shall promptly be recalculated by or on behalf of the Funders in accordance with the principles set out in the document entitled "Costing Estimates for Scottish Contribution to Pool Programme" dated 13th December, 1996 (a copy of which has been initialled by the Chief Executive for the purposes of identification only), and column 2 of the table in sub-section 6.3 shall be amended accordingly.

6.5 Merger and adjustment: In the event of any merger between one or more Funders any successor company shall have the aggregate Programme Shares and PES Votes of its predecessors. Any successor to part only of the authorised area (as such term is defined in its PES Licence) of a Public Electricity Supplier and the Public Electricity Supplier retaining the other part shall have such PES Votes and Programme Shares as the Director shall determine. Any successor to part only of the authorised supply area (as such term is defined in the PES Licence of the relevant Scottish PES) of a Scottish PES and the Scottish PES retaining the other part shall have such Programme Shares as the Director shall determine.

7.   PES MEETINGS

7.1 PES Meetings: The following provisions of this Section 7 shall apply to separate general meetings of Public Electricity
Suppliers.

7.2 Requirements for PES Approval: The following matters shall require Public Electricity Suppliers to give their approval by the Requisite Proportion in separate general meeting, or by the Requisite Proportion of Public Electricity Suppliers giving their approval in writing to take effect:

(a)  the approval of Funding Tranches by way of appeal under sub-
section 3.4;

(b) the approval of any addition to, deletion from or other change to the Operational Framework which may lead to an increase in the 1998 Programme Costs; and

(c)  any addition to, deletion from or other change to this
Schedule 22 (other than, for the avoidance of doubt, the adoption of detailed drafting of the provisions relating to the recovery of 1998 Programme Costs in accordance with paragraph 8.2.3).

7.3  General Provisions: The provisions of Part 111 of the
Agreement relating to general meetings of Pool Members shall apply mutatis mutandis to separate general meetings of Public
Electricity Suppliers, but so that:

(a) the necessary requirement for notice in writing to be given of any such separate general meeting shall be 5 working days rather than the period in Clause 9.3;

(b) Clause 10.9 shall not apply although the Pool Auditor and the Director or its or his duly authorised representative shall have the right to attend and speak (but not vote) at such separate general meetings;

(c) such separate general meetings shall be convened by the Secretary upon receipt of a request from a Public Electricity Supplier or a member of the Steering Group appointed by an Executive Committee Member appointed by Public Electricity Suppliers;

(d) the necessary quorum shall be 6 or more Public Electricity Suppliers present in person together representing 50 per cent. or more of the aggregate number of PES Votes of all Public Electricity Suppliers and if no quorum is present within half an hour from the time appointed for the separate general meeting, the separate general meeting shall be adjourned until the following working day;

(e) references to Total Votes shall be substituted by references to PES Votes; and

(f) notice of any such separate general meeting need to be given only to those entitled to attend the same,

and any resolution put to any such separate general meeting shall, to be passed, require the Requisite Proportion of votes in favour.

8.  RECOVERY OF 1998 PROGRAMME COSTS

8.1  Calculation of Aggregate Charging Limit: The Aggregate
Charging Limit shall be calculated in the following manner:

8.1.1     if Total 1998 Programme Costs are less than the Lower
Limit then:

          ACL = LL-LL - T1998 PC + FC
                   -------------
                        2

8.1.2 if Total 1998 Programme Costs are equal to or greater than the Lower Limit and less than or equal to the Upper
     Limit then:

        ACL = T1998 PC + FC; and

8.1.3 if Total 1998 Programme Costs are greater than the Upper Limit then:

        ACL = UL + T1998 PC - UL + FC
                   -------------
                        2

in each case, where, subject to the provisions set out below:

the Lower Limit ("LL") = pounds 43,500,000;

the Upper Limit ("UL") = pounds 53,500,000; and

the Total 1998 Programme Costs ("T1998 PC") = the aggregate amount of 1998 Programme Costs allocated to Public Electricity
Suppliers in England and Wales according to their respective
Programme Shares,

save that if, as a result of any addition to, deletion from or other change to the Operational Framework and/or the adoption of Approved Funding Tranches pursuant to sub-section 3.4 or Section
7 outside the scope of the Operational Framework, the Total 1998 Programme Costs are changed by any amount in excess of pounds 50,000 then, subject to prior approval by the Director, both the Lower Limit and the Upper Limit shall be adjusted by the amount of such change.

8.2 Recovery by Public Electricity Suppliers from under 100kW customers:

8.2.1 The ACL is to be recovered, with allowance being made for Financing Costs, over a maximum period of 5 years from the Implementation Date from all suppliers of customers below 100kW on the basis of a charge per megawatt hour supplied. The Public Electricity Suppliers shall be entitled to recover the ACL in proportion to the 1998 Programme Costs contributed by them (the Public Electricity Suppliers' proportions being grossed up for this purpose to aggregate 100 per cent.). If, for reasons other than force majeure (as defined in paragraph 8.2.2 below), the Implementation Date is later than 1st April, 1998, the Public Electricity Suppliers or their agents will be able to recover a proportionately lesser amount.

8.2.2 If, by reason of force majeure (which for these purposes means any delay as a result of the requirements of the Director or the Secretary of State or any exceptional circumstances outside the control of the Pool), the 1998
Programme is delayed or not implemented, full cost recovery of the ACL shall be made.

8.2.3     The principles for recovery set out in this sub-section
8.2 require further detailed drafting. Pool Members undertake to use their reasonable endeavours to agree the detailed drafting by 1st June, 1997.

8.3 Recovery by Scottish PESs: Scottish PESs shall be entitled to recover from third parties their respective contributions towards the 1998 Programme Costs in accordance with the terms of their agreement with the Director (if any).

9.  SCHEDULE 22 CEASING TO HAVE EFFECT

Without prejudice to any accrued rights or liabilities, the provisions of this Schedule 22 shall cease to have effect on the date following that on which the final payment has been made to the last Public Electricity Supplier to be reimbursed its due proportion in respect of 1998 Programme Costs and Financing Costs pursuant to Section 8.".


3.  Schedule 23

By the insertion of the following new Schedule 23 :

                          "SCHEDULE 23

                      SCOTTISH SETTLEMENTS

1.  DEFINITIONS AND INTERPRETATION

1.1  Definitions: In this Schedule and the Scots Subsidiary
Documents, except where the context otherwise requires:

"1998 Contractor" means for the time being and from time to time a contractor employed or retained by or on behalf of or on the instructions of Pool Members to undertake work or to provide services in relation to the design, development, testing, implementation, operation or maintenance of the 1998 Systems (and includes any sub-contractor of such a contractor);

"1998 Deliverables" means the work product of a 1998 Contractor under its contract or arrangement with Pool Members (or their agent) in relation to the 1998 Programmer

"1998 Documentation" means the documentation prepared for the benefit of Pool Members in connection with the 1998 Programme relating to the design, development, testing, implementation, operation and/or maintenance of the Relevant 1998 Systems and for the time being and from time to time listed or referred to in Part B of Scots Subsidiary Document 1;

"1998 Programme" has the meaning given to that term in Schedule
22;

"1998 Systems" means the systems and processes (including the ISRA System) supporting the central electricity trading and settlement system in England and Wales which are to be developed for the benefit of Pool Members pursuant to the 1998 Programmer

"Analysis" has the meaning given to that term in Scots Subsidiary
Document 3;

"Combined Members" means the members of the Chief Executive's
Office, the Executive Committee, the Committee Members and the
Other Pool Members;

"Developed Material" has the meaning given to that term in paragraph 4.5(B);


"EAC/AA System" has the meaning given to that term in Schedule
22;

"Existing Pool Documentation" means the documentation relating to the rules and procedures for the operation of the central electricity trading and settlement system in England and Wales and for the time being and from time to time listed or referred to in Part A of Scots Subsidiary Document 1;

"JAR System" means the control system and processes that are necessary to facilitate initial allocation to suppliers in the authorised supply areas of the Scottish PESs (as defined in the PES Licence of the relevant Scottish PES) and reconciliation of all the electricity consumed in those authorised supply areas within a bulk supply point group;

"ISRA Documentation" means the documentation prepared for the benefit of Pool Members relating either to the engagement of a 1998 Contractor for the initial settlement and reconciliation function contemplated by the 1998 Programme or to the design, development, testing and trialing of the ISRA System, and in each case for the time being and from time to time listed or referred to in Part C of Scots Subsidiary Document 1;

"ISRA System" has the meaning given to that term in Schedule 22;

"Logica" means Logica UK Limited (registered number: 947968);

"Logica Contract" means the agreement dated 11th September, 1996 and made between Logica and Energy Pool Funds Administration
Limited;

"NHH Data Aggregation System" means the non half hour data aggregation software and systems which are to be developed for the benefit of Pool Members pursuant to the 1998 Programmer

"Other Pool Members" means all the Pool Members other than the Scottish PESs (and, where the context so admits, includes any person acting on their behalf for the purposes of this Schedule and the Scots Subsidiary Documents);

"Pool 1998 Software" means the software for the Relevant 1998
Systems (excluding all operating system software for all of the 1998 Systems) for the time being and from time to time listed or referred to in Scots Subsidiary Document 2;

"Programme Board" has the meaning given to that term in Schedule
22;

"Programme Liaison Officer" means the 1998 Programme's liaison officer nominated for the time being and from time to time by or on behalf of the Other Pool Members in accordance with Scots Subsidiary Document 4;

"Relevant 1998 Systems" means the 1998 Systems other than the EAC/AA System and the NHH Data Aggregation System and excluding all Support Services and all hardware;

"Required Documentation" means the 1998 Documentation, the
Existing Pool Documentation, the ISRA Documentation and the
Support Documentation;

"Responsible Officers" has the meaning given to that term in Scots Subsidiary Document 4;

"Scots  1998 Licence" has the meaning given to that term in  sub-
section 4.2;

"Scots Contract" has the meaning given to that term in sub-
section 6.1;

"Scots Contractor" has the meaning given to that term in paragraph 4.5(B);

"Scots Due Date" has the meaning given to that term in sub-
section 9.3;

"Scots Licence-Back" has the meaning given to that term in paragraph 4.5 (H);

"Scots Licensee" has the meaning given to that term in sub-
section 4.2;

"Scots Subsidiary Documents" means each of the documents identified and agreed to be treated as a Scots Subsidiary Document for the purposes of this Schedule by the Scottish PESs and the Executive Committee (or a nominated sub-committee of the Executive Committee), as the same may be amended or substituted from time to time with their prior written consent. Each Scots Subsidiary Document shall be numbered and references in this Schedule to "Scots Subsidiary Document 'n"' shall be to the relevant numbered Scots Subsidiary Document;

"Scottish  PESs" has the meaning given to that term  in  Schedule
22;

"Scottish Settlements" means Scottish Electricity Settlements Limited, a private limited liability company incorporated in Scotland with registered number SC169212 jointly owned by the Scottish PESs for the purposes of managing and implementing the Scottish Settlements Arrangements (and includes any successor company);


"Scottish Settlements Arrangements" means the business of developing, operating and maintaining systems, processes and arrangements in the authorised supply areas (as defined in the PES Licence of the relevant Scottish PES) of the Scottish PESs pursuant to their obligations as holders of PES Licences, and includes the Scottish Settlements Project;

"Scottish Settlements Project" means the project established and managed by Scottish Settlements that will develop systems, processes and arrangements within the scope and as part of the Scottish Settlement Arrangements;

"SSP Liaison Officer" means the liaison officer of the Scottish
PESs (or, as the case may be, Scottish Settlements) nominated for the time being and from time to time by them in accordance with Scots Subsidiary Document 4;

"Support Documentation" means any documentation provided by the Programme Liaison Officer as clarification to any of the 1998 Documentation, the Existing Pool Documentation or the ISRA Documentation in response to a request from the SSP Liaison Officer pursuant to Scots Subsidiary Document 4;

"Support Services" means:

(A) support services for systems tests, integration tests and trialing;

(B) services for maintenance, error correction, change implementation and new system releases; and

(C)  training services;

"Systems Requirement Request" has the meaning given to that term in Scots Subsidiary Document 3; and

"Systems Requirement Response" has the meaning given to that term in Scots Subsidiary Document 3.

1.2 Interpretation: In the event of any inconsistency or conflict between the provisions of this Schedule and the other provisions of the Agreement (other than Schedule 22) insofar as concerns the relationship of the Scottish Settlements Arrangements to the 1998 Programme or the Operational Framework, the provisions of this Schedule shall, unless otherwise expressly stated, prevail. In the event of any other inconsistency or conflict between the provisions of this Schedule and the other provisions of the Agreement, such other provisions shall prevail.

1.3 Scots Subsidiary Documents: Each of the Parties undertakes to comply with the Scots Subsidiary Documents insofar as applicable to such Party.


The Executive Committee shall provide copies of the Scots
Subsidiary Documents to a Party upon request and at such Party's cost.

1.4  Trusteeship: The Other Pool Members hold the benefit of this
Schedule for themselves and as trustee and agent for the Executive Committee, the Committee Members and the members of the Chief Executive's Office.

1.5 Other Pool Members: Subject to sub-section 5.3, the provisions of Part III of the Agreement shall apply mutatis mutandis to meetings of and decisions taken by the Other Pool Members save that neither of the Scottish PESs nor Scottish Settlements (if it is a Pool Member) shall be entitled to attend, speak or vote at the relevant meeting or otherwise to participate in the decision taking processes and the voting procedures shall be adjusted in such manner as the Pool Chairman in his sole discretion shall see fit to make allowance for the prohibition on the Scottish PESs and Scottish Settlements from voting.

2.  PURPOSE

2.1 Purpose: This Schedule, when read with Schedule 22 and the Scots Subsidiary Documents, sets out the terms and conditions upon and subject to which the Scottish PESs will be entitled to have made available to them or Scottish Settlements for the purposes of the Scottish Settlements Arrangements certain documentation and systems written or developed for or provided to Pool Members in connection with the 1998 Programme and to propose changes thereto or undertake customization thereof solely for the purposes of the Scottish Settlements Arrangements.

2.2 Scottish PESs as Pool Members: Save as varied or amended by or pursuant to this Schedule, the Scottish PESs shall continue to have their respective rights, responsibilities, obligations and liabilities as Pool Members in addition to their rights, responsibilities, obligations and liabilities under this Schedule, Schedule 22 and the Scots Subsidiary Documents in their capacity as Scottish PESs.

3.  JOINT VENTURE AND GUARANTEE

3.1 Scottish Settlements: The Scottish PESs shall be entitled to act for the purpose of the Scottish Settlements Arrangements and this Schedule through Scottish Settlements. If required by the Executive Committee, the Scottish PESs shall procure that Scottish Settlements becomes a party to the Agreement, appoints an agent for service of process in England and undertakes directly in form and content reasonably satisfactory to the Executive Committee the obligations on its part contained in this Schedule and the Scots Subsidiary Documents.


3.2 Information on Scottish Settlements: Each of the Scottish PESs and Scottish Settlements shall promptly give the Other Pool Members such information about the shareholdings in and capital structure of Scottish Settlements and its business, operations, assets and financial condition as the Executive Committee may from time to time reasonably require and the Other Pool Members shall keep all such information confidential on and subject to the terms and conditions of Clause 70 of the Agreement.

3.3 Guarantee: The Scottish PESs hereby jointly and severally and irrevocably and unconditionally:

(A) guarantee to each of the Combined Members the due and punctual observance and performance of all the terms, conditions and covenants on the part of Scottish Settlements contained in this Schedule and the Scots Subsidiary Documents and agree to pay to each of the Combined Members from time to time on demand any and every sum or sums of money which Scottish Settlements shall at any time be liable to pay to such Combined Member under or pursuant to this Schedule or any of the Scots Subsidiary Documents and which shall not have been paid at the time such demand is made; and

(B) agree as a primary obligation to indemnify each of the Combined Members from time to time on demand by the relevant Combined Member from and against any loss directly incurred by such Combined Member as a result of any of the obligations of Scottish Settlements under or pursuant to this Schedule or any of the Scots Subsidiary Documents being or becoming void, voidable, unenforceable or ineffective as against such Combined Member for any reason whatsoever, whether or not known to such Combined Member or any other person.

3.4  Preservation of Rights:

3.4.1     The obligations of the Scottish PESs contained in this
Section 3 shall be in addition to and independent of every other security which any of the Combined Members may at any time hold in respect of any obligations of Scottish Settlements under the Agreement.

3.4.2     The obligations of the Scottish PESs contained in this
Section 3 shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever, and in particular but without limitation shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of Scottish
Settlements under this Schedule or the Scots Subsidiary Documents and shall continue in full force and effect until final payment in full of all amounts owing by Scottish Settlements under this Schedule and each of the Scots Subsidiary Documents and satisfaction of all actual and contingent obligations of Scottish Settlements under this Schedule and each of the Scots Subsidiary Documents.

3.4.3     Neither the obligations of the Scottish PESs herein
contained nor the rights, powers and remedies conferred in
respect of the Scottish PESs upon the Combined Members by this
Schedule or any of the Scots Subsidiary Documents or by law shall be discharged, impaired or otherwise affected by:

(A) the winding-up, dissolution, administration or reorganisation of Scottish Settlements or any other person or any change in its status, function, control or ownership;

(B) any of the obligations of Scottish Settlements or any other person hereunder or under any other security taken in respect of any of its obligations under this Schedule or any of the Scots
Subsidiary Documents being or becoming illegal, invalid, unenforceable or ineffective in any respect;

(C)  time or other indulgence being granted to Scottish
Settlements in respect of its obligations under this Schedule or any of the Scots Subsidiary Documents or under any such other security;

(D) any amendment to, or any variation, waiver or release of, any obligation of Scottish Settlements under this Schedule or any of the Scots Subsidiary Documents or under any such other security;

(E) any failure to take, or fully to take, any security contemplated hereby or otherwise agreed to be taken in respect of the obligations of Scottish Settlements under this Schedule or any of the Scots Subsidiary Documents;

(F) any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of the obligations of Scottish Settlements under this Schedule or any of the Scots Subsidiary Documents; or

(G) any other act, event or omission which, but for this paragraph 3.4.3, might operate to discharge, impair or otherwise affect any of the obligations of either of the Scottish PESs herein contained or any of the rights, powers or remedies conferred upon the Combined Members by this Schedule or any of the Scots Subsidiary Documents or by law.

3.4.4 Any settlement or discharge between the Scottish PESs and Scottish Settlements shall be conditional upon no security or payment to the Combined Members or any of them by the Scottish PESs or either of them or Scottish Settlements or any other person on behalf of the Scottish PESs or, as the case may be, Scottish Settlements being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application for the time being in force and, if any such security or payment is so avoided or reduced, the Combined Members or the relevant one of them shall be entitled to recover the value or amount of such security or payment from the Scottish PESs subsequently as if such settlement or discharge had not occurred.

3.4.5 None of the Combined Members shall be obliged before exercising any of the rights, powers or remedies conferred upon it in respect of the Scottish PESs by this Schedule or any of the Scots Subsidiary Documents or by law:

(A)  to make any demand of Scottish Settlements;

(B) to take any action or obtain judgment in any court against Scottish Settlements;

(C) to make or file any claim or proof in a winding-up or dissolution of Scottish Settlements; or

(D) to enforce or seek to enforce any other security taken in respect of any of the obligations of Scottish Settlements under this Schedule or any of the Scots Subsidiary Documents.

3.4.6 The Scottish PESs agree that, until all amounts which may be or become payable by Scottish Settlements under or in connection with this Schedule and the Scots Subsidiary Documents have been irrevocably paid in full, neither of the Scottish PESs shall, after a claim has been made or by virtue of any payment or performance by it under this Clause 3:

(A) be subrogated to any rights, security or moneys held, received or receivable by any of the Combined Members (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the liability of such Scottish PES under this Clause 3;

(B)  claim, rank, prove or vote as a creditor of Scottish
Settlements or its estate in competition with any of the Combined
Members (or any trustee or agent on its behalf); or

(C) receive, claim or have the benefit of any payment, distribution or security from or on account of Scottish
Settlements, or exercise any right of set-off as against Scottish
Settlements.

4.   SCOTS 1998 LICENCE

4.1 Provision of Required Documentation: Subject to and conditional upon payment and receipt of the sums set out or referred to in sub-section 9.1(A) and to the terms and conditions of the Scots 1998 Licence:

(A) the Scottish PESs and Scottish Settlements shall be entitled to receive copies of the Required Documentation; and

(B) Pool Members shall procure that such copies are made available to the Scottish PESs (or, as the case may be, Scottish
Settlements) promptly upon request.

4.2 Grant of Scots 1998 Licence:

(A) Subject to and conditional upon payment and receipt of the sum(s) set out or referred to in sub-section 9.1(B) and to the extent that Pool Members have the right so to do, Pool Members grant the Scottish PESs and Scottish Settlements (in this Section 4, each a "Scots Licensee"), or shall procure the grant to the Scots Licensee of, a perpetual, non-exclusive and non transferable licence (the "Scots 1998 Licence") to use the Required Documentation and the Pool 1998 Software on the terms and conditions set out in the following provisions of this
Section 4.

(B) Pool Members confirm that they have full right to grant the Scots Licensee or procure the grant to the Scots Licensee of a perpetual, non-exclusive and non-transferable licence to use (i) such of the Required Documentation and Pool 1998 Software as is made available to Pool Members under the Logica Contract, excluding any software notified by or on behalf of the Other Pool Members to the Scots Licensee from time to time as being subject to a requirement for a licence from a third party, and (ii) the Existing Pool Documentation. Pool Members confirm that Logica only has the right under the Logica Contract to incorporate such third party software where the Pool Members have agreed the terms upon which a licence will be available from the relevant third party. In respect of any other Required Documentation or Pool 1998
Software, the Pool Members confirm that they shall use reasonable endeavours (but without being obliged to incur any material additional cost unless all such additional cost is paid or reimbursed on demand by the Scottish PESs or Scottish
Settlements) to acquire in a timely manner ownership of, or a right to grant a licence to the Scots Licensee in respect of, the intellectual property rights thereto.

4.3 Term of Scots 1998 Licence: The Scots 1998 Licence will commence as of 1st January, 1997 and will continue until terminated in accordance with sub-section 4.4.

4.4 Termination of Scots 1998 Licence:

(A) The Executive Committee shall have the right (without prejudice to any other rights or remedies that the Executive Committee or the Other Pool Members may have) to terminate the Scots 1998 Licence immediately by notice in writing to the Scots Licensee if:

(i) the Scots Licensee is in material breach of any of the provisions of Clauses 4.2, 4.5, 4.6, 4.7 and 4.8 and either such breach is incapable of remedy or the breach continues for fourteen days after notice in writing specifying the breach and requiring it to be remedied; or

(ii) an order is made or a resolution is passed for the winding-up of the Scots Licensee, or if a provisional liquidator is appointed in respect of the Scots Licensee, or if a receiver (which expression includes an administrative receiver) is appointed in respect of the Scots Licensee or all or any of its assets or if the Scots Licensee is unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986, or if any voluntary arrangement is proposed under section 1 of the Insolvency Act 1986 in respect of the Scots Licensee; or

(iii)     anything analogous to any of the events in paragraph
(ii) above occurs with respect to the Scots Licencee or its assets in any jurisdiction.

(B)  If the Scots 1998 Licence is terminated under this sub-
section 4.4:

(i) the Scots Licensees will cease to have the right to use the Required Documentation and the Pool 1998 Software;

(ii) the Scots Licensees shall within 30 days of termination deliver to the Executive Committee all the Required Documentation and the Pool 1998 Software together with all copies of them in the Scots Licensees' possession or control and (if any Scots Licensee fails to do so) the Executive Committee or its agent shall have the right to enter such Scots Licensee's premises and repossess the Required Documentation and the Pool 1998 Software and any copies of them; and

(iii) the Scots Licensees will destroy any programme or other series of instructions contained in any memory device which is derived from the Required Documentation and/or the Pool 1998
Software and is in their possession or control.

(C) Termination of the Scots 1998 Licence will not release any of the Scots Licensees from any obligations arising prior to termination or which expressly or by implication become effective or continue to be effective on or after the termination of the Scots 1998 Licence.

4.5  Scope of Scots 1998 Licence:

(A) The Scots Licensee shall have the right to use the Required Documentation and the Pool 1998 Software only for the purposes of the Scottish Settlements Arrangements and shall not use the Required Documentation or the Pool 1998 Software in any other way.

(B) The Scots Licensee is licensed to copy, develop, alter or modify the whole or any part of the Required Documentation or Pool 1998 Software or combine it with any other materials, in any such case only for the purposes of the Scottish Settlements Arrangements (the "Developed Material"), but will not permit any other person to do so except for a person at any time under contract to the Scots Licensee to do so (the "Scots Contractor"). The Scots Contractor will not have any more extensive right to use the Required Documentation or the Pool 1998 Software than the Scots Licensee has under this Section 4.

(C) The Scots Licensee shall ensure the proper use, supervision, management and control of the Required Documentation and Pool
1998 Software and that the same are properly protected at all times from unauthorised access or use by any person.

(D) The Scots Licensee shall keep the Required Documentation and Pool 1998 Software confidential and shall only authorise access or disclosure to those persons or categories of person for the time being and from time to time listed or referred to in Scots Subsidiary Document 6 and to whom access or disclosure is strictly necessary to enable the Required Documentation or Pool 1998 Software to be used in accordance with this Section 4. The Scots Licensee shall ensure that each such person is aware of the confidential nature of the Required Documentation and Pool 1998 Software and keeps them confidential. This paragraph shall not apply to any part of the Required Documentation and Pool 1998 Software which has entered the public domain other than as a result of any breach of agreement or duty.

(E) The following obligations apply in relation to the use of source code:

(i)  all copies of any source code which is part of the Required
Documentation or Pool 1998 Software will be individually numbered and the existence and location of each such copy shall be notified by the Scots Licensee to the Executive Committee; and

(ii) the Scots Licensee shall notify the Executive Committee of details of each of its employees and those of any Scots Contractor who will have access to the source code and, unless otherwise agreed by the Executive Committee, shall ensure that each such employee will (before access) enter into an individual confidentiality agreement in a form approved by the Executive Committee. The Scots Licensee shall provide the Executive Committee with an original copy of each such agreement and will ensure that, unless otherwise agreed by the Executive Committee, no employee of the Scots Licensee or any Scots Contractor has access to the source code except for those employees whose details have been notified to the Executive Committee and are bound by such agreements.

(F) The Scots Licensee shall immediately bring to the attention of the Executive Committee any infringement or suspected infringement by any third party of any rights in the Required Documentation or the Pool 1998 Software of which it becomes aware and shall, at the Executive Committee's request and against payment of its reasonable costs and expenses, take or join Pool Members in taking such action as they may require for the purpose of protecting such rights.

(G) Pool Members are not obliged under the Scots 1998 Licence to develop, maintain or enhance the Required Documentation or the Pool 1998 Software.

(H) The Scots Licensees agree to grant Pool Members a perpetual, royalty-free, non-exclusive licence to use and exploit the Developed Material mutatis mutandis on the same terms as the Scots Licence (the "Scots Licence-Back") provided that:

(i) the Scots Licensees shall be entitled by notice to the Executive Committee to designate particular parts of the Developed Material as having commercial value where the Scots Licensees decide reasonably and in good faith that a material cost has been incurred in developing the same. In any such case the Scots Licence-Back shall be subject to the agreement between the Scottish Licensees on the one hand and the Other Pool Members on the other hand of a reasonable royalty reflecting an appropriate proportion of such cost (such agreement not to be unreasonably withheld or delayed); and

(ii) the Scots Licensees shall not be obliged to license any part of the Developed Material where the Scots Licensees believe reasonably and in good faith that the same would confer a significant competitive benefit on the Other Pool Members and for that reason should not be licensed to them.

(I) The Scots Licensees shall notify the Executive Committee at least once every six months of all Developed Material that has been produced during the preceding six month period.

4.6 Reporting requirement: The Scots Licensee shall supply the Executive Committee from time to time on request with a statement signed by a director of the Scots Licensee which certifies that the Required Documentation and Pool 1998 Software is being used only in accordance with this Section 4.

4.7  Access: The Scots Licensee shall grant the Executive
Committee or its nominee access upon reasonable prior notice to the Scots Licensee's premises in order to audit the use of the Required Documentation and Pool 1998 Software.

4.8 Indemnity: The Scottish PESs and Scottish Settlements shall jointly and severally indemnify and keep indemnified the Combined Members and each of them on demand against all direct losses, costs, damages, expenses, liabilities and claims suffered or incurred by any of the Combined Members arising out of or in relation to any Scots Licensee's breach of any of its obligations under this Section 4.

4.9 Further licences: Pool Members agree that the Scottish PESs and Scottish Settlements shall be entitled to a licence to use the EAC/AA System and the NHH Data Aggregation System on terms and conditions comparable to those on which a licence to use the same is offered to Public Electricity Suppliers generally.

5.   SCOTTISH REQUIREMENTS AND THE RELEVANT 1998 SYSTEMS

5.1  Change to the Operational Framework: The provisions of
Schedule 22 shall govern any addition to, deletion from or other change to the Operational Framework.

5.2 Change control: Subject to sub-section 5.1, the provisions of Scots Subsidiary Document 3 shall govern the control of a change (which shall include any request by the Scottish PESs or Scottish Settlements for an additional requirement) to the Relevant 1998 Systems insofar as the change concerns a change to the Relevant 1998 Systems requested by the Scottish PESs or Scottish Settlements for the purposes of the Scottish Settlements Project.

5.3 Disputes over change control: If pursuant to any Scots Subsidiary Document this sub-section is stated to apply and the relevant Systems Requirement Request relates to changes in the functionality of the Relevant 1998 Systems then, notwithstanding the provisions of Part III of the Agreement, the determination of the Executive Committee in relation to the matter shall be final, conclusive and binding and there shall be no right of referral to Pool Members in general meeting nor any right of appeal to the Director and each Party expressly, irrevocably and unconditionally waives all such rights of referral and appeal.

5.4 Other changes to the 1998 Programme: Pool Members acknowledge that, in respect of any change to the 1998 Programme required by the Scottish PESs (or, as the case may be, Scottish Settlements) for the purposes of the Scottish Settlements Arrangements which does not fall to be dealt with by sub-section
5.1 or 5.2, the Scottish PESs (or, as the case may be, Scottish Settlements) shall have the right, and shall be obliged, to use the change control procedure established under the 1998 Programme and the costs of any such change and the change control charges shall be borne by the Scottish PESs (or, as the case may be, Scottish Settlements) as if they were charges under sub-section
9.1 or, as the case may be, 9.2.


6.  1998 CONTRACTORS' SERVICES

6.1 Retaining 1998 Contractors:

(A) If the Scottish PESs (or either of them) or Scottish Settlements wish to employ or retain any 1998 Contractor to undertake work or provide services in relation to the Scottish Settlements Project which is or are broadly equivalent to the work or services which any 1998 Contractor is or are performing in relation to the 1998 Programme for the benefit of all Pool Members (including, for the avoidance of doubt, the development of the EAC/AA System), the Scottish PESs or (as the case may be, Scottish Settlements) shall procure that, before they or it enter into a contract or arrangement with such 1998 Contractor for such work or services (the "Scots Contract"), the 1998 Contractor (or, where the 1998 Contractor is a sub-contractor, the principal 1998 Contractor) shall, unless the Executive Committee otherwise resolves upon application made by the Scottish PESs (or, as the case may be, Scottish Settlements), confirm in writing to Pool Members (or a nominee on their behalf) in the terms set out in paragraph 6.1(B).

(B) The terms referred to in paragraph 6.1(A) are that the entry into and performance of the Scats Contract, either in itself or in conjunction with the other contracts and arrangements of the relevant 1998 Contractor (including any contacts or arrangements relating to the 1998 Programme), will not affect adversely the performance of such 1998 Contractor's obligations to Pool Members under its contract or arrangement with them (or their nominee) or cause or otherwise result in such 1998 Contractor being in breach of any of its obligations to Pool Members under its contract or arrangement with them (or their nominee), to the intent that such confirmation shall constitute a legally binding obligation of such 1998 Contractor under such contract or arrangement with Pool Members (or their nominee).

6.2 List of 1998 Contractors: The Executive Committee shall provide the Scottish PESs from time to time with an up-to-date list of all the 1998 Contractors and a summary of the work or services that they have been retained to perform.

6.3 No restriction: Nothing in this Section 6 shall preclude or restrict the Scottish PESs or Scottish Settlements from employing or retaining any person who is not a 1998 Contractor to perform the work or services referred to in sub-section 6.1 or from employing or retaining any person who is a 1998 Contractor to perform work or services in the period after completion of the 1998 Programme.

6.4 Liaison: The Scottish PESs (or, as the case may be, Scottish Settlements) and the Other Pool Members (in each case through their appointed representatives) shall liaise on a regular basis (usually monthly) on the planning and manpower requirements for the work and services referred to in sub-section 6.1.

7.   RELATIONSHIPS

7.1 Expert Groups: The Scottish PESs (or, as the case may be, Scottish Settlements) shall have the right on the terms and subject to the conditions set out in Scats Subsidiary Document 5 to attend meetings of those expert and systems delivery user groups established under the 1998 Programme which are of direct relevance to the Scottish Settlements Project.

7.2  1998 Contractor relationship:

(A) The Scottish PESs and Scottish Settlements shall not contact or communicate directly with, or place any order with or give any instruction to, any 1998 Contractor with respect to any matter concerning the 1998 Programme, the 1998 Systems, the Required Documentation or the Pool 1998 Software but shall address all such communications to the Programme Liaison Officer (in the form, where appropriate, of a Systems Requirement Request) provided that the Scottish PESs and Scottish Settlements shall have the right to contact or communicate directly with (and in the case of (ii) and (iii) below, to place orders with or give instructions to) a 1998 Contractor with respect to any such matter (but subject to Section 4):

(i) in the case and for the purposes of an inspection approved by the Programme Board (or otherwise determined to be made on appeal from the decision of the Programme Board) in accordance with paragraph (C) below:

(ii) in the circumstances and for the purposes described in sub-section 6.1; and

(iii) in the case of a determination of the Executive Committee that, in the reasonable opinion of the Scottish PESs, is unfavourable to the Scottish PESs (or, as the case may be, Scottish Settlements) in a significant respect where, pursuant to sub-section 5.3, the determination of the Executive Committee is final (but then only in relation to those matters which were the subject of that determination and on the terms set out in sub-section 6.1), provided that nothing in this paragraph (A) shall prevent or restrict either of the Scottish PESs or Scottish Settlements from contacting or communicating directly with any 1998 Contractor with respect to work or services required for the production of Developed Material.

(B) The Scottish PESs and Scottish Settlements shall not interfere with the performance by any 1998 Contractor of any of its obligations in connection with the 1998 Programme.

(C) (i) If the Scottish PESs or Scottish Settlements have a material concern that the progress of work on the 1998 Programme is such as to cause the date for completion of the Scottish Settlements Project to be delayed, the Scottish PESs and Scottish Settlements shall have the right to request inspection of work on the 1998 Programme in accordance with paragraphs (C) (ii) and
(iii) below.

(ii) An application for inspection by the Scottish PESs or Scottish Settlements referred to in paragraph (C)(i) shall be made to the Programme Board with reasons in support and details of the form of inspection required (it being understood that any such inspection will normally be conducted under the supervision of the Programme Board). The Programme Board will give due consideration to any such application and will notify the Scottish PESs (or, as the case may be, Scottish Settlements) of its determination whether the case for such an inspection has been made and, if a case for an inspection has been made, the form that such inspection is to take.

(iii) If the Programme Board determines that a case for an inspection has been made, Pool Members shall use all reasonable endeavours to facilitate the carrying out of such inspection in accordance with the determination of the Programme Board.

(iv) If the Programme Board determines that a case for an inspection has not been made, the Scottish PESs in their capacity as Pool Members shall have the right to refer the matter to the Executive Committee for determination and to appeal such determination pursuant to the terms of this Agreement.


(D) The Pool Members shall arrange for the Scottish PESs (or, as the case may be, Scottish Settlements) to receive copies of each 1998 Contractor's periodic progress reports to the Programme Board or the 1998 Programme project boards on matters concerning the 1998 Programme after deletion of any information in or accompanying any such report which is reasonably considered by those administering the 1998 Programme to be commercially sensitive .

(E) The Scottish PESs (or, as the case may be, Scottish Settlements) shall be entitled at their own cost and expense to attend and witness acceptance testing of the ISRA System and to receive copies of the related test logs as may be reasonably required by the Scottish PESs (or, as the case may be, Scottish Settlements).

8.   NO REPRESENTATION OR LIABILITY

8.1 No representation or warranty: With the exception of the confirmations given by the Pool Members in sub-section 4.2(B), none of the Combined Members makes or gives any representation or warranty as to the suitability or fitness of the Required Documentation or the Pool 1998 Software for any particular purpose and all conditions, warranties and representations whether express or implied as to the Required Documentation or the Pool 1998 Software (including as to its quality, fitness, operation or use) are excluded to the fullest extent permitted by law.

8.2 No reliance: Each of the Scottish PESs (for itself and on behalf of Scottish Settlements) hereby acknowledges that it has not been induced to enter into the arrangements set out in this Schedule and the Scots Subsidiary Documents by, nor has it placed reliance on any prior representation or statement (whether oral or in writing) made by, any of the Combined Members or the 1998 Contractors.

8.3 Exclusion of certain types of loss: Each of the Scottish PESs (for itself and on behalf of Scottish Settlements) hereby acknowledges and agrees that, save as provided in sub-section 8.4, in no circumstances will any of the Combined Members be liable to either of the Scottish PESs or Scottish Settlements under this Schedule or the Scots Subsidiary Documents in contract, tort (including negligence or breach of statutory duty) or otherwise for loss (whether direct or indirect) of profit, loss of revenue, loss of use, loss of contract or loss of goodwill or for any indirect or consequential loss or damage whatsoever.

8.4 No exclusion for death or personal injury: Nothing in this Schedule shall exclude liability for death or personal injury resulting from the negligence of a Party or any of its officers, employees or agents.


8.5 Reasonableness of exclusion: Each of the Scottish PESs (for itself and on behalf of Scottish Settlements) acknowledges that it is aware of and understands the provisions in relation to liability set out in this Section and in particular that, given the level of charges made for the provision and use of the Required Documentation and Pool 1998 Software, it is reasonable for the Combined Members to exclude their liability as provided for in this Section.

9.   PAYMENTS

9.1 Charges: The Scottish PESs and Scottish Settlements shall be jointly and severally liable to pay to the Other Pool Members in accordance with sub-section 9.3:

(A) in respect of the provision of the Required Documentation identified within Part A of Subsidiary Document 1, pounds 200,000;

(B)  in respect of the grant of the Scots 1998 Licence, pounds 1
(receipt of which is hereby acknowledged);

(C) (without prejudice to paragraph 4.5(H)), in respect of any maintenance, development or enhancement of the materials which are the subject of the Scots 1998 Licence, such amount (if any) as may be agreed from time to time by the Scottish PESs with the Executive Committee; and

(D) against presentation of invoices or such other types of supporting evidence as Pool Members generally receive in respect of Pool costs: -

(i) the agreed costs (including legal costs and expenses) of the working group in preparing and negotiating this Schedule;

(ii) all other costs incurred in relation to the 1998 Programme in establishing and operating the arrangements set out or referred to in this Schedule or the Scots Subsidiary Documents which would not otherwise have been incurred by them including, without prejudice to the generality of the foregoing, the costs of any additional staffing for the 1998 Programme and the costs of the Programme Liaison Officer and the Responsible Officers; and

(iii) the costs of giving effect to any change to (which shall include any additional requirement for) the Relevant 1998
Systems requested by the Scottish PESs or Scottish Settlements.


9.2 Change control charges: Without prejudice to paragraph
9.1(D):

(A) the Scottish PESs and Scottish Settlements shall be jointly and severally liable to pay all sums incurred in the preparation of a Systems Requirement Request.

(B) the Scottish PESs and Scottish Settlements shall be jointly and severally liable to reimburse the Other Pool Members all sums payable to the relevant 1998 Contractor in respect of the preparation of any Analysis and all sums incurred in the preparation of a Systems Requirement Response.

9.3 Due date for payment: Scottish PESs shall pay all sums payable under sub-sections 9.1 and 9.2 within 30 days of receiving an invoice for the same from the Other Pool Members or from EPFAL or another nominated agent on their behalf (the "Scats
Due Date").

9.4 Charges exclusive of VAT: All sums payable under sub-sections 9.1 and 9.2 are exclusive of Value Added Tax which shall be paid by the Scottish PESs (or, as the case may be, Scottish Settlements) at the rate and in the manner prescribed by law from time to time.

9.5 Default Interest: If the Scottish PESs (or, as the case may be, Scottish Settlements) fail to make payment of any sum payable under sub section 9.1 or 9.2 by the Scats Due Date therefor, interest shall accrue on the unpaid amount from the Scats Due Date to (and including) the date of payment, at the rate (as well after as before any judgement) of four per cent. above the Pool Banker's base lending rate from time to time.

                           SIGNATORIES

THE GENERATORS

Anglian Power Generators Limited

Address:       Kings Lynn Power Station, Willows Business Park,
               Saddlebow, Kings Lynn, Norfolk PE34 3RD
Facsimile no:  01733 894164
Attention:     W. Burrough

By:

Barking Power Limited

Address:      Barking Power Station, Chequers Lane, Dagenham, Essex
              RM9 6PF
Facsimile no: 0181 984 5174
Attention:    Dr S.J. Mancey

By:

British Nuclear Fuels plc

Address:      F13, Sellafield, Seascale, Cumbria CA20 1PG
Facsimile no: 019467 27132
Attention:    P.L. O'Neill, Business Manager, Electricity Generation

By:

CeltPower Limited

Address:      Plas Yn Dre Broad Street, Newtown, Powys SY16 2NA
Facsimile no: 01686 629887
Attention:    J. Matthew

By:

Citigen (London) Limited

Address:      47-53 Charterhouse Street, London EC1M 6HA
Facsimile no: 0171 253 9319
Attention:    I. Obi

By:

Corby Power Limited

Address:      Mitchell Road, Phoenix Parkway, Corby, Northamptonshire
              NN17 5QT
Facsimile no: 01536 402619
Attention:    General Manager

By:

Derwent Cogeneration Limited

Address:      P.O. Box 5, Spondon, Derby DE21 7BP
Facsimile no: 01332 669829
Attention:    J. Unwin

By:

Eastern Merchant Generation Limited

Address:      Wherstead Park, Wherstead, Ipswich, Suffolk IP9 2AQ
Facsimile no: 01473 552966
Attention:    Coral Woodard

By:

Electricite de France, Service National

Address:      EDF Production Transport, Department Relations avec
              l'Etranger,
              Echanges d'Energie, 2 Rue Louis Murat, 5eme etage,
              75384, Paris Cedex 08
Facsimile no: (00 331) 40 42 63 41
Attention:    P. Gaillet

(copy to: Associated Electricity Supplies Limited

Address:      53 St George's Road, Wimbledon, London SW19 4EA
Facsimile no: 0181 944 0750
Attention:    P. Clubb)

By:

Elm Energy & Recycling (UK) Limited

Address:      Elm Energy House, Ettingshall Road, Wolverhampton, West
              Midlands WV2 2LA
Facsimile no: 01902 408517
Attention:    M.D. Wyckoff

By:


Fellside Heat and Power Limited

Address:      Fellside Lodge, Seascale, Cumbria CA20 1PG
Facsimile no: 01946 721130
Attention:    J.A. Bartlett

By:

Fibrogen Limited

Address:      Astley House, 33 Notting Hill Gate, London W 11 3JQ
Facsimile no: 0171 221 8671
Attention:    A. Macdonald

By:

Fibropower Limited

Address:      Astley House, 33 Notting Hill Gate, London W11 3JQ
Facsimile no: 0171 221 8671
Attention:    A. Macdonald

By:

First Hydro Company

Address:      Bala House, Lakeside Business Village, St. Davids Park,
              Deeside, Clwyd
              CH5 3XJ
Facsimile no: 01244 520697
Attention:    B. Stalker

By:

Humber Power Limited

Address:      South Humber Bank Power Station, South Marsh Road,
              Stallingborough N.E. Lincs. DN37 8BZ
Facsimile no: 01469 573030
Attention:    P. Evans

By:


Independent Energy UK Limited

Address:      St John's Court, 70 St John's Close, Knowle, Solihull,
              West Midlands B93
              ONN
Facsimile no: 01564 770010
Attention:    J. Sulley

By:

Indian Queens Power Limited

Address:      1 Northumberland Avenue, Trafalgar Square, London WC2N
              5BW
Facsimile no: 0171 872 5539
Attention:    G. Long

Keadby Generation Limited

Address:      P.O. Box 89, Keadby, Scunthorpe, North Lincolnshire DN17
              3AZ
Facsimile no: 01724 784270
Attention:    Dr. C.K. Stanley

By:

Lakeland Power Limited

Address:      Roosecote Power Station, Roosecote Marsh,
              Barrow-in-Furness, Cumbria
              LA13 0PQ
Facsimile no: 01229 870919
Attention:    Jackie Mahon

By:

Magnox Electric plc

Address:      Berkeley Centre, Berkeley, Gloucestershire GL13 9PB
Facsimile no: 01453 810451
Attention:    Company Secretary

By:

Medway Power Limited

Address:      Medway Power Station, Isle of Grain, Rochester, Kent ME3
              0AG
Facsimile no: 01634 271666
Attention:    J. McLaren

By:


Midlands Power (UK) Limited

Address:      Headquarters, Mucklow Hill, Halesowen, West Midlands
Facsimile no: 0121423 0261
Attention:    Company Secretary

By:

National Power plc

Address:      Windmill Hill Business Park, Whitehill Way, Swindon,
              Wiltshire
              SN5 6PB
Facsimile no: 01793 893061
Attention:    M. Bowden

By:

Nuclear Electric Limited

Address:      Barnett Way, Barnwood, Gloucester GL4 3RS
Facsimile no: 01452 653375
Attention:    Company Secretary

By:

Peterborough Power Limited

Address:      Storeys Bar Road, Peterborough PE1 5NT
Facsimile no: 01733 894622
Attention:    W. Burrough

By:

PowerGen plc

Address:      Westwood Way, Westwood Business Park, Coventry CV4 8LG
Facsimile no: 01203 425366
Attention:    S. Skillings

By:


Regional Power Generators Limited

Address:      Glanford Brigg Generating Station, Scawby Brook, Brigg,
              South Humberside DN70 9LT
Facsimile no: 01482 495916
Attention:    P. Knight

By:

Scottish Hydro-Electric plc

Address:      Inveralmond House, 200 Dunkeld Road, Perth PHI 3AQ
Facsimile no: 01738 456190
Attention:    R. Hackland

By:

Scottish Power plc

Address:      Strathkelvin House, Kirkintilloch, Glasgow G66 1RN
Facsimile no: 0141636 4706
Attention:    B.J.H. Paget

By:

Slough Energy Supplies Limited

Address:      342 Edinburgh Avenue, Slough SL1 4TU
Facsimile no: 01753 790038
Attention:    P.N. Jackson

By:

Teesside Power Limited

Address:      Four Millbank, London SW1P SET
Facsimile no: 0171316 5322
Attention:    D. Lewis

By:

Winterton Power Limited

Address:      800 Park Avenue, Aztec West, Bristol BS12 4SE
Facsimile no: 01454 616675
Attention:    T. Masood

By:


THE SUPPLIERS

British Gas Trading Ltd

Address:      1st Floor, 31 The Causeway, Staines, Middlesex TW18 3BL
Facsimile no: 01784 645453
Attention:    T. Brookshaw

By:

British Nuclear Fuels plc

Address:      F13, Sellafield, Seascale, Cumbria CA20 1PG
Facsimile no: 019467 27132
Attention:    P.L. O'Neill, Business Manager, Electricity Generation

By:

Candecca Resources Limited

Address:      Welton Gathering Centre, Barfield Lane, off Wragby Road,
              Sudbrooke, Lincoln LN2 2QU
Facsimile no: 01522 754255
Attention:    D. Wood

By:

Citigen (London) Limited

Address:      47-53 Charterhouse Street, London EC1M 6HA
Facsimile no: 0171 253 9319
Attention:    I. Obi

By:

Crosfield Limited

Address:      Bank Quay, PO Box 26, Warrington, Cheshire WA5 IAB
Facsimile no: 01925 59828
Attention:    K. Sowley

By:


Eastern Electricity plc

Address:      Wherstead Park, PO Box 40, Wherstead, Ipswich, Suffolk
              IP9 2AQ
Facsimile no: 01473 554393
Attention:    J. Whelan

By:

East Midlands Electricity plc

Address:      398 Coppice Road, PO Box 4, North PDO Arnold, Nottingham
              NG5 7HX
Facsimile no: 01159 358190
Attention:    A. Musto

By:

Electricite de France, Service National

Address:      EDF Production Transport, Department Relations avec
              l'Etranger,
              Echanges d'Energie, 2 Rue Louis Murat, 5eme etage,
              75384, Paris,
              Cedex 08
Facsimile no: (010 331) 40 42 6341
Attention:    P. Gaillet

(copy to: Associated Electricity Supplies Limited

Address:      53 St. George's Road, Wimbledon, London SW19 4EA
Facsimile no: 0181 944 0750
Attention:    P. Clubb)

By:

Energy Supply Contracts Limited

Address:      The Havens, Ransomes Europak, Ipswich, Suffolk IP3 9SJ
Facsimile no: 01473 273871
Attention:    E.C. Cumberland

By:

Enron Capital and Trade Resources

Address:      Four Millbank, London SW1P 3ET
Facsimile no: 0171873 0140
Attention:    D. Gosling

By:


Impkemix Energy Limited

Address:      PO Box 90, Wilton Centre, Middlesborough, Cleveland TS90
              8JE
Facsimile no: 01642 437838
Attention:    K.J. Green

By:

Independent Energy UK Limited

Address:      St. John's Court, St. John's Close, Knowle, West
              Midlands B93 ONN
Facsimile no: 01564 770010
Attention:    J. Sulley

By:

London Electricity plc

By:

Address:      Templar House, 81-87 High Holborn, London WClV 6NU
Facsimile no: 0171 430 2903
Attention:    M. Holmes

Magnox Electric plc

Address:      Berkeley Centre, Berkeley, Gloucestershire GL13 9PB
Facsimile no: 01453 810451
Attention:    Company Secretary

By:

Manweb plc

Address:       Manweb House, Kingsfield Court, Chester Business Park,
               Chester CH4 9QH
Facsimile no:  0141568 3393
Attention:     P. Brown, Energy Supply, Cathcart Business Park, Spean
               Street, Glasgow G44 4BE

By:


Midlands Electricity plc

Address:      Mucklow Hill, Halesowen, West Midlands B62 8BP
Facsimile no: 0121423 2777
Attention:    R. Murray

By:

National Power plc

Address:      Windmill Hill Business Park, Whitehill Way, Swindon,
              Wiltshire SN5 6PB
Facsimile no: 01793 893061
Attention:    G. Brown

By:

Norsk Hydro (UK) Limited

Address:      Bridge House, 69 London Road, Twickenham, Middlesex TW1
              3RH
Facsimile no: 0181892 1686
Attention:    J. Hamilton

By:

Northern Electric plc

Address:       Carliol House, Market Street, Newcastle upon Tyne NE1
               6NE
Facsimile no:  0191 235 2295
Attention:     M. Chandler

By:

NORWEB plc

Address:       Talbot Road, Manchester M 16 0HQ
Facsimile no:  0161 875 7089
Attention:     K. Lee

By:

Nuclear Electric Limited

Address:      Barnett Way, Barnwood, Gloucester GL4 3RS
Facsimile no: 01452 653375
Attention:    Company Secretary

By:


PowerGen plc

Address:      Westwood Way, Westwood Business Park, Coventry CV4 8LG
Facsimile no: 01203 425366
Attention:    S. Skillings

By:

Scottish Hydro-Electric plc

Address:      Inveralmond House, 200 Dunkeld Road, Perth PH1 3AQ
Facsimile no: 01738 456190
Attention:    R. Hackland

By:

Scottish Power plc

Address:      Strathkelvin House, Kirkintilloch, Glasgow G66 1RN
Facsimile no: 0141 636 4706
Attention:    B.J.H. Paget

By:

SEEBOARD plc

Address:      PO Box 639, 329 Portland Road, Hove, East Sussex BN3 3SY
Facsimile no: 01273 428404
Attention:    R.A. Page

By:

Shell Power Limited

Address:      Rowlands Way, Withenshawe, Manchester M22 5SB
Facsimile no: 0161 499 8387
Attention:    John Tucker

By:

Slough Energy Supplies Limited

Address:      342 Edinburgh Avenue, Slough SL1 4TU
Facsimile no: 01753 790038
Attention:    P.N. Jackson

By:

Southern Electric plc

Address:      Westacott Way, Littlewick Green, Maidenhead, Berkshire
              SL6 3QB
Facsimile no: 01628 584410
Attention:    J. Sykes

By:

South Wales Electricity plc

Address:      Newport Road, St. Mellons, Cardiff CF3 9XW
Facsimile no: 01222 790971
Attention:    M. Mackey

By:

South Western Electricity plc

Address:      800 Park Avenue, Aztec West, Almondsbury, Bristol BS12
              4SE
Facsimile no: 01454 616675
Attention:    D.G. Harris

By:

The Renewable Energy Company Limited

Address:      Stroud House, Russell Street, Stroud, Glos GL5 3AN
Facsimile no: 01453 756222
Attention:    M. Alder

By:

UK Electric Power Limited

Address:       Overdale, Synchant Pass Road, Conwy, Gwynedd LL32 8RE
Facsimile no:  01492 592077
Attention:     N.Bryson

By:

UML Limited

Address:       PO Box 115, Port Sunlight, Wirral, Merseyside L62 4ZL
Facsimile no:  0151 643 6299
Attention:     A.R. Stubbs

By:


Yorkshire Electricity Group plc

Address:      Wetherby Road, Scarcroft, Leeds LS14 3HS
Facsimile no: 01132 895926
Attention:    Company Secretary

By:



THE OTHER PARTIES

Accord Energy Ltd

Address:      Heron House, 322 High Holborn, London WC1V 7PW
Facsimile no: 0171 269 4010
Attention:    B. King

By:

AES Barry Limited

Address:      Sully Moors Road, Sully, S. Glamorgan CF64 5YU
Facsimile no: 01446 722587
Attention:    P. Norgeot

By:

Alcan Aluminium UK Limited

Address:      Lynemouth Power Station, Ashington, Northumberland NE63
              9YH
Facsimile no: 01670 393970
Attention:    W.E. Jones

By:

British Gas plc

Address:      17 London Road, Staines, Middlesex TW18 4AE
Facsimile no: 01784 645453
Attention:    D. Meachem

By:


Cabah Energy Limited

Address:      c/o ABB ForStar Developments Limited, Tilford House,
              Farnham
              Business Park, Weydon Lane, Farnham, Surrey GU9 8QT
Facsimile no: 01252 732110
Attention:    Paul Abbott

By:

Eastern Generation Services Limited

Address:      Wherstead Park, Wherstead, Ipswich, Suffolk IP9 2AQ
Facsimile no: 01473 601036
Attention:    Ms. C. Woodard

By:

Enfield Energy Centre Limited

Address:      Concorde House, Concorde Way, Stockton on Tees,
              Cleveland TS18 3RB
Facsimile no: 01642 678123
Attention:    K. Clarke

By:

Fibrowatt Thetford Limited

Address:      Astley House, 33 Notting Hill Gate, London W11 3JQ
Facsimile no: 0171 221 8671
Attention:    Rupert Fraser

By:

Hydra Electric Energy Limited

Address:       c/o Scottish Hydra Electric PLC, Inveralmond House, 200
               Dunkeld Road, Perth PH1 3AQ
Facsimile no:  01738 455281
Attention:     Company Secretary

By:


Keadby Power Limited

Address:      P.O. Box 89, Keadby, Scunthorpe, North Lincolnshire DN17
              3AZ
Facsimile no: 01724 784270
Attention:    Dr. C.K. Stanley

By:

Kingsnorth Power Limited

Address:      c/o Budd Martin & Co, Industria House, Red Houses, St.
              Brelade, Jersey JE3 8LD
Facsimile no: 01534 44777
Attention:    R. Martin

By:

Meter Operators Limited

Address:      Ryden Lane, Charton, Nr. Pershore, Worscester WR10 3LQ
Facsimile no: 01386 861113
Attention:    R. Edmed

By:

Pentex (East Midlands) Limited

Address:      Union Buildings, 15 Union Street, Aberdeen AB1 2BU
Facsimile no: 01244 211444
Attention:    H. Jamieson

By:

Rocksavage Power Company Limited

Address:      20 St. James's Street, London SW1A lES
Facsimile no: 0171839 0905
Attention:    G. Grant

By:

Seabank Power Limited

Address:      Severn Road, Hallen, Bristol BS10 7SP
Facsimile no: 0117 982 0351
Attention:    J.P. Baldry, General Manager

By:


Spalding Energy Company Limited

Address:      20 St. James's Street, London SW1A lES
Facsimile no: 0171 839 0905
Attention:    G. Grant

THE METER OPERATOR PARTIES WHO ARE NOT PARTIES

Control Devices and Systems Limited

Address:       HO. Box 56, 101 Mill Lane, Newbury, Berkshire RG14 5RE
Telex no:      849811
Facsimile no:  01635 528224
Attention:     J.W. Dowse

By:

Datum Solutions Limited

Address:      Littlebrook Business Centre, Littlebrook Manor Way,
              Dartford, Kent DA1
              5PS
Facsimile no: 01322 295178
Attention:    G. Babbs

By:

DrakMarn O&M Ltd

Address:      Westwood Way, Westwood Business Park, Coventry CV4 8LG
Facsimile no: 01203 425431
Contact:      Company Secretary

By:

E. Squared Limited

Address:      52-54 Southwark Street, London SE1 1UN
Facsimile no: 0171378 0012
Attention:    Graham Nicholls

By:


Northern Energy Services Limited

Address:      208 Askern Road, Bentley, Doncaster DN5 OEU
Facsimile no: 01302 820790
Attention:    W. Tuczemzkyi

By:

PowerMet Limited

Address:      13 Wimpole Street, London W1M 7AB
Facsimile no: 0171 493 7151
Attention:    M. Rugman

By:

Schlumberger Industries Limited

Address:      Langer Road, Felixstowe, Suffolk IP11 8ER
Facsimile no: 01394 276030
Attention:    M. Jones, Marketing Manager

By:

Stanor National Contracts

Address:      71A Mafeking Avenue, Brentford, Middlesex TW8 0NL
Facsimile no: 0181560 4651
Attention:    A. Yardley

By:

The Challenge Group

Address:      22 Tally Road, Oxted, Surrey RH8 0TG
Facsimile no: 01883 730543
Attention:    J. Glover

By:


EXTERNAL POOL MEMBERS

British Nuclear Fuels plc

Address:      F13, Sellafield, Seascale, Cumbria CA20 1PG
Facsimile no: 019467 27132
Attention:    P.L. O'Neil, Business Manager, Electricity Generation

By:

Electricite de France, Service National

Address:      EDF Production Transport, Departement Relations avec
              l'Etranger,
              Echanges d'Energie, 2 Rue Louis Murat, 5eme etage, 75384
              Paris,
              Cedex 08
Telex no:     280098 FRANCE
Facsimile no: (00 331) 40 42 63 41
Attention:    P. Gaillet

(copy to:Associated Electricity Supplies Limited

Address:       53 St. George's Road, Wimbledon, London SW19 4EA
Facsimile no:  0181 944 0750
Attention:     P. Clubb)

By:

Scottish Hydro-Electric plc

Address:      Inveralmond House, 200 Dunkeld Road, Perth PH1 3AQ
Facsimile no: 01738 456190
Attention:    R. Hackland

By:

Scottish Power plc

Address:      Strathkelvin House, Kirkintilloch, Glasgow G66 1RN
Facsimile no: 0141636 4706
Attention:    B.J.H. Paget

By:


SETTLEMENT SYSTEM ADMINISTRATOR

Energy Settlements and Information Services Limited

Address:      Fairham House, Green Lane, Clifton, Nottingham NG11 9LN
Facsimile no: 0115 945 6728
Attention:    G.K. James, General Manager

By:

POOL FUNDS ADMINISTRATOR

Energy Pool Funds Administration Limited

Address:       3rd Floor, 185 Park Street, London SE1 9DY
Facsimile no:  01203 423558
Attention:     A. Marks, Director (National Grid House, 2nd Floor,
               Kirby Corner Road, Coventry CV4 8JY)

By:

GRID OPERATOR

EXECUTED AS A DEED by         )
The National Grid             )
Company plc by the            )
affixing of its               )
common seal in the            )
presence of:                  )



MEMBER OF BOARD SEALING COMMITTEE
Authorised Signatory

Address:       National Grid House, Kirby Corner Road, Coventry CV4 8JY
Telex no:
Facsimile no:  01203 423577
Attention:     Company Secretary (copy to: J. Irgin, c/o A.G. Ferens,
               The National Grid Company plc, St. Catherine's Lodge,
               Bearwood Road,
               Sindlesham, Nr. Wokingham, Berkshire RG11 5BN)


ANCILLARY SERVICES PROVIDER

EXECUTED AS A DEED by )
The National Grid  )
Company plc by the )
affixing of its    )
common seal in the )
presence of:-      )

MEMBER OF BOARD SEALING COMMITTEE
Authorised Signatory

Address:      National Grid House, Kirby Corner Road, Coventry CV4 8JY
Telex no:     25815
Facsimile no: 01203 423577
Attention:    Company Secretary (copy to Mr. Carlton)

EXTERNALLY INTERCONNECTED PARTIES

Scottish Power plc

Address:       Strathkelvin House, Kirkintilloch, Glasgow G66 1RN
Telex No:
Facsimile No:  0141636 4706
Attention:     B.J.H. Paget

By:

Electricite de France, Service National

Address:      EDF Department Transport, Departement Relations avec
              l'Etranger,
              Echanges d'Energie, 2 Rue Louis Murat, 5eme etage, 75384
              Paris, Cedex
              08
Telex no:     280098 FRANCE
Facsimile no: (00 331) 40 42 63 41
Attention:    P. Gaillet

(copy to:Associated Electricity Supplies Limited

Address:       53 St. George's Road, Wimbledon, London SW19 4EA
Telex no:
Facsimile no:  0181 944 0750
Attention:     P. Clubb)

By: